Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-265158

Prospectus Supplement to Prospectus dated May 23, 2022

Barclays Bank PLC

Rescission Offer

We, Barclays Bank PLC (the “Issuer,” “Barclays Bank” or “BBPLC”), are offering, under the terms and conditions described in this prospectus supplement, to rescind (the “Rescission Offer”) the previous purchase of certain securities listed and described in Appendix A (the “Subject Securities”) by certain purchasers who acquired Subject Securities in a distribution from the Issuer through an underwriter or other distributor in certain transactions falling on or after the date on which the Subject Securities were first offered to the public, but prior to and excluding the date of this prospectus supplement (the “Relevant Period”). For the avoidance of doubt, in the case of Subject Securities that are exchange traded notes (“ETNs”), only those specific issuances of ETNs set out in Part II of Appendix A, and not the entire series of those ETNs, constitute Subject Securities.

The Subject Securities offered and sold by the Issuer during the Relevant Period exceeded the maximum aggregate offering price of securities registered with the U.S. Securities and Exchange Commission (the “SEC”) by the Issuer on its registration statement on Form F-3 (File No. 333-232144) declared effective on August 1, 2019 (the “2019 F-3”) and a prior registration statement on Form F-3, which was automatically effective on July 18, 2016 (File No. 333-212571) and subsequently amended by a post-effective amendment declared effective on March 30, 2018 (the “2018 F-3”). As such, these offers and sales of the Subject Securities were not made in compliance with the Securities Act of 1933, as amended (the “Securities Act”), giving rise to rights of rescission for certain purchasers of the Subject Securities. As a result, the Issuer has elected to make this Rescission Offer to those purchasers (each such purchaser, an “Eligible Investor”). The eligibility requirements for purchasers to take part in the Rescission Offer are described in this prospectus supplement in the section entitled “The Rescission Offer” beginning on page S-25.

If you are an Eligible Investor, and accept the Rescission Offer, you will receive the following:

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In the case of Eligible Current Investors who have continued to hold a Subject Security: upon your tender of such Subject Security to us, an amount equal to the purchase price you paid for such Subject Security, plus interest from the first day of the month following the date of purchase to, and including, the last day of the month preceding the date that payment is made by us, less the amount of any interest, coupon payments, principal or other income received on such Subject Security. For the definition of Eligible Current Investors, see “The Rescission Offer—Terms of the Rescission Offer—Eligibility Requirements” of this prospectus supplement.

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In the case of Eligible Former Investors who have sold a Subject Security, or had a Subject Security redeemed or that matured, at a loss: an amount equal to the excess, if any, of the amount you paid for such Subject Security over the proceeds from the subsequent sale, redemption or maturity of such Subject Security, plus interest (1) on the amount you originally paid for the Subject Security from the first day of the month following the date of purchase to, and including, the last day of the month preceding the date of sale, redemption or maturity and (2) on the loss realized from the sale, redemption or maturity of the Subject Security from the first day of the month following the date of sale, redemption or maturity to, and including, the last day of the month preceding the date that payment is made by us, less the amount of any interest, coupon payments, principal or other income received on such Subject Security. For the definition of Eligible Former Investors, see “The Rescission Offer—Terms of the Rescission Offer—Eligibility Requirements” of this prospectus supplement.

For further information on relevant Subject Securities, see Appendix A.

IF YOU ACCEPT THE RESCISSION OFFER, YOU WILL NOT BE PAID ANY OTHER AMOUNTS ON YOUR SUBJECT SECURITIES OTHER THAN AS SET OUT ABOVE.

The Subject Securities have now been registered by means of the registration statement on Form F-3 of which this prospectus supplement and the accompanying prospectus form a part. Accordingly, whether or not you accept this Rescission Offer, the Subject Securities are now properly registered under the Securities Act effective as of the date of this prospectus supplement.

The Subject Securities are currently unrestricted securities, meaning that they are not “restricted securities” within the meaning of Rule 144 under the Securities Act, and are freely tradeable (other than by us or any of our affiliates). If you do not accept this Rescission Offer, your Subject Securities will be deemed to have been offered and sold under an effective registration statement and will remain unrestricted securities.

The Rescission Offer will expire at 5.00 p.m., Eastern Daylight Time, on September 12, 2022 (the “Expiration Date”), which is 30 business days from the date of this prospectus supplement (including the date of this prospectus supplement and the Expiration Date).

If you are an Initial Investor in Structured Notes (as defined below), you may elect to accept the Rescission Offer by instructing your broker or bank through which your Subject Securities are held to tender them for you as set forth in this prospectus supplement. If you are an Eligible Current Investor who is not an Initial Investor in Structured Notes or an Eligible Former Investor, you may elect to accept the Rescission Offer by submitting an acceptance form to us on or before the Expiration Date as set forth in this prospectus supplement. See “The Rescission Offer—Acceptance or Rejection of the Rescission Offer—How to accept the Rescission Offer”. You do not need to take any action to reject the Rescission Offer. If you fail to validly accept the Rescission Offer by the deadline on the Expiration Date, you will be deemed by us to have rejected the Rescission Offer. Acceptance or rejection of the Rescission Offer may prevent you from maintaining any action against us based on a claim that we failed to register the Subject Securities. In any event, any such action may be barred by applicable statutes of limitations or repose. See “Risk Factors—Your right of rescission under federal and state law may not survive if you affirmatively reject or fail to accept the Rescission Offer.”

If you have questions or require additional information about the Rescission Offer, you may contact the broker, bank or other institution where you purchased your relevant Subject Security. In addition, if you are an Eligible Former Investor or an Eligible Current Investor that is not an Initial Investor in Structured Notes, information regarding how to obtain technical support in relation to the submission of your Rescission Offer acceptance or withdrawal form and supporting evidence of eligibility will be available through the Rescission Offer on-line portal (which can be accessed at https://claimsportal.barclays.atom-applications.com/, the “Rescission Offer On-line Portal”).

Investing in the Subject Securities involves risks. We encourage you to read and carefully consider this prospectus supplement in its entirety, in particular the risk factors beginning on page S-16 of this prospectus supplement, the risk factors discussed in the accompanying prospectus and the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of the factors you should carefully consider before deciding whether to accept or reject the Rescission Offer or invest in Subject Securities.

Neither the U.S. Securities and Exchange Commission nor any U.S. state securities commission has approved or disapproved of the Subject Securities or determined upon the adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Unless otherwise defined in this prospectus supplement, words and expressions that are defined in the accompanying prospectus shall have the same meanings in this prospectus supplement unless the context otherwise requires.

We have not retained an underwriter in connection with this Rescission Offer.

Prospectus Supplement dated August 1, 2022

PROSPECTUS SUPPLEMENT

PROSPECTUS

FORWARD-LOOKING STATEMENTS

This prospectus supplement and certain documents incorporated by reference herein contain certain forward-looking statements within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act, with respect to the Group and Barclays Bank (as defined below). We caution readers that no forward-looking statement is a guarantee of future performance and that actual results or other financial condition or performance measures could differ materially from those contained in the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements sometimes use words such as “may,” “will,” “seek,” “continue,” “aim,” “anticipate,” “target,” “projected,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” “achieve” or other words of similar meaning. Examples of forward-looking statements include, among others, statements or guidance regarding or relating to the Group’s and Barclays Bank’s future financial position, income levels, assets and liabilities, impairment charges, provisions, capital, leverage and other regulatory ratios, capital distributions (including dividend pay-out ratios and expected payment strategies), projected levels of growth in banking and financial markets, projected expenditures, costs or savings, any commitments and targets (including, without limitation, environmental, social and governance (“ESG”) commitments and targets), business strategy, plans and objectives for future operations, group structure, International Financial Reporting Standards (“IFRS”) impacts and other statements that are not historical or current facts. By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements speak only as at the date on which they are made. Forward-looking statements may be affected by a number of factors, including, without limitation: changes in legislation, regulation and the interpretation thereof; the development of IFRS and other accounting standards, including evolving practices with regard to the interpretation and application of accounting standards; emerging and developing ESG reporting standards; the outcome of current and future legal proceedings and regulatory investigations and any related impact on provisions; the policies and actions of governmental and regulatory authorities; the Group’s and Barclays Bank’s ability along with governments and other stakeholders to measure, manage and mitigate the impacts of climate change effectively; environmental, social and geopolitical risks and incidents or similar events beyond the Group’s control; and the impact of competition. In addition, factors including (but not limited to) the following may have an effect: capital, leverage and other regulatory rules applicable to past, current and future periods; United Kingdom (“U.K.”), United States (“U.S.”), Eurozone and global macroeconomic and business conditions; volatility in credit and capital markets; market related risks such as changes in interest rates and foreign exchange rates; changes in valuation of credit market exposures; changes in valuation of issued securities; changes in credit ratings of any entity within the Group, including Barclays Bank, or any securities issued by such entities; changes in counterparty risk; changes in consumer behavior, the direct and indirect consequences of the Russia-Ukraine War on European and global macroeconomic conditions, political stability and financial markets; direct and indirect impacts of the coronavirus pandemic; instability as a result of the U.K.’s exit from the European Union (“EU”), the effects of the EU-U.K. Trade and Cooperation Agreement and the disruption that may subsequently result in the U.K. and globally; the risk of cyber-attacks, information or security breaches or technology failures on the Group’s and Barclays Bank’s reputation, business or operations; the Group’s ability to access funding; and the success of acquisitions, disposals and other strategic transactions. A number of these influences and factors are beyond the Group’s and Barclays Bank’s control. As a result, the Group’s and Barclays Bank’s actual financial position, future results, capital distributions, capital, leverage or other regulatory ratios or other financial and non-financial metrics or performance measures or ability to meet commitments and targets may differ materially from the statements or guidance set forth in the Group’s and Barclays Bank’s forward-looking statements. The list above is not exhaustive and there are other risks and factors that may cause the Barclays Bank Group’s actual results, future financial condition and performance to differ materially from the forward-looking statements contained in this prospectus supplement and the documents incorporated by reference herein. You are also advised to read carefully the risk factors set out in the section entitled “Risk Factors” in this prospectus supplement and in our filings with the U.S. Securities Exchange Commission (“SEC”), including, without limitation, in our Annual Report on Form 20-F for the financial year ended December 31, 2021, as amended (File No.  001-10257) (the “2021 Form 20-F”) and our Interim Results Announcement for the six months ended June  30, 2022, filed on Form 6-K (File No. 001-10257; Film No. 221113487) (the “H1 2022 6-K”), which are available on the SEC’s website at http://www.sec.gov for a discussion of certain factors that should be considered when deciding what action to take in relation to the Subject Securities.

Subject to our obligations under the applicable laws and regulations of any relevant jurisdiction (including, without limitation, the U.K. and the U.S.), in relation to disclosure and ongoing information, we undertake no obligation to update publicly or revise any forward-looking statements whether as a result of new information, future events, or otherwise. The reader should, however, consult any additional disclosures that Barclays Bank has made or may make in documents it has published or may publish via the Regulatory News Service of the London Stock Exchange and/or has filed or may file with the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus supplement is part of a registration statement on Form F-3 (File No. 333-265158) we have filed with the SEC under the Securities Act. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information on us and the Subject Securities. Statements in this prospectus supplement concerning any document we have filed or will file as an exhibit to the registration statement or that we have otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to “incorporate by reference” much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is an important part of this prospectus supplement. For information on the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus, we refer you to “Incorporation of Certain Documents by Reference” on page 3 of the accompanying prospectus. In particular, we refer you to the 2021 Form 20-F for a discussion of our restated audited results of operations and financial condition as of, and for the year ended, December 31, 2021(the “2021 20-F Financial Statements”) and the H1 2022 6-K, which are incorporated by reference into this prospectus supplement. The 2021 20-F Financial Statements were restated to reflect both a £220 million litigation and conduct provision and associated income statement charge recognized in the year ended December 31, 2021 and a contingent liability disclosure in respect of the impact of the offer and sale of securities by the Issuer in excess of amounts registered under its shelf registration statement, and related potential claims and enforcement actions against the Issuer and its affiliates, as well as a small number of non-adjusting post-balance sheet events. See Note 1a to the 2021 20-F Financial Statements. The financial statements as of, and for the year ended, December 31, 2021 included in our 2021 UK Annual Report and Accounts (the “2021 ARA Financial Statements”) have not been restated. There will therefore be differences between the 2021 20-F Financial Statements and the 2021 ARA Financial Statements, and you are cautioned to rely only on the 2021 20-F Financial Statements for the purposes of the Rescission Offer.

In addition to the documents listed in the accompanying prospectus and the documents incorporated by reference since the date of the accompanying prospectus, we incorporate by reference in this prospectus supplement and the accompanying prospectus any future documents we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the offering contemplated in this prospectus supplement is completed. Reports on Form 6-K we may furnish to the SEC after the date of this prospectus supplement (or portions thereof) are incorporated by reference in this prospectus supplement only to the extent that the report expressly states that it is (or such portions are) incorporated by reference in this prospectus supplement.

We further incorporate by reference in this prospectus supplement and the accompanying prospectus the respective prospectus supplements, including any applicable product supplement(s), underlying supplement(s) and/or pricing supplement, by which the Subject Securities were initially issued, as described, and to which a hyperlink is included, at Appendix A to this prospectus supplement (the “Issuance Prospectuses”). No information from the Issuance Prospectuses is hereby updated, except to the extent expressly provided in this prospectus supplement and the accompanying prospectus.

We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents referred to above or in the accompanying prospectus which we have incorporated in this prospectus supplement by reference. You should direct your requests to Barclays International Treasury, Barclays Bank PLC, 1 Churchill Place, London E14 5HP, United Kingdom (telephone: 011-44-20-7116-1000).

CERTAIN DEFINITIONS

For purposes of this prospectus supplement:

•	“Barclays Bank,” “BBPLC” or “Issuer” refer to Barclays Bank PLC (or any successor entity);

•	“Barclays Bank Group” refers to Barclays Bank together with its subsidiary undertakings;

•	“Business day” means any day other than a day on which banks are permitted or required to close in New York City;

•	“Group” and “Barclays” refer to Barclays PLC (or any successor entity) and its consolidated subsidiaries;

•	“IRS” refers to the Internal Revenue Service;

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“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, limited liability partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust, or other organization, whether or not it is a legal entity, and any sovereign government or agency, instrumentality, or political subdivision, territory, or similar entity or organization;

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“Sanctionable Activity” means any condition or activity specifically identified under any Sanctions as constituting a basis for the imposition of Sanctions against a person engaged in such activity or described by such condition;

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“Sanctioned Territory” means any country or territory with which dealings are broadly and comprehensively prohibited by any country-wide or territory-wide Sanctions (as of the date hereof, Crimea, the Donetsk and Luhansk regions of Ukraine, Cuba, Iran, North Korea, and Syria);

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“Sanctioned Person” means any Person with whom dealings are restricted or prohibited under any Sanctions, including as a result of: (a) being named on any list of Persons subject to Sanctions, (b) being located, organized, or resident in, or directly or indirectly owned or controlled by the government of, any Sanctioned Territory, or (c) any direct or indirect relationship of ownership, control, or agency with, or any direct or indirect commercial dealings with, a Person described in (a) or (b);

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“Sanctions” means all national and supranational laws, regulations, decrees, orders, or other acts with force of law of the United States, the United Kingdom, or the European Union, or United Nations Security Council resolutions, concerning trade and economic sanctions including embargoes; the freezing or blocking of assets of targeted Persons; or other restrictions on exports, imports, investment, payments, or other transactions targeted at particular Persons or countries, including any laws threatening to impose such trade and economic sanctions on any Person for engaging in proscribed or targeted behavior;

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“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided that, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding;

•	“The Depository Trust Company” or “DTC” shall include any successor clearing systems;

•	“we,” “us,” “our” refer to Barclays Bank PLC (or any successor entity) and its consolidated subsidiaries, unless the context requires otherwise;

•	“£” and “sterling” refer to the lawful currency for the time being of the United Kingdom; and

•	“$” and “U.S. dollars” refer to the lawful currency for the time being of the United States.

QUESTIONS AND ANSWERS ABOUT THE RESCISSION OFFER

The following questions and answers are intended to address briefly some commonly asked questions regarding the Rescission Offer for the Subject Securities. These questions and answers do not address all questions that may be important to you. Please refer to “The Rescission Offer” below and the more detailed information contained elsewhere in this prospectus supplement and the accompanying prospectus, which you should read carefully, and the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

What is a rescission offer?

A rescission offer is an offer to rescind a securities transaction in which a securities law violation occurred or may have occurred. To conduct a rescission offer, the issuer of the subject securities offers to repurchase the applicable securities from relevant purchasers who acquired such securities, at their purchase price plus interest, less the amount of any interest, coupon payments, principal or other income received pursuant to the terms of the securities, or to pay rescissory damages if such securities, after being purchased, were sold, redeemed or matured at a loss.

Why is Barclays Bank making this Rescission Offer?

In August 2019, the SEC declared effective the 2019 F-3 of Barclays Bank which sought to cover the offer and sale of up to $20.76 billion of securities (in maximum aggregate offering price) registered thereunder. The Subject Securities offered and sold by Barclays Bank during the Relevant Period, which comprised structured notes (“Structured Notes”) and ETNs, exceeded the maximum aggregate amount that Barclays Bank could offer from the 2019 F-3 by approximately $16.37 billion. In addition, Barclays Bank also offered and sold during the Relevant Period Subject Securities in the amount of approximately $1.27 billion that were issued under the 2018 F-3 in excess of the capacity remaining thereunder. As such, certain offers and sales of Subject Securities were not made in full compliance with the Securities Act, giving rise to rights of rescission for certain purchasers of such securities. The Issuer has therefore elected to make this Rescission Offer.

This Rescission Offer is not an admission that we did not comply with applicable federal securities law requirements as to specific securities or transactions, nor is it a waiver by us of any applicable statute of limitations or repose.

Am I eligible to participate in the Rescission Offer?

You are eligible to participate in the Rescission Offer if you produce evidence showing that, with respect to a given Subject Security, you meet the requirements to be deemed an Eligible Current Investor, an Initial Investor in Structured Notes and/or an Eligible Former Investor, as described in this prospectus supplement. For the definition of Eligible Current Investor, Eligible Former Investor and Initial Investor in Structured Notes, see “The Rescission Offer—Terms of the Rescission Offer—Eligibility Requirements” of this prospectus supplement.

Eligible Current Investors, with the exception of Initial Investors in Structured Notes, will be required to produce evidence that (1) they purchased the relevant Subject Security during the Relevant Period in a distribution from the Issuer through an underwriter or other distributor, and (2) they still hold the relevant Subject Security as of the date of this prospectus supplement, and, subject to any tenders pursuant to this prospectus supplement, will continue to hold it at 5:00 p.m., Eastern Daylight Time, on the Expiration Date, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind. For Initial Investors in Structured Notes, if our records corroborate that you purchased the Subject Securities that are Structured Notes on their initial trade date, as indicated in column “B” under Part I of Appendix A, the ability to tender such Subject Securities pursuant to the terms of this prospectus supplement and the accompanying prospectus will be considered sufficient without further evidence being produced.

Eligible Former Investors will be required to produce evidence that (1) they purchased the relevant Subject Security during the Relevant Period in a distribution from the Issuer through an underwriter or other distributor, and (2) they either (i) no longer hold the relevant Subject Security as of the date of this prospectus supplement and such Subject Security was either sold, redeemed or matured, in each case at a loss, on or before the date of this prospectus supplement; or (ii) still hold the relevant Redeeming Subject Security (as defined below) or Maturing Subject Security (as defined below) at the date of this prospectus supplement, and will continue to hold it until it is redeemed or reaches its maturity, in each case at a loss, on or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date.

Former holders of Redeeming Subject Securities or Maturing Subject Securities that were not redeemed, or did not mature, at a loss on or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date may still qualify as Eligible Former Investors if they sold the Redeeming Subject Securities or Maturing Subject Securities at a loss prior to the date of this prospectus supplement.

All Eligible Investors, by accepting the Rescission Offer, will also be deemed to have provided certain representations and warranties, acknowledgements and agreements to the Issuer upon acceptance of the Rescission Offer. For further details, see “The Rescission Offer—Terms of the Rescission Offer—Eligibility Requirements,” “The Rescission Offer—Terms of the Rescission Offer—Evidence of Eligibility” and “The Rescission Offer—Acceptance or Rejection of the Rescission Offer—Representations of Eligible Investors.”

For the avoidance of doubt, you should assess whether you meet the requirements to qualify as an Eligible Current Investor, an Initial Investor in Structured Notes and/or an Eligible Former Investor in respect of each Subject Security. For example, you may be an Eligible Current Investor with respect to one Subject Security and an Eligible Former Investor with respect to another. You should make this assessment for each Subject Security in respect of which you wish to accept this Rescission Offer.

The following investors will not be considered Eligible Investors for purposes of this Rescission Offer in respect of Subject Securities acquired pursuant to the following transactions: (i) holders who, either to cover short positions or otherwise, borrowed Subject Securities from us or our affiliates during the Relevant Period; (ii) repurchase agreement counterparties who purchased Subject Securities from us or our affiliates during the Relevant Period pursuant to a repurchase agreement by which we assumed an obligation to repurchase such Subject Securities at a later date; (iii) dealers, underwriters or other distributors who purchased the Subject Securities from us or our affiliates with a view to resell such Subject Securities to the public, either in the open market or in privately negotiated transactions, including in market-making transactions; and (iv) holders of call options, put options or other types of options to purchase, sell or otherwise indirectly acquire or dispose of the Subject Securities or an indirect interest therein.

If you do not meet the requirements to be considered an Eligible Investor, you are not entitled to participate in the Rescission Offer.

When does the Rescission Offer expire?

The Rescission Offer expires at 5:00 p.m., Eastern Daylight Time, on the Expiration Date, which is September 12, 2022.

If I do not tender my Subject Securities, will they be considered to have been offered and sold under an effective registration statement?

The Subject Securities that are the subject of this Rescission Offer have now been registered under the Securities Act by virtue of the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Accordingly, whether or not you accept this Rescission Offer, the Subject Securities are now properly registered under the Securities Act effective as of the date of this prospectus supplement.

Is my ability to transfer the Subject Securities affected by the fact that the Subject Securities were originally sold in excess of registered amounts?

No. We believe that the Subject Securities were, and such Subject Securities currently are, unrestricted securities, meaning that they are not “restricted securities” within the meaning of Rule 144 of the Securities Act and are freely tradeable (other than by us or any of our affiliates).

Am I required to accept the Rescission Offer?

No. There is no requirement, legal or otherwise, that you accept this Rescission Offer. Your decision to accept or reject the Rescission Offer is completely voluntary and should be based on your assessment.

What happens if I accept the Rescission Offer?

If you timely and validly accept the Rescission Offer, you will receive from us the Rescission Offer Proceeds (as defined below) and, if you are an Eligible Current Investor, you will cease to hold the Subject Securities in respect of which you accepted the Rescission Offer once the relevant Subject Securities are tendered to us through ATOP as part of the Rescission Offer acceptance process or otherwise repurchased by us through a secondary market trade, in each case as described in this prospectus supplement.

Should I accept the Rescission Offer?

You must make your own decision whether to accept or reject the Rescission Offer. In making your decision, you should consider all relevant factors in light of your particular circumstances, including the potential tax consequences of accepting the rescission offer (see the section entitled “Tax Considerations”). Whether you are an Eligible Current Investor or an Eligible Former Investor, we encourage you to read and carefully consider this prospectus supplement in its entirety, in particular the section headed “Risk Factors” in this prospectus supplement, the risk factors discussed in the accompanying prospectus and the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of certain factors you should carefully consider before deciding whether to accept or reject the Rescission Offer.

If you are an Eligible Current Investor, you should also consider your expected return on the Subject Securities should you continue to hold the Subject Securities to maturity and the possibility that the value of the Subject Securities may increase or decrease after the Expiration Date. You should also consider whether the amount you will receive in the Rescission Offer is expected to be less or more than the amount you could receive if you currently decided to sell the Subject Securities to a third party.

The indicative market value of each series of Subject Securities that are Structured Notes as of the Indicative Valuation Date (as defined below) is included at Appendix A and is expressed as a percentage of the principal amount of the relevant Subject Security. Such indicative market value was calculated by us based on our internal pricing models as of the Indicative Valuation Date and is made available to you only as a reference and is not a prediction of the price at which the Subject Securities may trade in the secondary market, nor will it be the price at which we or our affiliates may buy or sell the Subject Securities in the secondary market. The indicative market value of your Subject Securities was calculated on the Indicative Valuation Date, and it may be substantially different were it calculated on a different date. Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables such as market benchmarks, our appetite for borrowing, and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our indicative market value as of the Indicative Valuation Date is based on our internal funding rates. Our indicative market value might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

The closing indicative value and closing trading price as of the Indicative Valuation Date of each series of Subject Securities that are ETNs are included at Appendix A. Such closing indicative value and closing trading prices are made available to you only as a reference and are not a prediction of the prices at which such Subject Securities may trade in the secondary market, nor will they be the price at which we or our affiliates may buy or sell such Subject Securities in the secondary market. In addition, the closing trading price may reflect a premium or discount over the relevant closing indicative value and may change at any time based on market conditions.

For any Subject Security, we cannot predict whether such indicative market value, closing indicative value or closing trading price, as the case may be, will be affected by the Rescission Offer and/or by matters arising following the date as of which it is presented, including between the date of this prospectus supplement and the Expiration Date. Reliance on the indicative market value, closing indicative value or closing trading price, of each series of Subject Securities included at Appendix A is subject to risks, including the risk factors described under “Forward-Looking Statements” and “Risk Factors” in this prospectus supplement, as well as the risk factors discussed in the accompanying prospectus and the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus. We advise you to consult your financial, legal, and tax advisers, as you deem appropriate, before making any decision with respect to the Rescission Offer.

The term “Indicative Valuation Date” means (i) for Structured Notes, as of close of the day on the fifth business day immediately preceding the date of this prospectus supplement, or July 25, 2022; and (ii) for ETNs, as of close of the day on the second business day immediately preceding the date of this prospectus supplement, or July 28, 2022.

WE URGE YOU TO CAREFULLY REVIEW THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE DECIDING WHETHER OR NOT TO ACCEPT THE RESCISSION OFFER OR TO INVEST IN SUBJECT SECURITIES.

May I accept the Rescission Offer in part with respect to a given series of Subject Security?

Yes, you may accept this Rescission Offer for some or all Subject Securities of a given series, as long as such acceptance is for Subject Securities in the minimum denominations, and integral multiples in excess thereof, as set forth in the relevant Issuance Prospectus.

What will I receive if I accept the Rescission Offer?

If you produce evidence showing that you meet the requirements to be deemed an Eligible Investor and you validly accept the Rescission Offer, you will receive the Rescission Offer Proceeds (as defined below), which will depend on whether you still hold the Subject Securities or not:

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If you are an Eligible Current Investor (as defined below), who has continued to hold a Subject Security: upon your tender of such Subject Security to us by accepting the Rescission Offer, we will pay you an amount equal to the purchase price you paid for such Subject Security, plus interest from the first day of the month following the date of purchase to, and including, the last day of the month preceding the date that payment is made by us, less the amount of any interest, coupon payments, principal or other income received on such Subject Security.

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If you are an Eligible Former Investor (as defined below), having subsequently sold a Subject Security, or having had a Subject Security redeemed or matured, at a loss: we will pay you an amount equal to the excess, if any, of the amount you paid for such Subject Security over the proceeds from the sale, redemption or maturity of such Subject Security, plus interest (1) on the amount you originally paid for the Subject Security from the first day of the month following the date of purchase to, and including, the last day of the month preceding the date of sale, redemption or maturity and (2) on the loss realized from the sale, redemption or maturity of the Subject Security from the first day of the month following the date of sale, redemption or maturity to, and including, the last day of the month preceding the date that payment is made by us, less the amount of any interest, coupon payments, principal or other income received on such Subject Security.

Will indicative and final Rescission Offer Proceeds be published?

We have included in Appendix A the indicative Rescission Offer Proceeds that are expected to be paid to Initial Investors in Structured Notes, which were calculated on the Indicative Valuation Date and are expressed as a percentage of the principal amount of the relevant Subject Security. As described below, calculating the indicative Rescission Offer Proceeds that are expected to be paid to Initial Investors in Structured Notes requires making a number of assumptions and, with respect to certain Structured Notes, may not be possible given that amounts due under some Structured Notes pursuant to their terms are contingent on circumstances that are not yet known.

To the extent that the information required to make such calculations was available to us as of the Indicative Valuation Date, we have included in Appendix A to this prospectus supplement an indicative calculation of the Rescission Offer Proceeds that we would expect to pay to Initial Investors in Structured Notes, which does not yet account for the deduction of (i) any fixed coupon payments due on such Subject Securities, pursuant to their terms, from but excluding the Indicative Valuation Date to and including the Expiration Date; or (ii) any contingent interest, coupon payments, principal or other income that may be due on such Subject Securities, pursuant to their terms, from but excluding the Indicative Valuation Date to and including the Expiration Date. If effected, such payments will be deducted from the indicative Rescission Offer Proceeds that are included in Appendix A. We will publish an updated calculation of the indicative Rescission Offer Proceeds for Initial Investors of Structured Notes included in Appendix A two business days prior to the Expiration Date.

The calculation of the indicative Rescission Offer Proceeds was made on the Indicative Valuation Date based on a number of assumptions, including, but not limited to, the following: (i) the Subject Security was acquired by an Initial Investor in Structured Notes on the initial trade date indicated in column “B” under Part I of Appendix A corresponding to such Subject Security; (ii) the Initial Investor in Structured Notes has tendered a principal amount of the Subject Security equal to the minimum denomination for such Subject Security as set forth in its Issuance Prospectus; (iii) the Subject Security continued to be held by such Initial Investor in Structured Notes until the date of this prospectus supplement; and (iv) the Rescission Offer Proceeds are paid to the Initial Investor in Structured Notes within three business days after the Expiration Date.

Payments due under certain Structured Notes are contingent on circumstances that were not known as of the Indicative Valuation Date and may impact the amount of interest, coupon payments, principal or other income due on such Subject Securities to be deducted to obtain the final amount of Rescission Offer Proceeds. In addition, the assumptions made to calculate the indicative Rescission Offer Proceeds may not be accurate. As a result, the final amount of Rescission Offer Proceeds you receive may be lower than the indicative Rescission Offer Proceeds included in Appendix A.

We are unable to calculate indicative Rescission Offer Proceeds for Eligible Investors who are not Initial Investors in Structured Notes as the final amount of Rescission Offer Proceeds for such investors will depend on various factors presently unknown to us, including, but not limited to, the price and dates at which the Subject Securities were purchased or sold by such holders accepting the Rescission Offer. Eligible Investors who are not Initial Investors in Structured Notes should make their own calculations of the Rescission Offer Proceeds and should not consider the indicative Rescission Offer Proceeds included in Appendix A or any subsequently published indicative Rescission Offer Proceeds.

We will endeavor to publish in a press release the final Rescission Offer Proceeds for Subject Securities tendered by Initial Investors in Structured Notes, along with available information regarding the results of the Rescission Offer in respect of all Eligible Investors, as soon as practicable following the Expiration Date.

Eligible Investors that are not Initial Investors in Structured Notes that have validly accepted the Rescission Offer will be informed individually of the Rescission Offer Proceeds in respect of their Subject Securities as soon as practicable following the Expiration Date and processing of the documents in support of their eligibility provided through the Rescission Offer On-line Portal.

We advise you to consult your financial, legal, and tax advisers, as you deem appropriate, before making any decision with respect to the Rescission Offer.

For further details, see “The Rescission Offer—Terms of the Rescission Offer—Rescission Offer Proceeds.”

What interest rate will be used in calculating any amounts owed to me pursuant to the Rescission Offer?

The interest rate will be calculated on the basis of the prescribed rates for federal income tax purposes provided by the IRS (the “Applicable Federal Rates”) (rounded up or down to the nearest percentage) for the relevant month, plus a 3% margin, compounded quarterly. The Applicable Federal Rates can be accessed at www.irs.gov/applicable-federal-rates. For purposes of determining the “relevant month,” (1) if there are two or three months in the quarterly calculation period, the Issuer will select the rate for the middle month of the quarter; or (2) if there is only one month in the quarterly calculation period, the Issuer will select the rate for the applicable month.

When and how will I receive payment if I validly accept the Rescission Offer?

If you are an Initial Investor in Structured Notes and you validly accept the Rescission Offer on or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date in accordance with the terms hereof, we will cause payment of the Rescission Offer Proceeds to be made to you on or before September 15, 2022, which is three business days after the Expiration Date. Payment will be made through DTC.

If you are an Eligible Current Investor who is not an Initial Investor in Structured Notes and you validly accept the Rescission Offer on or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date in accordance with the terms hereof, we will cause payment of the Rescission Offer Proceeds to be made to you as soon as practicable after the Expiration Date. Payment will be made via the broker or bank through which your Subject Securities are held against a delivery of your Subject Securities to us. We will instruct you on how to deliver your Subject Security to us by way of a secondary market trade, after we have confirmed your valid acceptance of the Rescission Offer and validated your claim.

If you are an Eligible Former Investor and you validly accept the Rescission Offer on or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date in accordance with the terms hereof, we will cause payment of the Rescission Offer Proceeds to be made to you as soon as practicable after the Expiration Date. Payment will be made via bank transfer of immediately available funds to your bank account. For data privacy reasons, we will request your bank account details, and will instruct you on how to provide them to us, after we have confirmed your valid acceptance of the Rescission Offer and validated your claim.

What do I need to do if I want to accept the Rescission Offer?

If you are an Initial Investor in Structured Notes, you should instruct your broker or bank through which your Subject Securities are held in time for your Subject Securities to be tendered to us through ATOP on or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date. Otherwise, you will be deemed to have rejected the Rescission Offer. Please note that DTC, its participants and the banks or brokers where you hold your Subject Securities will establish their own cut-off dates and times for the tender of the Subject Securities, which may be earlier than 5:00 p.m., Eastern Daylight Time, on the Expiration Date. Please check with your broker or bank to determine the appropriate procedure.

If you are an Eligible Current Investor who is not an Initial Investor in Structured Notes, in order to accept the Rescission Offer, you must complete, sign and date the accompanying Current Investor Acceptance Form, included as Appendix D, and return it by uploading it to the Rescission Offer On-line Portal (which can be accessed at https://claimsportal.barclays.atom-applications.com/), together with the supporting evidence required therein, so that it is received by us on or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date. Otherwise, you will be deemed to have rejected the Rescission Offer.

If you are an Eligible Former Investor, in order to accept the Rescission Offer, you must complete, sign and date the accompanying Former Investor Acceptance Form, included as Appendix B, and return it by uploading it to the Rescission Offer On-line Portal (which can be accessed at https://claimsportal.barclays.atom-applications.com/), together with the supporting evidence required therein, so that it is received by us on or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date. Otherwise, you will be deemed to have rejected the Rescission Offer.

If you are both an Eligible Current Investor who is not an Initial Investor in Structured Notes and an Eligible Former Investor in the same series of Subject Securities, in order to accept the Rescission Offer in respect of both the Subject Securities held by you as an Eligible Current Investor and those formerly held as an Eligible Former Investor, you must complete, sign and date the accompanying Former and Current Investor Acceptance Form, included as Appendix E, and return it by uploading it to the Rescission Offer On-line Portal (which can be accessed at https://claimsportal.barclays.atom-applications.com/), together with the supporting evidence required therein, so that it is received by us on or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date. Otherwise, you will be deemed to have rejected the Rescission Offer, unless the process for accepting the Rescission Offer in your capacity as either an Eligible Current Investor or an Eligible Former Investor (but not both) is followed, as set forth above.

You may accept the Rescission Offer for any number of Subject Securities, as long as such acceptance is for Subject Securities in the minimum denominations, and integral multiples in excess thereof, as set forth in the relevant Issuance Prospectus.

For more details on the appropriate procedures, see “The Rescission Offer—Acceptance or Rejection of the Rescission Offer—How to accept the Rescission Offer.” For more details on the evidence required, see “The Rescission Offer—Terms of the Rescission Offer—Evidence of Eligibility.”

All determinations with respect to the Rescission Offer (including issues relating to the timeliness or effectiveness of any election, withdrawal or tender of Subject Securities or evidence of eligibility) will be made by us, in our sole discretion, which determinations shall be final and binding.

By accepting the Rescission Offer, you will be deemed to have acknowledged that any personal information submitted in connection with your acceptance of the Rescission Offer will be collected and processed by us or third parties acting on our behalf in the United States, where data protection and privacy regulations may not offer the same level of protection as in other parts of the world. For more details with respect to how your personal information will be processed, see “The Rescission Offer—Data Privacy.”

What happens if I do not accept the Rescission Offer?

If you do not accept the Rescission Offer on or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date, you will be deemed to have rejected the Rescission Offer and will continue to own any Subject Securities still held by you, receive interest payments, coupon payments or other income on the Subject Securities in accordance with their terms and be paid their principal amount upon maturity or early redemption as described and subject to the terms, conditions and risk factors set out in their respective Issuance Prospectuses, a hyperlink to which is included in Appendix A, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. Furthermore, the Subject Securities not tendered in the Rescission Offer will be deemed to have been offered and sold under an effective registration statement of which this prospectus supplement and the accompanying prospectus form a part.

The rights remaining to the recipients of a rescission offer are not clearly delineated under federal or certain state securities laws. If you affirmatively reject or fail to accept the Rescission Offer, it is unclear whether your federal right of rescission, if any, will be preserved. The few federal courts that have addressed this issue in the past have suggested that, at least in certain circumstances, a person who rejects or fails to accept a rescission offer may be precluded from later seeking similar relief. See “Risk Factors—Risks Relating to the Rescission Offer—Your right of rescission under federal and state law may not survive if you affirmatively reject or fail to accept the Rescission Offer.”

What do I need to do to reject the Rescission Offer?

You do not need to take any action to reject the Rescission Offer. If you do not tender your Subject Securities or you do not submit the required information in either case so that it is received by us on or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date, you will be deemed to have rejected the Rescission Offer.

Can I change my mind after I have accepted the Rescission Offer?

Yes. You can change your decision about accepting the Rescission Offer at any time on or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date.

If you are an Initial Investor in Structured Notes, you can do this by instructing your broker or bank, through which your Subject Securities are held, to withdraw your previously submitted Subject Securities in time for the transmission by your broker or bank of your instructions to be received by us on or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date. Otherwise, you will be deemed to have accepted the Rescission Offer and tendered your Subject Securities to us under the terms of any relevant previous instructions. Please note that DTC, its participants and the banks or brokers where you hold your Subject Securities will establish their own cut-off dates and times for withdrawal of any tender of the Subject Securities, which may be earlier than 5:00 p.m., Eastern Daylight Time, on the Expiration Date. Please check with your broker or bank to determine the appropriate procedure. Withdrawals of tenders of Subject Securities by Initial Investors in Structured Notes may not be revoked, and any such Subject Securities properly withdrawn will thereafter be deemed not validly tendered for purposes of the Rescission Offer. Subject Securities properly withdrawn by Initial Investors in Structured Notes may, however, be re-tendered by following the procedures described in “—How to accept the Rescission Offer” and “—Procedures for Brokers and Banks; DTC ATOP Account” below, at any time prior to 5:00 p.m., Eastern Daylight Time, on the Expiration Date.

If you are an Eligible Former Investor or if you are an Eligible Current Investor who is not an Initial Investor in Structured Notes, in order to change a previous decision to accept the Rescission Offer and withdraw your acceptance of the Rescission Offer, you must complete, sign and date the accompanying Rescission Offer Withdrawal Form, included as Appendix C, and upload it to the Rescission Offer On-line Portal (which can be accessed at https://claimsportal.barclays.atom-applications.com/), so that it is received by us on or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date. Otherwise, you will be deemed to have accepted the Rescission Offer under the terms of your previously submitted acceptance form. Withdrawals of their acceptance of the Rescission Offer may not be revoked by Eligible Former Investors or Eligible Current Investors who are not Initial Investors in Structured Notes, and any such properly withdrawn acceptance will thereafter be deemed not a valid acceptance for purposes of the Rescission Offer. You may, however, re-accept the Rescission Offer by following the procedures described in “—How to accept the Rescission Offer” below, at any time prior to 5:00 p.m., Eastern Daylight Time, on the Expiration Date.

In either case, the relevant withdrawal instruction or form, together with the supporting evidence required therein, if any, must be received by us on or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date. For

more details on the appropriate procedures, see “The Rescission Offer—Acceptance or Rejection of the Rescission Offer—How to accept the Rescission Offer.”

All determinations with respect to the Rescission Offer (including issues relating to the timeliness or effectiveness of any election or tender or withdrawal of Subject Securities or evidence of eligibility) and the Rescission Offer Withdrawal Form will be made by us, in our sole discretion, which determinations shall be final and binding.

What is the effect of the Rescission Offer on my ability to assert claims?

The rights remaining to the recipients of a rescission offer are not clearly delineated under the federal or certain state securities laws. The few federal courts that have addressed this issue in the past have suggested that, at least in certain circumstances, a person who rejects or fails to accept a rescission offer may be precluded from later seeking similar relief. For a more detailed description of the effect of the Rescission Offer on any applicable federal and certain state securities law claims, please see the risk factors entitled “Risk Factors—Risks Relating to the Rescission Offer—The Rescission Offer may not bar claims relating to non-compliance with securities laws, and we may continue to be contingently liable for rescission or damages in an indeterminate amount” and “Risk Factors—Risks Relating to the Rescission Offer—Your right of rescission under federal and state law may not survive if you affirmatively reject or fail to accept the Rescission Offer.”

If I accept the Rescission Offer, will I experience any tax consequences?

For a more detailed description of the tax consequences of the Rescission Offer, see the section entitled “Tax Considerations—U.S. Federal Income Tax Consequences.”

Does the Rescission Offer impact the material tax consequences of the Subject Securities I hold?

It is possible that your interests in the Subject Securities and your right of rescission with respect to the Subject Securities under federal or certain state securities laws could be treated as offsetting positions in a straddle for U.S. federal income tax purposes. In such case, your holding period in respect of the Subject Securities would not begin until your right of rescission with respect to the Subject Securities lapsed. You should consult your tax adviser, as you deem appropriate, concerning the possible application of the straddle rules in light of your particular circumstances.

What personal information will be collected for purpose of the Rescission Offer?

In connection with this Rescission Offer, we will collect, use or otherwise process personal information, including non-public personal information, personal data and any other similar term, as such terms are defined under applicable U.S. federal and state privacy laws and, if applicable, the privacy laws in other jurisdictions (“personal information”) provided by you or a bank, broker or other institution acting on your behalf, including (i) contact information, such as your name, address and telephone number, (ii) personal information provided to us in connection with your IRS withholding forms (e.g., W-8 or W-9), such as your taxpayer identification or social security number and (iii) certain transaction information related to your purchase of the Subject Securities, such as your account number.

When accepting the Rescission Offer, you must ensure that any personal information provided to us is accurate and up to date, and you should promptly notify us if and when you become aware that any such information is no longer accurate or up to date.

By accepting the Rescission Offer, you will be deemed to have acknowledged that any personal information submitted in connection therewith will be collected and processed by us or third parties acting on our behalf in the United States, where data protection and privacy regulations may not offer the same level of protection as in other parts of the world. For more details with respect to how your personal information will be processed, see “The Rescission Offer—Data Privacy.”

For what purposes will my personal information be used and disclosed in relation to the Rescission Offer?

We will use, disclose or otherwise process the personal information that is provided to us in order to (i) process your acceptance of or otherwise validate your eligibility to participate in this Rescission Offer, (ii) provide you with the Rescission Offer Proceeds that you are entitled to be paid (in the event you are deemed to be an Eligible Investor and choose to validly accept the Rescission Offer), (iii) prevent fraud or abuse or (iv) as otherwise required by law or regulation.

We will not “sell” the personal information you share with us as that term is defined under the California Consumer Privacy Act; however, we may disclose your personal information to affiliated or non-affiliated entities, including, as applicable, our service providers, the Rescission Agent, DTC or its nominee, DTC participants or your bank, broker or other institution acting on your behalf, for the purposes described above. Such third parties may in turn use the services of their affiliates or third party service providers to process your personal information where necessary or appropriate. We are not responsible for the data collection, privacy and information sharing policies and procedures of such third parties.

For more information regarding our collection and processing of your personal information, please see our online privacy notice, as well as our client privacy notice applicable to your respective jurisdiction available at: https://www.cib.barclays/disclosures/personal-information-use.html (collectively, our “Online Privacy Notices”). We reserve the right to update our Online Privacy Notices at any time as described therein.

For how long will personal information provided for the purpose of the Rescission Offer be retained by Barclays Bank?

We will keep your personal information for no longer than is necessary to fulfill the purposes of processing of your personal information as described above in the question entitled “For what purposes will my personal information be used and disclosed”, or as otherwise (i) detailed in our Online Privacy Notices, as applicable or (ii) required by applicable law or regulation.

How will Barclays Bank protect and secure personal information provided for the purpose of the Rescission Offer?

The security of your personal information is our priority. We protect personal information by maintaining physical, electronic, and procedural safeguards that meet applicable legal requirements. For additional details on how we protect your personal information, please visit our Online Privacy Notices as well as our security page available at: https://www.barclayscorporate.com/general-info/online-security/.

Who can help answer my questions in relation to the Rescission Offer?

If you have questions or require additional information about the Rescission Offer acceptance procedures, you may contact the broker, bank or other institution where you purchased your relevant Subject Security. In addition, if you are an Eligible Former Investor or an Eligible Current Investor that is not an Initial Investor in Structured Notes, information regarding how to obtain technical support in relation to the submission of your Rescission Offer acceptance or withdrawal form and supporting evidence of eligibility will be available through the Rescission Offer On-line Portal.

RISK FACTORS

You should carefully consider the risk factors and the other information contained in this prospectus supplement and our 2021 Form 20-F, the H1 2022 6-K, and the other information included and incorporated by reference in this prospectus supplement, including the risk factors relating to Subject Securities as set out in their respective Issuance Prospectuses, or the accompanying prospectus before deciding to accept or reject the Rescission Offer or invest in Subject Securities.

An investment in our Subject Securities involves risks. You should reach your own investment decision only after consultation with your own financial, legal and tax advisers (as you deem appropriate) about risks associated with an investment in the Subject Securities and the suitability of investing in the Subject Securities.

Risks relating to the Issuer

Internal control over financial reporting and disclosure controls and procedures

The Barclays Bank Group is subject to requirements under the Sarbanes-Oxley Act of 2002, as amended, to perform system and process evaluation and testing of its internal control over financial reporting to allow management to assess the effectiveness of its internal controls. In connection with the offer and sale of securities by BBPLC in excess of the amounts registered under its 2018 F-3 and 2019 F-3 (see “Over-issuance of U.S. securities under BBPLC’s U.S. shelf registration statements” below), management has concluded that the Barclays Bank Group had a material weakness in relation to certain aspects of its internal control environment and that, as a consequence, its internal control over financial reporting as at December 31, 2021 was not effective under the applicable Committee of Sponsoring Organizations Framework and its disclosure controls and procedures were not effective as at such date. The material weakness that has been identified relates to a weakness in controls over the identification of external regulatory limits related to securities issuance and monitoring against these limits. As a result of this weakness, BBPLC issued securities in excess of the amounts under the U.S. shelf registration statements referred to above.

Remediation efforts have begun and the Barclays Bank Group is taking steps to strengthen internal controls relating to securities issuance to address the material weakness. However, internal control systems (no matter how well designed) have inherent limitations and may not prevent or detect further misstatements or errors (whether of a similar or different character to the foregoing). If the Barclays Bank Group fails to maintain an effective internal control environment or its disclosure controls and procedures are not effective, the Barclays Bank Group could suffer material misstatements in its financial statements and fail to meet its reporting obligations, which could cause investors to lose confidence in the Barclays Bank Group’s reported financial information. This could in turn limit the Barclays Bank Group’s access to capital markets, negatively impact its results of operations, and lead to a negative impact on the trading price of its securities. Additionally, ineffective internal control over financial reporting could expose the Barclays Bank Group to increased risk of fraud or misuse of corporate assets and subject it to potential regulatory investigations and civil or criminal sanctions. Any of the foregoing could have a material adverse effect on BBPLC’s and the Barclays Bank Group’s business, financial condition, results of operations and reputation as a frequent issuer in the securities markets.

Over-issuance of U.S. securities under BBPLC’s U.S. shelf registration statements

The Barclays Bank Group may be subject to claims for rescission or damages and regulatory enforcement actions in connection with certain sales of securities issued by BBPLC materially in excess of the amounts set forth in prior registration statements as set out under “Internal control over financial reporting and disclosure controls and procedures” above.

The securities that were issued in excess of these amounts comprise Structured Notes and ETNs. As such, certain offers and sales were not made in compliance with the Securities Act, giving rise to rights of rescission for certain purchasers of the securities. As a result, BBPLC has elected to make this Rescission Offer to eligible purchasers of the relevant affected securities.

As previously disclosed, the Barclays Bank Group is conducting a review (the “Review”), assisted by external counsel, of the facts and circumstances relating to the sale of the relevant affected securities in excess of amounts registered under such U.S. shelf registration statements and, among other things, the control environment related to such sales. The Review is at an advanced stage and reports on its progress have been made to the Barclays Bank Group’s management team, the Barclays Bank Group’s board of directors, and regulators, including the SEC Divisions of Enforcement and Corporation Finance. Such reports have included, among other things: (i) an assessment that the issuance of securities in excess of the maximum aggregate offering price for BBPLC’s 2019 F-3 resulted from a failure to monitor issuances during the period in which BBPLC’s status changed from a “well-known seasoned issuer” to an “ineligible issuer” for U.S. securities law purposes, which required BBPLC to pre-register a set amount of securities to be issued under its U.S. shelf registration statement with the SEC; (ii) confirmation that the Review has not identified any evidence of intentional misconduct; and (iii) the discovery that, while the vast majority of the over-issuance occurred under the 2019 F-3, a small portion of the over-issuance also occurred under the 2018 F-3.

The Barclays Bank Group is also conducting an internal review involving a five-year look-back at limits in other issuance programs. Management has assessed as remote the risk of material financial impact associated with issuance limits other than where pre-registration of securities is required; therefore the focus of the review has been on programs with external regulatory limits related to securities issuance. This review has not identified any other breach of an external regulatory limit in any issuance program used by a member of the Barclays Bank Group. Management has identified an instance where a limit imposed solely for internal governance reasons was exceeded when taking into account a large security held on the Barclays Bank Group’s own balance sheet issued under a non-SEC registered debt issuance program which did not have an external limit, although the breach of the internal limit did not give rise to any rights on the part of investors and did not constitute a material weakness. Nevertheless, there can be no assurance that the ongoing internal or external counsel reviews will not identify additional facts and information that could be material to an evaluation of this aspect of the Barclays Bank Group’s control environment.

Under Section 12(a)(1) of the Securities Act, certain purchasers of unregistered securities have a right to recover, upon the tender of such security, the consideration paid for such security with interest, less the amount of any income received, or damages if the purchaser no longer owns the security. Although the Rescission Offer is expected to reduce liability with respect to potential private civil claims, it will not necessarily prevent such claims from being asserted against BBPLC and/or its affiliates, including claims under applicable U.S. federal securities laws.

Further, the Rescission Offer does not bar the SEC or other authorities from pursuing enforcement actions against BBPLC and its affiliates, which are expected to result in fines, penalties and/or other sanctions. The Barclays Bank Group is engaged with, and responding to inquiries and requests for information from, various regulators, including the SEC. The SEC’s investigation into this matter is at an advanced stage and the Barclays Bank Group has had preliminary discussions with the staff of the SEC’s Division of Enforcement about resolving this matter.

As at June 30, 2022, the Barclays Bank Group has recognized a balance sheet provision of £1,757 million (December 2021: £220 million) in relation to this matter, out of which £1,592 million (December 2021: £220 million) relates to the over-issuance of Structured Notes and £165 million (December 2021: nil) relates to liabilities that could be incurred arising out of ongoing discussions in respect of a potential SEC resolution. A contingent liability exists in relation to the over-issuance of ETNs due to evidentiary challenges and the high level of trading in the securities. A contingent liability also exists in relation to any potential civil claims or enforcement actions taken against BBPLC and its affiliates, but BBPLC is unable to assess the likelihood of liabilities that may arise out of such claims or actions, there is currently no indication of the exact timing for resolution and it is not practicable to provide an estimate of the financial effects.

The final cost of the Rescission Offer will be impacted by a number of factors, including prevailing market conditions. Prior to the completion of the Rescission Offer, the amount of the provision in relation to the over-issuance of Structured Notes will fluctuate, perhaps materially, due, in part, to the volatility of the market prices for the structured notes subject to the Rescission Offer. While BBPLC and/or its affiliates have entered into hedging arrangements designed to minimize the volatility, such arrangements cannot by their very nature completely hedge the exposures, which may mean the final impact of the Rescission Offer may materially differ from the £1,592 million provision reflected as at June 30, 2022. In addition, the hedging arrangements may be modified, may not prove effective (in existing or modified form), may expire prior to the end of the Rescission Offer and do not cover any other losses arising out of potential private civil claims or enforcement actions. The provision of £165 million in relation to the potential SEC resolution may also be impacted by the ultimate outcome of the ongoing discussions. Any of the foregoing could result in material additional losses for the Barclays Bank Group.

Any liabilities, claims or actions in connection with the over-issuance of securities under the 2018 F-3 and 2019 F-3 could have a material adverse effect on BBPLC’s and the Barclays Bank Group’s business, financial condition, results of operations and reputation as a frequent issuer in the securities markets.

Management has concluded that, by virtue of the fact that there was a weakness in controls over the identification of external regulatory limits related to securities issuance and monitoring against these limits, the Barclays Bank Group had a material weakness in relation to certain aspects of its internal control environment and, as a consequence, its internal control over financial reporting and disclosure controls and procedures as at December 31, 2021 were not effective. Further details on such material weakness are set out under “Internal control over financial reporting and disclosure controls and procedures” above.

Risks Relating to the Rescission Offer

The Rescission Offer may not bar claims relating to non-compliance with securities laws, and we may continue to be contingently liable for rescission or damages in an indeterminate amount.

It is not certain that the Rescission Offer will have the effect of barring claims relating to non-compliance with applicable federal securities laws in relation to the Subject Securities. If a person accepts the Rescission Offer, we believe our potential liability to that person will be eliminated. If a person rejects or fails to respond to the Rescission Offer, we may continue to be contingently liable for rescission or damages, which could result in an adverse effect on our results of operations and financial condition. In addition, the Rescission Offer will not prevent various other private claims from being asserted against Barclays Bank and/or its affiliates, including claims under applicable U.S. federal securities laws. Further, the Rescission Offer will not bar the SEC or other authorities from pursuing enforcement actions against us and/or our affiliates, which could result in fines, penalties and/or other sanctions. While we and/or our affiliates have entered into hedging arrangements designed to manage the economic risks arising out of the Rescission Offer, such hedging arrangements may be modified, may not prove effective (in existing or modified form), may expire prior to the Expiration Date and do not cover any other losses arising out of potential private civil claims or enforcement actions (if brought), which could be material.

Your right of rescission under federal and state law may not survive if you affirmatively reject or fail to accept the Rescission Offer.

The rights remaining to the recipients of a rescission offer are not clearly delineated under federal or certain state securities laws. If you affirmatively reject or fail to accept the Rescission Offer, it is unclear whether your federal right of rescission, if any, will be preserved. The few federal courts that have addressed this issue in the past have suggested that, at least in certain circumstances, a person who rejects or fails to accept a rescission offer may be precluded from later seeking similar relief.

The Rescission Offer may also affect your right of rescission and your right to damages, if any, under state law. We believe that the sale of Subject Securities was exempt from registration under state laws. Furthermore, we believe that the Rescission Offer is exempt from registration under the laws of such states and thus need not comply with the laws of such states regulating such offers. However, we do not make any representation as to the compliance of this Rescission Offer with applicable state law. Under most state laws, acceptance or rejection of rescission offers may preclude offerees from initiating an action against the rescission offeror in connection with the registration of securities that are the subject of the rescission offer. We may assert, among other defenses, in any litigation initiated by a person eligible to participate in the Rescission Offer who accepts or rejects (or is deemed to reject) the Rescission Offer, that such person is legally barred from asserting such claims as a result of the Rescission Offer.

Generally, the statute of limitations for enforcement of federal statutory rights of rescission or rescissory damages by a security holder is one year commencing on the date the security was sold in violation of the federal registration requirements, and the statute of repose is three years after the date security was bona fide offered to the public. Statutes of limitations under state laws vary by state, with the limitation time period under many state statutes not typically beginning until the facts giving rise to a violation are known. Our Rescission Offer is not an admission that we did not comply with any federal and state registration or disclosure requirements as to specific securities or transactions, nor is it a waiver by us of any applicable statute of limitations or repose or any other potential defense we may have. However, we have determined to make the Rescission Offer to certain Eligible Investors that purchased Subject Securities during the Relevant Period even if now outside the applicable period of limitations or repose. Determining when a statute of limitations or repose expires under federal or state law can be a difficult issue and you should consult with an attorney if you have any questions regarding how federal or state statutes of limitations or repose may apply to any claims you may have.

Investors in our Subject Securities that are ETNs may face significant evidentiary issues that are likely to make it difficult, if not impossible, for such investors to present sufficient evidence to prove that they meet the eligibility requirements to be considered an Eligible Investor and participate in this Rescission Offer.

Certain of the Subject Securities are ETNs that are not readily distinguishable from ETNs of the same series that were properly offered and sold pursuant to an effective registration statement. When new issuances of these Subject Securities that are ETNs occurred in excess of the maximum aggregate offering price set forth in the 2019 F-3 and 2018 F-3, such Subject Securities were placed in Barclays’ DTC accounts alongside properly registered ETNs. Within a DTC account, the ETNs of a given type exist as a fungible pool with the same CUSIP number. Thus, with respect to any given transaction in ETNs, Barclays may be unable to determine whether the ETNs it sold or otherwise transferred out of its DTC account were Subject Securities. Further, underwriters, distributors, or others who transact through DTC accounts or other similar mechanisms may be similarly situated. Additionally, because many ETNs are sold in transactions over an exchange, the identification of buyers and sellers who participated in relevant transactions can present additional challenges.

In light of the above, if you are an investor in our ETNs that are Subject Securities and you wish to accept this Rescission Offer, you may face significant evidentiary issues that will likely make it difficult, if not impossible, for you to present sufficient evidence to prove that you meet the eligibility requirements to be considered an Eligible Investor pursuant to this prospectus supplement. As a result, we may refuse your acceptance due to the foregoing evidentiary issues, thus precluding you from participating in the Rescission Offer. To the extent that we refuse your acceptance of this Rescission Offer for the foregoing reasons, this Rescission Offer will not bar you from pursuing alternative remedies relating to non-compliance with applicable U.S. federal securities laws in relation to the Subject Securities, including by means of asserting private civil claims against us under applicable U.S. federal securities laws. Barclays will, however, retain its rights to assert all potential defenses to claims, including defenses arising from the foregoing evidentiary issues. See “—The Rescission Offer may not bar claims relating to non-compliance with securities laws, and we may continue to be contingently liable for rescission or damages in an indeterminate amount” above. Nevertheless, any such claims, if successful, could have a material adverse effect on our business, financial condition, results of operations and reputation.

The indicative Rescission Offer Proceeds included in Appendix A were calculated based on certain assumptions and may differ from the final amount of Rescission Offer Proceeds you receive. You should not consider the indicative Rescission Offer Proceeds if you are not an Initial Investor in Structured Notes.

To the extent that the information required to make such calculations was available to us as of the Indicative Valuation Date, we have included in Appendix A to this prospectus supplement an indicative calculation of the Rescission Offer Proceeds that we would expect to pay to Initial Investors in Structured Notes, expressed as a percentage of the principal amount of the relevant Subject Security, which does not yet account for the deduction of (i) any fixed coupon payments due on such Subject Securities, pursuant to their terms, from but excluding the Indicative Valuation Date to and including the Expiration Date; or (ii) any contingent interest, coupon payments, principal or other income that may be due on such Subject Securities, pursuant to their terms, from but excluding the Indicative Valuation Date to and including the Expiration Date. If effected, such payments will be deducted from the indicative Rescission Offer Proceeds that are included in Appendix A.

The calculation of the indicative Rescission Offer Proceeds was made on the Indicative Valuation Date based on a number of assumptions, including, but not limited to, the following: (i) the Subject Security was acquired by an Initial Investor in Structured Notes on the initial trade date indicated in column “B” under Part I of Appendix A corresponding to such Subject Security; (ii) the Initial Investor in Structured Notes has tendered a principal amount of the Subject Security equal to the minimum denomination for such Subject Security as set forth in its Issuance Prospectus; (iii) the Subject Security continued to be held by such Initial Investor in Structured Notes until the date of this prospectus supplement; and (iv) the Rescission Offer Proceeds are paid to the Initial Investor in Structured Notes within three business days after the Expiration Date.

Payments due under certain Structured Notes are contingent on circumstances that were not known as of the Indicative Valuation Date and may impact the amount of interest, coupon payments, principal or other income due on such Subject Securities to be deducted to obtain the final amount of Rescission Offer Proceeds. In addition, the assumptions made to calculate the indicative Rescission Offer Proceeds may not be accurate. As a result, the final amount of Rescission Offer Proceeds you receive may be lower than the indicative Rescission Offer Proceeds included in Appendix A.

The Issuer is unable to calculate indicative Rescission Offer Proceeds for Eligible Investors who are not Initial Investors in Structured Notes as the final amount of Rescission Offer Proceeds will depend on various factors presently unknown to the Issuer, including, but not limited to, the price and dates at which the Subject Securities were purchased or sold by such holders accepting the Rescission Offer. Eligible Investors who are not Initial Investors in Structured Notes should make their own calculations of the Rescission Offer Proceeds and should not consider the indicative Rescission Offer Proceeds included in Appendix A or any subsequently published indicative Rescission Offer Proceeds.

We advise you to consult your financial, legal, and tax advisers, as you deem appropriate, before making any decision with respect to the Rescission Offer.

We cannot predict, in relation to an Eligible Current Investor, whether the amounts you would receive in the Rescission Offer as a result of tendering the Subject Securities would be greater than the amounts you may receive for the Subject Securities from a third-party buyer. Nor can we predict whether the amounts that a third-party buyer might pay for the Subject Securities will be affected by the Rescission Offer.

The amount you would receive in the rescission offer as a result of tendering the Subject Securities is determined by a set formula which is not tied to the market value of the Subject Securities at the time the Rescission Offer closes on the Expiration Date. The amount you would receive in the Rescission Offer will be reduced by the amount of any interest, coupon payments, principal or other income due on such Subject Securities pursuant to their terms. In addition, when you accept the Rescission Offer, you will be deemed to have represented and warranted, acknowledged and agreed, as part of the terms of the acceptance of the Rescission

Offer, that you will repay to us any such amounts that, for any operational or technical reason or otherwise, were not deducted from the Rescission Offer Proceeds prior to those being paid to you. As a result, if you are an Eligible Current Investor and accept the Rescission Offer, you may receive or retain less than the market value of the Subject Securities that you would be tendering to us. Further, we cannot anticipate subsequent market developments, whether at the time or after payment is made, or the future market value of the Subject Securities, nor can we predict whether such market value will be affected by the Rescission Offer.

To manage the economic risks arising out of the Rescission Offer, we and our affiliates have engaged, and may continue to engage, in hedging, and other market activities with similar effects. Entering into or unwinding such hedging arrangements may create conflicts of interest and affect the market value of the Subject Securities during the Rescission Offer or after the Rescission Offer closes on the Expiration Date.

The final cost of the Rescission Offer for Barclays Bank will depend on a number of factors, including, but not limited to, prevailing market conditions and the volatility of the market value of the Subject Securities. To manage these economic risks arising out of the Rescission Offer, we have engaged, and may continue to engage, in hedging, and other market activities with similar effects, in respect of the Subject Securities. We may enter into new, or unwind existing, hedging arrangements while the Rescission Offer is ongoing and may continue to do so after the Rescission Offer closes on the Expiration Date.

When entering into, or unwinding such hedging arrangements, our, and our affiliates’, economic interests are potentially adverse to your interests as an investor in the Subject Securities and such hedging arrangements may, directly or indirectly, affect the market value of the Subject Securities. We cannot predict the impact of entering into new, or unwinding existing, hedging arrangements, or other market activities with similar effects, on the market value of the Subject Securities during the Rescission Offer or after the Rescission Offer closes on the Expiration Date.

The indicative market value or the closing indicative value and closing trading price, as applicable, of each series of Subject Securities included at Appendix A may not be accurate, and your reliance on such indicative market value or closing indicative value and closing trading price in making your decision to accept or reject the Rescission Offer may result in a substantial loss to you.

Subject Securities that are Structured Notes

The indicative market value of each series of Subject Securities that are Structured Notes on the Indicative Valuation Date, included at Appendix A to this prospectus supplement and expressed as a percentage of the principal amount of the relevant Subject Security, is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the indicative market value referenced above might be lower if such indicative market values were based on the levels at which our benchmark debt securities trade in the secondary market.

The indicative market value of your Subject Securities that are Structured Notes on the Indicative Valuation Date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the indicative market value of such Subject Securities may not be consistent with those of other financial institutions which may be purchasers or sellers of such Subject Securities in the secondary market. As a result, the secondary market price of your Subject Securities that are Structured Notes may be materially different from the indicative market value of such Subject Securities determined by reference to our internal pricing models.

The indicative market value of your Subject Securities that are Structured Notes was calculated on the Indicative Valuation Date and it may be substantially different were it calculated on a different date. The indicative market value of Subject Securities that are Structured Notes will not be a prediction of the prices at which we, affiliates of ours or third parties may be willing to purchase such Subject Securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your Subject Securities that are Structured Notes in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our indicative market value of such Subject Securities.

As a result, reliance on the indicative market value of the Subject Securities included at Appendix A for purposes of making your decision to accept or reject the Rescission Offer could result in a substantial loss to you. We advise you to consult your financial, legal, and tax advisers, as you deem appropriate, before making any decision with respect to the Rescission Offer.

Subject Securities that are ETNs

The closing indicative value as of the Indicative Valuation Date of each series of Subject Securities that are ETNs, included at Appendix A to this prospectus supplement, is calculated by us as set forth in the relevant Issuance Prospectus and is meant to approximate the value of the ETNs calculated by reference to its underlying index. The closing indicative value of such Subject Securities will not be a prediction of the prices at which we, affiliates of ours or third parties may be willing to purchase such Subject Securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your Subject Securities that are ETNs in the secondary market will be the market price of such Subject Securities that are ETNs, which may be substantially above or below the closing indicative value.

The closing trading price as of the Indicative Valuation Date of each series of Subject Securities that are ETNs, included at Appendix A to this prospectus supplement, is the closing price of the ETNs on the primary exchange on which the ETNs are listed. The trading price of Subject Securities that are ETNs will be affected by several factors, many of which are beyond our control. We expect that, generally, the level of the index underlying the ETNs on any day will affect the trading price of the Subject Securities that are ETNs more than any other factors. Other factors that may influence the trading price of a series of Subject Securities that are ETNs include, but are not limited to, supply and demand for the series of ETNs, the volatility of the index underlying such series of ETNs, the market price of the index components included in that index, any rate of interest or other financial metric that impacts the trading price of the ETNs, the volatility of commodities or equities prices, economic, financial, political, regulatory, or judicial events that affect the value of the index underlying the ETNs or the market price of the components included in that index, the general interest rates environment, as well as our perceived creditworthiness. In addition, the closing trading price may reflect a premium or discount over the relevant closing indicative value, and may change at any time based on market conditions or be impacted by any reopening of sales and issuances by us of ETNs, or the announcement thereof.

As a result, reliance on the closing indicative value or the closing trading price of the Subject Securities that are ETNs, included at Appendix A to this prospectus supplement, for purposes of making your decision to accept or reject the Rescission Offer could result in a substantial loss to you. We advise you to consult your financial, legal, and tax advisers, as you deem appropriate, before making any decision with respect to the Rescission Offer.

You may be subject to certain tax consequences if you accept or reject the Rescission Offer.

Your decision to accept or reject the Rescission Offer may subject you to certain U.S. federal income tax consequences. See “Tax Considerations” below.

USE OF PROCEEDS

We will receive no proceeds from the Rescission Offer.

PLAN OF DISTRIBUTION

Market-Making Resales

Following the tender through ATOP or repurchase by us through a secondary market trade of the Subject Securities pursuant to the Rescission Offer, under the terms and conditions of the applicable Issuance Prospectuses, we may sell the Subject Securities to dealers (including our affiliate Barclays Capital Inc.), who may then resell such Subject Securities to the public at varying prices that the dealers will determine at the time of resale. In addition, such dealers may make a market in the Subject Securities, although none of them are obligated to do so and any of them may stop doing so at any time without notice. In a market-making transaction, such affiliate may resell a Subject Security it acquires from us or from other holders, after the original offering and sale of the security, or they may sell a Subject Security covered by this prospectus supplement and the accompanying prospectus in short sale transactions.

Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, our affiliates may act as principal, or agent, including as agent for the counterparty in a transaction in which such affiliate acts as principal, or as agent for both counterparties in a transaction in which such affiliate does not act as principal. Such affiliate may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

Barclays Bank PLC may receive, directly or indirectly, all or a portion of the proceeds of any market-making transactions by its affiliates. Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Sales by us of the Subject Securities after they are tendered through ATOP or repurchased by us through a secondary market trade pursuant to the Rescission Offer will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices.

Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of the Subject Securities in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act. Among other activities, broker-dealers and other persons may make short sales of the Subject Securities and may cover such short positions by borrowing Subject Securities from us or our affiliates or by purchasing Subject Securities from us or our affiliates subject to our obligation to repurchase such Subject Securities at a later date. As a result of these activities, these market participants may be deemed statutory underwriters. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus delivery and liability provisions of the Securities Act. This prospectus supplement and the accompanying prospectus will be deemed to cover any short sales of Subject Securities by market participants who cover their short positions with Subject Securities borrowed or acquired from us or our affiliates in the manner described above.

THE RESCISSION OFFER

Background and Reasons for the Rescission Offer

In August 2019, the SEC declared effective the 2019 F-3 of Barclays Bank which sought to cover the offer and sale of up to $20.76 billion maximum aggregate offering price of securities registered thereunder. The Subject Securities offered and sold during the Relevant Period, which comprised Structured Notes and ETNs, exceeded the maximum aggregate amount that Barclays Bank could offer from the 2019 F-3 by approximately $16.37 billion. In addition, Barclays Bank also offered and sold during the Relevant Period Subject Securities in the amount of approximately $1.27 billion that were issued under the 2018 F-3 in excess of the capacity remaining thereunder. As such, certain offers and sales of Subject Securities were not made in compliance with the Securities Act, giving rise to rights of rescission for certain purchasers of the securities. Barclays Bank has therefore elected to make this Rescission Offer to Eligible Investors.

On May 23, 2022, we filed a registration statement on Form F-3 of which this prospectus supplement and the accompanying prospectus form a part, by virtue of which the Subject Securities have now been registered.

We are making this Rescission Offer with respect to all of the Subject Securities purchased during the Relevant Period, as listed and described in Appendix A.

This Rescission Offer is not an admission that we did not comply with applicable federal securities law requirements as to specific securities or transactions, nor is it a waiver by us of any applicable statute of limitations or repose.

Effect of the Rescission Offer

If you reject, or fail to accept, the Rescission Offer on or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date, or if you accept the Rescission Offer but we determine that you are not eligible to accept the Rescission Offer under the terms set forth in this prospectus supplement, you will retain ownership of any Subject Securities you still hold and will not receive any payment for the Subject Securities subject to the Rescission Offer. In addition, any Subject Securities that you still hold, for purposes of applicable federal securities law, will be registered securities as of the date of this prospectus supplement.

We believe that the applicable statute of limitations for potential claims for rescission or rescissory damages under the Securities Act is one year from the date of sale of such security in violation of the federal registration requirements, and the statute of repose is three years after the security was bona fide offered to the public. Determining when a statute of limitations or repose expires under federal or state law can be a difficult issue, and you should consult with an attorney if you have any questions regarding how federal or state statutes of limitations or repose may apply to any claims you have or regarding any of your legal rights and remedies before deciding whether or not to accept the Rescission Offer.

Your acceptance of the Rescission Offer may preclude you from later seeking similar relief, if any is available. We may assert, among other defenses, in any litigation initiated by a person eligible to participate in the Rescission Offer who accepts or rejects (or is deemed to reject) the Rescission Offer, that such person is legally barred from asserting such claims as a result of the Rescission Offer. For federal securities law purposes, it is unclear what the effect of a rejection of or the failure to accept a rescission offer may be on an offeree’s right to bring a civil action against the rescission offeror for failure to register securities under the Securities Act before expiration of the applicable statute of limitations or repose. The few federal courts that have addressed this issue in the past have suggested that, at least in certain circumstances, a person who rejects or fails to accept a rescission offer may be precluded from later seeking similar relief. Each person is urged to consider this possibility with respect to our Rescission Offer. Our Rescission Offer is not an admission that we did not comply with applicable federal requirements as to specific securities, nor is it a waiver by us of any applicable statute of limitations or repose. However, we have determined to make the Rescission Offer to certain otherwise Eligible Investors that purchased Subject Securities during the Relevant Period even if now outside the period of limitations or repose.

The above discussion relates primarily to your potential rescission rights and does not address other provisions of federal securities laws or rights under state securities laws, common law or equity. We believe that the sale and issuance of Subject Securities was exempt from registration under state laws. Furthermore, we believe that this Rescission Offer is exempt from registration under state laws and thus need not comply with state laws regulating such offers. However, we do not make any representation as to the compliance of this Rescission Offer with any applicable state law.

See “Risk Factors—Risks Relating to the Rescission Offer—The Rescission Offer may not bar claims relating to non-compliance with securities laws, and we may continue to be contingently liable for rescission or damages in an indeterminate amount” and “Risk Factors—Risks Relating to the Rescission Offer—Your right of rescission under federal and state law may not survive if you affirmatively reject or fail to accept the Rescission Offer.”

The Subject Securities have now been registered under the Securities Act by virtue of the registration statement of which this prospectus supplement and the accompanying prospectus are a part. We believe that the Subject Securities were, and such Subject Securities currently are, unrestricted securities, meaning that they are not “restricted securities” within the meaning of Rule 144 of the Securities Act and are freely tradeable (other than by us or any of our affiliates).

Terms of the Rescission Offer

If you are an Eligible Investor and validly accept this Rescission Offer on or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date, you will have the right to receive from us the Rescission Offer Proceeds (as defined below), subject to the terms below.

Subject Securities

The Subject Securities are listed and described in Appendix A to this prospectus supplement. For the avoidance of doubt, in the case of Subject Securities that are ETNs, only those specific issuances of ETNs set out in Part II of Appendix A, and not the entire series of those ETNs, constitute Subject Securities.

Eligibility Requirements

To be eligible to participate in this Rescission Offer with respect to a given Subject Security, you must make representations and warranties and provide us with evidence to the following effects:

1.	To be deemed an “Eligible Current Investor”:

1.1.	You purchased such Subject Security during the Relevant Period in a distribution from the Issuer through an underwriter or other distributor;

1.2.

You still hold as of the date of this prospectus supplement, and will continue to hold (unless and until tendered through ATOP or repurchased by way of a secondary market trade, in each case pursuant to the Rescission Offer) until 5:00 p.m., Eastern Daylight Time, on the Expiration Date, the relevant Subject Security, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind; and

1.3.	The relevant Subject Security is not a Redeeming Subject Security or Maturing Subject Security.

Eligible Current Investors are referred to as “Initial Investors in Structured Notes” if they purchased a Subject Security that is a Structured Note on its initial trade date, as indicated in column “B” under Part I of Appendix A.

2.	To be deemed an “Eligible Former Investor”:

2.1.	You purchased such Subject Security during the Relevant Period in a distribution from the Issuer through an underwriter or other distributor; and

2.2.	You either:

a)

no longer hold the relevant Subject Security as of the date of this prospectus supplement and such Subject Security has either been (i) redeemed or matured at a loss, or (ii) sold at a loss, in each case, provided that you continuously held such relevant Subject Security until the time of redemption, maturity or sale, as applicable; or

b)

still hold the relevant Subject Security at the date of this prospectus supplement, and will continue to hold it until it is redeemed or reaches its maturity, in each case at a loss, on or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date (such Subject Securities that are redeemed or will mature on or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date, the “Redeeming Subject Securities” or “Maturing Subject Securities”, as applicable).

Eligible Current Investors and Eligible Former Investors are collectively referred to as “Eligible Investors.”

For the avoidance of doubt, you should assess whether you meet the requirements to qualify as an Eligible Current Investor, an Initial Investor in Structured Notes and/or an Eligible Former Investor in respect of each Subject Security. For example, you may be an Eligible Current Investor with respect to one Subject Security and an Eligible Former Investor with respect to another. You should make this assessment for each Subject Security in respect of which you wish to accept this Rescission Offer.

The following investors will not be considered Eligible Investors for purposes of this Rescission Offer in respect of Subject Securities acquired pursuant to the following transactions: (i) holders who, either to cover short positions or otherwise, borrowed Subject Securities from us or our affiliates during the Relevant Period; (ii) repurchase agreement counterparties who purchased Subject Securities from us or our affiliates during the Relevant Period pursuant to a repurchase agreement by which we assumed an obligation to repurchase such Subject Securities at a later date; (iii) dealers, underwriters or other distributors who purchased the Subject Securities from us or our affiliates with a view to resell such Subject Securities to the public, either in the open market or in privately negotiated transactions, including in market-making transactions; and (iv) holders of call options, put options or other type of options to purchase, sell or otherwise indirectly acquire or dispose of the Subject Securities or an indirect interest therein.

Former holders of Redeeming Subject Securities or Maturing Subject Securities that were not redeemed, or did not mature, at a loss on or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date may still qualify as Eligible Former Investors if they sold the Redeeming Subject Securities or Maturing Subject Securities at a loss prior to the date of this prospectus supplement.

Subject Securities that are Maturing Subject Securities are identified as such in Appendix A. Subject Securities that may be redeemed on or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date in accordance with their terms and therefore constitute Redeeming Subject Securities are also identified as such in Appendix A. The Issuer does not know as of the date hereof which Subject Securities will be redeemed on or before said time as such redemptions are contingent on circumstances described in their Issuance Prospectuses. In the event these are redeemed, such Subject Securities will qualify as Redeeming Subject Securities and the holder of such Redeeming Subject Securities at the time of redemption will cease to qualify as an Eligible Current Investor upon redemption. Any former holders who have already accepted the Rescission Offer in respect of a Redeeming Subject Security in the capacity of Eligible Current Investors will have such claims rejected and, if they still wish to do so, must accept this Rescission Offer as Eligible Former Investors. We advise you to consult the relevant Issuance Prospectuses and your financial, legal, and tax advisers, as you deem appropriate.

If you do not meet the requirements to be considered an Eligible Investor, you are not entitled to participate in the Rescission Offer.

Evidence of Eligibility

We will accept the following documentation as evidence of meeting the eligibility requirements to participate in the Rescission Offer:

1.

If you are an Initial Investor in Structured Notes, and our records corroborate that you purchased a Subject Security that is a Structured Note on its initial trade date, as indicated in column “B” under Part I of Appendix A, your ability to tender such Subject Security pursuant to the terms of this prospectus supplement and the accompanying prospectus will be considered sufficient evidence; provided, however, that by accepting the Rescission Offer, you will be deemed to have represented and warranted, acknowledged and agreed to the Issuer the representations and warrants and acknowledgements and agreements set out under “—Acceptance or Rejection of the Rescission Offer—Representations of Eligible Investors.”

2.

If you are an Eligible Current Investor who is not an Initial Investor in Structured Notes, you must provide evidence to the following effects with respect to each Subject Security when accepting the Rescission Offer pursuant to the terms of this prospectus supplement and accompanying prospectus:

2.1.

A signed acceptance agreement, a form of which is included in Appendix D (Current Investor Acceptance Form), by which the Eligible Current Investor provides, at a minimum, the representations and warranties, acknowledgements and agreements described under “—Acceptance or Rejection of the Rescission Offer—Representations of Eligible Investors”; and

2.2.

Satisfactory evidence that you purchased the Subject Security in a distribution from the Issuer through an underwriter or other distributor during the Relevant Period, and that you continue to hold such Subject Security as of the date of this prospectus supplement, and will continue to hold it (unless and until tendered by way of a secondary market trade pursuant to the Rescission Offer) until 5:00 p.m., Eastern Daylight Time, on the Expiration Date. For such purposes, the Issuer is prepared to accept the following evidence:

a)

Account statement(s) reflecting the purchase and purchase price information of the relevant Subject Security, and demonstrating the continued holding of such Subject Security until at least the date of this prospectus supplement; and/or

b)

Receipt, transaction or trade confirmation statement reflecting the Issuer, or an underwriter or other distributor who purchased the Subject Security in a distribution from the Issuer, as a principal seller of the relevant Subject Security, and evidencing that such Subject Security was acquired during the Relevant Period.

3.	If you are an Eligible Former Investor and you want to accept the Rescission Offer, you must provide evidence to the following effects:

3.1.

A signed acceptance agreement, a form of which is included in Appendix B (Former Investor Acceptance Form), by which the Eligible Former Investor provides, at a minimum, the representations and warranties, acknowledgements and agreements described under “—Acceptance or Rejection of the Rescission Offer—Representations of Eligible Investors”; and

3.2.

Satisfactory evidence that you purchased the Subject Security in a distribution from the Issuer through an underwriter or other distributor during the Relevant Period, and that either (i) such Subject Security was subsequently sold, redeemed or matured at a loss in a bona fide transaction; or (ii) if such Subject Security is a Redeeming Subject Security or Maturing Subject Security, its redemption or maturity resulted in a loss for you, and that you continuously held such relevant Subject Security until the time of redemption, maturity or sale, as applicable. For such purposes, the Issuer is prepared to accept the following evidence:

a)	Account statement(s) reflecting the purchase and purchase price information of the relevant Subject Security, and the subsequent sale, redemption or maturity (and sale, redemption or maturity price information) of such Subject Security before the date of this prospectus supplement, and the continued holding of such Subject Security until the time of sale, redemption or maturity, as applicable; and/or

b)

Receipt, transaction or trade confirmation statement reflecting the Issuer, or an underwriter or other distributor who purchased the Subject Security in a distribution from the Issuer, as a principal seller of the Subject Security, and evidencing that such Subject Security was acquired during the Relevant Period; and/or

c)	Receipt, transaction or trade confirmation statement reflecting the Subject Securities being sold, redeemed or matured, and detailing the sale, redemption or maturity price; and/or

d)

Tax documents, such as IRS Form 1099-B, evidencing the losses incurred by you on the subsequent sale, redemption, or maturity of the relevant Subject Security prior to the date of this prospectus supplement; and/or

e)	Daily trade logs reflecting the history of the purchase and sale of the relevant Subject Security.

4.

If you are both an Eligible Current Investor who is not an Initial Investor in Structured Notes and an Eligible Former Investor in the same series of Subject Securities you must provide evidence as shown above in your capacity as Eligible Current Investor and Eligible Former Investor, as applicable.

If you are an Eligible Investor in Subject Securities that are ETNs, you may face significant challenges presenting the evidence required for purposes of this Rescission Offer. See “Risk Factors—Risks Relating to the Rescission Offer—Investors in our Subject Securities that are ETNs may face significant evidentiary issues that are likely to make it difficult, if not impossible, for such investors to present sufficient evidence to prove that they meet the eligibility requirements to be considered an Eligible Investor and participate in this Rescission Offer.” In respect of one series of ETNs, namely the series titled “Pacer iPath Gold Trendpilot ETNs,” with ticker “PBUG” (the “PBUG ETNs”), we anticipate that the evidentiary challenges for Eligible Investors may be less significant than those arising in respect of other series of ETNs. This is the case because the PBUG ETNs were first issued during the Relevant Period (the first issuance of PBUG ETNs took place in June 2021) for the Rescission Offer. As such, unlike other series of ETNs, there are no PBUG ETNs of the same series that were properly offered and sold pursuant to an effective registration statement (and from which it would be challenging to distinguish those PBUG ETNs which are Subject Securities).

All determinations with respect to the evidence submitted for purposes of meeting the eligibility requirements to accept the Rescission Offer will be made by us, in our sole discretion, which determinations shall be final and binding. We reserve the right to, at any time, request any additional information or evidence that we may deem reasonably appropriate to demonstrate that you meet the eligibility requirements to be considered an Eligible Investor. Upon receipt and review of the evidence package submitted with your acceptance of the Rescission Offer, we may, in our sole discretion, but are under no obligation to, inform you of any insufficiency or inconsistency identified in the evidence provided and give you the opportunity to supplement the evidence as required, provided such supplemental evidence is received by us on or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date. For the avoidance of doubt, we will not accept any evidence submission after 5:00 p.m., Eastern Daylight Time, on the Expiration Date, and no cure period for insufficient or inconsistent evidence will be provided.

We and others will rely upon the truth and accuracy of the foregoing evidence for purposes of the Rescission Offer and we and our affiliates reserve the right to take all actions available at law to recover any losses incurred as a result of such reliance in case any of such evidence proves to be inaccurate, incorrect, false or misleading.

Rescission Offer Proceeds

Description of Rescission Offer Proceeds

If you are an Eligible Investor and you validly accept the Rescission Offer, the price you will receive for a particular Subject Security will depend on whether you are an Eligible Current Investor or an Eligible Former Investor with respect to such Subject Security (in each case, the “Rescission Offer Proceeds”):

•

If you are an Eligible Current Investor with respect to such Subject Security, upon your tender of such Subject Security to us by accepting the Rescission Offer, we will pay you an amount equal to the purchase price you paid for such Subject Security, plus interest from the first day of the month following the date of purchase to, and including, the last day of the month preceding the date that payment is made by us, less the amount of any interest, coupon payments, principal or other income received on such Subject Security.

•

If you are an Eligible Former Investor with respect to such Subject Security, we will pay you an amount equal to the excess, if any, of the amount you paid for such Subject Security over the proceeds from the sale, redemption or maturity of such Subject Security, plus interest (1) on the amount you originally paid for the Subject Security from the first day of the month following the date of purchase to, and including, the last day of the month preceding the date of sale, redemption or maturity and (2) on the loss realized from the sale, redemption or maturity of the Subject Security from the first day of the month following the date of sale, redemption or maturity to, and including, the last day of the month preceding the date that payment is made by us, less the amount of any interest, coupon payments, principal or other income received on such Subject Security.

Interest Component of the Rescission Offer Proceeds

In calculating the Rescission Offer Proceeds, for each series of Subject Security, we will use an interest rate calculated on the basis of the Applicable Federal Rates provided by the IRS (rounded up or down to the nearest percentage) for the relevant month, plus a 3% margin, compounded quarterly. The Applicable Federal Rates can be accessed at www.irs.gov/applicable-federal-rates. For purposes of determining the “relevant month,” (1) if there are two or three months in the quarterly calculation period, the Issuer will select the rate for the middle month of the quarter; or (2) if there is only one month in the quarterly calculation period, the Issuer will select the rate for the applicable month.

Although this prospectus supplement uses the term “interest” when describing the calculation of the Rescission Offer Proceeds, the term is only intended to describe the method used to calculate the payment amount, and the payment is not considered interest for federal income tax purposes.

Deduction of any interest, coupon payments, principal or other income due on Subject Securities

If you are an Eligible Current Investor, you will continue to receive any interest, coupon payments, principal or other income due on such Subject Security pursuant to its terms until you tender your Subject Security to us through ATOP or by way of a secondary market trade; provided, however, that (i) any such amounts received by you prior to or during the Rescission Offer, or following the Expiration Date, will be deducted from the Rescission Offer Proceeds pursuant to this prospectus supplement and the accompanying prospectus. and that (ii) you will be deemed to have represented and warranted, acknowledged and agreed, as part of the terms of the acceptance of the Rescission Offer, that you will repay to us any such amounts that, for any operational or technical reason or otherwise, were not deducted from the Rescission Offer Proceeds prior to those being paid to you.

If you are an Eligible Former Investor, any interest, coupon payments, principal or other income received on such Subject Security prior to or during the Rescission Offer, or following the Expiration Date, will be deducted from the Rescission Offer Proceeds pursuant to this prospectus supplement and the accompanying prospectus and you will be deemed to have represented and warranted, acknowledged and agreed, as part of the terms of the acceptance of the Rescission Offer, that you will repay to us any such amounts that, for any operational or technical reason or otherwise, were not deducted from the Rescission Offer Proceeds prior to those being paid to you.

As a result, if you accept the Rescission Offer, (1) the amount equal to the purchase price you paid for the Subject Security, plus interest, if any (as described in the calculation of the Rescission Offer Proceeds), in case you are an Eligible Current Investor or (2) the amount equal to the excess, if any, of the amount you paid for such Subject Security over the proceeds from the subsequent sale, redemption or maturity of such Subject Security, plus interest, if any (as described in the calculation of the Rescission Offer Proceeds) in case you are an Eligible Former Investor, will be offset in part or in full by deductions made by us or reimbursements you owe to us to account for any interest, coupon payments, principal or other income due on such Subject Securities pursuant to their terms.

Pursuant to the terms of certain Subject Securities, the interest, coupon payments, principal or other income due on such Subject Securities can be settled by means of delivery of certain assets other than cash, as described in the relevant Issuance Prospectuses (in each case, a “physical settlement”). For the avoidance of doubt, for purposes of calculating the Rescission Offer Proceeds under the terms described above, any physical settlement will be valued based on the U.S. dollar amount of the assets that were delivered under such physical settlement at the time the relevant assets were determined, according to the relevant Issuance Prospectus and in the reasonable discretion of the Issuer.

Therefore, you may not receive any amount as a result of accepting the Rescission Offer. You must make your own decision whether to accept or reject the Rescission Offer. We are not making any determinations as to whether it is in your economic interest to do so. We urge you to carefully review this prospectus supplement and the accompanying prospectus before deciding whether or not to accept or reject the rescission offer or to invest in Subject Securities.

Publication of Indicative and Final Rescission Offer Proceeds

We have included in Appendix A the indicative Rescission Offer Proceeds expected to be paid to Initial Investors in Structured Notes, which were calculated on the Indicative Valuation Date and are expressed as a percentage of the principal amount of the relevant Subject Security. As described below, calculating the indicative Rescission Offer Proceeds that, are expected to be paid to Initial Investors in Structured Notes requires making a number of assumptions and, with respect to certain Structured Notes, may not be possible given that amounts due under some Structured Notes pursuant to their terms are contingent on circumstances that are not yet known.

To the extent that the information required to make such calculations was available to us as of the Indicative Valuation Date, we have included in Appendix A to this prospectus supplement an indicative calculation of the Rescission Offer Proceeds that we would expect to pay to Initial Investors in Structured Notes, which does not yet account for the deduction of (i) any fixed coupon payments due on such Subject Securities, pursuant to their terms, from but excluding the Indicative Valuation Date to and including the Expiration Date; or (ii) any contingent interest, coupon payments, principal or other income that may be due on such Subject Securities, pursuant to their terms, from but excluding the Indicative Valuation Date to and including the Expiration Date. If effected, such payments will be deducted from the indicative Rescission Offer Proceeds that are included in Appendix A. We will publish an updated calculation of the indicative Rescission Offer Proceeds for Initial Investors of Structured Notes included in Appendix A two business days prior to the Expiration Date.

The calculation of the indicative Rescission Offer Proceeds was made on the Indicative Valuation Date based on a number of assumptions, including, but not limited to, the following: (i) the Subject Security was acquired by an Initial Investor in Structured Notes on the initial trade date indicated in column “B” under Part I of Appendix A corresponding to such Subject Security; (ii) the Initial Investor in Structured Notes has tendered a principal amount of the Subject Security equal to the minimum denomination for such Subject Security as set forth in its Issuance Prospectus; (iii) the Subject Security continued to be held by such Initial Investor in Structured Notes until the date of this prospectus supplement; and (iv) the Rescission Offer Proceeds are paid to the Initial Investor in Structured Notes within three business days after the Expiration Date.

Payments due under certain Structured Notes are contingent on circumstances that were not known as of the Indicative Valuation Date and may impact the amount of interest, coupon payments, principal or other income due on such Subject Securities to be deducted to obtain the final amount of Rescission Offer Proceeds. In addition, the assumptions made to calculate the indicative Rescission Offer Proceeds may not be accurate. As a result, the final amount of Rescission Offer Proceeds you receive may be lower than the indicative Rescission Offer Proceeds included in Appendix A.

We are unable to calculate indicative Rescission Offer Proceeds for Eligible Investors who are not Initial Investors in Structured Notes as the final amount of Rescission Offer Proceeds will depend on various factors presently unknown to us, including, but not limited to, the price and dates at which the Subject Securities were purchased or sold by such holders accepting the Rescission Offer. Eligible Investors who are not Initial Investors in Structured Notes should make their own calculations of the Rescission Offer Proceeds and should not consider the indicative Rescission Offer Proceeds included in Appendix A or any subsequently published indicative Rescission Offer Proceeds.

We will endeavor to publish in a press release the final Rescission Offer Proceeds for Subject Securities tendered by Initial Investors in Structured Notes, along with available information regarding the results of the Rescission Offer in respect of all Eligible Investors, as soon as practicable following the Expiration Date. Eligible Investors that are not Initial Investors in Structured Notes that have validly accepted the Rescission Offer will be informed individually of the Rescission Offer Proceeds in respect of their Subject Securities as soon as practicable following the Expiration Date and processing of the documents in support of their eligibility provided through the Rescission Offer On-line Portal.

We advise you to consult your financial, legal, and tax advisers, as you deem appropriate, before making any decision with respect to the Rescission Offer.

Payment of the Rescission Offer Proceeds

The Rescission Offer will expire at 5:00 p.m., Eastern Daylight Time, on the Expiration Date.

If you are an Initial Investor in Structured Notes and you validly accept the Rescission Offer on or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date in accordance with the terms hereof, we will cause payment of the Rescission Offer Proceeds to be made to you on or before September 15, 2022, which is three business days after the Expiration Date. Payment will be made through DTC.

If you are an Eligible Current Investor who is not an Initial Investor in Structured Notes and you validly accept the Rescission Offer on or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date in accordance with the terms hereof, we will cause payment of the Rescission Offer Proceeds to be made to you as soon as practicable after the Expiration Date. Payment will be made via the broker or bank through which your Subject Securities are held against a delivery of your Subject Securities to us. For data privacy reasons, we will request your settlement instructions and instruct you on how to provide them to us, as well as instruct you on how to deliver your Subject Security to us by way of a secondary market trade, after we have confirmed your valid acceptance of the Rescission Offer and validated your claim.

If you are an Eligible Former Investor and you validly accept the Rescission Offer on or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date in accordance with the terms hereof, we will cause payment of the

Rescission Offer Proceeds to be made to you as soon as practicable after the Expiration Date Payment will be made via bank transfer of immediately available funds to your bank account. For data privacy reasons, we will request your bank account details, and will instruct you on how to provide them to us, after we have confirmed your valid acceptance of the Rescission Offer and validated your claim.

Neither we nor any of our executive officers or directors makes any recommendations to any person with respect to our Rescission Offer. We urge you to read this prospectus supplement carefully and to make an independent evaluation with respect to our Rescission Offer. We also urge you to consult with your advisers, as you deem appropriate, before accepting or rejecting our Rescission Offer.

BY ACCEPTING THE RESCISSION OFFER YOU WILL NOT BE ENTITLED TO ANY OTHER PAYMENTS ON YOUR SUBJECT SECURITIES OTHER THAN PAYMENT OF THE RESCISSION OFFER PROCEEDS AS DETAILED ABOVE.

The disposal of the Subject Securities pursuant to the Rescission Offer may be subject to information reporting requirements of the Internal Revenue Service (“IRS”). You may also be subject to backup withholding on payments in respect of your Subject Securities unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. Before the settlement of the Rescission Offer Proceeds, U.S. holders (which includes U.S. citizens and residents) will need to complete and return the IRS Form W-9 and non-U.S. holders will need to complete IRS Form W-8. Please review the section entitled “Tax Considerations—U.S. Federal Income Tax Consequences” of the Prospectus Supplement to determine if you qualify as a U.S. holder or a non-U.S. holder. You may participate in the Rescission Offer even if you do not complete your IRS withholding form (W-9 or W-8). However, if your properly completed IRS withholding form (W-9 or W-8) is not received before the settlement of the Rescission Offer Proceeds, we may be required to withhold additional amounts from the Rescission Offer Proceeds and the IRS may impose certain penalties.

Acceptance or Rejection of the Rescission Offer

YOU ARE NOT LEGALLY REQUIRED TO ACCEPT THE RESCISSION OFFER.

All acceptances of the Rescission Offer will be deemed to be effective at 5:00 p.m., Eastern Daylight Time, on the Expiration Date, at which time your right to accept the Rescission Offer will terminate. You can withdraw any previous acceptance of the Rescission Offer prior to this deadline on the Expiration Date. While withdrawals may not be revoked, and any Subject Securities properly withdrawn will thereafter be deemed not validly tendered for purposes of the Rescission Offer, such Subject Securities may be re-tendered by following the procedures described in “—How to accept the Rescission Offer” at any time prior to 5:00 p.m., Eastern Daylight Time, on the Expiration Date. Regardless of whether you accept this Rescission Offer, the Subject Securities will be deemed to have been offered and sold under an effective registration statement.

IT IS UNCLEAR WHAT THE EFFECT OF ACCEPTANCE OR REJECTION OF THE RESCISSION OFFER WILL BE ON YOUR RIGHT TO BRING A CIVIL ACTION AGAINST US ALLEGING A FAILURE TO REGISTER THE SUBJECT SECURITIES UNDER FEDERAL SECURITIES LAWS. HOWEVER, FEDERAL LAW DOES PROVIDE THAT YOU MAY LOSE ANY RESCISSION RIGHTS UNDER FEDERAL SECURITIES LAWS ONE YEAR FROM THE DATE OF PURCHASE OF SUCH SUBJECT SECURITIES AND THREE YEARS FROM THE DATE SUCH SUBJECT SECURITIES WERE BONA FIDE OFFERED TO THE PUBLIC.

How to accept the Rescission Offer

You may accept the Rescission Offer for any number of Subject Securities, as long as such acceptance is for Subject Securities in the minimum denominations, and integral multiples in excess thereof, as set forth in the relevant Issuance Prospectus.

By accepting the Rescission Offer, you will be deemed to have acknowledged that any personal information submitted in connection with your acceptance of the Rescission Offer will be collected and processed by us or third parties acting on our behalf in the United States, where data protection and privacy regulations may not offer the same level of protection as in other parts of the world. For more details with respect to how your personal information will be processed, see “The Rescission Offer—Data Privacy” below.

If you are an Initial Investor in Structured Notes: Since the Subject Securities are represented by global book-entry notes, DTC or its nominee is treated as the registered holder of the Subject Securities and will be the only entity that can tender the Subject Securities for repurchase by us. Therefore, to tender the Subject Securities in order to obtain the Rescission Offer Proceeds for them, you must instruct the institution where you hold your Subject Securities to tender your Subject Securities on your behalf so that they are received on or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date.

YOU SHOULD CONSULT YOUR ACCOUNT REPRESENTATIVE AT THE BROKER OR BANK WHERE YOU HOLD YOUR SUBJECT SECURITIES TO DETERMINE THE PREFERRED PROCEDURE FOR TENDERING YOUR SUBJECT SECURITIES.

IF YOU WISH TO ACCEPT THIS RESCISSION OFFER, PLEASE INSTRUCT YOUR ACCOUNT REPRESENTATIVE AT THE BROKER OR BANK WHERE YOU HOLD YOUR SUBJECT SECURITIES IN TIME FOR YOUR SUBJECT SECURITIES TO BE TENDERED TO US ON OR BEFORE 5:00 P.M., EASTERN DAYLIGHT TIME, ON THE EXPIRATION DATE. OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR TENDER OF SUBJECT SECURITIES HAS BEEN PROPERLY COMPLETED AND TIMELY RECEIVED AND WHETHER YOU ARE AN ELIGIBLE INVESTOR TO ACCEPT THE RESCISSION OFFER.

PLEASE NOTE THAT DTC, ITS PARTICIPANTS AND THE BANKS OR BROKERS WHERE YOU HOLD YOUR SUBJECT SECURITIES WILL ESTABLISH THEIR OWN CUT-OFF DATES AND TIMES FOR THE TENDER OF THE SUBJECT SECURITIES, WHICH MAY BE EARLIER THAN 5:00 P.M., EASTERN DAYLIGHT TIME, ON THE EXPIRATION DATE.

If you choose to accept the Rescission Offer, you will be deemed to have made to us the representations and warranties, acknowledgements and agreements set forth under “—Representations of Eligible Investors” below.

If you tender your Subject Security to us through ATOP, you will cease to receive any interest, coupon payments, principal or other income due on such Subject Security pursuant to its terms upon such tender; provided, however, that (i) any such amounts due to you prior to or during the Rescission Offer, or following the Expiration Date, that remain unpaid because of your tender of the Subject Securities through ATOP will not be deducted from the Rescission Offer Proceeds pursuant to this prospectus supplement and the accompanying prospectus (and, conversely, any amounts that are received by you prior to or during the Rescission Offer, or following the Expiration Date, will be deducted from the Rescission Offer Proceeds pursuant to this prospectus supplement and the accompanying prospectus) and that (ii) you will be deemed to have represented and warranted, acknowledged and agreed, as part of the terms of the acceptance of the Rescission Offer, that you will repay to us any such amounts that, for any operational or technical reason or otherwise, were not deducted from the Rescission Offer Proceeds prior to those being paid to you. See “—Terms of the Rescission Offer—Rescission Offer Proceeds.” You will resume receipt of interest, coupons payments, principal and other income due on such Subject Securities pursuant to their terms upon a valid withdrawal of previously tendered Subject Securities. See “—Terms of the Rescission Offer—How to Reject the Rescission Offer.”

For the avoidance of doubt, if you hold a Redeeming Subject Security or Maturing Subject Security, you are not considered an Initial Investor in Structured Notes with respect to such Redeeming Subject Security or Maturing Subject Security and you should not tender your Redeeming Subject Security or Maturing Subject

Security to us through ATOP. To accept the Rescission Offer with respect to a Redeeming Subject Security or Maturing Subject Security, please refer to the instructions for Eligible Former Investors below.

All determinations with respect to the Rescission Offer (including issues relating to the timeliness or effectiveness of any election, withdrawal or the tender of the Subject Securities or evidence of eligibility) will be made by us, in our sole discretion, which determinations shall be final and binding.

If you are an Eligible Current Investor who is not an Initial Investor in Structured Notes: In the event you elect to accept the Rescission Offer, you must complete, sign and date the accompanying Current Investor Acceptance Form, included as Appendix D to this prospectus supplement, and return it by uploading it to the Rescission Offer On-line Portal (which can be accessed at https://claimsportal.barclays.atom-applications.com/), so that it is received by us (together with the supporting evidence required therein) on or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date.

The Current Investor Acceptance Form must be legible. If you choose to accept the Rescission Offer, we recommend that you return the Current Investor Acceptance Form sufficiently in advance of 5:00 p.m., Eastern Daylight Time, on the Expiration Date to ensure its receipt by us by the deadline specified above. Submission will be deemed made only when a confirmation that the upload was successfully completed is displayed in the Rescission Offer On-line Portal.

WE MUST RECEIVE YOUR LEGIBLE AND PROPERLY COMPLETED CURRENT INVESTOR ACCEPTANCE FORM (TOGETHER WITH APPROPRIATE SUPPORTING EVIDENCE) ON OR BEFORE 5:00 P.M., EASTERN DAYLIGHT TIME, ON THE EXPIRATION DATE. OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR CURRENT INVESTOR ACCEPTANCE FORM HAS BEEN PROPERLY COMPLETED AND TIMELY RECEIVED AND WHETHER YOU ARE AN ELIGIBLE INVESTOR TO ACCEPT THE RESCISSION OFFER.

Your valid acceptance of the Rescission Offer will be conditioned upon the tender of your Subject Security to us by way of a secondary market trade. We will instruct you on how to deliver your Subject Security to us and provide you with settlement details after we have confirmed your valid acceptance of the Rescission Offer and validated your claim.

For clarification purposes, if you are not an Initial Investor in Structured Notes, ATOP will not be available for the tender of your Subject Securities, and settlement will be made directly with us in the secondary market.

Once you have validly accepted the Rescission Offer, you will continue to receive any interest, coupon payments, principal or other income due on such Subject Security pursuant to its terms until you tender your Subject Security to us by way of a secondary market trade; provided, however, that (i) any such amounts received by you prior to or during the Rescission Offer, or following the Expiration Date, will be deducted from the Rescission Offer Proceeds pursuant to this prospectus supplement and the accompanying prospectus and that (ii) you will be deemed to have represented and warranted, acknowledged and agreed, as part of the terms of the acceptance of the Rescission Offer, that you will repay to us any such amounts that, for any operational or technical reason or otherwise, were not deducted from the Rescission Offer Proceeds prior to those being paid to you. See “—Terms of the Rescission Offer—Rescission Offer Proceeds.

For the avoidance of doubt, if you hold a Redeeming Subject Security or Maturing Subject Security, you are not considered an Eligible Current Investor with respect to such Redeeming Subject Security or Maturing Subject Security and you should not tender your Redeeming Subject Security or Maturing Subject Security to us by submitting the Current Investor Acceptance Form, included as Appendix D to this prospectus supplement. To accept the Rescission Offer with respect to a Redeeming Subject Security or Maturing Subject Security, please refer to the instructions for Eligible Former Investors below.

All determinations with respect to the Rescission Offer (including issues relating to the timeliness or effectiveness of any election or evidence of eligibility) or the Current Investor Acceptance Form will be made by us, in our sole discretion, which determinations shall be final and binding.

If you are an Eligible Former Investor: In the event you elect to accept the Rescission Offer, you must complete, sign and date the accompanying Former Investor Acceptance Form, included as Appendix B to this prospectus supplement, and return it by uploading it to the Rescission Offer On-line Portal (which can be accessed at https://claimsportal.barclays.atom-applications.com/), so that it is received by us (together with the supporting evidence required therein) on or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date.

The Former Investor Acceptance Form must be legible. If you choose to accept the Rescission Offer, we recommend that you return the Former Investor Acceptance Form sufficiently in advance of 5:00 p.m., Eastern Daylight Time, on the Expiration Date to ensure its receipt by us by the deadline specified above. Submission will be deemed made only when a confirmation that the upload was successfully completed is displayed in the Rescission Offer On-line Portal.

If you choose to accept the Rescission Offer, any interest, coupon payments, principal or other income received on such Subject Security prior to or during the Rescission Offer, or following the Expiration Date, will be deducted from the Rescission Offer Proceeds pursuant to this prospectus supplement and the accompanying prospectus and you will be deemed to have represented and warranted, acknowledged and agreed, as part of the terms of the acceptance of the Rescission Offer, that you will repay to us any such amounts that, for any operational or technical reason or otherwise, were not deducted from the Rescission Offer Proceeds prior to those being paid to you.

WE MUST RECEIVE YOUR LEGIBLE AND PROPERLY COMPLETED FORMER INVESTOR ACCEPTANCE FORM (TOGETHER WITH APPROPRIATE SUPPORTING EVIDENCE) ON OR BEFORE 5:00 P.M., EASTERN DAYLIGHT TIME, ON THE EXPIRATION DATE. OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR FORMER INVESTOR ACCEPTANCE FORM HAS BEEN PROPERLY COMPLETED AND TIMELY RECEIVED AND WHETHER YOU ARE AN ELIGIBLE INVESTOR TO ACCEPT THE RESCISSION OFFER.

All determinations with respect to the Rescission Offer (including issues relating to the timeliness or effectiveness of any election, withdrawal or evidence of eligibility) or the Former Investor Acceptance Form will be made by us, in our sole discretion, which determinations shall be final and binding.

If you are both an Eligible Current Investor who is not an Initial Investor in Structured Notes and an Eligible Former Investor in the same series of Subject Securities: In the event you elect to accept the Rescission Offer in respect of both the Subject Securities held by you as an Eligible Current Investor and those formerly held as an Eligible Former Investor, you must complete, sign and date the accompanying Current and Former Investor Acceptance Form, included as Appendix E to this prospectus supplement, and return it by uploading it to the Rescission Offer On-line Portal (which can be accessed at https://claimsportal.barclays.atom-applications.com/), so that it is received by us (together with the supporting evidence required therein) on or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date.

The Current and Former Investor Acceptance Form must be legible. If you choose to accept the Rescission Offer, we recommend that you return the Current and Former Investor Acceptance Form sufficiently in advance of 5:00 p.m., Eastern Daylight Time, on the Expiration Date to ensure its receipt by us by the deadline specified above. Submission will be deemed made only when a confirmation that the upload was successfully completed is displayed in the Rescission Offer On-line Portal.

If you choose to accept the Rescission Offer, any interest, coupon payments, principal or other income received on such Subject Security prior to or during the Rescission Offer, or following the Expiration Date, will be deducted from the Rescission Offer Proceeds pursuant to this prospectus supplement and the accompanying prospectus and you will be deemed to have represented and warranted, acknowledged and agreed, as part of the terms of the acceptance of the Rescission Offer, that you will repay to us any such amounts that, for any operational or technical reason or otherwise, were not deducted from the Rescission Offer Proceeds prior to those being paid to you.

WE MUST RECEIVE YOUR LEGIBLE AND PROPERLY COMPLETED CURRENT AND FORMER INVESTOR ACCEPTANCE FORM (TOGETHER WITH APPROPRIATE SUPPORTING EVIDENCE) ON OR BEFORE 5:00 P.M., EASTERN DAYLIGHT TIME, ON THE EXPIRATION DATE. OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR CURRENT AND FORMER INVESTOR ACCEPTANCE FORM HAS BEEN PROPERLY COMPLETED AND TIMELY RECEIVED AND WHETHER YOU ARE AN ELIGIBLE INVESTOR TO ACCEPT THE RESCISSION OFFER.

All determinations with respect to the Rescission Offer (including issues relating to the timeliness or effectiveness of any election, withdrawal or evidence of eligibility) or the Current and Former Investor Acceptance Form will be made by us, in our sole discretion, which determinations shall be final and binding.

Representations of Eligible Investors

By accepting the Rescission Offer, each Eligible Investor will be deemed to have represented and warranted, acknowledged to, and agreed with, Barclays Bank that such Eligible Investor:

(i)	has received and reviewed the information contained in this prospectus supplement and the accompanying prospectus;

(ii)

elects to accept the Rescission Offer with respect to the specified Subject Securities, and understands that he, she or it will no longer be entitled to any payments on such Subject Securities beyond those received in the Rescission Offer;

(iii)	meets the eligibility requirements to be considered an Eligible Investor, as set out under “—Terms of the Rescission Offer—Eligibility Requirements” above, including:

a)

if an Eligible Current Investor, such investor (1) purchased the Subject Securities, in respect of which the Rescission Offer is accepted, during the Relevant Period in a distribution from the Issuer through an underwriter or other distributor; and (2) has continued to hold the Subject Securities in respect of which the Rescission Offer is accepted until the date of this prospectus supplement, and will continue to hold such Subject Securities (unless and until tendered through ATOP or repurchased by way of a secondary market trade, in each case pursuant to the Rescission Offer) until 5:00 p.m., Eastern Daylight Time, on the Expiration Date, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and Barclays Bank will acquire good, indefeasible and unencumbered title to such Subject Securities, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when the tender of the same is accepted by Barclays Bank;

b)

if an Eligible Former Investor, such investor (1) purchased the Subject Securities, in respect of which the Rescission Offer is accepted, during the Relevant Period in a distribution from the Issuer through an underwriter or other distributor; and (2) either (i) no longer holds the Subject Securities in respect of which the Rescission Offer is accepted as at the date of this prospectus supplement, and such Subject Securities matured or were redeemed at a loss, sold at a loss back to Barclays Bank or one of its affiliates, or sold at a loss in the secondary market (provided, in each case, that such investor continuously held such relevant Subject Security until the time of redemption, maturity or sale, as applicable), or (ii) still holds the Redeeming Subject Securities or Maturing Subject Securities in respect of which the Rescission Offer is accepted as at the date of this prospectus supplement, and will continue to hold them until they are redeemed or reach their maturity, in each case at a loss, on or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date;

(iv)

if an Eligible Current Investor, is the beneficial owner or the authorized representative of the beneficial owner of the Subject Securities in respect of which he, she or it is accepting the Rescission Offer, or, if an Eligible Former Investor, was the beneficial owner or is the authorized representative of the former beneficial owner of those Subject Securities when acquired in a distribution from the Issuer through an underwriter or other distributor during the Relevant Period, and has full power and authority to accept the Rescission Offer;

(v)

if an Eligible Current Investor, will not sell, pledge, hypothecate or otherwise encumber or transfer any Subject Securities in respect of which he, she or it is accepting the Rescission Offer, from the date of acceptance of the Rescission Offer, and agrees that any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

(vi)

in evaluating the Rescission Offer and in making the decision whether to participate therein, has made his, her or its own independent appraisal of the matters referred to in this prospectus supplement and the accompanying prospectus and in any related communications and is not relying on any statement, representation or warranty, express or implied, made to he, she or it by us other than those contained in this prospectus supplement and the accompanying prospectus, including, without limitation, the indicative market value of the Subject Securities provided in Appendix A to this prospectus supplement;

(vii)

will execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions applicable to the Rescission Offer;

(viii)	is not a Sanctioned Person and none of its Subsidiaries is a Sanctioned Person;

(ix)

will not, directly or indirectly, use the Rescission Offer Proceeds, or lend, contribute, or otherwise make available the Rescission Offer Proceeds to any Subsidiary, agent, joint venture partner, or other Person: (x) to fund or facilitate any activities or business of, with, in, or relating to any Sanctioned Person or Sanctioned Territory, or (y) in any other manner; in each case that would result in a violation of Sanctions or constitute Sanctionable Activity under Sanctions with respect to any person participating in the Rescission Offer, whether as Issuer, Eligible Investor, or otherwise;

(x)

acknowledges and agrees that any violation of clauses (viii) or (ix) above constitutes a material change in the commercial risks and benefits of the transactions contemplated hereby. For the avoidance of doubt, the provisions of clauses (viii) and (ix) apply only to the transactions contemplated by this Rescission Offer and are not intended to restrict or prohibit an Eligible Investor from dealing with any Person using means and resources not implicating this Rescission Offer;

(xi)

(i) acknowledges and agrees that any interest, coupon payments, principal or other income due on the specified Subject Securities pursuant to their terms received by such Eligible Investor prior to or during the Rescission Offer, or following the Expiration Date, will be deducted from the Rescission Offer Proceeds pursuant to this prospectus supplement and (ii) will repay to Barclays Bank any such amounts that, for any operational or technical reason or otherwise, were not deducted from the Rescission Offer Proceeds prior to those being paid to the Eligible Investor.

(xii)

has read, acknowledged and understood our Online Privacy Notices, as applicable, available at https://www.cib.barclays/disclosures/personal-information-use.html, including with respect to the collection, disclosure and other processing of his, her or its personal information as described therein and in this prospectus supplement;

(xiii)

understands that we and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and warranties and agrees that if any of the acknowledgements, representations and warranties made by his, her or its acceptance of the Rescission Offer are at any time prior to the consummation of the Rescission Offer no longer accurate, he, she or it shall promptly notify us and that any such acknowledgement, representation or warranty not being true and accurate when given and/or ceasing so to be true and accurate may invalidate any acceptance of the Rescission Offer;

(xiv)

if delivering the Subject Securities as a fiduciary or agent for one or more investor accounts, has sole investment discretion with respect to each such account and full power to make the foregoing acknowledgements, representations and warranties on behalf of such account;

(xv)	any documentation provided to us evidencing the foregoing acknowledgements, representations and warranties is true, correct and complete; and

(xvi)	his, hers or its participation in the Rescission Offer will not constitute or result in a violation of any provisions of applicable U.S. federal, state, local or foreign law.

We and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and warranties for purposes of the Rescission Offer, and we and our affiliates reserve the right to take all actions available at law or in equity to recover any losses incurred as a result of such reliance in case any of the foregoing acknowledgements, representations and warranties proves to be inaccurate, incorrect, false or misleading.

Initial Investors in Structured Notes: Procedures for Brokers and Banks; DTC ATOP Account

If you are an Initial Investor in Structured Notes, in order to accept this Rescission Offer on your behalf, your broker or bank must submit, or cause the DTC participant who holds the Subject Securities on your behalf to submit, an Agent’s Message (as defined below).

The Bank of New York Mellon (the “Rescission Agent”), on our behalf, will seek to establish an Automated Tender Offer Program (“ATOP”) account with respect to the outstanding Subject Securities at DTC promptly after the delivery of this prospectus supplement. Any financial institution that is a DTC participant, including your broker or bank, may make book-entry tender of outstanding Subject Securities by causing the book-entry transfer of such Subject Securities into our ATOP account in accordance with DTC’s procedures for such transfers. Concurrently with the delivery of the Subject Securities, an Agent’s Message in connection with such book-entry transfer must be transmitted by DTC to, and received by, the Rescission Agent on or prior to the Expiration Date. The confirmation of a book-entry transfer into the ATOP account as described above is referred to herein as a “Book-Entry Confirmation.”

The term “Agent’s Message” means a message transmitted by the DTC participants to DTC, and thereafter transmitted by DTC to the Rescission Agent, forming a part of the Book-Entry Confirmation which states that DTC has received an express acknowledgment from the DTC participant described in such Agent’s Message stating that such DTC participant and beneficial owner agree to be bound by the terms of this rescission offer.

Each Agent’s Message must include the following information:

1.	the name of the relevant DTC participant;

2.	the phone number of the relevant DTC participant; and

3.	any additional information deemed necessary by the DTC participant, subject to the applicable character limit.

BY SENDING AN AGENT’S MESSAGE, THE DTC PARTICIPANT IS DEEMED TO HAVE CERTIFIED THAT THE BENEFICIAL OWNER FOR WHOM THE SUBJECT SECURITIES ARE BEING TENDERED MEETS THE ELIGIBILITY REQUIREMENTS TO BE CONSIDERED AN INITIAL INVESTOR IN STRUCTURED NOTES, STILL HOLDS SUCH SUBJECT SECURITIES AND HAS BEEN PROVIDED WITH A COPY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE MAY REQUIRE FURTHER DOCUMENTATION VERIFYING THIS INFORMATION.

The delivery of the Subject Securities through DTC, and any transmission of an Agent’s Message through ATOP, is at the election and risk of the person tendering the Subject Securities. We will ask the Rescission Agent to instruct DTC to return those Subject Securities, if any, that were tendered through ATOP but were not accepted by us, to the DTC participant that tendered such Subject Securities on behalf of holders of the Subject Securities. Neither we nor the Rescission Agent is responsible or liable for the return of such Subject Securities to the tendering DTC participants or to the beneficial owners, nor as to the time by which such return is completed.

We reserve the absolute right to reject any or all tenders of outstanding Subject Securities that are not in proper form, including, without limitation, lack of satisfactory records that the tendering holder is an Initial Investor in Structured Notes of the Subject Securities tendered, or the acceptance of which, in our opinion, would be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding Subject Securities.

Our interpretation of the terms and conditions of the Rescission Offer, including, without limitation, the instructions in any Agent’s Message, will be final and binding; however, an Initial Investor in Structured Notes of the Subject Securities may, in his, her, or its discretion, challenge the rejection of a tender of outstanding Subject Securities and/or an interpretation of the terms and conditions of the Rescission Offer in a court of competent jurisdiction.

We encourage tenders of outstanding Subject Securities to be submitted early. Any defect or irregularity in connection with tenders of outstanding Subject Securities must be cured on or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date, unless waived by us. Tenders of outstanding Subject Securities will not be deemed to have been made until all defects and irregularities have been waived by us or cured. Neither we, nor any other person, will be under any duty to give notice of any defects or irregularities in tenders of outstanding Subject Securities, or will incur any liability to Initial Investors in Structured Notes for failure to give any such notice.

For clarification purposes, ATOP will not be available for the delivery of Subject Securities of Eligible Current Investors who are not Initial Investors in Structured Notes.

How to reject the Rescission Offer

Regardless of whether you are an Eligible Current Investor or an Eligible Former Investor, you do not need to take any action to reject the Rescission Offer. If you do not accept the Rescission Offer before the Expiration Date, you will be deemed to have rejected the Rescission Offer and, if you are a Current Eligible Investor, and continue to hold any Subject Securities, you will receive interest payments on the Subject Securities at their stated rate and will be paid their principal amount in accordance with their terms, conditions and risk factors, each as described in their respective Issuance Prospectuses, a hyperlink to which is included in Appendix A, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. Furthermore, the Subject Securities not tendered in the Rescission Offer will be deemed to have been offered and sold under an effective registration statement of which this prospectus supplement and the accompanying prospectus form a part.

If you had previously accepted the Rescission Offer but you change your decision and want to reject the Rescission Offer, you may withdraw your acceptance of the Rescission Offer at any time on or before 5:00 p.m.,

Eastern Daylight Time, on the Expiration Date, pursuant to the instructions below. If you validly withdraw your acceptance of the Rescission Offer, you will be deemed to have rejected the Rescission Offer. While withdrawals may not be revoked, Subject Securities properly withdrawn may be re-tendered by following the procedures described in “—How to accept the Rescission Offer” above at any time prior to 5:00 p.m., Eastern Daylight Time, on the Expiration Date.

If you are an Initial Investor in Structured Notes: For a withdrawal of the Subject Securities to be effective, you should contact your bank or broker where your Subject Securities are held and have them send an ATOP notice of withdrawal so that it is timely received by the Rescission Agent. The withdrawal notice must be received by us by no later than 5:00 p.m., Eastern Daylight Time, on the Expiration Date and must include the following information:

1.	the name of the relevant DTC participant;

2.	the phone number of the relevant DTC participant; and

3.	any additional information deemed necessary by the DTC participant, subject to the applicable character limit.

IF YOU HAVE PREVIOUSLY ACCEPTED THE RESCISSION OFFER AND YOU CHANGE YOUR ELECTION, YOU MUST INSTRUCT YOUR ACCOUNT REPRESENTATIVE AT THE BROKER OR BANK WHERE YOU HOLD YOUR SUBJECT SECURITIES IN TIME FOR YOUR TENDER OF SUBJECT SECURITIES TO BE WITHDRAWN ON OR BEFORE 5:00 P.M., EASTERN DAYLIGHT TIME, ON THE EXPIRATION DATE. OTHERWISE, YOU WILL BE DEEMED TO HAVE ACCEPTED THE RESCISSION OFFER. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER WITHDRAWAL HAS BEEN PROPERLY COMPLETED AND TIMELY RECEIVED AND WHETHER YOU ARE ELIGIBLE TO WITHDRAW YOUR ACCEPTANCE OF THE RESCISSION OFFER.

PLEASE NOTE THAT DTC, ITS PARTICIPANTS AND THE BANKS OR BROKERS WHERE YOU HOLD YOUR SUBJECT SECURITIES WILL ESTABLISH THEIR OWN CUT-OFF DATES AND TIMES FOR THE WITHDRAWAL OF ANY TENDER OF THE SUBJECT SECURITIES, WHICH MAY BE EARLIER THAN 5:00 P.M., EASTERN DAYLIGHT TIME, ON THE EXPIRATION DATE.

All determinations with respect to the Rescission Offer (including issues relating to the timeliness or effectiveness of any election, withdrawal or the tender of the Subject Securities or evidence of eligibility) will be made by us, in our sole discretion, which determinations shall be final and binding.

Withdrawals of tenders of the Subject Securities by Initial Investors in Structured Notes may not be revoked, and any Subject Securities properly withdrawn will thereafter be deemed not validly tendered for purposes of the Rescission Offer. Properly withdrawn Subject Securities may, however, be re-tendered by following the procedures described in “—How to accept the Rescission Offer” and “—Procedures for Brokers and Banks; DTC ATOP Account” above, at any time prior to 5:00 p.m., Eastern Daylight Time, on the Expiration Date.

If you are an Eligible Former Investor or an Eligible Current Investor who is not an Initial Investor in Structured Notes: If you change your decision and want to reject the Rescission Offer after having submitted the Rescission Offer Acceptance Form, you must complete, sign and date the accompanying Rescission Offer Withdrawal Form, included as Appendix C to this prospectus supplement, and return it by uploading it to the Rescission Offer On-line Portal (which can be accessed at https://claimsportal.barclays.atom-applications.com/), so that it is received by us on or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date.

The Rescission Offer Withdrawal Form must be legible. If you choose to withdraw and revoke your previous acceptance of the Rescission Offer, we recommend that you return the Rescission Offer Withdrawal

Form sufficiently in advance of the Expiration Date to ensure its receipt by us by the deadline specified above. Submission will be deemed made only when a confirmation that the upload was successfully completed is displayed in the Rescission Offer On-line Portal.

IF YOU HAVE PREVIOUSLY ACCEPTED THE RESCISSION OFFER AND YOU CHANGE YOUR ELECTION, WE MUST RECEIVE YOUR LEGIBLE AND PROPERLY COMPLETED RESCISSION OFFER WITHDRAWAL FORM ON OR BEFORE 5:00 P.M., EASTERN DAYLIGHT TIME, ON THE EXPIRATION DATE. OTHERWISE, YOU WILL BE DEEMED TO HAVE ACCEPTED THE RESCISSION OFFER PURSUANT TO YOUR ELECTION ON THE LAST EFFECTIVE RESCISSION OFFER ACCEPTANCE FORM YOU SUBMITTED. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER WITHDRAWAL FORM HAS BEEN PROPERLY COMPLETED AND TIMELY RECEIVED AND WHETHER YOU ARE ELIGIBLE TO WITHDRAW YOUR ACCEPTANCE OF THE RESCISSION OFFER.

Withdrawals of their acceptance of the Rescission Offer may not be revoked by Eligible Former Investors or Eligible Current Investors who are not Initial Investors in Structured Notes, and any such properly withdrawn acceptance will thereafter be deemed not a valid acceptance for purposes of the Rescission Offer. You may, however, re-accept the Rescission Offer by following the procedures described in “—How to accept the Rescission Offer” above, at any time prior to 5:00 p.m., Eastern Daylight Time, on the Expiration Date.

All determinations with respect to the Rescission Offer (including issues relating to the timeliness or effectiveness of any election or tender of Subject Securities or evidence of eligibility) or the withdrawal instructions or the Rescission Offer Withdrawal Form will be made by us, in our sole discretion, which determinations shall be final and binding.

Other Terms and Conditions

The Rescission Offer will expire at 5:00 p.m., Eastern Daylight Time, on the Expiration Date, which is September 12, 2022, i.e., 30 business days from the date of this prospectus supplement (including the date of this prospectus supplement and the Expiration Date), unless extended by us. We expressly reserve the right to extend the term of the Rescission Offer. During any extension of the term of the Rescission Offer, all outstanding Subject Securities previously tendered, not validly withdrawn and not yet accepted for rescission will remain subject to the Rescission Offer and may be accepted for rescission by us. To the extent we are legally permitted to do so, we expressly reserve the absolute right, in our sole discretion, to waive any condition to the Rescission Offer.

ALTHOUGH WE HAVE NO PRESENT PLANS OR ARRANGEMENTS TO DO SO, WE RESERVE THE RIGHT TO AMEND, AT ANY TIME, THE TERMS OF THE RESCISSION OFFER. WE WILL GIVE HOLDERS NOTICE OF ANY AMENDMENTS IF REQUIRED BY APPLICABLE LAW.

The conditions to the Rescission Offer are for our sole benefit and may be asserted by us in our sole discretion or may be waived by us, in whole or in part, in our sole discretion, whether or not any other condition of the Rescission Offer also is waived. We have not made a decision as to what circumstances would lead us to waive any condition, and any waiver would depend on circumstances prevailing at the time of that waiver. Any determination by us concerning the conditions described in this section shall be final and binding upon all persons, subject to the provision in the next to last paragraph of the subsection entitled “—Procedures for Brokers and Banks; DTC ATOP Account.”

Any waiver or amendment to the Rescission Offer will be made on a series by series basis, per series of Subject Security, and will apply to all the Subject Securities of such series that were tendered, regardless of when or in what order the Subject Securities were tendered. If we make a material change in the terms of the Rescission Offer or if we waive a material condition of the Rescission Offer, we will disseminate additional

Rescission Offer materials. If the amendment or waiver is made less than ten business days before the expiration of the Rescission Offer, we will extend the Rescission Offer so that holders have at least ten business days to accept, or withdraw acceptances to, the Rescission Offer.

We expressly reserve the right, in our sole discretion, to terminate the Rescission Offer if any of the conditions set forth in this prospectus supplement have not been satisfied by the Eligible Investors or waived by us. In the event we terminate the Rescission Offer, we will notify you of the termination, and all outstanding Subject Securities previously tendered and not yet accepted for rescission will be returned promptly to the tendering holders.

If any outstanding Subject Securities tendered by Initial Investors in Subject Securities are not accepted for rescission for any reason, such Subject Securities will be returned, at our expense, to the tendering holder via book-entry transfer to the account maintained by the holder’s broker or bank at DTC, promptly following the Expiration Date or the termination or withdrawal of the Rescission Offer. The holder’s broker or bank will be responsible for crediting the transfer into the holder’s individual account.

We have engaged the Rescission Agent to facilitate and assist us with the acceptance procedures of the Rescission Offer for Initial Investors in Structured Notes. The Rescission Agent will have no involvement with, and no responsibilities with respect to, any Eligible Investors other than Initial Investors in Structured Notes.

We have not retained, nor do we intend to retain, any person to make solicitations or recommendations to you in connection with the Rescission Offer.

Neither we, nor the Rescission Agent, nor any of our or its officers or directors may make or shall be deemed to have made any recommendations to you with respect to the Rescission Offer. We urge you to read this prospectus supplement as well as the accompanying prospectus carefully and to make an independent evaluation with respect to the Rescission Offer.

Funding the Rescission Offer

We have sufficient funds available to pay for the purchase of any Subject Securities that may be tendered to us as a result of the Rescission Offer.

Data Privacy

In connection with this Rescission Offer, we will collect, use or otherwise process personal information, including non-public personal information, personal data and any other similar term, as such terms are defined under applicable U.S. federal and state privacy laws and, if applicable, the privacy laws in other jurisdictions (“personal information”) provided by you or a bank, broker or other institution acting on your behalf, including (i) contact information, such as your name, address and telephone number, (ii) personal information provided to us in connection with your IRS withholding forms (e.g., W-8 or W-9), such as your taxpayer identification or social security number and (iii) certain transaction information related to your purchase of the Subject Securities, such as your account number.

When accepting the Rescission Offer, you must ensure that any personal information provided to us is accurate and up to date, and you should promptly notify us if and when you become aware that any such information is no longer accurate or up to date.

By accepting the Rescission Offer, you will be deemed to have acknowledged that any personal information submitted in connection therewith will be collected and processed by us or third parties acting on our behalf in the United States, where data protection and privacy regulations may not offer the same level of protection as in other parts of the world.

We will use, disclose or otherwise process the personal information that is provided to us in order to (i) process your acceptance of or otherwise validate your eligibility to participate in this Rescission Offer, (ii) provide you with the Rescission Offer Proceeds that you are entitled to be paid (in the event you are deemed to be an Eligible Investor and choose to validly accept the Rescission Offer), (iii) prevent fraud or abuse or (iv) as otherwise required by law or regulation.

We will not “sell” the personal information you share with us as that term is defined under the California Consumer Privacy Act; however, we may disclose your personal information to affiliated or non-affiliated entities, including, as applicable, our service providers, the Rescission Agent, DTC or its nominee, DTC participants or your bank, broker or other institution acting on your behalf, for the purposes described above. Such third parties may in turn use the services of their affiliates or third party service providers to process your personal information where necessary or appropriate. We are not responsible for the data collection, privacy and information sharing policies and procedures of such third parties.

We will keep your personal information for no longer than is necessary to fulfill the purposes of processing of your personal information as described above, or as otherwise (i) detailed in our Online Privacy Notices, as applicable or (ii) required by applicable law or regulation.

The security of your personal information is our priority. We protect personal information by maintaining physical, electronic, and procedural safeguards that meet applicable legal requirements.

For more information regarding our collection and processing of your personal information and additional details on how we protect your personal information, please see our Online Privacy Notices available at https://www.cib.barclays/disclosures/personal-information-use.html, as well as our security page available at https://www.barclayscorporate.com/general-info/online-security/. We reserve the right to update our Online Privacy Notices at any time as described therein.

Questions about the Rescission Offer

If you have questions or require additional information about the Rescission Offer acceptance procedures, you may contact the broker, bank or other institution where you purchased your relevant Subject Security. In addition, if you are an Eligible Former Investor or an Eligible Current Investor that is not an Initial Investor in Structured Notes, information regarding how to obtain technical support in relation to the submission of your Rescission Offer acceptance or withdrawal form and supporting evidence of eligibility will be available through the Rescission Offer On-line Portal.

TAX CONSIDERATIONS

U.S. Federal Income Tax Consequences

This section describes certain U.S. federal income tax consequences of the Rescission Offer to beneficial owners of Subject Securities that, for U.S. federal income tax purposes, are treated as either (i) debt securities, (ii) prepaid forward or derivative contracts, or (iii) put options and deposits. It applies to you only if you acquired your Subject Securities in the initial offering of the applicable Subject Securities and you hold your Subject Securities as capital assets for U.S. federal income tax purposes.

This section does not apply to you if you are a member of a class of holders subject to special rules, including:

•	a dealer in securities;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a tax-exempt organization;

•	an insurance company;

•	a person that holds the Subject Securities as part of a straddle or a hedging or conversion transaction for tax purposes or as part of a “synthetic security” or other integrated financial transaction;

•	a person that purchases or sells the Subject Securities as part of a wash sale for tax purposes;

•	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar;

•	a bank;

•	an entity taxed as a partnership or the partners therein;

•	regulated investment company;

•	a nonresident alien individual present in the United States for more than 182 days in a taxable year;

•	a U.S. expatriate;

•	a person liable for alternative minimum tax; or

•	a person that actually or constructively owns 10% or more of the combined voting power of our voting stock or of the total value of our stock.

This summary does not address state, local or foreign taxes, the U.S. federal estate and gift taxes, the Medicare contribution tax applicable to net investment income of certain non-corporate U.S. Holders or special timing rules prescribed under Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

This section is based on the Code, its legislative history, existing and proposed regulations, published rulings and court decisions. These laws are subject to change, possibly on a retroactive basis.

The remainder of this discussion is superseded by and is subject to the discussion in the prospectus for the relevant series of Subject Securities to the extent this discussion is inconsistent therewith. You should consult your own tax adviser, as you deem appropriate, regarding the U.S. federal, state and local and other tax consequences of participating in the Rescission Offer.

U.S. Holders

This subsection describes the U.S. federal income tax consequences to a U.S. holder of participating in the Rescission Offer. You are a U.S. holder if you are a beneficial owner of the Subject Securities and you are, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a domestic corporation; or

•	otherwise subject to U.S. federal income taxation on a net income basis in respect of the Subject Securities.

If you are not a U.S. holder, this subsection does not apply to you, and you should refer to “—Non-U.S. Holders” below.

General Treatment of a Tender of Subject Securities Pursuant to the Rescission Offer

If you tender your Subject Securities pursuant to the Rescission Offer, this should be treated as a sale or redemption of the Subject Securities for U.S. federal income tax purposes for the amount paid by us pursuant to the Rescission Offer. Although this prospectus supplement uses the term “interest” when describing the calculation of the Rescission Offer Proceeds, the term is only intended to describe the method used to calculate the payment amount, and the payment is not considered interest for federal income tax purposes. Accordingly, the discussion below treats all Rescission Offer Proceeds as part of the proceeds received upon a disposition of Subject Securities, and does not account separately for the portion of Rescission Offer Process denominated as interest.

The U.S. federal income tax consequences of the redemption of a series of Subject Securities are discussed in greater detail in the prospectus for such series of Subject Securities. You should review carefully the sections in the relevant prospectus entitled “Material U.S. Federal Income Tax Consequences” or an equivalent section discussing U.S. federal income tax matters relating to the securities.

It is possible that your interests in the Subject Securities and your right of rescission with respect to the Subject Securities under federal or certain state securities laws could be treated as offsetting positions in a straddle for U.S. federal income tax purposes. In such case, your holding period in respect of the Subject Securities would not begin until your right of rescission with respect to the Subject Securities lapsed. For an investor that participates in the Rescission Offer, this may preclude you from qualifying for long-term capital gain on the disposition of the Subject Securities. For an investor that does not participate in the Rescission Offer, your holding period may not begin until after the Rescission Offer has closed, or on a potentially later date. You should consult your tax adviser, as you deem appropriate, concerning the possible application of the straddle rules in light of your particular circumstances.

Subject Securities Treated as Debt Securities

The following discussion applies to Subject Securities that the relevant prospectus states should be treated as indebtedness for U.S. federal income tax purposes, and the remainder of this discussion assumes that this treatment is correct.

Subject Securities Treated as Debt Instruments With a Term of More than One Year that are not Contingent Payment Debt Instruments

The following discussion applies to Subject Securities that the relevant prospectus states are debt instruments other than contingent payment debt instruments (“CPDI”), and the remainder of this discussion assumes that this treatment is correct.

Upon the tender of a Subject Security that is not a CPDI pursuant to the Rescission Offer, you generally will recognize taxable income or loss equal to the difference between the amount realized and your adjusted tax basis in the Subject Security. Your adjusted tax basis in a Subject Security will generally equal the cost of the Subject Security, increased by the amounts of original issue discount previously included in income with respect to the Subject Security and reduced by any principal payments received and by the amounts of any other payments that do not constitute qualified stated interest. Your amount realized should equal the amount received in the tender (other than amounts attributable to accrued but unpaid interest, which we will treat as interest). Subject to the discussion of the potential application of the straddle rules above, this gain or loss generally should be long-term capital gain or loss if you have held the Subject Security that is a debt instrument that is not a CPDI for more than one year at that time.

Subject Securities Treated as Contingent Payment Debt Instruments With a Term of More than One Year

The following discussion applies to Subject Securities that the relevant prospectus states will be CPDI, and the remainder of this discussion assumes that this treatment is correct.

Upon the tender of a Subject Security that is a CPDI pursuant to the Rescission Offer, you generally will recognize taxable income or loss equal to the difference between the amount received in the tender and your adjusted tax basis in the Subject Security. Your adjusted tax basis in a Subject Security that is a CPDI will equal the amount you paid to acquire the Subject Security, increased by the amount of interest income previously accrued by you in respect of the Subject Security (determined without regard to any of the positive or negative adjustments to interest accruals) and decreased by the amount of any prior projected payments in respect of the Subject Security. On the tender of a Subject Security that is a CPDI, you generally must treat any income as interest income and any loss as ordinary loss to the extent of previous interest inclusions (reduced by the total amount of net negative adjustments previously taken into account as ordinary losses), and the balance as capital loss. These ordinary losses are not treated as miscellaneous itemized deductions under Code Section 67. The deductibility of capital losses, however, is subject to limitations. Additionally, if you recognize a loss above certain thresholds, you might be required to file a disclosure statement with the IRS, although this is uncertain. You should consult your tax adviser, as you deem appropriate, regarding this reporting obligation.

Subject Securities Treated as Debt Instruments With a Term of Not More than One Year

The following discussion applies to Subject Securities treated as debt securities with a term of not more than one year (including either the issue date or the last possible date that the Subject Securities could be outstanding pursuant to their terms, but not both), which we refer to as “short-term obligations.”

Upon delivery of a Subject Security that is a short-term obligation pursuant to the Rescission Offer, you will recognize gain or loss in an amount equal to the difference between the amount you receive and your adjusted basis in the Subject Security. Your adjusted basis in the Subject Security will equal the amount you paid to acquire the Subject Security, increased by any discount that you have previously included in income but not received. The amount of any resulting loss will be treated as a capital loss. A loss may be subject to special reporting requirements if it exceeds certain thresholds, although this is unclear.

Generally, in the case of a cash-method owner of a Subject Security that is a short-term obligation who has not elected an accrual method of accounting, the gain recognized should be treated as ordinary interest income in an amount not exceeding the accrued but unpaid discount. However, there is no authority regarding the accrual of discount on short-term obligations such as the Subject Securities. If the overall amount of discount that will be received at maturity has become fixed (or the likelihood of this amount not being a fixed amount has become remote) prior to the tender, it is likely that the portion of a cash-method U.S. holder’s gain on the disposition of a Subject Security that is a short-term obligation pursuant to the Rescission Offer that will be treated as accrued discount (and, therefore, taxed as interest income) will be determined based on the fixed amount.

Generally, in the case of an owner of a Subject Security that is a short-term obligation that is subject to an accrual method of accounting, gain recognized will be short-term capital gain, because accrued discount will already have been included in the owner’s income. As noted above, however, there is no authority regarding the accrual of discount on short-term obligations such as the Subject Securities. Consequently, there is uncertainty regarding what portion, if any, of gain recognized by a U.S. holder subject to an accrual method of accounting will be treated as short-term capital gain. Notwithstanding this uncertainty, if you are subject to an accrual method of accounting, you will recognize interest income no later than, and in an amount not less than, if the short term obligations were subject to cash-method accounting.

Subject Securities Treated as Prepaid Forward or Derivative Contracts

The following discussion applies to Subject Securities that the relevant prospectus states should be treated as prepaid forward contracts for U.S. federal income tax purposes and the remainder of this discussion assumes that this treatment is correct.

If you accept the Rescission Offer, you should recognize gain or loss equal to the difference between the amount realized on the tender of your Subject Security that is a prepaid forward contract and your tax basis in the Subject Security, which as a general matter should equal the amount you paid to acquire the Subject Security, potentially subject to certain adjustments. Subject to the discussion of the potential application of the straddle rules above, this gain or loss generally should be long-term capital gain or loss if you have held the Subject Security that is a prepaid forward contract for more than one year at that time.

There is no judicial or administrative authority discussing how your Subject Securities should be treated for U.S. federal income tax purposes. Therefore, the IRS might assert that your Subject Securities should be treated in a manner that differs from that described above. For example, the IRS might assert that your Subject Securities should be treated as debt instruments subject to the special tax rules governing contingent payment debt instruments. See “—Subject Securities Treated as Debt Securities” above, for the relevant tax consequences in that case. You should consult your tax adviser, as you deem appropriate, regarding all aspects of the U.S. federal income tax consequences of participating in the Rescission Offer.

Subject Securities Treated as Put Options and Deposits

The following discussion applies to Subject Securities that the relevant prospectus states is reasonable to treat for U.S. federal income tax purposes as a unit comprising (i) a put option (the “Put Option”) written by you to us with respect to the Reference Asset, and (ii) a cash deposit equal to the initial issue price of the Subject Security to secure your potential obligation under the Put Option (the “Deposit”) and the remainder of this discussion assumes that this treatment is correct.

Although the matter is not free from doubt, we intend to take the position that upon the tender of a Subject Security that is a Put Option and Deposit pursuant to the Rescission Offer, you should recognize (i) short term capital gain equal to the amount of the total premium paid to you in consideration of your entry into the Put Option over the term of the Subject Security and (ii) on the receipt of Rescission Offer Proceeds, your tax treatment should be the same as that is described above under “ – Subject Securities Treated as Debt Instruments With a Term of More than One Year that are not Contingent Payment Debt Instruments” or “ – Subject Securities Treated as Debt Instruments With a Term of Not More than One Year” depending on the term of your Subject Security. It is possible that the IRS could characterize this differently (e.g., as a refund by you of premiums in respect of a Put Option offset against amounts deemed received pursuant to a tender). You should consult your tax adviser, as you deem appropriate, regarding all aspects of the U.S. federal income tax consequences of participating in the Rescission Offer.

Due to the lack of direct legal authority, there are substantial uncertainties regarding the tax consequences of tendering a Subject Security in the Rescission Offer. For instance, a Subject Security might be treated as a single debt instrument for U.S. federal income tax purposes. If so, your tax consequences will be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. See “—Subject Securities Treated as Debt Securities” above. Alternatively, while it is not clear whether the Subject Securities would be viewed as similar to a typical prepaid forward contract, it is possible that any Treasury regulations or other guidance promulgated regarding the U.S. federal income tax treatment of prepaid forward contracts and similar instruments could materially and adversely affect the tax consequences of disposing of the Subject Securities, possibly with retroactive effect. You should consult your tax adviser, as you deem appropriate, regarding all aspects of the U.S. federal income tax consequences of participating in the Rescission Offer.

Non-U.S. Holders

This subsection describes the tax consequences to a non-U.S. holder of tendering a Subject Securities pursuant to the Rescission Offer. You are a non-U.S. holder if you are a beneficial owner of a Subject Security and you are, for U.S. federal income tax purposes:

•	an individual;

•	a corporation; or

•	an estate or trust, that in each case is not a U.S. holder.

If you tender your Subject Securities in the Rescission Offer, you should be treated, for U.S. federal income tax purposes, as selling your Subject Securities to us for the amount paid by us pursuant to the Rescission Offer. If you are a non-U.S. holder, subject to the discussions below under “—Information Reporting and Backup Withholding,” you generally will not be subject to U.S. federal withholding or income tax on the proceeds received upon tender of your Subject Securities in the Rescission Offer to extent that, in the case of (i) any amounts attributable to accrued but unpaid interest (including original issue discount and accrued but unpaid discount) on a Subject Security treated as a debt instrument other than a CPDI, (ii) amounts attributable to accrued but unpaid interest (including original issue discount and accrued unpaid discount) on a Subject security that is treated as a unit comprising a Put Option and Deposit, or (iii) any payments that represent gain on a contingent payment debt instrument, you submit a properly completed IRS Form W-8 appropriate to your circumstances that reduces or eliminates withholding. If a non-U.S. holder does not provide a properly executed IRS Form W-8, any payments attributable to accrued interest, or gain in respect of a contingent payment debt instrument, may be subject to 30% U.S. federal withholding.

Holders Who Disposed of their Subject Securities Prior to the Rescission Offer

If your Subject Securities have either been (i) redeemed or matured at a loss, or (ii) sold at a loss to Barclays Bank or one of its affiliates or in the secondary market, the amount paid by us pursuant to the Rescission Offer should be taxable to you at the time that you receive or accrue such amounts (in accordance with your regular method of tax accounting), regardless of when you disposed of your Subject Securities. The character of such income generally should be the same as the character of the loss you realized on the disposition of your Subject Securities.

Information Reporting and Backup Withholding

You may be subject to information reporting. You may also be subject to backup withholding on payments in respect of your Subject Securities unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. If you are a non-U.S. holder, you will not be subject to backup withholding if you provide a properly completed IRS Form W-8 appropriate to your circumstances.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or any entity or account deemed to hold “plan assets” of the foregoing (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before determining whether to accept or reject the Rescission Offer. Among other factors, the fiduciary should consider whether the acceptance or rejection of the Rescission Offer would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether such acceptance or rejection would involve a prohibited transaction under ERISA or the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans, any other plans that are subject to Section 4975 of the Code and any entities or accounts deemed to hold “plan assets” of the foregoing (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

Barclays Bank, Barclays Capital Inc. and/or any of their respective affiliates may be considered a party in interest or disqualified person with respect to many Plans or entities whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”). The acquisition and continued holding or rescission of the securities by a Plan or a Plan Asset Entity with respect to which Barclays Bank, Barclays Capital Inc. and/or any of their respective affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the acquisition and continued holding or rescission of the securities is done pursuant to an applicable exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the continued holding or rescission of the securities. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers).

In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of the securities, provided that neither Barclays Bank, Barclays Capital Inc. nor any of their affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the securities or any interest therein or investor that accepts or rejects the Rescission Offer will be deemed to have represented by its purchase and holding of the securities or any interest therein or its acceptance or rejection of the Rescission Offer that either (1) it is not a Plan, Plan Asset Entity or Non-ERISA Arrangement and is not purchasing the securities or accepting or rejecting the Rescission Offer on behalf of, or with the assets of, any Plan, Plan Asset Entity or Non-ERISA Arrangement or (2)(i) the purchase and holding of the securities or acceptance or rejection of the Rescission Offer will not constitute a non-exempt prohibited transaction under ERISA or the Code or a similar violation under any applicable Similar Laws and (ii) none of Barclays Bank, Barclays Capital Inc. or any of their affiliates directly or indirectly exercises any discretionary authority or control or renders investment advice or otherwise acts in a fiduciary capacity with respect to the assets of the Plan or Plan Asset Entity within the meaning of ERISA.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering whether to accept or reject the Rescission Offer on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding or rescission of the securities under Similar Laws, as applicable.

Persons holding the securities have exclusive responsibility for ensuring that their continued holding and disposition (including through this Rescission Offer) of the securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The repurchase of any security from a Plan, Plan Asset Entity or Non-ERISA Arrangement pursuant to the Rescission Offer is in no respect a representation by Barclays Bank, Barclays Capital Inc. or any of their affiliates or representatives that the rescission meets all relevant legal requirements applicable to any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement, or that the rescission is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

VALIDITY OF THE SECURITIES

Certain legal matters with respect to New York law relating to the validity of the Subject Securities (but not with respect to compliance with the Securities Act) were passed upon for the Issuer by Davis Polk & Wardwell LLP, as special United States products counsel to the Issuer, at the time of their issuance as set forth in the relevant Issuance Prospectus relating to the Subject Securities. Insofar as this opinion involves matters governed by English law, Davis Polk & Wardwell LLP relied, with the Issuer’s permission, on the opinion of Davis Polk & Wardwell London LLP, dated as of August 20, 2018, filed as an exhibit to a report on Form 6-K by the Issuer on August 20, 2018, the opinion of Davis Polk & Wardwell London LLP, dated as of August 3, 2020, filed as an exhibit to a report on Form 6-K by the Issuer on August 3, 2020 or the opinion of Davis Polk & Wardwell London LLP, dated as of August 5, 2021, filed as an exhibit to a report on Form 6-K by the Issuer on August 5, 2021, as applicable, in each case subject to the same assumptions, qualifications and limitations as set forth in such opinion of Davis Polk & Wardwell London LLP.

APPENDIX A

DESCRIPTION OF SUBJECT SECURITIES

Part I. Description of Subject Securities that are “Structured Notes”:

Notes:

(1)     This refers to the date on which the relevant Subject Security was first distributed to the public as set forth in the relevant Issuance Prospectus.

(2)     To the extent that the information required to make such calculations was available to us as of the Indicative Valuation Date, we have included in this column an indicative calculation of the Rescission Offer Proceeds that we would expect to pay to Initial Investors in Structured Notes, expressed as a percentage of the principal amount of the relevant Subject Security, which does not yet account for the deduction of (i) any fixed coupon payments due on such Subject Securities, pursuant to their terms, from but excluding the Indicative Valuation Date to and including the Expiration Date; or (ii) any contingent interest, coupon payments, principal or other income that may be due on such Subject Securities, pursuant to their terms, from but excluding the Indicative Valuation Date to and including the Expiration Date. If effected, such payments will be deducted from the indicative Rescission Offer Proceeds that are included under this column. We will publish an updated calculation of the indicative Rescission Offer Proceeds for Initial Investors of Structured Notes included in this column two business days prior to the Expiration Date. Indicative Rescission Offer Proceeds were calculated based on a number of assumptions, including, but not limited to, the following: (i) the Subject Security was acquired by an Initial Investor in Structured Notes on the initial trade date indicated in column “B” under Part I of Appendix A corresponding to such Subject Security; (ii) the Initial Investor in Structured Notes has tendered a principal amount of the Subject Security equal to the minimum denomination for such Subject Security as set forth in its Issuance Prospectus; (iii) the Subject Security continued to be held by such Initial Investor in Structured Notes until the date of this prospectus supplement; and (iv) the Rescission Offer Proceeds are paid to the Initial Investor in Structured Notes within three business days after the Expiration Date. To the extent that the information required to make such calculations was available to us as of the Indicative Valuation Date, any interest, coupon payments, principal or other income due on such Subject Securities pursuant to their terms will be deducted and reflected in the indicative Rescission Offer Proceeds. You should not consider the indicative Rescission Offer Proceeds if you are not an Initial Investor in Structured Notes. We advise you to consult your financial, legal, and tax advisers, as you deem appropriate, before making any decision with respect to the Rescission Offer. For more details on the risks associated with considering indicative Rescission Offer Proceeds, please refer to “Risk Factors—Risks Relating to the Rescission Offer—The indicative Rescission Offer Proceeds included in Appendix A were calculated based on certain assumptions and may differ from the final amount of Rescission Offer Proceeds you receive. You should not consider the indicative Rescission Offer Proceeds if you are not an Initial Investor in Structured Notes.”

(3)     The indicative market value of each series of Subject Securities that are Structured Notes was calculated by us based on our internal pricing models as of the Indicative Valuation Date and is expressed as a percentage of the principal amount of the relevant Subject Security. Such indicative market value is made available to you only as a reference and is not a prediction of the price at which the Subject Securities may trade in the secondary market, nor will it be the price at which we or our affiliates may buy or sell the Subject Securities in the secondary market. We advise you to consult your financial, legal, and tax advisers, as you deem appropriate, before making any decision with respect to the Rescission Offer. See “Risk Factors—Risks Relating to the Rescission Offer—The indicative market value of each series of Subject Securities included at Appendix A may not be accurate, and your reliance on such indicative market value in making your decision to accept or reject the Rescission Offer may result in a substantial loss to you—Subject Securities that are Structured Notes.”

(4)     This Subject Security will mature on or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date and, therefore, qualifies as a Maturing Subject Security. For the avoidance of doubt, this includes Subject Securities for which the final valuation date, as described in the respective Issuance Prospectus, falls on or before the Expiration Date. Eligible Investors holding Maturing Subject Securities do not qualify as Initial Investors in Structured Notes with respect to such Maturing Subject Securities and, as a result, no indicative Rescission Offer Proceeds will be published in respect of this series of Subject Securities. Certain Subject Securities that matured after the Indicative Valuation Date but before the date of this prospectus supplement were marked in this Appendix A as Maturing Subject Securities, and any former holders of such Subject Securities as of the date of this prospectus supplement must participate in the Rescission Offer as Eligible Former Investors.

(5)     This Subject Security may be redeemed on or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date should certain contingent circumstances described in its Issuance Prospectus arise. In such event, such Subject Securities will qualify as Redeeming Subject Securities and the holder of such Redeeming Subject Securities at the time of redemption will cease to qualify as an Eligible Current Investor upon redemption. Any former holders who have already accepted the Rescission Offer in respect of a Redeeming Subject Security in the capacity of Eligible Current Investors will have such claims rejected and, if they still wish to do so, must accept this Rescission Offer as Eligible Former Investors. We advise you to consult the relevant Issuance Prospectus and your financial, legal, and tax advisers, as you deem appropriate.

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents
1	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jun-30-2022	06/27/19	07/02/19	06/30/22	06747N2D5	US06747N2D56	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919038641/a19-12358_10424b2.htm

2	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Jul-2-2024	06/27/19	07/02/19	07/02/24	06747N2A1	US06747N2A18	112.9600%	141.6565%	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919038592/a19-12358_9424b2.htm

3	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (ACCELERATED RETURN NT) 0.000 Aug-28-2020	06/27/19	07/05/19	08/28/20	06747B498	US06747B4986	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319008844/dp109244_424b2-2418baml.htm

4	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Jul-1-2021	06/27/19	07/02/19	07/01/21	06747MZF6	US06747MZF66	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919038504/a19-12270_18424b2.htm

5	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (AUTOCALL MKT-LINKED NT) 0.000 Jun-27-2024	06/27/19	07/05/19	06/27/24	06747B480	US06747B4804	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319008891/dp109239_424b2-2432baml.htm

6	Notes Linked to the Dow Jones Industrial Average due June 28, 2024	06/27/19	07/05/19	06/28/24	06747B399	US06747B3996	112.9600%	137.5159%	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319008811/dp109247_424b2-2456baml.htm

7	Market-Linked Notes Based on the Value of the S&P 500 Index due July 6, 2026	06/28/19	07/03/19	07/06/26	06747B449	US06747B4499	112.9600%	122.8358%	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009042/dp109413_424b2-2436ms.htm

8	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jul-1-2022	06/28/19	07/03/19	07/01/22	06747B167	US06747B1677	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009044/dp109416_424b2-2467ms.htm

9	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jul-1-2022	06/28/19	07/03/19	07/01/22	06747B159	US06747B1594	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009046/dp109417_424b2-2469ms.htm

10	Trigger PLUS Based on the Value of the S&P 500 Index due July 3, 2025	06/28/19	07/03/19	07/03/25	06747B472	US06747B4721	112.9600%	149.5137%	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009037/dp109412_424b2-2434ms.htm

11	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jul-6-2020	06/28/19	07/03/19	07/06/20	06747MWB8	US06747MWB89	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919038961/a19-12358_38424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

12	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Jul-6-2021	06/28/19	07/03/19	07/06/21	06747MWC6	US06747MWC62	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919038934/a19-12358_31424b2.htm

13	$2,202,000 Buffered SuperTrack Notes due June 30, 2023	06/28/19	07/03/19	06/30/23	06747MWG7	US06747MWG76	112.9600%	136.3250%	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919038951/a19-12358_34424b2.htm

14	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Oct-5-2020	06/28/19	07/03/19	10/05/20	06747MWK8	US06747MWK88	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919038969/a19-12358_32424b2.htm

15	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Dec-31-2020	06/28/19	07/03/19	12/31/20	06747MWN2	US06747MWN28	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919038982/a19-12358_39424b2.htm

16	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jun-30-2022	06/28/19	07/03/19	06/30/22	06747MWP7	US06747MWP75	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919038931/a19-12358_30424b2.htm

17	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jun-28-2024	06/28/19	07/03/19	06/28/24	06747MWV4	US06747MWV44	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919038986/a19-12358_35424b2.htm

18	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (AUTOCALLABLE NT) 0.000 Jun-28-2024	06/28/19	07/03/19	06/28/24	06747MWZ5	US06747MWZ57	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919038970/a19-12358_42424b2.htm

19	$1,197,000 Buffered SuperTrack Notes due June 30, 2022	06/28/19	07/03/19	06/30/22	06747MX27	US06747MX270	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919039017/a19-12358_44424b2.htm

20	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Mar-31-2023	06/28/19	07/03/19	03/31/23	06747MX35	US06747MX353	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009006/dp109423_424b2-2423barc.htm

21	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Jun-30-2021	06/28/19	07/03/19	06/30/21	06747MXD3	US06747MXD37	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919038954/a19-12358_36424b2.htm

22	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jul-3-2025	06/28/19	07/03/19	07/03/25	06747MZR0	US06747MZR05	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919039013/a19-12358_43424b2.htm

23	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (CPPD BUFFERED NT) 0.000 Dec-31-2020	06/28/19	07/03/19	12/31/20	06747N2Q6	US06747N2Q69	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009004/dp109418_424b2-2473jpm.htm

24	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (DUAL DIRECTIONAL NT) 0.000 Jan-3-2022	06/28/19	07/03/19	01/03/22	06747MWF9	US06747MWF93	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919038959/a19-12358_29424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

25	$752,000 Notes Linked to the Least Performing of the S&P 500 Index and the Russell 2000 Index due June 30, 2022	06/28/19	07/03/19	06/30/22	06747MWE2	US06747MWE29	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919038947/a19-12358_33424b2.htm

26	$765,000 Notes Linked to the Least Performing of the S&P 500 Index and the Russell 2000 Index due March 31, 2023	06/28/19	07/03/19	03/31/23	06747MWH5	US06747MWH59	112.9600%	118.2729%	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919038999/a19-12358_37424b2.htm

27	$1,266,000 Buffered SuperTrack Notes due July 3, 2024	06/28/19	07/03/19	07/03/24	06747MWL6	US06747MWL61	112.9600%	128.1593%	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919038929/a19-12358_28424b2.htm

28	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (MARKET LINKED SEC) 0.000 Jul-6-2021	06/28/19	07/03/19	07/06/21	06747MXQ4	US06747MXQ40	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009014/dp109411_424b2-2419wfps.htm

29	$640,000 Digital Plus Notes due July 3, 2023	06/28/19	07/03/19	07/03/23	06747MZ82	US06747MZ820	112.9600%	127.7977%	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919039014/a19-12358_45424b2.htm

30	Dual Directional Trigger PLUS Based on the Value of the S&P 500 Index due July 6, 2022	06/28/19	07/03/19	07/06/22	06747B456	US06747B4564	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009047/dp109421_424b2-2435ms.htm

31	Trigger PLUS Based on the Performance of a Basket of Three Indices due July 1, 2022	06/28/19	07/03/19	07/01/22	06747B134	US06747B1347	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009045/dp109414_424b2-2487ms.htm

32	$736,000 Notes Linked to the Performance of the Barclays Trailblazer Sectors 5 Index due July 3, 2024	06/28/19	07/03/19	07/03/24	06747MYU4	US06747MYU43	112.9600%	100.8320%	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919039005/a19-12358_40424b2.htm

33	$1,001,000 Buffered SuperTrack Notes due July 6, 2022	06/28/19	07/03/19	07/06/22	06747MX84	US06747MX841	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919039010/a19-12358_41424b2.htm

34	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (DUAL DIRECTIONAL NT) 0.000 Jan-6-2022	06/28/19	07/03/19	01/06/22	06747MWD4	US06747MWD46	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919039032/a19-12358_52424b2.htm

35	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (MKT LINKED SEC) 0.000 Jan-3-2022	06/28/19	07/03/19	01/03/22	06747MXS0	US06747MXS06	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009010/dp109420_424b2-2420wfps.htm

36	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGGR CALL CTGNT YIELD) Jan-6-2023	07/03/19	07/09/19	01/06/23	06747C702	US06747C7020	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009216/dp109629_424b2-2499ubs.htm

37	$1,000,000 Buffered SuperTrack Notes due July 9, 2024	07/03/19	07/09/19	07/09/24	06747N5D2	US06747N5D20	112.1300%	118.1402%	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919038776/a19-12358_15424b2.htm

38	$1,035,000 Buffered SuperTrack Notes due July 9, 2024	07/03/19	07/09/19	07/09/24	06747N5E0	US06747N5E03	112.1300%	140.9375%	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919039558/a19-12447_37424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

39	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jul-8-2022	07/05/19	07/10/19	07/08/22	06747C207	US06747C2070	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009230/dp109653_424b2-2493ms.htm

40	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jul-8-2022	07/05/19	07/10/19	07/08/22	06747C108	US06747C1080	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009232/dp109652_424b2-2492ms.htm

41	$500,000 SuperTrack Notes due July 10, 2024	07/05/19	07/12/19	07/10/24	06747N5C4	US06747N5C47	112.1300%	158.5706%	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919039681/a19-12447_38424b2.htm

42	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC CALLABLE SEC) Jul-9-2021	07/05/19	07/10/19	07/09/21	06747N5T7	US06747N5T71	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009233/dp109654_424b2-2500ms.htm

43	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED 0.000 Jul-9-2021	07/05/19	07/10/19	07/09/21	06747N5W0	US06747N5W01	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919039684/a19-12447_40424b2.htm

44	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Oct-8-2021	07/05/19	07/10/19	10/08/21	06747B118	US06747B1180	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009229/dp109651_424b2-2490ms.htm

45	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALLAB CTGNT INT NT) Jul-22-2020	07/05/19	07/10/19	07/22/20	06747N5N0	US06747N5N02	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009231/dp109655_424b2-2498jpm.htm

46	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jul-11-2024	07/08/19	07/11/19	07/11/24	06747N2U7	US06747N2U71	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009275/dp109686_424b2-2476barc.htm

47	US$5,000,000 FLOORED FLOATING RATE NOTES LINKED TO 3-MONTH USD LIBOR DUE JULY 11, 2022	07/08/19	07/11/19	07/11/22	06747N5S9	US06747N5S98	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919039813/a19-12447_46424b2.htm

48	$1,000,000 Buffered Digital Plus Notes due July 15, 2024	07/10/19	07/15/19	07/15/24	06747N5M2	US06747N5M29	112.1300%	122.7321%	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919040166/a19-12447_52424b2.htm

49	$694,000 Barrier SuperTrack Notes due January 23, 2023	07/11/19	07/16/19	01/23/23	06747N6J8	US06747N6J80	112.1300%	102.9321%	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919040318/a19-12855_1424b2.htm

50	$1,626,000 Dual Directional Notes due July 14, 2023	07/11/19	07/16/19	07/14/23	06747N5L4	US06747N5L46	112.1300%	140.9555%	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919040322/a19-12447_59424b2.htm

51	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (AUTOCAL MKT-LINK STEPUP) 0.000 Jul-25-2025	07/11/19	07/19/19	07/25/25	06747B142	US06747B1420	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009335/dp109750_424b2-2474baml.htm

52	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGR AUTOCALL CTGT YIELD) Jul-15-2022	07/12/19	07/17/19	07/15/22	06747C884	US06747C8846	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009349/dp109764_424b2-2503ubs.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

53	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALLABLE CTGNT YIELD) Jul-17-2029	07/12/19	07/17/19	07/17/29	06747C876	US06747C8762	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009357/dp109760_424b2-2501ubs.htm

54	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jul-15-2022	07/12/19	07/17/19	07/15/22	06747C868	US06747C8689	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009354/dp109762_424b2-2504ms.htm

55	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGGR AUTOCALLABLE NT) Jul-17-2029	07/12/19	07/17/19	07/17/29	06747C801	US06747C8010	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009369/dp109761_424b2-2502ubs.htm

56	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jul-15-2022	07/12/19	07/17/19	07/15/22	06747C850	US06747C8507	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009353/dp109763_424b2-2505ms.htm

57	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jul-15-2021	07/12/19	07/19/19	07/15/21	06747N6C3	US06747N6C38	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919040717/a19-12855_4424b2.htm

58	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jul-17-2024	07/12/19	07/19/19	07/17/24	06747N6D1	US06747N6D11	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919040712/a19-12855_5424b2.htm

59	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGGR CALLABLE CTGNT NT) Jan-17-2023	07/12/19	07/17/19	01/17/23	06747C835	US06747C8358	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009358/dp109765_424b2-2507ubs.htm

60	GLOBAL MTN STEP-UP SER A 3.000 Jul-18-2031	07/12/19	07/18/19	07/18/31	06747N6H2	US06747N6H25	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919040511/a19-12855_6424b2.htm

61	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jul-18-2022	07/15/19	07/18/19	07/18/22	06747N6A7	US06747N6A71	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919040725/a19-12855_9424b2.htm

62	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jul-19-2029	07/15/19	07/18/19	07/19/29	06747N6B5	US06747N6B54	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919040735/a19-12855_10424b2.htm

63	$1,365,000 Buffered AutoCallable Notes due July 20, 2026	07/15/19	07/18/19	07/20/26	06747N6F6	US06747N6F68	104.0800%	82.4849%	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919040731/a19-12855_11424b2.htm

64	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jul-21-2022	07/16/19	07/19/19	07/21/22	06747N6N9	US06747N6N92	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919040962/a19-12855_18424b2.htm

65	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (DUAL DIRECTIONAL NT) 0.000 Jul-21-2021	07/16/19	07/19/19	07/21/21	06747N5B6	US06747N5B63	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919040908/a19-12855_13424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

66	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFFERED AUTOCALLABLE NT) Jan-22-2027	07/16/19	07/19/19	01/22/27	06747N5U4	US06747N5U45	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919040915/a19-12855_16424b2.htm

67	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFFERED AUTOCALLABLE NT) Jan-22-2027	07/16/19	07/19/19	01/22/27	06747N5V2	US06747N5V28	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919040917/a19-12855_14424b2.htm

68	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRIGGER CALL CTGNT YIELD) Jan-20-2023	07/17/19	07/22/19	01/20/23	06747C819	US06747C8192	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009487/dp109904_424b2-2509ubs.htm

69	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGR AUTOCALL CTGT YIELD) Jul-20-2029	07/17/19	07/22/19	07/20/29	06747C827	US06747C8275	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009480/dp109903_424b2-2510ubs.htm

70	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED PLUS) 0.000 Feb-3-2022	07/17/19	07/22/19	02/03/22	06747B126	US06747B1263	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009486/dp109899_424b2-2489ms.htm

71	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jul-17-2025	07/17/19	07/22/19	07/17/25	06747N6G4	US06747N6G42	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919041096/a19-12855_26424b2.htm

72	GLOBAL MTN STEP-UP SER A 2.500 Jan-22-2025	07/17/19	07/22/19	01/22/25	06747N2N3	US06747N2N39	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919041240/a19-12855_25424b2.htm

73	$1,202,000 Callable Contingent Coupon Notes due July 23, 2024	07/18/19	07/23/19	07/23/24	06747N6K5	US06747N6K53	94.5800%	92.9407%	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919041228/a19-12855_27424b2.htm

74	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jul-22-2022	07/19/19	07/26/19	07/22/22	06747N2V5	US06747N2V54	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919041429/a19-12855_32424b2.htm

75	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jul-22-2022	07/19/19	07/26/19	07/22/22	06747N2W3	US06747N2W38	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919041436/a19-12855_35424b2.htm

76	$806,000 Annual AutoCallable Notes due July 24, 2023	07/19/19	07/26/19	07/24/23	06747N4A9	US06747N4A99	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919041443/a19-12855_36424b2.htm

77	$1,443,000 Annual AutoCallable Notes due July 24, 2023	07/19/19	07/26/19	07/24/23	06747N4B7	US06747N4B72	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919041451/a19-12855_38424b2.htm

78	$764,000 Buffered SuperTrack Notes due July 27, 2022	07/19/19	07/24/19	07/27/22	06747N6E9	US06747N6E93	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919041445/a19-12855_37424b2.htm

79	$2,253,000 Buffered SuperTrack Notes due July 25, 2022	07/19/19	07/24/19	07/25/22	06747N6P4	US06747N6P41	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919041449/a19-12855_39424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

80	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALL NT) Jul-26-2024	07/19/19	07/26/19	07/26/24	06741WFC9	US06741WFC91	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919041469/a19-12855_42424b2.htm

81	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jul-22-2021	07/19/19	07/26/19	07/22/21	06741WFD7	US06741WFD74	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919041458/a19-12855_43424b2.htm

82	GLOBAL MTN FIXED/FLTG RT SER A 6.000 Jul-24-2034	07/19/19	07/24/19	07/24/34	06747N6Q2	US06747N6Q24	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919041467/a19-12855_40424b2.htm

83	$1,153,000 Callable Contingent Coupon Notes due July 24, 2024	07/19/19	07/24/19	07/24/24	06747N6W9	US06747N6W91	91.5458%	95.5629%	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919041452/a19-12855_41424b2.htm

84	$496,000 Notes Linked to the Performance of the Barclays Trailblazer Sectors 5 Index due July 31, 2024	07/19/19	07/26/19	07/31/24	06747N2S2	US06747N2S26	112.1300%	98.2312%	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919041432/a19-12855_33424b2.htm

85	$445,000 Notes Linked to the Performance of the Barclays Trailblazer Sectors 5 Index due July 31, 2024	07/19/19	07/26/19	07/31/24	06747N2T0	US06747N2T09	112.1300%	100.7530%	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919041441/a19-12855_34424b2.htm

86	$2,699,000 Barrier SuperTrack Notes due July 25, 2024	07/22/19	07/25/19	07/25/24	06747N6T6	US06747N6T62	112.1300%	132.9650%	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919041592/a19-12855_46424b2.htm

87	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALLABLE NT) Oct-28-2020	07/23/19	07/26/19	10/28/20	06747N6V1	US06747N6V19	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919041793/a19-12855_48424b2.htm

88	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jul-28-2025	07/23/19	07/26/19	07/28/25	06747N7F5	US06747N7F59	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919041804/a19-12855_50424b2.htm

89	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC AUTO-CALLABLE) Jul-28-2021	07/23/19	07/26/19	07/28/21	06747N7G3	US06747N7G33	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009667/dp110089_424b2-2516ms.htm

90	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFFERED AUTOCALLABLE NT) Jan-28-2027	07/23/19	07/26/19	01/28/27	06747N7B4	US06747N7B46	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919041796/a19-12855_49424b2.htm

91	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Jul-29-2021	07/24/19	07/29/19	07/29/21	06747N5A8	US06747N5A80	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919042065/a19-13322_11424b2.htm

92	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jul-29-2024	07/24/19	07/29/19	07/29/24	06747N6X7	US06747N6X74	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919042064/a19-13322_10424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

93	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jul-30-2029	07/25/19	07/30/19	07/30/29	06747N6S8	US06747N6S89	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919042259/a19-13322_13424b2.htm

94	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jul-30-2029	07/25/19	07/31/19	07/30/29	06747N7L2	US06747N7L28	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919042294/a19-13322_16424b2.htm

95	$1,115,000 Barrier SuperTrack Notes due July 31, 2029	07/25/19	07/31/19	07/31/29	06747NA46	US06747NA466	112.1300%	152.2838%	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919042281/a19-13322_17424b2.htm

96	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (DIGITAL NT) 0.000 Jul-29-2020	07/25/19	07/30/19	07/29/20	06747NA38	US06747NA383	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919042270/a19-13322_14424b2.htm

97	$1,140,000 Buffered AutoCallable Notes due July 30, 2026 (5)	07/25/19	07/30/19	07/30/26	06747N7A6	US06747N7A62	103.4633%	85.3407%	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919042287/a19-13322_15424b2.htm

98	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRIGGER CALL CTGNT YIELD) Apr-28-2023	07/26/19	07/31/19	04/28/23	06747C652	US06747C6527	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009854/dp110280_424b2-2525ubs.htm

99	$16,206,040 Barclays Bank PLC Trigger GEARS Linked to the S&P 500 Index due July 31, 2024	07/26/19	07/31/19	07/31/24	06747C504	US06747C5040	112.1300%	142.2389%	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009853/dp110296_424b2-2496ubs.htm

100	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jul-31-2029	07/26/19	07/31/19	07/31/29	06747N5F7	US06747N5F77	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919042645/a19-16334_21424b2.htm

101	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jul-31-2029	07/26/19	07/31/19	07/31/29	06747N2G8	US06747N2G87	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919042580/a19-16334_1424b2.htm

102	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jul-30-2026	07/26/19	07/31/19	07/30/26	06747N2H6	US06747N2H60	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919042574/a19-16334_2424b2.htm

103	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jul-31-2020	07/26/19	07/31/19	07/31/20	06747N2X1	US06747N2X11	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919044498/a19-16334_29424b2.htm

104	$609,000 Notes Linked to the Performance of the EURO STOXX 50® Index due July 31, 2023	07/26/19	07/31/19	07/31/23	06747N2Y9	US06747N2Y93	112.1300%	104.8132%	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919042581/a19-16334_3424b2.htm

105	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jul-29-2022	07/26/19	07/31/19	07/29/22	06747N3M4	US06747N3M47	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009836/dp110301_424b2-2477barc.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

106	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALLABLE NT) Oct-29-2020	07/26/19	07/31/19	10/29/20	06747N3P7	US06747N3P77	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919042597/a19-16334_9424b2.htm

107	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALLABLE NT) Jan-29-2021	07/26/19	07/31/19	01/29/21	06747N3S1	US06747N3S17	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919042590/a19-16334_10424b2.htm

108	$14,578,000 Buffered SuperTrack Notes due July 31, 2024	07/26/19	07/31/19	07/31/24	06747N3W2	US06747N3W29	112.1300%	128.0912%	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919042577/a19-16334_5424b2.htm

109	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jul-31-2024	07/26/19	07/31/19	07/31/24	06747N4E1	US06747N4E12	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009844/dp110279_424b2-2483barc.htm

110	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (ANNUAL AUTOCALLABLE NT) 0.000 Jul-31-2024	07/26/19	07/31/19	07/31/24	06747N4G6	US06747N4G69	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919042582/a19-16334_7424b2.htm

111	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jul-31-2029	07/26/19	07/31/19	07/31/29	06747N4J0	US06747N4J09	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009841/dp110298_424b2-2481barc.htm

112	$904,000 Callable Contingent Coupon Notes due July 31, 2029	07/26/19	07/31/19	07/31/29	06747N4K7	US06747N4K71	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009845/dp110285_424b2-2484barc.htm

113	$3,722,000 Callable Contingent Coupon Notes due July 31, 2029	07/26/19	07/31/19	07/31/29	06747N4L5	US06747N4L54	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009863/dp110302_424b2-2485barc.htm

114	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jul-31-2029	07/26/19	07/31/19	07/31/29	06747N4M3	US06747N4M38	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009846/dp110283_424b2-2486barc.htm

115	$715,000 Callable Contingent Coupon Notes due July 31, 2029	07/26/19	07/31/19	07/31/29	06747N4N1	US06747N4N11	89.6300%	85.9890%	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009852/dp110297_424b2-2488barc.htm

116	$5,911,000 Buffered SuperTrack Notes due July 31, 2024	07/26/19	07/31/19	07/31/24	06747N4W1	US06747N4W10	112.1300%	115.7370%	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919042599/a19-16334_16424b2.htm

117	$1,229,000 Buffered SuperTrack Notes due July 31, 2024	07/26/19	07/31/19	07/31/24	06747N4Y7	US06747N4Y75	112.1300%	102.7075%	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919042634/a19-16334_15424b2.htm

118	$1,034,000 Phoenix AutoCallable Notes due July 31, 2029	07/26/19	07/31/19	07/31/29	06747N5G5	US06747N5G50	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919042668/a19-16334_20424b2.htm

119	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jan-31-2022	07/26/19	07/31/19	01/31/22	06747N5P5	US06747N5P59	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919042666/a19-16334_27424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

120	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jan-31-2022	07/26/19	07/31/19	01/31/22	06747N5Q3	US06747N5Q33	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919042660/a19-16334_26424b2.htm

121	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jul-30-2026	07/26/19	07/31/19	07/30/26	06747N5X8	US06747N5X83	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919042636/a19-16334_24424b2.htm

122	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jul-31-2029	07/26/19	07/31/19	07/31/29	06747N5Y6	US06747N5Y66	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919042638/a19-16334_25424b2.htm

123	$2,369,000 Principal at Risk Securities Linked to the EURO STOXX 50 Index due August 1, 2022	07/26/19	07/31/19	08/01/22	06747N6Y5	US06747N6Y57	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009842/dp110311_424b2-2508wfps.htm

124	GLOBAL MTN FLTG RT SER A INDEX-LINKED Jan-29-2027	07/26/19	07/31/19	01/29/27	06747N5H3	US06747N5H34	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919042647/a19-16334_22424b2.htm

125	$65,000 Notes Linked to the Performance of the Barclays Trailblazer Sectors 5 Index due July 31, 2025	07/26/19	07/31/19	07/31/25	06747N5J9	US06747N5J99	112.1300%	95.3596%	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919042676/a19-16334_23424b2.htm

126	$82,000 Notes Linked to the Least Performing of the S&P 500 Index and the Russell 2000 Index due July 31, 2024	07/26/19	07/31/19	07/31/24	06747N3J1	US06747N3J18	112.1300%	109.2570%	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919042589/a19-16334_4424b2.htm

127	$31,222,640 Barclays Bank PLC Trigger Absolute Return Step Securities Linked to the S&P 500 Index due July 31, 2024	07/26/19	07/31/19	07/31/24	06747C603	US06747C6030	112.1300%	129.0315%	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009837/dp110284_424b2-2497ubs.htm

128	GLOBAL MTN FLTG RT SER A INDEX-LINKED (STEP UP AUTOCALL NT) Jul-31-2024	07/26/19	07/31/19	07/31/24	06747N4P6	US06747N4P68	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919042586/a19-16334_8424b2.htm

129	$2,226,000 Buffered Digital Notes due January 31, 2023	07/26/19	07/31/19	01/31/23	06747N4Q4	US06747N4Q42	112.1300%	114.0211%	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919042637/a19-16334_17424b2.htm

130	$389,000 Buffered Digital Plus Notes due July 31, 2024	07/26/19	07/31/19	07/31/24	06747N4R2	US06747N4R25	112.1300%	111.7705%	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919042592/a19-16334_12424b2.htm

131	$2,159,000 Buffered Digital Plus Notes due July 31, 2024	07/26/19	07/31/19	07/31/24	06747N4S0	US06747N4S08	112.1300%	120.1880%	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919042605/a19-16334_18424b2.htm

132	$1,988,000 Buffered Notes due July 29, 2022 (4)	07/26/19	07/31/19	07/29/22	06747N4T8	US06747N4T80	N/A	100.8493%	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919042594/a19-16334_11424b2.htm

133	$1,181,000 Buffered Notes due July 31, 2024	07/26/19	07/31/19	07/31/24	06747N4U5	US06747N4U53	101.8175%	94.7847%	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919042601/a19-16334_14424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

134	$1,679,100 Barclays Bank PLC Trigger Absolute Return Step Securities Linked to the S&P 500 Index due July 31, 2024	07/26/19	07/31/19	07/31/24	06747C793	US06747C7939	112.1300%	131.1095%	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009849/dp110304_424b2-2511ubs.htm

135	$1,636,000 Buffered Notes due July 31, 2026	07/26/19	07/31/19	07/31/26	06747N4V3	US06747N4V37	101.1300%	92.3037%	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919042604/a19-16334_13424b2.htm

136	GLOBAL MTN FLTG RT SER A INDEX-LINKED (STEP-UP CALL CTGNT PYMT) Jul-31-2029	07/26/19	07/31/19	07/31/29	06747N2F0	US06747N2F05	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919042620/a19-16334_19424b2.htm

137	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jul-31-2029	07/26/19	07/31/19	07/31/29	06747N2P8	US06747N2P86	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009839/dp110277_424b2-2475barc.htm

138	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jul-29-2022	07/26/19	07/31/19	07/29/22	06747C751	US06747C7517	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009867/dp110264_424b2-2515ms.htm

139	$596,000 Buffered Notes due July 31, 2024	07/26/19	07/31/19	07/31/24	06747N4D3	US06747N4D39	100.5800%	94.7694%	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919042579/a19-16334_6424b2.htm

140	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGR AUTOCALL CTGT YIELD) Aug-2-2029	07/29/19	07/31/19	08/02/29	06747C769	US06747C7699	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009865/dp110408_424b2-2514ubs.htm

141	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (STEP DOWN TRGGR AUTOCAL) 0.000 Jul-31-2024	07/29/19	07/31/19	07/31/24	06747C694	US06747C6949	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009877/dp110410_424b2-2520ubs.htm

142	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGGR AUTOCALL CTGNT NT) Aug-1-2024	07/29/19	07/31/19	08/01/24	06747C777	US06747C7772	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009868/dp110412_424b2-2512ubs.htm

143	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGR AUTOCALL CTGT YIELD) Aug-2-2029	07/29/19	07/31/19	08/02/29	06747C785	US06747C7855	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009866/dp110411_424b2-2513ubs.htm

144	$2,140,000 Buffered SuperTrack Notes due July 31, 2024	07/29/19	07/31/19	07/31/24	06747N7H1	US06747N7H16	112.1300%	129.4873%	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919042673/a19-16334_28424b2.htm

145	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (BUFFERED SUPERTRACK NT) 0.000 Apr-1-2021	07/29/19	08/01/19	04/01/21	06747NAG9	US06747NAG97	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919042885/a19-16334_36424b2.htm

146	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (CAPPED BUFFER GEARS) 0.000 Jul-30-2021	07/29/19	07/31/19	07/30/21	06747C405	US06747C4050	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009857/dp110405_424b2-2494ubs.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

147	$6,856,500 Barclays Bank PLC Capped Trigger GEARS Linked to an Unequally Weighted Basket of Six Indices due July 29, 2022 (4)	07/29/19	07/31/19	07/29/22	06747C306	US06747C3060	N/A	125.5154%	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319009897/dp110413_424b2-2495ubs.htm

148	GLOBAL MTN STEP-UP SER A 3.000 Aug-1-2031	07/29/19	08/01/19	08/01/31	06747N7J7	US06747N7J71	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919042862/a19-16334_32424b2.htm

149	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Jul-30-2021	07/29/19	08/01/19	07/30/21	06747NAJ3	US06747NAJ37	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919043029/a19-16334_37424b2.htm

150	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Aug-2-2024	07/30/19	08/02/19	08/02/24	06747N6L3	US06747N6L37	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919043336/a19-16478_9424b2.htm

151	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Aug-2-2024	07/30/19	08/02/19	08/02/24	06747N6M1	US06747N6M10	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919043333/a19-16478_11424b2.htm

152	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Aug-2-2029	07/30/19	08/02/19	08/02/29	06747N6U3	US06747N6U36	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919043322/a19-16478_12424b2.htm

153	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jul-31-2024	07/30/19	08/02/19	07/31/24	06747NAM6	US06747NAM65	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319010156/dp110577_424b2-2527barc.htm

154	US$3,700,000 CAPPED FIXED - TO - FLOATING RATE NOTES LINKED TO 3-MONTH USD LIBOR DUE FEBRUARY 2, 2023	07/30/19	08/02/19	02/02/23	06747N6Z2	US06747N6Z23	107.2689%	100.0898%	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919043352/a19-16478_13424b2.htm

155	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGGR AUTOCALL CTGNT NT) Aug-5-2022	07/31/19	08/05/19	08/05/22	06747C645	US06747C6451	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319010368/dp110661_424b2-2526ubs.htm

156	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Aug-3-2022	07/31/19	08/05/19	08/03/22	06747C736	US06747C7368	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319010321/dp110688_424b2-2517ms.htm

157	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (MARKET LINKED SEC) 0.000 Aug-5-2021	07/31/19	08/05/19	08/05/21	06747N2M5	US06747N2M55	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319010387/dp110757_424b2-2471wf.htm

158	$2,749,000 Buffered SuperTrack Notes due July 31, 2023	07/31/19	08/05/19	07/31/23	06747N3A0	US06747N3A09	112.1300%	132.6237%	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919043651/a19-16478_27424b2.htm

159	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Jul-30-2021	07/31/19	08/05/19	07/30/21	06747N3B8	US06747N3B81	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919043661/a19-16478_29424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

160	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jul-31-2020	07/31/19	08/05/19	07/31/20	06747N3D4	US06747N3D48	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919043695/a19-16478_32424b2.htm

161	$660,000 Buffered SuperTrack Notes due July 29, 2022 (4)	07/31/19	08/05/19	07/29/22	06747N3F9	US06747N3F95	N/A	104.8580%	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919043671/a19-16478_35424b2.htm

162	$1,857,000 Callable Contingent Coupon Notes due July 29, 2022	07/31/19	08/05/19	07/29/22	06747N3N2	US06747N3N20	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319010288/dp110690_424b2-2478barc.htm

163	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Oct-30-2020	07/31/19	08/05/19	10/30/20	06747N3Q5	US06747N3Q50	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919043732/a19-16478_42424b2.htm

164	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALLABLE NT) Jan-29-2021	07/31/19	08/05/19	01/29/21	06747N3T9	US06747N3T99	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919043735/a19-16478_44424b2.htm

165	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Apr-28-2023	07/31/19	08/05/19	04/28/23	06747N3Z5	US06747N3Z59	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319010295/dp110691_424b2-2479barc.htm

166	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (ANNUAL AUTOCALLABLE NT) 0.000 Jul-31-2024	07/31/19	08/05/19	07/31/24	06747N4C5	US06747N4C55	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465919043731/a19-16478_38424b2.htm

167	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jul-31-2024	07/31/19	08/05/19	07/31/24	06747N4H4	US06747N4H43	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319010289/dp110717_424b2-2482barc.htm

168	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (CPPD BUFFER RET ENH) 0.000 Aug-4-2021	07/31/19	08/05/19	08/04/21	06747NCB8	US06747NCB82	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010319010286/dp110692_424b2-2543jpm.htm

169	$920,000 Buffered SuperTrack Notes due July 27, 2022 (4)	07/31/19	08/05/19	07/27/22	06747N3C6	US06747N3C64	N/A	99.9958%	https://www.sec.gov/Archives/edgar/data/312070/000110465919043722/a19-16478_36424b2.htm

170	$364,000 Notes Linked to the Performance of the Barclays Trailblazer Sectors 5 Index due July 31, 2024	07/31/19	08/05/19	07/31/24	06747N5K6	US06747N5K62	112.1300%	98.4161%	https://www.sec.gov/Archives/edgar/data/312070/000110465919043723/a19-16478_39424b2.htm

171	$663,000 Notes Linked to the Least Performing of the S&P 500 Index and the Russell 2000 Index due July 29, 2022 (4)	07/31/19	08/05/19	07/29/22	06747N3K8	US06747N3K80	N/A	118.6816%	https://www.sec.gov/Archives/edgar/data/312070/000110465919043696/a19-16478_33424b2.htm

172	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (BUFFERED SUPERTRACK) 0.000 Jan-31-2022	07/31/19	08/05/19	01/31/22	06747N3L6	US06747N3L63	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000110465919043708/a19-16478_41424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

173	$475,000 Notes Linked to the Least Performing of the S&P 500 Index and the Russell 2000 Index due April 28, 2023	07/31/19	08/05/19	04/28/23	06747N3U6	US06747N3U62	112.1300%	115.1147%	https://www.sec.gov/Archives/edgar/data/312070/000110465919043727/a19-16478_43424b2.htm

174	GLOBAL MTN STEP-UP SER A 2.500 Aug-2-2022	07/31/19	08/02/19	08/02/22	06747N7E8	US06747N7E84	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000110465919043338/a19-16478_14424b2.htm

175	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFFERED AUTOCALLABLE NT) Aug-5-2024	07/31/19	08/05/19	08/05/24	06747NA20	US06747NA201	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000110465919043711/a19-16478_40424b2.htm

176	$1,201,000 Buffered SuperTrack Notes due July 31, 2024	07/31/19	08/05/19	07/31/24	06747N3Y8	US06747N3Y84	112.1300%	124.5746%	https://www.sec.gov/Archives/edgar/data/312070/000110465919043720/a19-16478_37424b2.htm

177	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (LOOKBACK ENTRY PLUS) 0.000 Aug-4-2021	07/31/19	08/05/19	08/04/21	06747C843	US06747C8432	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010319010307/dp110686_424b2-2506ms.htm

178	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC CALLABLE SEC) Aug-3-2029	07/31/19	08/05/19	08/03/29	06747N4X9	US06747N4X92	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010319010292/dp110689_424b2-2491ms.htm

179	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (DUAL DIRECTIONAL NT) 0.000 Jan-31-2022	07/31/19	08/05/19	01/31/22	06747N2Z6	US06747N2Z68	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000110465919043644/a19-16478_25424b2.htm

180	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Feb-2-2022	01/28/21	02/02/21	02/02/22	06741WPT1	US06741WPT17	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321001481/dp145240_424b2-ms3747.htm

181	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Feb-2-2022	01/28/21	02/02/21	02/02/22	06741WPV6	US06741WPV62	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321001480/dp145251_424b2-3746ms.htm

182	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jan-31-2023	01/28/21	02/02/21	01/31/23	06747QZW0	US06747QZW04	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721000452/form424b2.htm

183	$1,957,000 Principal at Risk Securities Linked to the Dow Jones Industrial Average due February 2, 2027	01/28/21	02/02/21	02/02/27	06747QV95	US06747QV952	105.8900%	95.4252%	https://www.sec.gov/Archives/edgar/data/312070/000095010321001432/dp145247_424b2-3684wfps.htm

184	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-1-2024	01/28/21	02/02/21	02/01/24	06747QYM3	US06747QYM31	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721000451/form424b2.htm

185	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (AUTOCAL MKT-LINK STEPUP) 0.000 Jan-25-2024	01/28/21	02/04/21	01/25/24	06747L397	US06747L3978	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321001437/dp145255_424b2-3672baml.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

186	GLOBAL MTN ZERO CPN SER A INDEX-LINKDE (CPPD LEV INDEX RETURN) 0.000 Jan-27-2023	01/28/21	02/04/21	01/27/23	06747L132	US06747L1329	105.8900%	93.6404%	https://www.sec.gov/Archives/edgar/data/312070/000095010321001436/dp145310_424b2-3712baml.htm

187	Capped Leveraged Index Return Notes® Linked to the Russell 2000® Index due January 27, 2023	01/28/21	02/04/21	01/27/23	06747L413	US06747L4133	105.8900%	92.8712%	https://www.sec.gov/Archives/edgar/data/312070/000095010321001458/dp145254_424b2-3666baml.htm

188	Autocallable Market-Linked Step Up Notes Linked to the Russell 2000® Index due January 30, 2026	01/28/21	02/04/21	01/30/26	06744A873	US06744A8734	105.8900%	92.7356%	https://www.sec.gov/Archives/edgar/data/312070/000095010321001444/dp145252_424b2-366702baml.htm

189	Autocallable Market-Linked Step Up Notes Linked to the VanEck Vectors® Gold Miners ETF due January 30, 2026	01/28/21	02/04/21	01/30/26	06744A881	US06744A8817	105.8900%	81.0544%	https://www.sec.gov/Archives/edgar/data/312070/000095010321001457/dp145253_424b2-3723baml.htm

190	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Feb-2-2023	01/28/21	02/02/21	02/02/23	06741WPQ7	US06741WPQ77	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000487/form424b2.htm

191	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Feb-2-2022	01/28/21	02/02/21	02/02/22	06741WPW4	US06741WPW46	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321001484/dp145250_424b2-3744ms.htm

192	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Feb-2-2022	01/28/21	02/02/21	02/02/22	06741WPX2	US06741WPX29	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321001485/dp145241_424b2-3745ms.htm

193	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Feb-1-2024	01/29/21	02/03/21	02/01/24	06744A691	US06744A6910	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321001568/dp145430_424b2-3752ubs.htm

194	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Feb-1-2024	01/29/21	02/03/21	02/01/24	06744A824	US06744A8247	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321001584/dp145434_424b2-3733ms.htm

195	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INCOME CALLABLE) Aug-3-2023	01/29/21	02/03/21	08/03/23	06747QZM2	US06747QZM22	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321001582/dp145435_424b2-3748ms.htm

196	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Feb-3-2022	01/29/21	02/03/21	02/03/22	06741WPS3	US06741WPS34	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000518/form424b2.htm

197	Buffered PLUS Based on the Value of the S&P 500 Index due August 3, 2023	01/29/21	02/03/21	08/03/23	06744A204	US06744A2042	105.8900%	102.2254%	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321001587/dp145436_424b2-3716ms.htm

198	$6,689,000 Principal at Risk Securities Linked to the S&P 500 Index due November 4, 2024	01/29/21	02/03/21	11/04/24	06747QV79	US06747QV796	105.8900%	97.6714%	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321001598/dp145444_424b2-3682wfps.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

199	$6,393,000 Buffered Supertrack Notes due February 3, 2027	01/29/21	02/03/21	02/03/27	06748E2D4	US06748E2D46	105.8900%	95.2768%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000520/form424b2.htm

200	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Feb-1-2024	01/29/21	02/03/21	02/01/24	06744A782	US06744A7827	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321001592/dp145433_424b2-3737ms.htm

201	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Feb-2-2023	01/29/21	02/03/21	02/02/23	06747QYJ0	US06747QYJ02	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000509/form424b2.htm

202	$3,953,000 Principal at Risk Securities Linked to the S&P 500 Index due August 3, 2023	01/29/21	02/03/21	08/03/23	06747QV61	US06747QV614	105.8900%	102.5948%	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321001577/dp145440_424b2-3681wfps.htm

203	$3,348,000 Callable Contingent Coupon Notes due January 31, 2024	01/29/21	02/03/21	01/31/24	06747QYY7	US06747QYY78	100.1400%	97.0954%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000521/form424b2.htm

204	$3,179,000 Buffered SuperTrack Notes due January 31, 2023	01/29/21	02/03/21	01/31/23	06747QUY1	US06747QUY15	105.8900%	105.9325%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000527/form424b2.htm

205	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jan-31-2024	01/29/21	02/03/21	01/31/24	06747QYZ4	US06747QYZ44	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000526/form424b2.htm

206	Buffered PLUS Based on the Value of the EURO STOXX 50 Index due August 3, 2023	01/29/21	02/03/21	08/03/23	06744A105	US06744A1051	105.8900%	101.5526%	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321001583/dp145432_424b2-3715ms.htm

207	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jul-29-2022	01/29/21	02/03/21	07/29/22	06747QUW5	US06747QUW58	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000504/form424b2.htm

208	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Feb-2-2023	01/29/21	02/03/21	02/02/23	06748E2J1	US06748E2J16	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000516/form424b2.htm

209	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Feb-2-2023	01/29/21	02/03/21	02/02/23	06747QZ83	US06747QZ839	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000519/form424b2.htm

210	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Feb-2-2023	01/29/21	02/03/21	02/02/23	06741WPP9	US06741WPP94	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000538/form424b2.htm

211	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 23.100 Jan-31-2022	01/29/21	02/03/21	01/31/22	06741WPZ7	US06741WPZ76	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000525/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

212	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Feb-3-2023	01/29/21	02/03/21	02/03/23	06747QWM5	US06747QWM58	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000510/form424b2.htm

213	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jul-29-2022	01/29/21	02/03/21	07/29/22	06747QXP7	US06747QXP70	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000515/form424b2.htm

214	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jan-31-2024	01/29/21	02/03/21	01/31/24	06747QXR3	US06747QXR37	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000508/form424b2.htm

215	$1,946,000 Principal at Risk Securities Linked to the S&P 500 Index due February 3, 2027	01/29/21	02/03/21	02/03/27	06747QV87	US06747QV879	105.8900%	93.7801%	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321001570/dp145441_424b2-3683wfps.htm

216	$1,350,000 Phoenix AutoCallable Notes due February 2, 2023 (5)	01/29/21	02/03/21	02/02/23	06741WPY0	US06741WPY02	79.6400%	28.9480%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000534/form424b2.htm

217	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Feb-28-2022	01/29/21	02/03/21	02/28/22	06741WPN4	US06741WPN47	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000505/form424b2.htm

218	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-2-2023	01/29/21	02/03/21	02/02/23	06747QZ75	US06747QZ755	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000513/form424b2.htm

219	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jul-29-2022	01/29/21	02/03/21	07/29/22	06747QXN2	US06747QXN23	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000514/form424b2.htm

220	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Oct-31-2022	01/29/21	02/03/21	10/31/22	06747QXK8	US06747QXK83	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000498/form424b2.htm

221	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jul-29-2022	01/29/21	02/03/21	07/29/22	06747QXQ5	US06747QXQ53	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000506/form424b2.htm

222	$788,000 Callable Contingent Coupon Notes due February 1, 2024	01/29/21	02/03/21	02/01/24	06747QZL4	US06747QZL49	95.1239%	91.5754%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000512/form424b2.htm

223	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Feb-3-2022	01/29/21	02/03/21	02/03/22	06748E3D3	US06748E3D37	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000517/form424b2.htm

224	$714,000 Buffered SuperTrack Notes due January 30, 2026	01/29/21	02/03/21	01/30/26	06747QUP0	US06747QUP08	105.8900%	100.0674%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000524/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

225	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Aug-3-2021	01/29/21	02/03/21	08/03/21	06747QZ59	US06747QZ599	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000537/form424b2.htm

226	GLOBAL MTN SER A INDEX-LINKED (AUTOCALLABLE NT) 6.500 Jul-29-2022	01/29/21	02/03/21	07/29/22	06747QUU9	US06747QUU92	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000503/form424b2.htm

227	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Feb-28-2022	01/29/21	02/03/21	02/28/22	06747QV20	US06747QV200	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000523/form424b2.htm

228	$165,000 Barrier SuperTrack Notes due January 30, 2026	01/29/21	02/03/21	01/30/26	06747QUN5	US06747QUN59	105.8900%	102.3543%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000530/form424b2.htm

229	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jul-29-2022	01/29/21	02/03/21	07/29/22	06747QXZ5	US06747QXZ52	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001259/form424b2.htm

230	$72,000 Barrier SuperTrack Notes due January 31, 2024	01/29/21	02/03/21	01/31/24	06747QV46	US06747QV465	105.8900%	89.3379%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000522/form424b2.htm

231	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Feb-3-2022	01/29/21	02/04/21	02/03/22	06747QY84	US06747QY840	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000539/form424b2.htm

232	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-1-2024	01/29/21	02/04/21	02/01/24	06747QZ26	US06747QZ268	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000532/form424b2.htm

233	$655,000 Buffered Dual Directional Notes due July 31, 2023	01/29/21	02/03/21	07/31/23	06747QV53	US06747QV531	105.8900%	99.3993%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000529/form424b2.htm

234	$2,809,000 Buffered Supertrack Notes due August 3, 2022 (4)	01/29/21	02/03/21	08/03/22	06747QYV3	US06747QYV30	N/A	84.1232%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000531/form424b2.htm

235	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Feb-6-2023	02/01/21	02/04/21	02/06/23	06741WQK9	US06741WQK98	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000619/form424b2.htm

236	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-1-2024	02/01/21	02/04/21	02/01/24	06748E3K7	US06748E3K79	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001717/form424b2.htm

237	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Aug-4-2022	02/01/21	02/04/21	08/04/22	06747QZ42	US06747QZ425	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000603/form424b2.htm

238	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Feb-6-2024	02/01/21	02/04/21	02/06/24	06747QZC4	US06747QZC40	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000626/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

239	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Feb-6-2023	02/01/21	02/04/21	02/06/23	06747QYG6	US06747QYG62	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000604/form424b2.htm

240	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-6-2023	02/01/21	02/04/21	02/06/23	06748E3S0	US06748E3S06	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000897/form424b2.htm

241	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Aug-4-2022	02/01/21	02/04/21	08/04/22	06748E3T8	US06748E3T88	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000609/form424b2.htm

242	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Feb-1-2024	02/01/21	02/04/21	02/01/24	06748E3M3	US06748E3M36	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000599/form424b2.htm

243	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-7-2023	02/02/21	02/05/21	02/07/23	06747QZT7	US06747QZT74	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000682/form424b2.htm

244	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-7-2023	02/02/21	02/05/21	02/07/23	06748E4D2	US06748E4D28	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000676/form424b2.htm

245	US$30,000,000 FLOORED FLOATING RATE NOTES LINKED TO COMPOUNDED SOFR DUE FEBRUARY 5, 2027	02/02/21	02/05/21	02/05/27	06748E3P6	US06748E3P66	104.5519%	96.3023%	https://www.sec.gov/Archives/edgar/data/0000312070/000110465921012133/tm215228d2_424b2.htm

246	Contingent Income Callable Securities due February 8, 2024	02/03/21	02/08/21	02/08/24	06747QZJ9	US06747QZJ92	96.6200%	94.2136%	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321001880/dp145709_424b2-3741ms.htm

247	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Feb-8-2022	02/03/21	02/08/21	02/08/22	06744A642	US06744A6423	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321001875/dp145704_424b2-3758ms.htm

248	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Feb-8-2022	02/03/21	02/08/21	02/08/22	06744A634	US06744A6340	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321001870/dp145713_424b2-3759ms.htm

249	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Feb-8-2022	02/03/21	02/08/21	02/08/22	06741WQM5	US06741WQM54	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321001874/dp145688_424b2-3760ms.htm

250	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALL CTGNT INT NT) Feb-7-2022	02/03/21	02/08/21	02/07/22	06748E5D1	US06748E5D19	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321001853/dp145711_424b2-3765jpm.htm

251	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT INT) Feb-7-2022	02/03/21	02/08/21	02/07/22	06748E5E9	US06748E5E91	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321001852/dp145710_424b2-3764jpm.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

252	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALL CTGNT INT NT) Feb-7-2022	02/03/21	02/08/21	02/07/22	06748E5F6	US06748E5F66	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321001850/dp145706_424b2-3766jpm.htm

253	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT INT) Feb-7-2022	02/03/21	02/08/21	02/07/22	06748E5G4	US06748E5G40	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321001855/dp145712_424b2-3767jpm.htm

254	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (CAP BUFFER RET ENH NT) 0.000 Feb-18-2022	02/03/21	02/08/21	02/18/22	06748E5C3	US06748E5C36	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321001848/dp145705_424b2-3763jpm.htm

255	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALL CTGNT CPN NT) Feb-8-2024	02/03/21	02/08/21	02/08/24	06741WQP8	US06741WQP85	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000704/form424b2.htm

256	$46,889,150 Trigger Callable Yield Notes Linked to the S&P 500 Index due May 6, 2022	02/03/21	02/08/21	05/06/22	06744A659	US06744A6597	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321001857/dp145714_424b2-3756ubs.htm

257	$24,111,300 Trigger Callable Yield Notes Linked to the S&P 500 Index due May 6, 2022	02/03/21	02/08/21	05/06/22	06744A667	US06744A6670	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321001856/dp145715_424b2-3757ubs.htm

258	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Feb-8-2022	02/03/21	02/08/21	02/08/22	06741WQN3	US06741WQN38	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321001877/dp145703_424b2-3761ms.htm

259	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Feb-9-2023	02/04/21	02/09/21	02/09/23	06748E4C4	US06748E4C45	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000736/form424b2.htm

260	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Feb-9-2023	02/04/21	02/09/21	02/09/23	06747QZU4	US06747QZU48	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000735/form424b2.htm

261	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 13.750 Feb-8-2024	02/04/21	02/09/21	02/08/24	06741WQL7	US06741WQL71	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000739/form424b2.htm

262	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Feb-8-2024	02/05/21	02/10/21	02/08/24	06744A683	US06744A6837	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321001996/dp145822_424b2-3753ms.htm

263	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-8-2024	02/05/21	02/10/21	02/08/24	06748E4U4	US06748E4U43	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000755/form424b2.htm

264	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-8-2024	02/05/21	02/10/21	02/08/24	06748E4Y6	US06748E4Y64	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000747/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

265	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALLABLE CTGNT INT) Feb-24-2022	02/05/21	02/10/21	02/24/22	06748E5B5	US06748E5B52	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321002043/dp145926_424b2-3762jpm.htm

266	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGR AUTOCALL CTGT YIELD) Feb-8-2024	02/05/21	02/10/21	02/08/24	06744A618	US06744A6183	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321001988/dp145830_424b2-3768ubs.htm

267	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Feb-8-2024	02/05/21	02/10/21	02/08/24	06744A675	US06744A6753	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321001998/dp145825_424b2-3754ms.htm

268	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Feb-8-2024	02/05/21	02/10/21	02/08/24	06744A717	US06744A7173	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321002001/dp145820_424b2-3750ms.htm

269	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-8-2024	02/05/21	02/10/21	02/08/24	06748E4R1	US06748E4R14	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000754/form424b2.htm

270	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Feb-9-2023	02/05/21	02/10/21	02/09/23	06741WQT0	US06741WQT08	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000765/form424b2.htm

271	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGR AUTOCALL CTGT YIELD) Feb-8-2024	02/05/21	02/10/21	02/08/24	06744A626	US06744A6266	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321001990/dp145824_424b2-3769ubs.htm

272	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-9-2023	02/05/21	02/10/21	02/09/23	06748E4J9	US06748E4J97	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000751/form424b2.htm

273	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-9-2023	02/05/21	02/10/21	02/09/23	06748E4T7	US06748E4T79	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000753/form424b2.htm

274	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-9-2023	02/05/21	02/10/21	02/09/23	06748E5M1	US06748E5M18	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000761/form424b2.htm

275	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Feb-8-2024	02/05/21	02/10/21	02/08/24	06748E4S9	US06748E4S96	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000768/form424b2.htm

276	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Aug-9-2022	02/05/21	02/10/21	08/09/22	06748E5T6	US06748E5T60	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000762/form424b2.htm

277	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALL CTGNT CPN NT) Aug-10-2023	02/05/21	02/10/21	08/10/23	06748E4N0	US06748E4N00	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000752/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

278	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-8-2024	02/05/21	02/10/21	02/08/24	06748E3L5	US06748E3L52	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000748/form424b2.htm

279	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) May-10-2022	02/05/21	02/10/21	05/10/22	06741WQJ2	US06741WQJ26	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000750/form424b2.htm

280	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Aug-10-2022	02/05/21	02/10/21	08/10/22	06748E5H2	US06748E5H23	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000756/form424b2.htm

281	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Feb-9-2023	02/05/21	02/10/21	02/09/23	06748E5J8	US06748E5J88	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000759/form424b2.htm

282	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) May-10-2022	02/05/21	02/10/21	05/10/22	06741WQH6	US06741WQH69	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000749/form424b2.htm

283	GLOBAL MTN SER A EQUITY-LINKED (BUFFERED AUTOCALLABLE NT) 9.500 Feb-9-2023	02/05/21	02/10/21	02/09/23	06741WQQ6	US06741WQQ68	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004287/form424b2.htm

284	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Feb-10-2023	02/05/21	02/10/21	02/10/23	06741WQU7	US06741WQU70	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000766/form424b2.htm

285	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Feb-9-2023	02/05/21	02/10/21	02/09/23	06741WQS2	US06741WQS25	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000758/form424b2.htm

286	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INCOME CALLABLE) Feb-9-2023	02/05/21	02/10/21	02/09/23	06748E2Q5	US06748E2Q58	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321001999/dp145828_424b2-3751ms.htm

287	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGGR CALL CTGNT YIELD) Feb-13-2024	02/08/21	02/11/21	02/13/24	06744A576	US06744A5763	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321002065/dp145927_424b2-3772ubs.htm

288	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Feb-13-2024	02/08/21	02/11/21	02/13/24	06744A568	US06744A5680	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321002077/dp145928_424b2-3773ms.htm

289	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Nov-13-2024	02/08/21	02/11/21	11/13/24	06748E5K5	US06748E5K51	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000789/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

290	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-12-2026	02/08/21	02/11/21	02/12/26	06748E5V1	US06748E5V17	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000791/form424b2.htm

291	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-13-2023	02/08/21	02/11/21	02/13/23	06748E5Q2	US06748E5Q22	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000790/form424b2.htm

292	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Feb-13-2025	02/08/21	02/11/21	02/13/25	06748E5R0	US06748E5R05	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000786/form424b2.htm

293	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Feb-15-2024	02/10/21	02/16/21	02/15/24	06744A584	US06744A5847	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321002217/dp146068_424b2-3771ms.htm

294	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Mar-15-2022	02/10/21	02/16/21	03/15/22	06741WQG8	US06741WQG86	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000827/form424b2.htm

295	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Mar-15-2022	02/10/21	02/16/21	03/15/22	06741WQF0	US06741WQF04	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000824/form424b2.htm

296	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Mar-15-2022	02/10/21	02/16/21	03/15/22	06748E4P5	US06748E4P57	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000825/form424b2.htm

297	$850,000 Phoenix AutoCallable Notes due February 15, 2023 (5)	02/10/21	02/16/21	02/15/23	06741WQW3	US06741WQW37	102.2034%	9.8542%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000828/form424b2.htm

298	$3,735,000 Callable Contingent Coupon Notes due August 16, 2023	02/11/21	02/17/21	08/16/23	06748E3E1	US06748E3E10	91.2039%	94.5551%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000842/form424b2.htm

299	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Aug-16-2023	02/11/21	02/17/21	08/16/23	06741WQC7	US06741WQC72	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000841/form424b2.htm

300	$265,000 Callable Contingent Coupon Notes due August 16, 2023	02/11/21	02/17/21	08/16/23	06748E2R3	US06748E2R32	95.4539%	92.9630%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000966/form424b2.htm

301	Contingent Income Auto-Callable Securities due February 15, 2024	02/12/21	02/18/21	02/15/24	06744A592	US06744A5920	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321002372/dp146189_424b2-3770ms.htm

302	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Feb-15-2024	02/12/21	02/18/21	02/15/24	06744A550	US06744A5508	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321002363/dp146180_424b2-3776ubs.htm

303	GLOBAL MTN SER A INDEX-LINKED (AUTOCALLABLE NT) 7.500 May-17-2022	02/12/21	02/18/21	05/17/22	06748E4X8	US06748E4X81	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000864/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

304	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Aug-17-2023	02/12/21	02/18/21	08/17/23	06748E5U3	US06748E5U34	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000857/form424b2.htm

305	$3,260,000 Buffered Supertrack Notes due January 19, 2023	02/12/21	02/18/21	01/19/23	06748E5S8	US06748E5S87	105.3700%	90.6876%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000867/form424b2.htm

306	Buffered PLUS Based on the Value of the EURO STOXX 50 Index due September 6, 2023	02/12/21	02/18/21	09/06/23	06744A725	US06744A7256	105.3700%	96.7342%	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321002371/dp146193_424b2-3749ms.htm

307	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGGR CALL CTGNT YIELD) May-16-2024	02/12/21	02/18/21	05/16/24	06744A485	US06744A4857	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321002367/dp146183_424b2-3784ubs.htm

308	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Feb-15-2024	02/12/21	02/18/21	02/15/24	06744A543	US06744A5433	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321002365/dp146185_424b2-3777ubs.htm

309	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRIGGER CALL CTGNT YIELD) May-16-2024	02/12/21	02/18/21	05/16/24	06744A493	US06744A4931	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321002366/dp146186_424b2-3783ubs.htm

310	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-20-2024	02/12/21	02/18/21	02/20/24	06748E5X7	US06748E5X72	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000858/form424b2.htm

311	$1,341,000 Callable Contingent Coupon Notes due February 15, 2024	02/12/21	02/18/21	02/15/24	06748E6C2	US06748E6C27	93.0450%	93.3065%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000862/form424b2.htm

312	$1,275,000 Phoenix AutoCallable Notes due February 15, 2024 (5)	02/12/21	02/18/21	02/15/24	06748E5Y5	US06748E5Y55	95.0200%	54.6448%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000856/form424b2.htm

313	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALLABLE CTGNT INT) Feb-15-2023	02/12/21	02/18/21	02/15/23	06748E6A6	US06748E6A60	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321002364/dp146187_424b2-3775jpm.htm

314	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Mar-17-2022	02/12/21	02/18/21	03/17/22	06741WQR4	US06741WQR42	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000854/form424b2.htm

315	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Nov-17-2021	02/12/21	02/18/21	11/17/21	06748E6E8	US06748E6E82	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000866/form424b2.htm

316	$568,000 Callable Contingent Coupon Notes due February 15, 2024	02/12/21	02/18/21	02/15/24	06748E5Z2	US06748E5Z21	96.3075%	93.5932%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000860/form424b2.htm

317	$552,000 Buffered Supertrack Notes due August 17, 2023	02/12/21	02/18/21	08/17/23	06748E4Q3	US06748E4Q31	105.3700%	88.3662%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000870/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

318	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Feb-16-2023	02/12/21	02/18/21	02/16/23	06741WQV5	US06741WQV53	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000868/form424b2.htm

319	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Feb-22-2024	02/16/21	02/19/21	02/22/24	06747QZE0	US06747QZE06	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000882/form424b2.htm

320	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 9.000 Feb-22-2022	02/16/21	02/19/21	02/22/22	06748E4Z3	US06748E4Z30	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000883/form424b2.htm

321	$1,208,000 Callable Contingent Coupon Notes due February 21, 2023	02/16/21	02/19/21	02/21/23	06748E6J7	US06748E6J79	96.3700%	88.1353%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000887/form424b2.htm

322	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALLABLE CTGNT INT) Feb-22-2022	02/17/21	02/22/21	02/22/22	06748E6T5	US06748E6T51	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321002552/dp146347_424b2-3789jpm.htm

323	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Feb-23-2024	02/17/21	02/22/21	02/23/24	06748E4W0	US06748E4W09	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000910/form424b2.htm

324	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Feb-22-2022	02/17/21	02/22/21	02/22/22	06741WQY9	US06741WQY92	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000912/form424b2.htm

325	$915,000 Buffered Supertrack Notes due February 20, 2026	02/17/21	02/22/21	02/20/26	06748E5P4	US06748E5P49	105.3700%	91.4397%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000911/form424b2.htm

326	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 May-19-2022	02/17/21	02/22/21	05/19/22	06748E6S7	US06748E6S78	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000913/form424b2.htm

327	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Feb-24-2022	02/18/21	02/23/21	02/24/22	06741WQZ6	US06741WQZ67	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321002635/dp146423_424b2-3787ms.htm

328	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Feb-24-2022	02/18/21	02/23/21	02/24/22	06741WRA0	US06741WRA08	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321002633/dp146425_424b2-3788ms.htm

329	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Feb-23-2024	02/18/21	02/23/21	02/23/24	06748E6W8	US06748E6W80	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000919/form424b2.htm

330	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALL CTGNT INT NT) Feb-24-2022	02/18/21	02/23/21	02/24/22	06748E7G2	US06748E7G22	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321002634/dp146422_424b2-3798jpm.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

331	$2,050,000 Phoenix AutoCallable Notes due February 24, 2026 (5)	02/19/21	02/23/21	02/24/26	06748E6R9	US06748E6R95	95.3700%	79.2891%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000917/form424b2.htm

332	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Feb-23-2024	02/19/21	02/24/21	02/23/24	06744A519	US06744A5193	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321002763/dp146567_424b2-3779ms.htm

333	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGGR CALL CTGNT YIELD) Nov-24-2023	02/19/21	02/24/21	11/24/23	06744A410	US06744A4105	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321002753/dp146556_424b2-3793ubs.htm

334	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGR AUTOCALL CTGT YIELD) Feb-23-2024	02/19/21	02/24/21	02/23/24	06744A436	US06744A4360	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321002754/dp146566_424b2-3791ubs.htm

335	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Feb-23-2024	02/19/21	02/24/21	02/23/24	06744A535	US06744A5359	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321002759/dp146557_424b2-3781ms.htm

336	Contingent Income Auto-Callable Securities due February 23, 2024 (5)	02/19/21	02/24/21	02/23/24	06744A527	US06744A5276	92.3700%	84.1432%	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321002762/dp146561_424b2-3780ms.htm

337	$13,595,000 Callable Contingent Coupon Notes due February 23, 2024	02/19/21	02/24/21	02/23/24	06748E3C5	US06748E3C53	97.3700%	95.9521%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000951/form424b2.htm

338	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC CALLABLE SEC) Feb-24-2023	02/19/21	02/24/21	02/24/23	06748E6H1	US06748E6H14	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321002758/dp146558_424b2-3782ms.htm

339	$7,950,000 Barclays Bank PLC Trigger Autocallable Contingent Yield Notes due February 23, 2024 (5)	02/19/21	02/24/21	02/23/24	06744A451	US06744A4519	95.9825%	80.4136%	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321002752/dp146554_424b2-3790ubs.htm

340	$5,811,000 Phoenix AutoCallable Notes due February 24, 2023 (5)	02/19/21	02/24/21	02/24/23	06741WRE2	US06741WRE20	92.4325%	95.6200%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000958/form424b2.htm

341	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 May-24-2022	02/19/21	02/24/21	05/24/22	06748E7D9	US06748E7D90	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000942/form424b2.htm

342	$4,346,000 Callable Contingent Coupon Notes due August 24, 2023	02/19/21	02/24/21	08/24/23	06748E6M0	US06748E6M09	93.1878%	94.6763%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000941/form424b2.htm

343	Callable Contingent Coupon Notes due February 23, 2024	02/19/21	02/24/21	02/23/24	06748E3B7	US06748E3B70	98.8700%	94.0458%	https://www.sec.gov/Archives/edgar/data/0000312070/000095010322012019/dp176619_424b8-232144.htm

344	$3,734,000 Callable Contingent Coupon Notes due February 23, 2024	02/19/21	02/24/21	02/23/24	06748E3A9	US06748E3A97	94.1200%	92.3861%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000949/form424b2.htm

345	$3,721,000 Callable Contingent Coupon Notes due February 23, 2024	02/19/21	02/24/21	02/23/24	06748E2Z5	US06748E2Z57	96.3075%	90.5955%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000959/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

346	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGR AUTOCAL CTGT YIELD) Feb-23-2024	02/19/21	02/24/21	02/23/24	06744A444	US06744A4444	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321002755/dp146555_424b2-3792ubs.htm

347	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Feb-23-2024	02/19/21	02/24/21	02/23/24	06748E6D0	US06748E6D00	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000953/form424b2.htm

348	$1,874,000 AutoCallable Contingent Coupon Notes due February 23, 2024 (5)	02/19/21	02/24/21	02/23/24	06741WQX1	US06741WQX10	97.3075%	39.6446%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000946/form424b2.htm

349	$1,536,000 Buffered Supertrack Notes due February 24, 2027	02/19/21	02/24/21	02/24/27	06748E4F7	US06748E4F75	105.3700%	92.8841%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000965/form424b2.htm

350	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Feb-23-2024	02/19/21	02/24/21	02/23/24	06748E7H0	US06748E7H05	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000957/form424b2.htm

351	$1,285,000 Barrier SuperTrack Notes due February 24, 2027	02/19/21	02/24/21	02/24/27	06748E2X0	US06748E2X00	105.3700%	93.3364%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000934/form424b2.htm

352	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Aug-24-2022	02/19/21	02/24/21	08/24/22	06748E6Q1	US06748E6Q13	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000954/form424b2.htm

353	$1,069,000 Barrier SuperTrack Notes due February 24, 2026	02/19/21	02/24/21	02/24/26	06748E2Y8	US06748E2Y82	105.3700%	97.6151%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000937/form424b2.htm

354	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Feb-25-2022	02/19/21	02/24/21	02/25/22	06748E7C1	US06748E7C18	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000933/form424b2.htm

355	$340,000 Buffered Supertrack Notes due February 24, 2026	02/19/21	02/24/21	02/24/26	06748E4G5	US06748E4G58	105.3700%	88.3159%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000945/form424b2.htm

356	$2,150,000 Notes Linked to the Performance of the Barclays Trailblazer Sectors 5 Index due February 25, 2028	02/19/21	02/24/21	02/25/28	06748E2V4	US06748E2V44	105.3700%	81.9724%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000935/form424b2.htm

357	$1,352,000 Notes Linked to the Performance of the Barclays Trailblazer Sectors 5 Index due July 23, 2026	02/19/21	02/24/21	07/23/26	06748E2W2	US06748E2W27	105.3700%	87.4230%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000936/form424b2.htm

358	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC CALLABLE SEC) Feb-24-2023	02/19/21	02/24/21	02/24/23	06748E6B4	US06748E6B44	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321002760/dp146569_424b2-3778ms.htm

359	$965,000 Callable Contingent Coupon Notes due February 23, 2024	02/19/21	02/24/21	02/23/24	06748EA29	US06748EA299	99.1200%	97.7149%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000944/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

360	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Feb-24-2023	02/19/21	02/24/21	02/24/23	06741WRD4	US06741WRD47	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000943/form424b2.htm

361	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALL CTGNT CPN NT) Feb-25-2022	02/23/21	02/25/21	02/25/22	06741WRG7	US06741WRG77	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000988/form424b2.htm

362	$1,150,000 Phoenix AutoCallable Notes due February 27, 2024 (5)	02/22/21	02/25/21	02/27/24	06748E7B3	US06748E7B35	92.8700%	73.9154%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000980/form424b2.htm

363	$960,000 Buffered Supertrack Notes due February 24, 2023	02/22/21	02/25/21	02/24/23	06748EA60	US06748EA604	105.3700%	102.9614%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000983/form424b2.htm

364	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Feb-27-2023	02/22/21	02/25/21	02/27/23	06741WRF9	US06741WRF94	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000989/form424b2.htm

365	$539,000 Buffered Supertrack Notes due February 26, 2027	02/23/21	02/25/21	02/26/27	06748E7K3	US06748E7K34	105.3700%	92.0406%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000987/form424b2.htm

366	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (CAPPED GEARS) 0.000 Apr-29-2022	02/23/21	02/26/21	04/29/22	06744A477	US06744A4774	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321002964/dp146765_424b2-3785ubs.htm

367	$9,696,000 Callable Contingent Coupon Notes due November 29, 2022	02/23/21	02/26/21	11/29/22	06748E2U6	US06748E2U60	93.3700%	98.0924%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001027/form424b2.htm

368	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Feb-28-2024	02/23/21	02/26/21	02/28/24	06748E4E0	US06748E4E01	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001258/form424b2.htm

369	$4,915,000 Callable Contingent Coupon Notes due November 28, 2023	02/23/21	02/26/21	11/28/23	06748E2P7	US06748E2P75	96.7028%	92.3953%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001022/form424b2.htm

370	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRIGGER CALL CTGNT YIELD) Aug-25-2023	02/23/21	02/26/21	08/25/23	06744A378	US06744A3784	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321002971/dp146766_424b2-3800ubs.htm

371	$2,481,000 Buffered Supertrack Notes due February 26, 2026	02/23/21	02/26/21	02/26/26	06747QZP5	US06747QZP52	105.3700%	92.2465%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001004/form424b2.htm

372	$2,057,000 Buffered Supertrack Notes due February 26, 2027	02/23/21	02/26/21	02/26/27	06747QZN0	US06747QZN05	105.3700%	93.5011%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001026/form424b2.htm

373	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Nov-30-2023	02/23/21	02/26/21	11/30/23	06748E2H5	US06748E2H59	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001021/form424b2.htm

374	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 May-31-2022	02/23/21	02/26/21	05/31/22	06748E3W1	US06748E3W18	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001007/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

375	$1,676,000 Buffered Supertrack Notes due February 26, 2026	02/23/21	02/26/21	02/26/26	06748E6N8	US06748E6N81	105.3700%	93.4619%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001019/form424b2.htm

376	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) May-26-2022	02/23/21	02/26/21	05/26/22	06748E5L3	US06748E5L35	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001014/form424b2.htm

377	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Nov-30-2022	02/23/21	02/26/21	11/30/22	06748E2F9	US06748E2F93	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001012/form424b2.htm

378	$1,058,000 Barrier Supertrack Notes due February 28, 2025	02/23/21	02/26/21	02/28/25	06748E3Y7	US06748E3Y73	105.3700%	91.9547%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001003/form424b2.htm

379	$900,000 Buffered Supertrack Notes due February 26, 2026	02/23/21	02/26/21	02/26/26	06747QZQ3	US06747QZQ36	105.3700%	90.8731%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001002/form424b2.htm

380	$647,000 Barrier Supertrack Notes due February 27, 2026	02/23/21	02/26/21	02/27/26	06747QZX8	US06747QZX86	105.3700%	92.7950%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001023/form424b2.htm

381	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Aug-31-2022	02/23/21	02/26/21	08/31/22	06741WQA1	US06741WQA17	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001020/form424b2.htm

382	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Aug-26-2022	02/23/21	02/26/21	08/26/22	06748E3U5	US06748E3U51	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000999/form424b2.htm

383	$161,000 Buffered Supertrack Notes due August 31, 2023	02/23/21	02/26/21	08/31/23	06748E3H4	US06748E3H41	105.3700%	98.8784%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001005/form424b2.htm

384	$125,000 Barrier Supertrack Notes due February 29, 2024	02/23/21	02/26/21	02/29/24	06748E2A0	US06748E2A07	105.3700%	94.6869%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001025/form424b2.htm

385	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Feb-28-2024	02/23/21	02/26/21	02/28/24	06748E4M2	US06748E4M27	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001013/form424b2.htm

386	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Feb-28-2023	02/23/21	02/26/21	02/28/23	06747QZH3	US06747QZH37	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001024/form424b2.htm

387	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Mar-28-2022	02/23/21	03/01/21	03/28/22	06748EA86	US06748EA869	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001016/form424b2.htm

388	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 May-26-2022	02/23/21	03/01/21	05/26/22	06748EA94	US06748EA943	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001017/form424b2.htm

389	$9,500,000 Buffered Supertrack Notes due August 26, 2022 (4)	02/23/21	03/01/21	08/26/22	06748EAA1	US06748EAA10	N/A	104.4103%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001018/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

390	$997,000 Buffered Fixed Coupon Notes due February 28, 2023	02/23/21	02/26/21	02/28/23	06748E5A7	US06748E5A79	101.1200%	89.8888%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001009/form424b2.htm

391	$866,000 Dual Directional Notes due February 28, 2025	02/23/21	02/26/21	02/28/25	06748E3F8	US06748E3F84	105.3700%	90.0034%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001001/form424b2.htm

392	$3,299,000 Buffered Digital Notes due February 28, 2023	02/23/21	02/26/21	02/28/23	06747QZR1	US06747QZR19	105.3700%	102.3862%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721000998/form424b2.htm

393	$453,000 Buffered Digital Notes due February 27, 2025	02/23/21	02/26/21	02/27/25	06747QZS9	US06747QZS91	105.3700%	93.9038%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001031/form424b2.htm

394	GLOBAL MTN SER A INDEX-LINKED (CALLABLE NT) 5.100 Feb-28-2023	02/23/21	02/26/21	02/28/23	06748E3N1	US06748E3N19	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001008/form424b2.htm

395	$3,533,000 Callable Range Accrual Notes due February 28, 2023	02/23/21	02/26/21	02/28/23	06748E4H3	US06748E4H32	100.0372%	98.2291%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001000/form424b2.htm

396	$1,347,000 Notes due February 28, 2028 Linked to the Performance of the Barclays Trailblazer Sectors 5 Index	02/23/21	02/26/21	02/28/28	06748E4K6	US06748E4K60	105.3700%	82.0600%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001010/form424b2.htm

397	$3,000,000 Barclays Bank PLC Trigger Autocallable Contingent Yield Notes Linked to the iShares Russell 2000 ETF due February 29, 2024 (5)	02/24/21	02/26/21	02/29/24	06744A337	US06744A3370	96.9325%	92.2276%	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321002976/dp146880_424b2-3806ubs.htm

398	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Aug-31-2023	02/24/21	02/26/21	08/31/23	06748E6F5	US06748E6F57	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001039/form424b2.htm

399	$1,385,000 Callable Contingent Coupon Notes due August 31, 2023	02/24/21	02/26/21	08/31/23	06748E6K4	US06748E6K43	96.0372%	93.3248%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001040/form424b2.htm

400	$1,100,000 Callable Contingent Coupon Notes due August 31, 2023	02/24/21	02/26/21	08/31/23	06748E6Z1	US06748E6Z12	94.7028%	94.7031%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001043/form424b2.htm

401	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Aug-31-2023	02/24/21	02/26/21	08/31/23	06748E6L2	US06748E6L26	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001042/form424b2.htm

402	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Feb-25-2022	02/24/21	03/01/21	02/25/22	06748EAB9	US06748EAB92	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001079/form424b2.htm

403	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-28-2023	02/24/21	03/01/21	02/28/23	06748EAL7	US06748EAL74	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001080/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

404	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Mar-1-2023	02/24/21	03/01/21	03/01/23	06748E6V0	US06748E6V08	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001078/form424b2.htm

405	$8,331,160 Barclays Bank PLC Trigger GEARS Linked to an Unequally Weighted Basket of Five Indices due February 27, 2026	02/24/21	02/26/21	02/27/26	06744A469	US06744A4691	105.3700%	92.6634%	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321002973/dp146877_424b2-3786ubs.htm

406	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Aug-30-2023	02/25/21	03/02/21	08/30/23	06748EAK9	US06748EAK91	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001559/form424b2.htm

407	GLOBAL MTN FLTG RT SER A INDEX-LINKED (MARKET LINKED SEC) Aug-29-2022	02/25/21	03/02/21	08/29/22	06747QZK6	US06747QZK65	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321003240/dp147063_424b2-3743wfps.htm

408	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Aug-31-2022	02/25/21	03/02/21	08/31/22	06748E7M9	US06748E7M99	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001108/form424b2.htm

409	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Feb-29-2024	02/25/21	03/02/21	02/29/24	06744A329	US06744A3297	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321003263/dp147061_424b2-3808ubs.htm

410	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Aug-30-2023	02/25/21	03/02/21	08/30/23	06748EAN3	US06748EAN31	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001104/form424b2.htm

411	$1,719,000 Market Linked Securities—Upside Participation and Contingent Downside	02/25/21	03/02/21	03/02/27	06748E5W9	US06748E5W99	105.3700%	92.1788%	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321003251/dp147060_424b2-3774wfps.htm

412	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Feb-29-2024	02/25/21	03/02/21	02/29/24	06748EA78	US06748EA786	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001115/form424b2.htm

413	$667,000 Buffered Supertrack Notes due March 2, 2026	02/25/21	03/02/21	03/02/26	06748EAH6	US06748EAH62	105.3700%	85.4195%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001114/form424b2.htm

414	$545,000 Phoenix AutoCallable Notes due August 30, 2022 (4)	02/25/21	03/02/21	08/30/22	06748E7L1	US06748E7L17	N/A	70.9981%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001110/form424b2.htm

415	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-27-2025	02/25/21	03/02/21	02/27/25	06748EAQ6	US06748EAQ61	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001107/form424b2.htm

416	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Feb-29-2024	02/26/21	03/03/21	02/29/24	06744A386	US06744A3867	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321003348/dp147151_424b2-3799ms.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

417	Contingent Income Callable Securities due March 2, 2023	02/26/21	03/03/21	03/02/23	06748E7E7	US06748E7E73	95.3700%	97.4577%	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321003355/dp147150_424b2-3796ms.htm

418	Contingent Income Auto-Callable Securities due February 29, 2024 (5)	02/26/21	03/03/21	02/29/24	06744A428	US06744A4287	94.4450%	29.5745%	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321003356/dp147143_424b2-3794ms.htm

419	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Feb-29-2024	02/26/21	03/03/21	02/29/24	06748E2N2	US06748E2N28	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001192/form424b2.htm

420	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Sep-6-2022	02/26/21	03/03/21	09/06/22	06748E2L6	US06748E2L61	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001193/form424b2.htm

421	$5,156,000 Buffered Supertrack Notes due February 28, 2023	02/26/21	03/03/21	02/28/23	06748E3J0	US06748E3J07	105.3700%	104.1863%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001189/form424b2.htm

422	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Feb-29-2024	02/26/21	03/03/21	02/29/24	06744A394	US06744A3941	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321003354/dp147147_424b2-3795ms.htm

423	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-29-2024	02/26/21	03/03/21	02/29/24	06748EA45	US06748EA455	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001216/form424b2.htm

424	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Sep-5-2023	02/26/21	03/03/21	09/05/23	06748E7J6	US06748E7J60	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001214/form424b2.htm

425	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Aug-31-2022	02/26/21	03/03/21	08/31/22	06748E2K8	US06748E2K88	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001196/form424b2.htm

426	$2,584,000 Callable Contingent Coupon Notes due February 29, 2024	02/26/21	03/03/21	02/29/24	06748EA37	US06748EA372	98.3700%	95.5211%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001215/form424b2.htm

427	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Mar-31-2022	02/26/21	03/03/21	03/31/22	06741WRB8	US06741WRB80	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001209/form424b2.htm

428	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Feb-29-2024	02/26/21	03/03/21	02/29/24	06748EBM4	US06748EBM49	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001219/form424b2.htm

429	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Aug-31-2022	02/26/21	03/03/21	08/31/22	06748EA52	US06748EA521	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001208/form424b2.htm

430	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Mar-2-2023	02/26/21	03/03/21	03/02/23	06748E6P3	US06748E6P30	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001204/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

431	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Mar-31-2022	02/26/21	03/03/21	03/31/22	06741WRC6	US06741WRC63	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001212/form424b2.htm

432	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Aug-31-2022	02/26/21	03/03/21	08/31/22	06748E6X6	US06748E6X63	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001195/form424b2.htm

433	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALL CTGNT CPN NT) Feb-29-2024	02/26/21	03/03/21	02/29/24	06748EAM5	US06748EAM57	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001201/form424b2.htm

434	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) May-31-2022	02/26/21	03/03/21	05/31/22	06741WQB9	US06741WQB99	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001194/form424b2.htm

435	$1,011,000 Buffered Supertrack Notes due February 27, 2026	02/26/21	03/03/21	02/27/26	06747QZZ3	US06747QZZ35	105.3700%	97.2786%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001197/form424b2.htm

436	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Mar-2-2023	02/26/21	03/03/21	03/02/23	06748EAV5	US06748EAV56	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001221/form424b2.htm

437	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Mar-2-2023	02/26/21	03/03/21	03/02/23	06748EBN2	US06748EBN22	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001207/form424b2.htm

438	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Aug-31-2022	02/26/21	03/03/21	08/31/22	06748E2M4	US06748E2M45	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001190/form424b2.htm

439	$703,000 Principal at Risk Securities Linked to the S&P 500 Index due March 3, 2027	02/26/21	03/03/21	03/03/27	06748E4L4	US06748E4L44	105.3700%	92.0315%	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321001732/dp145376_424b2-3755wfpps.htm

440	$640,000 Barrier Supertrack Notes due February 29, 2024	02/26/21	03/03/21	02/29/24	06748E2C6	US06748E2C62	105.3700%	98.1357%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001188/form424b2.htm

441	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Mar-31-2022	02/26/21	03/03/21	03/31/22	06748E3X9	US06748E3X90	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001191/form424b2.htm

442	$341,000 Barrier Supertrack Notes due February 27, 2026	02/26/21	03/03/21	02/27/26	06747QZY6	US06747QZY69	105.3700%	99.1025%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001187/form424b2.htm

443	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Aug-31-2022	02/26/21	03/03/21	08/31/22	06748E3V3	US06748E3V35	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001199/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

444	GLOBAL MTN SER A INDEX-LINKED (AUTOCALLABLE NT) 7.150 Aug-31-2022	02/26/21	03/03/21	08/31/22	06748E3R2	US06748E3R23	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001198/form424b2.htm

445	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Mar-2-2023	02/26/21	03/04/21	03/02/23	06748E7A5	US06748E7A51	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001203/form424b2.htm

446	$225,000 Buffered Dual Directional Notes due August 31, 2023	02/26/21	03/03/21	08/31/23	06748E3G6	US06748E3G67	105.3700%	98.2901%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001200/form424b2.htm

447	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INCOME CALLABLE) Mar-2-2023	02/26/21	03/03/21	03/02/23	06748E7F4	US06748E7F49	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321003427/dp147277_424b2-3797ms.htm

448	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Mar-2-2023	02/26/21	03/03/21	03/02/23	06748EBJ1	US06748EBJ10	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001218/form424b2.htm

449	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Sep-7-2023	03/01/21	03/04/21	09/07/23	06748EBL6	US06748EBL65	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001245/form424b2.htm

450	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Mar-6-2024	03/01/21	03/04/21	03/06/24	06748EC43	US06748EC436	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001244/form424b2.htm

451	$750,000 Callable Contingent Coupon Notes due March 6, 2024	03/01/21	03/04/21	03/06/24	06748EC35	US06748EC352	95.5050%	94.8512%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001246/form424b2.htm

452	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 17.150 Mar-1-2023	03/01/21	03/04/21	03/01/23	06741WRJ1	US06741WRJ17	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001248/form424b2.htm

453	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Mar-1-2023	03/01/21	03/04/21	03/01/23	06741WRH5	US06741WRH50	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721002468/form424b2.htm

454	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC CALLABLE SEC) Mar-7-2023	03/02/21	03/05/21	03/07/23	06748ECF8	US06748ECF88	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321003544/dp147333_424b2-3812ms.htm

455	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Mar-5-2024	03/02/21	03/05/21	03/05/24	06748EDG5	US06748EDG52	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001285/form424b2.htm

456	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Mar-7-2024	03/02/21	03/05/21	03/07/24	06748EDE0	US06748EDE05	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001284/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

457	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Mar-7-2024	03/02/21	03/05/21	03/07/24	06748EBK8	US06748EBK82	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001286/form424b2.htm

458	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRIGGER CALL CTGNT YIELD) Sep-6-2024	03/03/21	03/08/21	09/06/24	06744A196	US06744A1960	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321003593/dp147382_424b2-3818ubs.htm

459	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Mar-8-2023	03/03/21	03/08/21	03/08/23	06748ED67	US06748ED673	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001306/form424b2.htm

460	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Mar-8-2023	03/03/21	03/08/21	03/08/23	06741WRP7	US06741WRP76	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001311/form424b2.htm

461	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Sep-6-2024	03/03/21	03/08/21	09/06/24	06748EAY9	US06748EAY95	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001307/form424b2.htm

462	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Sep-6-2024	03/03/21	03/08/21	09/06/24	06748EB44	US06748EB446	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001308/form424b2.htm

463	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Mar-7-2024	03/03/21	03/08/21	03/07/24	06748EAF0	US06748EAF07	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001305/form424b2.htm

464	$661,000 Phoenix AutoCallable Notes due March 6, 2024 (5)	03/03/21	03/08/21	03/06/24	06748EDH3	US06748EDH36	85.2972%	26.3266%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001796/form424b2.htm

465	GLOBAL MTN SER A EQUITY-LINKED (TRIGGER CALLABLE YIELD NT) 5.090 Jun-8-2022	03/03/21	03/08/21	06/08/22	06744A287	US06744A2877	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321003583/dp147387_424b2-3815ubs.htm

466	GLOBAL MTN SER A EQUITY-LINKED (TRIGGER CALLABLE YIELD) 7.010 Jun-8-2022	03/03/21	03/08/21	06/08/22	06744A279	US06744A2794	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321003584/dp147388_424b2-3814ubs.htm

467	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Sep-9-2022	03/04/21	03/09/21	09/09/22	06748EAR4	US06748EAR45	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001339/form424b2.htm

468	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRIGGER CALL CTGNT YIELD) Sep-9-2024	03/04/21	03/09/21	09/09/24	06744A170	US06744A1705	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321003644/dp147443_424b2-3821ubs.htm

469	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALLABLE CTGNT CPN) Sep-9-2022	03/04/21	03/09/21	09/09/22	06748ED83	US06748ED830	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001335/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

470	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jun-9-2022	03/04/21	03/09/21	06/09/22	06748EBY8	US06748EBY86	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001333/form424b2.htm

471	$1,200,000 Buffered Supertrack Notes due September 9, 2022 (4)	03/04/21	03/09/21	09/09/22	06748EDS9	US06748EDS90	N/A	95.4347%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001340/form424b2.htm

472	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Mar-7-2024	03/04/21	03/09/21	03/07/24	06748EDX8	US06748EDX85	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001336/form424b2.htm

473	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Mar-9-2022	03/04/21	03/09/21	03/09/22	06748EDB6	US06748EDB65	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001334/form424b2.htm

474	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 12.350 Mar-7-2024	03/04/21	03/09/21	03/07/24	06741WRR3	US06741WRR33	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001338/form424b2.htm

475	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Mar-9-2023	03/04/21	03/09/21	03/09/23	06748EE25	US06748EE259	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001337/form424b2.htm

476	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRIGGER CALL CTGNT YIELD) Dec-7-2023	03/05/21	03/10/21	12/07/23	06744A139	US06744A1390	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321003705/dp147509_424b2-3825ubs.htm

477	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Sep-8-2023	03/05/21	03/10/21	09/08/23	06748EAT0	US06748EAT01	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001364/form424b2.htm

478	Contingent Income Auto-Callable Securities due March 8, 2024 (5)	03/05/21	03/10/21	03/08/24	06744A311	US06744A3115	92.8175%	88.3245%	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321003711/dp147512_424b2-3809ms.htm

479	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Mar-8-2024	03/05/21	03/10/21	03/08/24	06748EBZ5	US06748EBZ51	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001367/form424b2.htm

480	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Mar-8-2024	03/05/21	03/10/21	03/08/24	06748EAW3	US06748EAW30	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001363/form424b2.htm

481	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Mar-9-2023	03/05/21	03/10/21	03/09/23	06748EEA7	US06748EEA73	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001376/form424b2.htm

482	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Mar-7-2024	03/05/21	03/10/21	03/07/24	06748EEB5	US06748EEB56	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001374/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

483	$1,400,000 Callable Contingent Coupon Notes due March 8, 2024	03/05/21	03/10/21	03/08/24	06748EE58	US06748EE580	97.2972%	93.4173%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001372/form424b2.htm

484	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Mar-8-2024	03/05/21	03/10/21	03/08/24	06748EAX1	US06748EAX13	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001365/form424b2.htm

485	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Mar-8-2024	03/05/21	03/10/21	03/08/24	06748EC27	US06748EC279	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001368/form424b2.htm

486	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Sep-8-2023	03/05/21	03/11/21	09/08/23	06748EC50	US06748EC501	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001371/form424b2.htm

487	$703,000 Callable Contingent Coupon Notes due March 9, 2023	03/05/21	03/10/21	03/09/23	06741WRS1	US06741WRS16	92.1925%	87.1279%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001407/form424b2.htm

488	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC CALLABLE SEC) Mar-10-2022	03/05/21	03/10/21	03/10/22	06748EAS2	US06748EAS28	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321003707/dp147510_424b2-3805ms.htm

489	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRIGGER CALL CTGNT YIELD) Mar-13-2025	03/08/21	03/11/21	03/13/25	06744A121	US06744A1218	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321003762/dp147574_424b2-3828ubs.htm

490	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Sep-11-2023	03/08/21	03/11/21	09/11/23	06748EEK5	US06748EEK55	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001392/form424b2.htm

491	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Mar-13-2023	03/08/21	03/11/21	03/13/23	06748ED75	US06748ED756	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001389/form424b2.htm

492	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Mar-11-2022	03/08/21	03/11/21	03/11/22	06748EEH2	US06748EEH27	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001391/form424b2.htm

493	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 15.250 Sep-13-2022	03/08/21	03/11/21	09/13/22	06748EE66	US06748EE663	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001390/form424b2.htm

494	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jun-14-2022	03/09/21	03/12/21	06/14/22	06741WRK8	US06741WRK89	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001408/form424b2.htm

495	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Mar-25-2024	03/09/21	03/12/21	03/25/24	06748EEN9	US06748EEN94	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001411/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

496	$500,000 Callable Contingent Coupon Notes due March 13, 2024	03/09/21	03/12/21	03/13/24	06748EAU7	US06748EAU73	96.5675%	93.2727%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001409/form424b2.htm

497	$419,000 Buffered Supertrack Notes due September 14, 2023	03/09/21	03/12/21	09/14/23	06748ECT8	US06748ECT82	105.6300%	89.0150%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001412/form424b2.htm

498	Strategic Accelerated Redemption Securities Linked to the VanEck Vectors Gold Miners ETF due March 22, 2024	03/09/21	03/16/21	03/22/24	06744A188	US06744A1887	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321003849/dp147679_424b2-3826baml.htm

499	Callable Contingent Coupon Notes due March 14, 2023	03/09/21	03/12/21	03/14/23	06748EEE9	US06748EEE95	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001410/form424b2.htm

500	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Mar-14-2024	03/10/21	03/15/21	03/14/24	06748EDV2	US06748EDV20	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001420/form424b2.htm

501	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Mar-17-2025	03/10/21	03/15/21	03/17/25	06748EAJ2	US06748EAJ29	105.6300%	98.4360%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001419/form424b2.htm

502	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Mar-13-2026	03/10/21	03/15/21	03/13/26	06748EEP4	US06748EEP43	98.8800%	87.8849%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001421/form424b2.htm

503	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Dec-15-2022	03/10/21	03/16/21	12/15/22	06748EDZ3	US06748EDZ34	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001422/form424b2.htm

504	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (BUFFERED SUPERTRACK NT) 0.000 Apr-7-2022	03/10/21	03/15/21	04/07/22	06748EER0	US06748EER09	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001427/form424b2.htm

505	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALL CTGNT INT NT) Mar-15-2022	03/11/21	03/16/21	03/15/22	06748EF40	US06748EF405	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321003986/dp147753_424b2-3834jpm.htm

506	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALLABLE CTGNT INT) Mar-15-2022	03/11/21	03/16/21	03/15/22	06741WRX0	US06741WRX01	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321003981/dp147751_424b2-3833jpm.htm

507	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Mar-16-2023	03/11/21	03/16/21	03/16/23	06748EE33	US06748EE333	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001429/form424b2.htm

508	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK) 0.000 Mar-16-2026	03/11/21	03/16/21	03/16/26	06748EDY6	US06748EDY68	105.6300%	80.0887%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001428/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

509	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Sep-16-2024	03/11/21	03/16/21	09/16/24	06748EDT7	US06748EDT73	90.6300%	89.7038%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001433/form424b2.htm

510	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Dec-15-2022	03/11/21	03/16/21	12/15/22	06748EEC3	US06748EEC30	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001431/form424b2.htm

511	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (AUTOCAL MKT-LINK STEPUP) 0.000 Mar-28-2024	03/12/21	03/18/21	03/28/24	06744A261	US06744A2612	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321004071/dp147895_424b2-3813baml.htm

512	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (AUTOCAL MKT-LINK STEPUP) 0.000 Mar-28-2024	03/11/21	03/18/21	03/28/24	06744A345	US06744A3453	105.6300%	71.3421%	https://www.sec.gov/Archives/edgar/data/312070/000095010321003998/dp147824_424b2-3807baml.htm

513	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (BUFFERED SUPERTRACK) 0.000 Mar-22-2022	03/11/21	03/16/21	03/22/22	06748EEV1	US06748EEV11	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001434/form424b2.htm

514	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGR AUTOCALL CTGT YIELD) Mar-14-2024 (5)	03/12/21	03/16/21	03/14/24	06744A113	US06744A1135	96.4425%	88.3763%	https://www.sec.gov/Archives/edgar/data/312070/000095010321004001/dp147821_424b2-3829ubs.htm

515	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Mar-15-2024	03/12/21	03/17/21	03/15/24	06744A154	US06744A1549	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321004082/dp147893_424b2-3822ms.htm

516	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Mar-15-2024 (5)	03/12/21	03/17/21	03/15/24	06744A212	US06744A2125	94.6300%	44.9774%	https://www.sec.gov/Archives/edgar/data/312070/000095010321004083/dp147887_424b2-3817ms.htm

517	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Mar-15-2024	03/12/21	03/17/21	03/15/24	06744A147	US06744A1473	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321004130/dp147869_424b2-3823ms.htm

518	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Mar-17-2022	03/12/21	03/17/21	03/17/22	06741WRY8	US06741WRY83	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321004091/dp147866_424b2-3837ms.htm

519	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Mar-15-2024 (5)	03/12/21	03/17/21	03/15/24	06744A162	US06744A1622	95.0050%	92.1948%	https://www.sec.gov/Archives/edgar/data/312070/000095010321004081/dp147894_424b2-3824ms.htm

520	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Sep-15-2023	03/12/21	03/17/21	09/15/23	06741WRM4	US06741WRM46	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001457/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

521	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Mar-14-2024	03/12/21	03/17/21	03/14/24	06748EED1	US06748EED13	91.8800%	93.5681%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001448/form424b2.htm

522	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Apr-18-2022	03/12/21	03/17/21	04/18/22	06741WRQ5	US06741WRQ59	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001446/form424b2.htm

523	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (PLUS) 0.000 Jul-6-2022	03/12/21	03/17/21	07/06/22	06744A352	US06744A3529	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321004079/dp147886_424b2-3804ms.htm

524	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Mar-16-2023	03/12/21	03/17/21	03/16/23	06748EEF6	US06748EEF60	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001449/form424b2.htm

525	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Mar-16-2023	03/12/21	03/17/21	03/16/23	06741WRU6	US06741WRU61	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001454/form424b2.htm

526	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Mar-16-2023 (5)	03/12/21	03/17/21	03/16/23	06741WRV4	US06741WRV45	92.3800%	24.4504%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001456/form424b2.htm

527	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALL CTGNT CPN NT) Mar-16-2023 (5)	03/12/21	03/17/21	03/16/23	06748EEX7	US06748EEX76	93.9639%	92.1772%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001480/form424b2.htm

528	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Mar-15-2024	03/12/21	03/17/21	03/15/24	06748EEQ2	US06748EEQ26	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001451/form424b2.htm

529	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Sep-15-2023	03/12/21	03/17/21	09/15/23	06748ECY7	US06748ECY77	96.2972%	91.9245%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001450/form424b2.htm

530	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Mar-15-2024 (5)	03/12/21	03/17/21	03/15/24	06748EEM1	US06748EEM12	90.2140%	32.6301%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001459/form424b2.htm

531	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Mar-17-2022	03/12/21	03/17/21	03/17/22	06741WRW2	US06741WRW28	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001453/form424b2.htm

532	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Sep-15-2023	03/12/21	03/17/21	09/15/23	06748ED26	US06748ED269	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001447/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

533	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Mar-15-2024	03/12/21	03/17/21	03/15/24	06741WRN2	US06741WRN29	97.8800%	91.1681%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001445/form424b2.htm

534	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INCOME CALLABLE) Mar-16-2023	03/12/21	03/17/21	03/16/23	06748EDW0	US06748EDW03	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321004080/dp147892_424b2-3820ms.htm

535	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Mar-18-2022	03/15/21	03/18/21	03/18/22	06741WSA9	US06741WSA98	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321004172/dp147952_424b2-3841ms.htm

536	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALL CTGNT INT NT) Mar-17-2022	03/15/21	03/18/21	03/17/22	06741WSB7	US06741WSB71	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321004151/dp147951_424b2-3846jpm.htm

537	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Dec-20-2022	03/15/21	03/18/21	12/20/22	06748EAZ6	US06748EAZ60	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001471/form424b2.htm

538	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Sep-20-2022	03/15/21	03/18/21	09/20/22	06748EB69	US06748EB693	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001473/form424b2.htm

539	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Mar-20-2023	03/15/21	03/18/21	03/20/23	06741WRZ5	US06741WRZ58	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001478/form424b2.htm

540	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Mar-19-2024	03/15/21	03/18/21	03/19/24	06748EB85	US06748EB859	92.1925%	93.0113%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001477/form424b2.htm

541	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Mar-20-2024	03/15/21	03/18/21	03/20/24	06748EES8	US06748EES81	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001479/form424b2.htm

542	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Mar-20-2024	03/15/21	03/18/21	03/20/24	06748EE82	US06748EE820	93.8800%	89.0739%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001474/form424b2.htm

543	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Dec-20-2023	03/15/21	03/18/21	12/20/23	06748EB36	US06748EB362	96.2972%	90.3544%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001472/form424b2.htm

544	GLOBAL MTN SER A EQUITY-LINKED (BARRIER NT) 11.400 Mar-20-2023	03/15/21	03/18/21	03/20/23	06748EF99	US06748EF991	90.4300%	82.6161%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001476/form424b2.htm

545	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 14.250 Mar-20-2023	03/15/21	03/18/21	03/20/23	06748EF81	US06748EF819	87.8175%	37.9560%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001475/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

546	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Mar-19-2026	03/16/21	03/18/21	03/19/26	06748EET6	US06748EET64	95.3800%	49.6522%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001484/form424b2.htm

547	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRIGGER CALL CTGNT YIELD) Dec-21-2023	03/16/21	03/19/21	12/21/23	06747R873	US06747R8732	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321004193/dp147980_424b2-3843ubs.htm

548	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGGR CALL CTGNT YIELD) Dec-21-2023	03/16/21	03/19/21	12/21/23	06747R865	US06747R8658	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321004194/dp147979_424b2-3842ubs.htm

549	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Mar-20-2024	03/16/21	03/19/21	03/20/24	06748EEZ2	US06748EEZ25	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001492/form424b2.htm

550	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TGR AUTOCAL CTGT YIELD) Mar-21-2024	03/17/21	03/22/21	03/21/24	06747R840	US06747R8401	96.8425%	87.8762%	https://www.sec.gov/Archives/edgar/data/312070/000095010321004300/dp148059_424b2-3844ubs.htm

551	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Mar-21-2024	03/17/21	03/22/21	03/21/24	06747R816	US06747R8161	94.3675%	90.0690%	https://www.sec.gov/Archives/edgar/data/312070/000095010321004301/dp148055_424b2-3845ubs.htm

552	GLOBAL MTN SER A INDEX-LINKED (BUFFERED NT) 6.350 Mar-25-2022	03/17/21	03/22/21	03/25/22	06748EFM0	US06748EFM03	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001505/form424b2.htm

553	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Mar-20-2023	03/17/21	03/22/21	03/20/23	06748EFH1	US06748EFH18	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001797/form424b2.htm

554	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Mar-20-2023	03/17/21	03/22/21	03/20/23	06748EFG3	US06748EFG35	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001503/form424b2.htm

555	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Mar-20-2023	03/17/21	03/22/21	03/20/23	06748EFJ7	US06748EFJ73	93.1300%	92.6390%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001506/form424b2.htm

556	Callable Contingent Coupon Notes due March 20, 2023	03/17/21	03/22/21	03/20/23	06748EFF5	US06748EFF51	97.5050%	97.5509%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721001507/form424b2.htm

557	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED PLUS) 0.000 Sep-22-2022	03/17/21	03/26/21	09/22/22	06747R881	US06747R8815	105.6300%	97.1549%	https://www.sec.gov/Archives/edgar/data/312070/000095010321004299/dp148057_424b2-3840ms.htm

558	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (PLUS) 0.000 Sep-22-2022	03/17/21	03/26/21	09/22/22	06747R808	US06747R8088	105.6300%	94.9412%	https://www.sec.gov/Archives/edgar/data/312070/000095010321004302/dp148056_424b2-3839ms.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

559	8.25yNC2y Fixed Callable	03/17/21	03/22/21	06/22/29	06748EDK6	US06748EDK64	103.8800%	85.1592%	https://www.sec.gov/Archives/edgar/data/0000312070/000110465921039152/tm218343d12_424b2.htm

560	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Mar-21-2024	03/18/21	03/23/21	03/21/24	06748EF73	US06748EF736	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001511/form424b2.htm

561	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Mar-22-2024	03/19/21	03/24/21	03/22/24	06747R709	US06747R7098	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321004394/dp148194_424b2-3838ms.htm

562	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INCOME CALLABLE) Sep-22-2023	03/19/21	03/24/21	09/22/23	06748EFA6	US06748EFA64	94.3800%	91.8292%	https://www.sec.gov/Archives/edgar/data/312070/000095010321004397/dp148195_424b2-3847ms.htm

563	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Mar-25-2024	03/19/21	03/24/21	03/25/24	06748EC84	US06748EC840	98.6300%	94.0653%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001524/form424b2.htm

564	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Mar-25-2024	03/19/21	03/24/21	03/25/24	06748ECA9	US06748ECA91	97.1300%	96.5059%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001525/form424b2.htm

565	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Mar-23-2023	03/19/21	03/24/21	03/23/23	06741WSH4	US06741WSH42	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001534/form424b2.htm

566	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Mar-23-2023	03/19/21	03/24/21	03/23/23	06748EFB4	US06748EFB48	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001528/form424b2.htm

567	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Mar-22-2024	03/19/21	03/24/21	03/22/24	06747R600	US06747R6009	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321004395/dp148193_424b2-3836ms.htm

568	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Mar-22-2024	03/19/21	03/24/21	03/22/24	06748EFL2	US06748EFL20	93.4425%	93.9775%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001531/form424b2.htm

569	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFF AUTOCALL CTGNT CPN) Mar-23-2023	03/19/21	03/24/21	03/23/23	06748EBX0	US06748EBX04	100.3800%	93.1622%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001523/form424b2.htm

570	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 9.500 Mar-24-2022	03/19/21	03/24/21	03/24/22	06748EDR1	US06748EDR18	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001515/form424b2.htm

571	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Mar-24-2022	03/19/21	03/24/21	03/24/22	06748EF24	US06748EF249	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001533/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

572	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Mar-22-2024	03/19/21	03/24/21	03/22/24	06748EFQ1	US06748EFQ17	92.0470%	48.9517%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001520/form424b2.htm

573	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Mar-22-2024	03/19/21	03/24/21	03/22/24	06748EF32	US06748EF322	94.4800%	90.9083%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001516/form424b2.htm

574	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Mar-23-2023	03/19/21	03/24/21	03/23/23	06748EFV0	US06748EFV02	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001540/form424b2.htm

575	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Mar-24-2026	03/19/21	03/24/21	03/24/26	06748ECJ0	US06748ECJ01	105.6300%	94.4538%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001536/form424b2.htm

576	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Mar-23-2023	03/19/21	03/24/21	03/23/23	06748EEL3	US06748EEL39	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001529/form424b2.htm

577	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK) 0.000 Mar-24-2027	03/19/21	03/24/21	03/24/27	06748ECH4	US06748ECH45	105.6300%	90.5490%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001535/form424b2.htm

578	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Mar-25-2024	03/19/21	03/24/21	03/25/24	06748ECD3	US06748ECD31	96.2550%	90.1984%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001527/form424b2.htm

579	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALLABLE CTGNT CPN) Mar-23-2023	03/19/21	03/24/21	03/23/23	06748EFP3	US06748EFP34	95.3392%	95.6182%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001518/form424b2.htm

580	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Mar-23-2023	03/19/21	03/24/21	03/23/23	06748EFK4	US06748EFK47	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001517/form424b2.htm

581	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Mar-21-2024	03/19/21	03/24/21	03/21/24	06748EF65	US06748EF652	93.1628%	93.1155%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001530/form424b2.htm

582	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Mar-25-2024	03/19/21	03/24/21	03/25/24	06748ECC5	US06748ECC57	98.1300%	88.7111%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001526/form424b2.htm

583	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Mar-22-2024	03/19/21	03/24/21	03/22/24	06748EFU2	US06748EFU29	93.7550%	90.3480%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001532/form424b2.htm

584	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INCOME CALLABLE) Mar-23-2023	03/19/21	03/24/21	03/23/23	06748EEY5	US06748EEY59	96.8800%	98.8851%	https://www.sec.gov/Archives/edgar/data/312070/000095010321004396/dp148196_424b2-3832ms.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

585	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Mar-23-2023	03/19/21	03/24/21	03/23/23	06741WSG6	US06741WSG68	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001519/form424b2.htm

586	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Mar-23-2028	03/19/21	03/24/21	03/23/28	06748ECE1	US06748ECE14	105.6300%	82.9419%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001539/form424b2.htm

587	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Sep-24-2026	03/19/21	03/24/21	09/24/26	06748ECG6	US06748ECG61	105.6300%	88.0507%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001538/form424b2.htm

588	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Mar-21-2024	03/22/21	03/25/21	03/21/24	06741WSJ0	US06741WSJ08	98.3550%	53.7171%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001544/form424b2.htm

589	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Mar-29-2022	03/23/21	03/26/21	03/29/22	06741WRT9	US06741WRT98	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001555/form424b2.htm

590	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFFERED AUTOCALLABLE NT) Mar-28-2023	03/23/21	03/26/21	03/28/23	06748EFR9	US06748EFR99	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001556/form424b2.htm

591	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Mar-29-2023	03/24/21	03/29/21	03/29/23	06748EFW8	US06748EFW84	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001562/form424b2.htm

592	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC AUTO-CALLABLE) Mar-29-2023	03/24/21	03/29/21	03/29/23	06748EFY4	US06748EFY41	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321004623/dp148458_424b2-3850ms.htm

593	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Dec-27-2021	03/25/21	03/30/21	12/27/21	06748EGB3	US06748EGB39	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001577/form424b2.htm

594	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Mar-30-2026	03/25/21	03/30/21	03/30/26	06748EFT5	US06748EFT55	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001576/form424b2.htm

595	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (ACCELERATED RETURN NT) 0.000 May-27-2022	03/25/21	04/01/21	05/27/22	06744A253	US06744A2539	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321004739/dp148586_424b2-3810baml.htm

596	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (CAPPED LEV INDEX RETURN) 0.000 Mar-31-2023	03/25/21	04/01/21	03/31/23	06744A246	US06744A2463	105.6300%	98.6238%	https://www.sec.gov/Archives/edgar/data/312070/000095010321004741/dp148588_424b2-3811baml.htm

597	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (AUTOCALL MKT-LNK STP UP) 0.000 Mar-28-2024	03/25/21	04/01/21	03/28/24	06747R501	US06747R5019	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321004740/dp148591_424b2-3813baml.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

598	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (AUTOCAL MKT-LINK STEPUP) 0.000 Mar-28-2024	03/25/21	04/01/21	03/28/24	06747R303	US06747R3030	105.6300%	76.3330%	https://www.sec.gov/Archives/edgar/data/312070/000095010321004743/dp148587_424b2-3807baml.htm

599	GLOBAL MTN ZERO CP SER A INDEX-LINKED (CAPP LEV INDEX RETURN) 0.000 Mar-31-2023	03/25/21	04/01/21	03/31/23	06744A238	US06744A2380	105.6300%	96.0716%	https://www.sec.gov/Archives/edgar/data/312070/000095010321004745/dp148547_424b2-3819baml.htm

600	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (AUTOCAL MKT-LINK STEPUP) 0.000 Mar-31-2023	03/25/21	04/01/21	03/31/23	06744A220	US06744A2208	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321004750/dp148550_424b2-3816baml.htm

601	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGGR CALL CTGNT YIELD) Mar-28-2024	03/26/21	03/31/21	03/28/24	06747R766	US06747R7668	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321004800/dp148623_424b2-3854ubs.htm

602	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Sep-30-2022	03/26/21	03/31/21	09/30/22	06748ECR2	US06748ECR27	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001603/form424b2.htm

603	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC CALLABLE SEC) Mar-30-2023	03/26/21	03/31/21	03/30/23	06748EFZ1	US06748EFZ16	93.3175%	93.9017%	https://www.sec.gov/Archives/edgar/data/312070/000095010321004837/dp148628_424b2-3851ms.htm

604	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (CAPPED GEARS) 0.000 May-31-2022	03/26/21	03/31/21	05/31/22	06747R790	US06747R7908	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321004803/dp148622_424b2-3848ubs.htm

605	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Mar-31-2026	03/26/21	03/31/21	03/31/26	06748EBR3	US06748EBR36	105.6300%	92.2034%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001597/form424b2.htm

606	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Dec-30-2022	03/26/21	03/31/21	12/30/22	06748EB28	US06748EB289	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001608/form424b2.htm

607	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Mar-28-2024	03/26/21	03/31/21	03/28/24	06748EBW2	US06748EBW21	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001598/form424b2.htm

608	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Mar-29-2024	03/26/21	03/31/21	03/29/24	06748EFS7	US06748EFS72	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001625/form424b2.htm

609	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Dec-29-2023	03/26/21	03/31/21	12/29/23	06748EDM2	US06748EDM21	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001607/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

610	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Sep-29-2023	03/26/21	03/31/21	09/29/23	06748EFX6	US06748EFX67	95.5050%	95.1042%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001605/form424b2.htm

611	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Apr-1-2024	03/26/21	03/31/21	04/01/24	06747R782	US06747R7825	93.1300%	85.0086%	https://www.sec.gov/Archives/edgar/data/312070/000095010321004836/dp148636_424b2-3849ms.htm

612	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Dec-29-2023	03/26/21	03/31/21	12/29/23	06748EB51	US06748EB511	96.8802%	92.5337%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001612/form424b2.htm

613	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Sep-30-2022	03/26/21	03/31/21	09/30/22	06748ECQ4	US06748ECQ44	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001601/form424b2.htm

614	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Sep-29-2023	03/26/21	03/31/21	09/29/23	06748EBF9	US06748EBF97	105.6300%	99.1491%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001627/form424b2.htm

615	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Mar-31-2026	03/26/21	03/31/21	03/31/26	06748EBS1	US06748EBS19	105.6300%	85.9454%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001639/form424b2.htm

616	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Apr-1-2024	03/26/21	03/31/21	04/01/24	06748EE90	US06748EE903	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001636/form424b2.htm

617	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Apr-29-2022	03/26/21	03/31/21	04/29/22	06748EC68	US06748EC683	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001634/form424b2.htm

618	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Mar-31-2027	03/26/21	03/31/21	03/31/27	06748EBG7	US06748EBG70	105.6300%	91.3963%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001629/form424b2.htm

619	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Mar-30-2023	03/26/21	03/31/21	03/30/23	06748EBV4	US06748EBV48	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001594/form424b2.htm

620	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Sep-30-2022	03/26/21	03/31/21	09/30/22	06748EDP5	US06748EDP51	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001622/form424b2.htm

621	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK) 0.000 Mar-31-2026	03/26/21	03/31/21	03/31/26	06748EB93	US06748EB933	105.6300%	81.6095%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001596/form424b2.htm

622	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Mar-29-2024	03/26/21	03/31/21	03/29/24	06748EDJ9	US06748EDJ91	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001621/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

623	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Mar-31-2022	03/26/21	03/31/21	03/31/22	06748ECZ4	US06748ECZ43	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001600/form424b2.htm

624	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Mar-30-2023	03/26/21	03/31/21	03/30/23	06748EBU6	US06748EBU64	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001599/form424b2.htm

625	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Mar-31-2026	03/26/21	03/31/21	03/31/26	06748EBH5	US06748EBH53	105.6300%	89.1228%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001628/form424b2.htm

626	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Jun-30-2022	03/26/21	03/31/21	06/30/22	06748EC92	US06748EC923	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001626/form424b2.htm

627	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (BARRIER SUPERTRACK NT) 0.000 Mar-28-2024	03/26/21	03/31/21	03/28/24	06741WRL6	US06741WRL62	105.6300%	42.2772%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001618/form424b2.htm

628	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK) 0.000 Mar-31-2025	03/26/21	03/31/21	03/31/25	06748ECL5	US06748ECL56	105.6300%	92.2337%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001595/form424b2.htm

629	GLOBAL MTN SER A INDEX-LINKED (BUFFERED AUTOCALLABLE NT) 5.000 Sep-30-2022	03/26/21	03/31/21	09/30/22	06748EE74	US06748EE747	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001640/form424b2.htm

630	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Sep-30-2022	03/26/21	03/31/21	09/30/22	06748ECK7	US06748ECK73	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001611/form424b2.htm

631	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (DUAL DIRECTIONAL NT) 0.000 Mar-31-2025	03/26/21	03/31/21	03/31/25	06748ECM3	US06748ECM30	105.6300%	91.0550%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001630/form424b2.htm

632	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED DIGITAL NT) 0.000 Mar-31-2025	03/26/21	03/31/21	03/31/25	06748EBC6	US06748EBC66	105.6300%	92.6920%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001874/form424b2.htm

633	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED DIGITAL NT) 0.000 Mar-30-2023	03/26/21	03/31/21	03/30/23	06748EBB8	US06748EBB83	105.6300%	101.6893%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001871/form424b2.htm

634	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Mar-30-2028	03/26/21	03/31/21	03/30/28	06748ED42	US06748ED426	105.6300%	82.3304%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001619/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

635	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE NT) Sep-29-2022	03/26/21	03/31/21	09/29/22	06748EDF7	US06748EDF79	100.6300%	99.9612%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001631/form424b2.htm

636	GLOBAL MTN SER A INDEX-LINKED (CALLABLE NT) 5.000 Mar-31-2023	03/26/21	03/31/21	03/31/23	06748EDU4	US06748EDU47	99.3795%	99.1571%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001633/form424b2.htm

637	GLOBAL MTN SER A INDEX-LINKED (BUFFERED CALLABLE NT) 3.750 Mar-29-2024	03/26/21	03/31/21	03/29/24	06748EDC4	US06748EDC49	100.9425%	89.9222%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001620/form424b2.htm

638	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGR AUTOCALL CTGT YIELD) Mar-28-2024	03/29/21	03/31/21	03/28/24	06747R741	US06747R7411	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321004844/dp148731_424b2-3855ubs.htm

639	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGR AUTOCALL CTGT YIELD) Mar-28-2024	03/29/21	03/31/21	03/28/24	06747R758	US06747R7585	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321004846/dp148732_424b2-3856ubs.htm

640	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Sep-29-2023	03/29/21	03/31/21	09/29/23	06741WSE1	US06741WSE11	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001638/form424b2.htm

641	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Sep-29-2023	03/29/21	04/01/21	09/29/23	06748EG64	US06748EG643	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001658/form424b2.htm

642	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 7.000 Apr-3-2023	03/29/21	04/01/21	04/03/23	06741WSK7	US06741WSK70	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001659/form424b2.htm

643	4yNC6m Fixed Callable	03/29/21	03/31/21	03/31/25	06748EFD0	US06748EFD04	104.6300%	92.2686%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001632/form424b2.htm

644	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Mar-29-2024	03/29/21	03/31/21	03/29/24	06748EFC2	US06748EFC21	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001635/form424b2.htm

645	GLOBAL MTN FLTG RT SER A INDEX-LINKED (MARKET LINKED SEC) Sep-29-2022	03/30/21	04/05/21	09/29/22	06748EAG8	US06748EAG89	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321005037/dp148890_424b2-3803wfps.htm

646	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (MARKET LINKED SEC) 0.000 Apr-5-2027	03/30/21	04/05/21	04/05/27	06748EAD5	US06748EAD58	105.6300%	87.6360%	https://www.sec.gov/Archives/edgar/data/312070/000095010321005042/dp148875_424b2-3801wfps.htm

647	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (MARKET LINKED SEC) 0.000 Apr-6-2026	03/30/21	04/05/21	04/06/26	06748EAE3	US06748EAE32	105.6300%	82.1775%	https://www.sec.gov/Archives/edgar/data/312070/000095010321005049/dp148879_424b2-3802wfps.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

648	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (MARKET LINKED SEC) 0.000 Apr-6-2026	03/30/21	04/05/21	04/06/26	06748EEG4	US06748EEG44	105.6300%	93.8888%	https://www.sec.gov/Archives/edgar/data/312070/000095010321005052/dp148898_424b2-3827wfps.htm

649	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Apr-5-2024	03/31/21	04/05/21	04/05/24	06748EBQ5	US06748EBQ52	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001722/form424b2.htm

650	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Sep-30-2022	03/31/21	04/05/21	09/30/22	06748EDN0	US06748EDN04	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001705/form424b2.htm

651	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Mar-29-2024	03/31/21	04/05/21	03/29/24	06748ECV3	US06748ECV39	96.8805%	95.3698%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001716/form424b2.htm

652	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Sep-30-2022	03/31/21	04/05/21	09/30/22	06748EBP7	US06748EBP79	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001721/form424b2.htm

653	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Apr-5-2023	03/31/21	04/05/21	04/05/23	06748ED34	US06748ED343	105.6300%	101.6789%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001794/form424b2.htm

654	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Mar-31-2026	03/31/21	04/05/21	03/31/26	06748EBA0	US06748EBA01	105.6300%	83.2692%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001712/form424b2.htm

655	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Sep-30-2022	03/31/21	04/05/21	09/30/22	06748ECW1	US06748ECW12	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001718/form424b2.htm

656	GLOBAL MTN SER A INDEX-LINKED (AUTOCALLABLE NT) 9.500 Dec-31-2021	03/31/21	04/05/21	12/31/21	06748EDD2	US06748EDD22	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001725/form424b2.htm

657	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Mar-31-2022	03/31/21	04/05/21	03/31/22	06748ECS0	US06748ECS00	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001714/form424b2.htm

658	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jun-30-2022	03/31/21	04/05/21	06/30/22	06748EDQ3	US06748EDQ35	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001706/form424b2.htm

659	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 May-4-2022	03/31/21	04/05/21	05/04/22	06748ECB7	US06748ECB74	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001710/form424b2.htm

660	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Oct-5-2022	03/31/21	04/05/21	10/05/22	06748ECX9	US06748ECX94	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001707/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

661	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Apr-3-2024	03/31/21	04/05/21	04/03/24	06748ECN1	US06748ECN13	105.6300%	84.8458%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001726/form424b2.htm

662	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (TRIGGER PLUS) 0.000 Apr-5-2027	03/31/21	04/06/21	04/05/27	06747R105	US06747R1059	105.6300%	92.0056%	https://www.sec.gov/Archives/edgar/data/312070/000095010321005122/dp148938_424b2-3831ms.htm

663	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Apr-4-2024	03/31/21	04/06/21	04/04/24	06748EG56	US06748EG569	97.1300%	93.2616%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001711/form424b2.htm

664	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Apr-4-2024	03/31/21	04/06/21	04/04/24	06747R733	US06747R7338	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321005094/dp148948_424b2-3857ms.htm

665	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Apr-4-2024	03/31/21	04/06/21	04/04/24	06747R717	US06747R7171	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321005121/dp148941_424b2-3858ms.htm

666	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Apr-4-2024	03/31/21	04/06/21	04/04/24	06748EG49	US06748EG494	98.3800%	91.7156%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001708/form424b2.htm

667	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (TRIGGER PLUS) 0.000 Apr-3-2024	03/31/21	04/06/21	04/03/24	06747R204	US06747R2040	105.6300%	77.3256%	https://www.sec.gov/Archives/edgar/data/312070/000095010321005095/dp148947_424b2-3830ms.htm

668	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Mar-31-2025	03/31/21	04/06/21	03/31/25	06748EGC1	US06748EGC12	97.5050%	90.2237%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001727/form424b2.htm

669	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Apr-5-2022	03/31/21	04/06/21	04/05/22	06748EGQ0	US06748EGQ08	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001713/form424b2.htm

670	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED DUAL DIRECTION) 0.000 Sep-29-2023	03/31/21	04/05/21	09/29/23	06748ECP6	US06748ECP60	105.6300%	97.1719%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001723/form424b2.htm

671	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (BARRIER SUPERTRACK) 0.000 Mar-28-2024	03/31/21	04/05/21	03/28/24	06748ECU5	US06748ECU55	105.6300%	40.4222%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001720/form424b2.htm

672	GLOBAL MTN SER A INDEX-LINKED (BUFFERED AUTOCALLABLE NT) 3.925 Mar-5-2025	03/31/21	04/06/21	03/05/25	06748EFN8	US06748EFN85	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001728/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

673	GLOBAL MTN SER A INDEX-LINKED (BUFFERED AUTOCALLABLE NT) 5.350 Oct-6-2022	04/01/21	04/07/21	10/06/22	06748EJ20	US06748EJ209	98.4125%	97.1033%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003193/form424b2.htm

674	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Dec-6-2022	04/01/21	04/07/21	12/06/22	06748EG23	US06748EG239	105.1000%	83.1742%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001764/form424b2.htm

675	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Oct-6-2022	04/01/21	04/07/21	10/06/22	06741WSL5	US06741WSL53	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001763/form424b2.htm

676	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Oct-6-2022	04/01/21	04/07/21	10/06/22	06748EGD9	US06748EGD94	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001760/form424b2.htm

677	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC CALLABLE SEC) Apr-6-2022	04/01/21	04/08/21	04/06/22	06748EG80	US06748EG809	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321005175/dp149062_424b2-3853ms.htm

678	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INCOME CALLABLE) Apr-6-2023	04/01/21	04/07/21	04/06/23	06748EG72	US06748EG726	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321005203/dp149041_424b2-3852ms.htm

679	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Apr-12-2022	04/06/21	04/09/21	04/12/22	06748EJF1	US06748EJF16	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001826/form424b2.htm

680	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Apr-11-2024	04/07/21	04/12/21	04/11/24	06748EJG9	US06748EJG98	97.9125%	93.5884%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001843/form424b2.htm

681	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Apr-11-2024	04/08/21	04/13/21	04/11/24	06747R667	US06747R6678	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321005434/dp149266_424b2-3863ms.htm

682	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALL CTGNT CPN NT) Apr-13-2022	04/08/21	04/13/21	04/13/22	06748EJK0	US06748EJK01	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001862/form424b2.htm

683	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALLABLE CTGNT CPN) Apr-11-2024 (5)	04/08/21	04/13/21	04/11/24	06748EJJ3	US06748EJJ38	93.7672%	55.9457%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001861/form424b2.htm

684	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Apr-11-2024	04/08/21	04/13/21	04/11/24	06748EJ38	US06748EJ381	95.1000%	78.3689%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001860/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

685	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Apr-12-2024	04/09/21	04/14/21	04/12/24	06747R691	US06747R6918	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321005489/dp149311_424b2-3860ms.htm

686	GLOBAL MTN SER A INDEX-LINKED (CALLABLE NT) 12.500 Apr-14-2022	04/09/21	04/14/21	04/14/22	06748ED91	US06748ED913	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001885/form424b2.htm

687	GLOBAL MTN SER A INDEX-LINKED (BUFFERED AUTOCALLABLE NT) 5.300 Oct-14-2022	04/09/21	04/14/21	10/14/22	06748EJN4	US06748EJN40	98.4750%	96.1881%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001884/form424b2.htm

688	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Apr-12-2024	04/09/21	04/14/21	04/12/24	06747R634	US06747R6348	97.6000%	87.4608%	https://www.sec.gov/Archives/edgar/data/312070/000095010321005478/dp149300_424b2-3864ubs.htm

689	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Apr-12-2024	04/09/21	04/14/21	04/12/24	06747R659	US06747R6595	95.1000%	89.5433%	https://www.sec.gov/Archives/edgar/data/312070/000095010321005477/dp149310_424b2-3865ubs.htm

690	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Apr-13-2023	04/09/21	04/14/21	04/13/23	06748EJM6	US06748EJM66	93.8500%	92.6939%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001883/form424b2.htm

691	GLBL EQTY	04/09/21	04/16/21	04/14/28	06747RAA3	US06747RAA32	105.1000%	90.4229%	https://www.sec.gov/Archives/edgar/data/0000312070/000110465921049697/tm218343d15_424b2.htm

692	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (STEP DWN TRGR AUTOCALL) 0.000 Apr-14-2025	04/09/21	04/14/21	04/14/25	06747R626	US06747R6264	105.1000%	42.2022%	https://www.sec.gov/Archives/edgar/data/312070/000095010321005483/dp149351_424b2-3867ubs.htm

693	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC CALLABLE SEC) Apr-13-2023	04/09/21	04/14/21	04/13/23	06748EHV8	US06748EHV83	97.5375%	97.0076%	https://www.sec.gov/Archives/edgar/data/312070/000095010321005498/dp149318_424b2-3859ms.htm

694	GLOBAL MTN SER A EQUITY-LINKED (AIRBAG AUTOCALLABLE YIELD NT) 8.000 Apr-18-2022	04/12/21	04/15/21	04/18/22	06747R675	US06747R6751	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321005538/dp149363_424b2-3862ubs.htm

695	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Apr-17-2024	04/12/21	04/15/21	04/17/24	06748EHW6	US06748EHW66	92.4125%	89.0674%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001900/form424b2.htm

696	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Apr-17-2024	04/12/21	04/15/21	04/17/24	06748EJP9	US06748EJP97	88.2250%	74.9860%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001895/form424b2.htm

697	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Apr-17-2024	04/12/21	04/15/21	04/17/24	06748EJY0	US06748EJY05	96.4750%	8.5877%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001899/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

698	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (DIGITAL NT) 0.000 Apr-22-2022	04/12/21	04/15/21	04/22/22	06741WSV3	US06741WSV36	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001896/form424b2.htm

699	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (DIGITAL NT) 0.000 Apr-22-2022	04/12/21	04/15/21	04/22/22	06741WSW1	US06741WSW19	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001897/form424b2.htm

700	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (DIGITAL NT) 0.000 Apr-22-2022	04/12/21	04/15/21	04/22/22	06741WSX9	US06741WSX91	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001898/form424b2.htm

701	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRIGGER CALL CTGNT YIELD) Jan-19-2024	04/13/21	04/16/21	01/19/24	06747R576	US06747R5761	93.4125%	90.9545%	https://www.sec.gov/Archives/edgar/data/312070/000095010321005599/dp149430_424b2-3870ubs.htm

702	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALLABLE CTGNT CPN) Apr-17-2023	04/13/21	04/16/21	04/17/23	06741WSN1	US06741WSN10	96.2350%	50.5832%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001916/form424b2.htm

703	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Apr-19-2024	04/13/21	04/16/21	04/18/24	06748EJX2	US06748EJX22	97.2875%	94.0251%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001917/form424b2.htm

704	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Apr-18-2024	04/13/21	04/16/21	04/18/24	06748EJH7	US06748EJH71	102.6000%	69.2521%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001914/form424b2.htm

705	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Apr-18-2024	04/13/21	04/16/21	04/18/24	06748EJZ7	US06748EJZ79	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001915/form424b2.htm

706	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRIGGER CALL CTGNT YIELD) Jan-19-2024	04/14/21	04/19/21	01/19/24	06747R568	US06747R5688	92.6000%	91.6537%	https://www.sec.gov/Archives/edgar/data/312070/000095010321005641/dp149476_424b2-3871ubs.htm

707	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRIGGER CALL CTGNT YIELD) Jan-19-2024	04/14/21	04/19/21	01/19/24	06747R550	US06747R5506	92.4125%	91.8338%	https://www.sec.gov/Archives/edgar/data/312070/000095010321005639/dp149467_424b2-3872ubs.htm

708	GLOBAL MTN SER A INDEX-LINKED (TRIGGER CALLABLE YIELD NT) 4.100 Jul-19-2022	04/14/21	04/19/21	07/19/22	06747R592	US06747R5928	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321005644/dp149502_424b2-3868ubs.htm

709	GLOBAL MTN SER A INDEX-LINKED (TRIGGER CALLABLE YIELD NT) 6.100 Jul-19-2022	04/14/21	04/19/21	07/19/22	06747R584	US06747R5845	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321005638/dp149475_424b2-3869ubs.htm

710	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Oct-19-2023	04/14/21	04/19/21	10/19/23	06741WSM3	US06741WSM37	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001923/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

711	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) May-19-2022	04/14/21	04/19/21	05/19/22	06741WSP6	US06741WSP67	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001925/form424b2.htm

712	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGGR CALL CTGNT YIELD) Jan-19-2024	04/15/21	04/20/21	01/19/24	06747R543	US06747R5431	92.9750%	91.6853%	https://www.sec.gov/Archives/edgar/data/312070/000095010321005682/dp149513_424b2-3873ubs.htm

713	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (CAPPED BUFFER GEARS) 0.000 Apr-20-2023	04/15/21	04/20/21	04/20/23	06747R683	US06747R6835	105.1000%	87.0765%	https://www.sec.gov/Archives/edgar/data/312070/000095010321005681/dp149507_424b2-3861ubs.htm

714	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jan-11-2024	04/15/21	04/20/21	01/11/24	06748EGH0	US06748EGH09	101.9755%	95.5583%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002568/form424b2.htm

715	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Oct-20-2022	04/15/21	04/20/21	10/20/22	06748EK36	US06748EK363	95.0375%	96.5140%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001939/form424b2.htm

716	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Apr-18-2024	04/15/21	04/20/21	04/18/24	06748EKD4	US06748EKD49	93.7250%	92.0753%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001941/form424b2.htm

717	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Apr-21-2025	04/15/21	04/20/21	04/21/25	06748EKB8	US06748EKB82	97.9120%	87.8783%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001940/form424b2.htm

718	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (BUFFERED AUTOCALLABLE) Apr-20-2023	04/15/21	04/20/21	04/20/23	06741WTG5	US06741WTG59	96.3500%	82.1682%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001942/form424b2.htm

719	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Apr-19-2024	04/16/21	04/21/21	04/19/24	06747R642	US06747R6421	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321005781/dp149580_424b2-3866ms.htm

720	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Apr-19-2024	04/16/21	04/21/21	04/19/24	06748EH22	US06748EH229	93.8500%	91.4982%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001956/form424b2.htm

721	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jan-20-2023	04/16/21	04/21/21	01/20/23	06748EGY3	US06748EGY32	95.1838%	93.1061%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001960/form424b2.htm

722	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Apr-21-2022	04/16/21	04/21/21	04/21/22	06741WTE0	US06741WTE02	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001974/form424b2.htm

723	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jan-20-2023	04/16/21	04/21/21	01/20/23	06748EH48	US06748EH484	96.3500%	94.9079%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001953/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

724	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Oct-20-2022	04/16/21	04/21/21	10/20/22	06748EGZ0	US06748EGZ07	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001950/form424b2.htm

725	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Oct-20-2022	04/16/21	04/21/21	10/20/22	06748EGW7	US06748EGW75	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001969/form424b2.htm

726	GLOBAL MTN SER A EQUITY-LINKED (AIRBAG AUTOCALLABLE YIELD NT) 11.000 Oct-20-2021	04/16/21	04/21/21	10/20/21	06747R451	US06747R4517	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321005738/dp149578_424b2-3882ubs.htm

727	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) May-19-2022	04/16/21	04/21/21	05/19/22	06741WSQ4	US06741WSQ41	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001968/form424b2.htm

728	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jan-20-2023	04/16/21	04/21/21	01/20/23	06748EGR8	US06748EGR80	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001954/form424b2.htm

729	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jan-19-2024	04/16/21	04/21/21	01/19/24	06748EH30	US06748EH302	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001955/form424b2.htm

730	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jan-20-2023	04/16/21	04/21/21	01/20/23	06748EGS6	US06748EGS63	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001959/form424b2.htm

731	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jan-20-2023	04/16/21	04/21/21	01/20/23	06748EHY2	US06748EHY23	95.0950%	96.9505%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001952/form424b2.htm

732	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFFERED AUTOCALLABLE NT) Jan-22-2024	04/16/21	04/21/21	01/22/24	06748EJQ7	US06748EJQ70	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001970/form424b2.htm

733	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jul-21-2022	04/16/21	04/21/21	07/21/22	06748EKE2	US06748EKE22	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001971/form424b2.htm

734	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jan-20-2023	04/16/21	04/21/21	01/20/23	06748EGV9	US06748EGV92	96.9745%	93.7745%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001951/form424b2.htm

735	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Apr-20-2023	04/16/21	04/21/21	04/20/23	06748EK93	US06748EK934	91.6625%	89.7039%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001973/form424b2.htm

736	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Apr-20-2023	04/16/21	04/21/21	04/20/23	06741WTC4	US06741WTC46	91.8500%	15.3924%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001978/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

737	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Apr-20-2023	04/16/21	04/21/21	04/20/23	06741WTD2	US06741WTD29	94.3500%	22.3247%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002002/form424b2.htm

738	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Apr-19-2024	04/16/21	04/21/21	04/19/24	06748EKM4	US06748EKM48	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001975/form424b2.htm

739	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jan-19-2024	04/16/21	04/21/21	01/19/24	06748EH55	US06748EH559	97.9122%	90.0216%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001958/form424b2.htm

740	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Apr-19-2024	04/16/21	04/21/21	04/19/24	06748EKL6	US06748EKL64	96.9126%	90.8644%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001977/form424b2.htm

741	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Apr-19-2024	04/16/21	04/21/21	04/19/24	06748EJW4	US06748EJW49	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001964/form424b2.htm

742	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Apr-20-2023	04/16/21	04/21/21	04/20/23	06748EJV6	US06748EJV65	93.3503%	87.1262%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001972/form424b2.htm

743	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Apr-19-2024	04/16/21	04/21/21	04/19/24	06748EH63	US06748EH633	97.2880%	92.6245%	https://www.sec.gov/Archives/edgar/data/312070/000148105721001948/form424b2.htm

744	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Apr-19-2024	04/16/21	04/21/21	04/19/24	06748EK44	US06748EK447	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001962/form424b2.htm

745	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Oct-20-2022	04/16/21	04/21/21	10/20/22	06748EHZ9	US06748EHZ97	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001967/form424b2.htm

746	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Apr-19-2024	04/16/21	04/21/21	04/19/24	06748EH71	US06748EH716	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001965/form424b2.htm

747	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jul-21-2022	04/16/21	04/21/21	07/21/22	06748EGX5	US06748EGX58	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001961/form424b2.htm

748	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Apr-20-2023	04/16/21	04/21/21	04/20/23	06741WTF7	US06741WTF76	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721001963/form424b2.htm

749	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) May-24-2022	04/19/21	04/22/21	05/24/22	06741WSS0	US06741WSS07	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002015/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

750	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Apr-24-2023	04/19/21	04/22/21	04/24/23	06748EKF9	US06748EKF96	92.4750%	94.4785%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002014/form424b2.htm

751	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jul-22-2022	04/19/21	04/22/21	07/22/22	06748EK28	US06748EK280	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002016/form424b2.htm

752	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) May-24-2022	04/19/21	04/22/21	05/24/22	06741WSU5	US06741WSU52	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002013/form424b2.htm

753	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (DIGITAL NT) 0.000 Apr-29-2022	04/19/21	04/22/21	04/29/22	06741WTK6	US06741WTK61	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002020/form424b2.htm

754	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Apr-24-2023 (5)	04/19/21	04/22/21	04/24/23	06748EG31	US06748EG312	94.2667%	60.0184%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002021/form424b2.htm

755	GLOBAL MTN SER A EQUITY-LINKED (AIRBAG AUTOCALLABLE YIELD NT) 11.400 Apr-22-2022	04/20/21	04/23/21	04/22/22	06747R428	US06747R4285	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321005909/dp149735_424b2-3886ubs.htm

756	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Apr-24-2024	04/20/21	04/23/21	04/24/24	06748EKC6	US06748EKC65	92.6000%	85.8939%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002050/form424b2.htm

757	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Oct-25-2022	04/20/21	04/23/21	10/25/22	06748EKS1	US06748EKS18	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002054/form424b2.htm

758	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Apr-25-2024	04/20/21	04/23/21	04/25/24	06748EK51	US06748EK512	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002051/form424b2.htm

759	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Apr-25-2023	04/20/21	04/23/21	04/25/23	06741WTJ9	US06741WTJ98	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002055/form424b2.htm

760	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Apr-25-2024	04/20/21	04/23/21	04/25/24	06748EK77	US06748EK777	95.0957%	90.7051%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002053/form424b2.htm

761	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Oct-25-2023	04/20/21	04/23/21	10/25/23	06748EL68	US06748EL684	98.4125%	95.7792%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002057/form424b2.htm

762	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Apr-25-2024	04/21/21	04/26/21	04/25/24	06748EKR3	US06748EKR35	92.2875%	84.4655%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002077/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

763	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Apr-25-2024	04/21/21	04/26/21	04/25/24	06748EKH5	US06748EKH52	93.6000%	69.2733%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002079/form424b2.htm

764	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Apr-26-2023	04/21/21	04/26/21	04/26/23	06748EL35	US06748EL353	97.9125%	95.2067%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002078/form424b2.htm

765	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGGR CALL CTGNT YIELD) Apr-25-2024	04/22/21	04/27/21	04/25/24	06747R394	US06747R3949	93.4750%	90.5225%	https://www.sec.gov/Archives/edgar/data/312070/000095010321006017/dp149863_424b2-3890ubs.htm

766	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Apr-29-2024	04/22/21	04/27/21	04/29/24	06748ELN1	US06748ELN12	95.4750%	89.8672%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002093/form424b2.htm

767	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Apr-25-2024	04/22/21	04/27/21	04/25/24	06748ELG6	US06748ELG60	94.9750%	88.7537%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002091/form424b2.htm

768	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Apr-25-2024	04/22/21	04/27/21	04/25/24	06748ELJ0	US06748ELJ00	95.1000%	91.3285%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002092/form424b2.htm

769	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Apr-27-2023	04/22/21	04/27/21	04/27/23	06741WTL4	US06741WTL45	91.0000%	38.8973%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002094/form424b2.htm

770	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Apr-26-2024	04/23/21	04/28/21	04/26/24	06747R469	US06747R4699	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321006110/dp149946_424b2-3881ms.htm

771	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC CALLABLE SEC) Apr-27-2023	04/23/21	04/28/21	04/27/23	06748EKA0	US06748EKA00	97.8500%	91.1362%	https://www.sec.gov/Archives/edgar/data/312070/000095010321006137/dp149928_424b2-3876ms.htm

772	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC CALLABLE SEC) Apr-27-2023	04/23/21	04/28/21	04/27/23	06748EL43	US06748EL437	96.7500%	87.3500%	https://www.sec.gov/Archives/edgar/data/312070/000095010321006135/dp149929_424b2-3885ms.htm

773	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Apr-26-2024	04/23/21	04/28/21	04/26/24	06748EJ95	US06748EJ951	97.8500%	92.8303%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002121/form424b2.htm

774	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC CALLABLE SEC) Apr-26-2024	04/23/21	04/28/21	04/26/24	06748EKT9	US06748EKT90	98.5000%	89.8350%	https://www.sec.gov/Archives/edgar/data/312070/000095010321006130/dp149944_424b2-3883ms.htm

775	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Apr-26-2024 (5)	04/23/21	04/28/21	04/26/24	06747R485	US06747R4855	94.3500%	73.9320%	https://www.sec.gov/Archives/edgar/data/312070/000095010321006108/dp149940_424b2-3880ms.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

776	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Apr-26-2024	04/23/21	04/28/21	04/26/24	06748EJA2	US06748EJA29	96.9500%	91.5124%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002123/form424b2.htm

777	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Apr-26-2024	04/23/21	04/28/21	04/26/24	06748EJD6	US06748EJD67	99.4500%	90.7881%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002120/form424b2.htm

778	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Oct-27-2022	04/23/21	04/28/21	10/27/22	06748EKQ5	US06748EKQ51	94.3088%	96.8494%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002105/form424b2.htm

779	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Apr-26-2024	04/23/21	04/28/21	04/26/24	06748EJB0	US06748EJB02	98.6000%	89.5816%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002122/form424b2.htm

780	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Apr-26-2024	04/23/21	04/28/21	04/26/24	06747R493	US06747R4939	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321006109/dp149943_424b2-3879ms.htm

781	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) May-26-2022	04/23/21	04/28/21	05/26/22	06748EKJ1	US06748EKJ19	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002119/form424b2.htm

782	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (BUFFERED SUPERTRACK) 0.000 Feb-28-2023	04/23/21	04/28/21	02/28/23	06748EK85	US06748EK850	105.1000%	80.7658%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002113/form424b2.htm

783	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Apr-26-2024	04/23/21	04/28/21	04/26/24	06748ELK7	US06748ELK72	96.9500%	92.7273%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002107/form424b2.htm

784	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Apr-26-2024	04/23/21	04/28/21	04/26/24	06748EL84	US06748EL841	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002125/form424b2.htm

785	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Apr-30-2024	04/23/21	04/28/21	04/30/24	06748ELB7	US06748ELB73	95.8500%	92.9895%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002106/form424b2.htm

786	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Apr-28-2026	04/23/21	04/28/21	04/28/26	06748EJ87	US06748EJ878	105.1000%	89.0934%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002117/form424b2.htm

787	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jan-26-2023	04/23/21	04/28/21	01/26/23	06748ELY7	US06748ELY76	98.7000%	95.4983%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002112/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

788	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jan-26-2023	04/23/21	04/28/21	01/26/23	06748ELZ4	US06748ELZ42	95.9500%	97.4633%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002115/form424b2.htm

789	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK) 0.000 Apr-28-2027	04/23/21	04/28/21	04/28/27	06748EJ79	US06748EJ795	105.1000%	85.3477%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002114/form424b2.htm

790	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Apr-28-2025 (5)	04/23/21	04/28/21	04/28/25	06748EKU6	US06748EKU63	98.3500%	80.5367%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002124/form424b2.htm

791	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jan-26-2023	04/23/21	04/28/21	01/26/23	06748ELV3	US06748ELV38	98.3000%	98.5720%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002108/form424b2.htm

792	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Apr-26-2024	04/23/21	04/28/21	04/26/24	06748ELE1	US06748ELE13	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002109/form424b2.htm

793	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Apr-26-2024	04/23/21	04/28/21	04/26/24	06748ELT8	US06748ELT81	94.4838%	89.2704%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002110/form424b2.htm

794	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INCOME CALLABLE) Apr-27-2023	04/23/21	04/28/21	04/27/23	06748EKG7	US06748EKG79	98.9500%	96.9390%	https://www.sec.gov/Archives/edgar/data/312070/000095010321006107/dp149950_424b2-3878ms.htm

795	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Apr-27-2028	04/23/21	04/28/21	04/27/28	06748EJ53	US06748EJ530	105.1000%	82.5901%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002126/form424b2.htm

796	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Oct-28-2026	04/23/21	04/28/21	10/28/26	06748EJ61	US06748EJ613	105.1000%	87.2596%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002151/form424b2.htm

797	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (BUFFERED AUTOCALLABLE) Apr-29-2022	04/26/21	04/29/21	04/29/22	06748EM59	US06748EM591	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002144/form424b2.htm

798	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Apr-29-2022	04/26/21	04/29/21	04/29/22	06741WTN0	US06741WTN01	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321006214/dp150103_424b2-3897ms.htm

799	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Apr-28-2023	04/26/21	04/29/21	04/28/23	06748EM42	US06748EM427	96.3500%	94.3209%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002143/form424b2.htm

800	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Oct-31-2023 (5)	04/26/21	04/29/21	10/31/23	06748ELD3	US06748ELD30	98.3912%	87.2789%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002145/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

801	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Oct-31-2023	04/26/21	04/29/21	10/31/23	06748EM34	US06748EM344	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002142/form424b2.htm

802	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRIGGER CALL CTGNT YIELD) Oct-31-2024	04/27/21	04/30/21	10/31/24	06747R329	US06747R3295	95.5000%	91.0257%	https://www.sec.gov/Archives/edgar/data/312070/000095010321006325/dp150177_424b2-3900ubs.htm

803	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Apr-30-2024 (5)	04/27/21	04/30/21	04/30/24	06748EGE7	US06748EGE77	99.1000%	86.3586%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002168/form424b2.htm

804	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Oct-31-2022 (5)	04/27/21	04/30/21	10/31/22	06748EHP1	US06748EHP16	98.3500%	93.1092%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002186/form424b2.htm

805	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Oct-31-2023	04/27/21	04/30/21	10/31/23	06748EGL1	US06748EGL11	105.1000%	95.8936%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002169/form424b2.htm

806	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (BARRIER SUPERTRACK) 0.000 Apr-30-2024	04/27/21	04/30/21	04/30/24	06741WTM2	US06741WTM28	105.1000%	85.0670%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002166/form424b2.htm

807	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 May-31-2022	04/27/21	04/30/21	05/31/22	06748EHH9	US06748EHH99	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002167/form424b2.htm

808	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Apr-30-2026	04/27/21	04/30/21	04/30/26	06748EH89	US06748EH898	105.1000%	78.0648%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002170/form424b2.htm

809	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Apr-28-2023	04/27/21	04/30/21	04/28/23	06748ELF8	US06748ELF87	95.4750%	94.6539%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002165/form424b2.htm

810	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Apr-30-2025	04/27/21	04/30/21	04/30/25	06748EHG1	US06748EHG17	105.1000%	86.8420%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002172/form424b2.htm

811	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Oct-31-2023	04/27/21	04/30/21	10/31/23	06748ELL5	US06748ELL55	94.3662%	89.7572%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002177/form424b2.htm

812	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Apr-30-2026	04/27/21	04/30/21	04/30/26	06748EHE6	US06748EHE68	105.1000%	87.3503%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002171/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

813	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Oct-31-2024	04/27/21	04/30/21	10/31/24	06748ELM3	US06748ELM39	94.1338%	87.8614%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002179/form424b2.htm

814	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jan-31-2023	04/27/21	04/30/21	01/31/23	06748EKV4	US06748EKV47	97.4000%	91.9399%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002162/form424b2.htm

815	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jan-31-2023	04/27/21	04/30/21	01/31/23	06748ELC5	US06748ELC56	99.6000%	99.4647%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002164/form424b2.htm

816	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jan-31-2023	04/27/21	04/30/21	01/31/23	06748ELA9	US06748ELA90	96.8750%	86.4413%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002174/form424b2.htm

817	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (BARRIER SUPERTRACK NT) 0.000 Apr-30-2024	04/27/21	04/30/21	04/30/24	06748EHA4	US06748EHA47	105.1000%	37.6991%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002198/form424b2.htm

818	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Oct-31-2022 (5)	04/27/21	04/30/21	10/31/22	06748EHQ9	US06748EHQ98	99.2662%	91.9038%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002187/form424b2.htm

819	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jan-31-2023	04/27/21	04/30/21	01/31/23	06748EKW2	US06748EKW20	98.6838%	93.7848%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002163/form424b2.htm

820	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jan-31-2024	04/27/21	04/30/21	01/31/24	06748EKX0	US06748EKX03	98.9745%	86.9559%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002173/form424b2.htm

821	GLOBAL MTN SER A INDEX-LINKED (BUFFERED NT) 5.750 Apr-28-2022	04/27/21	05/03/21	04/28/22	06748EMC4	US06748EMC48	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002175/form424b2.htm

822	GLOBAL MTN SER A INDEX-LINKED (BUFFERED CALLABLE NT) 3.250 Apr-30-2024	04/27/21	04/30/21	04/30/24	06748EHX4	US06748EHX40	101.3083%	87.8167%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002189/form424b2.htm

823	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE NT) Oct-31-2022	04/27/21	04/30/21	10/31/22	06748EJC8	US06748EJC84	101.2278%	92.0206%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002181/form424b2.htm

824	GLOBAL MTN SER A INDEX-LINKED (BUFFERED NT) 2.850 Apr-30-2024	04/27/21	04/30/21	04/30/24	06748EGM9	US06748EGM93	102.2500%	87.0344%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002180/form424b2.htm

825	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED DIGITAL NT) 0.000 Apr-28-2023	04/27/21	04/30/21	04/28/23	06748EGN7	US06748EGN76	105.1000%	98.3433%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002178/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

826	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED DIGITAL NT) 0.000 Apr-30-2025	04/27/21	04/30/21	04/30/25	06748EGP2	US06748EGP25	105.1000%	91.0591%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002193/form424b2.htm

827	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (DUAL DIRECTIONAL NT) 0.000 Apr-30-2025	04/27/21	04/30/21	04/30/25	06748EHT3	US06748EHT38	105.1000%	85.9579%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002188/form424b2.htm

828	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Apr-28-2023	04/27/21	04/30/21	04/28/23	06748EJL8	US06748EJL83	99.8500%	97.6606%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002183/form424b2.htm

829	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Apr-28-2028	04/27/21	04/30/21	04/28/28	06748EGJ6	US06748EGJ64	105.1000%	83.0919%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002192/form424b2.htm

830	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRIGGER CALL CTGNT YIELD) Oct-31-2024	04/28/21	04/30/21	10/31/24	06747R337	US06747R3378	95.9700%	89.8276%	https://www.sec.gov/Archives/edgar/data/312070/000095010321006414/dp150245_424b2-3899ubs.htm

831	GLOBAL MTN SER A INDEX-LINKED (TRIGGER CALLABLE YIELD NT) 4.430 Aug-2-2022 (4)	04/28/21	04/30/21	08/02/22	06747R352	US06747R3527	N/A	100.3373%	https://www.sec.gov/Archives/edgar/data/312070/000095010321006330/dp150228_424b2-3895ubs.htm

832	GLOBAL MTN SER A INDEX-LINKED (TRIGGER CALLABLE YIELD NT) 6.390 Aug-2-2022 (4)	04/28/21	04/30/21	08/02/22	06747R345	US06747R3451	N/A	100.5005%	https://www.sec.gov/Archives/edgar/data/312070/000095010321006331/dp150243_424b2-3896ubs.htm

833	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Apr-30-2024 (5)	04/28/21	04/30/21	04/30/24	06741WST8	US06741WST89	88.1002%	24.0671%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002190/form424b2.htm

834	GLOBAL MTN SER A EQUITY-LINKED (AIRBAG AUTOCALLABLE YIELD NT) 6.750 May-2-2022	04/28/21	04/30/21	05/02/22	06747R295	US06747R2958	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321006326/dp150227_424b2-3903ubs.htm

835	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Oct-30-2023	04/28/21	04/30/21	10/30/23	06741WTH3	US06741WTH33	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003608/form424b2.htm

836	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Apr-30-2024	04/28/21	04/30/21	04/30/24	06748EKK8	US06748EKK81	98.1000%	90.4179%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002194/form424b2.htm

837	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) May-2-2024	04/28/21	05/03/21	05/02/24	06747R436	US06747R4368	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321006522/dp150328_424b2-3887ms.htm

838	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) May-2-2024	04/28/21	05/03/21	05/02/24	06741WTQ3	US06741WTQ32	98.6000%	90.9810%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002239/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

839	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) May-3-2023 (5)	04/28/21	05/03/21	05/03/23	06748EMQ3	US06748EMQ34	91.6000%	77.8661%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002238/form424b2.htm

840	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) May-2-2024	04/28/21	05/03/21	05/02/24	06748EM67	US06748EM674	99.6000%	94.1358%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002236/form424b2.htm

841	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) May-2-2024	04/28/21	05/03/21	05/02/24	06748EM75	US06748EM757	99.8500%	93.8060%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002237/form424b2.htm

842	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (TRIGGER GEARS) 0.000 Apr-30-2026	04/28/21	04/30/21	04/30/26	06747R444	US06747R4442	105.1000%	88.6265%	https://www.sec.gov/Archives/edgar/data/312070/000095010321006327/dp150230_424b2-3884ubs.htm

843	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) May-2-2024	04/29/21	05/04/21	05/02/24	06748ELQ4	US06748ELQ43	95.1875%	89.2351%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002281/form424b2.htm

844	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Apr-30-2024	04/29/21	05/04/21	04/30/24	06748EM83	US06748EM831	96.4332%	86.5400%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002283/form424b2.htm

845	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) May-3-2024 (5)	04/30/21	05/05/21	05/03/24	06747R378	US06747R3782	94.1000%	24.0916%	https://www.sec.gov/Archives/edgar/data/312070/000095010321006677/dp150520_424b2-3894ms.htm

846	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC CALLABLE SEC) May-4-2023	04/30/21	05/05/21	05/04/23	06748ELP6	US06748ELP69	98.0000%	92.2655%	https://www.sec.gov/Archives/edgar/data/312070/000095010321006661/dp150491_424b2-3891ms.htm

847	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INCOME CALLABLE) May-4-2023	04/30/21	05/05/21	05/04/23	06748ELH4	US06748ELH44	99.1000%	94.2550%	https://www.sec.gov/Archives/edgar/data/312070/000095010321006663/dp150488_424b2-3888ms.htm

848	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (TRIGGER PLUS) 0.000 May-5-2027	04/30/21	05/05/21	05/05/27	06747R535	US06747R5357	105.1000%	86.9863%	https://www.sec.gov/Archives/edgar/data/312070/000095010321006654/dp150487_424b2-3875ms.htm

849	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (PLUS) 0.000 Aug-4-2022 (4)	04/30/21	05/05/21	08/04/22	06747R410	US06747R4103	N/A	73.2069%	https://www.sec.gov/Archives/edgar/data/312070/000095010321006662/dp150489_424b2-3889ms.htm

850	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Nov-2-2023	04/30/21	05/05/21	11/02/23	06748EMU4	US06748EMU46	95.1000%	91.4190%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002540/form424b2.htm

851	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (PLUS) 0.000 Aug-3-2022 (4)	04/30/21	05/05/21	08/03/22	06747R519	US06747R5191	N/A	94.8480%	https://www.sec.gov/Archives/edgar/data/312070/000095010321006651/dp150479_424b2-3877ms.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

852	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) May-3-2024	04/30/21	05/05/21	05/03/24	06747R139	US06747R1398	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321006637/dp150499_424b2-3916ubs.htm

853	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) May-3-2024	04/30/21	05/05/21	05/03/24	06747R386	US06747R3865	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321006664/dp150493_424b2-3893ms.htm

854	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Apr-30-2024	04/30/21	05/05/21	04/30/24	06748EL50	US06748EL502	96.1000%	90.7234%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002378/form424b2.htm

855	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) May-3-2024	04/30/21	05/05/21	05/03/24	06748EM91	US06748EM914	94.8000%	84.4262%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002370/form424b2.htm

856	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) May-5-2022	04/30/21	05/05/21	05/05/22	06747R360	US06747R3600	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321006665/dp150492_424b2-3892ms.htm

857	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Nov-3-2022	04/30/21	05/05/21	11/03/22	06748EMB6	US06748EMB64	94.6000%	96.8093%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002738/form424b2.htm

858	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (BUFFERED PLUS) 0.000 Nov-3-2023	04/30/21	05/05/21	11/03/23	06747R527	US06747R5274	105.1000%	79.5430%	https://www.sec.gov/Archives/edgar/data/312070/000095010321006649/dp150468_424b2-3874ms.htm

859	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Nov-2-2023	04/30/21	05/05/21	11/02/23	06748EMD2	US06748EMD21	95.7676%	93.2091%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002746/form424b2.htm

860	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) May-5-2022	04/30/21	05/05/21	05/05/22	06741WTU4	US06741WTU44	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002364/form424b2.htm

861	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Oct-31-2022	04/30/21	05/05/21	10/31/22	06748EHN6	US06748EHN67	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002374/form424b2.htm

862	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Apr-28-2023	04/30/21	05/05/21	04/28/23	06748EHJ5	US06748EHJ55	105.1000%	97.4419%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002361/form424b2.htm

863	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 May-5-2026	04/30/21	05/05/21	05/05/26	06748EP98	US06748EP982	105.1000%	77.3280%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002380/form424b2.htm

864	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) May-4-2023 (5)	04/30/21	05/05/21	05/04/23	06741WTS9	US06741WTS97	94.7250%	21.0188%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002435/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

865	GLOBAL MTN SER A INDEX-LINKED (AUTOCALLABLE NT) 6.750 Jan-31-2022	04/30/21	05/05/21	01/31/22	06748EHS5	US06748EHS54	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003198/form424b2.htm

866	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) May-4-2023 (5)	04/30/21	05/05/21	05/04/23	06741WTT7	US06741WTT70	90.7000%	9.7135%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002384/form424b2.htm

867	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (BUFFERED SUPERTRACK NT) 0.000 May-5-2023	04/30/21	05/05/21	05/05/23	06748EMG5	US06748EMG51	105.1000%	81.1157%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002365/form424b2.htm

868	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) May-3-2024	04/30/21	05/05/21	05/03/24	06748EM26	US06748EM260	95.7088%	91.4697%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002388/form424b2.htm

869	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) May-3-2024	04/30/21	05/05/21	05/03/24	06748ELR2	US06748ELR26	98.3500%	92.5699%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002392/form424b2.htm

870	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) May-31-2023	04/30/21	05/05/21	05/31/23	06748EMR1	US06748EMR17	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003195/form424b2.htm

871	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) May-31-2022	04/30/21	05/05/21	05/31/22	06748EHR7	US06748EHR71	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003196/form424b2.htm

872	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (BARRIER SUPERTRACK NT) 0.000 Apr-30-2024	04/30/21	05/05/21	04/30/24	06748EHB2	US06748EHB20	105.1000%	39.6980%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002386/form424b2.htm

873	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) May-5-2022	04/30/21	05/05/21	05/05/22	06748ELW1	US06748ELW11	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002377/form424b2.htm

874	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Apr-30-2024	04/30/21	05/05/21	04/30/24	06748EKZ5	US06748EKZ50	97.8500%	92.0694%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002355/form424b2.htm

875	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Oct-31-2022	04/30/21	05/05/21	10/31/22	06748EKY8	US06748EKY85	95.4750%	96.8036%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003197/form424b2.htm

876	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) May-3-2024	04/30/21	05/05/21	05/03/24	06748EKP7	US06748EKP78	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002379/form424b2.htm

877	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) May-4-2023	04/30/21	05/05/21	05/04/23	06748EPE7	US06748EPE76	95.6500%	88.8564%	https://www.sec.gov/Archives/edgar/data/312070/000095010321006642/dp150503_424b2-3918barc.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

878	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) May-3-2024	04/30/21	05/05/21	05/03/24	06748ELS0	US06748ELS09	99.8500%	90.5104%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002393/form424b2.htm

879	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Apr-30-2026	04/30/21	05/05/21	04/30/26	06748EH97	US06748EH971	105.1000%	80.7893%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002357/form424b2.htm

880	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK) 0.000 Apr-30-2024	04/30/21	05/05/21	04/30/24	06748EHK2	US06748EHK29	105.1000%	82.6859%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002360/form424b2.htm

881	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 12.750 May-3-2024	04/30/21	05/05/21	05/03/24	06741WTR1	US06741WTR15	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003266/form424b2.htm

882	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Apr-30-2026	04/30/21	05/05/21	04/30/26	06748EHD8	US06748EHD85	105.1000%	89.2008%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002359/form424b2.htm

883	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) May-3-2024 (5)	04/30/21	05/05/21	05/03/24	06747R121	US06747R1216	97.1000%	96.2521%	https://www.sec.gov/Archives/edgar/data/312070/000095010321006637/dp150499_424b2-3916ubs.htm

884	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 May-31-2022	04/30/21	05/05/21	05/31/22	06748EHL0	US06748EHL02	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002362/form424b2.htm

885	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED DUAL DIRECT NT) 0.000 Oct-31-2023	04/30/21	05/05/21	10/31/23	06748EHU0	US06748EHU01	105.1000%	93.0160%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002394/form424b2.htm

886	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 May-5-2026	04/30/21	05/05/21	05/05/26	06748EGK3	US06748EGK38	105.1000%	88.0373%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002397/form424b2.htm

887	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) May-9-2022	05/04/21	05/07/21	05/09/22	06747T101	US06747T1016	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321006846/dp150677_424b2-3922.htm

888	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) May-9-2022	05/04/21	05/07/21	05/09/22	06741WTX8	US06741WTX82	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321006847/dp150678_424b2-3923ms.htm

889	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Nov-10-2023	05/04/21	05/07/21	11/10/23	06748ELU5	US06748ELU54	92.9138%	90.1107%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002482/form424b2.htm

890	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) May-9-2024	05/04/21	05/07/21	05/09/24	06748EMP5	US06748EMP50	98.2300%	87.9695%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002484/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

891	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Feb-8-2023	05/04/21	05/07/21	02/08/23	06748ENN9	US06748ENN93	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002488/form424b2.htm

892	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK) 0.000 May-7-2026	05/04/21	05/07/21	05/07/26	06748EPD9	US06748EPD93	104.5800%	82.1851%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002490/form424b2.htm

893	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-8-2023	05/04/21	05/07/21	02/08/23	06748EP80	US06748EP800	95.5800%	94.2163%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002489/form424b2.htm

894	4yNC1y Fixed Callable	05/04/21	05/12/21	05/12/25	06748EPV9	US06748EPV91	103.4800%	92.1886%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002522/form424b2.htm

895	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGGR CALL CTGNT YIELD) Nov-9-2023	05/05/21	05/10/21	11/09/23	06747T200	US06747T2006	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321006876/dp150723_424b2-3924ubs.htm

896	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) May-10-2022	05/05/21	05/10/21	05/10/22	06747T408	US06747T4085	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321006880/dp150722_424b2-3926ms.htm

897	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Nov-10-2023	05/05/21	05/10/21	11/10/23	06741WUB4	US06741WUB44	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002538/form424b2.htm

898	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Nov-9-2023	05/05/21	05/10/21	11/09/23	06748EMF7	US06748EMF78	96.4134%	93.9298%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002531/form424b2.htm

899	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) May-10-2024	05/05/21	05/10/21	05/10/24	06748EPQ0	US06748EPQ07	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002535/form424b2.htm

900	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) May-10-2023	05/05/21	05/10/21	05/10/23	06748EPA5	US06748EPA54	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002534/form424b2.htm

901	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 May-8-2026	05/05/21	05/10/21	05/08/26	06748EN58	US06748EN581	104.5800%	82.1845%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005101/form424b2.htm

902	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-10-2023	05/05/21	05/10/21	02/10/23	06748EN41	US06748EN417	98.4800%	94.5861%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002532/form424b2.htm

903	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Jul-15-2022	05/05/21	05/10/21	07/15/22	06748EPZ0	US06748EPZ06	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002536/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

904	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) May-9-2024	05/06/21	05/11/21	05/09/24	06748EQ63	US06748EQ634	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002556/form424b2.htm

905	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) May-11-2023	05/06/21	05/11/21	05/11/23	06748EQ71	US06748EQ717	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002557/form424b2.htm

906	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) May-10-2024	05/06/21	05/11/21	05/10/24	06748EQB2	US06748EQB29	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002558/form424b2.htm

907	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) May-9-2024	05/06/21	05/11/21	05/09/24	06748EPF4	US06748EPF42	97.8300%	86.2538%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002554/form424b2.htm

908	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Nov-10-2022	05/06/21	05/11/21	11/10/22	06748EMT7	US06748EMT72	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002553/form424b2.htm

909	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALL CTGNT CPN NT) May-9-2024	05/06/21	05/11/21	05/09/24	06741WUA6	US06741WUA60	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002560/form424b2.htm

910	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALL CTGNT CPN NT) May-9-2024	05/06/21	05/11/21	05/09/24	06741WTY6	US06741WTY65	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002559/form424b2.htm

911	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRIGGER CALL CTGNT YIELD) May-10-2024	05/07/21	05/12/21	05/10/24	06747T309	US06747T3095	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321006981/dp150838_424b2-3925ubs.htm

912	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC CALLABLE SEC) Nov-10-2023	05/07/21	05/12/21	11/10/23	06748EMS9	US06748EMS99	97.8300%	91.3808%	https://www.sec.gov/Archives/edgar/data/312070/000095010321006984/dp150839_424b2-3906ms.htm

913	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) May-10-2024	05/07/21	05/12/21	05/10/24	06747R113	US06747R1133	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321007017/dp150848_424b2-3920ms.htm

914	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) May-11-2023	05/07/21	05/12/21	05/11/23	06748EQ48	US06748EQ485	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002603/form424b2.htm

915	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) May-11-2023	05/07/21	05/12/21	05/11/23	06748EQH9	US06748EQH98	93.2550%	89.2157%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002590/form424b2.htm

916	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (PLUS) 0.000 Aug-11-2022 (4)	05/07/21	05/12/21	08/11/22	06747R311	US06747R3113	N/A	72.2575%	https://www.sec.gov/Archives/edgar/data/312070/000095010321006985/dp150840_424b2-3902ms.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

917	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) May-10-2024 (5)	05/07/21	05/12/21	05/10/24	06747T507	US06747T5074	96.4300%	84.9735%	https://www.sec.gov/Archives/edgar/data/312070/000095010321006983/dp150844_424b2-3929ubs.htm

918	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) May-10-2024 (5)	05/07/21	05/12/21	05/10/24	06747T606	US06747T6064	98.4300%	82.3994%	https://www.sec.gov/Archives/edgar/data/312070/000095010321006980/dp150843_424b2-3928ubs.htm

919	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) May-10-2024	05/07/21	05/12/21	05/10/24	06748EPM9	US06748EPM92	94.0800%	91.3115%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002582/form424b2.htm

920	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) May-12-2023	05/07/21	05/12/21	05/12/23	06748EPW7	US06748EPW74	94.0800%	92.7225%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002588/form424b2.htm

921	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jun-10-2022	05/07/21	05/12/21	06/10/22	06741WTW0	US06741WTW00	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002583/form424b2.htm

922	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (BUFFERED SUPERTRACK) 0.000 Nov-10-2022	05/07/21	05/12/21	11/10/22	06748ENB5	US06748ENB55	104.5800%	88.9316%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002585/form424b2.htm

923	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (BUFFERED SUPERTRACK NT) 0.000 Nov-10-2022	05/07/21	05/12/21	11/10/22	06748ENC3	US06748ENC39	104.5800%	82.0718%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002586/form424b2.htm

924	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INCOME CALLABLE) Nov-10-2023	05/07/21	05/12/21	11/10/23	06748ENR0	US06748ENR08	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321007019/dp150841_424b2-3914ms.htm

925	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Aug-11-2022 (4)	05/07/21	05/12/21	08/11/22	06741WTP5	US06741WTP58	N/A	95.3660%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002581/form424b2.htm

926	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) May-10-2024	05/07/21	05/12/21	05/10/24	06748EPS6	US06748EPS62	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002592/form424b2.htm

927	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Nov-10-2023	05/07/21	05/12/21	11/10/23	06748EPN7	US06748EPN75	98.5800%	90.5564%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002584/form424b2.htm

928	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) May-12-2022	05/07/21	05/12/21	05/12/22	06741WUD0	US06741WUD00	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002589/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

929	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Nov-10-2022	05/07/21	05/12/21	11/10/22	06748EQA4	US06748EQA46	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002591/form424b2.htm

930	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (CAPPED BUFFERED NT) 0.000 May-25-2022	05/07/21	05/12/21	05/25/22	06748EPR8	US06748EPR89	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321006977/dp150831_424b2-3921jpm.htm

931	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Nov-10-2022	05/07/21	05/12/21	11/10/22	06748EPT4	US06748EPT46	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002587/form424b2.htm

932	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK) 0.000 May-10-2024	05/07/21	05/12/21	05/10/24	06748EQL0	US06748EQL01	104.5800%	68.9183%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002599/form424b2.htm

933	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) May-15-2024	05/10/21	05/13/21	05/15/24	06748EQN6	US06748EQN66	92.9138%	82.1933%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002611/form424b2.htm

934	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) May-14-2024	05/11/21	05/14/21	05/14/24	06748EQF3	US06748EQF33	95.0138%	86.5725%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002631/form424b2.htm

935	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) May-16-2024	05/11/21	05/14/21	05/16/24	06748EQM8	US06748EQM83	95.8300%	83.4783%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002632/form424b2.htm

936	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Nov-16-2023 (5)	05/11/21	05/14/21	11/16/23	06748EQP1	US06748EQP15	90.7050%	60.2788%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002633/form424b2.htm

937	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Nov-29-2023	05/12/21	05/14/21	11/16/23	06741WTV2	US06741WTV27	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002640/form424b2.htm

938	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC CALLABLE SEC) Nov-16-2023	05/12/21	05/17/21	11/16/23	06748EQ55	US06748EQ550	98.4800%	93.9320%	https://www.sec.gov/Archives/edgar/data/312070/000095010321007262/dp151063_424b2-3927ms.htm

939	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALL CTGNT CPN NT) May-17-2022	05/12/21	05/17/21	05/17/22	06741WUE8	US06741WUE82	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002660/form424b2.htm

940	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) May-17-2023	05/12/21	05/17/21	05/17/23	06748EQD8	US06748EQD84	93.7884%	95.0038%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002658/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

941	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) May-10-2024	05/12/21	05/17/21	05/10/24	06748EQ30	US06748EQ303	91.8300%	69.4562%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002656/form424b2.htm

942	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALL CTGNT INT NT) May-31-2022	05/12/21	05/17/21	05/31/22	06748EQV8	US06748EQV82	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321007219/dp151059_424b2-3933jpm.htm

943	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 5.000 Jun-16-2022	05/12/21	05/17/21	06/16/22	06748EQ89	US06748EQ899	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002659/form424b2.htm

944	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALLABLE CTGNT CPN) Aug-17-2022	05/12/21	05/17/21	08/17/22	06748EQR7	US06748EQR70	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002657/form424b2.htm

945	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRIGGER CALL CTGNT YIELD) May-16-2024	05/13/21	05/18/21	05/16/24	06747T820	US06747T8201	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321007289/dp151133_424b2-3940ubs.htm

946	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGGR CALL CTGNT YIELD) May-16-2024	05/13/21	05/18/21	05/16/24	06747T838	US06747T8383	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321007287/dp151122_424b2-3939ubs.htm

947	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALLABLE CTGNT INT) May-18-2023 (5)	05/13/21	05/18/21	05/18/23	06748ER96	US06748ER962	94.0800%	76.7742%	https://www.sec.gov/Archives/edgar/data/312070/000095010321007288/dp151123_424b2-3942jpm.htm

948	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) May-18-2022	05/13/21	05/18/21	05/18/22	06741WUK4	US06741WUK43	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002682/form424b2.htm

949	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-16-2023	05/13/21	05/18/21	02/16/23	06748ER62	US06748ER624	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002683/form424b2.htm

950	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) May-16-2024	05/13/21	05/18/21	05/16/24	06748EPU1	US06748EPU19	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002681/form424b2.htm

951	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (AUTOCALL MKT-LNK STP UP) 0.000 Jun-3-2024	05/13/21	05/20/21	06/03/24	06747R287	US06747R2875	104.5800%	86.5798%	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321007331/dp151166_424b2-3904baml.htm

952	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (AUTOCALL MKT-LNK STP UP) 0.000 Jun-3-2024	05/13/21	05/20/21	06/03/24	06747R261	US06747R2610	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321007325/dp151167_424b2-3909baml.htm

953	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (AUTOCAL MKT-LINK STEPUP) 0.000 Jun-1-2026	05/13/21	05/20/21	06/01/26	06747R279	US06747R2792	104.5800%	86.8134%	https://www.sec.gov/Archives/edgar/data/312070/000095010321007319/dp151165_424b2-3901baml.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

954	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) May-17-2024	05/14/21	05/19/21	05/17/24	06747T705	US06747T7054	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321007505/dp151386_424b2-3930ms.htm

955	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC CALLABLE SEC) May-18-2023	05/14/21	05/19/21	05/18/23	06748ERD7	US06748ERD75	95.3300%	92.8349%	https://www.sec.gov/Archives/edgar/data/312070/000095010321007383/dp151202_424b2-3943ms.htm

956	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC CALLABLE SEC) Feb-20-2024	05/14/21	05/19/21	02/20/24	06748EQQ9	US06748EQQ97	95.5800%	90.4696%	https://www.sec.gov/Archives/edgar/data/312070/000095010321007389/dp151209_424b2-3931ms.htm

957	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jun-17-2022	05/14/21	05/19/21	06/17/22	06741WUF5	US06741WUF57	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002698/form424b2.htm

958	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INCOME CALLABLE) May-18-2023	05/14/21	05/19/21	05/18/23	06748ER47	US06748ER475	97.5800%	94.3052%	https://www.sec.gov/Archives/edgar/data/312070/000095010321007382/dp151221_424b2-3936ms.htm

959	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC CALLABLE SEC) May-17-2024	05/14/21	05/19/21	05/17/24	06748ER21	US06748ER210	97.0800%	90.4055%	https://www.sec.gov/Archives/edgar/data/312070/000095010321007390/dp151207_424b2-3935ms.htm

960	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) May-17-2024	05/14/21	05/19/21	05/17/24	06748EQC0	US06748EQC02	94.0800%	91.0852%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002714/form424b2.htm

961	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) May-18-2023	05/14/21	05/19/21	05/18/23	06748EPL1	US06748EPL10	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002691/form424b2.htm

962	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED PLUS) 0.000 Dec-5-2023	05/14/21	05/19/21	12/05/23	06747R154	US06747R1547	104.5800%	93.9185%	https://www.sec.gov/Archives/edgar/data/312070/000095010321007379/dp151200_424b2-3908ms.htm

963	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) May-17-2024	05/14/21	05/19/21	05/17/24	06748ER70	US06748ER707	95.4300%	84.9756%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002713/form424b2.htm

964	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) May-17-2024	05/14/21	05/19/21	05/17/24	06748EQJ5	US06748EQJ54	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002694/form424b2.htm

965	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) May-17-2024	05/14/21	05/19/21	05/17/24	06748EQY2	US06748EQY22	97.0800%	90.3780%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002703/form424b2.htm

966	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) May-17-2024	05/14/21	05/19/21	05/17/24	06748EQZ9	US06748EQZ96	96.0800%	91.5060%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002706/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

967	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Nov-17-2023	05/14/21	05/19/21	11/17/23	06748EQK2	US06748EQK28	98.0800%	95.5540%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002717/form424b2.htm

968	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) May-18-2023	05/14/21	05/19/21	05/18/23	06748EPK3	US06748EPK37	97.4800%	94.1228%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002692/form424b2.htm

969	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (BUFF AUTOCALL CTGT CPN) May-18-2023	05/14/21	05/19/21	05/18/23	06748EQT3	US06748EQT37	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002690/form424b2.htm

970	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALLABLE CTGNT INT) May-18-2023	05/14/21	05/19/21	05/18/23	06748ER88	US06748ER889	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321007380/dp151201_424b2-3941jpm.htm

971	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) May-19-2025	05/14/21	05/19/21	05/19/25	06748ERF2	US06748ERF24	96.5884%	89.0156%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002709/form424b2.htm

972	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK) 0.000 May-19-2026	05/14/21	05/19/21	05/19/26	06748EQS5	US06748EQS53	104.5800%	80.5505%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002699/form424b2.htm

973	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jun-17-2022	05/14/21	05/19/21	06/17/22	06741WUC2	US06741WUC27	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002693/form424b2.htm

974	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK) 0.000 May-19-2026	05/14/21	05/19/21	05/19/26	06748EQU0	US06748EQU00	104.5800%	78.8649%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002701/form424b2.htm

975	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED DUAL DIRECT NT) 0.000 May-22-2024	05/17/21	05/20/21	05/22/24	06748ERU9	US06748ERU90	104.5800%	93.5307%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002735/form424b2.htm

976	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Nov-22-2022	05/18/21	05/20/21	11/22/22	06748ERR6	US06748ERR61	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002733/form424b2.htm

977	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jun-23-2022	05/18/21	05/21/21	06/23/22	06741WUJ7	US06741WUJ79	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002751/form424b2.htm

978	GLOBAL MTN SER A INDEX-LINKED (BUFFERED AUTOCALLABLE NT) 5.100 Nov-23-2022	05/18/21	05/21/21	11/23/22	06748ERX3	US06748ERX30	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002755/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

979	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jun-23-2022	05/18/21	05/21/21	06/23/22	06741WUL2	US06741WUL26	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002752/form424b2.htm

980	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) May-23-2023	05/18/21	05/21/21	05/23/23	06748ERJ4	US06748ERJ46	95.2462%	94.5266%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002754/form424b2.htm

981	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) May-23-2024	05/18/21	05/21/21	05/23/24	06748EQ22	US06748EQ220	92.9138%	92.8580%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002750/form424b2.htm

982	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Nov-21-2024	05/18/21	05/21/21	11/21/24	06748ERC9	US06748ERC92	93.2050%	90.5871%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002753/form424b2.htm

983	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC CALLABLE SEC) Nov-24-2023	05/19/21	05/24/21	11/24/23	06748ERG0	US06748ERG07	95.7300%	90.4837%	https://www.sec.gov/Archives/edgar/data/312070/000095010321007591/dp151461_424b2-3945ms.htm

984	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Nov-24-2023	05/19/21	05/24/21	11/24/23	06748ERE5	US06748ERE58	92.6212%	92.4447%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002773/form424b2.htm

985	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) May-23-2024	05/19/21	05/24/21	05/23/24	06747T697	US06747T6973	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321007583/dp151459_424b2-3953ubs.htm

986	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jun-23-2022	05/19/21	05/24/21	06/23/22	06741WUG3	US06741WUG31	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002772/form424b2.htm

987	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) May-23-2024	05/19/21	05/24/21	05/23/24	06747T689	US06747T6890	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321007590/dp151460_424b2-3954.htm

988	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALLABLE CTGNT INT) May-24-2023	05/19/21	05/24/21	05/24/23	06748ES46	US06748ES465	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321007588/dp151456_424b2-3955jpm.htm

989	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) May-24-2024	05/19/21	05/24/21	05/24/24	06741WUN8	US06741WUN81	98.0800%	92.4514%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002775/form424b2.htm

990	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALL CTGNT INT NT) May-24-2023	05/19/21	05/24/21	05/24/23	06748ES53	US06748ES531	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321007585/dp151455_424b2-3956.htm

991	5.75yNC1y Fixed Callable	05/19/21	05/24/21	02/24/27	06748EPX5	US06748EPX57	103.0800%	88.7156%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002776/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

992	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 May-26-2026	05/20/21	05/25/21	05/26/26	06748ERN5	US06748ERN57	104.5800%	85.2569%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002793/form424b2.htm

993	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) May-25-2023	05/20/21	05/25/21	05/25/23	06748ESB0	US06748ESB01	95.2800%	91.9777%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002794/form424b2.htm

994	AUTOCLL GLBL	05/20/21	05/25/21	06/07/22	06748ESH7	US06748ESH70	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321007673/dp151494_424b2-3958jpm.htm

995	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) May-23-2024	05/20/21	05/25/21	05/23/24	06748ERM7	US06748ERM74	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002795/form424b2.htm

996	FR 10.749%052322	05/20/21	05/25/21	05/23/22	06748ES79	US06748ES796	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321007674/dp151470_424b2-3957jpm.htm

997	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Jun-23-2022	05/20/21	05/25/21	06/23/22	06748ERZ8	US06748ERZ87	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002796/form424b2.htm

998	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Nov-25-2022	05/20/21	05/25/21	11/25/22	06748ES20	US06748ES200	104.5800%	100.2125%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002797/form424b2.htm

999	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) May-24-2024	05/21/21	05/26/21	05/24/24	06747T812	US06747T8128	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321007789/dp151631_424b2-3946ms.htm

1000	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) May-24-2024 (5)	05/21/21	05/26/21	05/24/24	06747T796	US06747T7963	96.5800%	71.7826%	https://www.sec.gov/Archives/edgar/data/312070/000095010321007786/dp151629_424b2-3947ms.htm

1001	GLOBAL MTN SER A EQUITY-LINKED (AIRBAG AUTOCALLABLE YIELD NT) 8.550 May-31-2022	05/21/21	05/26/21	05/31/22	06747T630	US06747T6304	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321007791/dp151626_424b2-3962ubs.htm

1002	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Feb-26-2024 (5)	05/21/21	05/26/21	02/26/24	06748EQG1	US06748EQG16	96.1846%	72.2117%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002816/form424b2.htm

1003	GLOBAL MTN SER A EQUITY-LINKED (AIRBAG AUTOCALLABLE YIELD NT) 7.850 May-31-2022	05/21/21	05/26/21	05/31/22	06747T655	US06747T6551	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321007791/dp151626_424b2-3962ubs.htm

1004	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) May-24-2024	05/21/21	05/26/21	05/24/24	06748EP72	US06748EP727	99.5800%	90.6874%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002818/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1005	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC AUTO-CALLABLE) May-25-2023	05/21/21	05/26/21	05/25/23	06748ERS4	US06748ERS45	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321007790/dp151637_424b2-3948ms.htm

1006	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) May-24-2024	05/21/21	05/26/21	05/24/24	06748EP64	US06748EP644	98.0800%	92.5381%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002821/form424b2.htm

1007	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 14.000 May-26-2022	05/21/21	05/26/21	05/26/22	06741WUU2	US06741WUU25	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002826/form424b2.htm

1008	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 14.500 May-26-2022	05/21/21	05/26/21	05/26/22	06741WUV0	US06741WUV08	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002827/form424b2.htm

1009	GLOBAL MTN SER A EQUITY-LINKED (AIRBAG AUTOCALLABLE YIELD NT) 6.400 May-31-2022	05/21/21	05/26/21	05/31/22	06747T648	US06747T6486	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321007791/dp151626_424b2-3962ubs.htm

1010	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) May-24-2024	05/21/21	05/26/21	05/24/24	06748EP31	US06748EP313	97.5800%	90.9758%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003242/form424b2.htm

1011	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) May-25-2023	05/21/21	05/26/21	05/25/23	06748ERH8	US06748ERH89	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002820/form424b2.htm

1012	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) May-24-2024	05/21/21	05/26/21	05/24/24	06748EQ97	US06748EQ972	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002822/form424b2.htm

1013	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 May-26-2027	05/21/21	05/26/21	05/26/27	06748ENZ2	US06748ENZ24	104.5800%	86.4092%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002813/form424b2.htm

1014	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK) 0.000 May-27-2026	05/21/21	05/26/21	05/27/26	06748EP23	US06748EP230	104.5800%	87.5299%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002814/form424b2.htm

1015	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) May-25-2023	05/21/21	05/26/21	05/25/23	06748ERK1	US06748ERK19	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002825/form424b2.htm

1016	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) May-25-2023	05/21/21	05/26/21	05/25/23	06748ERP0	US06748ERP06	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002824/form424b2.htm

1017	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Nov-25-2022	05/21/21	05/26/21	11/25/22	06748EQX4	US06748EQX49	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002819/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1018	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) May-24-2024	05/21/21	05/26/21	05/24/24	06748EP49	US06748EP495	99.0800%	89.1791%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002815/form424b2.htm

1019	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) May-24-2024	05/21/21	05/26/21	05/24/24	06748ERV7	US06748ERV73	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002834/form424b2.htm

1020	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Nov-25-2022	05/21/21	05/26/21	11/25/22	06748ES38	US06748ES382	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002810/form424b2.htm

1021	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 May-25-2028	05/21/21	05/26/21	05/25/28	06748ENY5	US06748ENY58	104.5800%	82.4144%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002811/form424b2.htm

1022	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (DIGITAL NT) 0.000 Jun-3-2022	05/21/21	05/26/21	06/03/22	06741WUW8	US06741WUW80	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002823/form424b2.htm

1023	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Nov-27-2026	05/21/21	05/26/21	11/27/26	06748ENX7	US06748ENX75	104.5800%	86.8588%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002812/form424b2.htm

1024	3yNC1y Fixed Callable	05/21/21	05/28/21	05/28/24	06748ESM6	US06748ESM65	103.8800%	94.0425%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002828/form424b2.htm

1025	GLOBAL MTN SER A EQUITY-LINKED (AIRBAG AUTOCALLABLE YIELD NT) 13.250 May-26-2022	05/24/21	05/27/21	05/26/22	06747T598	US06747T5983	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321007868/dp151767_424b2-3965ubs.htm

1026	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Nov-30-2022	05/24/21	05/27/21	11/30/22	06748EPB3	US06748EPB38	104.5800%	98.1950%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002846/form424b2.htm

1027	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Jun-3-2022	05/24/21	05/27/21	06/03/22	06748EPC1	US06748EPC11	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002845/form424b2.htm

1028	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Aug-29-2022 (4)	05/24/21	05/27/21	08/29/22	06748ERY1	US06748ERY13	N/A	9.4425%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002847/form424b2.htm

1029	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) May-30-2023	05/24/21	05/27/21	05/30/23	06741WUS7	US06741WUS78	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002850/form424b2.htm

1030	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 6.900 May-30-2023 (5)	05/24/21	05/27/21	05/30/23	06741WUX6	US06741WUX63	97.1050%	50.7116%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002849/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1031	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) May-28-2024	05/24/21	05/27/21	05/28/24	06748ESG9	US06748ESG97	94.5596%	90.5647%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002853/form424b2.htm

1032	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 10.950 May-30-2024	05/24/21	05/27/21	05/30/24	06741WUY4	US06741WUY47	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002854/form424b2.htm

1033	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 10.750 May-30-2024	05/24/21	05/27/21	05/30/24	06741WUZ1	US06741WUZ12	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002855/form424b2.htm

1034	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Nov-29-2024	05/24/21	05/27/21	11/29/24	06748ESK0	US06748ESK00	104.5800%	84.9818%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005059/form424b2.htm

1035	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (CAPPED IN-GEARS) 0.000 Mar-22-2027	05/24/21	05/27/21	03/22/27	06747T580	US06747T5801	104.5800%	86.9159%	https://www.sec.gov/Archives/edgar/data/312070/000095010321007907/dp151749_424b2-3963ubs.htm

1036	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Feb-29-2024	05/25/21	05/28/21	02/29/24	06748ENF6	US06748ENF69	96.9971%	88.4268%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002890/form424b2.htm

1037	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) May-31-2024 (5)	05/25/21	05/28/21	05/31/24	06748ESW4	US06748ESW48	96.5800%	62.9691%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002895/form424b2.htm

1038	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-28-2023	05/25/21	05/28/21	02/28/23	06748ENL3	US06748ENL38	96.9425%	95.1958%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002893/form424b2.htm

1039	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Nov-30-2022	05/25/21	05/28/21	11/30/22	06748ENP4	US06748ENP42	95.3721%	94.5661%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002894/form424b2.htm

1040	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Jun-30-2022	05/25/21	05/28/21	06/30/22	06748EML4	US06748EML47	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002875/form424b2.htm

1041	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-28-2023	05/25/21	05/28/21	02/28/23	06748ENG4	US06748ENG43	97.5379%	93.8750%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002891/form424b2.htm

1042	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Feb-29-2024	05/25/21	05/28/21	02/29/24	06748ENM1	US06748ENM11	97.5379%	89.6198%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002892/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1043	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) May-31-2024	05/25/21	05/28/21	05/31/24	06748EN33	US06748EN334	99.3300%	88.9175%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002886/form424b2.htm

1044	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Nov-30-2023	05/25/21	05/28/21	11/30/23	06748EN66	US06748EN664	104.5800%	94.3918%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002878/form424b2.htm

1045	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (CAPPED BUFFER GEARS) 0.000 May-31-2023	05/25/21	05/28/21	05/31/23	06747T747	US06747T7476	104.5800%	96.2890%	https://www.sec.gov/Archives/edgar/data/312070/000095010321007954/dp151831_424b2-3949ubs.htm

1046	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK) 0.000 May-29-2026	05/25/21	05/28/21	05/29/26	06748ENK5	US06748ENK54	104.5800%	80.0329%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002873/form424b2.htm

1047	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (BARRIER SUPERTRACK NT) 0.000 May-31-2024	05/25/21	05/28/21	05/31/24	06748ET60	US06748ET604	104.5800%	77.7099%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002896/form424b2.htm

1048	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK) 0.000 May-30-2025	05/25/21	05/28/21	05/30/25	06748EMK6	US06748EMK63	104.5800%	87.3737%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002874/form424b2.htm

1049	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) May-31-2023	05/25/21	05/28/21	05/31/23	06748EMZ3	US06748EMZ33	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002877/form424b2.htm

1050	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 May-31-2023	05/25/21	05/28/21	05/31/23	06748ESS3	US06748ESS36	104.5800%	88.5396%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002882/form424b2.htm

1051	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 May-31-2024	05/25/21	05/28/21	05/31/24	06748EST1	US06748EST19	104.5800%	87.3050%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002883/form424b2.htm

1052	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) May-31-2024	05/25/21	05/28/21	05/31/24	06748ESU8	US06748ESU81	95.7507%	89.6907%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002898/form424b2.htm

1053	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (BUFFERED SUPERTRACK) 0.000 Jun-6-2022	05/25/21	05/28/21	06/06/22	06748EPY3	US06748EPY31	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002880/form424b2.htm

1054	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Aug-30-2022 (4)	05/25/21	05/28/21	08/30/22	06748ESR5	US06748ESR52	N/A	92.8498%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002881/form424b2.htm

1055	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Nov-30-2022	05/25/21	05/28/21	11/30/22	06748EMV2	US06748EMV29	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002876/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1056	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (DUAL DIRECTIONAL NT) 0.000 May-30-2025	05/25/21	05/28/21	05/30/25	06748EMH3	US06748EMH35	104.5800%	86.3504%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002884/form424b2.htm

1057	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED DIGITAL NT) 0.000 May-30-2023	05/25/21	05/28/21	05/30/23	06748EN74	US06748EN748	104.5800%	96.4905%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002887/form424b2.htm

1058	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED DIGITAL NT) 0.000 May-30-2024	05/25/21	05/28/21	05/30/24	06748EN82	US06748EN821	104.5800%	87.8288%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002888/form424b2.htm

1059	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED DIGITAL NT) 0.000 May-29-2025	05/25/21	05/28/21	05/29/25	06748EN90	US06748EN904	104.5800%	89.6036%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002889/form424b2.htm

1060	GLOBAL MTN SER A INDEX-LINKED (BUFFERED NT) 2.400 May-30-2024	05/25/21	05/28/21	05/30/24	06748ENA7	US06748ENA72	102.1800%	86.8565%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002900/form424b2.htm

1061	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 May-31-2028	05/25/21	05/28/21	05/31/28	06748EPG2	US06748EPG25	104.5800%	82.3554%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002902/form424b2.htm

1062	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE NT) May-31-2024	05/25/21	05/28/21	05/31/24	06748EPP2	US06748EPP24	101.0076%	86.3306%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002905/form424b2.htm

1063	GLOBAL MTN SER A EQUITY-LINKED (AIRBAG AUTOCALLABLE YIELD NT) 7.500 May-31-2022	05/26/21	05/28/21	05/31/22	06747T572	US06747T5728	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321007977/dp151903_424b2-3966ubs.htm

1064	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGR AUTOCALL CTGT YIELD) May-29-2024 (5)	05/26/21	05/28/21	05/29/24	06747T556	US06747T5561	97.8300%	73.7955%	https://www.sec.gov/Archives/edgar/data/312070/000095010321007963/dp151896_424b2-3971ubs.htm

1065	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALLABLE CTGNT CPN) May-31-2024	05/26/21	05/28/21	05/31/24	06741WVJ6	US06741WVJ60	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002926/form424b2.htm

1066	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFF AUTOCALL CTGNT CPN) Jun-1-2023 (5)	05/26/21	05/28/21	06/01/23	06748ERT2	US06748ERT28	100.8300%	78.6085%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002912/form424b2.htm

1067	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) May-31-2024	05/26/21	05/28/21	05/31/24	06741WUH1	US06741WUH14	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002914/form424b2.htm

1068	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Nov-29-2023	05/26/21	05/28/21	11/29/23	06741WUM0	US06741WUM09	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002903/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1069	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) May-31-2024	05/26/21	05/28/21	05/31/24	06741WVC1	US06741WVC18	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002908/form424b2.htm

1070	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Dec-1-2023	05/26/21	06/01/21	12/01/23	06741WVG2	US06741WVG22	97.5800%	92.5881%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002932/form424b2.htm

1071	REVRS CV LKD 23	05/26/21	06/01/21	06/01/23	06741WVB3	US06741WVB35	92.1300%	64.2328%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002940/form424b2.htm

1072	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Dec-1-2022	05/26/21	06/01/21	12/01/22	06748ERW5	US06748ERW56	104.5800%	89.0155%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002929/form424b2.htm

1073	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Dec-1-2022	05/26/21	06/01/21	12/01/22	06748ESY0	US06748ESY04	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002930/form424b2.htm

1074	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Jun-3-2024	05/26/21	06/01/21	06/03/24	06741WVH0	US06741WVH05	100.0800%	95.2912%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002931/form424b2.htm

1075	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) May-31-2024	05/26/21	06/01/21	05/31/24	06748ESP9	US06748ESP96	97.5382%	89.0702%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002928/form424b2.htm

1076	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (TRIGGER GEARS) 0.000 May-29-2026	05/26/21	05/28/21	05/29/26	06747T754	US06747T7542	104.5800%	88.2747%	https://www.sec.gov/Archives/edgar/data/312070/000095010321007993/dp151912_424b2-3950ubs.htm

1077	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (TRIGGER GEARS) 0.000 May-29-2026	05/26/21	05/28/21	05/29/26	06747T721	US06747T7211	104.5800%	91.1660%	https://www.sec.gov/Archives/edgar/data/312070/000095010321008040/dp151916_424b2-3951ubs.htm

1078	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (TRIGGER STEP SEC) 0.000 May-29-2026	05/26/21	05/28/21	05/29/26	06747T739	US06747T7393	104.5800%	88.5728%	https://www.sec.gov/Archives/edgar/data/312070/000095010321007994/dp151914_424b2-3952ubs.htm

1079	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) May-31-2024	05/26/21	06/01/21	05/31/24	06748EQW6	US06748EQW65	99.1629%	94.7579%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721002946/form424b2.htm

1080	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRIGGER CALL CTGNT YIELD) Mar-1-2024	05/27/21	06/02/21	03/01/24	06747T499	US06747T4994	95.9800%	85.3919%	https://www.sec.gov/Archives/edgar/data/312070/000095010321008151/dp152076_424b23976ubs.htm

1081	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) May-31-2024	05/27/21	06/02/21	05/31/24	06748ETJ2	US06748ETJ28	94.2892%	89.7051%	https://www.sec.gov/Archives/edgar/data/312070/000095010321008156/dp152094_424b2-3975barc.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1082	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Nov-30-2022	05/27/21	06/02/21	11/30/22	06748ESQ7	US06748ESQ79	95.2300%	96.5262%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003007/form424b2.htm

1083	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jun-30-2022	05/27/21	06/02/21	06/30/22	06741WUP3	US06741WUP30	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002975/form424b2.htm

1084	GLOBAL MTN FLTG RT SER A INDEX-LINKED (MARKET LINKED SEC) May-30-2024	05/27/21	06/02/21	05/30/24	06748EMA8	US06748EMA81	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321008357/dp152232_424b2-3898wfps.htm

1085	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jun-2-2023 (5)	05/27/21	06/02/21	06/02/23	06748ESF1	US06748ESF15	97.5800%	89.8506%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002978/form424b2.htm

1086	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jun-30-2022	05/27/21	06/02/21	06/30/22	06741WUR9	US06741WUR95	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002998/form424b2.htm

1087	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) May-31-2024 (5)	05/27/21	06/02/21	05/31/24	06748ESE4	US06748ESE40	98.5800%	86.3922%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002976/form424b2.htm

1088	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) May-31-2024	05/27/21	06/02/21	05/31/24	06748ET45	US06748ET455	94.8300%	89.6376%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003008/form424b2.htm

1089	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jun-30-2022	05/27/21	06/02/21	06/30/22	06741WUT5	US06741WUT51	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003001/form424b2.htm

1090	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) May-31-2023	05/27/21	06/02/21	05/31/23	06748ESL8	US06748ESL82	96.5300%	93.8678%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003004/form424b2.htm

1091	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) May-31-2024	05/27/21	06/02/21	05/31/24	06748ESD6	US06748ESD66	97.5800%	89.3652%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002977/form424b2.htm

1092	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) May-31-2024	05/27/21	06/02/21	05/31/24	06748ESC8	US06748ESC83	99.3300%	87.4438%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002996/form424b2.htm

1093	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Jan-13-2023	05/27/21	06/02/21	01/13/23	06748ETH6	US06748ETH61	104.5800%	98.6225%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003013/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1094	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) May-31-2023	05/27/21	06/02/21	05/31/23	06748ESN4	US06748ESN49	96.7254%	94.7296%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003006/form424b2.htm

1095	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jun-2-2023 (5)	05/27/21	06/03/21	06/02/23	06748ES87	US06748ES879	93.4800%	89.7059%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003009/form424b2.htm

1096	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jun-2-2023	05/27/21	06/03/21	06/02/23	06748ES95	US06748ES952	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003011/form424b2.htm

1097	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Mar-3-2023	05/27/21	06/03/21	03/03/23	06748ENT6	US06748ENT63	94.8300%	94.3213%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002981/form424b2.htm

1098	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Nov-30-2022	05/27/21	06/03/21	11/30/22	06748ENQ2	US06748ENQ25	94.2879%	98.0314%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002983/form424b2.htm

1099	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 May-29-2026	05/27/21	06/03/21	05/29/26	06748ENE9	US06748ENE94	104.5800%	79.4242%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002993/form424b2.htm

1100	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Jun-30-2022	05/27/21	06/03/21	06/30/22	06748EMN0	US06748EMN03	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002985/form424b2.htm

1101	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) May-31-2024	05/27/21	06/03/21	05/31/24	06748ENW9	US06748ENW92	95.5800%	90.1334%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002971/form424b2.htm

1102	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Nov-30-2022	05/27/21	06/03/21	11/30/22	06748ENS8	US06748ENS80	92.3925%	94.1004%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002994/form424b2.htm

1103	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jun-3-2024	05/27/21	06/03/21	06/03/24	06748ENV1	US06748ENV10	97.3300%	91.5914%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002979/form424b2.htm

1104	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Mar-3-2023	05/27/21	06/03/21	03/03/23	06748ENU3	US06748ENU37	96.1846%	95.5775%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002982/form424b2.htm

1105	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Nov-30-2022 (5)	05/27/21	06/03/21	11/30/22	06748EMW0	US06748EMW02	97.0800%	92.6854%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002986/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1106	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK) 0.000 May-31-2024	05/27/21	06/03/21	05/31/24	06748EMM2	US06748EMM20	104.5800%	82.4059%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002973/form424b2.htm

1107	GLOBAL MTN SER A INDEX-LINKED (AUTOCALLABLE NT) 6.100 May-31-2022	05/27/21	06/03/21	05/31/22	06748EN25	US06748EN250	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721002989/form424b2.htm

1108	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 May-29-2026	05/27/21	06/03/21	05/29/26	06748END1	US06748END12	104.5800%	88.0156%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002991/form424b2.htm

1109	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Aug-31-2022 (4)	05/27/21	06/03/21	08/31/22	06748EMY6	US06748EMY67	N/A	96.8347%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002990/form424b2.htm

1110	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 May-31-2023	05/27/21	06/03/21	05/31/23	06748EMX8	US06748EMX84	104.5800%	96.3965%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002987/form424b2.htm

1111	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (ACCELERATED RETURN NT) 0.000 Jul-29-2022 (4)	05/27/21	06/04/21	07/29/22	06747R253	US06747R2537	N/A	80.1200%	https://www.sec.gov/Archives/edgar/data/312070/000095010321008169/dp152023_424b2-3913baml.htm

1112	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (ACCELERATED RETURN NT) 0.000 Jul-29-2022 (4)	05/27/21	06/04/21	07/29/22	06747R162	US06747R1620	N/A	94.5121%	https://www.sec.gov/Archives/edgar/data/312070/000095010321008208/dp152070_424b2-3905baml.htm

1113	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (ACCELERATED RETURN NT) 0.000 May-26-2023	05/27/21	06/04/21	05/26/23	06747R246	US06747R2461	104.5800%	93.8035%	https://www.sec.gov/Archives/edgar/data/312070/000095010321008187/dp152072_424b2-3910baml.htm

1114	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (CAP LEV INDEX RETURN NT) 0.000 Jul-29-2022 (4)	05/27/21	06/04/21	07/29/22	06747R212	US06747R2123	N/A	85.1193%	https://www.sec.gov/Archives/edgar/data/312070/000095010321008185/dp152018_424b2-3911baml.htm

1115	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (CAPPED LEV INDEX RETURN) 0.000 May-26-2023	05/27/21	06/04/21	05/26/23	06747R196	US06747R1968	104.5800%	95.5731%	https://www.sec.gov/Archives/edgar/data/312070/000095010321008221/dp152014_424b2-3917baml.htm

1116	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (CAPPED LEV INDEX RETURN) 0.000 Jul-29-2022 (4)	05/27/21	06/04/21	07/29/22	06747T614	US06747T6148	N/A	99.5087%	https://www.sec.gov/Archives/edgar/data/312070/000095010321008227/dp152050_424b2-3964baml.htm

1117	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (AUTOCALL MKT-LNK STP UP) 0.000 Jun-3-2024	05/27/21	06/04/21	06/03/24	06747T770	US06747T7708	104.5800%	81.6253%	https://www.sec.gov/Archives/edgar/data/312070/000095010321008162/dp152051_424b2-390402baml.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1118	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED DUAL DIRECT NT) 0.000 Nov-30-2023	05/27/21	06/03/21	11/30/23	06748EMJ9	US06748EMJ90	104.5800%	92.6843%	https://www.sec.gov/Archives/edgar/data/312070/000148105721002974/form424b2.htm

1119	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (AUTOCALL MKT-LNK STP UP) 0.000 Jun-3-2024	05/27/21	06/04/21	06/03/24	06747T853	US06747T8532	104.5800%	95.7437%	https://www.sec.gov/Archives/edgar/data/312070/000095010321008218/dp152080_424b2-390902baml.htm

1120	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (AUTOCAL MKT-LINK STEPUP) 0.000 Jun-1-2026	05/27/21	06/04/21	06/01/26	06747T762	US06747T7625	104.5800%	84.4811%	https://www.sec.gov/Archives/edgar/data/312070/000095010321008172/dp152079_424b2-390102baml.htm

1121	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (AUTOCAL MKT-LINK STEPUP) 0.000 May-31-2024 (5)	05/27/21	06/04/21	05/31/24	06747R220	US06747R2206	104.5800%	71.2112%	https://www.sec.gov/Archives/edgar/data/312070/000095010321008160/dp152069_424b2-3907baml.htm

1122	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (AUTOCAL MKT-LIN STEPUP) 0.000 Jun-3-2024	05/27/21	06/04/21	06/03/24	06747T788	US06747T7880	104.5800%	85.9992%	https://www.sec.gov/Archives/edgar/data/312070/000095010321008183/dp152075_424b2-3944baml.htm

1123	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (LEVERAGED INDEX RET NT) 0.000 May-29-2026	05/27/21	06/04/21	05/29/26	06747R188	US06747R1885	104.5800%	83.8094%	https://www.sec.gov/Archives/edgar/data/312070/000095010321008209/dp152027_424b2-3912baml.htm

1124	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (AUTOCAL MKT-LNK STP UP) 0.000 Jun-1-2026	05/27/21	06/04/21	06/01/26	06747T622	US06747T6221	104.5800%	83.7518%	https://www.sec.gov/Archives/edgar/data/312070/000095010321008202/dp152066_424b2-3961baml.htm

1125	GLOBAL MTN SER A EQUITY-LINKED (STEP INCOME SEC) 7.500 Jun-10-2022	05/27/21	06/04/21	06/10/22	06747R170	US06747R1703	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321008161/dp152073_424b2-3915baml.htm

1126	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Nov-30-2022	05/27/21	06/02/21	11/30/22	06748ESJ3	US06748ESJ37	104.5800%	95.4651%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003015/form424b2.htm

1127	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Jun-2-2026	05/27/21	06/03/21	06/02/26	06748EPH0	US06748EPH08	104.5800%	87.5684%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003000/form424b2.htm

1128	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) May-31-2024 (5)	05/28/21	06/03/21	05/31/24	06747T564	US06747T5645	92.5800%	72.3081%	https://www.sec.gov/Archives/edgar/data/312070/000095010321008276/dp152162_424b2-3969ms.htm

1129	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) May-31-2024 (5)	05/28/21	06/03/21	05/31/24	06747T671	US06747T6718	102.0800%	49.2359%	https://www.sec.gov/Archives/edgar/data/312070/000095010321008280/dp152161_424b2-3959ms.htm

1130	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) May-31-2024 (5)	05/28/21	06/03/21	05/31/24	06747T663	US06747T6635	101.8300%	47.9372%	https://www.sec.gov/Archives/edgar/data/312070/000095010321008279/dp152127_424b2-3960ms.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1131	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) May-31-2024 (5)	05/28/21	06/03/21	05/31/24	06747T465	US06747T4655	98.9550%	52.9876%	https://www.sec.gov/Archives/edgar/data/312070/000095010321008271/dp152129_424b2-3978ms.htm

1132	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) May-31-2024 (5)	05/28/21	06/03/21	05/31/24	06748ETD5	US06748ETD57	93.2550%	60.7982%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003142/form424b2.htm

1133	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) May-31-2024	05/28/21	06/03/21	05/31/24	06748ESA2	US06748ESA28	95.4800%	83.5090%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003130/form424b2.htm

1134	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED PLUS) 0.000 Dec-5-2023	05/28/21	06/03/21	12/05/23	06747T887	US06747T8870	104.5800%	93.4528%	https://www.sec.gov/Archives/edgar/data/312070/000095010321008270/dp152141_424b2-3934ms.htm

1135	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (BUFFERED PLUS) 0.000 Jun-5-2023	05/28/21	06/03/21	06/05/23	06747T861	US06747T8615	104.5800%	70.1928%	https://www.sec.gov/Archives/edgar/data/312070/000095010321008288/dp152142_424b2-3937ms.htm

1136	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (BUFFERED PLUS) 0.000 Dec-5-2023	05/28/21	06/03/21	12/05/23	06747T804	US06747T8045	104.5800%	78.3679%	https://www.sec.gov/Archives/edgar/data/312070/000095010321008281/dp152160_424b2-3932.htm

1137	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) May-31-2024	05/28/21	06/03/21	05/31/24	06748ESZ7	US06748ESZ78	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003132/form424b2.htm

1138	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Jun-2-2023	05/28/21	06/03/21	06/02/23	06741WVD9	US06741WVD90	97.2675%	76.1194%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003138/form424b2.htm

1139	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALL CTGNT CPN NT) Jun-3-2024 (5)	05/28/21	06/03/21	06/03/24	06748ETE3	US06748ETE31	96.7800%	88.4708%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003125/form424b2.htm

1140	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Sep-1-2022 (4)	05/28/21	06/03/21	09/01/22	06748ETM5	US06748ETM56	N/A	64.9288%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003148/form424b2.htm

1141	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) May-31-2024	05/28/21	06/03/21	05/31/24	06748ERQ8	US06748ERQ88	99.5800%	96.8976%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003119/form424b2.htm

1142	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) May-30-2025	05/28/21	06/03/21	05/30/25	06748ESV6	US06748ESV64	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003120/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1143	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 6.750 Jun-2-2023	05/28/21	06/03/21	06/02/23	06741WVE7	US06741WVE73	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003122/form424b2.htm

1144	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 6.100 Jun-2-2023	05/28/21	06/03/21	06/02/23	06741WVF4	US06741WVF49	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003114/form424b2.htm

1145	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) May-31-2024	05/28/21	06/03/21	05/31/24	06741WVK3	US06741WVK34	97.0800%	91.1715%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003141/form424b2.htm

1146	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Sep-1-2022 (4)	05/28/21	06/03/21	09/01/22	06748ETL7	US06748ETL73	N/A	89.6916%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003147/form424b2.htm

1147	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 May-29-2026	05/28/21	06/03/21	05/29/26	06748ET78	US06748ET786	104.5800%	86.7290%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003134/form424b2.htm

1148	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jun-3-2022	05/28/21	06/03/21	06/03/22	06748ES61	US06748ES614	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003139/form424b2.htm

1149	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Feb-28-2023	05/28/21	06/03/21	02/28/23	06748ET52	US06748ET521	95.3721%	94.2618%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003115/form424b2.htm

1150	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) May-31-2024 (5)	05/28/21	06/03/21	05/31/24	06747T515	US06747T5157	98.5425%	69.5462%	https://www.sec.gov/Archives/edgar/data/312070/000095010321008272/dp152156_424b2-3974ms.htm

1151	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (TRIGGER JUMP SEC) 0.000 Jun-5-2023	05/28/21	06/03/21	06/05/23	06747T846	US06747T8466	104.5800%	71.8798%	https://www.sec.gov/Archives/edgar/data/312070/000095010321008282/dp152140_424b2-3938ms.htm

1152	15yNC1y Callable Steepener	05/28/21	06/03/21	06/03/36	06748ESX2	US06748ESX21	101.0135%	68.4787%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003146/form424b2.htm

1153	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 9.100 Jul-7-2022	06/01/21	06/04/21	07/07/22	06741WUQ1	US06741WUQ13	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003174/form424b2.htm

1154	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 May-26-2023	06/01/21	06/04/21	05/26/23	06748ETR4	US06748ETR44	104.8400%	97.5726%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003175/form424b2.htm

1155	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFF AUTOCALL CTGNT CPN) Jun-6-2024	06/02/21	06/07/21	06/06/24	06748ETN3	US06748ETN30	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003186/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1156	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFFERED AUTOCALLABLE NT) Jun-6-2024 (5)	06/02/21	06/07/21	06/06/24	06748ETP8	US06748ETP87	96.8408%	87.0367%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003187/form424b2.htm

1157	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jun-6-2024 (5)	06/02/21	06/07/21	06/06/24	06748EV67	US06748EV675	96.7150%	88.6388%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003189/form424b2.htm

1158	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Jun-7-2023	06/02/21	06/07/21	06/07/23	06741WVM9	US06741WVM99	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003190/form424b2.htm

1159	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jun-6-2024	06/02/21	06/07/21	06/06/24	06748ETF0	US06748ETF06	97.2571%	78.0782%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003188/form424b2.htm

1160	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Jun-7-2024	06/02/21	06/07/21	06/07/24	06741WVN7	US06741WVN72	96.1900%	83.8548%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003191/form424b2.htm

1161	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Jun-7-2024	06/02/21	06/07/21	06/07/24	06741WVP2	US06741WVP21	97.8400%	90.4027%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003192/form424b2.htm

1162	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (CAPPED IN-GEARS) 0.000 Aug-22-2025	06/03/21	06/08/21	08/22/25	06747T341	US06747T3418	104.8400%	88.3834%	https://www.sec.gov/Archives/edgar/data/312070/000095010321008476/dp152329_424b2-3989ubs.htm

1163	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGGR CALL CTGNT YIELD) Mar-7-2024	06/04/21	06/09/21	03/07/24	06747T119	US06747T1198	96.3400%	90.9766%	https://www.sec.gov/Archives/edgar/data/312070/000095010321008525/dp152376_424b2-3993ubs.htm

1164	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGGR CALL CTGNT YIELD) Jun-8-2023	06/04/21	06/09/21	06/08/23	06747T317	US06747T3178	96.5400%	93.3712%	https://www.sec.gov/Archives/edgar/data/312070/000095010321008520/dp152381_424b2-3994ubs.htm

1165	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jun-7-2024 (5)	06/04/21	06/09/21	06/07/24	06747T457	US06747T4572	98.6525%	71.5474%	https://www.sec.gov/Archives/edgar/data/312070/000095010321008548/dp152372_424b2-3980ms.htm

1166	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jun-7-2024 (5)	06/04/21	06/09/21	06/07/24	06747T432	US06747T4325	97.7150%	65.6326%	https://www.sec.gov/Archives/edgar/data/312070/000095010321008546/dp152368_424b2-3984ms.htm

1167	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Jun-8-2026	06/04/21	06/09/21	06/08/26	06747T366	US06747T3665	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321008522/dp152374_424b2-3990ubs.htm

1168	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jun-8-2023	06/04/21	06/09/21	06/08/23	06748ETG8	US06748ETG88	95.5900%	91.3933%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003283/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1169	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Jun-7-2024	06/04/21	06/09/21	06/07/24	06747T291	US06747T2915	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321008523/dp152382_424b2-3995ubs.htm

1170	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jun-7-2024	06/04/21	06/09/21	06/07/24	06747T481	US06747T4812	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321008550/dp152375_424b2-3981ms.htm

1171	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALLABLE CTGNT CPN) Jun-9-2022	06/04/21	06/09/21	06/09/22	06741WVQ0	US06741WVQ04	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003235/form424b2.htm

1172	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jun-8-2023	06/04/21	06/09/21	06/08/23	06747T473	US06747T4739	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321008545/dp152367_424b2-3979ms.htm

1173	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jun-7-2024	06/04/21	06/09/21	06/07/24	06747T440	US06747T4408	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321008547/dp152371_424b2-3982ms.htm

1174	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jun-7-2024	06/04/21	06/09/21	06/07/24	06748EW66	US06748EW665	95.8400%	80.4341%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003234/form424b2.htm

1175	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Jun-7-2024	06/04/21	06/09/21	06/07/24	06747T283	US06747T2832	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321008523/dp152382_424b2-3995ubs.htm

1176	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jun-7-2024	06/04/21	06/09/21	06/07/24	06748ETS2	US06748ETS27	94.8400%	76.2467%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003223/form424b2.htm

1177	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALL CTGNT CPN NT) Jun-7-2024 (5)	06/04/21	06/09/21	06/07/24	06748EVV2	US06748EVV28	87.5071%	59.3587%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003240/form424b2.htm

1178	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Mar-9-2023	06/04/21	06/09/21	03/09/23	06748EW41	US06748EW418	98.0692%	93.4249%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003238/form424b2.htm

1179	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFFERED AUTOCALLABLE NT) Sep-9-2022 (4)	06/04/21	06/09/21	09/09/22	06748EVL4	US06748EVL46	N/A	93.7404%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003226/form424b2.htm

1180	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Jun-7-2024	06/04/21	06/09/21	06/07/24	06748EVD2	US06748EVD20	93.0900%	77.2705%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003228/form424b2.htm

1181	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jun-10-2024	06/04/21	06/09/21	06/10/24	06748EVN0	US06748EVN02	96.1733%	88.6133%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003224/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1182	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Mar-9-2023	06/04/21	06/09/21	03/09/23	06748EW25	US06748EW251	98.0693%	92.7668%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003233/form424b2.htm

1183	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jun-7-2024	06/04/21	06/09/21	06/07/24	06748EVU4	US06748EVU45	96.1742%	88.1254%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003232/form424b2.htm

1184	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Dec-8-2022	06/04/21	06/09/21	12/08/22	06748EVP5	US06748EVP59	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003229/form424b2.htm

1185	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (CAP CTGNT BARR RET ENH) 0.000 Jun-22-2022	06/04/21	06/09/21	06/22/22	06748EVT7	US06748EVT71	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321008521/dp152370_424b2-3987jpm.htm

1186	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Mar-12-2024	06/07/21	06/10/21	03/12/24	06748ET94	US06748ET943	95.0900%	88.6095%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003246/form424b2.htm

1187	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Mar-10-2023	06/07/21	06/10/21	03/10/23	06748ETA1	US06748ETA19	98.6400%	90.6568%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003247/form424b2.htm

1188	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (AUTOCALLABLE NT) 0.000 Jun-11-2024 (5)	06/07/21	06/10/21	06/11/24	06748ET37	US06748ET372	104.8400%	84.5612%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003250/form424b2.htm

1189	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALLABLE CTGNT CPN) Mar-10-2023 (5)	06/07/21	06/10/21	03/10/23	06748ET29	US06748ET299	97.2571%	89.1646%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003249/form424b2.htm

1190	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Mar-10-2023	06/07/21	06/10/21	03/10/23	06748ET86	US06748ET869	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003252/form424b2.htm

1191	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Feb-15-2023	06/07/21	06/10/21	02/15/23	06748EWJ8	US06748EWJ80	104.8400%	97.5385%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003251/form424b2.htm

1192	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (DUAL DIRECTIONAL NT) 0.000 Dec-12-2023	06/07/21	06/10/21	12/12/23	06748EW82	US06748EW822	104.8400%	87.6198%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003253/form424b2.htm

1193	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALL CTGNT INT NT) Jun-10-2022	06/08/21	06/11/21	06/10/22	06748EWU3	US06748EWU36	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321008626/dp152492_424b2-3997jpm.htm

1194	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jun-13-2022	06/08/21	06/11/21	06/13/22	06741WVV9	US06741WVV98	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321008655/dp152493_424b2-3998ms.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1195	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Jun-7-2023	06/08/21	06/11/21	06/07/23	06748EWX7	US06748EWX74	104.8400%	96.9195%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003262/form424b2.htm

1196	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jun-13-2024 (5)	06/08/21	06/11/21	06/13/24	06741WVR8	US06741WVR86	101.0900%	50.6180%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003261/form424b2.htm

1197	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jun-13-2024 (5)	06/08/21	06/11/21	06/13/24	06748EW90	US06748EW905	98.1733%	71.4785%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003260/form424b2.htm

1198	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jun-13-2024	06/09/21	06/14/21	06/13/24	06748EWC3	US06748EWC38	98.6150%	80.9111%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003285/form424b2.htm

1199	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Dec-14-2023	06/09/21	06/14/21	12/14/23	06748EWM1	US06748EWM10	99.3400%	86.0174%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003284/form424b2.htm

1200	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Dec-14-2023	06/09/21	06/14/21	12/14/23	06741WVZ0	US06741WVZ03	97.8400%	89.7174%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003286/form424b2.htm

1201	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jun-13-2024	06/09/21	06/14/21	06/13/24	06748EVZ3	US06748EVZ32	96.5900%	87.2603%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003288/form424b2.htm

1202	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED AUTOCALLABLE) 0.000 Dec-15-2022	06/10/21	06/15/21	12/15/22	06748EXC2	US06748EXC29	104.8400%	91.6806%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003315/form424b2.htm

1203	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jun-13-2024	06/10/21	06/15/21	06/13/24	06748EWL3	US06748EWL37	98.8400%	83.5479%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003313/form424b2.htm

1204	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK) 0.000 Jun-15-2026	06/10/21	06/15/21	06/15/26	06748ETQ6	US06748ETQ60	104.8400%	80.3428%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003311/form424b2.htm

1205	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jun-13-2024	06/10/21	06/15/21	06/13/24	06748EWD1	US06748EWD11	97.1408%	86.9389%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003312/form424b2.htm

1206	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Jun-13-2024	06/10/21	06/15/21	06/13/24	06748EWW9	US06748EWW91	97.2275%	59.3883%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003314/form424b2.htm

1207	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jun-15-2023 (5)	06/10/21	06/15/21	06/15/23	06741WWA4	US06741WWA43	97.8900%	67.4787%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003316/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1208	5.25yNC3y Fixed Callable	06/10/21	06/15/21	09/15/26	06748EW58	US06748EW582	103.4900%	89.1016%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003309/form424b2.htm

1209	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jun-14-2024	06/11/21	06/16/21	06/14/24	06747T333	US06747T3335	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321008804/dp152637_424b2-3991ms.htm

1210	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jun-14-2024	06/11/21	06/16/21	06/14/24	06747T325	US06747T3251	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321008822/dp152630_424b2-3992ms.htm

1211	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jun-16-2022	06/11/21	06/16/21	06/16/22	06747T275	US06747T2758	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321008821/dp152666_424b2-3999ms.htm

1212	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jun-15-2023	06/11/21	06/16/21	06/15/23	06748EWP4	US06748EWP41	97.3400%	84.7972%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003352/form424b2.htm

1213	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jun-14-2024	06/11/21	06/16/21	06/14/24	06748EX32	US06748EX325	95.6321%	86.7100%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003327/form424b2.htm

1214	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jun-14-2024	06/11/21	06/16/21	06/14/24	06748EWV1	US06748EWV19	97.5900%	88.4638%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003323/form424b2.htm

1215	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jul-14-2022	06/11/21	06/16/21	07/14/22	06741WVU1	US06741WVU16	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003328/form424b2.htm

1216	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (PLUS) 0.000 Oct-5-2022	06/11/21	06/16/21	10/05/22	06747T523	US06747T5231	104.8400%	93.9251%	https://www.sec.gov/Archives/edgar/data/312070/000095010321008811/dp152633_424b2-3973ms.htm

1217	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Sep-15-2022 (4)	06/11/21	06/16/21	09/15/22	06741WVS6	US06741WVS69	N/A	49.6786%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003325/form424b2.htm

1218	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jun-14-2024	06/11/21	06/16/21	06/14/24	06748EWB5	US06748EWB54	97.4900%	87.6827%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003322/form424b2.htm

1219	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Dec-14-2023 (5)	06/11/21	06/16/21	12/14/23	06748EW74	US06748EW749	98.7400%	86.3310%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003324/form424b2.htm

1220	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Dec-15-2022	06/11/21	06/16/21	12/15/22	06748EWY5	US06748EWY57	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003326/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1221	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jun-14-2024	06/11/21	06/16/21	06/14/24	06748EWS8	US06748EWS89	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003331/form424b2.htm

1222	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jun-14-2024	06/11/21	06/16/21	06/14/24	06748EWQ2	US06748EWQ24	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003330/form424b2.htm

1223	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jun-15-2023	06/11/21	06/16/21	06/15/23	06748EX99	US06748EX994	97.6400%	89.3908%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003329/form424b2.htm

1224	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jun-16-2026 (5)	06/11/21	06/16/21	06/16/26	06748EV26	US06748EV261	99.8400%	79.2560%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003321/form424b2.htm

1225	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Jun-15-2023	06/11/21	06/16/21	06/15/23	06741WWB2	US06741WWB26	97.3400%	80.3438%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003333/form424b2.htm

1226	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (PLUS) 0.000 Oct-5-2022	06/11/21	06/16/21	10/05/22	06747T531	US06747T5314	104.8400%	77.5172%	https://www.sec.gov/Archives/edgar/data/312070/000095010321008840/dp152638_424b2-3972ms.htm

1227	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALLABLE CTGNT CPN) Jun-16-2022	06/11/21	06/17/21	06/16/22	06748EXG3	US06748EXG33	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003332/form424b2.htm

1228	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Sep-19-2022	06/14/21	06/17/21	09/19/22	06748EX65	US06748EX655	92.3275%	67.1913%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003345/form424b2.htm

1229	GLOBAL MTN SER A EQUITY-LINKED (CALLABLE NT) 10.200 Jun-19-2024	06/14/21	06/17/21	06/19/24	06748EXF5	US06748EXF59	94.6400%	94.4819%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003346/form424b2.htm

1230	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jun-19-2023	06/14/21	06/17/21	06/19/23	06741WWE6	US06741WWE64	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003347/form424b2.htm

1231	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (TRIGGER GEARS) 0.000 Jun-18-2031	06/14/21	06/17/21	06/18/31	06747T234	US06747T2345	104.8400%	81.0183%	https://www.sec.gov/Archives/edgar/data/312070/000095010321008884/dp152744_424b2-4004ubs.htm

1232	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jun-20-2022	06/15/21	06/18/21	06/20/22	06747W104	US06747W1045	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321008984/dp152796_424b2-4015ms.htm

1233	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jun-20-2024	06/15/21	06/18/21	06/20/24	06748EXE8	US06748EXE84	97.1483%	82.4741%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003360/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1234	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (CAPPED BUFFER GEARS) 0.000 Jun-20-2023	06/15/21	06/18/21	06/20/23	06747T390	US06747T3905	104.8400%	84.7256%	https://www.sec.gov/Archives/edgar/data/312070/000095010321008950/dp152806_424b2-3985ubs.htm

1235	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Dec-20-2022 (5)	06/15/21	06/18/21	12/20/22	06748EWF6	US06748EWF68	99.6320%	26.2152%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003358/form424b2.htm

1236	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jun-20-2024	06/15/21	06/18/21	06/20/24	06748EX73	US06748EX739	97.2568%	88.6484%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003359/form424b2.htm

1237	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Dec-20-2023	06/15/21	06/18/21	12/20/23	06741WVL1	US06741WVL17	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003357/form424b2.htm

1238	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jun-20-2024	06/15/21	06/18/21	06/20/24	06748EVM2	US06748EVM29	93.4650%	71.2433%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003356/form424b2.htm

1239	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED DIGITAL NT) 0.000 Nov-18-2022	06/15/21	06/18/21	11/18/22	06748EXK4	US06748EXK45	104.8400%	88.8580%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003361/form424b2.htm

1240	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRIGGER CALL CTGNT YIELD) Jun-20-2024	06/16/21	06/21/21	06/20/24	06747W500	US06747W5004	96.1900%	87.6879%	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321009046/dp152870_424b2-4018ubs.htm

1241	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jun-20-2024 (5)	06/16/21	06/21/21	06/20/24	06748EWZ2	US06748EWZ23	99.1525%	83.7723%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003372/form424b2.htm

1242	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jun-20-2024	06/16/21	06/21/21	06/20/24	06747T168	US06747T1685	104.8400%	51.9321%	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321009048/dp152880_424b2-4012ms.htm

1243	GLOBAL MTN FLTG RT SER A INDEX-LINKED (MARKET LINKED SEC) Jun-20-2024	06/16/21	06/21/21	06/20/24	06748EWK5	US06748EWK53	99.5900%	83.2433%	https://www.sec.gov/Archives/edgar/data/312070/000095010321009047/dp152903_424b2-3996wf.htm

1244	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGR AUTOCALL CTGT YIELD) Jun-20-2024	06/16/21	06/21/21	06/20/24	06747W609	US06747W6093	97.8400%	80.4283%	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321009045/dp152872_424b2-4019ubs.htm

1245	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jul-21-2022	06/16/21	06/21/21	07/21/22	06741WVT4	US06741WVT43	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003370/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1246	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jun-20-2024	06/16/21	06/21/21	06/20/24	06748EX24	US06748EX242	97.7986%	88.1320%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003373/form424b2.htm

1247	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 13.000 Jun-21-2022	06/16/21	06/21/21	06/21/22	06741WWF3	US06741WWF30	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003374/form424b2.htm

1248	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 9.750 Jun-21-2022	06/16/21	06/21/21	06/21/22	06741WWG1	US06741WWG13	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003375/form424b2.htm

1249	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Dec-21-2022	06/16/21	06/21/21	12/21/22	06748EWE9	US06748EWE93	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003371/form424b2.htm

1250	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (TRIGGER GEARS) 0.000 Jun-18-2026	06/16/21	06/21/21	06/18/26	06747T416	US06747T4168	104.8400%	85.1332%	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321009044/dp152878_424b2-3986ubs.htm

1251	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Dec-21-2023	06/17/21	06/22/21	12/21/23	06748EXA6	US06748EXA62	95.0900%	88.7644%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003383/form424b2.htm

1252	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRIGGER CALL CTGNT YIELD) Jun-20-2024	06/17/21	06/22/21	06/20/24	06747W880	US06747W8800	96.1900%	88.2418%	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321009074/dp152960_424b2-4022ubs.htm

1253	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (STRATEGIC ACCEL REDEMP) 0.000 Jun-28-2024	06/17/21	06/24/21	06/28/24	06747W401	US06747W4015	104.8400%	88.8466%	https://www.sec.gov/Archives/edgar/data/312070/000095010321009160/dp152967_424b2-4020baml.htm

1254	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jun-22-2023	06/17/21	06/22/21	06/22/23	06748EXZ1	US06748EXZ14	95.9025%	93.0012%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003386/form424b2.htm

1255	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jun-21-2024	06/18/21	06/23/21	06/21/24	06747T226	US06747T2261	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321009150/dp153010_424b2-4007ms.htm

1256	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jun-21-2024	06/18/21	06/23/21	06/21/24	06747T192	US06747T1925	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321009151/dp153014_424b2-4005ms.htm

1257	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jun-21-2024	06/18/21	06/23/21	06/21/24	06747T218	US06747T2188	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321009152/dp153012_424b2-4006ms.htm

1258	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INCOME CALLABLE) Jun-22-2023	06/18/21	06/23/21	06/22/23	06748EX81	US06748EX812	98.8400%	95.5814%	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321009148/dp153011_424b2-4003ms.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1259	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AIRBAG AUTOCALL CTGNT) Jun-22-2022	06/18/21	06/23/21	06/22/22	06747W872	US06747W8727	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321009124/dp153003_424b2-4023ubs.htm

1260	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jun-23-2022	06/18/21	06/23/21	06/23/22	06741WWH9	US06741WWH95	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003403/form424b2.htm

1261	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jun-23-2026	06/18/21	06/23/21	06/23/26	06748EV59	US06748EV592	96.0900%	84.8058%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003406/form424b2.htm

1262	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jun-23-2026	06/18/21	06/23/21	06/23/26	06748EV42	US06748EV428	97.0900%	85.3429%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003409/form424b2.htm

1263	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jun-23-2026	06/18/21	06/23/21	06/23/26	06748EV34	US06748EV345	99.3400%	79.6734%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003408/form424b2.htm

1264	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jun-21-2024	06/18/21	06/23/21	06/21/24	06748EUG6	US06748EUG69	98.8400%	90.7958%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003422/form424b2.htm

1265	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jun-21-2024	06/18/21	06/23/21	06/21/24	06748EUW1	US06748EUW10	97.0900%	88.0585%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003420/form424b2.htm

1266	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jun-21-2024	06/18/21	06/23/21	06/21/24	06747T184	US06747T1842	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321009149/dp153002_424b2-4010ms.htm

1267	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jun-21-2024	06/18/21	06/23/21	06/21/24	06748EUX9	US06748EUX92	98.5900%	86.3783%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003417/form424b2.htm

1268	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jun-21-2024	06/18/21	06/23/21	06/21/24	06748EUF8	US06748EUF86	100.3400%	88.7987%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003419/form424b2.htm

1269	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jun-21-2024 (5)	06/18/21	06/23/21	06/21/24	06748EY98	US06748EY984	91.5070%	73.7264%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003425/form424b2.htm

1270	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jun-21-2024 (5)	06/18/21	06/23/21	06/21/24	06748EXX6	US06748EXX65	98.3400%	88.0339%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003412/form424b2.htm

1271	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK) 0.000 Jun-23-2026	06/18/21	06/23/21	06/23/26	06748EUJ0	US06748EUJ09	104.8400%	90.9315%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003415/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1272	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jun-21-2024	06/18/21	06/23/21	06/21/24	06748EUE1	US06748EUE12	98.3400%	89.4032%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003416/form424b2.htm

1273	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jun-22-2023	06/18/21	06/23/21	06/22/23	06748EXJ7	US06748EXJ71	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003407/form424b2.htm

1274	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jun-21-2024	06/18/21	06/23/21	06/21/24	06748EXS7	US06748EXS70	95.9025%	87.1619%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003411/form424b2.htm

1275	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Jun-23-2027	06/18/21	06/23/21	06/23/27	06748EUH4	US06748EUH43	104.8400%	86.4032%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003423/form424b2.htm

1276	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jun-21-2024	06/18/21	06/23/21	06/21/24	06748EUD3	US06748EUD39	99.8400%	87.6526%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003414/form424b2.htm

1277	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jun-22-2023	06/18/21	06/23/21	06/22/23	06748EXH1	US06748EXH16	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003405/form424b2.htm

1278	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jun-21-2024	06/18/21	06/23/21	06/21/24	06748EXL2	US06748EXL28	96.8400%	87.4736%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003410/form424b2.htm

1279	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jun-21-2024	06/18/21	06/23/21	06/21/24	06748EXW8	US06748EXW82	98.2775%	76.7544%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003404/form424b2.htm

1280	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Jun-24-2024	06/18/21	06/23/21	06/24/24	06741WWL0	US06741WWL08	98.4650%	82.3884%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003402/form424b2.htm

1281	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Dec-23-2026	06/18/21	06/23/21	12/23/26	06748EU84	US06748EU842	104.8400%	86.2238%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003421/form424b2.htm

1282	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Jun-22-2028	06/18/21	06/23/21	06/22/28	06748EU92	US06748EU925	104.8400%	81.8511%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003418/form424b2.htm

1283	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jun-22-2023 (5)	06/18/21	06/23/21	06/22/23	06748ETK9	US06748ETK90	101.5067%	37.3053%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003413/form424b2.htm

1284	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jun-21-2024	06/18/21	06/23/21	06/21/24	06748EXP3	US06748EXP32	97.7567%	83.5449%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003424/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1285	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Jun-25-2026	06/21/21	06/24/21	06/25/26	06748EY80	US06748EY802	104.8400%	87.1880%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003433/form424b2.htm

1286	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Jun-24-2024	06/21/21	06/24/21	06/24/24	06741WWR7	US06741WWR77	97.8400%	89.0319%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003431/form424b2.htm

1287	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jun-26-2023	06/21/21	06/24/21	06/26/23	06748EXY4	US06748EXY49	96.5400%	90.8559%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003432/form424b2.htm

1288	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jun-26-2024	06/22/21	06/25/21	06/26/24	06748EXV0	US06748EXV00	96.8396%	87.5369%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003450/form424b2.htm

1289	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jul-1-2024 (5)	06/22/21	06/29/21	07/01/24	06748EYL1	US06748EYL19	98.3400%	86.8097%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003451/form424b2.htm

1290	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jun-27-2023	06/22/21	06/25/21	06/27/23	06748EXQ1	US06748EXQ15	99.1775%	89.7234%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003443/form424b2.htm

1291	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jun-26-2024	06/22/21	06/25/21	06/26/24	06748EXT5	US06748EXT53	94.5479%	80.1099%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003448/form424b2.htm

1292	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jun-27-2024	06/22/21	06/25/21	06/27/24	06748EYH0	US06748EYH07	95.8485%	87.1748%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003447/form424b2.htm

1293	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFFERED AUTOCALLABLE NT) Jun-27-2024	06/22/21	06/25/21	06/27/24	06748EYP2	US06748EYP23	99.5900%	81.9786%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003453/form424b2.htm

1294	GLOBAL FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jun-21-2024 (5)	06/22/21	06/25/21	06/21/24	06748EYE7	US06748EYE75	81.0071%	79.5748%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003446/form424b2.htm

1295	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Dec-28-2022 (5)	06/22/21	06/25/21	12/28/22	06748EYB3	US06748EYB37	100.8400%	8.1726%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003445/form424b2.htm

1296	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (DIGITAL NT) 0.000 Jul-5-2022	06/22/21	06/25/21	07/05/22	06748EYD9	US06748EYD92	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003444/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1297	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALL CTGNT INT NT) Jun-27-2022	06/23/21	06/28/21	06/27/22	06748EYX5	US06748EYX56	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321009345/dp153223_424b2-4028jpm.htm

1298	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Jun-27-2024	06/23/21	06/28/21	06/27/24	06747W864	US06747W8644	97.1200%	86.4820%	https://www.sec.gov/Archives/edgar/data/312070/000095010321009344/dp153218_424b2-4025ubs.htm

1299	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jun-28-2022	06/23/21	06/28/21	06/28/22	06747W799	US06747W7992	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321009357/dp153220_424b2-4030ms.htm

1300	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jun-28-2022	06/23/21	06/28/21	06/28/22	06747W823	US06747W8230	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321009355/dp153212_424b2-4029ms.htm

1301	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jun-28-2022	06/23/21	06/28/21	06/28/22	06741WWT3	US06741WWT34	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321009356/dp153222_424b2-4032ms.htm

1302	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jun-28-2022	06/23/21	06/28/21	06/28/22	06747W815	US06747W8156	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321009354/dp153217_424b2-4031ms.htm

1303	GLOBAL MTN SER A INDEX-LINKED (BUFFERED NT) 5.100 Jul-27-2022	06/23/21	06/28/21	07/27/22	06748EYY3	US06748EYY30	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003459/form424b2.htm

1304	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jun-27-2024	06/23/21	06/28/21	06/27/24	06748EYU1	US06748EYU18	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003457/form424b2.htm

1305	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jun-27-2024	06/23/21	06/28/21	06/27/24	06748EXB4	US06748EXB46	97.8400%	85.4215%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003454/form424b2.htm

1306	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jun-27-2024	06/23/21	06/28/21	06/27/24	06748EYJ6	US06748EYJ62	98.6900%	88.0544%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003455/form424b2.htm

1307	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CONTINGENT COUPON NT) Jun-29-2022	06/23/21	06/28/21	06/29/22	06748EYM9	US06748EYM91	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003456/form424b2.htm

1308	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALLABLE CTGNT INT) Jun-28-2022	06/24/21	06/29/21	06/28/22	06748EZ30	US06748EZ304	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321009442/dp153296_424b2-4033jpm.htm

1309	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFF AUTOCALL CTGNT CPN) Jun-29-2023	06/24/21	06/29/21	06/29/23	06748EY56	US06748EY562	100.3400%	82.4838%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003462/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1310	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Sep-29-2022	06/24/21	06/29/21	09/29/22	06741WWP1	US06741WWP12	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003463/form424b2.htm

1311	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK) 0.000 Jun-29-2026	06/24/21	06/29/21	06/29/26	06748EYN7	US06748EYN74	104.8400%	78.4874%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003465/form424b2.htm

1312	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jun-28-2024	06/24/21	06/30/21	06/28/24	06741WWN6	US06741WWN63	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003474/form424b2.htm

1313	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (AUTOCAL MKT-LIN STEPUP) 0.000 Jun-28-2024	06/24/21	07/01/21	06/28/24	06747T549	US06747T5496	104.8400%	87.2026%	https://www.sec.gov/Archives/edgar/data/312070/000095010321009472/dp153297_424b2-3977baml.htm

1314	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (CAP LEV INDEX RETURN NT) 0.000 Aug-26-2022 (4)	06/24/21	07/01/21	08/26/22	06747T358	US06747T3582	N/A	82.7541%	https://www.sec.gov/Archives/edgar/data/312070/000095010321009476/dp153300_424b2-3988baml.htm

1315	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (AUTOCAL MKT-LIN STEPUP) 0.000 Jun-28-2024	06/24/21	07/01/21	06/28/24	06747T374	US06747T3749	104.8400%	89.2409%	https://www.sec.gov/Archives/edgar/data/312070/000095010321009478/dp153301_424b2-3983baml.htm

1316	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (STRATEGIC ACCEL REDEMP) 0.000 Jun-25-2027	06/24/21	07/01/21	06/25/27	06747T176	US06747T1768	104.8400%	92.6806%	https://www.sec.gov/Archives/edgar/data/312070/000095010321009475/dp153302_424b2-4008baml.htm

1317	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (AUTOCALL MKT-LNK STP UP) 0.000 Jun-27-2024	06/24/21	07/01/21	06/27/24	06747T424	US06747T4242	104.8400%	86.9583%	https://www.sec.gov/Archives/edgar/data/312070/000095010321011854/dp155250_424b2-3970baml.htm

1318	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED DUAL DIRECT NT) 0.000 Dec-30-2022	06/24/21	06/29/21	12/30/22	06748EYS6	US06748EYS61	104.8400%	96.9242%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003472/form424b2.htm

1319	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (CAPPED GEARS) 0.000 Aug-31-2022 (4)	06/25/21	06/30/21	08/31/22	06747W302	US06747W3025	N/A	77.7356%	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321009584/dp153432_424b2-4017ubs.htm

1320	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jun-28-2024	06/25/21	06/30/21	06/28/24	06747W708	US06747W7083	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321009568/dp153429_424b2-4021ms.htm

1321	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jun-28-2024	06/25/21	06/30/21	06/28/24	06747W856	US06747W8560	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321009566/dp153431_424b2-4026ms.htm

1322	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Dec-30-2022	06/25/21	06/30/21	12/30/22	06748EUS0	US06748EUS08	97.2896%	87.9287%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003510/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1323	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jun-29-2023	06/25/21	06/30/21	06/29/23	06748ETT0	US06748ETT00	99.5900%	87.5023%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003499/form424b2.htm

1324	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Jun-28-2024	06/25/21	06/30/21	06/28/24	06747W781	US06747W7810	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321009529/dp153428_424b2-4034ubs.htm

1325	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Mar-28-2024	06/25/21	06/30/21	03/28/24	06748EUL5	US06748EUL54	98.6900%	84.3165%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003505/form424b2.htm

1326	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jun-28-2024	06/25/21	06/30/21	06/28/24	06747W831	US06747W8313	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321009563/dp153425_424b2-4027ms.htm

1327	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Mar-30-2023	06/25/21	06/30/21	03/30/23	06748EVK6	US06748EVK62	99.1904%	89.1725%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003506/form424b2.htm

1328	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Mar-30-2023	06/25/21	06/30/21	03/30/23	06748EUR2	US06748EUR25	98.8400%	90.5006%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003509/form424b2.htm

1329	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK) 0.000 Jun-30-2025	06/25/21	06/30/21	06/30/25	06748ETV5	US06748ETV55	104.8400%	85.4815%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003502/form424b2.htm

1330	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK) 0.000 Jun-30-2026	06/25/21	06/30/21	06/30/26	06748EUT8	US06748EUT80	104.8400%	77.4447%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003508/form424b2.htm

1331	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (AUTOCALLABLE NT) 0.000 Jun-28-2024	06/25/21	06/30/21	06/28/24	06748EWT6	US06748EWT62	104.8400%	91.8965%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003524/form424b2.htm

1332	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jun-28-2024	06/25/21	06/30/21	06/28/24	06748EXM0	US06748EXM01	97.8399%	88.4082%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003522/form424b2.htm

1333	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Jul-29-2022 (4)	06/25/21	06/30/21	07/29/22	06748EUY7	US06748EUY75	N/A	88.9662%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003503/form424b2.htm

1334	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (BUFF AUTOCALL CTGNT CPN) Mar-28-2024	06/25/21	06/30/21	03/28/24	06748EVR1	US06748EVR16	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003515/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1335	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Jun-30-2027	06/25/21	06/30/21	06/30/27	06748ETY9	US06748ETY94	104.8400%	84.9145%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003494/form424b2.htm

1336	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (BUFFERED AUTOCALLABLE) Jun-28-2024	06/25/21	06/30/21	06/28/24	06748EVS9	US06748EVS98	98.4896%	73.2117%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003514/form424.htm

1337	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Mar-31-2023	06/25/21	06/30/21	03/31/23	06748EV75	US06748EV758	98.3396%	83.7101%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003512/form424b2.htm

1338	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (BUFFERED SUPERTRACK) 0.000 Jun-30-2023	06/25/21	06/30/21	06/30/23	06748EY64	US06748EY646	104.8400%	78.5854%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003527/form424b2.htm

1339	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jun-28-2024	06/25/21	06/30/21	06/28/24	06748EV83	US06748EV832	98.8400%	76.7819%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003525/form424b2.htm

1340	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFFERED AUTOCALLABLE NT) Mar-28-2024	06/25/21	06/30/21	03/28/24	06748EVQ3	US06748EVQ33	98.5900%	75.6158%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003516/form424b2.htm

1341	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jun-28-2024	06/25/21	06/30/21	06/28/24	06748ETU7	US06748ETU72	99.8400%	83.7652%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003501/form424b2.htm

1342	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Dec-30-2022	06/25/21	06/30/21	12/30/22	06748EVX8	US06748EVX83	99.3400%	88.3640%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003519/form424b2.htm

1343	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Jun-30-2026	06/25/21	06/30/21	06/30/26	06748ETZ6	US06748ETZ69	104.8400%	86.3233%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003495/form424b2.htm

1344	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (BUFFERED SUPERTRACK NT) 0.000 Dec-30-2022	06/25/21	06/30/21	12/30/22	06748EVW0	US06748EVW01	104.8400%	51.4376%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003517/form424b2.htm

1345	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Dec-30-2022	06/25/21	06/30/21	12/30/22	06748EUA9	US06748EUA99	99.7400%	88.2428%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003504/form424b2.htm

1346	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Mar-28-2024	06/25/21	06/30/21	03/28/24	06748EUQ4	US06748EUQ42	99.4400%	85.3496%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003507/form424b2.htm

1347	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALLABLE CTGNT CPN) Dec-30-2022	06/25/21	06/30/21	12/30/22	06748EUN1	US06748EUN11	99.6900%	87.7321%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003513/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1348	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE NT) Jun-28-2024	06/25/21	06/30/21	06/28/24	06748EW33	US06748EW335	102.1063%	83.3375%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003520/form424b2.htm

1349	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALL CTGNT CPN NT) Jun-29-2023 (5)	06/25/21	06/30/21	06/29/23	06748EYF4	US06748EYF41	97.9650%	57.6873%	https://www.sec.gov/Archives/edgar/data/312070/000095010321009582/dp153552_424b2-4024barc.htm

1350	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Jun-30-2028	06/25/21	06/30/21	06/30/28	06748EUZ4	US06748EUZ41	104.8400%	81.7783%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003511/form424b2.htm

1351	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Dec-29-2023 (5)	06/25/21	06/30/21	12/29/23	06748EWR0	US06748EWR07	97.3400%	55.3223%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003523/form424b2.htm

1352	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED DIGITAL NT) 0.000 Jun-29-2023	06/25/21	06/30/21	06/29/23	06748EU50	US06748EU503	104.8400%	94.8619%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003496/form424b2.htm

1353	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED DIGITAL NT) 0.000 Jun-28-2024	06/25/21	06/30/21	06/28/24	06748EU68	US06748EU685	104.8400%	84.7816%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003497/form424b2.htm

1354	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED DIGITAL NT) 0.000 Jun-30-2025	06/25/21	06/30/21	06/30/25	06748EU76	US06748EU768	104.8400%	88.7915%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003500/form424b2.htm

1355	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jun-29-2023	06/28/21	07/01/21	06/29/23	06741WWU0	US06741WWU07	98.5900%	22.2560%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003554/form424b2.htm

1356	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRIGGER CALL CTGNT YIELD) Apr-3-2024	06/28/21	06/30/21	04/03/24	06747W682	US06747W6820	96.0800%	85.9186%	https://www.sec.gov/Archives/edgar/data/312070/000095010321009569/dp153481_424b2-4046ubs.htm

1357	GLOBAL MTN SER A EQUITY-LINKED (AIRBAG AUTOCALLABLE YIELD NT) 8.450 Jul-5-2022	06/28/21	06/30/21	07/05/22	06747W732	US06747W7323	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321009554/dp153505_424b2-4039ubs.htm

1358	GLOBAL MTN SER A EQUITY-LINKED (AIRBAG AUTOCALLABLE YIELD NT) 10.000 Jul-5-2022	06/28/21	06/30/21	07/05/22	06747W724	US06747W7240	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321009554/dp153505_424b2-4039ubs.htm

1359	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALLABLE CTGNT CPN) Jun-28-2024 (5)	06/28/21	06/30/21	06/28/24	06741WWV8	US06741WWV89	92.0069%	21.3108%	https://www.sec.gov/Archives/edgar/data/312070/000095010321009581/dp153535_424b2-4045barc.htm

1360	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jul-3-2024	06/28/21	06/30/21	07/03/24	06741WWC0	US06741WWC09	97.0775%	70.4269%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721003526/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1361	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Jan-3-2023	06/28/21	07/01/21	01/03/23	06748EWG4	US06748EWG42	104.8400%	97.5563%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003550/form424b2.htm

1362	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jan-3-2023	06/28/21	07/01/21	01/03/23	06748EYW7	US06748EYW73	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003560/form424b2.htm

1363	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jan-3-2023	06/28/21	07/01/21	01/03/23	06748EZ22	US06748EZ221	96.8408%	91.4612%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003561/form424b2.htm

1364	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (BARRIER SUPERTRACK NT) 0.000 Jul-2-2026	06/28/21	07/01/21	07/02/26	06748EZ63	US06748EZ635	104.8400%	76.2790%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003552/form424b2.htm

1365	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jun-28-2024	06/28/21	07/01/21	06/28/24	06748EZR7	US06748EZR79	99.7900%	93.9996%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003553/form424b2.htm

1366	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jul-3-2024	06/28/21	07/01/21	07/03/24	06748EY49	US06748EY497	98.4900%	87.4916%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003558/form424b2.htm

1367	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFFERED AUTOCALLABLE NT) Jul-3-2024	06/28/21	07/01/21	07/03/24	06748EYR8	US06748EYR88	101.5400%	87.0867%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003551/form424b2.htm

1368	5.75yNC1y Fixed Callable	06/28/21	06/30/21	03/30/27	06748EXN8	US06748EXN83	103.4400%	87.8508%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003528/form424b2.htm

1369	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (TRIGGER GEARS) 0.000 Jun-30-2031	06/28/21	06/30/21	06/30/31	06747W203	US06747W2035	104.8400%	81.9182%	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321009567/dp153526_424b2-4016ubs.htm

1370	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Aug-3-2022 (4)	06/29/21	07/02/21	08/03/22	06741WWM8	US06741WWM80	N/A	7.5999%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003575/form424b2.htm

1371	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Jul-5-2023	06/29/21	07/02/21	07/05/23	06748EXR9	US06748EXR97	104.8400%	82.7122%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003577/form424b2.htm

1372	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jul-3-2024	06/29/21	07/02/21	07/03/24	06748EYT4	US06748EYT45	99.0896%	83.4904%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003576/form424b2.htm

1373	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jul-5-2022	06/29/21	07/02/21	07/05/22	06748EZS5	US06748EZS52	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003578/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1374	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jul-5-2024	06/30/21	07/06/21	07/05/24	06748EYA5	US06748EYA53	97.8400%	88.4030%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003651/form424b2.htm

1375	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Dec-30-2022	06/30/21	07/06/21	12/30/22	06748EVG5	US06748EVG50	94.5404%	89.3638%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003631/form424b2.htm

1376	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Apr-4-2023	06/30/21	07/06/21	04/04/23	06748EUU5	US06748EUU53	96.5900%	90.9282%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003629/form424b2.htm

1377	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jul-5-2024	06/30/21	07/06/21	07/05/24	06748EY31	US06748EY315	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003653/form424b2.htm

1378	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jul-5-2024	06/30/21	07/06/21	07/05/24	06747W690	US06747W6903	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321009987/dp153927_424b2-4041ms.htm

1379	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (PLUS) 0.000 Oct-5-2022	06/30/21	07/06/21	10/05/22	06747T267	US06747T2675	104.8400%	92.5534%	https://www.sec.gov/Archives/edgar/data/312070/000095010321009953/dp153852_424b2-4000ms.htm

1380	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Dec-30-2022	06/30/21	07/06/21	12/30/22	06748EVF7	US06748EVF77	96.5396%	94.5397%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003647/form424b2.htm

1381	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jun-28-2024	06/30/21	07/06/21	06/28/24	06748EV91	US06748EV915	95.2400%	80.4020%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003636/form424b2.htm

1382	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jul-5-2024	06/30/21	07/06/21	07/05/24	06748EY23	US06748EY232	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003641/form424b2.htm

1383	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Jun-30-2026	06/30/21	07/06/21	06/30/26	06748EVC4	US06748EVC47	104.8400%	76.9242%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003633/form424b2.htm

1384	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (MARKET-LINKED NT) 0.000 Jul-6-2028	06/30/21	07/06/21	07/06/28	06747T259	US06747T2592	104.8400%	84.3772%	https://www.sec.gov/Archives/edgar/data/312070/000095010321009975/dp153923_424b2-4002ms.htm

1385	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jul-6-2023	06/30/21	07/06/21	07/06/23	06741WWJ5	US06741WWJ51	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003656/form424b2.htm

1386	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jul-3-2024	06/30/21	07/06/21	07/03/24	06748EZ48	US06748EZ486	96.0060%	74.8200%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003637/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1387	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Jun-30-2026	06/30/21	07/06/21	06/30/26	06748EVB6	US06748EVB63	104.8400%	87.8299%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003658/form424b2.htm

1388	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jun-28-2024	06/30/21	07/06/21	06/28/24	06748EVJ9	US06748EVJ99	96.8400%	86.0361%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003650/form424b2.htm

1389	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jul-5-2024	06/30/21	07/06/21	07/05/24	06748EUV3	US06748EUV37	98.2900%	87.8378%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003630/form424b2.htm

1390	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (MARKET LINKED SEC) 0.000 Jul-6-2027	06/30/21	07/06/21	07/06/27	06748ETC7	US06748ETC74	104.8400%	83.2512%	https://www.sec.gov/Archives/edgar/data/312070/000095010321009976/dp153902_424b2-3968wfps.htm

1391	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jul-5-2024	06/30/21	07/06/21	07/05/24	06748EZW6	US06748EZW64	98.0900%	77.1868%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003639/form424b2.htm

1392	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Jul-29-2022 (4)	06/30/21	07/06/21	07/29/22	06748EU27	US06748EU271	N/A	89.7296%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003621/form424b2.htm

1393	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Dec-30-2022	06/30/21	07/06/21	12/30/22	06748EU35	US06748EU354	99.5150%	89.5262%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003622/form424b2.htm

1394	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Jun-30-2023	06/30/21	07/06/21	06/30/23	06748EUB7	US06748EUB72	104.8400%	94.6585%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003624/form424b2.htm

1395	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Mar-31-2023	06/30/21	07/06/21	03/31/23	06748EVA8	US06748EVA80	95.8400%	85.0941%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003635/form424b2.htm

1396	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Mar-31-2023	06/30/21	07/06/21	03/31/23	06748EVH3	US06748EVH34	99.3400%	93.7993%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003634/form424b2.htm

1397	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Jul-6-2023	06/30/21	07/06/21	07/06/23	06741WWW6	US06741WWW62	89.6525%	80.4594%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003654/form424b2.htm

1398	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Jun-28-2024	06/30/21	07/06/21	06/28/24	06748EU43	US06748EU438	104.8400%	80.2714%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003628/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1399	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (MARKET LINKED SEC) 0.000 Oct-6-2022	06/30/21	07/06/21	10/06/22	06748ETB9	US06748ETB91	104.8400%	92.1815%	https://www.sec.gov/Archives/edgar/data/312070/000095010321009955/dp153853_424b2-3967wfps.htm

1400	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jul-6-2023	06/30/21	07/06/21	07/06/23	06748EYV9	US06748EYV90	97.3688%	84.7732%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003652/form424b2.htm

1401	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Sep-30-2022 (5)	06/30/21	07/06/21	09/30/22	06748EUC5	US06748EUC55	99.3400%	93.5127%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003626/form424b2.htm

1402	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALL CTGNT CPN NT) Dec-30-2022	06/30/21	07/06/21	12/30/22	06748EUP6	US06748EUP68	97.6900%	89.7055%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003644/form424b2.htm

1403	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (TRIGGER PLUS) 0.000 Jul-6-2027	06/30/21	07/06/21	07/06/27	06747T242	US06747T2428	104.8400%	83.6150%	https://www.sec.gov/Archives/edgar/data/312070/000095010321009962/dp153850_424b2-4001ms.htm

1404	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFER DUAL DIRECTIONAL) 0.000 Dec-29-2023	06/30/21	07/06/21	12/29/23	06748EUM3	US06748EUM38	104.8400%	88.5110%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003627/form424b2.htm

1405	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFER DUAL DIRECTIONAL) 0.000 Jan-5-2023	06/30/21	07/06/21	01/05/23	06748EYC1	US06748EYC10	104.8400%	91.2514%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003638/form424b2.htm

1406	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Jun-30-2026	06/30/21	07/06/21	06/30/26	06748EVE0	US06748EVE03	104.8400%	86.8681%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003632/form424b2.htm

1407	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED DUAL DIRECT NT) 0.000 Jul-5-2024	06/30/21	07/06/21	07/05/24	06748EYK3	US06748EYK36	104.8400%	83.0060%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003640/form424b2.htm

1408	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Oct-6-2022	07/01/21	07/07/21	10/06/22	06748W2M4	US06748W2M47	93.1198%	90.5782%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003693/form424b2.htm

1409	$7,700,000 Barclays Bank PLC Trigger Callable Yield Notes due July 7, 2023	07/01/21	07/07/21	07/07/23	06747W633	US06747W6333	100.0708%	91.6774%	https://www.sec.gov/Archives/edgar/data/312070/000095010321010083/dp153974_424b2-4058ubs.htm

1410	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Jul-7-2023	07/01/21	07/07/21	07/07/23	06748W3E1	US06748W3E12	95.5700%	32.1803%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003694/form424b2.htm

1411	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jul-8-2024	07/02/21	07/08/21	07/08/24	06747W757	US06747W7570	99.2450%	27.1688%	https://www.sec.gov/Archives/edgar/data/312070/000095010321010161/dp154014_424b2-4038ms.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1412	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jul-8-2024	07/02/21	07/08/21	07/08/24	06747W773	US06747W7737	101.8200%	27.8619%	https://www.sec.gov/Archives/edgar/data/312070/000095010321010162/dp154020_424b2-4036ms.htm

1413	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jul-8-2024	07/02/21	07/08/21	07/08/24	06747W716	US06747W7166	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321010165/dp154021_424b2-4037ms.htm

1414	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jul-8-2024	07/02/21	07/08/21	07/08/24	06747W674	US06747W6747	99.4450%	32.7375%	https://www.sec.gov/Archives/edgar/data/312070/000095010321010163/dp154042_424b2-4049ms.htm

1415	AUTOCAL BUD 23	07/02/21	07/08/21	07/07/23	06747W740	US06747W7406	100.4950%	80.3883%	https://www.sec.gov/Archives/edgar/data/312070/000095010321010164/dp154025_424b2-4040ms.htm

1416	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jul-7-2023	07/02/21	07/08/21	07/07/23	06748EZV8	US06748EZV81	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003699/form424b2.htm

1417	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Jul-7-2023	07/02/21	07/08/21	07/07/23	06741WWX4	US06741WWX46	100.7950%	77.3852%	https://www.sec.gov/Archives/edgar/data/312070/000095010321010155/dp154011_424b2-4050barc.htm

1418	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jul-8-2024	07/02/21	07/08/21	07/08/24	06747W765	US06747W7653	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321010160/dp154013_424b2-4035ms.htm

1419	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jul-10-2024	07/06/21	07/09/21	07/10/24	06748W3M3	US06748W3M38	97.5700%	83.8458%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003709/form424b2.htm

1420	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jul-11-2024 (5)	07/06/21	07/09/21	07/11/24	06748W3J0	US06748W3J09	98.6704%	85.8501%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003710/form424b2.htm

1421	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRIGGER CALL CTGNT YIELD) Jan-11-2024	07/07/21	07/12/21	01/11/24	06747W617	US06747W6176	96.3200%	85.4784%	https://www.sec.gov/Archives/edgar/data/312070/000095010321010258/dp154107_424b2-4062ubs.htm

1422	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INCOME CALLABLE) Jan-11-2024	07/07/21	07/12/21	01/11/24	06748W3T8	US06748W3T80	98.2450%	83.8443%	https://www.sec.gov/Archives/edgar/data/312070/000095010321010285/dp154106_424b2-4061ms.htm

1423	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jul-11-2024	07/07/21	07/12/21	07/11/24	06741W2A7	US06741W2A79	80.5700%	70.7684%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003724/form424b2.htm

1424	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALLABLE CTGNT CPN) Jul-11-2024	07/07/21	07/12/21	07/11/24	06748W3P6	US06748W3P68	98.5700%	83.9968%	https://www.sec.gov/Archives/edgar/data/312070/000095010321010265/dp154111_424b2-4060barc.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1425	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jul-11-2024	07/07/21	07/12/21	07/11/24	06748W3U5	US06748W3U53	94.3450%	62.4170%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003717/form424b2.htm

1426	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (TRIGGER GEARS) 0.000 Jul-8-2026	07/07/21	07/12/21	07/08/26	06747W625	US06747W6259	104.3200%	89.3734%	https://www.sec.gov/Archives/edgar/data/312070/000095010321010259/dp154105_424b2-4059ubs.htm

1427	GLOBAL MTN SER A EQUITY-LINKED (AIRBAG AUTOCALLABLE YIELD NT) 7.250 Jul-13-2022	07/08/21	07/13/21	07/13/22	06747W666	US06747W6663	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321010331/dp154184_424b2-4053ubs.htm

1428	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGR AUTOCALL CTGT YIELD) Jul-11-2024	07/08/21	07/13/21	07/11/24	06747W583	US06747W5830	98.0200%	74.9864%	https://www.sec.gov/Archives/edgar/data/312070/000095010321010330/dp154185_424b2-4064ubs.htm

1429	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Jul-11-2024	07/08/21	07/13/21	07/11/24	06748W2B8	US06748W2B81	94.3075%	63.7247%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003739/form424b2.htm

1430	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGGR CALL CTGNT YIELD) Jul-12-2024	07/09/21	07/14/21	07/12/24	06747W559	US06747W5590	96.1200%	87.9376%	https://www.sec.gov/Archives/edgar/data/312070/000095010321010365/dp154239_424b2-4065ubs.htm

1431	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jul-12-2024	07/09/21	07/14/21	07/12/24	06747W658	US06747W6580	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321010386/dp154235_424b2-4056ms.htm

1432	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jul-12-2024	07/09/21	07/14/21	07/12/24	06747W641	US06747W6416	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321010384/dp154236_424b2-4057ms.htm

1433	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Jul-12-2024	07/09/21	07/14/21	07/12/24	06748W3S0	US06748W3S08	97.6536%	32.2112%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003762/form424b2.htm

1434	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRIGGER CALL CTGNT YIELD) Jul-12-2024	07/09/21	07/14/21	07/12/24	06747W575	US06747W5756	95.9700%	83.6374%	https://www.sec.gov/Archives/edgar/data/312070/000095010321010369/dp154241_424b2-4067ubs.htm

1435	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGGR CALL CTGNT YIELD) Jan-12-2024	07/09/21	07/14/21	01/12/24	06747W591	US06747W5913	95.8200%	86.2294%	https://www.sec.gov/Archives/edgar/data/312070/000095010321010368/dp154240_424b2-4063ubs.htm

1436	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jul-12-2024	07/09/21	07/14/21	07/12/24	06748W3Q4	US06748W3Q42	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003768/form424b2.htm

1437	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jul-12-2024	07/09/21	07/14/21	07/12/24	06748W3R2	US06748W3R25	95.9200%	81.4089%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003761/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1438	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jul-12-2024	07/09/21	07/14/21	07/12/24	06748W4A8	US06748W4A80	96.3200%	85.3739%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003763/form424b2.htm

1439	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jul-12-2024	07/09/21	07/14/21	07/12/24	06748W3W1	US06748W3W10	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003769/form424b2.htm

1440	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Oct-13-2022	07/09/21	07/14/21	10/13/22	06748W3X9	US06748W3X92	93.2704%	88.5832%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003764/form424b2.htm

1441	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jul-14-2022	07/09/21	07/14/21	07/14/22	06741W2F6	US06741W2F66	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003767/form424b2.htm

1442	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jan-12-2024	07/09/21	07/14/21	01/12/24	06748W4G5	US06748W4G50	96.3196%	82.6729%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003765/form424b2.htm

1443	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Jul-12-2024	07/09/21	07/14/21	07/12/24	06748W3N1	US06748W3N11	95.5699%	90.6795%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003759/form424b2.htm

1444	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jul-14-2022	07/09/21	07/14/21	07/14/22	06741W2E9	US06741W2E91	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003766/form424b2.htm

1445	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Aug-17-2022	07/12/21	07/15/21	08/17/22	06741W2C3	US06741W2C36	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003773/form424b2.htm

1446	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jul-17-2023	07/12/21	07/15/21	07/17/23	06748W4L4	US06748W4L46	96.3200%	86.0095%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003778/form424b2.htm

1447	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jul-15-2022	07/12/21	07/15/21	07/15/22	06741W2G4	US06741W2G40	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003777/form424b2.htm

1448	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jul-17-2024	07/12/21	07/15/21	07/17/24	06748W3Z4	US06748W3Z41	99.3208%	89.3442%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003774/form424b2.htm

1449	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALL CTGNT CPN NT) Jul-18-2022	07/13/21	07/16/21	07/18/22	06741W2H2	US06741W2H23	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003792/form424b2.htm

1450	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Apr-18-2023	07/13/21	07/16/21	04/18/23	06748W4C4	US06748W4C47	92.9704%	81.0452%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003788/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1451	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jul-18-2023	07/13/21	07/16/21	07/18/23	06748W4K6	US06748W4K62	97.5700%	89.5575%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003790/form424b2.htm

1452	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jan-16-2024	07/14/21	07/16/21	01/16/24	06741W2B5	US06741W2B52	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003794/form424b2.htm

1453	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGGR CALL CTGNT YIELD) Jul-18-2024	07/14/21	07/19/21	07/18/24	06747W468	US06747W4684	95.8200%	87.4436%	https://www.sec.gov/Archives/edgar/data/312070/000095010321010565/dp154439_424b2-4077ubs.htm

1454	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jul-18-2024	07/14/21	07/19/21	07/18/24	06748W4H3	US06748W4H34	97.2700%	80.1260%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003807/form424b2.htm

1455	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jul-18-2024	07/14/21	07/19/21	07/18/24	06748W4X8	US06748W4X83	98.6704%	89.1395%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003808/form424b2.htm

1456	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Jul-22-2024	07/15/21	07/20/21	07/22/24	06741W2M1	US06741W2M18	98.3200%	90.4109%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003831/form424b2.htm

1457	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Jul-20-2022	07/15/21	07/20/21	07/20/22	06747W476	US06747W4767	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321011311/dp155251_424b2-4074ubs.htm

1458	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jul-18-2024	07/15/21	07/20/21	07/18/24	06748W4N0	US06748W4N02	96.8200%	88.5594%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003827/form424b2.htm

1459	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jul-18-2024	07/15/21	07/20/21	07/18/24	06748W4J9	US06748W4J99	96.8950%	74.7583%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003829/form424b2.htm

1460	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jul-19-2023	07/15/21	07/20/21	07/19/23	06748W3Y7	US06748W3Y75	98.8200%	88.4994%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003824/form424b2.htm

1461	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jul-18-2024	07/15/21	07/20/21	07/18/24	06748W4T7	US06748W4T71	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003822/form424b2.htm

1462	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jul-18-2024	07/15/21	07/20/21	07/18/24	06748W5H2	US06748W5H25	94.8199%	81.6719%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003823/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1463	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (STRATEGIC ACCEL REDEMP) 0.000 Jul-31-2026 (5)	07/15/21	07/22/21	07/31/26	06747T135	US06747T1354	104.3200%	85.6309%	https://www.sec.gov/Archives/edgar/data/312070/000095010321010625/dp154488_424b2-4013baml.htm

1464	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (STRATEGIC ACCEL REDEMP) 0.000 Jul-25-2024 (5)	07/15/21	07/22/21	07/25/24	06747T127	US06747T1271	104.3200%	93.0321%	https://www.sec.gov/Archives/edgar/data/312070/000095010321010752/dp154684_424b2-4011baml.htm

1465	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jul-19-2024	07/16/21	07/21/21	07/19/24	06747W542	US06747W5426	94.9450%	65.8152%	https://www.sec.gov/Archives/edgar/data/312070/000095010321010725/dp154637_424b2-4070ms.htm

1466	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jul-19-2024	07/16/21	07/21/21	07/19/24	06747W567	US06747W5673	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321010722/dp154579_424b2-4068ms.htm

1467	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Jul-19-2024	07/16/21	07/21/21	07/19/24	06747W435	US06747W4353	96.2700%	89.1606%	https://www.sec.gov/Archives/edgar/data/312070/000095010321010715/dp154595_424b2-4080ubs.htm

1468	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jul-19-2024	07/16/21	07/21/21	07/19/24	06747W534	US06747W5343	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321010721/dp154624_424b2-4069ms.htm

1469	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Jul-19-2024	07/16/21	07/21/21	07/19/24	06747W443	US06747W4437	98.2700%	85.4864%	https://www.sec.gov/Archives/edgar/data/312070/000095010321010719/dp154593_424b2-4079ubs.htm

1470	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jul-19-2024	07/16/21	07/21/21	07/19/24	06747W526	US06747W5269	101.9450%	27.4459%	https://www.sec.gov/Archives/edgar/data/312070/000095010321010753/dp154586_424b2-4066ms.htm

1471	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALLABLE CTGNT CPN) Jul-19-2024	07/16/21	07/21/21	07/19/24	06748W4R1	US06748W4R16	98.5200%	45.2476%	https://www.sec.gov/Archives/edgar/data/312070/000095010321010749/dp154647_424b2-4072barc.htm

1472	AUTOCAL MAR 24	07/16/21	07/21/21	07/19/24	06747W393	US06747W3934	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321010716/dp154614_424b2-4082ubs.htm

1473	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC AUTO-CALLABLE) Jul-20-2023	07/16/21	07/21/21	07/20/23	06748W5F6	US06748W5F68	96.5700%	88.6300%	https://www.sec.gov/Archives/edgar/data/312070/000095010321010718/dp154623_424b2-4078ms.htm

1474	AUTOCAL GLW 24	07/16/21	07/21/21	07/19/24	06747W419	US06747W4197	96.3200%	87.5773%	https://www.sec.gov/Archives/edgar/data/312070/000095010321010716/dp154614_424b2-4082ubs.htm

1475	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Jul-19-2024	07/16/21	07/21/21	07/19/24	06747W427	US06747W4270	97.3200%	89.0946%	https://www.sec.gov/Archives/edgar/data/312070/000095010321010716/dp154614_424b2-4082ubs.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1476	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALL CTGNT CPN NT) Jul-19-2024	07/16/21	07/21/21	07/19/24	06748W4Q3	US06748W4Q33	99.0950%	44.9889%	https://www.sec.gov/Archives/edgar/data/312070/000095010321010743/dp154668_424b2-4071barc.htm

1477	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Jul-19-2024	07/16/21	07/21/21	07/19/24	06748W3V3	US06748W3V37	95.9870%	34.4099%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003842/form424b2.htm

1478	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jul-19-2024	07/16/21	07/21/21	07/19/24	06748W4U4	US06748W4U45	95.3200%	81.7508%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003848/form424b2.htm

1479	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Jul-21-2026	07/16/21	07/21/21	07/21/26	06748W4P5	US06748W4P59	104.3200%	86.3571%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003844/form424b2.htm

1480	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jul-20-2023	07/16/21	07/21/21	07/20/23	06748W4M2	US06748W4M29	97.6530%	87.1887%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003843/form424b2.htm

1481	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 10.550 Jul-19-2024	07/16/21	07/21/21	07/19/24	06741W2L3	US06741W2L35	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003849/form424b2.htm

1482	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jan-22-2024	07/16/21	07/21/21	01/22/24	06748W5J8	US06748W5J80	92.0700%	71.5006%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003845/form424b2.htm

1483	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jul-20-2023	07/16/21	07/23/21	07/20/23	06748W5Q2	US06748W5Q24	94.9700%	90.2982%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003846/form424b2.htm

1484	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (STRATEGIC ACCEL REDEMP) 0.000 Jul-25-2024 (5)	07/16/21	07/22/21	07/25/24	06747T143	US06747T1438	104.3200%	71.1801%	https://www.sec.gov/Archives/edgar/data/312070/000095010321010759/dp154689_424b2-4009baml.htm

1485	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALLABLE CTGNT INT) Jul-21-2022	07/19/21	07/22/21	07/21/22	06748W5Y5	US06748W5Y57	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321010850/dp154701_424b2-4088jpm.htm

1486	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (MARKET LINKED SEC) 0.000 Jan-22-2024	07/19/21	07/22/21	01/22/24	06748EZX4	US06748EZX48	104.3200%	88.8624%	https://www.sec.gov/Archives/edgar/data/312070/000095010321010845/dp154722_424b2-4047wfps.htm

1487	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK) 0.000 Aug-17-2022 (4)	07/20/21	07/23/21	08/17/22	06748W6E8	US06748W6E84	N/A	93.1254%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003877/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1488	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGGR CALL CTGNT YIELD) Jan-24-2025	07/20/21	07/23/21	01/24/25	06747W344	US06747W3447	96.0700%	82.2852%	https://www.sec.gov/Archives/edgar/data/312070/000095010321010917/dp154761_424b2-4090ubs.htm

1489	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jul-25-2024	07/20/21	07/23/21	07/25/24	06747W450	US06747W4502	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321010905/dp154777_424b2-4076ms.htm

1490	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jul-25-2024	07/20/21	07/23/21	07/25/24	06748W5M1	US06748W5M10	93.8200%	77.1161%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003875/form424b2.htm

1491	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jul-25-2024	07/20/21	07/23/21	07/25/24	06748W2N2	US06748W2N20	100.9450%	24.7293%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003876/form424b2.htm

1492	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (CAPPED IN-GEARS) 0.000 May-5-2026	07/20/21	07/23/21	05/05/26	06747W351	US06747W3512	104.3200%	86.9458%	https://www.sec.gov/Archives/edgar/data/312070/000095010321010926/dp154754_424b2-4092ubs.htm

1493	12yNC1y Step-Up Callable	07/20/21	07/22/21	07/22/33	06748W3K7	US06748W3K71	102.3200%	81.4404%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003867/form424b2.htm

1494	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jul-25-2024	07/21/21	07/26/21	07/25/24	06748W6L2	US06748W6L28	96.3200%	86.8256%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003897/form424b2.htm

1495	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC CALLABLE SEC) Jul-26-2023	07/21/21	07/26/21	07/26/23	06748W5T6	US06748W5T62	96.8200%	88.7166%	https://www.sec.gov/Archives/edgar/data/312070/000095010321011054/dp154849_424b2-4085ms.htm

1496	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jul-25-2024	07/21/21	07/26/21	07/25/24	06748W4W0	US06748W4W01	97.8700%	87.7370%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003898/form424b2.htm

1497	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jan-26-2023	07/21/21	07/26/21	01/26/23	06748W6C2	US06748W6C29	96.4700%	93.4627%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003903/form424b2.htm

1498	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALLABLE CTGNT CPN) Jul-25-2024	07/21/21	07/26/21	07/25/24	06748W5L3	US06748W5L37	88.3200%	57.6750%	https://www.sec.gov/Archives/edgar/data/312070/000095010321010998/dp154882_424b2-4081barc.htm

1499	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jul-25-2024	07/21/21	07/26/21	07/25/24	06748W5D1	US06748W5D11	99.0700%	85.4185%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003896/form424b2.htm

1500	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INCOME CALLABLE) Jan-25-2024	07/21/21	07/26/21	01/25/24	06748W6B4	US06748W6B46	91.5700%	87.9135%	https://www.sec.gov/Archives/edgar/data/312070/000095010321011057/dp154850_424b2-4091ms.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1501	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC CALLABLE SEC) Jan-25-2024	07/22/21	07/27/21	01/25/24	06748W6A6	US06748W6A62	94.8900%	85.4824%	https://www.sec.gov/Archives/edgar/data/312070/000095010321011151/dp155011_424b2-4089ms.htm

1502	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (AUTOCALLABLE NT) 0.000 Jul-25-2024	07/22/21	07/27/21	07/25/24	06748W4V2	US06748W4V28	104.3200%	84.7317%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003915/form424b2.htm

1503	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Jul-27-2023	07/22/21	07/27/21	07/27/23	06747W385	US06747W3850	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321011114/dp154992_424b2-4084ubs.htm

1504	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Jul-25-2024	07/22/21	07/27/21	07/25/24	06748W5P4	US06748W5P41	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003913/form424b2.htm

1505	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jan-25-2023	07/22/21	07/27/21	01/25/23	06748W6J7	US06748W6J71	97.7200%	96.6315%	https://www.sec.gov/Archives/edgar/data/312070/000095010321011112/dp154991_424b2-4093barc.htm

1506	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jul-25-2024	07/22/21	07/27/21	07/25/24	06748W5Z2	US06748W5Z23	98.7741%	83.0627%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003911/form424b2.htm

1507	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jul-24-2023	07/22/21	07/27/21	07/24/23	06748W5B5	US06748W5B54	97.3204%	89.2639%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003910/form424b2.htm

1508	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Jul-25-2024	07/22/21	07/27/21	07/25/24	06748W5W9	US06748W5W91	97.3618%	77.4370%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003914/form424b2.htm

1509	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jul-26-2023	07/22/21	07/28/21	07/26/23	06748W6G3	US06748W6G33	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003916/form424b2.htm

1510	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jul-26-2023	07/22/21	07/28/21	07/26/23	06748W6F5	US06748W6F59	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003912/form424b2.htm

1511	AUTOCAL PYPL 24 (5)	07/23/21	07/28/21	07/26/24	06747W484	US06747W4841	102.0450%	26.1871%	https://www.sec.gov/Archives/edgar/data/312070/000095010321011223/dp155096_424b2-4075ms.htm

1512	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGR AUTOCAL CTGT YIELD) Jul-26-2024 (5)	07/23/21	07/28/21	07/26/24	06747W310	US06747W3108	99.6325%	87.1136%	https://www.sec.gov/Archives/edgar/data/312070/000095010321011221/dp155103_424b2-4098ubs.htm

1513	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jul-28-2022	07/23/21	07/28/21	07/28/22	06741W2N9	US06741W2N90	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003936/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1514	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGR AUTOCALL CTGT YIELD) Jul-26-2024 (5)	07/23/21	07/28/21	07/26/24	06747W294	US06747W2944	98.1325%	88.4735%	https://www.sec.gov/Archives/edgar/data/312070/000095010321011222/dp155104_424b2-4099ubs.htm

1515	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC AUTO-CALLABLE) Jul-26-2024 (5)	07/23/21	07/28/21	07/26/24	06748W6K4	US06748W6K45	98.3200%	85.5025%	https://www.sec.gov/Archives/edgar/data/312070/000095010321011235/dp155094_424b2-4094ms.htm

1516	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jul-27-2023	07/23/21	07/28/21	07/27/23	06748W5S8	US06748W5S89	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003929/form424b2.htm

1517	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (LEVERAGED BARRIER NT) 0.000 Jul-30-2026	07/23/21	07/28/21	07/30/26	06748W2Y8	US06748W2Y84	104.3200%	84.9386%	https://www.sec.gov/Archives/edgar/data/312070/000095010321011209/dp155110_424b2-4054barc.htm

1518	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (LEVERAGED BARRIER NT) 0.000 Jul-29-2027	07/23/21	07/28/21	07/29/27	06748W2Z5	US06748W2Z59	104.3200%	81.5168%	https://www.sec.gov/Archives/edgar/data/312070/000095010321011210/dp155111_424b2-4055barc.htm

1519	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Jul-25-2024	07/23/21	07/28/21	07/25/24	06741W2U3	US06741W2U34	98.3200%	89.6661%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003938/form424b2.htm

1520	GLOBAL MTN SER A INDEX-LINKED (BUFFERED AUTOCALLABLE NT) 3.650 Jul-28-2025 (5)	07/23/21	07/28/21	07/28/25	06748W6X6	US06748W6X65	102.4950%	92.7670%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003932/form424b2.htm

1521	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALLABLE CTGNT CPN) Jul-26-2024 (5)	07/23/21	07/28/21	07/26/24	06748W6R9	US06748W6R97	101.6325%	38.2840%	https://www.sec.gov/Archives/edgar/data/312070/000095010321011224/dp155112_424b2-4095barc.htm

1522	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jul-26-2024	07/23/21	07/28/21	07/26/24	06748W5K5	US06748W5K53	98.6950%	84.5179%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003943/form424b2.htm

1523	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (BUFFERED SUPERTRACK NT) 0.000 Jun-3-2024	07/23/21	07/28/21	06/03/24	06748W6Y4	US06748W6Y49	104.3200%	85.7246%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003937/form424b2.htm

1524	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jan-28-2025	07/23/21	07/28/21	01/28/25	06748W5E9	US06748W5E93	99.0700%	86.3020%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003941/form424b2.htm

1525	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jan-26-2023	07/23/21	07/28/21	01/26/23	06748W5G4	US06748W5G42	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721003935/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1526	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jul-26-2024	07/23/21	07/28/21	07/26/24	06748W5U3	US06748W5U36	97.9034%	85.5801%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003930/form424b2.htm

1527	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jul-26-2024 (5)	07/23/21	07/28/21	07/26/24	06748W6U2	US06748W6U27	87.0700%	85.2577%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003931/form424b2.htm

1528	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 13.650 Jul-28-2022	07/23/21	07/28/21	07/28/22	06741W2T6	US06741W2T60	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721004312/form424b2.htm

1529	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Jul-27-2028	07/23/21	07/28/21	07/27/28	06748W3B7	US06748W3B72	104.3200%	80.8747%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003939/form424b2.htm

1530	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Jan-28-2027	07/23/21	07/28/21	01/28/27	06748W3C5	US06748W3C55	104.3200%	85.5038%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003942/form424b2.htm

1531	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (BUFF AUTOCALL CTGT CPN) Apr-30-2024	07/27/21	07/30/21	04/30/24	06748W2A0	US06748W2A09	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721004004/form424b2.htm

1532	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jul-31-2024 (5)	07/27/21	07/30/21	07/31/24	06748W3H4	US06748W3H43	100.5700%	84.5013%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004000/form424b2.htm

1533	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFFERED AUTOCALLABLE) Jul-31-2023 (5)	07/27/21	07/30/21	07/31/23	06748W5V1	US06748W5V19	100.5700%	82.9753%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003995/form424b2.htm

1534	$4,181,700 Barclays Bank PLC Capped Buffer GEARS Jul-31-2024	07/27/21	07/30/21	07/31/23	06747W377	US06747W3777	104.3200%	92.5678%	https://www.sec.gov/Archives/edgar/data/312070/000095010321011421/dp155345_424b2-4086ubs.htm

1535	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jul-31-2024	07/27/21	07/30/21	07/31/24	06748EZ89	US06748EZ890	99.1409%	83.9579%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003999/form424b2.htm

1536	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK) 0.000 Jul-30-2026	07/27/21	07/30/21	07/30/26	06748EZ71	US06748EZ718	104.3200%	78.7378%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004099/form424b2.htm

1537	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Aug-1-2024	07/27/21	07/30/21	08/01/24	06747W286	US06747W2860	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321011424/dp155341_424b2-4100ms.htm

1538	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jul-31-2024 (5)	07/27/21	07/30/21	07/31/24	06748W2P7	US06748W2P77	95.3200%	42.5097%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004008/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1539	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Jul-30-2026	07/27/21	07/30/21	07/30/26	06748W5C3	US06748W5C38	104.3200%	83.7114%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003994/form424b2.htm

1540	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Apr-28-2023	07/27/21	07/30/21	04/28/23	06748EZN6	US06748EZN65	99.7363%	89.8203%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004013/form424b2.htm

1541	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK) 0.000 Jul-31-2025	07/27/21	07/30/21	07/31/25	06748W2C6	US06748W2C64	104.3200%	76.6962%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004005/form424b2.htm

1542	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Apr-28-2023	07/27/21	07/30/21	04/28/23	06748EZ97	US06748EZ973	98.2700%	87.3237%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004001/form424b2.htm

1543	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Aug-1-2024	07/27/21	07/30/21	08/01/24	06748W6M0	US06748W6M01	100.4575%	90.2806%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003996/form424b2.htm

1544	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Jul-30-2026	07/27/21	07/30/21	07/30/26	06748W6P3	US06748W6P32	104.3200%	77.7155%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003998/form424b2.htm

1545	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Aug-1-2024 (5)	07/27/21	07/30/21	08/01/24	06748W7F4	US06748W7F41	90.3329%	63.3340%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004002/form424b2.htm

1546	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (BUFFERED SUPERTRACK NT) 0.000 Jul-31-2023	07/27/21	07/30/21	07/31/23	06748EZU0	US06748EZU09	104.3200%	52.4998%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004014/form424b2.htm

1547	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Jan-31-2023	07/27/21	07/30/21	01/31/23	06748W2L6	US06748W2L63	104.3200%	89.5879%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004006/form424b2.htm

1548	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Apr-30-2024	07/27/21	07/30/21	04/30/24	06748W3F8	US06748W3F86	98.5909%	92.7439%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003993/form424b2.htm

1549	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALL CTGNT CPN NT) Jan-31-2023 (5)	07/27/21	07/30/21	01/31/23	06748W2G7	US06748W2G78	100.0075%	82.3108%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004007/form424b2.htm

1550	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFFERED AUTOCALLABLE NT) Apr-30-2024 (5)	07/27/21	07/30/21	04/30/24	06748EZT3	US06748EZT36	97.9037%	77.0881%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004003/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1551	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jul-31-2024 (5)	07/27/21	07/30/21	07/31/24	06748EZ55	US06748EZ551	99.2787%	79.8601%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003997/form424b2.htm

1552	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Apr-28-2023	07/27/21	07/30/21	04/28/23	06748EZM8	US06748EZM82	99.3238%	89.1314%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004010/form424b2.htm

1553	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Apr-28-2023	07/27/21	07/30/21	04/28/23	06748W2X0	US06748W2X02	99.7363%	88.1419%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003991/form424b2.htm

1554	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALLABLE CTGNT CPN) Jan-31-2023 (5)	07/27/21	07/30/21	01/31/23	06748W2R3	US06748W2R34	100.3825%	89.2506%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003990/form424b2.htm

1555	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALL CTGNT CPN NT) Apr-28-2023 (5)	07/27/21	07/30/21	04/28/23	06748W2W2	US06748W2W29	99.2787%	88.0124%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003992/form424b2.htm

1556	GLOBAL MTN SER A INDEX-LINKED (AIRBAG AUTOCALLABLE YIELD NT) 5.000 Jan-31-2023 (5)	07/28/21	08/02/21	01/31/23	06748WAT0	US06748WAT09	100.5700%	96.0741%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004077/form424b2.htm

1557	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED DIGITAL NT) 0.000 Jul-31-2024	07/27/21	07/30/21	07/31/24	06748EZZ9	US06748EZZ95	104.3200%	86.8093%	https://www.sec.gov/Archives/edgar/data/312070/000095010321011432/dp155431_424b2-4048barc.htm

1558	5.5yNC1y Fixed Callable	07/27/21	07/29/21	01/29/27	06748W4D2	US06748W4D20	103.6700%	88.4434%	https://www.sec.gov/Archives/edgar/data/312070/000148105721003977/form424b2.htm

1559	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALL CTGNT CPN NT) Aug-1-2023 (5)	07/27/21	07/30/21	08/01/23	06748W5R0	US06748W5R07	98.0700%	77.9530%	https://www.sec.gov/Archives/edgar/data/312070/000095010321011420/dp155360_424b2-4083barc.htm

1560	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Jul-31-2028	07/27/21	07/30/21	07/31/28	06748W3D3	US06748W3D39	104.3200%	80.6096%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004015/form424b2.htm

1561	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED DIGITAL NT) 0.000 Jul-31-2023	07/27/21	07/30/21	07/31/23	06748EZH9	US06748EZH97	104.3200%	92.9251%	https://www.sec.gov/Archives/edgar/data/312070/000095010321011422/dp155366_424b2-4042barc.htm

1562	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED DIGITAL NT) 0.000 Jul-31-2025	07/27/21	07/30/21	07/31/25	06748EZK2	US06748EZK27	104.3200%	88.2295%	https://www.sec.gov/Archives/edgar/data/312070/000095010321011419/dp155359_424b2-4043barc.htm

1563	GLOBAL MTN SER A INDEX-LINKED (BUFFERED NT) 2.400 Jul-31-2024	07/27/21	07/30/21	07/31/24	06748EZL0	US06748EZL00	102.5200%	86.4814%	https://www.sec.gov/Archives/edgar/data/312070/000095010321011423/dp155421_424b2-4044barc.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1564	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jul-30-2024	07/28/21	07/30/21	07/30/24	06748W5X7	US06748W5X74	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004011/form424b2.htm

1565	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jul-31-2024	07/28/21	07/30/21	07/31/24	06748W6Q1	US06748W6Q15	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004009/form424b2.htm

1566	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Aug-1-2023	07/28/21	07/30/21	08/01/23	06747W278	US06747W2787	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321011430/dp155422_424b2-4101ubs.htm

1567	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jan-31-2024	07/28/21	07/30/21	01/31/24	06741W2P4	US06741W2P49	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004018/form424b2.htm

1568	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jul-31-2024 (5)	07/28/21	07/30/21	07/31/24	06741W2K5	US06741W2K51	88.1950%	53.6163%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004036/form424b2.htm

1569	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Aug-2-2022	07/28/21	08/02/21	08/02/22	06741W2X7	US06741W2X72	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321011624/dp155475_424b2-4107ms.htm

1570	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Aug-2-2023 (5)	07/28/21	08/02/21	08/02/23	06748W6Z1	US06748W6Z14	102.0577%	7.9534%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004075/form424b2.htm

1571	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (TRIGGER JUMP SEC) 0.000 Nov-2-2022	07/28/21	08/02/21	11/02/22	06747W328	US06747W3280	104.3200%	95.5793%	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321011592/dp155482_424b2-4097ms.htm

1572	Barclays Bank PLC Capped GEARS due September 30, 2022	07/28/21	07/30/21	09/30/22	06747W369	US06747W3694	104.3200%	94.9207%	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321011447/dp155445_424b2-4087ubs.htm

1573	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFFERED AUTOCALLABLE NT) Aug-1-2024 (5)	07/29/21	08/03/21	08/01/24	06748WB51	US06748WB513	98.1530%	85.7808%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004106/form424b2.htm

1574	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jul-31-2024	07/29/21	08/03/21	07/31/24	06748W6S7	US06748W6S70	99.8200%	89.0763%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004105/form424b2.htm

1575	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Feb-2-2023	07/29/21	08/04/21	02/02/23	06748W6N8	US06748W6N83	104.3200%	88.9015%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004109/form424b2.htm

1576	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Aug-2-2024 (5)	07/30/21	08/04/21	08/02/24	06747W336	US06747W3363	100.5075%	55.2661%	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321011765/dp155677_424b2-4096ms.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1577	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Aug-3-2023	07/30/21	08/04/21	08/03/23	06748WAU7	US06748WAU71	99.7367%	94.5130%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004170/form424b2.htm

1578	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Aug-2-2024	07/30/21	08/04/21	08/02/24	06748WAQ6	US06748WAQ69	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004163/form424b2.htm

1579	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jul-31-2024	07/30/21	08/04/21	07/31/24	06748EZB2	US06748EZB28	99.5200%	88.9080%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004144/form424b2.htm

1580	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) May-3-2023	07/30/21	08/04/21	05/03/23	06748EZD8	US06748EZD83	97.9037%	91.2416%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004141/form424b2.htm

1581	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Aug-2-2024	07/30/21	08/04/21	08/02/24	06748W6W8	US06748W6W82	97.9037%	88.3657%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004169/form424b2.htm

1582	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jul-31-2024	07/30/21	08/04/21	07/31/24	06748EZE6	US06748EZE66	98.4325%	87.1474%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004147/form424b2.htm

1583	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jan-31-2023	07/30/21	08/04/21	01/31/23	06748EZJ5	US06748EZJ53	96.0700%	90.3633%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004149/form424b2.htm

1584	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Aug-2-2024	07/30/21	08/04/21	08/02/24	06748W7E7	US06748W7E75	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004134/form424b2.htm

1585	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALLABLE CTGNT CPN) Jan-31-2023 (5)	07/30/21	08/04/21	01/31/23	06748W2V4	US06748W2V46	99.4450%	92.2004%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004157/form424b2.htm

1586	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Aug-31-2022	07/30/21	08/04/21	08/31/22	06741W2J8	US06741W2J88	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004132/form424b2.htm

1587	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jan-31-2023	07/30/21	08/04/21	01/31/23	06748EZG1	US06748EZG15	97.9037%	94.6133%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004148/form424b2.htm

1588	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Aug-31-2022 (4)	07/30/21	08/04/21	08/31/22	06741W2S8	US06741W2S87	N/A	70.6781%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004167/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1589	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jan-31-2023 (5)	07/30/21	08/04/21	01/31/23	06748W2J1	US06748W2J18	100.0075%	90.3490%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004152/form424b2.htm

1590	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK) 0.000 Aug-4-2026	07/30/21	08/04/21	08/04/26	06748EZC0	US06748EZC01	104.3200%	76.5397%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004137/form424b2.htm

1591	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Aug-3-2023 (5)	07/30/21	08/04/21	08/03/23	06741W2Z2	US06741W2Z21	104.3200%	14.6380%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004159/form424b2.htm

1592	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (MARKET LINKED SEC) 0.000 Aug-4-2027	07/30/21	08/04/21	08/04/27	06748EZY2	US06748EZY21	104.3200%	81.8924%	https://www.sec.gov/Archives/edgar/data/312070/000095010321011775/dp155688_424b2-4052wfps.htm

1593	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Aug-4-2026	07/30/21	08/04/21	08/04/26	06748EZQ9	US06748EZQ96	104.3200%	85.5319%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004139/form424b2.htm

1594	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Aug-31-2022 (4)	07/30/21	08/04/21	08/31/22	06748W2K8	US06748W2K80	N/A	91.2981%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004129/form424b2.htm

1595	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Aug-3-2023	07/30/21	08/04/21	08/03/23	06741W3E8	US06741W3E82	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721004158/form424b2.htm

1596	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Aug-4-2026	07/30/21	08/04/21	08/04/26	06748W7B3	US06748W7B37	104.3200%	86.0007%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004133/form424b2.htm

1597	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Aug-2-2024	07/30/21	08/04/21	08/02/24	06748WAS2	US06748WAS26	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004161/form424b2.htm

1598	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Aug-2-2024	07/30/21	08/04/21	08/02/24	06748WAL7	US06748WAL72	97.5700%	82.8518%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004457/form424b2.htm

1599	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Aug-2-2024	07/30/21	08/04/21	08/02/24	06748W7C1	US06748W7C10	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004166/form424b2.htm

1600	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALL CTGNT CPN NT) Jan-31-2023 (5)	07/30/21	08/04/21	01/31/23	06748W2U6	US06748W2U62	97.7662%	83.7712%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004155/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1601	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Aug-2-2024 (5)	07/30/21	08/04/21	08/02/24	06748W6H1	US06748W6H16	94.1200%	65.3350%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004171/form424b2.htm

1602	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jul-31-2024	07/30/21	08/04/21	07/31/24	06748EZF3	US06748EZF32	96.2991%	82.5175%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004145/form424b2.htm

1603	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Jul-31-2024	07/30/21	08/04/21	07/31/24	06748W2H5	US06748W2H51	104.3200%	79.8235%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004151/form424b2.htm

1604	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Aug-2-2024	07/30/21	08/04/21	08/02/24	06748WAR4	US06748WAR43	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004160/form424b2.htm

1605	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (MARKET-LINKED NT) 0.000 Aug-3-2028	07/30/21	08/04/21	08/03/28	06747W518	US06747W5186	104.3200%	83.5831%	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321011763/dp155675_424b2-4073ms.htm

1606	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Jan-31-2024	07/30/21	08/04/21	01/31/24	06748W2Q5	US06748W2Q50	104.3200%	84.8906%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004150/form424b2.htm

1607	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Aug-3-2023	07/30/21	08/05/21	08/03/23	06741W2W9	US06741W2W99	94.9450%	86.8795%	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321011769/dp155681_424b2-4103barc.htm

1608	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (DUAL DIRECT BARRIER NT) 0.000 Jan-31-2024	07/30/21	08/04/21	01/31/24	06748W2D4	US06748W2D48	104.3200%	88.5676%	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321011764/dp155678_424b2-4051barc.htm

1609	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Jul-31-2026	07/30/21	08/04/21	07/31/26	06748W3L5	US06748W3L54	104.3200%	87.2066%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004173/form424b2.htm

1610	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALLABLE CTGNT INT) Aug-4-2022	08/02/21	08/05/21	08/04/22	06748WBL6	US06748WBL63	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321011890/dp155806_424b2-4117jpm.htm

1611	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Aug-2-2024 (5)	08/02/21	08/05/21	08/02/24	06748WBJ1	US06748WBJ18	94.6750%	61.6756%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006479/form424b2.htm

1612	GLOBAL MTN FLTG RT SER A INDEX-LINKED (MARKET LINKED SEC) Aug-8-2024 (5)	08/03/21	08/06/21	08/08/24	06748WAV5	US06748WAV54	98.5500%	83.8650%	https://www.sec.gov/Archives/edgar/data/312070/000095010321011980/dp155858_424b2-4108wfps.htm

1613	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-9-2024	08/03/21	08/06/21	02/09/24	06748WBG7	US06748WBG78	98.3000%	94.6217%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004209/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1614	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 15.000 Aug-8-2022 (4)	08/03/21	08/06/21	08/08/22	06741W3A6	US06741W3A60	N/A	52.0169%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004202/form424b2.htm

1615	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 10.350 Aug-8-2022 (4)	08/03/21	08/06/21	08/08/22	06741W3B4	US06741W3B44	N/A	49.5359%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004203/form424b2.htm

1616	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 14.500 Aug-8-2022	08/03/21	08/06/21	08/08/22	06741W3C2	US06741W3C27	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721004205/form424b2.htm

1617	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Aug-8-2024 (5)	08/05/21	08/10/21	08/08/24	06747W237	US06747W2373	99.7750%	28.7146%	https://www.sec.gov/Archives/edgar/data/312070/000095010321012081/dp155973_424b2-4115ms.htm

1618	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC CALLABLE SEC) Aug-10-2023	08/06/21	08/11/21	08/10/23	06748WBR3	US06748WBR34	97.4250%	85.2614%	https://www.sec.gov/Archives/edgar/data/312070/000095010321012118/dp156014_424b2-4118ms.htm

1619	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Aug-9-2024 (5)	08/06/21	08/11/21	08/09/24	06747W195	US06747W1953	101.5500%	29.2659%	https://www.sec.gov/Archives/edgar/data/312070/000095010321012119/dp156013_424b2-4116ms.htm

1620	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Aug-9-2024 (5)	08/06/21	08/11/21	08/09/24	06747W120	US06747W1201	100.2375%	31.1577%	https://www.sec.gov/Archives/edgar/data/312070/000095010321012115/dp156011_424b2-4120ms.htm

1621	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Aug-10-2023	08/06/21	08/11/21	08/10/23	06748WBX0	US06748WBX02	99.2174%	94.0030%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004256/form424b2.htm

1622	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Aug-9-2024	08/06/21	08/11/21	08/09/24	06747W252	US06747W2522	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321012138/dp156012_424b2-4105ms.htm

1623	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Aug-9-2024 (5)	08/06/21	08/11/21	08/09/24	06748W6V0	US06748W6V00	93.0336%	34.7319%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004252/form424b2.htm

1624	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Aug-9-2024	08/06/21	08/11/21	08/09/24	06748WC27	US06748WC271	97.7962%	79.3561%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004253/form424b2.htm

1625	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Aug-14-2024	08/09/21	08/12/21	08/14/24	06748WBS1	US06748WBS17	97.3834%	91.6629%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004277/form424b2.htm

1626	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Aug-14-2023	08/09/21	08/12/21	08/14/23	06748WCE1	US06748WCE12	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721004282/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1627	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALLABLE CTGNT CPN) Aug-14-2023	08/09/21	08/12/21	08/14/23	06741W3H1	US06741W3H14	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721004281/form424b2.htm

1628	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (BUFF AUTOCALL CTGNT CPN) Aug-14-2024 (5)	08/09/21	08/12/21	08/14/24	06741W3G3	US06741W3G31	96.8000%	68.5908%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004279/form424b2.htm

1629	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Aug-15-2024 (5)	08/10/21	08/13/21	08/15/24	06748WCG6	US06748WCG69	98.8500%	82.7065%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004296/form424b2.htm

1630	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Nov-15-2022	08/10/21	08/13/21	11/15/22	06741W3D0	US06741W3D00	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721004295/form424b2.htm

1631	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Feb-14-2024 (5)	08/10/21	08/13/21	02/14/24	06748WBW2	US06748WBW29	98.8500%	84.4422%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004297/form424b2.htm

1632	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFFERED AUTOCALLABLE NT) Aug-15-2024 (5)	08/10/21	08/16/21	08/15/24	06748WCY7	US06748WCY75	98.9664%	85.2784%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004319/form424b2.htm

1633	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 10.200 Feb-16-2023 (5)	08/10/21	08/17/21	02/16/23	06748WCK7	US06748WCK71	96.1500%	50.9906%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004302/form424b2.htm

1634	3y SOFR Floater	08/10/21	08/13/21	08/13/24	06748WBY8	US06748WBY84	103.4278%	97.1481%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004298/form424b2.htm

1635	GLOBAL MTN SER A INDEX-LINKED (BUFFERED NT) 5.450 Sep-15-2022 (4)	08/11/21	08/16/21	09/15/22	06748WD26	US06748WD261	N/A	95.4311%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004311/form424b2.htm

1636	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALLABLE CTGNT CPN) Aug-16-2022 (4)	08/11/21	08/16/21	08/16/22	06741W3F5	US06741W3F57	N/A	77.4735%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004317/form424b2.htm

1637	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Feb-15-2024	08/11/21	08/16/21	02/15/24	06748WC50	US06748WC503	97.3837%	89.6819%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004315/form424b2.htm

1638	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Aug-15-2024 (5)	08/11/21	08/16/21	08/15/24	06748WCB7	US06748WCB72	94.8000%	47.0693%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004313/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1639	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Aug-16-2023 (5)	08/11/21	08/16/21	08/16/23	06748WB85	US06748WB851	98.9250%	88.9900%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004316/form424b2.htm

1640	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (CAPP ACCELERATED RETURN) 0.000 Oct-3-2024	08/11/21	08/16/21	10/03/24	06748WCP6	US06748WCP68	103.8000%	90.5190%	https://www.sec.gov/Archives/edgar/data/312070/000095010321012310/dp156207_424b2-4125barc.htm

1641	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED 0.000 Aug-14-2025 (5)	08/11/21	08/16/21	08/14/25	06741W3K4	US06741W3K43	103.8000%	43.4074%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004314/form424b2.htm

1642	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Aug-15-2024	08/12/21	08/17/21	08/15/24	06747X102	US06747X1028	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321012357/dp156264_424b2-4122ms.htm

1643	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Feb-15-2024	08/12/21	08/17/21	02/15/24	06748WD34	US06748WD345	95.4670%	86.4687%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004320/form424b2.htm

1644	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Aug-15-2024	08/12/21	08/17/21	08/15/24	06748WC68	US06748WC685	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721004318/form424b2.htm

1645	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFF AUTOCALL CTGNT CPN) Aug-15-2024 (5)	08/12/21	08/17/21	08/15/24	06748WCF8	US06748WCF86	101.5750%	88.5337%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004329/form424b2.htm

1646	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Aug-16-2024	08/13/21	08/18/21	08/16/24	06747W138	US06747W1383	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321012431/dp156309_424b2-4119ms.htm

1647	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Aug-17-2023	08/13/21	08/18/21	08/17/23	06747W112	US06747W1128	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321012440/dp156311_424b2-4121ms.htm

1648	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Aug-18-2022 (4)	08/13/21	08/18/21	08/18/22	06741WA26	US06741WA262	N/A	63.4352%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004342/form424b2.htm

1649	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Aug-16-2024 (5)	08/13/21	08/18/21	08/16/24	06747X870	US06747X8700	97.8000%	86.1997%	https://www.sec.gov/Archives/edgar/data/312070/000095010321012421/dp156318_424b2-4130ubs.htm

1650	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Aug-16-2024 (5)	08/13/21	08/18/21	08/16/24	06747X300	US06747X3008	98.9250%	33.9257%	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321012435/dp156314_424b2-4124ms.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1651	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Aug-16-2024	08/13/21	08/18/21	08/16/24	06747X805	US06747X8056	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321012421/dp156318_424b2-4130ubs.htm

1652	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Aug-16-2024	08/13/21	08/18/21	08/16/24	06747X888	US06747X8882	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321012421/dp156318_424b2-4130ubs.htm

1653	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) May-18-2023	08/13/21	08/18/21	05/18/23	06748WC84	US06748WC842	97.2913%	86.1006%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004343/form424b2.htm

1654	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Aug-16-2024	08/13/21	08/18/21	08/16/24	06748WCC5	US06748WCC55	97.4250%	81.3081%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004360/form424b2.htm

1655	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Aug-16-2024	08/13/21	08/18/21	08/16/24	06748WCJ0	US06748WCJ09	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004368/form424b2.htm

1656	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Sep-16-2022 (5)	08/13/21	08/18/21	09/16/22	06748WCD3	US06748WCD39	95.5497%	79.9847%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004347/form424b2.htm

1657	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Feb-16-2023	08/13/21	08/18/21	02/16/23	06748W6T5	US06748W6T53	103.8000%	94.8615%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004334/form424b2.htm

1658	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Aug-16-2024	08/13/21	08/18/21	08/16/24	06748WBZ5	US06748WBZ59	86.4668%	47.1567%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004352/form424b2.htm

1659	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Aug-16-2024	08/13/21	08/18/21	08/16/24	06748WCR2	US06748WCR25	96.9250%	85.5614%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004353/form424b2.htm

1660	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 7.750 Nov-17-2022	08/13/21	08/18/21	11/17/22	06741W2V1	US06741W2V17	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004357/form424b2.htm

1661	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Aug-16-2024	08/13/21	08/18/21	08/16/24	06748WCW1	US06748WCW10	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004345/form424b2.htm

1662	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Aug-16-2024	08/13/21	08/18/21	08/16/24	06748WCA9	US06748WCA99	97.6125%	86.6067%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004355/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1663	GLOBAL MTN SER A EQUITY-LINKED (BUFFERED AUTOCALLABLE NT) 6.500 Aug-18-2022	08/13/21	08/18/21	08/18/22	06748WD59	US06748WD592	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004337/form424b2.htm

1664	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Feb-16-2029	08/13/21	08/18/21	02/16/29	06748WC43	US06748WC438	103.8000%	79.2539%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004349/form424b2.htm

1665	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Aug-17-2023	08/13/21	08/18/21	08/17/23	06741WA42	US06741WA429	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004361/form424b2.htm

1666	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Aug-18-2026	08/13/21	08/18/21	08/18/26	06748WBM4	US06748WBM47	103.8000%	78.2512%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004346/form424b2.htm

1667	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Aug-19-2024	08/13/21	08/18/21	08/19/24	06748WBV4	US06748WBV46	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004358/form424b2.htm

1668	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Aug-17-2023 (5)	08/13/21	08/18/21	08/17/23	06741WA59	US06741WA593	96.3000%	57.9001%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004344/form424b2.htm

1669	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Aug-16-2024 (5)	08/13/21	08/18/21	08/16/24	06748WC35	US06748WC354	98.3625%	19.5932%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004362/form424b2.htm

1670	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-16-2023	08/13/21	08/18/21	02/16/23	06748WC92	US06748WC925	95.3212%	89.3824%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004341/form424b2.htm

1671	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) May-16-2024	08/13/21	08/18/21	05/16/24	06748WC76	US06748WC768	99.6000%	84.6697%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004348/form424b2.htm

1672	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (TRIGGER GEARS) 0.000 Aug-17-2026	08/13/21	08/17/21	08/17/26	06747W229	US06747W2290	103.8000%	84.8955%	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321012370/dp156291_424b2-4113ubs.htm

1673	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (TRIGGER GEARS) 0.000 Aug-17-2026	08/13/21	08/17/21	08/17/26	06747W211	US06747W2118	103.8000%	83.7180%	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321012374/dp156293_424b2-4114ubs.htm

1674	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (TRIGGER JUMP SEC) 0.000 Sep-6-2023	08/13/21	08/18/21	09/06/23	06747W245	US06747W2456	103.8000%	80.3501%	https://www.sec.gov/Archives/edgar/data/0000312070/000095010321012433/dp156312_424b2-4106ms.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1675	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFFERED CALLABLE NT) Aug-21-2024	08/16/21	08/19/21	08/21/24	06748WD91	US06748WD915	97.0500%	87.4602%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004386/form424b2.htm

1676	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 8.000 Aug-19-2022 (4)	08/16/21	08/19/21	08/19/22	06741WA75	US06741WA759	N/A	62.0992%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004385/form424b2.htm

1677	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALL CTGNT CPN NT) Aug-21-2023 (5)	08/17/21	08/20/21	08/21/23	06741WB58	US06741WB583	100.8750%	28.4622%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004398/form424b2.htm

1678	5y SOFR Floater	08/17/21	08/20/21	08/20/26	06748WCL5	US06748WCL54	103.1732%	93.5383%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004397/form424b2.htm

1679	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (STEP DOWN TRGR AUTOCALL) 0.000 Aug-22-2024 (5)	08/18/21	08/20/21	08/22/24	06747X789	US06747X7892	103.8000%	91.4209%	https://www.sec.gov/Archives/edgar/data/312070/000095010321012602/dp156514_424b2-4141ubs.htm

1680	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGGR CALL CTGNT YIELD) Aug-22-2024	08/18/21	08/23/21	08/22/24	06747X771	US06747X7710	97.2750%	88.9415%	https://www.sec.gov/Archives/edgar/data/312070/000095010321012653/dp156519_424b2-4142ubs.htm

1681	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Aug-22-2024	08/18/21	08/23/21	08/22/24	06747X706	US06747X7066	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321012673/dp156575_424b2-4129ms.htm

1682	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGGR CALL CTGNT YIELD) Aug-22-2024	08/18/21	08/23/21	08/22/24	06747X755	US06747X7553	97.0500%	88.9805%	https://www.sec.gov/Archives/edgar/data/312070/000095010321012635/dp156516_424b2-4144ubs.htm

1683	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (STEP DOWN TRGR AUTOCALL) 0.000 Aug-22-2024 (5)	08/18/21	08/23/21	08/22/24	06747X839	US06747X8395	103.8000%	88.2606%	https://www.sec.gov/Archives/edgar/data/312070/000095010321012652/dp156522_424b2-4137ubs.htm

1684	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Aug-23-2023	08/18/21	08/23/21	08/23/23	06741WB33	US06741WB336	94.3125%	71.9593%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004426/form424b2.htm

1685	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Aug-22-2024	08/18/21	08/23/21	08/22/24	06748WD67	US06748WD675	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004418/form424b2.htm

1686	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) May-23-2023	08/18/21	08/23/21	05/23/23	06748WCN1	US06748WCN11	96.7413%	90.6831%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004416/form424b2.htm

1687	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALL CTGNT CPN NT) Aug-23-2022	08/18/21	08/23/21	08/23/22	06741WB74	US06741WB740	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721004431/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1688	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Aug-23-2023 (5)	08/18/21	08/23/21	08/23/23	06741WA91	US06741WA916	92.8000%	85.2774%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006480/form424b2.htm

1689	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Aug-23-2022	08/18/21	08/23/21	08/23/22	06741WB25	US06741WB252	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721004419/form424b2.htm

1690	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Sep-22-2022 (5)	08/18/21	08/23/21	09/22/22	06748WCV3	US06748WCV37	96.2994%	77.9048%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004417/form424b2.htm

1691	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALLABLE NT) Aug-25-2023 (5)	08/18/21	08/25/21	08/25/23	06741WB66	US06741WB666	98.3000%	89.3679%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004466/form424b8.htm

1692	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Aug-24-2022 (4)	08/19/21	08/24/21	08/24/22	06741WA67	US06741WA676	N/A	22.1124%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004441/form424b2.htm

1693	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (STEP DOWN TRGR AUTOCALL) 0.000 Aug-22-2024 (5)	08/19/21	08/24/21	08/22/24	06747X714	US06747X7140	103.8000%	89.6320%	https://www.sec.gov/Archives/edgar/data/312070/000095010321012712/dp156591_424b2-4148ubs.htm

1694	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Sep-22-2022 (5)	08/19/21	08/24/21	09/22/22	06741WA34	US06741WA346	96.2994%	74.8013%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004442/form424b2.htm

1695	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Aug-22-2024	08/19/21	08/24/21	08/22/24	06748WDJ9	US06748WDJ99	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721004439/form424b2.htm

1696	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) May-24-2023	08/19/21	08/24/21	05/24/23	06748WCZ4	US06748WCZ41	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721004440/form424b2.htm

1697	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Feb-24-2023	08/19/21	08/24/21	02/24/23	06748WDA8	US06748WDA80	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721004444/form424b2.htm

1698	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (AUTOCALL MKT-LNK STP UP) 0.000 Aug-27-2026 (5)	08/19/21	08/27/21	08/27/26	06747X862	US06747X8627	103.8000%	85.3804%	https://www.sec.gov/Archives/edgar/data/312070/000095010321012726/dp156599_424b2-4131baml.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1699	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGGR CALL CTGNT YIELD) Aug-22-2024	08/20/21	08/25/21	08/22/24	06747X698	US06747X6985	96.9375%	89.7775%	https://www.sec.gov/Archives/edgar/data/312070/000095010321012772/dp156668_424b2-4149ubs.htm

1700	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRIGGER CALL CTGNT YIELD) Aug-22-2024	08/20/21	08/25/21	08/22/24	06747X680	US06747X6803	98.1750%	90.6923%	https://www.sec.gov/Archives/edgar/data/312070/000095010321012771/dp156664_424b2-4150ubs.htm

1701	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Aug-23-2024	08/20/21	08/25/21	08/23/24	06747X607	US06747X6076	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321012774/dp156667_424b2-4128ms.htm

1702	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Aug-24-2023	08/20/21	08/25/21	08/24/23	06747X508	US06747X5086	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321012775/dp156665_424b2-4127ms.htm

1703	GLOBAL MTN SER A INDEX-LINKED (BUFFERED NT) 5.150 Oct-24-2022	08/20/21	08/25/21	10/24/22	06748WE58	US06748WE582	99.0791%	96.7511%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004455/form424b2.htm

1704	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Aug-25-2026	08/20/21	08/25/21	08/25/26	06748WBB8	US06748WBB81	103.8000%	84.2232%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004459/form424b2.htm

1705	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Sep-23-2022	08/20/21	08/25/21	09/23/22	06748WD75	US06748WD758	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721004447/form424b2.htm

1706	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK) 0.000 Aug-25-2027	08/20/21	08/25/21	08/25/27	06748WBC6	US06748WBC64	103.8000%	80.2960%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004460/form424b2.htm

1707	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (AUTOCALLABLE NT) 0.000 Aug-23-2024 (5)	08/20/21	08/25/21	08/23/24	06748WDY6	US06748WDY66	103.8000%	87.3964%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004488/form424b2.htm

1708	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Aug-23-2024	08/20/21	08/25/21	08/23/24	06748WDK6	US06748WDK62	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721004448/form424b2.htm

1709	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Feb-24-2023 (5)	08/20/21	08/25/21	02/24/23	06748WDD2	US06748WDD20	93.3000%	29.3969%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004453/form424b2.htm

1710	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Feb-24-2023	08/20/21	08/25/21	02/24/23	06748WE25	US06748WE251	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721004454/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1711	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Aug-30-2024	08/20/21	08/25/21	08/30/24	06748WDV2	US06748WDV28	98.6625%	87.4801%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004458/form424b2.htm

1712	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Feb-25-2027	08/20/21	08/25/21	02/25/27	06748WB93	US06748WB935	103.8000%	84.2631%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004451/form424b2.htm

1713	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Aug-24-2028	08/20/21	08/25/21	08/24/28	06748WBA0	US06748WBA09	103.8000%	79.5867%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004462/form424b2.htm

1714	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGR AUTOCALL CTGT YIELD) Aug-23-2024 (5)	08/23/21	08/26/21	08/23/24	06747X672	US06747X6720	99.4250%	83.1432%	https://www.sec.gov/Archives/edgar/data/312070/000095010321012856/dp156751_424b2-4151ubs.htm

1715	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Aug-28-2023	08/23/21	08/26/21	08/28/23	06748WDC4	US06748WDC47	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721004469/form424b2.htm

1716	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Aug-29-2023	08/24/21	08/27/21	08/29/23	06748WE82	US06748WE822	97.9500%	85.6424%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004483/form424b2.htm

1717	15yNC1y Callable Steepener	08/24/21	08/27/21	08/27/36	06748WCU5	US06748WCU53	99.6750%	68.7014%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004486/form424b2.htm

1718	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Aug-30-2023	08/25/21	08/30/21	08/30/23	06748WDG5	US06748WDG50	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721004652/form424b2.htm

1719	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Aug-30-2023	08/25/21	08/30/21	08/30/23	06748WDF7	US06748WDF77	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721004654/form424b2.htm

1720	REVRS CV LKD 23	08/25/21	08/30/21	08/28/23	06741WB90	US06741WB906	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721004501/form424b2.htm

1721	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Aug-29-2024	08/25/21	08/30/21	08/29/24	06748WDT7	US06748WDT71	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721004497/form424b2.htm

1722	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Aug-29-2024 (5)	08/25/21	08/30/21	08/29/24	06748WE74	US06748WE749	98.4750%	86.9165%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004505/form424b2.htm

1723	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFFERED AUTOCALLABLE NT) Aug-30-2023 (5)	08/25/21	08/30/21	08/30/23	06748WDE0	US06748WDE03	99.8000%	87.7681%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004494/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1724	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Aug-30-2023 (5)	08/25/21	08/30/21	08/30/23	06748WD42	US06748WD428	98.9250%	87.9830%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004492/form424b2.htm

1725	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Aug-28-2026	08/25/21	08/30/21	08/28/26	06748WEB5	US06748WEB54	103.8000%	76.9797%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004500/form424b2.htm

1726	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Aug-30-2023 (5)	08/25/21	08/30/21	08/30/23	06748WEA7	US06748WEA71	97.6340%	88.3791%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004499/form424b2.htm

1727	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Aug-29-2024	08/25/21	08/30/21	08/29/24	06748WDM2	US06748WDM29	95.7666%	79.4568%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004496/form424b2.htm

1728	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Aug-29-2024	08/25/21	08/30/21	08/29/24	06748WE66	US06748WE665	103.8000%	26.8164%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004498/form424b2.htm

1729	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Sep-1-2023	08/25/21	09/01/21	09/01/23	06741WC40	US06741WC409	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721004504/form424b2.htm

1730	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Sep-1-2023	08/25/21	09/01/21	09/01/23	06741WC32	US06741WC326	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721004502/form424b2.htm

1731	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALL CTGNT INT NT) Aug-30-2022	08/26/21	08/31/21	08/30/22	06748WEL3	US06748WEL37	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321013117/dp157017_424b2-4163jpm.htm

1732	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Aug-29-2024 (5)	08/26/21	08/31/21	08/29/24	06748WA37	US06748WA374	99.8625%	83.3077%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004528/form424b2.htm

1733	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGR AUTOCALL CTGT YIELD) Aug-29-2024 (5)	08/26/21	08/31/21	08/29/24	06747X573	US06747X5730	98.5500%	83.0948%	https://www.sec.gov/Archives/edgar/data/312070/000095010321013168/dp157016_424b2-4161ubs.htm

1734	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Aug-28-2026	08/26/21	08/31/21	08/28/26	06748WA29	US06748WA291	103.8000%	78.0179%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004527/form424b2.htm

1735	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Aug-30-2024 (5)	08/26/21	08/31/21	08/30/24	06748WE90	US06748WE905	91.4672%	45.0171%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004531/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1736	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFFERED AUTOCALLABLE) Aug-31-2023 (5)	08/26/21	08/31/21	08/31/23	06748WCS0	US06748WCS08	100.0500%	84.6874%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004536/form424b2.htm

1737	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Aug-30-2024	08/26/21	08/31/21	08/30/24	06748W7L1	US06748W7L19	99.0083%	82.9906%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004525/form424b2.htm

1738	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (BUFFERED AUTOCALLABLE) Aug-29-2024 (5)	08/26/21	08/31/21	08/29/24	06748WBQ5	US06748WBQ50	98.8000%	77.1239%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004535/form424b2.htm

1739	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Feb-28-2023 (5)	08/26/21	08/31/21	02/28/23	06748WAY9	US06748WAY93	98.5500%	92.3813%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004552/form424b2.htm

1740	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK) 0.000 Aug-29-2025	08/26/21	08/31/21	08/29/25	06748WAD5	US06748WAD56	103.8000%	75.3656%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004515/form424b2.htm

1741	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Aug-31-2026	08/26/21	08/31/21	08/31/26	06748WBF9	US06748WBF95	103.8000%	79.6003%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004517/form424b2.htm

1742	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Aug-31-2026	08/26/21	08/31/21	08/31/26	06748WCT8	US06748WCT80	103.8000%	82.6955%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004537/form424b2.htm

1743	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) May-31-2023	08/26/21	08/31/21	05/31/23	06748W7K3	US06748W7K36	100.0128%	88.2280%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004524/form424b2.htm

1744	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) May-31-2023	08/26/21	08/31/21	05/31/23	06748WAM5	US06748WAM55	98.8000%	94.2197%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004516/form424b2.htm

1745	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Feb-28-2023	08/26/21	08/31/21	02/28/23	06748WAC7	US06748WAC73	103.8000%	88.3885%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004514/form424b2.htm

1746	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Aug-31-2023 (5)	08/26/21	08/31/21	08/31/23	06748WA45	US06748WA457	98.9250%	85.5002%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004529/form424b2.htm

1747	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) May-31-2024	08/26/21	08/31/21	05/31/24	06748WA52	US06748WA523	97.9660%	93.0064%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004530/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1748	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (BUFFERED AUTOCALLABLE) May-31-2024	08/26/21	08/31/21	05/31/24	06748WBN2	US06748WBN20	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721004532/form424b2.htm

1749	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Aug-30-2024	08/26/21	08/31/21	08/30/24	06748WDW0	US06748WDW01	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721004538/form424b2.htm

1750	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALL CTGNT CPN NT) May-31-2023 (5)	08/26/21	08/31/21	05/31/23	06748W7J6	US06748W7J62	98.5080%	86.7527%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004523/form424b2.htm

1751	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) May-31-2023	08/26/21	08/31/21	05/31/23	06748W7M9	US06748W7M91	98.8000%	87.8439%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004526/form424b2.htm

1752	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Aug-30-2024 (5)	08/26/21	08/31/21	08/30/24	06748W7G2	US06748W7G24	99.0080%	79.0639%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004520/form424b2.htm

1753	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Aug-31-2026	08/26/21	08/31/21	08/31/26	06748WBD4	US06748WBD48	103.8000%	84.6711%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004518/form424b2.htm

1754	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) May-31-2023	08/26/21	08/31/21	05/31/23	06748W7H0	US06748W7H07	98.0920%	85.7326%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004521/form424b2.htm

1755	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFF AUTOCALL CTGNT CPN) Aug-29-2024 (5)	08/26/21	08/31/21	08/29/24	06748WBP7	US06748WBP77	97.9670%	78.7064%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004534/form424b2.htm

1756	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALLABLE CTGNT CPN) Feb-28-2023 (5)	08/26/21	08/31/21	02/28/23	06748WAX1	US06748WAX11	98.9250%	80.6169%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004513/form424b2.htm

1757	GLOBAL MTN SER A INDEX-LINKED (BUFFERED NT) 2.400 Aug-29-2024	08/26/21	08/31/21	08/29/24	06748WBE2	US06748WBE21	102.0000%	85.8071%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004549/form424b2.htm

1758	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (LEVERAGED INDEX RETURN) 0.000 Aug-28-2026	08/26/21	09/03/21	08/28/26	06747W146	US06747W1466	103.8000%	82.3416%	https://www.sec.gov/Archives/edgar/data/312070/000095010321013195/dp157026_424b2-4111baml.htm

1759	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (AUTOCALL MKT-LNK STP UP) 0.000 Aug-30-2024 (5)	08/26/21	09/03/21	08/30/24	06747W179	US06747W1797	103.8000%	89.3430%	https://www.sec.gov/Archives/edgar/data/312070/000095010321013196/dp157022_424b2-4133baml.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1760	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (CAP LEV INDEX RETURN NT) 0.000 Oct-28-2022	08/26/21	09/03/21	10/28/22	06747W153	US06747W1532	103.8000%	92.5021%	https://www.sec.gov/Archives/edgar/data/312070/000095010321013187/dp157029_424b2-4110baml.htm

1761	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (ACCELERATED RETURN NT) 0.000 Oct-28-2022	08/26/21	09/03/21	10/28/22	06747W187	US06747W1870	103.8000%	88.5738%	https://www.sec.gov/Archives/edgar/data/312070/000095010321013174/dp157095_424b2-4104baml.htm

1762	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (CAPPED LEV INDEX RETURN) 0.000 Aug-25-2023	08/26/21	09/03/21	08/25/23	06747W161	US06747W1615	103.8000%	86.6711%	https://www.sec.gov/Archives/edgar/data/312070/000095010321013167/dp157024_424b2-4112baml.htm

1763	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (AUTOCAL MKT-LINK STEPUP) 0.000 Aug-28-2026 (5)	08/26/21	09/03/21	08/28/26	06747X854	US06747X8544	103.8000%	84.2508%	https://www.sec.gov/Archives/edgar/data/312070/000095010321013142/dp157023_424b2-4132baml.htm

1764	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) May-30-2024 (5)	08/26/21	08/31/21	05/30/24	06748WDU4	US06748WDU45	96.1125%	61.6953%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004546/form424b2.htm

1765	7yNC1y Fixed Callable	08/26/21	08/31/21	08/31/28	06748WBT9	US06748WBT99	103.0583%	85.6738%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004533/form424b2.htm

1766	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Aug-31-2028	08/26/21	08/31/21	08/31/28	06748WB69	US06748WB695	103.8000%	79.7100%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004548/form424b2.htm

1767	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED DIGITAL NT) 0.000 Aug-31-2023	08/26/21	08/31/21	08/31/23	06748WB36	US06748WB364	103.8000%	91.9596%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004540/form424b2.htm

1768	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED DIGITAL NT) 0.000 Aug-29-2024	08/26/21	08/31/21	08/29/24	06748WB44	US06748WB448	103.8000%	86.0782%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004543/form424b2.htm

1769	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (STEP DOWN TRGR AUTOCALL) 0.000 Aug-30-2024 (5)	08/27/21	08/31/21	08/30/24	06747X649	US06747X6498	103.8000%	86.2169%	https://www.sec.gov/Archives/edgar/data/312070/000095010321013160/dp157112_424b2-4155ubs.htm

1770	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Aug-30-2024 (5)	08/27/21	08/31/21	08/30/24	06741W3M0	US06741W3M09	94.6500%	62.7429%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004554/form424b2.htm

1771	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Aug-30-2024	08/27/21	09/01/21	08/30/24	06747X722	US06747X7223	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321013277/dp157165_424b2-4147ms.htm

1772	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Aug-30-2024	08/27/21	09/01/21	08/30/24	06747X730	US06747X7306	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321013289/dp157200_424b2-4146ms.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1773	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Aug-30-2024 (5)	08/27/21	09/01/21	08/30/24	06747X664	US06747X6647	99.3000%	52.0607%	https://www.sec.gov/Archives/edgar/data/312070/000095010321013299/dp157177_424b2-4153ms.htm

1774	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Aug-31-2023	08/27/21	09/01/21	08/31/23	06748WEC3	US06748WEC38	95.1375%	83.5370%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004580/form424b2.htm

1775	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC AUTO-CALLABLE) Aug-31-2023 (5)	08/27/21	09/01/21	08/31/23	06748WDH3	US06748WDH34	98.7375%	84.6130%	https://www.sec.gov/Archives/edgar/data/312070/000095010321013255/dp157162_424b2-4143ms.htm

1776	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Aug-30-2024	08/27/21	09/01/21	08/30/24	06747X748	US06747X7488	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321013275/dp157163_424b2-4145ms.htm

1777	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK) 0.000 Sep-1-2026	08/27/21	09/01/21	09/01/26	06748WDZ3	US06748WDZ32	103.8000%	78.7296%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004569/form424b2.htm

1778	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Oct-31-2022	08/27/21	09/01/21	10/31/22	06748WEH2	US06748WEH25	103.8000%	95.0998%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004572/form424b2.htm

1779	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Sep-1-2026	08/27/21	09/01/21	09/01/26	06748WDS9	US06748WDS98	103.8000%	75.3648%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004568/form424b2.htm

1780	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Sep-1-2023	08/27/21	09/01/21	09/01/23	06741WC73	US06741WC730	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721004583/form424b2.htm

1781	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Aug-30-2024	08/27/21	09/01/21	08/30/24	06748WDN0	US06748WDN02	100.3000%	34.1374%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004575/form424b2.htm

1782	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jun-1-2023	08/27/21	09/01/21	06/01/23	06748WDQ3	US06748WDQ33	97.0083%	90.2794%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004562/form424b2.htm

1783	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jun-2-2023	08/27/21	09/01/21	06/02/23	06748WDR1	US06748WDR16	96.6747%	88.9189%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004565/form424b2.htm

1784	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Aug-30-2024	08/27/21	09/01/21	08/30/24	06748WDP5	US06748WDP59	103.8000%	82.3072%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004578/form424b2.htm

1785	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Sep-2-2025	08/27/21	09/01/21	09/02/25	06748WEG4	US06748WEG42	103.8000%	84.1088%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004571/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1786	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC CALLABLE SEC) Aug-30-2024	08/27/21	09/02/21	08/30/24	06748WE33	US06748WE335	98.1750%	85.5250%	https://www.sec.gov/Archives/edgar/data/312070/000095010321013267/dp157164_424b2-4152ms.htm

1787	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (TRIGGER GEARS) 0.000 Aug-31-2026	08/27/21	08/31/21	08/31/26	06747X813	US06747X8130	103.8000%	86.0831%	https://www.sec.gov/Archives/edgar/data/312070/000095010321013222/dp157131_424b2-4138ubs.htm

1788	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (TRIGGER GEARS) 0.000 Aug-31-2026	08/27/21	08/31/21	08/31/26	06747X821	US06747X8213	103.8000%	89.1327%	https://www.sec.gov/Archives/edgar/data/312070/000095010321013223/dp157121_424b2-4139ubs.htm

1789	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (TRIGGER STEP SEC) 0.000 Aug-31-2026	08/27/21	08/31/21	08/31/26	06747X797	US06747X7975	103.8000%	86.1438%	https://www.sec.gov/Archives/edgar/data/312070/000095010321013218/dp157120_424b2-4140ubs.htm

1790	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Sep-5-2024	08/30/21	09/02/21	09/05/24	06748WDX8	US06748WDX83	97.0500%	85.0286%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004630/form424b2.htm

1791	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Sep-5-2024	08/30/21	09/02/21	09/05/24	06748WEE9	US06748WEE93	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721004629/form424b2.htm

1792	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (MARKET LINKED SEC) 0.000 Sep-2-2027	08/30/21	09/02/21	09/02/27	06748WAW3	US06748WAW38	103.8000%	79.5067%	https://www.sec.gov/Archives/edgar/data/312070/000095010321013400/dp157294_424b2-4109wfps.htm

1793	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALLABLE CTGNT CPN) Sep-2-2022 (4)	08/30/21	09/02/21	09/02/22	06741WC81	US06741WC813	N/A	9.1612%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004633/form424b2.htm

1794	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Sep-6-2023	08/31/21	09/03/21	09/06/23	06748WEF6	US06748WEF68	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721004684/form424b2.htm

1795	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Aug-30-2024	08/31/21	09/03/21	08/30/24	06748WAK9	US06748WAK99	98.7375%	86.2434%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004699/form424b2.htm

1796	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) May-31-2023	08/31/21	09/03/21	05/31/23	06748WA78	US06748WA788	97.6750%	89.5055%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004700/form424b2.htm

1797	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (BUFFERED PLUS) 0.000 Mar-5-2024	08/31/21	09/03/21	03/05/24	06747X409	US06747X4097	103.8000%	79.6713%	https://www.sec.gov/Archives/edgar/data/312070/000095010321013483/dp157367_424b2-4126ms.htm

1798	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Aug-30-2024	08/31/21	09/03/21	08/30/24	06748WA86	US06748WA861	97.6125%	84.6729%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004798/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1799	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Sep-4-2024 (5)	08/31/21	09/03/21	09/04/24	06748WEJ8	US06748WEJ80	98.3625%	81.6054%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004702/form424b2.htm

1800	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) May-31-2023	08/31/21	09/03/21	05/31/23	06748WAA1	US06748WAA18	97.1330%	90.2635%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004677/form424b2.htm

1801	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Aug-30-2024	08/31/21	09/03/21	08/30/24	06748WBH5	US06748WBH51	103.8000%	81.9361%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004711/form424b2.htm

1802	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Feb-28-2023	08/31/21	09/03/21	02/28/23	06748WA60	US06748WA606	96.0920%	87.7747%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004674/form424b2.htm

1803	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Sep-3-2026	08/31/21	09/03/21	09/03/26	06748WAB9	US06748WAB90	103.8000%	73.9585%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004688/form424b2.htm

1804	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Sep-6-2024 (5)	08/31/21	09/03/21	09/06/24	06748WED1	US06748WED11	91.3000%	77.9303%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004682/form424b2.htm

1805	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Aug-31-2026	08/31/21	09/03/21	08/31/26	06748WA94	US06748WA945	103.8000%	83.8435%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004689/form424b2.htm

1806	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Sep-30-2022	08/31/21	09/03/21	09/30/22	06748WAP8	US06748WAP86	103.8000%	89.2626%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004698/form424b2.htm

1807	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (MARKET LINKED SEC) 0.000 Mar-4-2024	08/31/21	09/03/21	03/04/24	06748W7D9	US06748W7D92	103.8000%	79.6302%	https://www.sec.gov/Archives/edgar/data/312070/000095010321013501/dp157371_424b2-4102wfps.htm

1808	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALL CTGNT CPN NT) Feb-28-2023 (5)	08/31/21	09/03/21	02/28/23	06748WAG8	US06748WAG87	98.7375%	89.5425%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004683/form424b2.htm

1809	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Feb-29-2024	08/31/21	09/03/21	02/29/24	06748WAZ6	US06748WAZ68	103.8000%	89.1119%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004696/form424b2.htm

1810	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK) 0.000 Feb-29-2024	08/31/21	09/03/21	02/29/24	06748WB28	US06748WB281	103.8000%	82.3835%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004705/form424b2.htm

1811	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Aug-30-2024	08/31/21	09/03/21	08/30/24	06748WAJ2	US06748WAJ27	103.8000%	77.7122%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004701/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1812	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) May-31-2023	08/31/21	09/03/21	05/31/23	06748WAN3	US06748WAN39	96.7160%	95.2284%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004706/form424b2.htm

1813	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALLABLE CTGNT CPN) Feb-28-2023 (5)	08/31/21	09/03/21	02/28/23	06748WAH6	US06748WAH60	97.1330%	82.4504%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004692/form424b2.htm

1814	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Feb-28-2023 (5)	08/31/21	09/03/21	02/28/23	06748WAF0	US06748WAF05	98.9250%	87.3305%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004680/form424b2.htm

1815	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (DUAL DIRECT AUTOCALL) 0.000 Sep-5-2024	08/31/21	09/03/21	09/05/24	06741WC57	US06741WC573	103.8000%	113.9609%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004686/form424b2.htm

1816	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Sep-3-2026	08/31/21	09/03/21	09/03/26	06748WB77	US06748WB778	103.8000%	85.6110%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004709/form424b2.htm

1817	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Sep-7-2023 (5)	09/01/21	09/07/21	09/07/23	06747X516	US06747X5169	95.1225%	10.0058%	https://www.sec.gov/Archives/edgar/data/312070/000095010321013575/dp157497_424b2-4170ms.htm

1818	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Aug-30-2024	09/01/21	09/07/21	08/30/24	06748WG98	US06748WG983	98.0600%	79.4361%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004775/form424b2.htm

1819	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Aug-29-2024	09/02/21	09/07/21	08/29/24	06748WEZ2	US06748WEZ23	97.0600%	28.9992%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004769/form424b2.htm

1820	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Aug-29-2024	09/02/21	09/07/21	08/29/24	06748WF24	US06748WF241	97.3100%	35.7905%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004734/form424b2.htm

1821	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Sep-7-2022 (4)	09/02/21	09/07/21	09/07/22	06741WD23	US06741WD233	N/A	44.3656%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004777/form424b2.htm

1822	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Sep-6-2024 (5)	09/02/21	09/08/21	09/06/24	06747X524	US06747X5243	96.8225%	71.7140%	https://www.sec.gov/Archives/edgar/data/312070/000095010321013606/dp157503_424b2-4169ms.htm

1823	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Sep-8-2023	09/02/21	09/08/21	09/08/23	06748WEU3	US06748WEU36	100.1225%	91.7242%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004800/form424b2.htm

1824	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Sep-6-2024	09/03/21	09/09/21	09/06/24	06747X631	US06747X6316	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321013674/dp157587_424b2-4156ms.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1825	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Sep-6-2024 (5)	09/03/21	09/09/21	09/06/24	06747X557	US06747X5573	98.0600%	63.0307%	https://www.sec.gov/Archives/edgar/data/312070/000095010321013656/dp157540_424b2-4164ms.htm

1826	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Sep-6-2024 (5)	09/03/21	09/09/21	09/06/24	06747X474	US06747X4741	104.0600%	25.8967%	https://www.sec.gov/Archives/edgar/data/312070/000095010321013657/dp157538_424b2-4173ubs.htm

1827	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFFERED AUTOCALLABLE NT) Sep-6-2024 (5)	09/03/21	09/09/21	09/06/24	06748WGK3	US06748WGK36	101.8100%	88.3948%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004815/form424b2.htm

1828	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Sep-8-2023	09/03/21	09/09/21	09/08/23	06741WD31	US06741WD316	94.9850%	87.2334%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004817/form424b2.htm

1829	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Sep-6-2024 (5)	09/03/21	09/09/21	09/06/24	06748WGT4	US06748WGT45	93.5225%	71.8796%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004816/form424b2.htm

1830	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Sep-6-2024	09/07/21	09/10/21	09/06/24	06748WGU1	US06748WGU18	97.1225%	88.9107%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004832/form424b2.htm

1831	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Oct-12-2022 (5)	09/07/21	09/10/21	10/12/22	06748WFL2	US06748WFL28	95.9350%	90.4268%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004836/form424b2.htm

1832	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Sep-13-2022 (4)	09/08/21	09/13/21	09/13/22	06741WD49	US06741WD498	N/A	40.9129%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004843/form424b2.htm

1833	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED AUTOCALLABLE) 0.000 Mar-14-2023 (5)	09/09/21	09/14/21	03/14/23	06748WH71	US06748WH718	104.0600%	91.8634%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004857/form424b2.htm

1834	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (STRATEGIC ACCEL REDEMP) 0.000 Sep-26-2024	09/09/21	09/17/21	09/26/24	06747X599	US06747X5995	104.0600%	74.1812%	https://www.sec.gov/Archives/edgar/data/312070/000095010321013868/dp157767_424b2-4162baml.htm

1835	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (STRATEGIC ACCEL REDEMP) 0.000 Sep-25-2026	09/09/21	09/17/21	09/25/26	06747X623	US06747X6233	104.0600%	84.6439%	https://www.sec.gov/Archives/edgar/data/312070/000095010321013887/dp157750_424b2-4159baml.htm

1836	10y CMS Floater	09/09/21	09/15/21	09/15/31	06748WGC1	US06748WGC10	101.8100%	87.9954%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004858/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1837	GLOBAL MTN SER A INDEX-LINKED (BUFFERED AUTOCALLABLE NT) 5.100 Mar-15-2023 (5)	09/10/21	09/15/21	03/15/23	06748WH97	US06748WH973	100.2350%	93.9023%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004881/form424b2.htm

1838	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Sep-13-2024 (5)	09/10/21	09/15/21	09/13/24	06747X490	US06747X4907	100.9100%	78.1543%	https://www.sec.gov/Archives/edgar/data/312070/000095010321013911/dp157810_424b2-4171ms.htm

1839	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFFERED AUTOCALLABLE NT) Sep-13-2024 (5)	09/10/21	09/15/21	09/13/24	06748WGV9	US06748WGV90	98.4894%	82.2210%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004879/form424b2.htm

1840	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Sep-13-2024	09/10/21	09/15/21	09/13/24	06748WGP2	US06748WGP23	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721004875/form424b2.htm

1841	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Mar-15-2023 (5)	09/10/21	09/15/21	03/15/23	06748WGQ0	US06748WGQ06	103.0600%	41.3603%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004876/form424b2.htm

1842	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALL CTGNT CPN NT) Mar-15-2023 (5)	09/10/21	09/15/21	03/15/23	06748WH48	US06748WH486	99.8313%	91.8317%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004871/form424b2.htm

1843	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Mar-15-2023 (5)	09/10/21	09/15/21	03/15/23	06748WGN7	US06748WGN74	102.3934%	41.6850%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004870/form424b2.htm

1844	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Sep-13-2024 (5)	09/10/21	09/15/21	09/13/24	06748WGR8	US06748WGR88	99.5600%	38.6482%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004878/form424b2.htm

1845	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Sep-15-2022 (4)	09/10/21	09/15/21	09/15/22	06741WD56	US06741WD563	N/A	37.9574%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004872/form424b2.htm

1846	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED DUAL DIRECT NT) 0.000 Sep-13-2024	09/10/21	09/15/21	09/13/24	06748WGF4	US06748WGF41	104.0600%	85.5864%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004877/form424b2.htm

1847	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN)G Sep-13-2024	09/10/21	09/15/21	09/13/24	06748WH55	US06748WH551	100.5600%	79.3562%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004880/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1848	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFFER CALL CTGNT CPN NT) Sep-18-2024	09/13/21	09/16/21	09/18/24	06748WHA4	US06748WHA45	97.5350%	87.2036%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004890/form424b2.htm

1849	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Sep-18-2024	09/13/21	09/16/21	09/18/24	06748WHG1	US06748WHG15	96.5600%	86.9807%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004898/form424b2.htm

1850	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Sep-18-2024 (5)	09/14/21	09/17/21	09/18/24	06748WHE6	US06748WHE66	97.8100%	84.5087%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004912/form424b2.htm

1851	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 13.350 Mar-17-2023	09/14/21	09/17/21	03/17/23	06741WD64	US06741WD647	92.9350%	50.1328%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005252/form424b2.htm

1852	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Sep-19-2024 (5)	09/14/21	09/17/21	09/19/24	06748WHD8	US06748WHD83	97.8100%	85.0585%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004914/form424b2.htm

1853	GLOBAL MTN SER A EQUITY-LINKED (BARRIER NT) 10.750 Sep-18-2023	09/14/21	09/17/21	09/18/23	06748WHN6	US06748WHN65	95.1017%	36.0460%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005250/form424b2.htm

1854	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Sep-19-2024	09/15/21	09/20/21	09/19/24	06748WGM9	US06748WGM91	101.4725%	33.9418%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004937/form424b2.htm

1855	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Sep-20-2024	09/15/21	09/20/21	09/20/24	06741WE30	US06741WE306	101.0600%	89.5125%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004940/form424b2.htm

1856	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Sep-19-2024	09/15/21	09/20/21	09/19/24	06748WEQ2	US06748WEQ24	100.0600%	84.6327%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004936/form424b2.htm

1857	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Sep-19-2024	09/15/21	09/20/21	09/19/24	06748WHK2	US06748WHK27	94.7682%	89.9253%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004938/form424b2.htm

1858	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Mar-20-2024	09/15/21	09/20/21	03/20/24	06741WC99	US06741WC995	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721004941/form424b2.htm

1859	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALLABLE CTGNT CPN) Jun-20-2023 (5)	09/15/21	09/20/21	06/20/23	06748WEM1	US06748WEM10	98.8520%	83.1045%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004931/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1860	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Sep-19-2024	09/15/21	09/20/21	09/19/24	06741WE48	US06741WE488	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721004942/form424b2.htm

1861	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jun-20-2024	09/15/21	09/20/21	06/20/24	06748WEK5	US06748WEK53	101.3100%	82.7819%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004930/form424b2.htm

1862	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jun-20-2023	09/15/21	09/20/21	06/20/23	06748WEN9	US06748WEN92	96.5600%	85.4622%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004935/form424b2.htm

1863	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Sep-20-2023	09/16/21	09/21/21	09/20/23	06748WHV8	US06748WHV81	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721004955/form424b2.htm

1864	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Sep-19-2024	09/16/21	09/21/21	09/19/24	06748WHQ9	US06748WHQ96	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721004956/form424b2.htm

1865	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Sep-19-2024 (5)	09/16/21	09/21/21	09/19/24	06748WHT3	US06748WHT36	97.8100%	84.5815%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004952/form424b2.htm

1866	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Sep-21-2023	09/16/21	09/21/21	09/21/23	06741WE63	US06741WE637	99.5600%	82.8657%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004958/form424b2.htm

1867	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Sep-20-2024	09/17/21	09/22/21	09/20/24	06747X425	US06747X4253	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321014261/dp158152_424b2-4176ms.htm

1868	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Sep-20-2024	09/17/21	09/22/21	09/20/24	06747X458	US06747X4584	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321014262/dp158149_424b2-4174ms.htm

1869	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Sep-20-2024	09/17/21	09/22/21	09/20/24	06748WHY2	US06748WHY21	97.4975%	85.6190%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004987/form424b2.htm

1870	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Sep-20-2024	09/17/21	09/22/21	09/20/24	06747X383	US06747X3834	99.3275%	86.3151%	https://www.sec.gov/Archives/edgar/data/312070/000095010321014255/dp158134_424b2-4180ubs.htm

1871	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Sep-20-2024	09/17/21	09/22/21	09/20/24	06748WH89	US06748WH890	100.2850%	86.1926%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004975/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1872	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK) 0.000 Sep-22-2027	09/17/21	09/22/21	09/22/27	06748WFN8	US06748WFN83	104.0600%	81.4706%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004984/form424b2.htm

1873	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Sep-22-2026	09/17/21	09/22/21	09/22/26	06748WFP3	US06748WFP32	104.0600%	85.1784%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004981/form424b2.htm

1874	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Sep-20-2024	09/17/21	09/22/21	09/20/24	06747X375	US06747X3750	97.7600%	88.7530%	https://www.sec.gov/Archives/edgar/data/312070/000095010321014265/dp158156_424b2-4181ubs.htm

1875	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Sep-20-2024 (5)	09/17/21	09/22/21	09/20/24	06748WHC0	US06748WHC01	99.1850%	32.2205%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004976/form424b2.htm

1876	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Sep-20-2024	09/17/21	09/22/21	09/20/24	06741WD80	US06741WD803	100.0600%	41.5679%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004979/form424b2.htm

1877	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Sep-21-2023	09/17/21	09/22/21	09/21/23	06748WGW7	US06748WGW73	98.2600%	78.6195%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004986/form424b2.htm

1878	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Sep-20-2024	09/17/21	09/22/21	09/20/24	06748WHF3	US06748WHF32	97.3940%	84.5899%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004977/form424b2.htm

1879	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Mar-22-2023	09/17/21	09/22/21	03/22/23	06748WHL0	US06748WHL00	104.0600%	43.6433%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004980/form424b2.htm

1880	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Sep-21-2023	09/17/21	09/22/21	09/21/23	06748WGY3	US06748WGY30	98.1350%	83.1185%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004989/form424b2.htm

1881	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Sep-21-2023	09/17/21	09/22/21	09/21/23	06748WGX5	US06748WGX56	93.4850%	85.3720%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004985/form424b2.htm

1882	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFF AUTOCALL CTGNT CPN) Sep-20-2024 (5)	09/17/21	09/22/21	09/20/24	06748WGB3	US06748WGB37	101.0603%	83.5844%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004983/form424b2.htm

1883	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Sep-20-2024	09/17/21	09/22/21	09/20/24	06748WHU0	US06748WHU09	96.5600%	90.4216%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004982/form424b2.htm

1884	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Sep-21-2028	09/17/21	09/22/21	09/21/28	06748WFQ1	US06748WFQ15	104.0600%	79.6935%	https://www.sec.gov/Archives/edgar/data/312070/000148105721004996/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1885	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Mar-22-2027	09/17/21	09/22/21	03/22/27	06748WFR9	US06748WFR97	104.0600%	84.5681%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005000/form424b2.htm

1886	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (TRIGGER GEARS) 0.000 Sep-22-2026	09/17/21	09/22/21	09/22/26	06747X391	US06747X3917	104.0600%	87.1740%	https://www.sec.gov/Archives/edgar/data/312070/000095010321014252/dp158161_424b2-4179ubs.htm

1887	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Sep-25-2023	09/20/21	09/23/21	09/25/23	06741WE71	US06741WE710	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721005014/form424b2.htm

1888	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Sep-25-2023	09/20/21	09/23/21	09/25/23	06748WHB2	US06748WHB28	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721005020/form424b2.htm

1889	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Sep-25-2024	09/20/21	09/23/21	09/25/24	06748WJ38	US06748WJ383	100.0475%	88.0109%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005015/form424b2.htm

1890	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Sep-25-2023 (5)	09/20/21	09/23/21	09/25/23	06748WHP1	US06748WHP14	99.3100%	91.8339%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005013/form424b2.htm

1891	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (ONE STAR AUTOCALLABLE) Sep-20-2023	09/20/21	09/23/21	09/20/23	06748WHW6	US06748WHW64	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721005016/form424b2.htm

1892	GLOBAL MTN SER A EQUITY-LINKED (AUTO-CALLABLE SEC) 9.850 Sep-26-2022	09/21/21	09/24/21	09/26/22	06741WF47	US06741WF477	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321014437/dp158352_424b2-4185ms.htm

1893	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Sep-26-2022	09/21/21	09/24/21	09/26/22	06741WF54	US06741WF543	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321014438/dp158379_424b2-4186ms.htm

1894	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Sep-25-2024	09/21/21	09/24/21	09/25/24	06748WJA2	US06748WJA27	99.1100%	91.5141%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005040/form424b2.htm

1895	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jun-26-2023	09/21/21	09/24/21	06/26/23	06748WH22	US06748WH221	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721005036/form424b2.htm

1896	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Sep-26-2024	09/21/21	09/24/21	09/26/24	06748WHS5	US06748WHS52	89.0600%	76.8721%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005033/form424b2.htm

1897	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Sep-25-2023	09/21/21	09/24/21	09/25/23	06741WF39	US06741WF394	98.2475%	89.2559%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005039/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1898	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Sep-24-2027	09/21/21	09/24/21	09/24/27	06748WJ20	US06748WJ201	104.0600%	83.1149%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005037/form424b2.htm

1899	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Sep-25-2024 (5)	09/21/21	09/24/21	09/25/24	06748WHZ9	US06748WHZ95	99.7475%	28.0884%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005034/form424b2.htm

1900	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Sep-25-2024	09/21/21	09/24/21	09/25/24	06748WJB0	US06748WJB00	104.0600%	10.3681%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005038/form424b2.htm

1901	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (DIGITAL PLUS NT) 0.000 Oct-3-2022	09/21/21	09/24/21	10/03/22	06741WD98	US06741WD985	104.0600%	84.0500%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005035/form424b2.htm

1902	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGR AUTOCALL CTGT YIELD) Sep-27-2023	09/22/21	09/27/21	09/27/23	06747X342	US06747X3420	98.9225%	89.9600%	https://www.sec.gov/Archives/edgar/data/312070/000095010321014539/dp158451_424b2-4187ubs.htm

1903	GLOBAL MTN SER A INDEX-LINKED (BUFFERED NT) 6.000 Sep-27-2022	09/22/21	09/27/21	09/27/22	06748WJP9	US06748WJP95	99.5600%	97.3111%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005454/form424b2.htm

1904	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Sep-26-2024	09/22/21	09/27/21	09/26/24	06748WJE4	US06748WJE49	99.4475%	89.0276%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005054/form424b2.htm

1905	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Sep-26-2024 (5)	09/22/21	09/27/21	09/26/24	06748WJ87	US06748WJ870	97.4975%	23.5592%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005056/form424b2.htm

1906	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGR AUTOCALL CTGT YIELD) Sep-27-2023	09/22/21	09/27/21	09/27/23	06747X359	US06747X3594	97.3100%	91.7064%	https://www.sec.gov/Archives/edgar/data/312070/000095010321015457/dp159405_424b2-4188ubs.htm

1907	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Sep-27-2023	09/22/21	09/27/21	09/27/23	06748WHH9	US06748WHH97	99.5600%	87.2808%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005052/form424b2.htm

1908	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Sep-23-2024	09/22/21	09/27/21	09/23/24	06748WJD6	US06748WJD65	99.5600%	90.0845%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005077/form424b2.htm

1909	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Sep-26-2024	09/22/21	09/27/21	09/26/24	06748WHX4	US06748WHX48	96.1850%	82.7543%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005053/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1910	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC AUTO-CALLABLE) Sep-28-2023	09/23/21	09/28/21	09/28/23	06748WJS3	US06748WJS35	97.6100%	85.7564%	https://www.sec.gov/Archives/edgar/data/312070/000095010321014653/dp158549_424b2-4190ms.htm

1911	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Sep-28-2023	09/23/21	09/28/21	09/28/23	06748WJQ7	US06748WJQ78	94.5600%	71.8446%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005067/form424b2.htm

1912	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC AUTO-CALLABLE) Sep-28-2023	09/23/21	09/28/21	09/28/23	06748WJL8	US06748WJL81	97.6850%	85.6833%	https://www.sec.gov/Archives/edgar/data/312070/000095010321014637/dp158569_424b2-4189ms.htm

1913	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALL CTGNT CPN NT) Sep-28-2022	09/23/21	09/28/21	09/28/22	06741WD72	US06741WD720	96.4100%	77.8791%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005068/form424b2.htm

1914	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Sep-26-2024	09/23/21	09/28/21	09/26/24	06748WJG9	US06748WJG96	98.2100%	86.0855%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005066/form424b2.htm

1915	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (AUTOCAL MKT-LNK STEP UP) 0.000 Sep-26-2024	09/23/21	09/30/21	09/26/24	06747X532	US06747X5326	104.0600%	75.2356%	https://www.sec.gov/Archives/edgar/data/312070/000095010321014642/dp158548_424b2-4165baml.htm

1916	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (AUTOCAL MKT-LINK STEPUP) 0.000 Sep-24-2026	09/23/21	09/30/21	09/24/26	06747X581	US06747X5813	104.0600%	84.9736%	https://www.sec.gov/Archives/edgar/data/312070/000095010321014655/dp158546_424b2-4158baml.htm

1917	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (AUTOCAL MKT-LIN STEPUP) 0.000 Sep-27-2024	09/23/21	09/30/21	09/27/24	06747X656	US06747X6563	104.0600%	80.4798%	https://www.sec.gov/Archives/edgar/data/312070/000095010321014640/dp158570_424b2-4154baml.htm

1918	GLOBAL MTN ZERO CPN SER A EQUITY-LINEKD (AUTOCAL MKT-LNK STP UP) 0.000 Sep-27-2024	09/23/21	09/30/21	09/27/24	06747X615	US06747X6159	104.0600%	86.1990%	https://www.sec.gov/Archives/edgar/data/312070/000095010321014654/dp158567_424b2-4157baml.htm

1919	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (AUTOCAL MKT-LINK STEPUP) 0.000 Sep-25-2026	09/23/21	09/30/21	09/25/26	06747X482	US06747X4824	104.0600%	83.8280%	https://www.sec.gov/Archives/edgar/data/312070/000095010321014675/dp158581_424b2-4172baml.htm

1920	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (CAP LEV INDEX RETURN NT) 0.000 Nov-25-2022	09/23/21	09/30/21	11/25/22	06747X565	US06747X5656	104.0600%	84.6335%	https://www.sec.gov/Archives/edgar/data/312070/000095010321014657/dp158547_424b2-4160baml.htm

1921	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (CAPPED NT) 0.000 Sep-24-2027	09/23/21	09/30/21	09/24/27	06747X540	US06747X5409	104.0600%	84.2566%	https://www.sec.gov/Archives/edgar/data/312070/000095010321014641/dp158587_424b2-4168baml.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1922	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Sep-27-2024	09/24/21	09/29/21	09/27/24	06747X367	US06747X3677	94.6850%	76.1231%	https://www.sec.gov/Archives/edgar/data/312070/000095010321014760/dp158627_424b2-4182ms.htm

1923	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Sep-27-2024	09/24/21	09/29/21	09/27/24	06747X417	US06747X4170	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321014763/dp158582_424b2-4178ms.htm

1924	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INCOME CALLABLE) Sep-27-2024	09/24/21	09/29/21	09/27/24	06748WJ46	US06748WJ466	98.9600%	85.8703%	https://www.sec.gov/Archives/edgar/data/312070/000095010321014761/dp158638_424b2-4183ms.htm

1925	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Sep-27-2024	09/24/21	09/29/21	09/27/24	06748WJW4	US06748WJW47	95.0600%	90.9338%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005084/form424b2.htm

1926	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC CALLABLE SEC) Sep-27-2024	09/24/21	09/29/21	09/27/24	06748WJ61	US06748WJ615	98.6350%	80.4046%	https://www.sec.gov/Archives/edgar/data/312070/000095010321014762/dp158626_424b2-4184ms.htm

1927	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (GEARS) 0.000 Sep-29-2026	09/24/21	09/29/21	09/29/26	06747X276	US06747X2760	104.0600%	73.8282%	https://www.sec.gov/Archives/edgar/data/312070/000095010321014747/dp158624_424b2-4196ubs.htm

1928	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Sep-27-2024	09/24/21	09/29/21	09/27/24	06748WJR5	US06748WJR51	99.1850%	83.7024%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005088/form424b2.htm

1929	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Sep-27-2024 (5)	09/24/21	09/29/21	09/27/24	06748WGA5	US06748WGA53	100.5602%	29.6497%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005085/form424b2.htm

1930	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Sep-27-2024	09/24/21	09/29/21	09/27/24	06748WJU8	US06748WJU80	97.7975%	86.6192%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005090/form424b2.htm

1931	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Sep-26-2024	09/24/21	09/29/21	09/26/24	06748WK28	US06748WK282	99.5600%	88.2893%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005097/form424b2.htm

1932	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFFERED AUTOCALLABLE NT) Sep-27-2024	09/24/21	09/29/21	09/27/24	06748WJ79	US06748WJ797	101.4690%	88.2683%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005087/form424b2.htm

1933	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Sep-29-2026	09/24/21	09/29/21	09/29/26	06748WJX2	US06748WJX20	99.8100%	59.7105%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005083/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1934	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Sep-30-2024	09/24/21	09/29/21	09/30/24	06748WJT1	US06748WJT18	95.1600%	41.6302%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005095/form424b2.htm

1935	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED DUAL DIRECT NT) 0.000 Sep-28-2023	09/24/21	09/29/21	09/28/23	06748WGL1	US06748WGL19	104.0600%	92.1494%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005086/form424b2.htm

1936	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALLABLE CTGNT CPN) Sep-30-2022	09/27/21	09/29/21	09/30/22	06741WF62	US06741WF626	104.0600%	26.1635%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005093/form424b2.htm

1937	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK) 0.000 Sep-30-2026	09/27/21	09/30/21	09/30/26	06748WF32	US06748WF324	104.0600%	76.5779%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005124/form424b2.htm

1938	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Sep-30-2024	09/27/21	09/30/21	09/30/24	06741WE89	US06741WE892	99.0599%	42.1959%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005135/form424b2.htm

1939	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Sep-29-2023	09/27/21	09/30/21	09/29/23	06748WFM0	US06748WFM01	99.9350%	86.0388%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005108/form424b2.htm

1940	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Sep-30-2024	09/27/21	09/30/21	09/30/24	06741WE97	US06741WE975	101.0600%	33.0912%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005259/form424b2.htm

1941	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Sep-30-2026	09/27/21	09/30/21	09/30/26	06748WGJ6	US06748WGJ62	104.0600%	83.0683%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005129/form424b2.htm

1942	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Sep-30-2025	09/27/21	09/30/21	09/30/25	06748WFS7	US06748WFS70	104.0600%	74.1931%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005112/form424b2.htm

1943	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Sep-30-2026	09/27/21	09/30/21	09/30/26	06748WG31	US06748WG314	104.0600%	78.9061%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005136/form424b2.htm

1944	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Sep-30-2026	09/27/21	09/30/21	09/30/26	06748WH63	US06748WH635	104.0600%	82.9612%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005131/form424b2.htm

1945	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Sep-30-2026	09/27/21	09/30/21	09/30/26	06748WG23	US06748WG231	104.0600%	85.2138%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005115/form424b2.htm

1946	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Mar-30-2023	09/27/21	09/30/21	03/30/23	06748WJY0	US06748WJY03	97.3100%	91.2321%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005145/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1947	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 6.750 Sep-30-2022	09/27/21	09/30/21	09/30/22	06748WGD9	US06748WGD92	98.9975%	41.2036%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005121/form424b2.htm

1948	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Sep-30-2024	09/27/21	09/30/21	09/30/24	06748WEV1	US06748WEV19	100.1225%	81.6438%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005120/form424b2.htm

1949	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Mar-31-2023	09/27/21	09/30/21	03/31/23	06748WFE8	US06748WFE84	104.0600%	86.2748%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005140/form424b2.htm

1950	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Jun-30-2023	09/27/21	09/30/21	06/30/23	06748WF40	US06748WF407	99.5600%	92.8257%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005125/form424b2.htm

1951	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (BUFFERED AUTOCALLABLE) Sep-30-2024	09/27/21	09/30/21	09/30/24	06748WGG2	US06748WGG24	99.5600%	79.8566%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005123/form424b2.htm

1952	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jun-30-2023	09/27/21	09/30/21	06/30/23	06748WET6	US06748WET62	100.5600%	87.0578%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005119/form424b2.htm

1953	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALLABLE CTGNT CPN) Jun-30-2023	09/27/21	09/30/21	06/30/23	06748WES8	US06748WES89	99.1100%	85.5593%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005118/form424b2.htm

1954	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALLABLE CTGNT CPN) Mar-31-2023	09/27/21	09/30/21	03/31/23	06748WFT5	US06748WFT53	99.0725%	79.0345%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005111/form424b2.htm

1955	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jun-30-2023	09/27/21	09/30/21	06/30/23	06748WER0	US06748WER07	98.9975%	84.4663%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005117/form424b2.htm

1956	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALL CTGNT CPN NT) Mar-31-2023	09/27/21	09/30/21	03/31/23	06748WFU2	US06748WFU27	98.8100%	81.5570%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005113/form424b2.htm

1957	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jun-30-2023	09/27/21	09/30/21	06/30/23	06748WEW9	US06748WEW91	99.5600%	86.5593%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005122/form424b2.htm

1958	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED DIGITAL NT) 0.000 Dec-30-2022	09/27/21	09/30/21	12/30/22	06748WG56	US06748WG561	104.0600%	96.2462%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005132/form424b2.htm

1959	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED DIGITAL NT) 0.000 Sep-29-2023	09/27/21	09/30/21	09/29/23	06748WG64	US06748WG645	104.0600%	91.9332%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005116/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1960	GLOBAL MTN SER A INDEX-LINKED (BUFFERED NT) 2.500 Sep-30-2024	09/27/21	09/30/21	09/30/24	06748WG80	US06748WG801	102.1850%	84.7890%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005142/form424b2.htm

1961	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Sep-29-2028	09/27/21	09/30/21	09/29/28	06748WF57	US06748WF571	104.0600%	79.7152%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005352/form424b2.htm

1962	6.5yNC1y Fixed Callable	09/27/21	09/30/21	03/30/28	06748WHJ5	US06748WHJ53	103.3100%	86.3605%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005150/form424b2.htm

1963	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED NT) 0.000 Mar-29-2024	09/27/21	09/30/21	03/29/24	06748WFY4	US06748WFY49	104.0600%	83.2764%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005147/form424b2.htm

1964	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Sep-30-2026	09/28/21	09/30/21	09/30/26	06747X284	US06747X2844	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321014886/dp158877_424b2-4195ubs.htm

1965	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Oct-3-2024	09/28/21	09/30/21	10/03/24	06747X292	US06747X2927	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321014888/dp158859_424b2-4193ubs.htm

1966	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Oct-3-2024	09/28/21	09/30/21	10/03/24	06747X318	US06747X3180	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321014895/dp158861_424b2-4149ubs.htm

1967	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Mar-28-2024	09/28/21	09/30/21	03/28/24	06748WJ53	US06748WJ532	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721005144/form424b2.htm

1968	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Sep-30-2024	09/28/21	09/30/21	09/30/24	06741WE22	US06741WE223	104.0600%	12.2031%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005146/form424b2.htm

1969	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (LEVERAGED BUFFERED NT) 0.000 Mar-30-2029	09/28/21	09/30/21	03/30/29	06748WK69	US06748WK696	104.0600%	72.5687%	https://www.sec.gov/Archives/edgar/data/312070/000095010321014880/dp158881_424b2-4197barc.htm

1970	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Oct-3-2022	09/28/21	10/01/21	10/03/22	06741WF88	US06741WF881	98.9767%	50.9091%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005186/form424b2.htm

1971	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Oct-3-2024 (5)	09/28/21	10/01/21	10/03/24	06748WJV6	US06748WJV63	99.3934%	22.5756%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005182/form424b2.htm

1972	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALL CTGNT CPN NT) Oct-2-2024	09/28/21	10/05/21	10/02/24	06748WK93	US06748WK936	99.6725%	89.5439%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005187/form424b2.htm

1973	4.25yNC1y Fixed Callable	09/28/21	09/30/21	12/30/25	06748WGE7	US06748WGE75	103.5600%	90.0984%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005148/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1974	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGGR CALL CTGNT YIELD) Oct-3-2024	09/29/21	10/04/21	10/03/24	06747X243	US06747X2430	96.5225%	89.6848%	https://www.sec.gov/Archives/edgar/data/312070/000095010321015178/dp159124_424b2-4206ubs.htm

1975	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Oct-4-2022	09/29/21	10/04/21	10/04/22	06747X235	US06747X2356	99.6100%	25.6611%	https://www.sec.gov/Archives/edgar/data/312070/000095010321015206/dp159122_424b2-4207ms.htm

1976	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (MARKET LINKED SEC) 0.000 Oct-4-2027	09/29/21	10/04/21	10/04/27	06748WG72	US06748WG728	104.0600%	82.5007%	https://www.sec.gov/Archives/edgar/data/312070/000095010321015195/dp159201_424b2-4167wfps.htm

1977	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGGR CALL CTGNT YIELD) Oct-3-2024	09/29/21	10/04/21	10/03/24	06747X227	US06747X2273	96.5600%	89.8671%	https://www.sec.gov/Archives/edgar/data/312070/000095010321015182/dp159123_424b2-4210ubs.htm

1978	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Oct-4-2023	09/29/21	10/04/21	10/04/23	06748WJK0	US06748WJK09	96.5603%	90.6770%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005239/form424b2.htm

1979	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Oct-3-2024	09/29/21	10/04/21	10/03/24	06748WJF1	US06748WJF14	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721005238/form424b2.htm

1980	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jan-4-2023	09/29/21	10/04/21	01/04/23	06741WF96	US06741WF964	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721005245/form424b2.htm

1981	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Oct-4-2022	09/29/21	10/04/21	10/04/22	06741WG20	US06741WG202	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721005243/form424b2.htm

1982	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Oct-3-2024	09/29/21	10/04/21	10/03/24	06748WJZ7	US06748WJZ77	96.5603%	89.0857%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005240/form424b2.htm

1983	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Oct-3-2024	09/30/21	10/05/21	10/03/24	06747X268	US06747X2687	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321015331/dp159256_424b2-4201ms.htm

1984	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Oct-3-2024	09/30/21	10/05/21	10/03/24	06747X250	US06747X2505	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321015310/dp159253_424b2-4204ms.htm

1985	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Oct-3-2024 (5)	09/30/21	10/05/21	10/03/24	06748WKC6	US06748WKC63	98.1353%	87.1131%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005320/form424b2.htm

1986	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Sep-30-2024	09/30/21	10/05/21	09/30/24	06748WF73	US06748WF738	97.8725%	86.3656%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005330/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

1987	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Oct-3-2024	09/30/21	10/05/21	10/03/24	06748WJH7	US06748WJH79	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721005328/form424b2.htm

1988	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Sep-30-2026	09/30/21	10/05/21	09/30/26	06748WF81	US06748WF811	104.0600%	87.0593%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005305/form424b2.htm

1989	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Sep-30-2024	09/30/21	10/05/21	09/30/24	06748WFD0	US06748WFD02	98.9975%	88.1390%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005300/form424b2.htm

1990	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Oct-31-2022 (5)	09/30/21	10/05/21	10/31/22	06741WF70	US06741WF709	96.0600%	93.6840%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005318/form424b2.htm

1991	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jun-30-2023	09/30/21	10/05/21	06/30/23	06748WFA6	US06748WFA62	98.0597%	91.5530%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005307/form424b2.htm

1992	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Oct-3-2024	09/30/21	10/05/21	10/03/24	06748WJM6	US06748WJM64	98.2100%	90.2142%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005325/form424b2.htm

1993	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Oct-5-2022	09/30/21	10/05/21	10/05/22	06741WG38	US06741WG384	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721005324/form424b2.htm

1994	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jun-30-2023	09/30/21	10/05/21	06/30/23	06748WFC2	US06748WFC29	98.8103%	90.7559%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005298/form424b2.htm

1995	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Sep-30-2026	09/30/21	10/05/21	09/30/26	06748WF99	US06748WF993	104.0600%	77.2404%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005304/form424b2.htm

1996	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Mar-31-2023	09/30/21	10/05/21	03/31/23	06748WFW8	US06748WFW82	98.8100%	89.0656%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005319/form424b2.htm

1997	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFFER CALL CTGNT CPN NT) Sep-30-2024	09/30/21	10/05/21	09/30/24	06748WGH0	US06748WGH07	100.4142%	86.6305%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005333/form424b2.htm

1998	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Oct-31-2022	09/30/21	10/05/21	10/31/22	06748WFV0	US06748WFV00	104.0600%	90.7408%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005317/form424b2.htm

1999	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Oct-3-2023	09/30/21	10/05/21	10/03/23	06741WG46	US06741WG467	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721005331/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2000	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED PLUS) 0.000 Apr-3-2024	09/30/21	10/05/21	04/03/24	06747X433	US06747X4337	104.0600%	90.5874%	https://www.sec.gov/Archives/edgar/data/312070/000095010321015358/dp159252_424b2-4175ms.htm

2001	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALLABLE CTGNT CPN) Mar-31-2023	09/30/21	10/05/21	03/31/23	06748WFG3	US06748WFG33	98.9975%	90.1671%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005311/form424b2.htm

2002	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Oct-3-2024 (5)	09/30/21	10/05/21	10/03/24	06748WKF9	US06748WKF94	98.8103%	89.1078%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005326/form424b2.htm

2003	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jun-30-2023	09/30/21	10/05/21	06/30/23	06748WFJ7	US06748WFJ71	97.3100%	87.8761%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005302/form424b2.htm

2004	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Jun-30-2023	09/30/21	10/05/21	06/30/23	06748WFB4	US06748WFB46	97.6844%	94.8395%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005309/form424b2.htm

2005	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Sep-30-2024	09/30/21	10/05/21	09/30/24	06748WFK4	US06748WFK45	104.0600%	84.1123%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005315/form424b2.htm

2006	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED PLUS) 0.000 Apr-4-2024	09/30/21	10/05/21	04/04/24	06747X441	US06747X4410	104.0600%	87.6779%	https://www.sec.gov/Archives/edgar/data/312070/000095010321015334/dp159312_424b2-4177ms.htm

2007	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Mar-29-2024	09/30/21	10/05/21	03/29/24	06748WFX6	US06748WFX65	104.0600%	91.3872%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005323/form424b2.htm

2008	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Sep-30-2024	09/30/21	10/05/21	09/30/24	06748WFH1	US06748WFH16	104.0600%	80.1950%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005313/form424b2.htm

2009	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Nov-4-2022	09/30/21	10/07/21	11/04/22	06748WLB7	US06748WLB71	104.0600%	96.6995%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005329/form424b2.htm

2010	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (MARKET LINKED SEC) 0.000 Oct-6-2025	09/30/21	10/05/21	10/06/25	06748WG49	US06748WG496	104.0600%	85.8817%	https://www.sec.gov/Archives/edgar/data/312070/000095010321015314/dp159314_424b2-4166wfps.htm

2011	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Sep-30-2026	09/30/21	10/05/21	09/30/26	06748WF65	US06748WF654	104.0600%	85.8730%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005332/form424b2.htm

2012	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED DUAL DIRECT NT) 0.000 Mar-29-2024	09/30/21	10/05/21	03/29/24	06748WFZ1	US06748WFZ14	104.0600%	86.1405%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005336/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2013	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALLABLE CTGNT CPN) Oct-6-2023	10/01/21	10/06/21	10/06/23	06741WG79	US06741WG798	101.5400%	96.6817%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005384/form424b2.htm

2014	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Oct-4-2024	10/01/21	10/06/21	10/04/24	06747X326	US06747X3263	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321015461/dp159402_424b2-4191ms.htm

2015	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC AUTO-CALLABLE) Oct-5-2023	10/01/21	10/06/21	10/05/23	06748WL92	US06748WL926	97.8025%	88.0153%	https://www.sec.gov/Archives/edgar/data/312070/000095010321015468/dp159408_424b2-4222ms.htm

2016	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Oct-4-2024	10/01/21	10/06/21	10/04/24	06747X334	US06747X3347	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321015458/dp159375_424b2-4192ms.htm

2017	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Oct-6-2026	10/01/21	10/06/21	10/06/26	06748WK77	US06748WK779	103.5400%	77.3006%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005362/form424b2.htm

2018	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 11.600 Oct-6-2022	10/01/21	10/06/21	10/06/22	06741WG61	US06741WG616	94.8397%	47.3301%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005364/form424b2.htm

2019	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Oct-5-2023	10/01/21	10/07/21	10/05/23	06741WF21	US06741WF212	98.5400%	72.2665%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005360/form424b2.htm

2020	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Oct-8-2024	10/05/21	10/08/21	10/08/24	06741WG87	US06741WG871	97.0150%	90.3388%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005425/form424b2.htm

2021	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Oct-9-2024 (5)	10/05/21	10/08/21	10/09/24	06748WM83	US06748WM833	98.6644%	35.9959%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005424/form424b2.htm

2022	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED NT) 0.000 Feb-9-2023	10/05/21	10/08/21	02/09/23	06748WK44	US06748WK449	103.5400%	92.2488%	https://www.sec.gov/Archives/edgar/data/312070/000095010321015602/dp159519_424b2-4200barc.htm

2023	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Oct-9-2024	10/05/21	10/08/21	10/09/24	06741WG95	US06741WG954	96.7900%	91.5336%	https://www.sec.gov/Archives/edgar/data/312070/000095010321015606/dp159516_424b2-4227barc.htm

2024	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED NT) 0.000 Jan-10-2023	10/05/21	10/08/21	01/10/23	06748WK36	US06748WK365	103.5400%	93.0405%	https://www.sec.gov/Archives/edgar/data/312070/000095010321015597/dp159517_424b2-4198barc.htm

2025	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED NT) 0.000 Mar-9-2023	10/05/21	10/08/21	03/09/23	06748WK51	US06748WK514	103.5400%	91.7023%	https://www.sec.gov/Archives/edgar/data/312070/000095010321015601/dp159518_424b2-4199barc.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2026	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Oct-10-2024	10/06/21	10/12/21	10/10/24	06748WMR1	US06748WMR15	96.0403%	86.5212%	https://www.sec.gov/Archives/edgar/data/312070/000095010321015651/dp159593_424b2-4231barc.htm

2027	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Oct-10-2024	10/06/21	10/12/21	10/10/24	06748WMP5	US06748WMP58	94.5400%	88.2622%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005438/form424b2.htm

2028	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Oct-10-2023	10/06/21	10/12/21	10/10/23	06741WH29	US06741WH291	100.5400%	93.6739%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005436/form424b2.htm

2029	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Oct-10-2024	10/06/21	10/12/21	10/10/24	06748WL68	US06748WL686	98.1025%	88.6253%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005437/form424b2.htm

2030	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (BUFFERED AUTOCALLABLE) Oct-11-2022	10/06/21	10/12/21	10/11/22	06748WMV2	US06748WMV27	95.7775%	95.7734%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005435/form424b2.htm

2031	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Oct-15-2024 (5)	10/06/21	10/12/21	10/15/24	06748WMM2	US06748WMM28	97.5397%	80.9462%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005434/form424b2.htm

2032	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Oct-10-2024	10/06/21	10/12/21	10/10/24	06741WH37	US06741WH374	93.6778%	92.6441%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005439/form424b2.htm

2033	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Oct-10-2024	10/07/21	10/12/21	10/10/24	06748WMJ9	US06748WMJ98	96.0400%	82.7388%	https://www.sec.gov/Archives/edgar/data/312070/000095010321015672/dp159608_424b2-4229barc.htm

2034	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Oct-10-2024	10/07/21	10/13/21	10/10/24	06741WH52	US06741WH523	96.4150%	41.9078%	https://www.sec.gov/Archives/edgar/data/312070/000095010321015764/dp159628_424b2-4233barc.htm

2035	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Oct-10-2024	10/07/21	10/13/21	10/10/24	06741WH45	US06741WH457	97.0400%	41.4725%	https://www.sec.gov/Archives/edgar/data/312070/000095010321015765/dp159629_424b2-4232barc.htm

2036	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Oct-11-2024	10/08/21	10/13/21	10/11/24	06748WMU4	US06748WMU44	93.5400%	68.1949%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005451/form424b2.htm

2037	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Oct-11-2024	10/08/21	10/14/21	10/11/24	06747X185	US06747X1853	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321015804/dp159663_424b2-4216ms.htm

2038	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Oct-11-2024	10/08/21	10/14/21	10/11/24	06747X219	US06747X2190	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321015874/dp159812_424b2-4218ms.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2039	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Oct-11-2024	10/08/21	10/14/21	10/11/24	06747X151	US06747X1515	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321015803/dp159664_424b2-4226ms.htm

2040	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Oct-11-2024	10/08/21	10/14/21	10/11/24	06747X177	US06747X1770	99.4400%	71.5868%	https://www.sec.gov/Archives/edgar/data/312070/000095010321015806/dp159652_424b2-4217ms.htm

2041	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC CALLABLE SEC) Oct-12-2023	10/08/21	10/14/21	10/12/23	06748WKN2	US06748WKN29	98.7775%	94.2090%	https://www.sec.gov/Archives/edgar/data/312070/000095010321015805/dp159651_424b2-4209ms.htm

2042	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Oct-14-2025	10/08/21	10/14/21	10/14/25	06748WM75	US06748WM759	103.5400%	87.5408%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005464/form424b2.htm

2043	GLOBAL MTN SER A EQUITY-LINKED (BUFFERED AUTOCALLABLE NT) 11.000 Oct-13-2022	10/08/21	10/15/21	10/13/22	06741WH60	US06741WH606	95.2900%	42.5318%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005461/form424b2.htm

2044	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGR AUTOCAL CTGT YIELD) Oct-16-2024	10/11/21	10/14/21	10/16/24	06747Y100	US06747Y1001	98.4250%	87.2841%	https://www.sec.gov/Archives/edgar/data/312070/000095010321015841/dp159762_424b2-4238ubs.htm

2045	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFF CALLABLE CTGNT CPN) Oct-17-2024	10/11/21	10/14/21	10/17/24	06748WN25	US06748WN252	96.4150%	88.9496%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005463/form424b2.htm

2046	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGR AUTOCAL CTGT YIELD) Oct-16-2024	10/11/21	10/14/21	10/16/24	06747Y209	US06747Y2090	96.9400%	89.6481%	https://www.sec.gov/Archives/edgar/data/312070/000095010321015819/dp159761_424b2-4239ubs.htm

2047	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFF AUTOCALL CTGT CPN) Oct-16-2023 (5)	10/11/21	10/14/21	10/16/23	06748WMB6	US06748WMB62	101.0404%	90.5823%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005465/form424b2.htm

2048	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Oct-16-2024	10/12/21	10/14/21	10/16/24	06741WJ35	US06741WJ354	91.5403%	96.0573%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005466/form424b2.htm

2049	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (STEP DWN TRGGR AUTOCALL) 0.000 Oct-18-2024	10/12/21	10/15/21	10/18/24	06747Y308	US06747Y3080	103.5400%	88.3314%	https://www.sec.gov/Archives/edgar/data/312070/000095010321015901/dp159798_424b2-4240ubs.htm

2050	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALL CTGNT CPN NT) Oct-18-2024	10/12/21	10/15/21	10/18/24	06748WMY6	US06748WMY65	98.9150%	76.0850%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005474/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2051	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Oct-17-2024	10/12/21	10/15/21	10/17/24	06748WMS9	US06748WMS97	94.9150%	88.4035%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005472/form424b2.htm

2052	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 9.100 Oct-17-2024	10/12/21	10/15/21	10/17/24	06741WH78	US06741WH788	96.7153%	92.3945%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005473/form424b2.htm

2053	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Oct-18-2024	10/13/21	10/18/21	10/18/24	06747Y803	US06747Y8030	98.8600%	92.2272%	https://www.sec.gov/Archives/edgar/data/312070/000095010321015944/dp159838_424b2-4243ubs.htm

2054	GLOBAL MTN SER A INDEX-LINKED (BUFFERED NT) 6.100 Oct-18-2022	10/13/21	10/18/21	10/18/22	06748WNB5	US06748WNB53	98.9650%	94.9033%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005485/form424b2.htm

2055	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Oct-18-2024	10/13/21	10/18/21	10/18/24	06747Y704	US06747Y7040	97.3750%	93.5353%	https://www.sec.gov/Archives/edgar/data/312070/000095010321015928/dp159837_424b2-4244ubs.htm

2056	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Oct-17-2024 (5)	10/13/21	10/18/21	10/17/24	06748WMZ3	US06748WMZ31	98.5400%	71.8442%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005482/form424b2.htm

2057	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Oct-18-2024 (5)	10/13/21	10/18/21	10/18/24	06748WKQ5	US06748WKQ59	99.5400%	38.7209%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005481/form424b2.htm

2058	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 11.150 Oct-18-2022	10/13/21	10/18/21	10/18/22	06741WJ43	US06741WJ438	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721005483/form424b2.htm

2059	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 9.800 Apr-17-2023	10/13/21	10/18/21	04/17/23	06741WJ50	US06741WJ503	98.6400%	42.1980%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005484/form424b2.htm

2060	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (LEV BUFFER AUTOCALL NT) 0.000 Oct-17-2024	10/13/21	10/18/21	10/17/24	06748WN33	US06748WN336	103.5400%	82.8913%	https://www.sec.gov/Archives/edgar/data/312070/000095010321015946/dp159840_424b2-4241barc.htm

2061	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Oct-17-2024	10/14/21	10/19/21	10/17/24	06748WMN0	US06748WMN01	97.7275%	30.0262%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005491/form424b2.htm

2062	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Oct-18-2024	10/15/21	10/20/21	10/18/24	06747X110	US06747X1101	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321016082/dp159958_424b2-4237ms.htm

2063	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Oct-18-2024	10/15/21	10/20/21	10/18/24	06748WMW0	US06748WMW00	96.0400%	90.3465%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005512/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2064	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Oct-18-2024	10/15/21	10/20/21	10/18/24	06747X128	US06747X1283	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321016039/dp159957_424b2-4235ms.htm

2065	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Oct-18-2024	10/15/21	10/20/21	10/18/24	06747X144	US06747X1440	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321016035/dp159945_424b2-4236ms.htm

2066	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Oct-21-2024	10/15/21	10/20/21	10/21/24	06748WNA7	US06748WNA70	94.5400%	89.7435%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005514/form424b2.htm

2067	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Oct-18-2024	10/15/21	10/20/21	10/18/24	06747X136	US06747X1366	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321016033/dp159944_424b2-4234ms.htm

2068	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Oct-18-2024	10/15/21	10/20/21	10/18/24	06747Y605	US06747Y6059	101.3275%	52.4554%	https://www.sec.gov/Archives/edgar/data/312070/000095010321016031/dp159947_424b2-4242ms.htm

2069	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Oct-18-2024 (5)	10/15/21	10/20/21	10/18/24	06748WN66	US06748WN666	100.0400%	19.8711%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005513/form424b2.htm

2070	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Oct-18-2024	10/15/21	10/20/21	10/18/24	06741WJ68	US06741WJ685	96.0400%	21.7065%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005504/form424b2.htm

2071	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Apr-18-2024	10/15/21	10/20/21	04/18/24	06741WG53	US06741WG533	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721005501/form424b2.htm

2072	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Oct-18-2024	10/15/21	10/20/21	10/18/24	06748WME0	US06748WME02	98.8150%	83.0364%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005507/form424b2.htm

2073	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Oct-18-2024	10/15/21	10/20/21	10/18/24	06748WLL5	US06748WLL53	96.7900%	85.0956%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005506/form424b2.htm

2074	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Nov-18-2022 (5)	10/15/21	10/20/21	11/18/22	06748WN41	US06748WN419	97.0525%	87.7984%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005510/form424b2.htm

2075	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jul-20-2023	10/15/21	10/20/21	07/20/23	06748WLF8	US06748WLF85	95.8525%	86.3362%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005503/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2076	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (PLUS) 0.000 Feb-3-2023	10/15/21	10/20/21	02/03/23	06747X193	US06747X1937	103.5400%	79.9662%	https://www.sec.gov/Archives/edgar/data/312070/000095010321016032/dp159952_424b2-4205ms.htm

2077	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jul-18-2024	10/15/21	10/20/21	07/18/24	06748WLE1	US06748WLE11	98.6650%	83.5677%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005502/form424b2.htm

2078	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jul-20-2023	10/15/21	10/20/21	07/20/23	06748WLG6	US06748WLG68	97.5397%	84.9208%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005505/form424b2.htm

2079	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED NT) 0.000 Oct-19-2023	10/15/21	10/20/21	10/19/23	06748WJN4	US06748WJN48	103.5400%	91.5661%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005854/form424b2.htm

2080	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Oct-23-2024	10/18/21	10/21/21	10/23/24	06748WNM1	US06748WNM19	98.4150%	66.5120%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005529/form424b2.htm

2081	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Oct-21-2024	10/18/21	10/21/21	10/21/24	06748WMT7	US06748WMT70	98.8906%	82.7948%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005530/form424b2.htm

2082	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Oct-23-2024	10/18/21	10/21/21	10/23/24	06747Y845	US06747Y8451	96.9775%	87.1358%	https://www.sec.gov/Archives/edgar/data/312070/000095010321016161/dp160082_424b2-4250ubs.htm

2083	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Oct-23-2024	10/18/21	10/21/21	10/23/24	06748WNP4	US06748WNP40	99.6150%	55.3671%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005531/form424b2.htm

2084	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Oct-23-2024	10/18/21	10/21/21	10/23/24	06748WNQ2	US06748WNQ23	103.5400%	30.7143%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005532/form424b2.htm

2085	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (TRIGGER GEARS) 0.000 Oct-21-2026	10/18/21	10/20/21	10/21/26	06747X169	US06747X1697	103.5400%	82.7851%	https://www.sec.gov/Archives/edgar/data/312070/000095010321016085/dp160030_424b2-4219ubs.htm

2086	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Apr-24-2024	10/19/21	10/22/21	04/24/24	06748WNU3	US06748WNU35	98.2900%	88.1520%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005545/form424b2.htm

2087	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Oct-24-2024	10/19/21	10/22/21	10/24/24	06748WN58	US06748WN583	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721005546/form424b2.htm

2088	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALLABLE CTGNT CPN) Apr-24-2023	10/19/21	10/22/21	04/24/23	06741WJ76	US06741WJ768	96.0400%	74.8424%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005543/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2089	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Oct-25-2024	10/20/21	10/25/21	10/25/24	06748WMX8	US06748WMX82	100.7150%	35.2034%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005554/form424b2.htm

2090	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 9.000 Oct-24-2024	10/21/21	10/26/21	10/24/24	06741WH86	US06741WH861	96.7900%	74.0859%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005573/form424b2.htm

2091	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 May-25-2023	10/21/21	10/26/21	05/25/23	06748WN90	US06748WN906	103.5400%	87.0367%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005572/form424b2.htm

2092	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Oct-24-2024 (5)	10/22/21	10/26/21	10/24/24	06748WNL3	US06748WNL36	99.7734%	88.0035%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005575/form424b2.htm

2093	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Oct-25-2024	10/22/21	10/27/21	10/25/24	06747Y886	US06747Y8865	98.5400%	72.1864%	https://www.sec.gov/Archives/edgar/data/312070/000095010321016491/dp160410_424b2-4247ms.htm

2094	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Oct-25-2024	10/22/21	10/27/21	10/25/24	06747Y860	US06747Y8600	101.4150%	75.0451%	https://www.sec.gov/Archives/edgar/data/312070/000095010321016487/dp160416_424b2-4245ms.htm

2095	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC AUTO-CALLABLE) Oct-26-2023	10/22/21	10/27/21	10/26/23	06748WNC3	US06748WNC37	97.7275%	84.4189%	https://www.sec.gov/Archives/edgar/data/312070/000095010321016488/dp160424_424b2-4248ms.htm

2096	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Oct-25-2024	10/22/21	10/27/21	10/25/24	06747Y795	US06747Y7958	97.5400%	78.2810%	https://www.sec.gov/Archives/edgar/data/312070/000095010321016495/dp160422_424b2-4256ubs.htm

2097	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Oct-25-2024	10/22/21	10/27/21	10/25/24	06747Y878	US06747Y8782	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321016483/dp160417_424b2-4246ms.htm

2098	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC CALLABLE SEC) Oct-25-2024	10/22/21	10/27/21	10/25/24	06748WNK5	US06748WNK52	97.2400%	83.1410%	https://www.sec.gov/Archives/edgar/data/312070/000095010321016494/dp160406_424b2-4249ms.htm

2099	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Oct-25-2024	10/22/21	10/27/21	10/25/24	06748WM34	US06748WM346	97.1650%	84.5732%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005591/form424b2.htm

2100	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Oct-25-2024	10/22/21	10/27/21	10/25/24	06747Y811	US06747Y8113	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321016495/dp160422_424b2-4256ubs.htm

2101	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Oct-25-2024	10/22/21	10/27/21	10/25/24	06748WM26	US06748WM262	98.2900%	83.6066%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005592/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2102	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 22.300 Oct-27-2022	10/22/21	10/27/21	10/27/22	06741WJ92	US06741WJ925	86.8150%	22.4921%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005594/form424b2.htm

2103	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK) 0.000 Oct-27-2027	10/22/21	10/27/21	10/27/27	06748WM42	US06748WM429	103.5400%	78.8927%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005584/form424b2.htm

2104	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFF AUTOCALL CTGNT CPN) Oct-25-2024 (5)	10/22/21	10/27/21	10/25/24	06748WLK7	US06748WLK70	100.5400%	83.1020%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005593/form424b2.htm

2105	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Oct-27-2026	10/22/21	10/27/21	10/27/26	06748WM59	US06748WM593	103.5400%	82.1490%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005585/form424b2.htm

2106	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Oct-26-2023	10/22/21	10/27/21	10/26/23	06748WP49	US06748WP497	100.5400%	72.1508%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005587/form424b2.htm

2107	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Oct-25-2024	10/22/21	10/27/21	10/25/24	06748WNF6	US06748WNF67	96.9652%	61.2089%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005590/form424b2.htm

2108	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Oct-25-2024	10/22/21	10/27/21	10/25/24	06748WNW9	US06748WNW90	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721005589/form424b2.htm

2109	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Oct-26-2028	10/22/21	10/27/21	10/26/28	06748WLY7	US06748WLY74	103.5400%	80.1815%	https://www.sec.gov/Archives/edgar/data/312070/000095010321016496/dp160425_424b2-4223barc.htm

2110	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Apr-29-2027	10/22/21	10/27/21	04/29/27	06748WLZ4	US06748WLZ40	103.5400%	84.4427%	https://www.sec.gov/Archives/edgar/data/312070/000095010321016485/dp160427_424b2-4224barc.htm

2111	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRIGGER CALL CTGNT YIELD) Apr-30-2025	10/25/21	10/28/21	04/30/25	06747Y779	US06747Y7792	98.9900%	86.1040%	https://www.sec.gov/Archives/edgar/data/312070/000095010321016626/dp160568_424b2-4258ubs.htm

2112	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Oct-30-2024 (5)	10/25/21	10/28/21	10/30/24	06748WP31	US06748WP315	99.5400%	81.1270%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005625/form424b2.htm

2113	GLOBAL MTN SER A INDEX-LINKED (BUFFERED NT) 6.000 Oct-28-2022	10/25/21	10/28/21	10/28/22	06748WPJ6	US06748WPJ61	99.5400%	93.4074%	https://www.sec.gov/Archives/edgar/data/312070/000095010321017802/dp161763_424b2-4259barc.htm

2114	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Oct-28-2024	10/25/21	10/28/21	10/28/24	06748WPB3	US06748WPB36	97.1400%	86.2657%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005624/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2115	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Oct-30-2023 (5)	10/25/21	10/28/21	10/30/23	06747Y761	US06747Y7610	98.9900%	80.2523%	https://www.sec.gov/Archives/edgar/data/312070/000095010321016628/dp160569_424b2-4260ubs.htm

2116	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Oct-30-2023	10/25/21	10/28/21	10/30/23	06748WNS8	US06748WNS88	94.2069%	79.1806%	https://www.sec.gov/Archives/edgar/data/312070/000095010321016639/dp160566_424b2-4251barc.htm

2117	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Oct-30-2024 (5)	10/25/21	10/28/21	10/30/24	06747Y787	US06747Y7875	103.5400%	50.0117%	https://www.sec.gov/Archives/edgar/data/312070/000095010321016683/dp160564_424b2-4257ms.htm

2118	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Oct-30-2023	10/25/21	10/28/21	10/30/23	06748WNT6	US06748WNT61	101.8317%	38.3351%	https://www.sec.gov/Archives/edgar/data/312070/000095010321016635/dp160565_424b2-4253barc.htm

2119	7.5yNC1y Fixed Callable	10/25/21	10/27/21	04/27/29	06748WN82	US06748WN823	102.5400%	86.8824%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005588/form424b2.htm

2120	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Oct-30-2024 (5)	10/26/21	10/29/21	10/30/24	06748WKA0	US06748WKA08	100.5400%	83.0134%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005641/form424b2.htm

2121	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Oct-30-2026	10/26/21	10/29/21	10/30/26	06748WLD3	US06748WLD38	103.5400%	75.5006%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005655/form424b2.htm

2122	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Oct-30-2026	10/26/21	10/29/21	10/30/26	06748WL84	US06748WL843	103.5400%	77.9408%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005657/form424b2.htm

2123	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Oct-29-2026	10/26/21	10/29/21	10/29/26	06748WKZ5	US06748WKZ58	103.5400%	78.2130%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005666/form424b2.htm

2124	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Oct-31-2024	10/26/21	10/29/21	10/31/24	06748WLC5	US06748WLC54	99.3736%	81.7586%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005656/form424b2.htm

2125	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Oct-29-2026	10/26/21	10/29/21	10/29/26	06748WMH3	US06748WMH33	103.5400%	81.2635%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005659/form424b2.htm

2126	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Jul-31-2023	10/26/21	10/29/21	07/31/23	06748WLM3	US06748WLM37	98.2064%	92.1987%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005653/form424b2.htm

2127	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Oct-29-2026	10/26/21	10/29/21	10/29/26	06748WNE9	US06748WNE92	103.5400%	76.6174%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005646/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2128	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jul-31-2023	10/26/21	10/29/21	07/31/23	06748WLW1	US06748WLW19	98.2066%	83.8793%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005650/form424b2.htm

2129	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK) 0.000 Oct-31-2025	10/26/21	10/29/21	10/31/25	06748WKH5	US06748WKH50	103.5400%	73.1230%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005668/form424b2.htm

2130	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALLABLE CTGNT CPN) Nov-3-2022 (5)	10/26/21	10/29/21	11/03/22	06748WLH4	US06748WLH42	98.5400%	80.6876%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005654/form424b2.htm

2131	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Oct-29-2026	10/26/21	10/29/21	10/29/26	06748WKY8	US06748WKY83	103.5400%	84.0572%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005669/form424b2.htm

2132	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jul-31-2023	10/26/21	10/29/21	07/31/23	06748WL35	US06748WL355	99.5400%	87.0716%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005644/form424b2.htm

2133	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 May-1-2023	10/26/21	10/29/21	05/01/23	06748WPF4	US06748WPF40	103.5400%	85.4701%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005647/form424b2.htm

2134	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Oct-31-2024	10/26/21	10/29/21	10/31/24	06748WNZ2	US06748WNZ22	103.5400%	88.4464%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005649/form424b2.htm

2135	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPER TRACK) 0.000 Apr-28-2023	10/26/21	10/29/21	04/28/23	06748WKG7	US06748WKG77	103.5400%	85.4664%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005667/form424b2.htm

2136	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Oct-29-2026	10/26/21	10/29/21	10/29/26	06748WND1	US06748WND10	103.5400%	81.1355%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005658/form424b2.htm

2137	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 7.000 Nov-3-2022 (5)	10/26/21	10/29/21	11/03/22	06748WMC4	US06748WMC46	98.8736%	73.4709%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005651/form424b2.htm

2138	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFF AUTOCALL CTGNT CPN) Oct-31-2023 (5)	10/26/21	10/29/21	10/31/23	06748WP80	US06748WP802	100.2904%	86.1724%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005648/form424b2.htm

2139	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jul-31-2023	10/26/21	10/29/21	07/31/23	06748WL27	US06748WL272	99.3736%	87.8954%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005670/form424b2.htm

2140	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Oct-31-2025	10/26/21	10/29/21	10/31/25	06748WM67	US06748WM676	103.5400%	77.7111%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005662/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2141	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALL CTGNT CPN NT) Apr-28-2023 (5)	10/26/21	10/29/21	04/28/23	06748WKL6	US06748WKL62	99.7900%	79.7617%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005642/form424b2.htm

2142	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALLABLE CTGNT CPN) Oct-30-2023 (5)	10/26/21	10/29/21	10/30/23	06748WML4	US06748WML45	101.0401%	60.4533%	https://www.sec.gov/Archives/edgar/data/312070/000095010321016773/dp160688_424b2-4230barc.htm

2143	3yNC6m Fixed Callable	10/26/21	10/29/21	10/29/24	06748WN74	US06748WN740	103.1000%	93.1519%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005672/form424b2.htm

2144	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Oct-31-2028	10/26/21	10/29/21	10/31/28	06748WKJ1	US06748WKJ17	103.5400%	80.0095%	https://www.sec.gov/Archives/edgar/data/312070/000095010321016883/dp160842_424b8-4214barc.htm

2145	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (DUAL DIRECT BARRIER NT) 0.000 Oct-31-2024	10/26/21	10/29/21	10/31/24	06748WMD2	US06748WMD29	103.5400%	79.8582%	https://www.sec.gov/Archives/edgar/data/312070/000095010321016751/dp160686_424b2-4225barc.htm

2146	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED NT) 0.000 Apr-30-2024	10/26/21	10/29/21	04/30/24	06748WKM4	US06748WKM46	103.5400%	82.3226%	https://www.sec.gov/Archives/edgar/data/312070/000095010321016771/dp160694_424b2-4208barc.htm

2147	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED DIGITAL NT) 0.000 Jan-31-2023	10/26/21	10/29/21	01/31/23	06748WKT9	US06748WKT98	103.5400%	94.9077%	https://www.sec.gov/Archives/edgar/data/312070/000095010321016740/dp160684_424b2-4211barc.htm

2148	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED DIGITAL NT) 0.000 Oct-31-2023	10/26/21	10/29/21	10/31/23	06748WKU6	US06748WKU61	103.5400%	90.8362%	https://www.sec.gov/Archives/edgar/data/312070/000095010321016746/dp160692_424b2-4212barc.htm

2149	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED DIGITAL NT) 0.000 Oct-31-2024	10/26/21	10/29/21	10/31/24	06748WKW2	US06748WKW28	103.5400%	84.5451%	https://www.sec.gov/Archives/edgar/data/312070/000095010321016748/dp160676_424b2-4213barc.htm

2150	GLOBAL MTN SER A INDEX-LINKED (BUFFERED NT) 2.700 Oct-31-2024	10/26/21	10/29/21	10/31/24	06748WKX0	US06748WKX01	102.1900%	85.2811%	https://www.sec.gov/Archives/edgar/data/312070/000095010321016750/dp160685_424b2-4220barc.htm

2151	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Oct-31-2024 (5)	10/27/21	10/29/21	10/31/24	06748WPA5	US06748WPA52	103.5400%	42.9107%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005660/form424b2.htm

2152	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Oct-30-2024 (5)	10/27/21	10/29/21	10/30/24	06741WJ84	US06741WJ842	101.8734%	24.8169%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005661/form424b2.htm

2153	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Oct-31-2024 (5)	10/27/21	10/29/21	10/31/24	06741WK33	US06741WK337	103.5400%	17.8501%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005645/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2154	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Apr-30-2024 (5)	10/27/21	10/29/21	04/30/24	06741WH94	US06741WH945	93.5400%	67.9751%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005665/form424b2.htm

2155	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Oct-31-2024	10/27/21	11/01/21	10/31/24	06748WP64	US06748WP646	97.9400%	83.3765%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005695/form424b2.htm

2156	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Oct-31-2024	10/27/21	11/01/21	10/31/24	06748WP23	US06748WP232	97.0400%	81.9941%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005694/form424b2.htm

2157	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Oct-31-2024	10/27/21	11/01/21	10/31/24	06748WNY5	US06748WNY56	93.7900%	47.5956%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005693/form424b2.htm

2158	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Oct-31-2024 (5)	10/27/21	11/01/21	10/31/24	06748WQ89	US06748WQ891	103.5400%	8.7189%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005696/form424b2.htm

2159	3.5yNC6m Fixed Callable	10/27/21	10/29/21	04/29/25	06748WMK6	US06748WMK61	103.0400%	92.0347%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005673/form424b2.htm

2160	GLOBAL MTN FLTG RT SER A INDEX-LINKED (MARKET LINKED SEC) Oct-29-2024 (5)	10/28/21	11/02/21	10/29/24	06748WKD4	US06748WKD47	99.4150%	82.6380%	https://www.sec.gov/Archives/edgar/data/312070/000095010321017000/dp160951_424b2-4203wfps.htm

2161	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 6.650 Nov-2-2023 (5)	10/28/21	11/02/21	11/02/23	06741WK41	US06741WK410	99.1064%	83.0497%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005751/form424b2.htm

2162	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 9.800 Nov-2-2023 (5)	10/28/21	11/02/21	11/02/23	06741WK58	US06741WK584	97.0068%	93.0939%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005748/form424b2.htm

2163	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFF AUTOCALL CTGNT CPN) Oct-31-2024	10/28/21	11/02/21	10/31/24	06748WP56	US06748WP562	100.9150%	87.5252%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005747/form424b2.htm

2164	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 7.750 Nov-2-2023 (5)	10/28/21	11/02/21	11/02/23	06741WK66	US06741WK667	98.3736%	53.6188%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005749/form424b2.htm

2165	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Nov-1-2024 (5)	10/29/21	11/03/21	11/01/24	06747Y829	US06747Y8295	97.9150%	78.3112%	https://www.sec.gov/Archives/edgar/data/312070/000095010321017166/dp161090_424b2-4255ms.htm

2166	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC AUTO-CALLABLE) Nov-2-2023 (5)	10/29/21	11/03/21	11/03/23	06748WNX7	US06748WNX73	99.4650%	80.4211%	https://www.sec.gov/Archives/edgar/data/312070/000095010321017165/dp161079_424b2-4254ms.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2167	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (MARKET LINKED SEC) 0.000 Feb-3-2023	10/29/21	11/03/21	02/03/23	06748WKE2	US06748WKE20	103.5400%	90.8069%	https://www.sec.gov/Archives/edgar/data/312070/000095010321017630/dp161575_424b2-4202wfps.htm

2168	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) May-2-2025	10/29/21	11/03/21	05/02/25	06748WRP0	US06748WRP04	97.5400%	85.6534%	https://www.sec.gov/Archives/edgar/data/312070/000095010321017122/dp161093_424b2-4300barc.htm

2169	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Oct-31-2024	10/29/21	11/03/21	10/31/24	06748WLT8	US06748WLT89	99.7900%	87.1542%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005795/form424b2.htm

2170	AUTOCAL BABA 24 (5)	10/29/21	11/03/21	11/01/24	06747Y589	US06747Y5895	100.2275%	63.7182%	https://www.sec.gov/Archives/edgar/data/312070/000095010321017144/dp161089_424b2-4278ms.htm

2171	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jul-31-2023	10/29/21	11/03/21	07/31/23	06748WLN1	US06748WLN10	98.2064%	88.4060%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005796/form424b2.htm

2172	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Nov-1-2024 (5)	10/29/21	11/03/21	11/01/24	06747Y654	US06747Y6547	103.5400%	38.4112%	https://www.sec.gov/Archives/edgar/data/312070/000095010321017167/dp161088_424b2-4277ms.htm

2173	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Jul-31-2023	10/29/21	11/03/21	07/31/23	06748WLS0	US06748WLS07	96.7064%	94.0511%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005802/form424b2.htm

2174	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jul-31-2023	10/29/21	11/03/21	07/31/23	06748WLR2	US06748WLR24	97.7064%	88.7932%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005800/form424b2.htm

2175	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALL CTGNT CPN NT) Apr-28-2023 (5)	10/29/21	11/03/21	04/28/23	06748WKP7	US06748WKP76	99.6650%	88.8630%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005787/form424b2.htm

2176	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Oct-31-2024	10/29/21	11/03/21	10/31/24	06748WLQ4	US06748WLQ41	99.0400%	85.1227%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005798/form424b2.htm

2177	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALLABLE CTGNT CPN) Nov-8-2022 (5)	10/29/21	11/03/21	11/08/22	06748WLJ0	US06748WLJ08	97.9981%	81.1257%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005799/form424b2.htm

2178	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Nov-1-2024	10/29/21	11/03/21	11/01/24	06748WPH0	US06748WPH06	98.7900%	80.2355%	https://www.sec.gov/Archives/edgar/data/312070/000095010321017130/dp161152_424b2-4261barc.htm

2179	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Oct-30-2026	10/29/21	11/03/21	10/30/26	06748WLA9	US06748WLA98	103.5400%	79.9376%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005794/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2180	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Oct-30-2026	10/29/21	11/03/21	10/30/26	06748WLU5	US06748WLU52	103.5400%	82.3259%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005808/form424b2.htm

2181	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Nov-2-2023	10/29/21	11/03/21	11/02/23	06748WP72	US06748WP729	94.7152%	63.3315%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005818/form424b2.htm

2182	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jul-31-2023	10/29/21	11/03/21	07/31/23	06748WLX9	US06748WLX91	96.7064%	84.6435%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005833/form424b2.htm

2183	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Nov-1-2024	10/29/21	11/03/21	11/01/24	06748WQU0	US06748WQU08	99.5400%	89.5051%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005827/form424b2.htm

2184	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFF CALLABLE CTGNT CPN) Oct-31-2024	10/29/21	11/03/21	10/31/24	06748WMG5	US06748WMG59	100.4150%	84.8865%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005812/form424b2.htm

2185	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Nov-1-2024	10/29/21	11/03/21	11/01/24	06748WQT3	US06748WQT35	98.2900%	85.9563%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005826/form424b2.htm

2186	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Apr-28-2023 (5)	10/29/21	11/03/21	04/28/23	06748WKV4	US06748WKV45	99.7900%	86.5522%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005792/form424b2.htm

2187	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Nov-1-2024	10/29/21	11/03/21	11/01/24	06748WPE7	US06748WPE74	100.5400%	88.0394%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005825/form424b2.htm

2188	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK) 0.000 Oct-31-2024	10/29/21	11/03/21	10/31/24	06748WKR3	US06748WKR33	103.5400%	76.1540%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005834/form424b2.htm

2189	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Oct-30-2026	10/29/21	11/03/21	10/30/26	06748WLV3	US06748WLV36	103.5400%	72.5742%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005809/form424b2.htm

2190	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Apr-30-2024	10/29/21	11/03/21	04/30/24	06748WL43	US06748WL439	103.5400%	87.7630%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005793/form424b2.htm

2191	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Dec-5-2022	10/29/21	11/03/21	12/05/22	06748WKS1	US06748WKS16	103.5400%	87.5284%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005791/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2192	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Nov-2-2023	10/29/21	11/03/21	11/02/23	06748WNR0	US06748WNR06	99.7900%	22.7981%	https://www.sec.gov/Archives/edgar/data/312070/000095010321017128/dp161092_424b2-4252barc.htm

2193	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Nov-1-2024 (5)	10/29/21	11/03/21	11/01/24	06748WPD9	US06748WPD91	103.5400%	29.8619%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005820/form424b2.htm

2194	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Oct-31-2024	10/29/21	11/03/21	10/31/24	06748WLP6	US06748WLP67	99.0400%	85.3045%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005801/form424b2.htm

2195	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Nov-1-2024	10/29/21	11/03/21	11/01/24	06748WPC1	US06748WPC19	101.0400%	86.6435%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005819/form424b2.htm

2196	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Nov-3-2026	10/29/21	11/03/21	11/03/26	06748WKK8	US06748WKK89	103.5400%	85.2567%	https://www.sec.gov/Archives/edgar/data/312070/000095010321017129/dp161094_424b2-4215barc.htm

2197	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED NT) 0.000 Apr-30-2024	10/29/21	11/03/21	04/30/24	06748WL50	US06748WL504	103.5400%	82.9531%	https://www.sec.gov/Archives/edgar/data/312070/000095010321017118/dp161083_424b2-4221barc.htm

2198	5.5yNC1y Fixed Callable	10/29/21	11/04/21	05/04/27	06748WRF2	US06748WRF22	102.6650%	89.4359%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005805/form424b2.htm

2199	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED NT) 0.000 Apr-30-2024	10/29/21	11/03/21	04/30/24	06748WMF7	US06748WMF76	103.5400%	85.7928%	https://www.sec.gov/Archives/edgar/data/312070/000095010321017119/dp161082_424b2-4228barc.htm

2200	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED DUAL DIRECT NT) 0.000 May-2-2024	10/29/21	11/03/21	05/02/24	06748WQ97	US06748WQ974	103.5400%	88.4817%	https://www.sec.gov/Archives/edgar/data/312070/000095010321017120/dp161081_424b2-4272barc.htm

2201	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (CAPP ACCELERATED RETURN) 0.000 May-6-2025	11/01/21	11/04/21	05/06/25	06748WRK1	US06748WRK17	103.0300%	88.6950%	https://www.sec.gov/Archives/edgar/data/312070/000095010321017270/dp161228_424b2-4294barc.htm

2202	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (CAP ACCELERATED RET NT) 0.000 Nov-6-2024	11/02/21	11/05/21	11/06/24	06748WRT2	US06748WRT26	103.0300%	89.6840%	https://www.sec.gov/Archives/edgar/data/312070/000095010321017361/dp161309_424b2-4304barc.htm

2203	GLOBAL MTN SER A EQUITY-LINKED (TRIGGER CALLABLE YIELD NT) 4.000 Nov-8-2023	11/03/21	11/08/21	11/08/23	06747Y464	US06747Y4641	100.3636%	90.4721%	https://www.sec.gov/Archives/edgar/data/312070/000095010321017434/dp161340_424b2-4306ubs.htm

2204	GLOBAL MTN SER A INDEX-LINKED (TRIGGER CALLABLE YIELD NT) 5.250 Nov-8-2023	11/03/21	11/08/21	11/08/23	06747Y472	US06747Y4724	99.5300%	91.8967%	https://www.sec.gov/Archives/edgar/data/312070/000095010321017435/dp161339_424b2-4305ubs.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2205	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) May-8-2023 (5)	11/03/21	11/08/21	05/08/23	06748WS20	US06748WS202	96.7800%	82.1722%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005889/form424b2.htm

2206	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Aug-9-2023	11/04/21	11/09/21	08/09/23	06748WRE5	US06748WRE56	96.5300%	84.6249%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005906/form424b2.htm

2207	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Nov-7-2024	11/04/21	11/09/21	11/07/24	06748WRZ8	US06748WRZ85	97.7800%	34.3094%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005907/form424b2.htm

2208	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Nov-7-2024	11/04/21	11/09/21	11/07/24	06748WQS5	US06748WQS51	96.2800%	59.4279%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005908/form424b2.htm

2209	GLOBAL MTN SER A EQUITY-LINKED (BUFFERED AUTOCALLABLE NT) 6.650 Feb-9-2023 (5)	11/04/21	11/09/21	02/09/23	06741WL24	US06741WL244	99.7050%	81.3714%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005911/form424b2.htm

2210	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Nov-8-2024 (5)	11/05/21	11/10/21	11/08/24	06747Y514	US06747Y5143	99.4050%	78.3210%	https://www.sec.gov/Archives/edgar/data/312070/000095010321017573/dp161449_424b2-4301ms.htm

2211	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Nov-9-2023 (5)	11/05/21	11/10/21	11/09/23	06748WSJ3	US06748WSJ35	101.3800%	96.1511%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005935/form424b2.htm

2212	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Nov-8-2024 (5)	11/05/21	11/10/21	11/08/24	06747Y738	US06747Y7388	98.0300%	84.6972%	https://www.sec.gov/Archives/edgar/data/312070/000095010321017574/dp161438_424b2-4271ms.htm

2213	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC AUTO-CALLABLE) Nov-8-2024 (5)	11/05/21	11/10/21	11/08/24	06748WRS4	US06748WRS43	99.1550%	78.4613%	https://www.sec.gov/Archives/edgar/data/312070/000095010321017568/dp161450_424b2-4302ms.htm

2214	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Nov-8-2024	11/05/21	11/10/21	11/08/24	06747Y753	US06747Y7537	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321017571/dp161447_424b2-4268ms.htm

2215	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Nov-8-2024	11/05/21	11/10/21	11/08/24	06748WSG9	US06748WSG95	97.8967%	88.2547%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005934/form424b2.htm

2216	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC CALLABLE SEC) Nov-9-2023	11/05/21	11/10/21	11/09/23	06748WRW5	US06748WRW54	98.5300%	79.1479%	https://www.sec.gov/Archives/edgar/data/312070/000095010321017566/dp161462_424b2-4308ms.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2217	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 May-10-2023	11/05/21	11/10/21	05/10/23	06748WNJ8	US06748WNJ89	103.0300%	93.4639%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005925/form424b2.htm

2218	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Nov-17-2022	11/05/21	11/10/21	11/17/22	06748WNH2	US06748WNH24	103.0300%	92.4517%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005923/form424b2.htm

2219	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) May-9-2024	11/05/21	11/10/21	05/09/24	06748WRR6	US06748WRR69	99.6967%	32.1481%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005932/form424b2.htm

2220	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Aug-8-2024	11/05/21	11/10/21	08/08/24	06748WQN6	US06748WQN64	99.9050%	78.6468%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005937/form424b2.htm

2221	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFFERED AUTOCALLABLE NT) Nov-8-2024	11/05/21	11/10/21	11/08/24	06748WNG4	US06748WNG41	99.7800%	85.6007%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005936/form424b2.htm

2222	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Nov-8-2024	11/05/21	11/10/21	11/08/24	06748WSE4	US06748WSE48	99.0300%	91.9178%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005933/form424b2.htm

2223	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Aug-10-2023	11/05/21	11/10/21	08/10/23	06748WQP1	US06748WQP13	99.5300%	82.3001%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005929/form424b2.htm

2224	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Nov-8-2024	11/05/21	11/10/21	11/08/24	06748WRB1	US06748WRB18	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721005931/form424b2.htm

2225	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (BUFF AUTOCALL CTGNT CPN) Nov-8-2024 (5)	11/05/21	11/10/21	11/08/24	06748WNV1	US06748WNV18	99.7175%	71.5588%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005928/form424b2.htm

2226	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Nov-14-2024 (5)	11/08/21	11/12/21	11/14/24	06748WQW6	US06748WQW63	101.5717%	32.1066%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005955/form424b2.htm

2227	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Nov-7-2024	11/08/21	11/12/21	11/07/24	06748WSM6	US06748WSM63	97.4675%	34.5969%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005957/form424b2.htm

2228	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Nov-13-2024 (5)	11/08/21	11/12/21	11/13/24	06748WSP9	US06748WSP94	94.8638%	75.6255%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005958/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2229	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Nov-12-2024 (5)	11/08/21	11/12/21	11/12/24	06748WSQ7	US06748WSQ77	98.8634%	15.9750%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005959/form424b2.htm

2230	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Nov-14-2024 (5)	11/09/21	11/12/21	11/14/24	06748WSA2	US06748WSA26	97.6964%	77.2389%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005961/form424b2.htm

2231	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Nov-13-2024 (5)	11/09/21	11/12/21	11/13/24	06748WS95	US06748WS954	99.4300%	43.3304%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005960/form424b2.htm

2232	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFF AUTOCALL CTGNT CPN) Nov-14-2023 (5)	11/09/21	11/12/21	11/14/23	06748WS87	US06748WS871	101.9050%	81.5781%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005962/form424b2.htm

2233	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Nov-15-2024 (5)	11/09/21	11/15/21	11/15/24	06748WSB0	US06748WSB09	103.0300%	7.1708%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005984/form424b2.htm

2234	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALLABLE CTGNT CPN) Nov-16-2023 (5)	11/09/21	11/16/21	11/16/23	06741WL40	US06741WL400	94.9300%	82.5032%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005983/form424b2.htm

2235	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Nov-14-2024 (5)	11/10/21	11/15/21	11/14/24	06748WT29	US06748WT291	99.3050%	17.3244%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005991/form424b2.htm

2236	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Nov-13-2025	11/10/21	11/15/21	11/13/25	06748WRV7	US06748WRV71	103.0300%	80.1766%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005995/form424b2.htm

2237	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Nov-15-2023	11/10/21	11/16/21	11/15/23	06748WSU8	US06748WSU89	98.2800%	88.8513%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006000/form424b2.htm

2238	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 7.300 Nov-15-2023	11/10/21	11/16/21	11/15/23	06741WL32	US06741WL327	98.1636%	60.9400%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006115/form424b2.htm

2239	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Nov-18-2024 (5)	11/10/21	11/16/21	11/18/24	06741WL99	US06741WL996	101.3884%	42.0256%	https://www.sec.gov/Archives/edgar/data/312070/000148105721005998/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2240	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Nov-15-2024	11/12/21	11/17/21	11/15/24	06748WSZ7	US06748WSZ76	100.5925%	75.9600%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006022/form424b2.htm

2241	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Nov-15-2024	11/12/21	11/17/21	11/15/24	06747Y456	US06747Y4567	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321017864/dp161773_424b2-4310ms.htm

2242	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INCOME CALLABLE) Nov-16-2023	11/12/21	11/17/21	11/16/23	06748WSV6	US06748WSV62	100.7175%	79.9209%	https://www.sec.gov/Archives/edgar/data/312070/000095010321017870/dp161774_424b2-4315ms.htm

2243	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Nov-15-2024	11/12/21	11/17/21	11/15/24	06747Y449	US06747Y4492	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321017855/dp161770_424b2-4311ms.htm

2244	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Nov-15-2024 (5)	11/12/21	11/17/21	11/15/24	06748WSH7	US06748WSH78	101.5300%	78.5490%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006020/form424b2.htm

2245	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Nov-17-2022 (5)	11/12/21	11/17/21	11/17/22	06741WL73	US06741WL731	99.2300%	83.1489%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006021/form424b2.htm

2246	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INCOME CALLABLE) Nov-15-2024	11/12/21	11/17/21	11/15/24	06747Y399	US06747Y3999	100.0925%	71.9450%	https://www.sec.gov/Archives/edgar/data/312070/000095010321017896/dp161777_424b2-4318ms.htm

2247	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Nov-15-2024 (5)	11/12/21	11/17/21	11/15/24	06748WSS3	US06748WSS34	99.5925%	54.6668%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006019/form424b2.htm

2248	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Nov-15-2024 (5)	11/12/21	11/17/21	11/15/24	06748WRD7	US06748WRD73	100.6550%	22.2489%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006029/form424b2.htm

2249	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (PLUS) 0.000 Feb-16-2023	11/12/21	11/17/21	02/16/23	06747Y746	US06747Y7461	103.0300%	74.7104%	https://www.sec.gov/Archives/edgar/data/312070/000095010321017868/dp161775_424b2-4267ms.htm

2250	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK) 0.000 Nov-17-2026	11/12/21	11/17/21	11/17/26	06748WRY1	US06748WRY11	103.0300%	70.0618%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006030/form424b2.htm

2251	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALL CTGNT INT NT) Nov-30-2022	11/12/21	11/17/21	11/30/22	06748WST1	US06748WST17	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321017854/dp161768_424b2-4314jpm.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2252	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Nov-15-2024	11/12/21	11/17/21	11/15/24	06748WPZ0	US06748WPZ04	100.9050%	80.7696%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006026/form424b2.htm

2253	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Aug-15-2024	11/12/21	11/17/21	08/15/24	06748WPY3	US06748WPY39	101.4675%	79.3827%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006025/form424b2.htm

2254	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Nov-19-2024 (5)	11/15/21	11/17/21	11/19/24	06741WK82	US06741WK824	95.0300%	69.5807%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006028/form424b2.htm

2255	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Nov-19-2024	11/15/21	11/18/21	11/19/24	06748WSR5	US06748WSR50	96.0300%	74.2703%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006051/form424b2.htm

2256	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) May-18-2023 (5)	11/15/21	11/18/21	05/18/23	06748WTA1	US06748WTA17	99.0300%	89.9657%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006052/form424b2.htm

2257	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) May-18-2023	11/15/21	11/18/21	05/18/23	06748WTL7	US06748WTL71	93.8964%	91.1895%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006053/form424b2.htm

2258	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Nov-19-2024	11/15/21	11/18/21	11/19/24	06748WSY0	US06748WSY02	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721006054/form424b2.htm

2259	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (TRIGGER GEARS) 0.000 Nov-18-2026	11/15/21	11/17/21	11/18/26	06747Y522	US06747Y5226	103.0300%	80.7336%	https://www.sec.gov/Archives/edgar/data/312070/000095010321017875/dp161829_424b2-4291ubs.htm

2260	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Nov-20-2024	11/16/21	11/19/21	11/20/24	06748WSX2	US06748WSX29	96.8425%	58.5227%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006079/form424b2.htm

2261	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Nov-21-2022	11/16/21	11/19/21	11/21/22	06748WTM5	US06748WTM54	88.3637%	87.4091%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006081/form424b2.htm

2262	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 11.400 Nov-21-2022 (5)	11/16/21	11/19/21	11/21/22	06741WM56	US06741WM564	95.4300%	92.7149%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006080/form424b2.htm

2263	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 9.650 Nov-21-2023 (5)	11/16/21	11/19/21	11/21/23	06741WM64	US06741WM648	98.2050%	78.9339%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006082/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2264	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALLABLE CTGNT CPN) Nov-19-2024 (5)	11/16/21	11/19/21	11/19/24	06741WM49	US06741WM499	103.0300%	65.6745%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006083/form424b2.htm

2265	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) May-19-2023 (5)	11/17/21	11/22/21	05/19/23	06748WU50	US06748WU505	92.6971%	90.5404%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006106/form424b2.htm

2266	3y NPP Steepener	11/16/21	11/18/21	11/20/24	06748WT94	US06748WT945	103.0300%	81.7078%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721006055/form424b2.htm

2267	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Nov-21-2024 (5)	11/17/21	11/22/21	11/21/24	06747Y357	US06747Y3577	99.8300%	90.6424%	https://www.sec.gov/Archives/edgar/data/312070/000095010321018111/dp162056_424b2-4322ubs.htm

2268	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Nov-21-2024 (5)	11/17/21	11/22/21	11/21/24	06747Y381	US06747Y3817	98.8650%	92.7881%	https://www.sec.gov/Archives/edgar/data/312070/000095010321018116/dp162053_424b2-4319ubs.htm

2269	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Nov-21-2024	11/17/21	11/22/21	11/21/24	06748WTE3	US06748WTE39	96.3800%	83.3348%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006104/form424b2.htm

2270	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Nov-21-2024	11/17/21	11/22/21	11/21/24	06748WTF0	US06748WTF04	97.5469%	79.3356%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006103/form424b2.htm

2271	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Aug-22-2023	11/17/21	11/22/21	08/22/23	06748WTK9	US06748WTK98	96.9052%	85.5489%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006101/form424b2.htm

2272	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Nov-21-2024 (5)	11/17/21	11/22/21	11/21/24	06748WTG8	US06748WTG86	94.0300%	87.4889%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006105/form424b2.htm

2273	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Nov-21-2024 (5)	11/17/21	11/22/21	11/21/24	06748WTJ2	US06748WTJ26	95.5300%	58.8404%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006100/form424b2.htm

2274	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Nov-21-2024	11/17/21	11/22/21	11/21/24	06748WTB9	US06748WTB99	97.8052%	67.6275%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006102/form424b2.htm

2275	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Nov-24-2023	11/18/21	11/23/21	11/24/23	06741WM23	US06741WM234	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721006116/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2276	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Nov-22-2024 (5)	11/19/21	11/24/21	11/22/24	06747Y415	US06747Y4153	95.2800%	83.1608%	https://www.sec.gov/Archives/edgar/data/312070/000095010321018272/dp162180_424b2-4316ms.htm

2277	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Nov-22-2024	11/19/21	11/24/21	11/22/24	06747Y423	US06747Y4237	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321018261/dp162181_424b2-4317ms.htm

2278	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Nov-22-2024 (5)	11/19/21	11/24/21	11/22/24	06747Y332	US06747Y3320	99.5300%	69.0227%	https://www.sec.gov/Archives/edgar/data/312070/000095010321018258/dp162182_424b2-4323ms.htm

2279	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (BUFFERED PLUS) 0.000 May-23-2024	11/19/21	11/24/21	05/23/24	06747Y373	US06747Y3734	103.0300%	80.9463%	https://www.sec.gov/Archives/edgar/data/312070/000095010321018262/dp162179_424b2-4320ms.htm

2280	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFF CALL CTGNT CPN NT) Nov-22-2024	11/19/21	11/24/21	11/22/24	06748WUD3	US06748WUD37	97.7800%	86.3236%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006141/form424b2.htm

2281	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Nov-22-2024	11/19/21	11/24/21	11/22/24	06748WR39	US06748WR394	99.7800%	85.9303%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006143/form424b2.htm

2282	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK) 0.000 Nov-24-2026	11/19/21	11/24/21	11/24/26	06748WR54	US06748WR543	103.0300%	79.7882%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006140/form424b2.htm

2283	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Nov-24-2027	11/19/21	11/24/21	11/24/27	06748WR47	US06748WR477	103.0300%	76.6431%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006452/form424b2.htm

2284	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Nov-24-2023	11/19/21	11/24/21	11/24/23	06748WU68	US06748WU687	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721006149/form424b2.htm

2285	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALL CTGNT CPN NT) Aug-24-2023 (5)	11/19/21	11/24/21	08/24/23	06748WTW3	US06748WTW37	99.9050%	74.5596%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006157/form424b2.htm

2286	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Nov-22-2024 (5)	11/19/21	11/24/21	11/22/24	06748WU27	US06748WU273	94.0300%	79.9143%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006154/form424b2.htm

2287	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Nov-24-2023	11/19/21	11/24/21	11/24/23	06748WT78	US06748WT788	91.5509%	78.0381%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006153/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2288	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (AUTOCALLABLE NT) 0.000 Nov-22-2024	11/19/21	11/24/21	11/22/24	06748WUA9	US06748WUA97	103.0300%	81.0658%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006145/form424b2.htm

2289	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFF CALL CTGNT CPN NT) Nov-22-2024	11/19/21	11/24/21	11/22/24	06748WT37	US06748WT374	101.7050%	86.2304%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006148/form424b2.htm

2290	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Nov-22-2024	11/19/21	11/24/21	11/22/24	06748WU92	US06748WU927	98.1884%	81.4275%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006147/form424b2.htm

2291	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Nov-24-2026	11/19/21	11/24/21	11/24/26	06748WU35	US06748WU356	103.0300%	78.6236%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006152/form424b2.htm

2292	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Nov-22-2024	11/19/21	11/24/21	11/22/24	06748WTD5	US06748WTD55	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721006159/form424b2.htm

2293	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK) 0.000 Nov-24-2026	11/19/21	11/24/21	11/24/26	06748WTR4	US06748WTR42	103.0300%	77.0217%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006158/form424b2.htm

2294	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Nov-24-2023	11/19/21	11/24/21	11/24/23	06748WT86	US06748WT861	101.3175%	45.8260%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006155/form424b2.htm

2295	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Nov-24-2023	11/19/21	11/24/21	11/24/23	06748WT60	US06748WT606	90.5300%	79.1104%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006151/form424b2.htm

2296	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Nov-22-2024 (5)	11/19/21	11/24/21	11/22/24	06748WSC8	US06748WSC81	101.1884%	33.7409%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721006146/form424b2.htm

2297	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Nov-22-2024 (5)	11/19/21	11/24/21	11/22/24	06748WSD6	US06748WSD64	98.8012%	70.2199%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006156/form424b2.htm

2298	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Nov-22-2024	11/19/21	11/24/21	11/22/24	06748WR21	US06748WR212	100.5300%	82.9648%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006456/form424b2.htm

2299	6yNC1y Fixed Callable	11/18/21	11/23/21	11/23/27	06748WRH8	US06748WRH87	102.1550%	88.2101%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006120/form424b2.htm

2300	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 May-24-2027	11/19/21	11/24/21	05/24/27	06748WRL9	US06748WRL99	103.0300%	84.0941%	https://www.sec.gov/Archives/edgar/data/312070/000095010321018259/dp162212_424b2-4297barc.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2301	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Oct-26-2028	11/19/21	11/24/21	11/24/28	06748WRM7	US06748WRM72	103.0300%	79.8608%	https://www.sec.gov/Archives/edgar/data/312070/000095010321018257/dp162174_424b2-4296barc.htm

2302	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Nov-27-2024 (5)	11/22/21	11/26/21	11/27/24	06748WTP8	US06748WTP85	97.5310%	55.2107%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006174/form424b2.htm

2303	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Nov-27-2024	11/22/21	11/26/21	11/27/24	06748WT45	US06748WT457	96.2966%	84.1327%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006171/form424b2.htm

2304	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 24.450 Nov-29-2022 (5)	11/22/21	11/26/21	11/29/22	06741WN30	US06741WN307	90.8050%	55.2202%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006176/form424b2.htm

2305	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Nov-28-2023 (5)	11/22/21	11/26/21	11/28/23	06741WM80	US06741WM804	103.0300%	49.4372%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006172/form424b2.htm

2306	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALL CTGNT CPN NT) Aug-25-2023 (5)	11/22/21	11/26/21	08/25/23	06748WUE1	US06748WUE10	101.1550%	75.8602%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006169/form424b2.htm

2307	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC CALLABLE SEC) Nov-29-2024	11/23/21	11/29/21	11/29/24	06748WUB7	US06748WUB70	99.9800%	85.2766%	https://www.sec.gov/Archives/edgar/data/312070/000095010321018555/dp162462_424b2-4330ms.htm

2308	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Nov-29-2024 (5)	11/23/21	11/29/21	11/29/24	06748WTN3	US06748WTN38	101.4925%	79.1860%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006204/form424b2.htm

2309	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Nov-29-2024 (5)	11/23/21	11/29/21	11/29/24	06748WQ71	US06748WQ719	100.2800%	79.7571%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006202/form424b2.htm

2310	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK) 0.000 Nov-30-2026	11/23/21	11/29/21	11/30/26	06748WQ22	US06748WQ222	103.0300%	76.9078%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006216/form424b2.htm

2311	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Aug-28-2023	11/23/21	11/29/21	08/28/23	06748WPU1	US06748WPU17	98.6550%	90.8256%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006211/form424b2.htm

2312	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Nov-27-2026	11/23/21	11/29/21	11/27/26	06748WR62	US06748WR626	103.0300%	77.6444%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006215/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2313	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Aug-31-2023	11/23/21	11/29/21	08/31/23	06748WPN7	US06748WPN73	100.5300%	83.5495%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006206/form424b2.htm

2314	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Nov-29-2024	11/23/21	11/29/21	11/29/24	06748WPT4	US06748WPT44	100.5300%	78.5973%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006209/form424b2.htm

2315	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Aug-31-2023	11/23/21	11/29/21	08/31/23	06748WPP2	US06748WPP22	98.3631%	77.4120%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006213/form424b2.htm

2316	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Nov-30-2026	11/23/21	11/29/21	11/30/26	06748WQ30	US06748WQ305	103.0300%	73.9015%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006214/form424b2.htm

2317	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Nov-28-2025	11/23/21	11/29/21	11/28/25	06748WQM8	US06748WQM81	103.0300%	71.1879%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006218/form424b2.htm

2318	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Nov-27-2026	11/23/21	11/29/21	11/27/26	06748WS79	US06748WS798	103.0300%	75.4339%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006222/form424b2.htm

2319	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALLABLE CTGNT CPN) Aug-28-2023 (5)	11/23/21	11/29/21	08/28/23	06748WU84	US06748WU844	101.5300%	75.8251%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006203/form424b2.htm

2320	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 May-31-2023	11/23/21	11/29/21	05/31/23	06748WQZ9	US06748WQZ94	103.0300%	84.2248%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006220/form424b2.htm

2321	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Nov-27-2026	11/23/21	11/29/21	11/27/26	06748WTS2	US06748WTS25	103.0300%	80.5784%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006226/form424b2.htm

2322	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Nov-27-2026	11/23/21	11/29/21	11/27/26	06748WSL8	US06748WSL80	103.0300%	79.8197%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006224/form424b2.htm

2323	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) May-26-2023 (5)	11/23/21	11/29/21	05/26/23	06748WU43	US06748WU430	99.6300%	94.1879%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006205/form424b2.htm

2324	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Aug-31-2023	11/23/21	11/29/21	08/31/23	06748WPM9	US06748WPM90	99.5300%	83.9530%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006208/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2325	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Nov-27-2026	11/23/21	11/29/21	11/27/26	06748WS61	US06748WS616	103.0300%	79.9485%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006219/form424b2.htm

2326	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALL CTGNT CPN NT) May-30-2023 (5)	11/23/21	11/29/21	05/30/23	06748WRG0	US06748WRG05	99.5300%	80.4483%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006201/form424b2.htm

2327	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Nov-28-2025	11/23/21	11/29/21	11/28/25	06748WQV8	US06748WQV80	103.0300%	76.4135%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006212/form424b2.htm

2328	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALL CTGNT CPN NT) Nov-30-2022 (5)	11/23/21	11/29/21	11/30/22	06748WQG1	US06748WQG14	99.5296%	79.6343%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006199/form424b2.htm

2329	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Aug-31-2023 (5)	11/23/21	11/29/21	08/31/23	06748WQH9	US06748WQH96	101.5300%	81.4463%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006200/form424b2.htm

2330	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (ACCELERATED RETURN NT) 0.000 Jan-27-2023	11/23/21	12/01/21	01/27/23	06747Y555	US06747Y5556	103.0300%	89.5285%	https://www.sec.gov/Archives/edgar/data/312070/000095010321018591/dp162513_424b2-4289baml.htm

2331	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (ACCELERATED RETURN NT) 0.000 Jan-27-2023	11/23/21	12/01/21	01/27/23	06747Y548	US06747Y5481	103.0300%	77.6796%	https://www.sec.gov/Archives/edgar/data/312070/000095010321018585/dp162488_424b2-4283baml.htm

2332	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (ACCELERATED RETURN NT) 0.000 Jan-27-2023	11/23/21	12/01/21	01/27/23	06747Y597	US06747Y5978	103.0300%	84.2793%	https://www.sec.gov/Archives/edgar/data/312070/000095010321018609/dp162493_424b2-4275baml.htm

2333	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (CAPPED LEV INDEX RETURN) 0.000 Jan-27-2023	11/23/21	12/01/21	01/27/23	06747Y571	US06747Y5713	103.0300%	88.1534%	https://www.sec.gov/Archives/edgar/data/312070/000095010321018588/dp162521_424b2-4269baml.htm

2334	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (CAPPED NT) 0.000 Nov-24-2023	11/23/21	12/01/21	11/24/23	06747Y563	US06747Y5630	103.0300%	90.2416%	https://www.sec.gov/Archives/edgar/data/312070/000095010321018611/dp162497_424b2-4266baml.htm

2335	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (CAPPED LEV INDEX RETURN) 0.000 Nov-24-2023	11/23/21	12/01/21	11/24/23	06747Y639	US06747Y6398	103.0300%	83.1380%	https://www.sec.gov/Archives/edgar/data/312070/000095010321018618/dp162525_424b2-4263baml.htm

2336	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (AUTOCAL MKT-LNK STP UP) 0.000 Dec-2-2024	11/23/21	12/01/21	12/02/24	06747Y696	US06747Y6968	103.0300%	78.3275%	https://www.sec.gov/Archives/edgar/data/312070/000095010321018596/dp162478_424b2-4276baml.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2337	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (AUTOCAL MKT-LIN STEPUP) 0.000 Dec-2-2024	11/23/21	12/01/21	12/02/24	06747Y688	US06747Y6885	103.0300%	84.6580%	https://www.sec.gov/Archives/edgar/data/312070/000095010321018602/dp162484_424b2-4290baml.htm

2338	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (AUTOCAL MKT-LNK STEP UP) 0.000 Nov-30-2026	11/23/21	12/01/21	11/30/26	06747Y670	US06747Y6703	103.0300%	82.6407%	https://www.sec.gov/Archives/edgar/data/312070/000095010321018599/dp162494_424b2-4274baml.htm

2339	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (AUTOCAL MKT-LINK STEPUP) 0.000 Nov-29-2027	11/23/21	12/01/21	11/29/27	06747Y662	US06747Y6620	103.0300%	85.9897%	https://www.sec.gov/Archives/edgar/data/312070/000095010321018568/dp162476_424b2-4279baml.htm

2340	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (ACCELERATED RETURN NT) 0.000 Jan-27-2023	11/23/21	12/01/21	01/27/23	06747Y720	US06747Y7206	103.0300%	76.7947%	https://www.sec.gov/Archives/edgar/data/312070/000095010321018567/dp162512_424b2-4282baml.htm

2341	GLOBAL MTN ZERO CPN SER A INDEX-LINKDE (AUTOCAL MKT-LNK STEP UP) 0.000 Dec-2-2024	11/23/21	12/01/21	12/02/24	06747Y498	US06747Y4989	103.0300%	85.1019%	https://www.sec.gov/Archives/edgar/data/312070/000095010321018603/dp162482_424b2-4307baml.htm

2342	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (AUTOCAL MKT-LINK STEPUP) 0.000 Dec-2-2024	11/23/21	12/01/21	12/02/24	06747Y480	US06747Y4807	103.0300%	79.2303%	https://www.sec.gov/Archives/edgar/data/312070/000095010321018573/dp162479_424b2-4309baml.htm

2343	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (STRATEGIC ACCEL REDEMP) 0.000 Nov-29-2027	11/23/21	12/01/21	11/29/27	06747Y431	US06747Y4310	103.0300%	87.1634%	https://www.sec.gov/Archives/edgar/data/312070/000095010321018589/dp162477_424b2-4312baml.htm

2344	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALL CTGNT CPN NT) Nov-29-2023 (5)	11/23/21	11/29/21	11/29/23	06748WSF1	US06748WSF13	102.1967%	33.0997%	https://www.sec.gov/Archives/edgar/data/312070/000095010321018540/dp162469_424b2-4313barc.htm

2345	3.5yNC6m Fixed Callable	11/23/21	11/29/21	05/29/25	06748WRX3	US06748WRX38	102.4050%	92.4346%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721006198/form424b2.htm

2346	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED DIGITAL NT) 0.000 Nov-29-2023	11/23/21	11/29/21	11/29/23	06748WR70	US06748WR709	103.0300%	89.1586%	https://www.sec.gov/Archives/edgar/data/312070/000095010321018537/dp162468_424b2-4285barc.htm

2347	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED NT) 0.000 Nov-27-2026	11/23/21	11/29/21	11/27/26	06748WR88	US06748WR881	103.0300%	72.7538%	https://www.sec.gov/Archives/edgar/data/312070/000095010321018539/dp162472_424b2-4286barc.htm

2348	GLOBAL MTN SER A INDEX-LINKED (BUFFERED NT) 2.950 Nov-29-2024	11/23/21	11/29/21	11/29/24	06748WR96	US06748WR964	101.5550%	85.0668%	https://www.sec.gov/Archives/edgar/data/312070/000095010321018541/dp162471_424b2-4287barc.htm

2349	GLOBAL MTN SER A INDEX-LINKED (BARRIER NT) 4.000 Nov-29-2024	11/23/21	11/29/21	11/29/24	06748WRA3	US06748WRA35	101.0300%	83.3072%	https://www.sec.gov/Archives/edgar/data/312070/000095010321018536/dp162480_424b2-4295barc.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2350	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Nov-29-2028	11/23/21	11/29/21	11/29/28	06748WRN5	US06748WRN55	103.0300%	80.0162%	https://www.sec.gov/Archives/edgar/data/312070/000095010321018538/dp162474_424b2-4293barc.htm

2351	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED NT) 0.000 May-29-2024	11/23/21	11/29/21	05/29/24	06748WPK3	US06748WPK35	103.0300%	81.0353%	https://www.sec.gov/Archives/edgar/data/312070/000095010321018535/dp162466_424b2-4264barc.htm

2352	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (ACCELERATED RETURN NT) 0.000 Jan-27-2023	11/23/21	12/01/21	01/27/23	06747Y712	US06747Y7123	103.0300%	83.0901%	https://www.sec.gov/Archives/edgar/data/312070/000095010321018604/dp162523_424b2-4281baml.htm

2353	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (AUTOCAL MKT-LINK STEPUP) 0.000 Nov-29-2024	11/23/21	12/01/21	11/29/24	06747Y613	US06747Y6133	103.0300%	88.3598%	https://www.sec.gov/Archives/edgar/data/312070/000095010321018630/dp162524_424b2-4273baml.htm

2354	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (AUTOCAL MKT-LNK STEP UP) 0.000 Nov-29-2024	11/23/21	12/01/21	11/29/24	06747Y647	US06747Y6471	103.0300%	80.6494%	https://www.sec.gov/Archives/edgar/data/312070/000095010321018606/dp162537_424b2-4262baml.htm

2355	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (LEV INDEX RETURN NT) 0.000 Nov-27-2026	11/23/21	12/01/21	11/27/26	06747Y621	US06747Y6216	103.0300%	80.5091%	https://www.sec.gov/Archives/edgar/data/312070/000095010321018629/dp162526_424b2-4270baml.htm

2356	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (CAPPED LEV INDEX RETURN) 0.000 Nov-24-2023	11/23/21	12/01/21	11/24/23	06747Y530	US06747Y5309	103.0300%	90.3553%	https://www.sec.gov/Archives/edgar/data/312070/000095010321018597/dp162498_424b2-4284baml.htm

2357	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFFERED AUTOCALLABLE NT) Nov-29-2024 (5)	11/24/21	11/29/21	11/29/24	06748WS46	US06748WS467	101.1550%	80.9668%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006207/form424b2.htm

2358	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Nov-30-2026 (5)	11/24/21	11/30/21	11/30/26	06747Y266	US06747Y2660	99.4750%	85.0151%	https://www.sec.gov/Archives/edgar/data/312070/000095010321018667/dp162564_424b2-4331ubs.htm

2359	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (BUFF AUTOCALL CTGNT CPN) Nov-29-2023 (5)	11/24/21	11/30/21	11/29/23	06748WTT0	US06748WTT08	103.0300%	59.3353%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006250/form424b2.htm

2360	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Nov-29-2024 (5)	11/24/21	11/30/21	11/29/24	06747Y191	US06747Y1910	99.9800%	93.6881%	https://www.sec.gov/Archives/edgar/data/312070/000095010321018668/dp162566_424b2-4335ubs.htm

2361	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Nov-29-2023	11/24/21	11/30/21	11/29/23	06748WUP6	US06748WUP66	98.3300%	88.5097%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006255/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2362	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Nov-30-2026 (5)	11/24/21	11/30/21	11/30/26	06747Y258	US06747Y2587	98.4150%	88.3711%	https://www.sec.gov/Archives/edgar/data/312070/000095010321018660/dp162577_424b2-4332ubs.htm

2363	GLOBAL MTN SER A INDEX-LINKED (BUFFERED AUTOCALLABLE NT) 5.250 May-26-2023 (5)	11/24/21	11/30/21	05/26/23	06748WV26	US06748WV263	100.4050%	92.2292%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006249/form424b2.htm

2364	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Nov-30-2023 (5)	11/24/21	11/30/21	11/30/23	06741WM72	US06741WM721	98.0300%	66.2760%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006256/form424b2.htm

2365	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Nov-29-2024	11/24/21	11/30/21	11/29/24	06748WUG6	US06748WUG67	93.0300%	58.2138%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006259/form424b2.htm

2366	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Nov-29-2024 (5)	11/24/21	11/30/21	11/29/24	06741WN22	US06741WN224	99.2800%	78.1318%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006257/form424b2.htm

2367	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Nov-29-2024 (5)	11/24/21	11/30/21	11/29/24	06748WTX1	US06748WTX10	92.7300%	59.4881%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006253/form424b2.htm

2368	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Nov-29-2024 (5)	11/24/21	11/30/21	11/29/24	06748WUF8	US06748WUF84	100.0300%	78.5309%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006260/form424b2.htm

2369	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Nov-29-2023 (5)	11/24/21	11/30/21	11/29/23	06748WUL5	US06748WUL52	100.0844%	91.5316%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006254/form424b2.htm

2370	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) May-30-2024 (5)	11/24/21	11/30/21	05/30/24	06748WUM3	US06748WUM36	99.7925%	89.4585%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006251/form424b2.htm

2371	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALL CTGNT CPN NT) Nov-29-2024 (5)	11/24/21	11/30/21	11/29/24	06748WUS0	US06748WUS06	101.4050%	84.5654%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006247/form424b2.htm

2372	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Nov-30-2026	11/24/21	11/30/21	11/30/26	06748WUN1	US06748WUN19	103.0300%	82.0385%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006248/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2373	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Dec-2-2024 (5)	11/26/21	12/01/21	12/02/24	06747Y316	US06747Y3163	95.8550%	83.7106%	https://www.sec.gov/Archives/edgar/data/312070/000095010321018815/dp162744_424b2-4325ms.htm

2374	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC AUTO-CALLABLE) Nov-30-2023 (5)	11/26/21	12/01/21	11/30/23	06748WU76	US06748WU760	99.2800%	83.2854%	https://www.sec.gov/Archives/edgar/data/312070/000095010321018812/dp162741_424b2-4328ms.htm

2375	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Dec-2-2024 (5)	11/26/21	12/01/21	12/02/24	06747Y340	US06747Y3403	98.0300%	88.1929%	https://www.sec.gov/Archives/edgar/data/312070/000095010321018810/dp162743_424b2-4324ms.htm

2376	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Dec-2-2024	11/26/21	12/01/21	12/02/24	06747Y324	US06747Y3247	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321018813/dp162742_424b2-4326ms.htm

2377	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (CAPPED GEARS) 0.000 Jan-31-2023	11/26/21	11/30/21	01/31/23	06747Y365	US06747Y3650	103.0300%	93.2889%	https://www.sec.gov/Archives/edgar/data/312070/000095010321018671/dp162648_424b2-4321ubs.htm

2378	GLOBAL MTN FLTG RT SER A INDEX-LINKED (MARKET LINKED SEC) May-30-2024 (5)	11/29/21	12/02/21	05/30/24	06748WQY2	US06748WQY20	101.2800%	84.1385%	https://www.sec.gov/Archives/edgar/data/312070/000095010321018927/dp162865_424b2-4280wfps.htm

2379	GLOBAL MTN FLTG RT SER A INDEX-LINKED (MARKET LINKED SEC) Nov-29-2024 (5)	11/29/21	12/02/21	11/29/24	06748WRC9	US06748WRC90	97.2800%	81.3229%	https://www.sec.gov/Archives/edgar/data/312070/000095010321018911/dp162861_424b2-4288wfps.htm

2380	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Dec-4-2023	11/29/21	12/02/21	12/04/23	06748WVM2	US06748WVM27	91.7800%	79.0405%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006336/form424b2.htm

2381	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Sep-1-2023	11/29/21	12/02/21	09/01/23	06748WV34	US06748WV347	96.9400%	80.0539%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006337/form424b2.htm

2382	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGGR CALL CTGNT YIELD) Jun-3-2024	11/30/21	12/03/21	06/03/24	06747Y159	US06747Y1597	97.9300%	87.5328%	https://www.sec.gov/Archives/edgar/data/312070/000095010321019095/dp163022_424b2-4341ubs.htm

2383	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRIGGER CALL CTGNT YIELD) Jun-3-2024	11/30/21	12/03/21	06/03/24	06747Y167	US06747Y1670	97.9050%	91.9674%	https://www.sec.gov/Archives/edgar/data/312070/000095010321019096/dp163030_424b2-4340ubs.htm

2384	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Dec-5-2024 (5)	11/30/21	12/03/21	12/05/24	06747Y274	US06747Y2744	99.0050%	88.0966%	https://www.sec.gov/Archives/edgar/data/312070/000095010321019104/dp163023_424b2-4329ms.htm

2385	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Dec-5-2024 (5)	11/30/21	12/03/21	12/05/24	06747Y175	US06747Y1753	103.0300%	34.3656%	https://www.sec.gov/Archives/edgar/data/312070/000095010321019118/dp163025_424b2-4338ms.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2386	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Dec-5-2023	11/30/21	12/03/21	12/05/23	06748WUJ0	US06748WUJ07	96.8009%	65.0220%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006408/form424b2.htm

2387	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Dec-5-2024 (5)	11/30/21	12/03/21	12/05/24	06747Y282	US06747Y2827	100.5675%	65.4230%	https://www.sec.gov/Archives/edgar/data/312070/000095010321019119/dp163029_424b2-4327ms.htm

2388	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jun-4-2024	11/30/21	12/03/21	06/04/24	06748WWC3	US06748WWC36	97.4050%	90.1415%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006410/form424b2.htm

2389	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Aug-31-2023	11/30/21	12/03/21	08/31/23	06748WPR8	US06748WPR87	98.5094%	86.9308%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006387/form424b2.htm

2390	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Nov-29-2024	11/30/21	12/03/21	11/29/24	06748WPV9	US06748WPV99	99.4050%	84.9767%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006391/form424b2.htm

2391	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jun-2-2023 (5)	11/30/21	12/03/21	06/02/23	06748WQD8	US06748WQD82	99.2800%	85.2858%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006405/form424b2.htm

2392	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jun-2-2023	11/30/21	12/03/21	06/02/23	06748WVL4	US06748WVL44	97.9550%	88.5636%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006384/form424b2.htm

2393	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Aug-31-2023	11/30/21	12/03/21	08/31/23	06748WPX5	US06748WPX55	97.3425%	94.3382%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006393/form424b2.htm

2394	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Jan-4-2023	11/30/21	12/03/21	01/04/23	06748WQE6	US06748WQE65	103.0300%	89.4435%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006389/form424b2.htm

2395	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Dec-4-2024 (5)	11/30/21	12/03/21	12/04/24	06748WUK7	US06748WUK79	99.4884%	48.8453%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006409/form424b2.htm

2396	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Nov-30-2026	11/30/21	12/03/21	11/30/26	06748WQ63	US06748WQ636	103.0300%	73.0168%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006395/form424b2.htm

2397	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Aug-31-2023	11/30/21	12/03/21	08/31/23	06748WPS6	US06748WPS60	98.2175%	86.8429%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006385/form424b2.htm

2398	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Nov-30-2026	11/30/21	12/03/21	11/30/26	06748WQ55	US06748WQ552	103.0300%	83.3786%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006450/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2399	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALLABLE CTGNT CPN) Jun-2-2023 (5)	11/30/21	12/03/21	06/02/23	06748WQB2	US06748WQB27	99.2800%	89.8234%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006400/form424b2.htm

2400	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Nov-30-2026	11/30/21	12/03/21	11/30/26	06748WQ48	US06748WQ487	103.0300%	81.3963%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006404/form424b2.htm

2401	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Aug-31-2023	11/30/21	12/03/21	08/31/23	06748WPQ0	US06748WPQ05	97.1962%	81.1232%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006388/form424b2.htm

2402	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Dec-3-2024	11/30/21	12/03/21	12/03/24	06748WUZ4	US06748WUZ49	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721006413/form424b2.htm

2403	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Nov-29-2024	11/30/21	12/03/21	11/29/24	06748WPW7	US06748WPW72	98.7800%	82.9267%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006392/form424b2.htm

2404	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Jun-4-2024	11/30/21	12/03/21	06/04/24	06748WQC0	US06748WQC00	103.0300%	87.6325%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006448/form424b2.htm

2405	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jun-4-2024 (5)	11/30/21	12/03/21	06/04/24	06748WVB6	US06748WVB61	92.5300%	84.3490%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006383/form424b2.htm

2406	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Dec-4-2024	11/30/21	12/03/21	12/04/24	06748WVN0	US06748WVN00	99.2384%	87.0528%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006411/form424b2.htm

2407	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 12.600 Dec-6-2022 (5)	11/30/21	12/03/21	12/06/22	06741WN55	US06741WN554	95.6800%	69.6843%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006382/form424b2.htm

2408	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK) 0.000 Dec-4-2024	11/30/21	12/03/21	12/04/24	06748WQF3	US06748WQF31	103.0300%	76.4836%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006398/form424b2.htm

2409	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFF CALLABLE CTGNT CPN) Nov-29-2024	11/30/21	12/03/21	11/29/24	06748WS53	US06748WS533	100.1135%	86.5381%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006407/form424b2.htm

2410	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALL CTGNT CPN NT) Jun-2-2023 (5)	11/30/21	12/03/21	06/02/23	06748WRJ4	US06748WRJ44	98.5300%	88.2751%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006406/form424b2.htm

2411	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Dec-3-2026	11/30/21	12/03/21	12/03/26	06748WRQ8	US06748WRQ86	103.0300%	85.1401%	https://www.sec.gov/Archives/edgar/data/312070/000095010321019097/dp163032_424b2-4292bar.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2412	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED NT) 0.000 Jun-4-2024	11/30/21	12/03/21	06/04/24	06748WPL1	US06748WPL18	103.0300%	84.4767%	https://www.sec.gov/Archives/edgar/data/312070/000095010321019093/dp163031_424b2-4265barc.htm

2413	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGGR CALL CTGNT YIELD) Jun-5-2024	12/01/21	12/06/21	06/05/24	06747Y134	US06747Y1340	98.1150%	92.0127%	https://www.sec.gov/Archives/edgar/data/312070/000095010321019246/dp163167_424b2-4344ubs.htm

2414	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Dec-5-2023	12/01/21	12/06/21	12/05/23	06748WWN9	US06748WWN90	97.0900%	91.9204%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006453/form424b2.htm

2415	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Dec-6-2024	12/01/21	12/06/21	12/06/24	06748WWE9	US06748WWE91	99.2900%	88.9348%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006440/form424b2.htm

2416	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Sep-6-2023 (5)	12/01/21	12/06/21	09/06/23	06748WWD1	US06748WWD19	98.5404%	87.2058%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006439/form424b2.htm

2417	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Dec-4-2024 (5)	12/01/21	12/06/21	12/04/24	06748WWF6	US06748WWF66	98.7900%	87.8491%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006442/form424b2.htm

2418	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Dec-5-2024 (5)	12/01/21	12/06/21	12/05/24	06741WN89	US06741WN893	98.7150%	43.5669%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006445/form424b2.htm

2419	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFF AUTOCALL CTGNT CPN) Dec-5-2024	12/02/21	12/07/21	12/05/24	06748WUQ4	US06748WUQ40	100.5400%	88.8911%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721006485/form424b2.htm

2420	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Dec-6-2024 (5)	12/03/21	12/08/21	12/06/24	06747Y126	US06747Y1266	103.2900%	26.7153%	https://www.sec.gov/Archives/edgar/data/312070/000095010321019386/dp163315_424b2-4345ms.htm

2421	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGGR CALL CTGNT YIELD) Dec-9-2024	12/03/21	12/08/21	12/09/24	06748A705	US06748A7054	97.7000%	89.7118%	https://www.sec.gov/Archives/edgar/data/312070/000095010321019387/dp163314_424b2-4351ubs.htm

2422	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC AUTO-CALLABLE) Dec-7-2023 (5)	12/03/21	12/08/21	12/07/23	06748WWK5	US06748WWK51	98.8900%	85.7759%	https://www.sec.gov/Archives/edgar/data/312070/000095010321019384/dp163316_424b2-4343ms.htm

2423	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Dec-6-2024 (5)	12/03/21	12/08/21	12/06/24	06747Y233	US06747Y2330	99.1900%	78.5343%	https://www.sec.gov/Archives/edgar/data/312070/000095010321019378/dp163319_424b2-4333ms.htm

2424	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Dec-7-2023 (5)	12/03/21	12/08/21	12/07/23	06748WUC5	US06748WUC53	99.7150%	88.8756%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006502/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2425	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Dec-6-2024	12/03/21	12/08/21	12/06/24	06748WWP4	US06748WWP49	98.2900%	86.5103%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006506/form424b2.htm

2426	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC CALLABLE SEC) Dec-7-2023	12/03/21	12/08/21	12/07/23	06748WUT8	US06748WUT88	100.2400%	93.0455%	https://www.sec.gov/Archives/edgar/data/312070/000095010321019395/dp163317_424b2-4334ms.htm

2427	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALLABLE CTGNT CPN) Sep-8-2023 (5)	12/03/21	12/08/21	09/08/23	06748WVP5	US06748WVP57	99.7900%	82.7720%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006671/form424b2.htm

2428	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Sep-8-2023	12/03/21	12/08/21	09/08/23	06748WVQ3	US06748WVQ31	95.5900%	86.8011%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006508/form424b2.htm

2429	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Dec-8-2022 (5)	12/03/21	12/08/21	12/08/22	06741WN97	US06741WN976	91.4775%	94.3202%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006504/form424b2.htm

2430	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Dec-6-2024	12/03/21	12/08/21	12/06/24	06748WVR1	US06748WVR14	97.2900%	88.4888%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006505/form424b2.htm

2431	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGR AUTOCAL CTGT YIELD) Dec-11-2024 (5)	12/06/21	12/09/21	12/11/24	06748A861	US06748A8615	98.2900%	84.0537%	https://www.sec.gov/Archives/edgar/data/312070/000095010321019463/dp163384_424b2-4355ubs.htm

2432	GLOBAL MTN FLTG RT SER A INDEX-LINKED (MARKET LINKED SEC) Dec-11-2024 (5)	12/06/21	12/09/21	12/11/24	06748WWV1	US06748WWV17	98.6250%	83.3232%	https://www.sec.gov/Archives/edgar/data/312070/000095010321019461/dp163377_424b2-4346wfps.htm

2433	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Jun-9-2023	12/06/21	12/09/21	06/09/23	06748WXK4	US06748WXK43	103.2900%	91.8616%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006516/form424b2.htm

2434	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Dec-11-2024	12/06/21	12/09/21	12/11/24	06748A804	US06748A8045	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321019493/dp163393_424b2-4352ms.htm

2435	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Dec-11-2024 (5)	12/06/21	12/09/21	12/11/24	06748A879	US06748A8797	99.1400%	65.0202%	https://www.sec.gov/Archives/edgar/data/312070/000095010321019494/dp163394_424b2-4354ms.htm

2436	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Dec-11-2024 (5)	12/06/21	12/09/21	12/11/24	06748A887	US06748A8870	98.6650%	72.4765%	https://www.sec.gov/Archives/edgar/data/312070/000095010321019498/dp163392_424b2-4353ms.htm

2437	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Dec-11-2024	12/06/21	12/09/21	12/11/24	06748WXL2	US06748WXL26	99.0150%	90.5526%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006517/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2438	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Dec-11-2023	12/06/21	12/09/21	12/11/23	06748WXR9	US06748WXR95	100.2900%	79.7580%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006515/form424b2.htm

2439	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Dec-10-2024 (5)	12/07/21	12/10/21	12/10/24	06748A853	US06748A8532	101.0400%	74.1370%	https://www.sec.gov/Archives/edgar/data/312070/000095010321019543/dp163474_424b2-4356ubs.htm

2440	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Dec-11-2024 (5)	12/07/21	12/10/21	12/11/24	06748WWR0	US06748WWR05	100.5400%	24.7340%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006523/form424b2.htm

2441	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 13.250 Dec-12-2022 (5)	12/07/21	12/10/21	12/12/22	06741WP20	US06741WP203	95.5613%	62.3191%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006524/form424b2.htm

2442	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Dec-12-2024	12/08/21	12/13/21	12/12/24	06748WWS8	US06748WWS87	97.8733%	60.6393%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006672/form424b2.htm

2443	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Sep-13-2023 (5)	12/08/21	12/13/21	09/13/23	06748WXF5	US06748WXF57	97.7487%	85.4685%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006534/form424b2.htm

2444	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jun-13-2023 (5)	12/08/21	12/13/21	06/13/23	06748WXN8	US06748WXN81	93.0402%	88.8481%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006535/form424b2.htm

2445	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jun-13-2023 (5)	12/08/21	12/13/21	06/13/23	06748WXM0	US06748WXM09	89.5404%	87.1846%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006536/form424b2.htm

2446	GLOBAL MTN SER A INDEX-LINKED (TRIGGER CALLABLE YIELD NT) 7.030 Mar-14-2023	12/09/21	12/14/21	03/14/23	06748A119	US06748A1198	99.1894%	95.4689%	https://www.sec.gov/Archives/edgar/data/312070/000095010321019648/dp163571_424b2-4358ubs.htm

2447	GLOBAL MTN SER A INDEX-LINKED (TRIGGER CALLABLE YIELD NT) 5.030 Mar-14-2023	12/09/21	12/14/21	03/14/23	06748A846	US06748A8466	100.3563%	94.4619%	https://www.sec.gov/Archives/edgar/data/312070/000095010321019649/dp163569_424b2-4357ubs.htm

2448	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Dec-12-2024 (5)	12/09/21	12/14/21	12/12/24	06748WXT5	US06748WXT51	97.4569%	85.7112%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006545/form424b2.htm

2449	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Dec-12-2024 (5)	12/09/21	12/14/21	12/12/24	06748WXS7	US06748WXS78	95.7276%	26.8833%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006542/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2450	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jun-14-2023 (5)	12/09/21	12/14/21	06/14/23	06748WXB4	US06748WXB44	103.2900%	43.8823%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006544/form424b2.htm

2451	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Dec-13-2024	12/10/21	12/15/21	12/13/24	06748A507	US06748A5074	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321019742/dp163614_424b2-4347ms.htm

2452	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Dec-13-2024 (5)	12/10/21	12/15/21	12/13/24	06748A309	US06748A3095	103.2900%	26.7345%	https://www.sec.gov/Archives/edgar/data/312070/000095010321019704/dp163611_424b2-4349ms.htm

2453	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Dec-13-2024 (5)	12/10/21	12/15/21	12/13/24	06748A606	US06748A6064	103.2900%	36.3005%	https://www.sec.gov/Archives/edgar/data/312070/000095010321019700/dp163615_424b2-4350ms.htm

2454	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Dec-13-2024 (5)	12/10/21	12/15/21	12/13/24	06748A101	US06748A1016	98.0400%	61.2740%	https://www.sec.gov/Archives/edgar/data/312070/000095010321019703/dp163610_424b2-4348ms.htm

2455	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Dec-13-2024 (5)	12/10/21	12/15/21	12/13/24	06748WWG4	US06748WWG40	100.4150%	80.5992%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006553/form424b2.htm

2456	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALL CTGNT CPN NT) Dec-14-2023 (5)	12/10/21	12/15/21	12/14/23	06748WXY4	US06748WXY47	100.2900%	87.7471%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006555/form424b2.htm

2457	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Dec-15-2026	12/10/21	12/15/21	12/15/26	06748WWW9	US06748WWW99	103.2900%	79.7981%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006554/form424b2.htm

2458	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Dec-14-2023	12/10/21	12/15/21	12/14/23	06748WWH2	US06748WWH23	99.7275%	29.7471%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006550/form424b2.htm

2459	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Dec-15-2026	12/10/21	12/15/21	12/15/26	06748WWX7	US06748WWX72	103.2900%	81.5815%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006560/form424b2.htm

2460	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Jun-13-2024	12/10/21	12/15/21	06/13/24	06748WXQ1	US06748WXQ13	93.7900%	70.5539%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006556/form424b2.htm

2461	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Dec-20-2024	12/13/21	12/16/21	12/20/24	06748WXU2	US06748WXU25	98.2900%	61.8779%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006565/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2462	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGGR CALL CTGNT YIELD) Sep-18-2024	12/14/21	12/17/21	09/18/24	06748A754	US06748A7542	97.9900%	86.9513%	https://www.sec.gov/Archives/edgar/data/312070/000095010321019847/dp163741_424b2-4364ubs.htm

2463	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Dec-18-2024	12/14/21	12/17/21	12/18/24	06748WYA5	US06748WYA51	100.1650%	82.6447%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006588/form424b2.htm

2464	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 6.050 Dec-19-2023	12/14/21	12/17/21	12/19/23	06741WP38	US06741WP385	99.7613%	92.9751%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006585/form424b2.htm

2465	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 5.250 Dec-19-2024	12/14/21	12/17/21	12/19/24	06741WP46	US06741WP468	100.2275%	84.5077%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006587/fom424b2.htm

2466	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 5.250 Dec-19-2024	12/14/21	12/17/21	12/19/24	06741WP53	US06741WP534	100.2275%	63.8844%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006589/form424b2.htm

2467	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 13.650 Dec-19-2022	12/14/21	12/17/21	12/19/22	06741WP79	US06741WP799	95.3275%	54.3737%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006586/form424b2.htm

2468	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Dec-19-2024	12/15/21	12/20/21	12/19/24	06748WY56	US06748WY564	100.5400%	93.6199%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006610/form424b2.htm

2469	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (PLUS) 0.000 Apr-5-2023	12/15/21	12/20/21	04/05/23	06747Y217	US06747Y2173	103.2900%	82.5036%	https://www.sec.gov/Archives/edgar/data/312070/000095010321019918/dp163809_424b2-4336ms.htm

2470	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (PLUS) 0.000 Apr-5-2023	12/15/21	12/20/21	04/05/23	06747Y183	US06747Y1837	103.2900%	83.6708%	https://www.sec.gov/Archives/edgar/data/312070/000095010321019917/dp163810_424b2-4337ms.htm

2471	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Dec-20-2024	12/15/21	12/20/21	12/20/24	06741WN63	US06741WN638	95.7900%	85.2550%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006609/form424b2.htm

2472	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Dec-20-2024	12/15/21	12/20/21	12/20/24	06741WN71	US06741WN711	93.2900%	66.0756%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006612/form424b2.htm

2473	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Dec-19-2024	12/15/21	12/20/21	12/19/24	06748WXP3	US06748WXP30	99.7900%	82.2818%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006613/form424b2.htm

2474	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 18.250 Dec-20-2022	12/15/21	12/20/21	12/20/22	06741WQ45	US06741WQ458	92.6444%	90.8285%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006611/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2475	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRIGGER CALL CTGNT YIELD) Dec-19-2024	12/16/21	12/21/21	12/19/24	06748A739	US06748A7393	98.1650%	89.7913%	https://www.sec.gov/Archives/edgar/data/312070/000095010321019955/dp163864_424b2-4368ubs.htm

2476	CAK LKD 24	12/16/21	12/21/21	12/19/24	06748A721	US06748A7211	97.6650%	88.8750%	https://www.sec.gov/Archives/edgar/data/312070/000095010321019954/dp163876_424b2-4369ubs.htm

2477	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Sep-21-2023	12/16/21	12/21/21	09/21/23	06748WYQ0	US06748WYQ04	103.2900%	89.6463%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006627/form424b2.htm

2478	8yNC1y Fixed Callable	12/16/21	12/21/21	12/21/29	06748WWQ2	US06748WWQ22	102.2900%	85.8189%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721006632/form424b2.htm

2479	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Dec-20-2024	12/17/21	12/22/21	12/20/24	06748A812	US06748A8128	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321020008/dp163916_424b2-4361ms.htm

2480	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC AUTO-CALLABLE) Dec-21-2023	12/17/21	12/22/21	12/21/23	06748WXV0	US06748WXV08	99.6400%	86.6097%	https://www.sec.gov/Archives/edgar/data/312070/000095010321020060/dp163915_424b2-4360ms.htm

2481	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Dec-20-2024	12/17/21	12/22/21	12/20/24	06748A796	US06748A7963	100.1650%	71.6787%	https://www.sec.gov/Archives/edgar/data/312070/000095010321020010/dp163919_424b2-4363ms.htm

2482	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Dec-20-2024	12/17/21	12/22/21	12/20/24	06748A788	US06748A7880	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321020032/dp163918_424b2-4362ms.htm

2483	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Dec-20-2024	12/17/21	12/22/21	12/20/24	06748A713	US06748A7138	100.1900%	42.2832%	https://www.sec.gov/Archives/edgar/data/312070/000095010321020011/dp163920_424b2-4370ms.htm

2484	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Dec-20-2024	12/17/21	12/22/21	12/20/24	06748WXW8	US06748WXW80	96.1150%	90.2101%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006641/form424b2.htm

2485	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Dec-20-2024	12/17/21	12/22/21	12/20/24	06748A820	US06748A8201	99.3650%	93.9063%	https://www.sec.gov/Archives/edgar/data/312070/000095010321020009/dp163917_424b2-4359ms.htm

2486	AUTOCLL GLBL IDX	12/17/21	12/22/21	12/21/23	06748WYR8	US06748WYR86	101.2900%	86.0027%	https://www.sec.gov/Archives/edgar/data/312070/000095010321020005/dp163924_424b2-4372ms.htm

2487	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Dec-20-2024	12/17/21	12/22/21	12/20/24	06748WXX6	US06748WXX63	97.8067%	86.8692%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006645/form424b2.htm

2488	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Dec-20-2024	12/17/21	12/22/21	12/20/24	06748WY23	US06748WY234	97.2650%	55.4440%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006642/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2489	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 3.750 Dec-21-2023	12/17/21	12/22/21	12/21/23	06741WP95	US06741WP955	101.1025%	80.2857%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006644/form424b2.htm

2490	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 4.800 Dec-20-2024	12/17/21	12/22/21	12/20/24	06741WQ29	US06741WQ292	100.4900%	88.8519%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006646/form424b2.htm

2491	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 4.900 Dec-20-2024	12/17/21	12/22/21	12/20/24	06741WQ37	US06741WQ375	100.4319%	51.3941%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006648/form424b2.htm

2492	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALL CTGNT CPN NT) Dec-21-2023	12/17/21	12/22/21	12/21/23	06748WYP2	US06748WYP21	100.1988%	92.7849%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006647/form424b2.htm

2493	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Dec-22-2022	12/17/21	12/22/21	12/22/22	06741WQ78	US06741WQ789	96.0569%	96.6278%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006640/form424b2.htm

2494	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Dec-26-2024	12/20/21	12/23/21	12/26/24	06748WYT4	US06748WYT43	99.2900%	95.1880%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006660/form424b2.htm

2495	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (AUTOCALLABLE NT) 0.000 Dec-24-2026	12/20/21	12/23/21	12/24/26	06748WYH0	US06748WYH05	103.2900%	79.5452%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006659/form424b2.htm

2496	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jan-24-2023 (5)	12/20/21	12/23/21	01/24/23	06741WQ52	US06741WQ524	97.4569%	80.7156%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006658/form424b2.htm

2497	4yNC1y Step-up Callable	12/20/21	12/22/21	12/22/25	06748WWL3	US06748WWL35	102.7900%	91.9670%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105721006643/form424b2.htm

2498	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Sep-26-2024	12/21/21	12/27/21	09/26/24	06748WYY3	US06748WYY38	100.0400%	82.7286%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006682/form424b2.htm

2499	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFFER CALL CTGNT CPN) Dec-27-2024	12/21/21	12/27/21	12/27/24	06748WYC1	US06748WYC18	101.3400%	85.9983%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006683/form424b2.htm

2500	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Jul-26-2023	12/21/21	12/27/21	07/26/23	06748WY98	US06748WY986	103.2900%	91.3794%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006674/form424b2.htm

2501	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 4.650 Dec-27-2023	12/21/21	12/27/21	12/27/23	06741WQ86	US06741WQ862	100.5775%	82.9039%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006681/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2502	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 7.250 Dec-27-2023	12/21/21	12/27/21	12/27/23	06741WQ94	US06741WQ946	99.0613%	86.7077%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006677/form424b2.htm

2503	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Jun-26-2023	12/21/21	12/27/21	06/26/23	06748WVY6	US06748WVY64	103.2900%	86.4197%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006673/form424b2.htm

2504	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Dec-26-2025	12/21/21	12/27/21	12/26/25	06748WW66	US06748WW667	103.2900%	73.1093%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006675/form424b2.htm

2505	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Dec-29-2025	12/21/21	12/27/21	12/29/25	06748WW25	US06748WW253	103.2900%	78.5800%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006680/form424b2.htm

2506	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALL CTGNT CPN NT) Jun-26-2023	12/21/21	12/27/21	06/26/23	06748WW82	US06748WW824	99.7900%	83.5181%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006678/form424b2.htm

2507	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED DUAL DIRECT NT) 0.000 Jun-26-2024	12/21/21	12/27/21	06/26/24	06748WVZ3	US06748WVZ30	103.2900%	83.1076%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006690/form424b2.htm

2508	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED DUAL DIRECT NT) 0.000 Mar-27-2023	12/21/21	12/27/21	03/27/23	06748WYV9	US06748WYV98	103.2900%	86.5386%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006687/form424b2.htm

2509	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Sep-26-2024	12/22/21	12/28/21	09/26/24	06748WVK6	US06748WVK60	100.2400%	81.7185%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006711/form424b2.htm

2510	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Dec-27-2024	12/22/21	12/28/21	12/27/24	06748WYB3	US06748WYB35	97.5442%	87.5497%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006726/form424b2.htm

2511	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Sep-27-2023	12/22/21	12/28/21	09/27/23	06748WYE7	US06748WYE73	97.0775%	87.1229%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006724/form424b2.htm

2512	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Sep-26-2024	12/22/21	12/28/21	09/26/24	06748WVJ9	US06748WVJ97	100.7900%	83.6870%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006709/form424b2.htm

2513	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Dec-28-2026	12/22/21	12/28/21	12/28/26	06748WUV3	US06748WUV35	103.2900%	75.6177%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006701/form424b2.htm

2514	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Sep-27-2023	12/22/21	12/28/21	09/27/23	06748WVC4	US06748WVC45	98.7692%	91.7342%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006704/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2515	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Dec-28-2023	12/22/21	12/28/21	12/28/23	06748WXA6	US06748WXA60	103.2900%	87.9410%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006712/form424b2.htm

2516	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Dec-27-2023	12/22/21	12/28/21	12/27/23	06741WQ60	US06741WQ607	101.4442%	48.2185%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006727/form424b2.htm

2517	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK) 0.000 Dec-28-2026	12/22/21	12/28/21	12/28/26	06748WUU5	US06748WUU51	103.2900%	77.8844%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006700/form424b2.htm

2518	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Dec-28-2026	12/22/21	12/28/21	12/28/26	06748WX81	US06748WX814	103.2900%	79.8151%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006731/form424b2.htm

2519	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Jun-27-2024	12/22/21	12/28/21	06/27/24	06748WX99	US06748WX996	103.2900%	85.8081%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006710/form424b2.htm

2520	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFFERED AUTOCALLABLE NT) Dec-27-2024 (5)	12/22/21	12/28/21	12/27/24	06748WXH1	US06748WXH14	101.1025%	82.3823%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006722/form424b2.htm

2521	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jun-27-2023	12/22/21	12/28/21	06/27/23	06748WYN7	US06748WYN72	100.1235%	86.0357%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006723/form424b2.htm

2522	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK) 0.000 Dec-28-2027	12/22/21	12/28/21	12/28/27	06748WX73	US06748WX731	103.2900%	76.5095%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006735/form424b2.htm

2523	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Dec-28-2026	12/22/21	12/28/21	12/28/26	06748WXE8	US06748WXE82	103.2900%	79.7633%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006714/form424b2.htm

2524	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Dec-27-2024	12/22/21	12/28/21	12/27/24	06748WV75	US06748WV750	100.6859%	79.2264%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006715/form424b2.htm

2525	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Dec-28-2026	12/22/21	12/28/21	12/28/26	06748WXD0	US06748WXD00	103.2900%	76.7854%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006729/form424b2.htm

2526	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFFERED CALLABLE NT) Dec-27-2024	12/22/21	12/28/21	12/27/24	06748WWY5	US06748WWY55	101.0400%	85.8025%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006698/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2527	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Sep-27-2023	12/22/21	12/28/21	09/27/23	06748WV91	US06748WV917	100.7900%	83.9729%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006705/form424b2.htm

2528	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Jun-27-2024	12/22/21	12/28/21	06/27/24	06748WW41	US06748WW410	103.2900%	85.8381%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006713/form424b2.htm

2529	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFF CALL CTGNT CPN NT) Dec-27-2024	12/22/21	12/28/21	12/27/24	06748WX24	US06748WX244	100.2900%	88.2550%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006718/form424b2.htm

2530	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Dec-27-2024	12/22/21	12/28/21	12/27/24	06748WX65	US06748WX657	100.1650%	86.5992%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006703/form424b2.htm

2531	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK) 0.000 Dec-27-2024	12/22/21	12/28/21	12/27/24	06748WW74	US06748WW741	103.2900%	75.8769%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006732/form424b2.htm

2532	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Jan-26-2023	12/22/21	12/28/21	01/26/23	06748WW33	US06748WW337	103.2900%	88.3853%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006734/form424b2.htm

2533	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALL CTGNT CPN NT) Jun-27-2023	12/22/21	12/28/21	06/27/23	06748WW90	US06748WW907	99.5400%	88.1580%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006720/form424b2.htm

2534	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Dec-27-2024	12/22/21	12/28/21	12/27/24	06748WX57	US06748WX574	100.7900%	84.7063%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006699/form424b2.htm

2535	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Sep-27-2023	12/22/21	12/28/21	09/27/23	06748WV83	US06748WV834	99.7900%	84.1865%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006702/form424b2.htm

2536	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Sep-27-2023	12/22/21	12/28/21	09/27/23	06748WVA8	US06748WVA88	98.6231%	78.3363%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006707/form424b2.htm

2537	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jun-27-2023	12/22/21	12/28/21	06/27/23	06748WWA7	US06748WWA79	101.4150%	84.3079%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006725/form424b2.htm

2538	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED NT) 0.000 Jun-27-2024	12/22/21	12/28/21	06/27/24	06748WW58	US06748WW584	103.2900%	83.1211%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006858/form424b2.htm

2539	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Jun-25-2027	12/22/21	12/28/21	06/25/27	06748WWZ2	US06748WWZ21	103.2900%	83.6748%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006716/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2540	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Dec-28-2028	12/22/21	12/28/21	12/28/28	06748WX32	US06748WX327	103.2900%	79.3234%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000157/form424b2.htm

2541	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (BUFFERED AUTOCALLABLE) Dec-29-2023	12/23/21	12/29/21	12/29/23	06748WYL1	US06748WYL17	103.2900%	66.1894%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006743/form424b2.htm

2542	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Dec-27-2024	12/23/21	12/29/21	12/27/24	06748A747	US06748A7476	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010321020301/dp164210_424b2-4365ms.htm

2543	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Dec-29-2023 (5)	12/23/21	12/29/21	12/29/23	06748WYX5	US06748WYX54	98.7150%	86.7607%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006742/form424b2.htm

2544	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (SUPERTRACK NT) 0.000 Feb-27-2023	12/27/21	12/30/21	02/27/23	06748WYK3	US06748WYK34	103.2900%	82.1774%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006754/form424b2.htm

2545	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 16.550 Dec-30-2022	12/27/21	12/30/21	12/30/22	06741WR28	US06741WR282	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721006755/form424b2.htm

2546	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Dec-31-2026	12/28/21	12/31/21	12/31/26	06748WVT7	US06748WVT79	103.2900%	78.4828%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006817/form424b2.htm

2547	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Dec-31-2024	12/28/21	12/31/21	12/31/24	06748WVH3	US06748WVH32	97.4570%	62.9619%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006810/form424b2.htm

2548	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Dec-31-2024	12/28/21	12/31/21	12/31/24	06748WUR2	US06748WUR23	100.6650%	79.0369%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006808/form424b2.htm

2549	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jan-2-2025	12/28/21	12/31/21	01/02/25	06748WYZ0	US06748WYZ03	99.6402%	81.9044%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006819/form424b2.htm

2550	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Jan-2-2025	12/28/21	12/31/21	01/02/25	06748WYW7	US06748WYW71	96.6235%	63.4706%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006820/form424b2.htm

2551	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jan-2-2025 (5)	12/28/21	12/31/21	01/02/25	06748WZ22	US06748WZ223	96.0276%	61.3318%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006818/form424b2.htm

2552	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED DIGITAL NT) 0.000 Dec-31-2024	12/28/21	12/31/21	12/31/24	06748WVS9	US06748WVS96	103.2900%	85.4194%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006809/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2553	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED DUAL DIRECT NT) 0.000 Dec-31-2026	12/28/21	12/31/21	12/31/26	06748WVU4	US06748WVU43	103.2900%	73.3787%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006811/form424b2.htm

2554	FR 3.05%123124	12/28/21	12/31/21	12/31/24	06748WVV2	US06748WVV26	101.7650%	85.8222%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006807/form424b2.htm

2555	GLOBAL MTN SER A INDEX-LINKED (BARRIER NT) 4.250 Dec-31-2024	12/28/21	12/31/21	12/31/24	06748WVW0	US06748WVW09	101.1650%	84.9534%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000762/form424b2.htm

2556	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 13.200 Dec-30-2022	12/28/21	12/30/21	12/30/22	06741WR36	US06741WR365	96.6900%	50.6356%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006756/form424b2.htm

2557	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jan-2-2025 (5)	12/29/21	12/31/21	01/02/25	06748WZF3	US06748WZF30	96.6651%	61.9084%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006826/form424b2.htm

2558	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Dec-31-2024	12/29/21	12/31/21	12/31/24	06748WYG2	US06748WYG22	98.2900%	63.7814%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006828/form424b2.htm

2559	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Dec-31-2024	12/29/21	12/31/21	12/31/24	06748WYF4	US06748WYF49	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105721006830/form424b2.htm

2560	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Dec-31-2024	12/29/21	01/03/22	12/31/24	06748WVD2	US06748WVD28	101.4150%	83.4074%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006822/form424b2.htm

2561	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (MARKET LINKED SEC) 0.000 Jan-3-2028	12/29/21	01/03/22	01/03/28	06748WVX8	US06748WVX81	103.2900%	74.7533%	https://www.sec.gov/Archives/edgar/data/312070/000095010321020594/dp164542_424b2-4339wfps.htm

2562	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Dec-31-2026	12/29/21	01/03/22	12/31/26	06748WUW1	US06748WUW18	103.2900%	79.0307%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006834/form424b2.htm

2563	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Sep-29-2023	12/29/21	01/03/22	09/29/23	06748WV59	US06748WV594	99.5400%	85.1872%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006823/form424b2.htm

2564	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Dec-31-2026	12/29/21	01/03/22	12/31/26	06748WUY7	US06748WUY73	103.2900%	70.9585%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006839/form424b2.htm

2565	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Oct-4-2023	12/29/21	01/03/22	10/04/23	06748WZ97	US06748WZ975	99.4152%	87.9357%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006827/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2566	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Dec-31-2024	12/29/21	01/03/22	12/31/24	06748WVE0	US06748WVE01	101.1650%	80.7226%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006825/form424b2.htm

2567	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Sep-29-2023	12/29/21	01/03/22	09/29/23	06748WVF7	US06748WVF75	98.4150%	92.8171%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006832/form424b2.htm

2568	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Sep-29-2023	12/29/21	01/03/22	09/29/23	06748WV42	US06748WV420	98.2902%	79.0074%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006816/form424b2.htm

2569	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFFERED CALLABLE NT) Dec-31-2024	12/29/21	01/03/22	12/31/24	06748WXC2	US06748WXC27	101.2902%	85.3525%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006841/form424b2.htm

2570	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Dec-31-2026	12/29/21	01/03/22	12/31/26	06748WUX9	US06748WUX90	103.2900%	79.8141%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006836/form424b2.htm

2571	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jan-4-2024	12/29/21	01/03/22	01/04/24	06748WYS6	US06748WYS69	100.7900%	89.7250%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006835/form424b2.htm

2572	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Sep-29-2023	12/29/21	01/03/22	09/29/23	06748WV67	US06748WV677	99.2904%	84.9917%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006821/form424b2.htm

2573	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (TRIGGER GEARS) 0.000 Dec-31-2026	12/29/21	12/31/21	12/31/26	06748A671	US06748A6718	103.2900%	81.4820%	https://www.sec.gov/Archives/edgar/data/312070/000095010321020583/dp164546_424b2-4373ubs.htm

2574	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (TRIGGER GEARS) 0.000 Dec-31-2026	12/29/21	12/31/21	12/31/26	06748A689	US06748A6890	103.2900%	83.8722%	https://www.sec.gov/Archives/edgar/data/312070/000095010321020568/dp164544_424b2-4374ubs.htm

2575	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Jan-4-2027	12/29/21	01/03/22	01/04/27	06748WX40	US06748WX400	103.2900%	84.6034%	https://www.sec.gov/Archives/edgar/data/312070/000148105721006838/form424b2.htm

2576	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Jul-6-2023	12/30/21	01/04/22	07/06/23	06748WYM9	US06748WYM99	103.2900%	85.9744%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000028/form424b2.htm

2577	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 5.350 Jan-3-2025	12/30/21	01/04/22	01/03/25	06741WR44	US06741WR449	100.6152%	89.8873%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000027/form424b2.htm

2578	GLOBAL MTN SER A EQUITY-LINKED (AUTOCALLABLE NT) 3.850 Jan-5-2024	12/30/21	01/04/22	01/05/24	06741WR51	US06741WR514	101.3652%	83.0456%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000026/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2579	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jan-6-2025	12/30/21	01/05/22	01/06/25	06748A648	US06748A6486	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010322000111/dp164632_424b2-4377ms.htm

2580	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC AUTO-CALLABLE) Jan-5-2024	12/30/21	01/05/22	01/05/24	06748WZ48	US06748WZ488	101.1650%	81.9058%	https://www.sec.gov/Archives/edgar/data/312070/000095010322000113/dp164631_424b2-4376ms.htm

2581	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jan-6-2025	12/30/21	01/05/22	01/06/25	06748A630	US06748A6304	99.7400%	80.5216%	https://www.sec.gov/Archives/edgar/data/312070/000095010322000114/dp164633_424b2-4378ms.htm

2582	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jan-6-2025	12/31/21	01/05/22	01/06/25	06748WYJ6	US06748WYJ60	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105722000043/form424b2.htm

2583	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jan-6-2025 (5)	12/31/21	01/05/22	01/06/25	06748WZ55	US06748WZ553	93.7275%	26.9310%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000044/form424b2.htm

2584	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CONTINGENT COUPON NT) Jan-6-2023	01/03/22	01/06/22	01/06/23	06748WZ30	US06748WZ306	100.1700%	91.9485%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000068/form424b2.htm

2585	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALL CTGNT CPN NT) Jan-8-2024	01/03/22	01/06/22	01/08/24	06748X2W0	US06748X2W01	100.6075%	86.4413%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000069/form424b2.htm

2586	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jan-9-2025 (5)	01/05/22	01/10/22	01/09/25	06748WZ63	US06748WZ637	100.8950%	47.5011%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000095/form424b2.htm

2587	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jan-9-2023 (5)	01/06/22	01/11/22	01/09/23	06741WR69	US06741WR696	93.6452%	64.2156%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000117/form424b2.htm

2588	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jan-10-2025	01/07/22	01/12/22	01/10/25	06748A622	US06748A6221	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010322000411/dp164995_424b2-4386ms.htm

2589	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jan-10-2025	01/07/22	01/12/22	01/10/25	06748X3S8	US06748X3S89	97.7700%	85.6167%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000133/form424b2.htm

2590	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Jan-10-2025	01/07/22	01/12/22	01/10/25	06748A515	US06748A5157	99.4700%	90.2461%	https://www.sec.gov/Archives/edgar/data/312070/000095010322000417/dp164992_424b2-4394ubs.htm

2591	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Jan-10-2025	01/07/22	01/12/22	01/10/25	06748A580	US06748A5801	98.7550%	89.0517%	https://www.sec.gov/Archives/edgar/data/312070/000095010322000412/dp165000_424b2-4388ubs.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2592	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jan-10-2025	01/07/22	01/12/22	01/10/25	06748A614	US06748A6148	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010322000419/dp164994_424b2-4385ms.htm

2593	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jan-10-2025	01/07/22	01/12/22	01/10/25	06748X4G3	US06748X4G33	97.3700%	64.6349%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000130/form424b2.htm

2594	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Jan-10-2025	01/07/22	01/12/22	01/10/25	06748A499	US06748A4994	98.4700%	92.6331%	https://www.sec.gov/Archives/edgar/data/312070/000095010322000413/dp164991_424b2-4395ubs.htm

2595	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jan-12-2023	01/07/22	01/12/22	01/12/23	06741WR77	US06741WR779	91.7702%	90.3038%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000129/form424b2.htm

2596	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Jan-10-2025	01/07/22	01/12/22	01/10/25	06748X2V2	US06748X2V28	98.9700%	63.8772%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000135/form424b2.htm

2597	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jan-9-2025	01/07/22	01/12/22	01/09/25	06741WR85	US06741WR852	98.2700%	78.3938%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000134/form424b2.htm

2598	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jan-10-2025	01/07/22	01/12/22	01/10/25	06748X4H1	US06748X4H16	97.2200%	74.9776%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000131/form424b2.htm

2599	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jan-10-2025 (5)	01/07/22	01/12/22	01/10/25	06748X4F5	US06748X4F59	97.8200%	53.1998%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000132/form424b2.htm

2600	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jan-9-2025	01/07/22	01/12/22	01/09/25	06748X4Q1	US06748X4Q15	96.3120%	52.4121%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000139/form424b2.htm

2601	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (DIGITAL NT) 0.000 Jul-12-2023	01/07/22	01/12/22	07/12/23	06748X4B4	US06748X4B46	102.7700%	84.2815%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000523/form424b2.htm

2602	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Jan-15-2025	01/10/22	01/13/22	01/15/25	06748A473	US06748A4739	98.1450%	85.4664%	https://www.sec.gov/Archives/edgar/data/312070/000095010322000475/dp165051_424b2-4397ubs.htm

2603	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Jan-15-2025	01/10/22	01/12/22	01/15/25	06748A572	US06748A5728	98.3700%	84.9929%	https://www.sec.gov/Archives/edgar/data/312070/000095010322000437/dp165020_424b2-4389ubs.htm

2604	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGGR CALL CTGNT YIELD) Jan-15-2025	01/10/22	01/13/22	01/15/25	06748A481	US06748A4812	97.4950%	88.1755%	https://www.sec.gov/Archives/edgar/data/312070/000095010322000479/dp165041_424b2-4396ubs.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2605	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Jan-11-2024	01/10/22	01/13/22	01/11/24	06748X4T5	US06748X4T53	96.9700%	73.4078%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000156/form424b2.htm

2606	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jan-15-2025	01/11/22	01/14/22	01/15/25	06748X5C1	US06748X5C10	97.5700%	90.3229%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000167/form424b2.htm

2607	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jan-15-2025	01/11/22	01/14/22	01/15/25	06748X4R9	US06748X4R97	98.8450%	85.1888%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000165/form424b2.htm

2608	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jul-16-2024	01/11/22	01/14/22	07/16/24	06748X4M0	US06748X4M01	99.6450%	83.0235%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000166/form424b2.htm

2609	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jan-16-2025	01/11/22	01/14/22	01/16/25	06748X4D0	US06748X4D02	99.3450%	86.3461%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000168/form424b2.htm

2610	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALLABLE CTGNT CPN) Jan-16-2024	01/11/22	01/14/22	01/16/24	06748X4X6	US06748X4X65	98.9450%	88.3750%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000172/form424b2.htm

2611	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC AUTO-CALLABLE) Jan-18-2024	01/12/22	01/18/22	01/18/24	06748X5D9	US06748X5D92	100.4575%	84.4045%	https://www.sec.gov/Archives/edgar/data/312070/000095010322000590/dp165149_424b2-4399ms.htm

2612	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jan-16-2025	01/12/22	01/18/22	01/16/25	06748X4J7	US06748X4J71	100.1450%	92.3274%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000186/form424b2.htm

2613	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jan-16-2025	01/12/22	01/18/22	01/16/25	06748X3Z2	US06748X3Z23	98.3950%	85.2212%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000188/form424b2.htm

2614	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jul-17-2023	01/12/22	01/18/22	07/17/23	06741WR93	US06741WR936	102.7700%	52.3513%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000189/form424b2.htm

2615	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Jan-17-2023	01/12/22	01/18/22	01/17/23	06748X5M9	US06748X5M91	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105722000183/form424b2.htm

2616	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jan-16-2025	01/12/22	01/18/22	01/16/25	06748X3Y5	US06748X3Y57	100.7700%	80.5457%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000187/form424b2.htm

2617	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jan-21-2025	01/12/22	01/18/22	01/21/25	06741WS35	US06741WS355	99.2700%	86.6121%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000190/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2618	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jul-17-2024	01/12/22	01/18/22	07/17/24	06748X4Y4	US06748X4Y49	97.5200%	87.7187%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000185/form424b2.htm

2619	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Jan-15-2027	01/12/22	01/18/22	01/15/27	06748X4K4	US06748X4K45	102.7700%	85.0078%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000184/form424b2.htm

2620	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Dec-18-2023	01/13/22	01/19/22	12/18/23	06748X5V9	US06748X5V90	102.7700%	86.4581%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105722000203/form424b2.htm

2621	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK) 0.000 Jan-16-2025	01/13/22	01/19/22	01/16/25	06748X4U2	US06748X4U27	102.7700%	84.6693%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000204/form424b2.htm

2622	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jan-19-2024	01/13/22	01/19/22	01/19/24	06748X4P3	US06748X4P32	92.2200%	86.1991%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000205/form424b2.htm

2623	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALL CTGNT CPN NT) Jan-16-2025	01/13/22	01/19/22	01/16/25	06741WS43	US06741WS439	98.2700%	83.1362%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000202/form424b2.htm

2624	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (AUTOCAL MKT-LNK STEP UP) 0.000 Jan-28-2028	01/13/22	01/21/22	01/28/28	06748A762	US06748A7625	102.7700%	86.6191%	https://www.sec.gov/Archives/edgar/data/312070/000095010322000661/dp165235_424b2-4366baml.htm

2625	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (AUTOCAL MKT-LINK STEPUP) 0.000 Jan-26-2024	01/13/22	01/21/22	01/26/24	06748A663	US06748A6635	102.7700%	81.8916%	https://www.sec.gov/Archives/edgar/data/312070/000095010322000656/dp165238_424b2-4375baml.htm

2626	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jan-17-2025	01/14/22	01/20/22	01/17/25	06748A549	US06748A5496	97.3450%	82.8717%	https://www.sec.gov/Archives/edgar/data/312070/000095010322000742/dp165256_424b2-4391ms.htm

2627	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jan-17-2025	01/14/22	01/20/22	01/17/25	06748A523	US06748A5231	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010322000729/dp165258_424b2-4392ms.htm

2628	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jan-17-2025	01/14/22	01/20/22	01/17/25	06748A531	US06748A5314	100.6700%	78.3780%	https://www.sec.gov/Archives/edgar/data/312070/000095010322000728/dp165257_424b2-4390ms.htm

2629	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jan-17-2025 (5)	01/14/22	01/20/22	01/17/25	06748X5A5	US06748X5A53	97.8950%	86.9022%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000219/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2630	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jan-17-2025	01/14/22	01/20/22	01/17/25	06748X2B6	US06748X2B63	95.2700%	79.9522%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000211/form424b2.htm

2631	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jan-17-2025	01/14/22	01/20/22	01/17/25	06748X5H0	US06748X5H07	99.5700%	87.4527%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000222/form424b2.htm

2632	Opportunities in U.S. Equities PLUS Based on the Value of the S&P 500® Index May-3-2023	01/14/22	01/20/22	05/03/23	06748A598	US06748A5983	102.7700%	84.3474%	https://www.sec.gov/Archives/edgar/data/312070/000095010322000730/dp165253_424b2-4387ms.htm

2633	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jan-19-2027	01/14/22	01/20/22	01/19/27	06748X4S7	US06748X4S70	99.2700%	87.4632%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000209/form424b2.htm

2634	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Feb-17-2023	01/14/22	01/20/22	02/17/23	06748X4W8	US06748X4W82	102.7700%	89.9064%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000216/form424b2.htm

2635	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jan-21-2025	01/14/22	01/20/22	01/21/25	06748X5F4	US06748X5F41	98.8700%	87.9436%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000221/form424b2.htm

2636	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Oct-17-2024	01/14/22	01/20/22	10/17/24	06748X4Z1	US06748X4Z14	100.1950%	84.4281%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000218/form424b2.htm

2637	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Jan-19-2024	01/14/22	01/20/22	01/19/24	06748X5E7	US06748X5E75	102.7700%	40.4871%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000220/form424b2.htm

2638	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jan-17-2025 (5)	01/14/22	01/20/22	01/17/25	06748X5W7	US06748X5W73	100.8700%	45.9508%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000215/form424b2.htm

2639	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jan-17-2025 (5)	01/14/22	01/20/22	01/17/25	06748X5X5	US06748X5X56	99.8366%	50.8815%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000217/form424b2.htm

2640	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jan-19-2024	01/14/22	01/20/22	01/19/24	06741WS50	US06741WS504	93.4952%	83.6511%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000223/form424b2.htm

2641	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jan-17-2025	01/14/22	01/20/22	01/17/25	06748X4C2	US06748X4C29	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105722000212/form424b2.htm

2642	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jan-19-2024	01/14/22	01/20/22	01/19/24	06748X4E8	US06748X4E84	99.1300%	43.7079%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000214/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2643	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jan-17-2025	01/14/22	01/20/22	01/17/25	06748X2A8	US06748X2A80	97.7700%	54.0133%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000210/form424b2.htm

2644	GLBL EQTY	01/14/22	01/20/22	01/19/24	06748X3T6	US06748X3T62	N/A	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000148105722000213/form424b2.htm

2645	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (TRIGGER GEARS) 0.000 Jan-20-2032	01/14/22	01/20/22	01/20/32	06748A424	US06748A4242	102.7700%	79.9541%	https://www.sec.gov/Archives/edgar/data/312070/000095010322000709/dp165261_424b2-4402ubs.htm

2646	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGGR CALL CTGNT YIELD) Apr-23-2024	01/18/22	01/21/22	04/23/24	06748A390	US06748A3905	98.0950%	90.5184%	https://www.sec.gov/Archives/edgar/data/312070/000095010322000802/dp165349_424b2-4404ubs.htm

2647	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jan-24-2025	01/18/22	01/21/22	01/24/25	06748X5B3	US06748X5B37	97.5200%	89.0398%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000242/form424b2.htm

2648	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jan-22-2027	01/19/22	01/24/22	01/22/27	06748X5K3	US06748X5K36	99.6452%	88.9113%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000253/form424b2.htm

2649	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jan-24-2025	01/19/22	01/24/22	01/24/25	06748X6A4	US06748X6A45	98.2700%	69.8089%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000254/form424b2.htm

2650	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALLABLE CTGNT CPN) Jan-17-2025	01/19/22	01/24/22	01/17/25	06748X6K2	US06748X6K27	99.2700%	85.7042%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000255/form424b2.htm

2651	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jan-24-2025	01/20/22	01/25/22	01/24/25	06748X7A3	US06748X7A36	96.6450%	90.9567%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000281/form424b2.htm

2652	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jan-24-2025	01/20/22	01/25/22	01/24/25	06748X7B1	US06748X7B19	99.3450%	94.9140%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000291/form424b2.htm

2653	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Oct-25-2023	01/20/22	01/25/22	10/25/23	06748X5T4	US06748X5T45	98.6868%	88.8542%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000278/form424b2.htm

2654	GLOBAL MTN SER A INDEX-LINKED (AUTOCALLABLE NT) 5.800 Jan-27-2023	01/20/22	01/27/22	01/27/23	06748X6P1	US06748X6P14	99.8700%	94.8204%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000292/form424b2.htm

2655	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (AUTOCAL MKT-LINK STEPUP) 0.000 Jan-28-2027	01/20/22	01/27/22	01/28/27	06748A465	US06748A4655	102.7700%	78.4389%	https://www.sec.gov/Archives/edgar/data/312070/000095010322002633/dp167247_424b2-4398baml.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2656	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC AUTO-CALLABLE) Jan-25-2024	01/21/22	01/26/22	01/25/24	06748X5S6	US06748X5S61	99.0950%	90.0933%	https://www.sec.gov/Archives/edgar/data/312070/000095010322001167/dp165631_424b2-4401ms.htm

2657	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jan-24-2025	01/21/22	01/26/22	01/24/25	06748X6L0	US06748X6L00	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105722000332/form424b2.htm

2658	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jan-24-2025	01/21/22	01/26/22	01/24/25	06748X6N6	US06748X6N65	97.7700%	90.1433%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000338/form424b2.htm

2659	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Jan-26-2027	01/21/22	01/26/22	01/26/27	06748X3C3	US06748X3C38	102.7700%	84.2362%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000352/form424b2.htm

2660	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALLABLE CTGNT CPN) Jan-25-2024	01/21/22	01/26/22	01/25/24	06748X6Z9	US06748X6Z95	97.9202%	92.0299%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000336/form424b2.htm

2661	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Jan-24-2025	01/21/22	01/26/22	01/24/25	06748X2X8	US06748X2X83	99.0200%	86.3668%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000326/form424b2.htm

2662	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Jan-24-2025	01/21/22	01/26/22	01/24/25	06748X2Y6	US06748X2Y66	98.1450%	88.5538%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000325/form424b2.htm

2663	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jan-25-2024	01/21/22	01/26/22	01/25/24	06741WS68	US06741WS686	89.8454%	90.5716%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000335/form424b2.htm

2664	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Apr-26-2023 (5)	01/21/22	01/26/22	04/26/23	06748X5J6	US06748X5J62	96.5200%	85.5035%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000344/form424b2.htm

2665	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jan-24-2025	01/21/22	01/26/22	01/24/25	06748X7D7	US06748X7D74	99.6450%	92.2444%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000337/form424b2.htm

2666	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jul-26-2023	01/21/22	01/26/22	07/26/23	06748X7F2	US06748X7F23	96.5204%	92.7556%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000339/form424b2.htm

2667	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Feb-24-2023	01/21/22	01/26/22	02/24/23	06748X5L1	US06748X5L19	102.7700%	87.0788%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000329/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2668	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jan-26-2026	01/21/22	01/26/22	01/26/26	06748X5U1	US06748X5U18	100.7700%	83.1015%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000340/form424b2.htm

2669	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK) 0.000 Jan-26-2028	01/21/22	01/26/22	01/26/28	06748X3B5	US06748X3B54	102.7700%	80.0112%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000327/form424b2.htm

2670	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jan-24-2025	01/21/22	01/26/22	01/24/25	06748X6J5	US06748X6J53	100.9950%	81.9581%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000331/form424b2.htm

2671	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Jan-24-2025	01/21/22	01/26/22	01/24/25	06748X5Z0	US06748X5Z05	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105722000330/form424b2.htm

2672	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK) 0.000 Jul-25-2024	01/21/22	01/26/22	07/25/24	06748X3G4	US06748X3G42	102.7700%	88.6359%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000349/form424b2.htm

2673	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Jan-25-2024	01/21/22	01/26/22	01/25/24	06748X3H2	US06748X3H25	102.7700%	91.5502%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000333/form424b2.htm

2674	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (CAPPED GEARS) 0.000 Mar-24-2023	01/21/22	01/26/22	03/24/23	06748A358	US06748A3582	102.7700%	91.4603%	https://www.sec.gov/Archives/edgar/data/312070/000095010322001118/dp165635_424b2-4409ubs.htm

2675	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Jan-26-2027	01/21/22	01/26/22	01/26/27	06748X2Z3	US06748X2Z32	102.7700%	85.3269%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000398/form424b2.htm

2676	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Jan-25-2029	01/21/22	01/26/22	01/25/29	06748X3A7	US06748X3A71	102.7700%	79.7797%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000343/form424b2.htm

2677	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGGR CALL CTGNT YIELD) Oct-29-2024	01/24/22	01/27/22	10/29/24	06748A325	US06748A3251	99.6950%	97.2228%	https://www.sec.gov/Archives/edgar/data/312070/000095010322001262/dp165812_424b2-4416ubs.htm

2678	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Jan-25-2024 (5)	01/24/22	01/27/22	01/25/24	06748A317	US06748A3178	100.4825%	93.9218%	https://www.sec.gov/Archives/edgar/data/312070/000095010322001258/dp165827_424b2-4415ubs.htm

2679	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Feb-2-2023	01/24/22	01/27/22	02/02/23	06748XA50	US06748XA505	102.7700%	95.2865%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000376/form424b2.htm

2680	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jan-29-2025	01/24/22	01/27/22	01/29/25	06748X5Y3	US06748X5Y30	98.4992%	84.2002%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000379/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2681	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFFERED CALLABLE NT) Jan-24-2025	01/24/22	01/27/22	01/24/25	06748XA84	US06748XA844	100.0202%	93.1295%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000378/form424b2.htm

2682	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jan-24-2025	01/24/22	01/27/22	01/24/25	06741WS76	US06741WS769	99.1450%	88.3156%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000380/form424b2.htm

2683	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRIGGER CALL CTGNT YIELD) Jan-30-2025	01/25/22	01/28/22	01/30/25	06748A283	US06748A2832	99.4800%	95.8967%	https://www.sec.gov/Archives/edgar/data/312070/000095010322001337/dp165911_424b2-4419ubs.htm

2684	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALL CTGNT INT NT) Jan-27-2023	01/25/22	01/28/22	01/27/23	06748XAG6	US06748XAG60	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010322001339/dp165914_424b2-4421jpm.htm

2685	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRIGGER CALL CTGNT YIELD) Jul-29-2025	01/25/22	01/28/22	07/29/25	06748A267	US06748A2675	100.1200%	94.5505%	https://www.sec.gov/Archives/edgar/data/312070/000095010322001341/dp165926_424b2-4420ubs.htm

2686	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jan-29-2025 (5)	01/25/22	01/28/22	01/29/25	06748XAP6	US06748XAP69	100.9325%	95.4150%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000393/form424b2.htm

2687	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGR AUTOCAL CTGT YIELD) Jan-29-2024 (5)	01/25/22	01/28/22	01/29/24	06748A259	US06748A2592	100.7450%	97.3123%	https://www.sec.gov/Archives/edgar/data/312070/000095010322001338/dp165935_424b2-4423ubs.htm

2688	GLOBAL MTN FLTG RT SER A INDEX-LINKED (MARKET LINKED SEC) Jan-29-2026 (5)	01/25/22	01/28/22	01/29/26	06748X7C9	US06748X7C91	100.7425%	90.3050%	https://www.sec.gov/Archives/edgar/data/312070/000095010322001336/dp165915_424b2-4411wfps.htm

2689	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGGR CALL CTGNT YIELD) Jul-27-2023	01/25/22	01/28/22	07/27/23	06748A275	US06748A2758	99.9450%	98.1188%	https://www.sec.gov/Archives/edgar/data/312070/000095010322001340/dp165922_424b2-4418ubs.htm

2690	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGGR CALL CTGNT YIELD) Jul-29-2025	01/25/22	01/28/22	07/29/25	06748A291	US06748A2915	100.5200%	94.9996%	https://www.sec.gov/Archives/edgar/data/312070/000095010322001343/dp165927_424b2-4422ubs.htm

2691	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jan-29-2025	01/25/22	01/28/22	01/29/25	06748XAN1	US06748XAN12	99.2075%	98.0055%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000391/form424b2.htm

2692	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jan-29-2024 (5)	01/25/22	01/28/22	01/29/24	06741WS84	US06741WS843	100.2700%	95.8332%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000396/form424b2.htm

2693	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jul-28-2023 (5)	01/25/22	01/28/22	07/28/23	06748XAJ0	US06748XAJ00	102.7700%	65.2795%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000394/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2694	6.5yNC1y Fixed Callable	01/25/22	01/28/22	07/28/28	06748X4A6	US06748X4A62	102.7700%	88.7274%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105722000397/form424b2.htm

2695	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT INT NT) Jan-29-2024	01/26/22	01/28/22	01/29/24	06748XB26	US06748XB263	100.9450%	94.7053%	https://www.sec.gov/Archives/edgar/data/312070/000095010322001347/dp165986_424b2-4424jpm.htm

2696	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jan-31-2024	01/26/22	01/28/22	01/31/24	06748XAC5	US06748XAC56	100.6200%	97.8769%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000400/form424b2.htm

2697	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC AUTO-CALLABLE) Jan-31-2024 (5)	01/26/22	01/31/22	01/31/24	06748XA35	US06748XA356	100.4325%	92.5263%	https://www.sec.gov/Archives/edgar/data/312070/000095010322001462/dp166028_424b2-4414ms.htm

2698	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jan-30-2025 (5)	01/26/22	01/31/22	01/30/25	06748WZ71	US06748WZ710	101.2075%	89.2702%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000426/form424b2.htm

2699	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (CAPPED BUFFER GEARS) 0.000 Mar-30-2023	01/26/22	01/31/22	03/30/23	06748A226	US06748A2261	102.7700%	94.1577%	https://www.sec.gov/Archives/edgar/data/312070/000095010322001453/dp166027_424b2-4426ubs.htm

2700	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Oct-29-2026	01/26/22	01/31/22	10/29/26	06748XA27	US06748XA273	100.2700%	93.8326%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000460/form424b2.htm

2701	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGR AUTOCAL CTGT YIELD) Jan-28-2027 (5)	01/26/22	01/31/22	01/28/27	06748A234	US06748A2345	100.2700%	94.3124%	https://www.sec.gov/Archives/edgar/data/312070/000095010322001452/dp166079_424b2-4425ubs.htm

2702	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jan-30-2025	01/26/22	01/31/22	01/30/25	06748X6Y2	US06748X6Y21	100.3950%	95.4587%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000456/form424b2.htm

2703	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Oct-31-2023	01/26/22	01/31/22	10/31/23	06748X3L3	US06748X3L37	99.3325%	90.3678%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000445/form424b2.htm

2704	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jul-31-2023 (5)	01/26/22	01/31/22	07/31/23	06748X3P4	US06748X3P41	100.1660%	90.6383%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000450/form424b2.htm

2705	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (BARRIER SUPERTRACK NT) 0.000 Jan-29-2027	01/26/22	01/31/22	01/29/27	06748X4N8	US06748X4N83	102.7700%	75.9081%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000473/form424b2.htm

2706	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFF AUTOCALL CTGNT CPN) Jan-30-2025 (5)	01/26/22	01/31/22	01/30/25	06748X3U3	US06748X3U36	100.7910%	89.5038%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000453/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2707	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Jul-31-2023	01/26/22	01/31/22	07/31/23	06748X2J9	US06748X2J99	102.7700%	91.2409%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000444/form424b2.htm

2708	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Oct-31-2024	01/26/22	01/31/22	10/31/24	06748X2H3	US06748X2H34	101.5200%	90.4492%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000432/form424b2.htm

2709	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Oct-31-2023	01/26/22	01/31/22	10/31/23	06748X2Q3	US06748X2Q33	100.0620%	91.4296%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000438/form424b2.htm

2710	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFF AUTOCALL CTGNT CPN) Jan-30-2025	01/26/22	01/31/22	01/30/25	06748X6H9	US06748X6H97	101.3325%	93.4534%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000449/form424b2.htm

2711	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Oct-31-2023	01/26/22	01/31/22	10/31/23	06748X2C4	US06748X2C47	99.7490%	91.4747%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000434/form424b2.htm

2712	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jan-29-2027 (5)	01/26/22	01/31/22	01/29/27	06748X4V0	US06748X4V00	100.7075%	90.1597%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000446/form424b2.htm

2713	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Jan-29-2027	01/26/22	01/31/22	01/29/27	06748X3V1	US06748X3V19	102.7700%	83.2865%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000455/form424b2.htm

2714	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Jan-29-2027	01/26/22	01/31/22	01/29/27	06748WZQ9	US06748WZQ94	102.7700%	82.4394%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000439/form424b2.htm

2715	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Oct-31-2024	01/26/22	01/31/22	10/31/24	06748X2D2	US06748X2D20	101.2075%	89.5255%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000436/form424b2.htm

2716	GLOBAL MTN ZERO CPN SER G INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Jan-29-2027	01/26/22	01/31/22	01/29/27	06748WZE6	US06748WZE64	102.7700%	83.7373%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000468/form424b2.htm

2717	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jan-30-2025	01/26/22	01/31/22	01/30/25	06748X6T3	US06748X6T36	98.1870%	93.7177%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000458/form424b2.htm

2718	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Jan-29-2026	01/26/22	01/31/22	01/29/26	06748X3F6	US06748X3F68	102.7700%	83.6186%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000433/form424b2.htm

2719	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Jan-29-2026	01/26/22	01/31/22	01/29/26	06748X2K6	US06748X2K62	102.7700%	80.6568%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000442/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2720	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Oct-31-2023	01/26/22	01/31/22	10/31/23	06748X3K5	US06748X3K53	100.0620%	91.7556%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000443/form424b2.htm

2721	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Jan-29-2027	01/26/22	01/31/22	01/29/27	06748X2N0	US06748X2N02	102.7700%	81.7900%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000441/form424b2.htm

2722	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Jan-29-2027	01/26/22	01/31/22	01/29/27	06748X3X7	US06748X3X74	102.7700%	82.5200%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000461/form424b2.htm

2723	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Oct-30-2026	01/26/22	01/31/22	10/30/26	06748X5N7	US06748X5N74	101.1450%	85.7414%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000447/form424b2.htm

2724	3.5yNC6m Fixed Callable	01/26/22	01/28/22	07/28/25	06748X4L2	US06748X4L28	102.7700%	93.2088%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105722000399/form424b2.htm

2725	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Jan-29-2025	01/26/22	01/31/22	01/29/25	06748A242	US06748A2428	101.3200%	93.1622%	https://www.sec.gov/Archives/edgar/data/312070/000095010322001451/dp166080_424b2-4417ubs.htm

2726	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED DIGITAL NT) 0.000 Jan-30-2025	01/26/22	01/31/22	01/30/25	06748WZA4	US06748WZA43	102.7700%	89.8004%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000429/form424b2.htm

2727	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED NT) 0.000 Jan-29-2027	01/26/22	01/31/22	01/29/27	06748WZB2	US06748WZB26	102.7700%	81.7025%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000424/form424b2.htm

2728	GLOBAL MTN SER A INDEX-LINKED (BUFFERED NT) 3.300 Jan-30-2025	01/26/22	01/31/22	01/30/25	06748WZC0	US06748WZC09	101.9450%	89.5769%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000435/form424b2.htm

2729	GLOBAL MTN SER A INDEX-LINKED (BARRIER NT) 4.350 Jan-30-2025	01/26/22	01/31/22	01/30/25	06748WZD8	US06748WZD81	101.6825%	88.9368%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000437/form424b2.htm

2730	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Jan-25-2029	01/26/22	01/31/22	01/25/29	06748X3D1	US06748X3D11	102.7700%	80.0544%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000440/form424b2.htm

2731	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jan-30-2025 (5)	01/27/22	01/31/22	01/30/25	06748XBE0	US06748XBE04	102.7700%	70.2437%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000484/form424b2.htm

2732	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Jan-29-2027	01/27/22	01/31/22	01/29/27	06748XAF8	US06748XAF87	102.7700%	74.8707%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000485/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2733	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jan-30-2025 (5)	01/27/22	01/31/22	01/30/25	06748X6F3	US06748X6F32	94.4365%	74.5711%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000480/form424b2.htm

2734	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jan-30-2025 (5)	01/27/22	01/31/22	01/30/25	06748X6G1	US06748X6G15	96.5200%	96.2106%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000486/form424b2.htm

2735	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Feb-1-2024	01/27/22	02/01/22	02/01/24	06748XAT8	US06748XAT81	100.4950%	97.7196%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000512/form424b2.htm

2736	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFFERED AUTOCALLABLE NT) Feb-1-2027 (5)	01/27/22	02/01/22	02/01/27	06748XBH3	US06748XBH35	100.3325%	89.6298%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000515/form424b2.htm

2737	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jan-30-2025 (5)	01/27/22	02/01/22	01/30/25	06748X7H8	US06748X7H88	100.7700%	93.9134%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000517/form424b2.htm

2738	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jan-31-2024 (5)	01/27/22	02/02/22	01/31/24	06748XAQ4	US06748XAQ43	99.5200%	96.7610%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000511/form424b2.htm

2739	3yNC6m Fixed Callable	01/27/22	01/31/22	01/31/25	06748X7L9	US06748X7L90	102.7700%	94.3204%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105722000459/form424b2.htm

2740	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (ACCELERATED RETURN NT) 0.000 Mar-31-2023	01/27/22	02/03/22	03/31/23	06748A697	US06748A6973	102.7700%	92.6523%	https://www.sec.gov/Archives/edgar/data/312070/000095010322001667/dp166292_424b2-4371baml.htm

2741	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (AUTOCAL MKT-LNK STP UP) 0.000 Jan-30-2025	01/27/22	02/03/22	01/30/25	06748A770	US06748A7708	102.7700%	85.4243%	https://www.sec.gov/Archives/edgar/data/312070/000095010322001670/dp166294_424b2-4367baml.htm

2742	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (AUTOCAL MKT-LNK STP UP) 0.000 Jan-28-2028	01/27/22	02/03/22	01/28/28	06748A457	US06748A4572	102.7700%	92.2956%	https://www.sec.gov/Archives/edgar/data/312070/000095010322001658/dp166293_424b2-436602baml.htm

2743	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (TRIGGER GEARS) 0.000 Jan-30-2032	01/27/22	01/31/22	01/30/32	06748A416	US06748A4168	102.7700%	84.2023%	https://www.sec.gov/Archives/edgar/data/312070/000095010322001501/dp166167_424b2-4403ubs.htm

2744	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Nov-2-2026	01/28/22	02/01/22	11/02/26	06748XB67	US06748XB677	99.5825%	95.5704%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000513/form424b2.htm

2745	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Feb-2-2027	01/28/22	02/02/22	02/02/27	06748X5G2	US06748X5G24	100.6200%	92.7492%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000562/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2746	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jan-31-2025 (5)	01/28/22	02/02/22	01/31/25	06748A374	US06748A3749	100.1075%	77.9150%	https://www.sec.gov/Archives/edgar/data/312070/000095010322001775/dp166352_424b2-4406ms.htm

2747	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC AUTO-CALLABLE) Feb-1-2024 (5)	01/28/22	02/02/22	02/01/24	06748X6S5	US06748X6S52	100.8700%	92.0768%	https://www.sec.gov/Archives/edgar/data/312070/000095010322001771/dp166351_424b2-4408ms.htm

2748	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jan-31-2025 (5)	01/28/22	02/02/22	01/31/25	06748A366	US06748A3665	100.6950%	75.0413%	https://www.sec.gov/Archives/edgar/data/312070/000095010322001773/dp166348_424b2-4407ms.htm

2749	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jan-31-2025	01/28/22	02/02/22	01/31/25	06748X6U0	US06748X6U09	102.7700%	97.9130%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000567/form424b2.htm

2750	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jan-31-2025	01/28/22	02/02/22	01/31/25	06748X6V8	US06748X6V81	102.7700%	95.3701%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000564/form424b2.htm

2751	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Jan-31-2025	01/28/22	02/02/22	01/31/25	06748A382	US06748A3822	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010322001783/dp166350_424b2-4405ms.htm

2752	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Jan-29-2025	01/28/22	02/02/22	01/29/25	06748XAX9	US06748XAX93	99.4534%	62.1004%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000589/form424b2.htm

2753	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jan-31-2025	01/28/22	02/02/22	01/31/25	06748XAB7	US06748XAB73	100.1450%	92.4781%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000572/form424b2.htm

2754	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Feb-3-2025	01/28/22	02/02/22	02/03/25	06748X6R7	US06748X6R79	91.4368%	71.3690%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000565/form424b2.htm

2755	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jan-31-2024	01/28/22	02/02/22	01/31/24	06748XAL5	US06748XAL55	100.2700%	97.5081%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000576/form424b2.htm

2756	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jan-31-2025	01/28/22	02/02/22	01/31/25	06748XB75	US06748XB750	97.1450%	95.2052%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000581/form424b2.htm

2757	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Jan-31-2025 (5)	01/28/22	02/02/22	01/31/25	06748XAA9	US06748XAA90	101.0200%	92.9381%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000570/form424b2.htm

2758	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jan-31-2025	01/28/22	02/02/22	01/31/25	06748XA92	US06748XA927	99.7700%	93.9905%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000569/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2759	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALL CTGNT CPN NT) Feb-1-2024 (5)	01/28/22	02/02/22	02/01/24	06748XBA8	US06748XBA81	97.9783%	94.0448%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000782/form424b2.htm

2760	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Nov-2-2023	01/28/22	02/02/22	11/02/23	06748XB42	US06748XB420	97.1450%	95.8620%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000579/form424b2.htm

2761	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Feb-1-2024	01/28/22	02/02/22	02/01/24	06748XBB6	US06748XBB64	99.5408%	96.3620%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000865/form424b2.htm

2762	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Aug-1-2024	01/28/22	02/02/22	08/01/24	06748XBC4	US06748XBC48	99.5408%	95.7919%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000867/form424b2.htm

2763	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Aug-2-2023 (5)	01/28/22	02/02/22	08/02/23	06748XAE1	US06748XAE13	98.1035%	94.5195%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000575/form424b2.htm

2764	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (MARKET LINKED SEC) 0.000 Aug-2-2023	01/28/22	02/02/22	08/02/23	06748WZK2	US06748WZK25	102.7700%	92.8485%	https://www.sec.gov/Archives/edgar/data/312070/000095010322001753/dp166374_424b2-4382wfps.htm

2765	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Jan-31-2025 (5)	01/28/22	02/02/22	01/31/25	06748XBN0	US06748XBN03	97.5575%	80.9241%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000587/form424b2.htm

2766	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (MARKET LINKED SEC) 0.000 Feb-2-2028	01/28/22	02/02/22	02/02/28	06748WZG1	US06748WZG13	102.7700%	80.4584%	https://www.sec.gov/Archives/edgar/data/312070/000095010322001737/dp166371_424b2-4379wfps.htm

2767	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFFERED AUTOCALLABLE NT) Jan-31-2025	01/28/22	02/02/22	01/31/25	06748XAU5	US06748XAU54	100.2700%	91.7655%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000580/form424b2.htm

2768	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Nov-1-2022 (5)	01/28/22	02/02/22	11/01/22	06748XCC3	US06748XCC39	95.3118%	55.6430%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000584/form424b2.htm

2769	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jan-31-2025	01/28/22	02/03/22	01/31/25	06748XB59	US06748XB594	100.1700%	96.3174%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000561/form424b2.htm

2770	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jan-31-2025	01/28/22	02/03/22	01/31/25	06748XBD2	US06748XBD21	100.9575%	96.1480%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000586/form424b2.htm

2771	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (PLUS) 0.000 Mar-3-2023	01/31/22	02/03/22	03/03/23	06748A341	US06748A3418	102.7700%	87.5493%	https://www.sec.gov/Archives/edgar/data/312070/000095010322001854/dp166482_424b2-4410ms.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2772	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC CALLABLE SEC) Feb-5-2025	01/31/22	02/03/22	02/05/25	06748X7J4	US06748X7J45	100.5200%	89.7731%	https://www.sec.gov/Archives/edgar/data/312070/000095010322001899/dp166462_424b2-4413ms.htm

2773	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Nov-3-2023 (5)	01/31/22	02/03/22	11/03/23	06748XAW1	US06748XAW11	98.6035%	92.3849%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000645/form424b2.htm

2774	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (TRIGGER PLUS) 0.000 Feb-5-2024	01/31/22	02/03/22	02/05/24	06748A440	US06748A4408	102.7700%	87.6812%	https://www.sec.gov/Archives/edgar/data/312070/000095010322001930/dp166466_424b2-4400ms.htm

2775	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-5-2025	01/31/22	02/03/22	02/05/25	06748XAM3	US06748XAM39	97.1450%	95.3033%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000648/form424b2.htm

2776	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-5-2025	01/31/22	02/03/22	02/05/25	06748XB34	US06748XB347	97.1450%	92.3069%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000646/form424b2.htm

2777	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-5-2025	01/31/22	02/03/22	02/05/25	06748XAK7	US06748XAK72	99.9450%	92.7513%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000639/form424b2.htm

2778	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Jan-31-2025	01/31/22	02/03/22	01/31/25	06748X2E0	US06748X2E03	100.7700%	91.3668%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000613/form424b2.htm

2779	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Oct-31-2023	01/31/22	02/03/22	10/31/23	06748X2G5	US06748X2G50	98.8115%	92.9599%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000621/form424b2.htm

2780	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (MARKET LINKED SEC) 0.000 Feb-3-2028	01/31/22	02/03/22	02/03/28	06748WZJ5	US06748WZJ51	102.7700%	79.9306%	https://www.sec.gov/Archives/edgar/data/312070/000095010322001863/dp166463_424b2-4381wfps.htm

2781	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Feb-5-2025	01/31/22	02/03/22	02/05/25	06748XBF7	US06748XBF78	100.7450%	92.5595%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000624/form424b2.htm

2782	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Oct-31-2023	01/31/22	02/03/22	10/31/23	06748X2T7	US06748X2T71	99.3325%	91.8304%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000612/form424b2.htm

2783	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Feb-28-2023	01/31/22	02/03/22	02/28/23	06748X2M2	US06748X2M29	102.7700%	91.6119%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000616/form424b2.htm

2784	GLOBAL MTN FLTG RT SER A INDEX-LINKED (MARKET LINKED SEC) Jan-27-2023 (5)	01/31/22	02/03/22	01/27/23	06748WZL0	US06748WZL08	99.1240%	92.9968%	https://www.sec.gov/Archives/edgar/data/312070/000095010322001848/dp166465_424b2-4383wfps.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2785	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Oct-31-2023	01/31/22	02/03/22	10/31/23	06748X3M1	US06748X3M10	98.4995%	89.9979%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000628/form424b2.htm

2786	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (MARKET LINKED SEC) 0.000 Feb-3-2028	01/31/22	02/03/22	02/03/28	06748WZH9	US06748WZH95	102.7700%	79.3637%	https://www.sec.gov/Archives/edgar/data/312070/000095010322001862/dp166484_424b2-4380wfps.htm

2787	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Feb-5-2024 (5)	01/31/22	02/03/22	02/05/24	06741WT26	US06741WT262	96.4450%	66.5026%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000610/form424b2.htm

2788	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Feb-5-2025 (5)	01/31/22	02/03/22	02/05/25	06748XAD3	US06748XAD30	98.0700%	79.6629%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000609/form424b2.htm

2789	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Jan-29-2027	01/31/22	02/03/22	01/29/27	06748WZS5	US06748WZS50	102.7700%	82.5583%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000619/form424b2.htm

2790	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Aug-5-2024	01/31/22	02/03/22	08/05/24	06748WZU0	US06748WZU07	102.7700%	87.7021%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000622/form424b2.htm

2791	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Aug-3-2023 (5)	01/31/22	02/03/22	08/03/23	06748X3R0	US06748X3R07	99.3325%	89.6149%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000637/form424b2.htm

2792	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Feb-4-2025	01/31/22	02/03/22	02/04/25	06748WZV8	US06748WZV89	102.7700%	81.2688%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000620/form424b2.htm

2793	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Jan-29-2027	01/31/22	02/03/22	01/29/27	06748WZT3	US06748WZT34	102.7700%	78.1716%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000618/form424b2.htm

2794	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Oct-30-2026	01/31/22	02/03/22	10/30/26	06748X5P2	US06748X5P23	100.5825%	89.3026%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000625/form424b2.htm

2795	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Feb-5-2025	01/31/22	02/03/22	02/05/25	06748XAR2	US06748XAR26	96.8200%	75.0377%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000650/form424b2.htm

2796	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Jan-31-2025	01/31/22	02/03/22	01/31/25	06748X2F7	US06748X2F77	100.5200%	90.0855%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000615/form424b2.htm

2797	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALL CTGNT CPN NT) Aug-3-2023 (5)	01/31/22	02/03/22	08/03/23	06748X3Q2	US06748X3Q24	99.4370%	92.1084%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000642/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2798	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Oct-31-2023	01/31/22	02/03/22	10/31/23	06748X3N9	US06748X3N92	99.1242%	91.8870%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000633/form424b2.htm

2799	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFF AUTOCALL CTGNT CPN) Feb-5-2024 (5)	01/31/22	02/03/22	02/05/24	06748X7M7	US06748X7M73	100.0200%	92.3986%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000640/form424b2.htm

2800	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Oct-30-2026	01/31/22	02/03/22	10/30/26	06748X5Q0	US06748X5Q06	100.3325%	88.8438%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000630/form424b2.htm

2801	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Jan-29-2027	01/31/22	02/03/22	01/29/27	06748WZR7	US06748WZR77	102.7700%	82.8340%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000623/form424b2.htm

2802	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFFER CALL CTGNT CPN) Jan-31-2025	01/31/22	02/03/22	01/31/25	06748X3W9	US06748X3W91	100.2700%	90.6337%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000638/form424b2.htm

2803	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALL CTGNT CPN NT) Feb-5-2025	01/31/22	02/07/22	02/05/25	06748XBJ9	US06748XBJ90	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010322001851/dp166483_424b2-4430barc.htm

2804	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALLABLE CTGNT CPN) Feb-5-2025 (5)	01/31/22	02/07/22	02/05/25	06748XBM2	US06748XBM20	98.9450%	86.8367%	https://www.sec.gov/Archives/edgar/data/312070/000095010322001850/dp166468_424b2-4431barc.htm

2805	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Aug-4-2027	01/31/22	02/03/22	08/04/27	06748X7E5	US06748X7E57	102.7700%	84.6841%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000649/form424b2.htm

2806	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED NT) 0.000 Aug-5-2024	01/31/22	02/03/22	08/05/24	06748WZZ9	US06748WZZ93	102.7700%	86.6111%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000727/form424b2.htm

2807	GLOBAL MTN ZERO CPN SER A EQUITY-LINKED (PLUS) 0.000 Mar-3-2023	01/31/22	02/03/22	03/03/23	06748A333	US06748A3335	102.7700%	94.4841%	https://www.sec.gov/Archives/edgar/data/312070/000095010322001856/dp166498_424b2-4412ms.htm

2808	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Feb-3-2027	01/31/22	02/03/22	02/03/27	06748X3E9	US06748X3E93	102.7700%	85.2898%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000641/form424b2.htm

2809	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Feb-7-2024	02/01/22	02/04/22	02/07/24	06741WT34	US06741WT346	93.8768%	80.3724%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000716/form424b2.htm

2810	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Nov-6-2023	02/01/22	02/04/22	11/06/23	06748XA68	US06748XA687	97.8850%	92.0743%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000714/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2811	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALL CTGNT CPN NT) Feb-5-2025 (5)	02/01/22	02/04/22	02/05/25	06748XDS7	US06748XDS71	95.0936%	50.4395%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000715/form424b2.htm

2812	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Feb-6-2025	02/01/22	02/04/22	02/06/25	06748XCB5	US06748XCB55	98.5100%	90.2020%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000717/form424b2.htm

2813	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Feb-7-2023 (5)	02/02/22	02/07/22	02/07/23	06748A150	US06748A1503	99.8075%	89.7967%	https://www.sec.gov/Archives/edgar/data/312070/000095010322002044/dp166620_424b2-4435ubs.htm

2814	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Feb-6-2025	02/02/22	02/07/22	02/06/25	06748XEE7	US06748XEE76	98.6350%	96.0283%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000739/form424b2.htm

2815	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Feb-7-2023	02/02/22	02/07/22	02/07/23	06748A143	US06748A1438	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010322002044/dp166620_424b2-4435ubs.htm

2816	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Feb-6-2023	02/02/22	02/07/22	02/06/23	06748B208	US06748B2088	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010322002038/dp166648_424b2-4448ubs.htm

2817	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Feb-6-2023 (5)	02/02/22	02/07/22	02/06/23	06748B109	US06748B1098	98.6350%	99.1953%	https://www.sec.gov/Archives/edgar/data/312070/000095010322002038/dp166648_424b2-4448ubs.htm

2818	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-6-2025	02/02/22	02/07/22	02/06/25	06748XED9	US06748XED93	98.4267%	91.1037%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000738/form424b2.htm

2819	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (CAPP ACCELERATED RETURN) 0.000 Sep-28-2027	02/02/22	02/07/22	09/28/27	06748XDT5	US06748XDT54	102.2600%	85.5486%	https://www.sec.gov/Archives/edgar/data/312070/000095010322002076/dp166647_424b2-4446barc.htm

2820	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFER DUAL DIRECT NT) 0.000 Feb-6-2025	02/02/22	02/07/22	02/06/25	06748XCD1	US06748XCD12	102.2600%	84.4516%	https://www.sec.gov/Archives/edgar/data/312070/000095010322002068/dp166619_424b2-4437barc.htm

2821	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Feb-6-2025	02/03/22	02/08/22	02/06/25	06748XCE9	US06748XCE94	102.2600%	96.0229%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000756/form424b2.htm

2822	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-6-2025	02/03/22	02/08/22	02/06/25	06748X6Q9	US06748X6Q96	100.0725%	91.2155%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000755/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2823	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Feb-6-2025 (5)	02/03/22	02/08/22	02/06/25	06748XEL1	US06748XEL10	98.7602%	59.2580%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000753/form424b2.htm

2824	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC CALLABLE SEC) Feb-8-2024	02/04/22	02/09/22	02/08/24	06748XEF4	US06748XEF42	99.7600%	93.1941%	https://www.sec.gov/Archives/edgar/data/312070/000095010322002169/dp166760_424b2-4447ms.htm

2825	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC AUTO-CALLABLE) Feb-8-2024 (5)	02/04/22	02/09/22	02/08/24	06748XBG5	US06748XBG51	99.7600%	91.6118%	https://www.sec.gov/Archives/edgar/data/312070/000095010322002187/dp166754_424b2-4427ms.htm

2826	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Feb-7-2025 (5)	02/04/22	02/09/22	02/07/25	06748A184	US06748A1842	102.2600%	58.9512%	https://www.sec.gov/Archives/edgar/data/312070/000095010322002183/dp166755_424b2-4429ms.htm

2827	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Feb-7-2025 (5)	02/04/22	02/09/22	02/07/25	06748B406	US06748B4068	99.0725%	74.1797%	https://www.sec.gov/Archives/edgar/data/312070/000095010322002164/dp166753_424b2-4452ms.htm

2828	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Feb-7-2025	02/04/22	02/09/22	02/07/25	06748X7G0	US06748X7G06	98.7810%	86.1267%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000773/form424b2.htm

2829	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-7-2025	02/04/22	02/09/22	02/07/25	06748XCM1	US06748XCM11	99.6350%	95.4219%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000775/form424b2.htm

2830	GLOBAL MTN SER A EQUITY-LINKED (BUFFERED AUTOCALLABLE NT) 7.850 Feb-8-2024	02/04/22	02/09/22	02/08/24	06748XEQ0	US06748XEQ07	98.9890%	84.3861%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000778/form424b2.htm

2831	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Feb-9-2026	02/04/22	02/09/22	02/09/26	06748XCF6	US06748XCF69	97.2600%	66.9054%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000779/form424b2.htm

2832	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALLABLE CTGNT CPN) Feb-9-2026	02/04/22	02/09/22	02/09/26	06748XDU2	US06748XDU28	97.6768%	61.5543%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000776/form424b2.htm

2833	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Feb-7-2025 (5)	02/04/22	02/09/22	02/07/25	06748XC90	US06748XC907	100.1350%	93.9411%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000816/form424b2.htm

2834	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Feb-12-2025 (5)	02/07/22	02/10/22	02/12/25	06748XBZ3	US06748XBZ33	99.2395%	88.3781%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000789/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2835	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Nov-10-2023 (5)	02/07/22	02/10/22	11/10/23	06748XC25	US06748XC253	97.6145%	93.7077%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000786/form424b2.htm

2836	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Feb-6-2025	02/07/22	02/10/22	02/06/25	06748XES6	US06748XES62	94.7600%	67.9842%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000787/form424b2.htm

2837	GLOBAL MTN SER A EQUITY-LINKED (AIRBAG AUTOCALLABLE YIELD NT) 10.200 Feb-13-2023	02/08/22	02/11/22	02/13/23	06748A135	US06748A1354	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010322002327/dp166940_424b2-4445ubs.htm

2838	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Feb-13-2025	02/08/22	02/11/22	02/13/25	06748XEH0	US06748XEH08	96.6350%	91.1772%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000796/form424b2.htm

2839	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-13-2025	02/08/22	02/11/22	02/13/25	06748XEK3	US06748XEK37	102.2600%	96.1570%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000797/form424b2.htm

2840	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Feb-13-2023 (5)	02/08/22	02/11/22	02/13/23	06748B604	US06748B6048	100.3850%	94.7216%	https://www.sec.gov/Archives/edgar/data/312070/000095010322002329/dp166920_424b2-4456ubs.htm

2841	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Feb-12-2025 (5)	02/08/22	02/11/22	02/12/25	06748XF48	US06748XF488	98.2600%	90.7281%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000798/form424b2.htm

2842	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Feb-13-2025 (5)	02/09/22	02/14/22	02/13/25	06748B505	US06748B5057	97.0975%	92.1586%	https://www.sec.gov/Archives/edgar/data/312070/000095010322002389/dp166964_424b2-4454ms.htm

2843	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALLABLE CTGNT CPN) Feb-13-2025 (5)	02/09/22	02/14/22	02/13/25	06741WT91	US06741WT916	100.2600%	85.2430%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000827/form424b2.htm

2844	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Feb-13-2025 (5)	02/09/22	02/14/22	02/13/25	06748B307	US06748B3078	99.4350%	73.8256%	https://www.sec.gov/Archives/edgar/data/312070/000095010322002388/dp166961_424b2-4450ms.htm

2845	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Aug-14-2023 (5)	02/09/22	02/14/22	08/14/23	06741WV31	US06741WV318	100.4975%	91.5835%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000822/form424b2.htm

2846	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Aug-14-2023 (5)	02/09/22	02/14/22	08/14/23	06741WV23	US06741WV235	99.4350%	75.8643%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000821/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2847	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Feb-16-2023 (5)	02/10/22	02/15/22	02/16/23	06741WV56	US06741WV565	94.4894%	95.2042%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000835/form424b2.htm

2848	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Aug-15-2023 (5)	02/10/22	02/15/22	08/15/23	06748XEG2	US06748XEG25	100.1600%	97.7247%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000832/form424b2.htm

2849	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFF CALL CTGNT CPN NT) Feb-15-2024	02/10/22	02/15/22	02/15/24	06748XEV9	US06748XEV91	98.8850%	92.5152%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000831/form424b2.htm

2850	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (AUTOCALLABLE NT) 0.000 Feb-11-2027	02/10/22	02/15/22	02/11/27	06748XF71	US06748XF710	102.2600%	87.8288%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000834/form424b2.htm

2851	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Feb-16-2023 (5)	02/10/22	02/15/22	02/16/23	06741WV64	US06741WV649	95.4100%	83.2827%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000836/form424b2.htm

2852	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC CALLABLE SEC) Feb-14-2025	02/11/22	02/16/22	02/14/25	06748XEW7	US06748XEW74	99.7600%	91.1880%	https://www.sec.gov/Archives/edgar/data/312070/000095010322002543/dp167112_424b2-4453ms.htm

2853	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Feb-14-2025 (5)	02/11/22	02/16/22	02/14/25	06748A127	US06748A1271	99.7225%	87.3363%	https://www.sec.gov/Archives/edgar/data/312070/000095010322002582/dp167126_424b2-4451ms.htm

2854	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC AUTO-CALLABLE) Feb-15-2024 (5)	02/11/22	02/16/22	02/15/24	06748XEJ6	US06748XEJ63	100.3850%	91.5998%	https://www.sec.gov/Archives/edgar/data/312070/000095010322002585/dp167111_424b2-4449ms.htm

2855	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED PLUS) 0.000 Sep-5-2024	02/11/22	02/16/22	09/05/24	06748A176	US06748A1768	102.2600%	88.4743%	https://www.sec.gov/Archives/edgar/data/312070/000095010322002576/dp167116_424b2-4432ms.htm

2856	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-14-2025	02/11/22	02/16/22	02/14/25	06748XE56	US06748XE564	99.6975%	93.4681%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000859/form424b2.htm

2857	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALLABLE CTGNT CPN) Feb-15-2024 (5)	02/11/22	02/16/22	02/15/24	06741WU99	US06741WU997	97.7184%	56.4161%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000858/form424b2.htm

2858	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALLABLE CTGNT CPN) Feb-13-2025 (5)	02/11/22	02/16/22	02/13/25	06748XFJ5	US06748XFJ54	96.5310%	74.5218%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000860/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2859	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Nov-14-2024	02/11/22	02/16/22	11/14/24	06748XE23	US06748XE234	100.3850%	90.5995%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000856/form424b2.htm

2860	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALL CTGNT CPN NT) Nov-16-2023 (5)	02/11/22	02/16/22	11/16/23	06748XE72	US06748XE721	98.5100%	89.4066%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000862/form424b2.htm

2861	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Nov-16-2023	02/11/22	02/16/22	11/16/23	06748XE64	US06748XE648	97.2600%	92.3773%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000861/form424b2.htm

2862	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (TRIGGER PLUS) 0.000 Mar-3-2028	02/11/22	02/16/22	03/03/28	06748A218	US06748A2188	102.2600%	80.4575%	https://www.sec.gov/Archives/edgar/data/312070/000095010322002577/dp167115_424b2-4428ms.htm

2863	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGGR CALL CTGNT YIELD) Aug-14-2025	02/14/22	02/17/22	08/14/25	06748B869	US06748B8697	100.2600%	92.3997%	https://www.sec.gov/Archives/edgar/data/312070/000095010322002640/dp167224_424b2-4464ubs.htm

2864	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Feb-19-2025 (5)	02/14/22	02/17/22	02/19/25	06748XF30	US06748XF306	99.6975%	80.7213%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000882/form424b2.htm

2865	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Feb-19-2025	02/14/22	02/17/22	02/19/25	06748XFA4	US06748XFA46	98.9267%	90.9715%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000880/form424b2.htm

2866	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-20-2024	02/14/22	02/17/22	02/20/24	06748XFF3	US06748XFF33	98.9265%	94.0428%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000877/form424b2.htm

2867	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Feb-19-2025 (5)	02/14/22	02/17/22	02/19/25	06748XCN9	US06748XCN93	96.0100%	92.2162%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000883/form424b2.htm

2868	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Feb-19-2025 (5)	02/14/22	02/17/22	02/19/25	06748XCP4	US06748XCP42	93.9270%	76.8082%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000879/form424b2.htm

2869	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (TRIGGER GEARS) 0.000 Feb-18-2027	02/14/22	02/16/22	02/18/27	06748A168	US06748A1685	102.2600%	84.9632%	https://www.sec.gov/Archives/edgar/data/312070/000095010322002595/dp167205_424b2-4442ubs.htm

2870	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRIGGER CALL CTGNT YIELD) Feb-21-2025	02/15/22	02/18/22	02/21/25	06748B844	US06748B8440	99.2850%	96.1170%	https://www.sec.gov/Archives/edgar/data/312070/000095010322002736/dp167300_424b2-4465ubs.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2871	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Aug-18-2023	02/15/22	02/18/22	08/18/23	06748XB91	US06748XB917	102.2600%	94.1667%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000906/form424b2.htm

2872	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Feb-21-2023 (5)	02/15/22	02/18/22	02/21/23	06748XFQ9	US06748XFQ97	99.0100%	98.0382%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000907/form424b2.htm

2873	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Feb-20-2024	02/15/22	02/18/22	02/20/24	06748XFS5	US06748XFS53	94.6975%	81.7353%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000900/form424b2.htm

2874	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Feb-21-2025	02/15/22	02/18/22	02/21/25	06748XB83	US06748XB834	99.7350%	92.2517%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000898/form424b2.htm

2875	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Feb-20-2024	02/15/22	02/18/22	02/20/24	06748XFU0	US06748XFU00	96.1725%	90.6179%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000904/form424b2.htm

2876	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Feb-20-2024	02/15/22	02/18/22	02/20/24	06748XFR7	US06748XFR70	95.5725%	78.9057%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000903/form424b2.htm

2877	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Feb-20-2024	02/15/22	02/18/22	02/20/24	06748XFT3	US06748XFT37	96.8850%	86.2656%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000902/form424b2.htm

2878	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Feb-15-2024	02/15/22	02/18/22	02/15/24	06741WV72	US06741WV722	99.6600%	83.9457%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000901/form424b2.htm

2879	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-20-2024	02/15/22	02/18/22	02/20/24	06748XFP1	US06748XFP15	100.5100%	96.2772%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000905/form424b2.htm

2880	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFFERED AUTOCALLABLE NT) Feb-22-2024 (5)	02/16/22	02/22/22	02/22/24	06748XER8	US06748XER89	98.8640%	92.1714%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000930/form424b2.htm

2881	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-21-2024	02/16/22	02/22/22	02/21/24	06748XG62	US06748XG627	100.1225%	94.2838%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000932/form424b2.htm

2882	6.5yNC1y Fixed Callable	02/16/22	02/22/22	08/22/28	06748XEZ0	US06748XEZ06	102.2600%	91.2367%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105722000934/form424b2.htm

2883	5y SOFR Floater	02/16/22	02/22/22	02/22/27	06748XDE8	US06748XDE85	101.5100%	92.2627%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000933/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2884	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Feb-21-2025	02/17/22	02/22/22	02/21/25	06748XF97	US06748XF975	98.0935%	92.6036%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000935/form424b2.htm

2885	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Feb-22-2024	02/17/22	02/23/22	02/22/24	06748XGJ4	US06748XGJ46	95.2350%	87.2302%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000953/form424b2.htm

2886	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Feb-24-2023 (5)	02/17/22	02/23/22	02/24/23	06748B828	US06748B8283	100.1100%	93.9543%	https://www.sec.gov/Archives/edgar/data/312070/000095010322002892/dp167473_424b2-4470ubs.htm

2887	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-23-2024	02/17/22	02/23/22	02/23/24	06748XG54	US06748XG544	99.7600%	96.3877%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000954/form424b2.htm

2888	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Feb-21-2025	02/17/22	02/23/22	02/21/25	06748XFG1	US06748XFG16	93.3851%	76.7670%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000951/form424b2.htm

2889	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Feb-22-2027	02/17/22	02/23/22	02/22/27	06748XEP2	US06748XEP24	100.8225%	86.7947%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000952/form424b2.htm

2890	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Feb-21-2025 (5)	02/18/22	02/24/22	02/21/25	06748B778	US06748B7780	100.3350%	94.3570%	https://www.sec.gov/Archives/edgar/data/312070/000095010322002996/dp167568_424b2-4472ubs.htm

2891	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Feb-21-2025 (5)	02/18/22	02/24/22	02/21/25	06748B802	US06748B8028	98.3225%	95.3094%	https://www.sec.gov/Archives/edgar/data/312070/000095010322002979/dp167556_424b2-4458ms.htm

2892	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Feb-21-2025 (5)	02/18/22	02/24/22	02/21/25	06748B786	US06748B7863	99.8600%	96.5320%	https://www.sec.gov/Archives/edgar/data/312070/000095010322002995/dp167563_424b2-4471ubs.htm

2893	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Feb-21-2025	02/18/22	02/24/22	02/21/25	06748B885	US06748B8853	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010322002983/dp167547_424b2-4459ms.htm

2894	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Feb-23-2024 (5)	02/18/22	02/24/22	02/23/24	06748B877	US06748B8770	99.9075%	87.0976%	https://www.sec.gov/Archives/edgar/data/312070/000095010322002984/dp167523_424b2-4463ubs.htm

2895	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Mar-23-2023 (5)	02/18/22	02/24/22	03/23/23	06741WU57	US06741WU575	97.4268%	83.7125%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000981/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2896	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INCOME CALLABLE) Feb-23-2024	02/18/22	02/24/22	02/23/24	06748XF89	US06748XF892	100.4725%	95.2581%	https://www.sec.gov/Archives/edgar/data/312070/000095010322002980/dp167552_424b2-4457ms.htm

2897	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (AUTOCALLABLE NT) 0.000 Feb-23-2027	02/18/22	02/24/22	02/23/27	06748XEU1	US06748XEU19	102.2600%	86.9635%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000978/form424b2.htm

2898	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC AUTO-CALLABLE) Feb-23-2026 (5)	02/18/22	02/24/22	02/23/26	06748XFK2	US06748XFK28	100.5100%	88.5584%	https://www.sec.gov/Archives/edgar/data/312070/000095010322002994/dp167549_424b2-4462ms.htm

2899	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Feb-23-2028	02/18/22	02/24/22	02/23/28	06748XBX8	US06748XBX84	102.2600%	81.6882%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000985/form424b2.htm

2900	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Feb-21-2025	02/18/22	02/24/22	02/21/25	06748XCH2	US06748XCH26	102.2600%	92.8257%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000986/form424b2.htm

2901	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Feb-21-2025	02/18/22	02/24/22	02/21/25	06748XBS9	US06748XBS99	102.2600%	95.0147%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000979/form424b2.htm

2902	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Feb-23-2027	02/18/22	02/24/22	02/23/27	06748XBV2	US06748XBV29	102.2600%	85.3233%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000974/form424b2.htm

2903	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Mar-23-2023 (5)	02/18/22	02/24/22	03/23/23	06741WU65	US06741WU658	96.7600%	87.9817%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000982/form424b2.htm

2904	GLOBAL MTN FLTG RT SER A INDEX-LINKED (MARKET LINKED SEC) Aug-22-2024 (5)	02/18/22	02/24/22	08/22/24	06748XFW6	US06748XFW65	100.3850%	93.8968%	https://www.sec.gov/Archives/edgar/data/312070/000095010322002985/dp167562_424b2-4467wfps.htm

2905	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Mar-23-2023 (5)	02/18/22	02/24/22	03/23/23	06741WU73	US06741WU732	98.0520%	92.8020%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000980/form424b2.htm

2906	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Aug-23-2023	02/18/22	02/24/22	08/23/23	06748XBW0	US06748XBW02	102.2600%	92.5983%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000971/form424b2.htm

2907	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Feb-23-2027	02/18/22	02/24/22	02/23/27	06748XGG0	US06748XGG07	100.4475%	93.4196%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000967/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2908	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Mar-23-2023 (5)	02/18/22	02/24/22	03/23/23	06741WU81	US06741WU815	98.4060%	92.7644%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000970/form424b2.htm

2909	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Feb-23-2024	02/18/22	02/24/22	02/23/24	06748XBY6	US06748XBY67	102.2600%	90.0600%	https://www.sec.gov/Archives/edgar/data/312070/000148105722000973/form424b2.htm

2910	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Feb-23-2029	02/18/22	02/24/22	02/23/29	06748XFB2	US06748XFB29	102.2600%	85.0438%	https://www.sec.gov/Archives/edgar/data/312070/000095010322002993/dp167548_424b2-4460barc.htm

2911	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Feb-24-2028	02/18/22	02/24/22	02/24/28	06748XBT7	US06748XBT72	102.2600%	82.7815%	https://www.sec.gov/Archives/edgar/data/312070/000095010322002981/dp167574_424b2-4434barc.htm

2912	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Feb-24-2027	02/18/22	02/24/22	02/24/27	06748XBU4	US06748XBU46	102.2600%	86.6717%	https://www.sec.gov/Archives/edgar/data/312070/000095010322002982/dp167543_424b2-4433barc.htm

2913	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC CALLABLE SEC) Aug-27-2025	02/22/22	02/25/22	08/27/25	06748XFV8	US06748XFV82	100.2475%	90.9626%	https://www.sec.gov/Archives/edgar/data/312070/000095010322003179/dp167754_424b2-4466ms.htm

2914	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRIGGER CALL CTGNT YIELD) Feb-23-2027	02/22/22	02/25/22	02/23/27	06748B737	US06748B7376	100.1350%	90.6869%	https://www.sec.gov/Archives/edgar/data/312070/000095010322003167/dp167753_424b2-4474ubs.htm

2915	3.5yNC6m Fixed Callable	02/22/22	02/25/22	08/25/25	06748XEY3	US06748XEY31	102.2600%	94.4719%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105722001010/form424b2.htm

2916	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Feb-27-2025 (5)	02/23/22	02/28/22	02/27/25	06748XE98	US06748XE986	100.5100%	91.4915%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001039/form424b2.htm

2917	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Aug-28-2023 (5)	02/23/22	02/28/22	08/28/23	06748XD57	US06748XD574	99.9268%	94.0943%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001029/form424b2.htm

2918	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Feb-27-2025 (5)	02/23/22	02/28/22	02/27/25	06748XBP5	US06748XBP50	100.4475%	91.7465%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001027/form424b2.htm

2919	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Nov-29-2023 (5)	02/23/22	02/28/22	11/29/23	06748XE49	US06748XE499	99.5100%	92.6174%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001037/form424b2.htm

2920	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Feb-26-2027	02/23/22	02/28/22	02/26/27	06748XG47	US06748XG478	100.7600%	88.5387%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001042/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2921	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Feb-26-2027	02/23/22	02/28/22	02/26/27	06748XCU3	US06748XCU37	102.2600%	84.6757%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001034/form424b2.htm

2922	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Aug-28-2023	02/23/22	02/28/22	08/28/23	06748XC33	US06748XC337	102.2600%	92.6354%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001025/form424b2.htm

2923	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Feb-26-2026	02/23/22	02/28/22	02/26/26	06748XC58	US06748XC584	102.2600%	84.0214%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001028/form424b2.htm

2924	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Nov-29-2024	02/23/22	02/28/22	11/29/24	06748XDL2	US06748XDL29	100.6976%	92.2983%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001033/form424b2.htm

2925	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Nov-29-2023 (5)	02/23/22	02/28/22	11/29/23	06748XE31	US06748XE317	99.6768%	93.4640%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001038/form424b2.htm

2926	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Feb-26-2026 (5)	02/23/22	02/28/22	02/26/26	06748XGU9	US06748XGU90	99.7850%	96.3116%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001044/form424b2.htm

2927	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Nov-29-2023	02/23/22	02/28/22	11/29/23	06748XEA5	US06748XEA54	99.2600%	93.1135%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001040/form424b2.htm

2928	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Feb-26-2026	02/23/22	02/28/22	02/26/26	06748XC41	US06748XC410	102.2600%	86.2009%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001026/form424b2.htm

2929	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALLABLE CTGNT CPN) Nov-29-2023 (5)	02/23/22	02/28/22	11/29/23	06748XDX6	US06748XDX66	99.6768%	93.4034%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001036/form424b2.htm

2930	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Nov-29-2023	02/23/22	02/28/22	11/29/23	06748XDY4	US06748XDY40	99.0936%	92.6271%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001032/form424b2.htm

2931	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFF AUTOCALL CTGNT CPN) Feb-27-2025 (5)	02/23/22	02/28/22	02/27/25	06748XF22	US06748XF223	100.2600%	92.5394%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001043/form424b2.htm

2932	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-27-2025	02/23/22	02/28/22	02/27/25	06748XGK1	US06748XGK19	98.7600%	94.2072%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001041/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2933	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Feb-27-2025 (5)	02/23/22	02/28/22	02/27/25	06748XBQ3	US06748XBQ34	98.1768%	84.1479%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001021/form424b2.htm

2934	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Feb-26-2027	02/23/22	02/28/22	02/26/27	06748XCQ2	US06748XCQ25	102.2600%	83.7591%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001031/form424b2.htm

2935	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Feb-26-2027	02/23/22	02/28/22	02/26/27	06748XCS8	US06748XCS80	102.2600%	84.2819%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001030/form424b2.htm

2936	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED DIGITAL NT) 0.000 Feb-27-2025	02/23/22	02/28/22	02/27/25	06748XCJ8	US06748XCJ81	102.2600%	91.0223%	https://www.sec.gov/Archives/edgar/data/312070/000095010322003288/dp167840_424b2-4441barc.htm

2937	GLOBAL MTN SER A INDEX-LINKED (BUFFERED NT) 3.550 Feb-27-2025	02/23/22	02/28/22	02/27/25	06748XCK5	US06748XCK54	101.3725%	90.0928%	https://www.sec.gov/Archives/edgar/data/312070/000095010322003286/dp167839_424b2-4439barc.htm

2938	GLOBAL MTN SER A INDEX-LINKED (BARRIER NT) 4.800 Feb-27-2025	02/23/22	02/28/22	02/27/25	06748XCL3	US06748XCL38	101.0600%	90.1451%	https://www.sec.gov/Archives/edgar/data/312070/000095010322003287/dp167888_424b2-4440barc.htm

2939	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (CAPPED BUFFER IN-GEARS) 0.000 Aug-24-2026	02/23/22	02/28/22	08/24/26	06748B620	US06748B6204	102.2600%	90.3055%	https://www.sec.gov/Archives/edgar/data/312070/000095010322003295/dp167832_424b2-4483ubs.htm

2940	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Feb-28-2028	02/23/22	02/28/22	02/28/28	06748XDD0	US06748XDD03	102.2600%	83.2538%	https://www.sec.gov/Archives/edgar/data/312070/000095010322003358/dp167887_424b2-4444barc.htm

2941	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFF AUTOCALL CTGNT CPN) Mar-1-2027	02/24/22	02/28/22	03/01/27	06748XFX4	US06748XFX49	100.5100%	86.7687%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001051/form424b2.htm

2942	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Feb-27-2025 (5)	02/24/22	02/28/22	02/27/25	06748B638	US06748B6386	100.2525%	95.2771%	https://www.sec.gov/Archives/edgar/data/312070/000095010322003300/dp167970_424b2-4481ubs.htm

2943	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Feb-27-2025 (5)	02/24/22	02/28/22	02/27/25	06748B653	US06748B6535	99.7375%	97.4460%	https://www.sec.gov/Archives/edgar/data/312070/000095010322003294/dp167956_424b2-4482ubs.htm

2944	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (TRGR AUTOCAL CTGT YIELD) Aug-28-2023 (5)	02/24/22	02/28/22	08/28/23	06748B588	US06748B5883	97.0100%	90.2402%	https://www.sec.gov/Archives/edgar/data/312070/000095010322003305/dp167973_424b2-4490ubs.htm

2945	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFF AUTOCALL CTGNT CPN) Feb-29-2024 (5)	02/24/22	02/28/22	02/29/24	06748XG39	US06748XG395	101.0100%	91.5211%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001052/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2946	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Feb-27-2025	02/24/22	02/28/22	02/27/25	06748XFZ9	US06748XFZ96	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000148105722001050/form424b2.htm

2947	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Feb-29-2024	02/24/22	03/01/22	02/29/24	06748XGV7	US06748XGV73	98.3600%	94.9881%	https://www.sec.gov/Archives/edgar/data/312070/000095010322003470/dp168077_424b2-4477barc.htm

2948	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC AUTO-CALLABLE) Feb-29-2024 (5)	02/24/22	03/01/22	02/29/24	06748XGQ8	US06748XGQ88	100.6350%	94.0663%	https://www.sec.gov/Archives/edgar/data/312070/000095010322003503/dp168078_424b2-4473ms.htm

2949	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Feb-27-2025 (5)	02/24/22	03/01/22	02/27/25	06748XGY1	US06748XGY13	100.6975%	90.9160%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001082/form424b2.htm

2950	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC AUTO-CALLABLE) Feb-29-2024 (5)	02/25/22	03/02/22	02/29/24	06748XGA3	US06748XGA37	100.3850%	93.0301%	https://www.sec.gov/Archives/edgar/data/312070/000095010322003681/dp168202_424b2-4469ms.htm

2951	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Feb-28-2025 (5)	02/25/22	03/02/22	02/28/25	06748B836	US06748B8366	100.0475%	91.8415%	https://www.sec.gov/Archives/edgar/data/312070/000095010322003684/dp168200_424b2-4468ms.htm

2952	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Feb-28-2025 (5)	02/25/22	03/02/22	02/28/25	06748XGP0	US06748XGP06	99.7600%	90.4333%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001143/form424b2.htm

2953	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-28-2025	02/25/22	03/02/22	02/28/25	06748XGZ8	US06748XGZ87	99.1900%	92.5432%	https://www.sec.gov/Archives/edgar/data/312070/000095010322003603/dp168212_424b2-4479barc.htm

2954	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGGR CALL CTGNT YIELD) Mar-1-2027	02/25/22	03/02/22	03/01/27	06748B539	US06748B5396	99.9225%	92.4663%	https://www.sec.gov/Archives/edgar/data/312070/000095010322003617/dp168193_424b2-4499ubs.htm

2955	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-28-2025	02/25/22	03/02/22	02/28/25	06748XG70	US06748XG700	102.2600%	97.9800%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001149/form424b2.htm

2956	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-29-2024	02/25/22	03/02/22	02/29/24	06748XGT2	US06748XGT28	99.2100%	95.7658%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001148/form424b2.htm

2957	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Feb-28-2025 (5)	02/25/22	03/02/22	02/28/25	06748XH20	US06748XH203	100.2600%	92.9303%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001151/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2958	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-28-2025	02/25/22	03/02/22	02/28/25	06748XG88	US06748XG882	102.2600%	94.7670%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001139/form424b2.htm

2959	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Feb-29-2024	02/25/22	03/02/22	02/29/24	06748XGR6	US06748XGR61	97.9850%	81.0656%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001141/form424b2.htm

2960	GLOBAL MTN SER A INDEX-LINKED (AUTOCALLABLE NT) 9.450 May-31-2023 (5)	02/25/22	03/02/22	05/31/23	06748XF63	US06748XF637	99.8975%	94.4386%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001138/form4242b2.htm

2961	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-29-2024	02/25/22	03/02/22	02/29/24	06748XGS4	US06748XGS45	98.2600%	95.0126%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001140/form424b2.htm

2962	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-28-2025	02/25/22	03/02/22	02/28/25	06748XFN6	US06748XFN66	100.0725%	88.4155%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001146/form424b2.htm

2963	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Mar-3-2023 (5)	02/25/22	03/02/22	03/03/23	06741WV80	US06741WV805	93.9268%	82.8377%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001150/form424b2.htm

2964	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Feb-29-2024	02/25/22	03/02/22	02/29/24	06748XHM6	US06748XHM65	97.7936%	92.4828%	https://www.sec.gov/Archives/edgar/data/312070/000095010322003621/dp168197_424b2-4501barc.htm

2965	GLOBAL MTN FLTG RT SER A INDEX-LINKED (BUFF CALLABLE CTGNT CPN) Feb-28-2025	02/25/22	03/02/22	02/28/25	06748XGL9	US06748XGL91	99.6768%	94.5713%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001144/form424b2.htm

2966	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER DIGITAL NT) 0.000 Feb-27-2026	02/25/22	03/02/22	02/27/26	06748XEX5	US06748XEX57	102.2600%	82.6480%	https://www.sec.gov/Archives/edgar/data/312070/000095010322003597/dp168221_424b2-4455barc.htm

2967	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC CALLABLE SEC) Mar-4-2024	02/28/22	03/03/22	03/04/24	06748XGX3	US06748XGX30	99.3850%	94.2605%	https://www.sec.gov/Archives/edgar/data/312070/000095010322003769/dp168378_424b2-4478ms.htm

2968	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Mar-5-2025	02/28/22	03/03/22	03/05/25	06748XDM0	US06748XDM02	99.6350%	94.9939%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001192/form424b2.htm

2969	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (TRIGGER PLUS) 0.000 Jun-2-2023	02/28/22	03/03/22	06/02/23	06748B661	US06748B6618	102.2600%	87.4113%	https://www.sec.gov/Archives/edgar/data/312070/000095010322003865/dp168381_424b2-4480ms.htm

2970	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Dec-1-2023	02/28/22	03/03/22	12/01/23	06748XDZ1	US06748XDZ15	98.7600%	93.7870%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001196/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2971	GLOBAL MTN FLTG RT SER A INDEX-LINKED (MARKET LINKED SEC) Feb-27-2025 (5)	02/28/22	03/03/22	02/27/25	06748XCA7	US06748XCA72	99.4475%	87.5135%	https://www.sec.gov/Archives/edgar/data/312070/000095010322003796/dp168367_424b2-4436wfps.htm

2972	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Dec-1-2023	02/28/22	03/03/22	12/01/23	06748XEC1	US06748XEC11	98.9268%	93.8655%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001203/form424b2.htm

2973	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Aug-31-2023 (5)	02/28/22	03/03/22	08/31/23	06748XD65	US06748XD657	99.5936%	94.8956%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001199/form424b2.htm

2974	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Aug-31-2023 (5)	02/28/22	03/03/22	08/31/23	06748XD40	US06748XD400	99.5102%	93.4327%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001189/form424b2.htm

2975	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Mar-5-2025	02/28/22	03/03/22	03/05/25	06748XHQ7	US06748XHQ79	99.7350%	98.7563%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001205/form424b2.htm

2976	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Mar-4-2027	02/28/22	03/03/22	03/04/27	06748XCR0	US06748XCR08	102.2600%	81.1225%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001194/form424b2.htm

2977	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Mar-5-2025	02/28/22	03/03/22	03/05/25	06748XH53	US06748XH534	98.5268%	91.9462%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001188/form424b2.htm

2978	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Mar-4-2027	02/28/22	03/03/22	03/04/27	06748XCW9	US06748XCW92	102.2600%	84.7876%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001182/form424b2.htm

2979	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Mar-31-2023	02/28/22	03/03/22	03/31/23	06748XC66	US06748XC667	102.2600%	92.1168%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001198/form424b2.htm

2980	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Mar-4-2027	02/28/22	03/03/22	03/04/27	06748XCT6	US06748XCT63	102.2600%	84.0669%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001201/form424b2.htm

2981	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CTGNT CPN NT) Dec-1-2023	02/28/22	03/03/22	12/01/23	06748XEB3	US06748XEB38	98.5100%	93.4239%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001186/form424b2.htm

2982	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Aug-31-2023 (5)	02/28/22	03/03/22	08/31/23	06748XFY2	US06748XFY22	100.4936%	93.9603%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001202/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2983	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Mar-5-2025	02/28/22	03/03/22	03/05/25	06748XC74	US06748XC741	102.2600%	83.2209%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001197/form424b2.htm

2984	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Mar-4-2024 (5)	02/28/22	03/03/22	03/04/24	06748XFL0	US06748XFL01	98.7600%	90.8025%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001178/form424b2.htm

2985	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Sep-3-2024	02/28/22	03/03/22	09/03/24	06748XC82	US06748XC824	102.2600%	89.8903%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001185/form424b2.htm

2986	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALL CTGNT CPN NT) Aug-31-2023 (5)	02/28/22	03/03/22	08/31/23	06748XD73	US06748XD731	99.7600%	94.4120%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001200/form424b2.htm

2987	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Mar-3-2025 (5)	02/28/22	03/03/22	03/03/25	06748XHJ3	US06748XHJ37	100.3225%	94.3076%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001193/form424b2.htm

2988	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Mar-4-2024 (5)	02/28/22	03/03/22	03/04/24	06748XFM8	US06748XFM83	98.8725%	82.6608%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001177/form424b2.htm

2989	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED SUPERTRACK NT) 0.000 Mar-4-2027	02/28/22	03/03/22	03/04/27	06748XCX7	US06748XCX75	102.2600%	85.7919%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001184/form424b2.htm

2990	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Mar-5-2025	02/28/22	03/03/22	03/05/25	06748XGF2	US06748XGF24	99.6975%	92.9781%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001191/form424b2.htm

2991	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (CAPP ACCELERATE RETURN) 0.000 Dec-3-2027	02/28/22	03/03/22	12/03/27	06748XHN4	US06748XHN49	102.2600%	89.3367%	https://www.sec.gov/Archives/edgar/data/312070/000095010322003780/dp168379_424b2-4498barc.htm

2992	4yNC6m Fixed Callable	02/28/22	03/03/22	03/03/26	06748XG96	US06748XG965	102.2600%	94.4503%	https://www.sec.gov/Archives/edgar/data/0000312070/000148105722001204/form424b2.htm

2993	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Mar-4-2027	02/28/22	03/03/22	03/04/27	06748XDC2	US06748XDC20	102.2600%	85.7705%	https://www.sec.gov/Archives/edgar/data/312070/000095010322003772/dp168377_424b2-4443barc.htm

2994	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BUFFERED NT) 0.000 Sep-3-2024	02/28/22	03/03/22	09/03/24	06748XCG4	US06748XCG43	102.2600%	87.8975%	https://www.sec.gov/Archives/edgar/data/312070/000095010322003797/dp168382_424b2-4438barc.htm

2995	GLOBAL MTN ZERO CPN SER A INDEX-LINKED 0.000 Sep-2-2027	02/28/22	03/03/22	09/02/27	06748XFC0	US06748XFC02	102.2600%	85.9766%	https://www.sec.gov/Archives/edgar/data/312070/000095010322003774/dp168384_424b2-4461barc.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

2996	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGGR CALL CTGNT YIELD) Sep-5-2025	03/01/22	03/04/22	09/05/25	06748B513	US06748B5131	99.1200%	96.5081%	https://www.sec.gov/Archives/edgar/data/312070/000095010322003920/dp168508_424b2-4509ubs.htm

2997	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (TRIGGER JUMP SEC) 0.000 Mar-4-2027	03/01/22	03/04/22	03/04/27	06748B521	US06748B5214	102.2600%	90.0142%	https://www.sec.gov/Archives/edgar/data/312070/000095010322003934/dp168496_424b2-4502ms.htm

2998	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Mar-6-2025	03/01/22	03/04/22	03/06/25	06748XJC6	US06748XJC65	99.8975%	97.6354%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001252/form424b2.htm

2999	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CALLABLE CONTINGENT CPN) Mar-6-2025	03/01/22	03/04/22	03/06/25	06748XJB8	US06748XJB82	96.3436%	81.2254%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001248/form424b2.htm

3000	GLOBAL MTN FLTG RT SER A INDEX-LINKED (AUTOCALL CTGNT CPN NT) Mar-2-2026 (5)	03/01/22	03/04/22	03/02/26	06748XJA0	US06748XJA00	100.4475%	89.4699%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001250/form424b2.htm

3001	GLOBAL MTN SER A INDEX-LINKED (BUFFERED AUTOCALLABLE NT) 4.900 Mar-5-2026	03/02/22	03/07/22	03/05/26	06748XFE6	US06748XFE67	102.2600%	94.8501%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001279/form424b2.htm

3002	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRIGGER CALL CTGNT YIELD) Sep-5-2025	03/02/22	03/07/22	09/05/25	06748B497	US06748B4977	99.1100%	95.8259%	https://www.sec.gov/Archives/edgar/data/312070/000095010322003982/dp168604_424b2-4510ubs.htm

3003	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CTGNT INC AUTO-CALLABLE) Mar-6-2025 (5)	03/02/22	03/07/22	03/06/25	06748XJS1	US06748XJS18	100.2600%	89.0514%	https://www.sec.gov/Archives/edgar/data/312070/000095010322003990/dp168595_424b2-4505ms.htm

3004	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Mar-6-2025 (5)	03/02/22	03/07/22	03/06/25	06748XGM7	US06748XGM74	100.0100%	87.6391%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001277/form424b2.htm

3005	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CONTINGENT CPN) Mar-7-2024	03/02/22	03/07/22	03/07/24	06748XHK0	US06748XHK00	98.2600%	94.5525%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001275/form424b2.htm

3006	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (PHOENIX AUTOCALLABLE NT) Sep-8-2023 (5)	03/02/22	03/07/22	09/08/23	06748XHD6	US06748XHD66	98.3850%	88.5187%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001276/form424b2.htm

3007	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Mar-6-2025	03/03/22	03/08/22	03/06/25	06748XK83	US06748XK835	99.7600%	98.4118%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001297/form424b2.htm

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Initial Trade Date(1)	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Indicative Rescission Offer Proceeds for Initial Investors in Structured Notes(2)	Indicative market value(3)	Documents

3008	GLOBAL MTN SER A INDEX-LINKED (BUFFERED AUTOCALLABLE NT) 6.450 Dec-8-2022 (5)	03/04/22	03/08/22	12/08/22	06748XKB6	US06748XKB63	100.1100%	98.2294%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001298/form424b2.htm

3009	GLOBAL MTN ZERO CPN SER A INDEX-LINKED (BARRIER SUPERTRACK NT) 0.000 Mar-9-2027	03/04/22	03/09/22	03/09/27	06748XHP9	US06748XHP96	102.2600%	85.5819%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001307/form424b2.htm

3010	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (CTGNT INC AUTO-CALLABLE) Mar-7-2025 (5)	03/04/22	03/09/22	03/07/25	06748B646	US06748B6469	99.5725%	89.4244%	https://www.sec.gov/Archives/edgar/data/312070/000095010322004161/dp168755_424b2-4484ms.htm

3011	GLOBAL MTN FLTG RT SER A EQUITY-LINKED (AUTOCALL CTGNT CPN NT) Mar-12-2025 (5)	03/07/22	03/10/22	03/12/25	06748XKQ3	US06748XKQ33	98.0768%	92.4002%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001327/form424b2.htm

3012	GLOBAL MTN FLTG RT SER A INDEX-LINKED (CALLABLE CTGNT CPN NT) Mar-8-2027	03/07/22	03/10/22	03/08/27	06748XKK6	US06748XKK62	100.4350%	92.5056%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001328/form424b2.htm

3013	GLOBAL MTN FLTG RT SER A INDEX-LINKED (PHOENIX AUTOCALLABLE NT) Mar-11-2027	03/07/22	03/10/22	03/11/27	06748XGW5	US06748XGW56	100.5725%	88.8002%	https://www.sec.gov/Archives/edgar/data/312070/000148105722001325/form424b2.htm

3014	GLOBAL MTN FLTG RT SER A INDEX-LINKED (TRGGR CALL CTGNT YIELD) Mar-9-2027	03/07/22	03/10/22	03/09/27	06748B463	US06748B4639	99.6975%	93.9478%	https://www.sec.gov/Archives/edgar/data/312070/000095010322004280/dp168851_424b2-4516ubs.htm

3015	GLOBAL MTN SER A EQUITY-LINKED (AUTO-CALLABLE SEC) 10.100 Mar-10-2023	03/07/22	03/10/22	03/10/23	06741WW48	US06741WW480	N/A	N/A	https://www.sec.gov/Archives/edgar/data/312070/000095010322004304/dp168859_424b2-4518ms.htm

Part II. Description of Subject Securities that are “Exchange-Traded Notes” or “ETNs”:

Notes:

(1)    The closing indicative value of each series of Subject Securities that are ETNs was calculated by us based on the formula for the closing indicative value set forth in the relevant Issuance Prospectus on the Indicative Valuation Date and is made available to you only as a reference and is not a prediction of the price at which the Subject Securities may trade in the secondary market, nor will it be the price at which we or our affiliates may buy or sell the Subject Securities in the secondary market. We advise you to consult your financial, legal, and tax advisers, as you deem appropriate, before making any decision with respect to the Rescission Offer. See “Risk Factors—Risks Relating to the Rescission Offer—The indicative market value of each series of Subject Securities included at Appendix A may not be accurate, and your reliance on such indicative market value in making your decision to accept or reject the Rescission Offer may result in a substantial loss to you—Subject Securities that are ETNs.”

(2)    The closing trading price of each series of Subject Securities that are ETNs is the closing price of the ETNs on the primary exchange on which the ETNs are listed on the Indicative Valuation Date. The closing trading price is made available to you only as a reference and is not a prediction of the price at which the Subject Securities may continue to trade in the secondary market, nor will it be the price at which we or our affiliates may buy or sell the Subject Securities in the secondary market. In addition, the closing trading price may reflect a premium or discount over the relevant closing indicative value and may change at any time based on market conditions. See “Risk Factors—Risks Relating to the Rescission Offer—The indicative market value of each series of Subject Securities included at Appendix A may not be accurate, and your reliance on such indicative market value in making your decision to accept or reject the Rescission Offer may result in a substantial loss to you—Subject Securities that are ETNs.”

	A	B	C	D	E	F	G	H	I
No.	Series of Security	Issue / Settlement Date	Maturity Date	CUSIP	ISIN	Ticker	Closing indicative value(1)	Closing trading price(2)	Documents

1	iPath Series B S&P 500 VIX Short-Term Futures ETN	07/23/19	01/23/48	06746P621	US06746P6218	VXX	$18.08	$20.82	https://www.sec.gov/Archives/edgar/data/312070/000110465919041446/a19-12855_24424b2.htm

2	iPath Series B Bloomberg Energy Subindex Total Return ETN	02/17/21	01/23/48	06746P530	US06746P5301	JJE	$70.22	N/A	https://www.sec.gov/Archives/edgar/data/0000312070/000110465921024557/tm215228d3_424b2.htm

3	iPath Series B S&P 500 VIX Short-Term Futures ETN	02/18/21	01/23/48	06746P621	US06746P6218	VXX	$18.08	$20.82	https://www.sec.gov/Archives/edgar/data/0000312070/000110465921025108/tm215228d5_424b2.htm

4	iPath Pure Beta Crude Oil ETN	04/08/21	04/18/41	06740P221	US06740P2213	OIL	$32.96	$33.23	https://www.sec.gov/Archives/edgar/data/0000312070/000110465921047570/tm218343-13_424b2.htm

5	iPath Series B S&P 500 VIX Short-Term Futures ETN	05/03/21	01/23/48	06747R477	US06747R4772	VXX	$18.08	$20.82	https://www.sec.gov/Archives/edgar/data/0000312070/000110465921058859/tm2113020d3_424b2.htm

6	Pacer iPath Gold Trendpilot ETN	06/17/21	06/15/51	06747T382	US06747T3822	PBUG	$22.13	$28.11	https://www.sec.gov/Archives/edgar/data/0000312070/000110465921081249/tm2118469d5_424b2.htm

7	iPath Pure Beta Crude Oil ETN	09/08/21	04/18/41	06740P221	US06740P2213	OIL	$32.96	$33.23	https://www.sec.gov/Archives/edgar/data/0000312070/000110465921113668/tm2126973d1_424b2.htm

8	iPath Series B S&P 500 VIX Short-Term Futures ETN	10/22/21	01/23/48	06747R477	US06747R4772	VXX	$18.08	$20.82	https://www.sec.gov/Archives/edgar/data/312070/000110465921128505/tm2130761d1_424b2.htm

9	iPath Series B Carbon ETN	11/01/21	09/08/49	06747C322	US06747C3227	GRN	$31.14	$31.14	https://www.sec.gov/Archives/edgar/data/0000312070/000110465921131809/tm2130761d3_424b2.htm

10	iPath Series B Bloomberg Natural Gas Subindex Total Return ETN	11/01/21	03/05/37	06745T368	US06745T3683	GAZ	$42.02	$42.43	https://www.sec.gov/Archives/edgar/data/0000312070/000110465921131800/tm2130761d2_424b2.htm

11	iPath Pure Beta Crude Oil ETN	03/03/22	04/18/41	06740P221	US06740P2213	OIL	$32.96	$33.23	https://www.sec.gov/Archives/edgar/data/312070/000148105722001263/form424b2.htm

APPENDIX B

FORMER INVESTOR ACCEPTANCE FORM

Note: This Former Investor Acceptance Form is to be completed only if you are an Eligible Former Investor and you wish to accept the Rescission Offer.

Please confirm the following: In regard to the Subject Securities in respect of which this Rescission Offer is hereby accepted:

● I am an Eligible Former Investor:	Yes	No
● I currently hold Redeeming Subject Securities or Maturing Subject Securities:	Yes	No

IF YOU MEET THE ELIGIBILITY REQUIREMENTS, YOU MAY ELECT TO ACCEPT OR REJECT THE RESCISSION OFFER PURSUANT TO THE TERMS AND CONDITIONS OF THE PROSPECTUS SUPPLEMENT DATED AUGUST 1, 2022 (THE “PROSPECTUS SUPPLEMENT”) TO THE PROSPECTUS DATED MAY 23, 2022 OF BARCLAYS BANK PLC (THE “COMPANY”). ALL TERMS USED BUT NOT OTHERWISE DEFINED IN THIS FORM HAVE THE MEANING ATTRIBUTED TO THEM IN THE PROSPECTUS SUPPLEMENT.

IF YOU WISH TO REJECT THE RESCISSION OFFER, DO NOT RETURN THIS FORM. YOU DO NOT NEED TO DO ANYTHING TO REJECT THE RESCISSION OFFER.

IF YOU WISH TO ACCEPT THE RESCISSION OFFER AND YOU MEET THE ELIGIBILITY REQUIREMENTS TO BE AN ELIGIBLE FORMER INVESTOR, PLEASE COMPLETE, SIGN AND UPLOAD THIS FORM AND YOUR SUPPORTING EVIDENCE PURSUANT TO THE INSTRUCTIONS BELOW AND ENSURE ITS RECEIPT BY THE COMPANY BY 5:00 P.M., EASTERN DAYLIGHT TIME, ON SEPTEMBER 12, 2022 (THE “EXPIRATION DATE”), WHICH IS 30 BUSINESS DAYS FROM THE DATE OF THE PROSPECTUS SUPPLEMENT (INCLUDING THE DATE OF THE PROSPECTUS SUPPLEMENT AND THE EXPIRATION DATE).

WE URGE YOU TO REVIEW THE PROSPECTUS SUPPLEMENT, INCLUDING THE ACCOMPANYING PROSPECTUS, CAREFULLY BEFORE DECIDING WHETHER TO ACCEPT OR REJECT THE RESCISSION OFFER. WE ALSO ADVISE YOU TO CONSULT YOUR FINANCIAL, LEGAL, AND TAX ADVISERS, AS YOU DEEM APPROPRIATE, BEFORE MAKING ANY DECISION WITH RESPECT TO THE RESCISSION OFFER.

Accepting the Rescission Offer: In order to accept the Rescission Offer, you must:

1.	Read carefully this Former Investor Acceptance Form and the accompanying acceptance agreement;

2.	Complete, sign and date this Former Investor Acceptance Form; and

3.

Upload the Former Investor Acceptance Form, together with the supporting evidence required herein, to the Rescission Offer On-line Portal at https://claimsportal.barclays.atom-applications.com/, so that it is received by the Company on or before 5:00 p.m., Eastern Daylight Time, on September 12, 2022.

To access the Rescission Offer On-line Portal, you will be required to register for a user account by providing your name, email address, and a phone number for the receipt of SMS text messages for the purposes of two factor authentication when you log into and/or use the Rescission Offer On-line Portal. The Company does not assume and expressly disclaims any liability for any fees or charges you may incur as a result of SMS text messages received as part of the two factor authentication process. The Rescission Offer On-line Portal will be operated by Accenture under the Company’s direction. By completing the registration process for the Rescission Offer On-line Portal, you are authorizing Accenture to communicate with you on behalf of the

Appendix B-1

Company. If you have technical difficulties, you may contact the email address made available through the Rescission Offer On-line Portal.

The Former Investor Acceptance Form and supporting evidence that you submit through the Rescission Offer On-line Portal must be legible. If you choose to accept the Rescission Offer, the Company recommends that you upload the Former Investor Acceptance Form and your supporting evidence sufficiently in advance of the Expiration Date to ensure its receipt by the Company by the deadline specified above. Submission will be deemed made only when a confirmation that the upload was successfully completed is displayed in the Rescission Offer On-line Portal or at such other time as the Company may specify if you were provided with instructions as to how to submit a claim through means other than the Rescission Offer On-line Portal.

Supporting evidence must be uploaded into the Rescission Offer On-line Portal in PDF, Doc, Docx, JPEG, JPG or PNG file formats. You may upload up to ten (10) files with a maximum size of 25MB per file. If you have technical difficulties uploading your Former Investor Acceptance Form or your supporting evidence, you may submit your claim through the Rescission Offer On-line Portal and email any necessary supporting material to the email address made available through the Rescission Offer On-Line Portal within 48 hours of when your claim is submitted for processing. When you email the supporting material for your claim, you must include your claim number in the subject line of your email. If you do not submit your supporting evidence within 48 hours or do not include your claim number in the subject line of your email, your claim may be automatically rejected and you will be required to file a new claim if you wish to accept the Rescission Offer.

THE COMPANY MUST RECEIVE YOUR LEGIBLE AND PROPERLY COMPLETED FORMER INVESTOR ACCEPTANCE FORM AND SUPPORTING EVIDENCE ON OR BEFORE 5:00 P.M., EASTERN DAYLIGHT TIME, ON THE EXPIRATION DATE, SEPTEMBER 12, 2022. OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. THE COMPANY WILL, IN ITS SOLE DISCRETION, DETERMINE WHETHER YOUR FORMER INVESTOR ACCEPTANCE FORM AND SUPPORTING EVIDENCE IS VALID, HAS BEEN TIMELY RECEIVED AND WHETHER YOU ARE ELIGIBLE TO ACCEPT THE RESCISSION OFFER.

The disposal of the Subject Securities pursuant to the Rescission Offer may be subject to information reporting requirements of the Internal Revenue Service (“IRS”). You may also be subject to backup withholding on payments in respect of your Subject Securities unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. Before the settlement of the Rescission Offer Proceeds, U.S. holders (which includes U.S. citizens and residents) will need to complete and return the IRS Form W-9 and non-U.S. holders will need to complete IRS Form W-8. Please review the section entitled “Tax Considerations—U.S. Federal Income Tax Consequences” of the Prospectus Supplement to determine if you qualify as a U.S. holder or a non-U.S. holder. After the Company confirms your valid acceptance of the Rescission Offer and validates your claim, the Company will provide you with instructions on how to submit your completed IRS withholding form (W-9 or W-8) to the Company. You may participate in the Rescission Offer even if you do not complete your IRS withholding form (W-9 or W-8). However, if your properly completed IRS withholding form (W-9 or W-8) is not received before the settlement of the Rescission Offer Proceeds, the Company may be required to withhold additional amounts from the Rescission Offer Proceeds and the IRS may impose certain penalties.

All determinations with respect to the Rescission Offer (including issues relating to the timeliness or effectiveness of any election, withdrawal or tender of Subject Securities or evidence of eligibility) or the Former Investor Acceptance Form and your supporting evidence will be made by the Company, in its sole discretion, which determinations shall be final and binding. We reserve the right to, at any time, request any additional information or evidence that we may deem reasonably appropriate to demonstrate that you meet the eligibility requirements to be considered an Eligible Investor.

Appendix B-2

Upon receipt and review of the evidence package submitted with your acceptance of the Rescission Offer, we may, in our sole discretion, but are under no obligation to, inform you of any insufficiency or inconsistency identified in the evidence provided and give you the opportunity to supplement the evidence as required, provided such supplemental evidence is received by us on or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date. For the avoidance of doubt, we will not accept any evidence submission after 5:00 p.m., Eastern Daylight Time, on the Expiration Date, and no cure period for insufficient or inconsistent evidence will be provided.

The relevant Rescission Offer Proceeds will be disbursed to Eligible Former Investors who have validly accepted the Rescission Offer as soon as practicable following the Expiration Date.

Questions: If you have questions or require additional information about the Rescission Offer acceptance procedures, you may contact the broker, bank or other institution where you purchased your relevant Subject Security. In addition, if you are an Eligible Former Investor or an Eligible Current Investor that is not an Initial Investor in Structured Notes, information regarding how to obtain technical support in relation to the submission of your Rescission Offer acceptance form and supporting evidence of eligibility will be available through the Rescission Offer On-line Portal.

Appendix B-3

CLAIM DETAILS

Please complete a separate version of this form for each purchase of each series of Subject Securities in respect of which the Rescission Offer is hereby accepted and you wish to submit a claim for processing. If you sold part of a lot of Subject Securities you purchased and still hold part of that lot and wish to accept the Rescission Offer with respect to the entire lot, please complete the Current and Former Investor Acceptance Form attached as Appendix E to the Prospectus Supplement. Do not complete a Current Investor Acceptance Form and a Former Investor Acceptance Form with respect to the same purchase of a series of Subject Securities.

NOTE THAT THE RESCISSION OFFER ON-LINE PORTAL WILL INCLUDE AN ON-LINE VERSION OF THE TABLE BELOW THAT SHOULD BE COMPLETED ELECTRONICALLY. YOU SHOULD NOT COMPLETE THE TABLE BELOW IN THE SIGNED PAPER FORM THAT WILL BE UPLOADED THROUGH THE ON-LINE RESCISSION OFFER PORTAL.

Pursuant to the Prospectus Supplement, please note you may accept the Rescission Offer for any number of Subject Securities, as long as such acceptance is for Subject Securities in the minimum denominations, and integral multiples in excess thereof, as set forth in the relevant Issuance Prospectus.

Further, please note that you must complete one version of this table online through the portal and upload one copy of your signed Acceptance Form with respect to each purchase of each series of Subject Securities with respect to which you wish to accept the Rescission Offer. Thus, if you bought 1,000 of Subject Security X on two different days, and sold all 2,000 at the same time, you must file two claims through the portal, one for each purchase transaction.

PLEASE UPLOAD TO THE RESCISSION OFFER ON-LINE PORTAL (1) EVIDENCE OF PURCHASE OF THE SUBJECT SECURITIES DESCRIBED HEREIN IN A DISTRIBUTION FROM BARCLAYS BANK PLC THROUGH AN UNDERWRITER OR OTHER DISTRIBUTOR; (2) THE EVIDENCE OF SALE, REDEMPTION OR MATURITY OF SUCH SUBJECT SECURITIES AT A LOSS; AND (3) IF APPLICABLE, EVIDENCE OF YOUR AUTHORITY TO ACCEPT THIS RESCISSION OFFER ON BEHALF OF ANY PARTY FOR WHOM YOU ARE ACTING (e.g. CORPORATE RESOLUTION, TRUST AGREEMENT, POWER OF ATTORNEY, ETC.).

Claimant’s Identifying Information(1)

Full Name*	Please provide this information through the Rescission Offer On-line Portal

Company (If Filing for an Entity)	Please provide this information through the Rescission Offer On-line Portal

Phone Number*(2)	Please provide this information through the Rescission Offer On-line Portal

Address Line 1*	Please provide this information through the Rescission Offer On-line Portal

Address Line 2	Please provide this information through the Rescission Offer On-line Portal

City*	Please provide this information through the Rescission Offer On-line Portal

State/Province/Region*	Please provide this information through the Rescission Offer On-line Portal

ZIP/Postal Code*	Please provide this information through the Rescission Offer On-line Portal

Country*	Please provide this information through the Rescission Offer On-line Portal

Appendix B-4

Purchase Information

CUSIP*(3)	Please provide this information through the Rescission Offer On-line Portal

Subject Securities*(4)	Please provide this information through the Rescission Offer On-line Portal

Quantity Purchased*(5)	Please provide this information through the Rescission Offer On-line Portal

Trade Date*(6)	Please provide this information through the Rescission Offer On-line Portal

Settlement Date*(7)	Please provide this information through the Rescission Offer On-line Portal

Purchase Price*(8)	Please provide this information through the Rescission Offer On-line Portal

Transaction Reference Number(9)	Please provide this information through the Rescission Offer On-line Portal

Counterparty*(10)	Please provide this information through the Rescission Offer On-line Portal

Sale, Redemption or Maturity Information(11)

Date of Sale, Redemption or Maturity*(12)	Please provide this information through the Rescission Offer On-line Portal

Sale, Redemption or Maturity Price*(13)	Please provide this information through the Rescission Offer On-line Portal

Quantity of Sold, Redeemed or Matured*(5)	Please provide this information through the Rescission Offer On-line Portal

Transaction Reference Number(9)	Please provide this information through the Rescission Offer On-line Portal

Counterparty*(10)	Please provide this information through the Rescission Offer On-line Portal

Loss on Sale, Redemption or Maturity of the Subject Securities*(14)	Please provide this information through the Rescission Offer On-line Portal

Notes:

*	Fields marked with * are mandatory.
(1)

If you are filing a claim on behalf of yourself, then please provide your details. If you are filing a claim on behalf of a corporate entity, provide a business address and phone number. If you are filing a claim on behalf of a person you are authorized to represent, provide that person’s details.

(2)

Provide a phone number that we can use to call you regarding the claim that you are filing. This phone number may be different than the phone number provided for receipt of text messages in connection with the account registration process.

(3)

Provide the CUSIP of the relevant series of Subject Securities in respect of which the Rescission Offer is accepted as indicated in the column titled “CUSIP” under Part I or Part II of Appendix A. If you only know the ISIN of the series of Subject Securities you purchased, you can find the CUSIP by cross-referencing the columns titled “CUSIP” and “ISIN” under Part I or Part II of Appendix A, which lists both the CUSIP and ISIN for each series of Subject Securities.

(4)	Provide the name of the relevant series of Subject Securities in respect of which the Rescission Offer is accepted as indicated in column “A” under Part I or Part II of Appendix A.
(5)

Include the quantity of purchased, sold, redeemed or matured Subject Securities in respect of which the Rescission Offer is accepted. As an example, an Eligible Former Investor accepting the Rescission Offer in respect of $10,000,000 in Subject Securities with a minimum denomination of $1,000 would disclose a quantity of 10,000.

(6)	Provide the date you agreed to purchase the Subject Securities in respect of which the Rescission Offer is accepted.

Appendix B-5

(7)	Provide the date you received the Subject Securities in respect of which the Rescission Offer is accepted.
(8)

Include the price in U.S. dollars at which you purchased the Subject Securities in a distribution from BBPLC through an underwriter or other distributor for the acquisition of the quantity of Subject Securities described in the line immediately above and in respect of which the Rescission Offer is accepted. As an example, an Eligible Former Investor accepting the Rescission Offer in respect of 100 Subject Securities purchased at a price of $20 per Subject Security, would disclose a purchase price of $20.

(9)	Include the reference number, if any, assigned to the relevant transaction to help us identify the transaction in the evidence that you submit in support of your claim.
(10)

Provide the name of the party with whom you transacted with respect to your relevant purchase and/or the sale, redemption or maturity of Subject Securities in respect of which the Rescission Offer is accepted. If the Subject Securities are ETNs, complete this field by selecting one of the three drop-down options listed on the Rescission Offer On-line Portal. Select “Stock Exchange” for transactions over an exchange where the party with whom you were matched is not known. Select “Direct purchase/sale from known counterparty” for transactions where your counterparty is known, and enter the name of your counterparty in the free-text field. Select “Unknown” if you cannot identify whether you transacted over an exchange, or cannot identify your counterparty in a transaction that did not occur on an exchange.

(11)

The Rescission Offer On-line Portal will prompt you to complete one version of the table below with respect to each sale, redemption or maturity transaction through which you disposed of relevant Subject Securities and wish to accept the Rescission Offer. Only list details regarding the sale, redemption or maturity related to the purchase transaction that is the subject of the claim being submitted and with respect to which you wish to accept the Rescission Offer.

(12)	Provide the date of maturity or the date you sold or redeemed the Subject Securities with respect to which you are accepting the Rescission Offer and filing a claim.
(13)

Include the price in U.S. dollars that you received for the sale, redemption or maturity of the quantity of Subject Securities described in the line immediately above and in respect of which the Rescission Offer is accepted. As an example, an Eligible Former Investor accepting the Rescission Offer in respect of 100 Subject Securities sold, redeemed or matured at a price of $19 per Subject Security, would disclose a sale, redemption or maturity price of $19.

(14)

Include the amount of loss you are claiming that you incurred as a result of the sale, redemption or maturity of the Subject Securities in respect of which the Rescission Offer is accepted. If you are submitting information regarding multiple transactions, separately list the amount of loss on each transaction as you provide information for each transaction.

Appendix B-6

RESCISSION OFFER ACCEPTANCE AGREEMENT

The undersigned acknowledges receipt of the Prospectus Supplement of the Company in respect of the Rescission Offer, pursuant to which the Company offers to rescind the purchase of the Subject Securities listed and described in Appendix A to the Prospectus Supplement that were acquired by the undersigned in a distribution from the Company through an underwriter or other distributor during the Relevant Period.

Effective as of the Expiration Date, the undersigned hereby accepts the Rescission Offer for the Subject Securities indicated in this Former Investor Acceptance Form upon the terms and subject to the conditions set forth in the Prospectus Supplement, and directs the Company to credit all proceeds to which it is entitled pursuant to the Rescission Offer to the undersigned’s bank account, details of which will be provided by the undersigned to the Company following the Company’s validation of the undersigned’s claim, in accordance with the terms of the Prospectus Supplement.

1. Representations and Warranties, Acknowledgements and Agreements: By accepting the Rescission Offer, the undersigned hereby acknowledges, represents and warrants to, and agrees with, the Company and each of its affiliates that:

a.	the undersigned has received and reviewed the information contained in the Prospectus Supplement and the accompanying prospectus;

b.

the undersigned elects to accept the Rescission Offer with respect to the Subject Securities specified in the box entitled “Claim Details” above (based on the information provided by the undersigned through the Rescission Offer On-line Portal), and understands that it will no longer be entitled to any payments on such Subject Securities beyond those received in the Rescission Offer;

c.	the undersigned meets the eligibility requirements set out under the Prospectus Supplement to be considered an Eligible Former Investor, including that:

i.

the undersigned purchased the Subject Securities, in respect of which the Rescission Offer is accepted, during the Relevant Period in a distribution from the Company through an underwriter or other distributor; and

ii.

the undersigned (a) either no longer holds the Subject Securities in respect of which the Rescission Offer is accepted as at the date of the Prospectus Supplement, and such Subject Securities were redeemed or matured at a loss, sold at a loss back to Barclays Bank or one of its affiliates, or sold at a loss in the secondary market (provided, in each case, that the undersigned continuously held such relevant Subject Security until the time of redemption, maturity or sale, as applicable) or (b) still holds the Redeeming Subject Securities or Maturing Subject Securities in respect of which the Rescission Offer is accepted as at the date of this prospectus supplement, and will continue to hold them until they are redeemed or reach their maturity, in each case at a loss, before 5:00 p.m., Eastern Daylight Time, on the Expiration Date;

d.

the undersigned was the beneficial owner or is the authorized representative of the former beneficial owner, when acquired in a distribution from the Company through an underwriter or other distributor during the Relevant Period, of those Subject Securities in respect of which the Rescission Offer is accepted, and has full power and authority to accept the Rescission Offer;

e.

in evaluating the Rescission Offer and in making the decision whether to accept or reject the Rescission Offer, the undersigned has made its own independent appraisal of the matters referred to in the Prospectus Supplement and the accompanying prospectus and in any related communications and is not relying on any statement, representation or warranty, express or implied, made to the undersigned by the Company other than those contained in the Prospectus Supplement or the accompanying prospectus, including, without limitation, the indicative market value of the Subject Securities provided in Appendix A to the Prospectus Supplement;

Appendix B-7

f.

the undersigned will execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions applicable to the Rescission Offer;

g.	the undersigned is not a Sanctioned Person and none of its Subsidiaries is a Sanctioned Person;

h.

the undersigned will not, directly or indirectly, use the Rescission Offer Proceeds, or lend, contribute, or otherwise make available the Rescission Offer Proceeds to any Subsidiary, agent, joint venture partner, or other Person: (x) to fund or facilitate any activities or business of, with, in, or relating to any Sanctioned Person or Sanctioned Territory, or (y) in any other manner; in each case that would result in a violation of Sanctions or constitute Sanctionable Activity under Sanctions with respect to any person participating in the Rescission Offer, whether as Issuer, Eligible Investor, or otherwise;

i.

the undersigned acknowledges and agrees that any violation of items (1.g) or (1.h) above constitutes a material change in the commercial risks and benefits of the transactions contemplated hereby (for the avoidance of doubt, the provisions of items (1.g) and (1.h) above apply only to the transactions contemplated by this Rescission Offer and are not intended to restrict or prohibit an Eligible Current Investor from dealing with any Person using means and resources not implicating this Rescission Offer);

j.

(i) any interest, coupon payments, principal or other income received on the Subject Securities specified in the box entitled “Claim Details” above (based on the information provided by the undersigned through the Rescission Offer On-line Portal) pursuant to their terms prior to or during the Rescission Offer, or following the Expiration Date, will be deducted from the Rescission Offer Proceeds pursuant to the Prospectus Supplement and (ii) the undersigned will repay to Barclays Bank any such amounts that, for any operational or technical reason or otherwise, were not deducted from the Rescission Offer Proceeds prior to those being paid to the undersigned.

k.

the undersigned has read, acknowledged and understood our Online Privacy Notices, as applicable, available at https://www.cib.barclays/disclosures/personal-information-use.html, including with respect to the collection, disclosure and other processing of the undersigned’s personal information as described therein and in the Prospectus Supplement;

l.

the undersigned understands that the Company and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and warranties and agrees that if any of the acknowledgements, representations and warranties made herein are at any time prior to the consummation of the Rescission Offer no longer accurate, the undersigned shall promptly notify the Company and that any such acknowledgement, representation or warranty not being true and accurate when given and/or ceasing so to be true and accurate may invalidate any acceptance of the Rescission Offer;

m.	any documentation provided to us evidencing the foregoing acknowledgements, representations and warranties is true, correct and complete; and

n.	the undersigned’s participation in the Rescission Offer will not constitute or result in a violation of any provisions of applicable U.S. federal, state, local or foreign law.

The undersigned acknowledges and agrees that the Company and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and warranties for purposes of the Rescission Offer, and the Company and its affiliates reserve the right to take all actions available at law or in equity to recover any losses incurred as a result of such reliance in case any of the foregoing acknowledgements, representations and warranties proves to be inaccurate, incorrect, false or misleading.

For purposes of this document, the term: (i) “Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, limited liability partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust, or other organization,

Appendix B-8

whether or not it is a legal entity, and any sovereign government or agency, instrumentality, or political subdivision, territory, or similar entity or organization; (ii) “Sanctionable Activity” means any condition or activity specifically identified under any Sanctions as constituting a basis for the imposition of Sanctions against a person engaged in such activity or described by such condition; (iii) “Sanctioned Territory” means any country or territory with which dealings are broadly and comprehensively prohibited by any country-wide or territory-wide Sanctions (as of the date hereof, Crimea, the Donetsk and Luhansk regions of Ukraine, Cuba, Iran, North Korea, and Syria); (iv) “Sanctioned Person” means any Person with whom dealings are restricted or prohibited under any Sanctions, including as a result of: (a) being named on any list of Persons subject to Sanctions, (b) being located, organized, or resident in, or directly or indirectly owned or controlled by the government of, any Sanctioned Territory, or (c) any direct or indirect relationship of ownership, control, or agency with, or any direct or indirect commercial dealings with, a Person described in (a) or (b); (v) “Sanctions” means all national and supranational laws, regulations, decrees, orders, or other acts with force of law of the United States, the United Kingdom, or the European Union, or United Nations Security Council resolutions, concerning trade and economic sanctions including embargoes; the freezing or blocking of assets of targeted Persons; or other restrictions on exports, imports, investment, payments, or other transactions targeted at particular Persons or countries, including any Laws threatening to impose such trade and economic sanctions on any person for engaging in proscribed or targeted behavior; (vi) “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided that, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding; and (vii) “undersigned” means you, if filing on behalf of yourself, or the Eligible Former Investor that is the claimant, if filing on behalf of another person or entity.

2. Release of Liability. The undersigned, in consideration of the payment of the Rescission Offer Proceeds under the Rescission Offer in respect of losses incurred upon the disposition of the Subject Securities specified in this Former Investor Acceptance Form, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby, acting on his or her own behalf and, if it is not the beneficial owner of the Subject Securities specified in this Former Investor Acceptance Form, on behalf of such beneficial owner, irrevocably releases, discharges and acquits forever the Company, each of its parent company, subsidiaries and other corporate affiliates, and each of its past and present officers, directors, stockholders, employees, agents, attorneys, successors and assigns from any and all claims, demands, rights, causes of action, liabilities and damages whatsoever, whether in law or equity, that the undersigned and the undersigned’s successors and assigns ever had, or now has, based in any way upon, related in any way to, or arising in any way from, out of or in connection with, the issuance, offer and sale of the Subject Securities in excess of the maximum aggregate amounts registered with the U.S. Securities and Exchange Commission, including but not limited to, any violation of federal, state or territorial securities laws or regulations.

Appendix B-9

IMPORTANT

CLAIMANT(S): SIGN HERE

Signature(s) of Eligible Former Investor(s) or Authorized Representative

Dated:                                             , 2022

Name(s) of Eligible Former Investor(s):

(Please Print)

Name of Company (If Filing for an Entity):

Name of Authorized Representative (If Filing for an Entity or for an individual Eligible Former Investor)(1):

(Please Print)

Capacity(1):

(Please Provide Full Title, if Relevant)

Address(2):

(Include Zip Code)

Daytime Telephone No.(2):

(Include Area Code)

Email Address(2):

(1)

If this agreement is being accepted by an authorized representative on behalf of an entity or an individual Eligible Former Investor, you must submit evidence of your authority to accept this agreement (e.g., corporate resolution, trust agreement, power of attorney, etc.) or the claim will be rejected.

(2)

If this agreement is being accepted by an authorized representative on behalf of an entity or an individual Eligible Former Investor, the authorized representative submitting this claim should provide their contact details here.

Appendix B-10

INSTRUCTIONS:

1.    Evidence.

To accept the Rescission Offer, an Eligible Former Investor must provide evidence to the following effects:

1.1.

A signed acceptance agreement, a form of which is included in this Appendix B, by which the Eligible Former Investor provides, at a minimum, the representations and warranties, acknowledgements and agreements set forth in the Prospectus Supplement; and

1.2.

Satisfactory evidence that the Eligible Former Investor purchased the Subject Security in a distribution from the Company through an underwriter or other distributor during the Relevant Period, and that either (a) such Subject Security was subsequently sold, redeemed or matured at a loss in a bona fide transaction, and the Eligible Former Investor continuously held such relevant Subject Security until the time of redemption, maturity or sale, as applicable, or (b) if such Subject Security is a Redeeming Subject Security or Maturing Subject Security, its redemption or maturity resulted in a loss, and the Eligible Former Investor continuously held such relevant Subject Security until the time of redemption or maturity, as applicable. For such purposes, the Issuer is prepared to accept the following evidence:

a)

Account statement(s) reflecting the purchase and purchase price information of the relevant Subject Security, and the subsequent sale, redemption or maturity (and sale, redemption or maturity price information) of such Subject Security before the date of this prospectus supplement, and the continued holding of such Subject Security until the time of sale, redemption or maturity, as applicable; and/or

b)

Receipt, transaction or trade confirmation statement reflecting the Company, or an underwriter or other distributor who purchased the Subject Security from the Company, as a principal seller of the Subject Security, and evidencing that such Subject Security was acquired during the Relevant Period; and/or

c)	Receipt, transaction or trade confirmation statement reflecting the Subject Securities being sold, redeemed or matured, and detailing the sale, redemption or maturity price; and/or

d)

Tax documents, such as IRS Form 1099-B, evidencing the losses incurred by the Eligible Former Investor on the subsequent sale, redemption or maturity of the relevant Subject Security prior to the date of this prospectus supplement; and/or

e)	Daily trade logs reflecting the history of the purchase and sale of the relevant Subject Security.

2.    Signatures.

Exact Signatures. The signature(s) on this Former Investor Acceptance Form must correspond with the name(s) as indicated elsewhere in this Former Investor Acceptance Form.

Joint Holders. If any of the Subject Securities that are the subject of this Former Investor Acceptance Form are owned of record by two or more joint owners, all such owners must sign this Former Investor Acceptance Form.

Signature of Fiduciaries. If this Former Investor Acceptance Form is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and provide proper evidence satisfactory to the Company of such person’s authority so to act.

3. Backup	Withholding and Information Reporting.

The disposal of the Subject Securities pursuant to the Rescission Offer may be subject to information reporting requirements of the Internal Revenue Service (“IRS”). To avoid the imposition of backup withholding,

Appendix B-11

an Eligible Former Investor should complete the applicable IRS withholding form (W-9 or W-8) which can be obtained at the website of the Internal Revenue Service at www.irs.gov. Certain offerees (including, among others, corporations and certain foreign persons) are exempt from these backup withholding and information reporting requirements, but may be required to establish their entitlement to an exception. If the Company is not provided with the correct TIN or an adequate basis for exemption, an Eligible Former Investor may be subject to a backup withholding tax on the gross proceeds received in the Rescission Offer. If backup withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is provided to the IRS.

After the Company confirms your valid acceptance of the Rescission Offer and validates your claim, the Company will provide you with instructions on how to submit your completed IRS withholding form (W-9 or W-8) to the Company.

Appendix B-12

APPENDIX C

RESCISSION OFFER WITHDRAWAL FORM

Note: This Rescission Offer Withdrawal Form is to be completed only if you have previously completed and returned a Former Investor Acceptance Form, a Current Investor Acceptance Form, and/or a Former and Current Investor Acceptance Form (collectively, a “Rescission Offer Acceptance Form”), but no longer wish to participate in the Rescission Offer.

IF YOU MEET THE ELIGIBILITY REQUIREMENTS, YOU MAY ELECT TO ACCEPT OR REJECT THE RESCISSION OFFER PURSUANT TO THE TERMS AND CONDITIONS OF THE PROSPECTUS SUPPLEMENT DATED AUGUST 1, 2022 (THE “PROSPECTUS SUPPLEMENT”) AND THE ACCOMPANYING PROSPECTUS DATED MAY 23, 2022 OF BARCLAYS BANK PLC (THE “COMPANY”). ALL TERMS USED BUT NOT OTHERWISE DEFINED IN THIS FORM HAVE THE MEANING ATTRIBUTED TO THEM IN THE PROSPECTUS SUPPLEMENT.

IF YOU WISH TO REJECT THE RESCISSION OFFER AND HAVE NOT COMPLETED AND RETURNED A RESCISSION OFFER ACCEPTANCE FORM, DO NOT RETURN THIS FORM. YOU DO NOT NEED TO DO ANYTHING TO REJECT THE RESCISSION OFFER UNLESS YOU HAVE PREVIOUSLY ACCEPTED THE RESCISSION OFFER BY COMPLETING AND RETURNING A RESCISSION OFFER ACCEPTANCE FORM.

IF YOU HAVE PREVIOUSLY COMPLETED AND RETURNED A RESCISSION OFFER ACCEPTANCE FORM, BUT NO LONGER WISH TO ACCEPT THE RESCISSION OFFER, YOU MAY REVOKE YOUR ACCEPTANCE. IN ORDER TO REVOKE YOUR ACCEPTANCE, YOU MUST COMPLETE, SIGN AND RETURN THIS RESCISSION OFFER WITHDRAWAL FORM PURSUANT TO THE INSTRUCTIONS BELOW AND ENSURE ITS RECEIPT BY THE COMPANY BY 5:00 P.M., EASTERN DAYLIGHT TIME, ON SEPTEMBER 12, 2022 (THE “EXPIRATION DATE”), WHICH IS 30 BUSINESS DAYS FROM THE DATE OF THE PROSPECTUS SUPPLEMENT (INCLUDING THE DATE OF THE PROSPECTUS SUPPLEMENT AND THE EXPIRATION DATE).

WE URGE YOU TO REVIEW THE PROSPECTUS SUPPLEMENT, INCLUDING THE ACCOMPANYING PROSPECTUS, CAREFULLY BEFORE DECIDING WHETHER TO ACCEPT OR REJECT THE RESCISSION OFFER. WE ALSO ADVISE YOU TO CONSULT YOUR FINANCIAL, LEGAL, AND TAX ADVISERS, AS YOU DEEM APPROPRIATE, BEFORE MAKING ANY DECISION WITH RESPECT TO THE RESCISSION OFFER.

Revoking your previous acceptance of the Rescission Offer: If you have previously completed and returned a Rescission Offer Acceptance Form but no longer wish to participate in the Rescission Offer, in order to revoke your acceptance you must:

1.	Read carefully this Rescission Offer Withdrawal Form;

2.	Complete, sign and date this Rescission Offer Withdrawal Form, including the “Details of Claim Being Withdrawn” below; and

3.

Return the Rescission Offer Withdrawal Form by uploading it to the Rescission Offer On-line Portal at https://claimsportal.barclays.atom-applications.com/, so that it is received by the Company on or before 5:00 p.m., Eastern Daylight Time, on September 12, 2022.

The Rescission Offer Withdrawal Form must be legible. If you choose to revoke your previous acceptance of the Rescission Offer, the Company recommends that you return the Rescission Offer Withdrawal Form sufficiently in advance of the Expiration Date to ensure its receipt by the Company by the deadline specified above. Submission will be deemed made only when a confirmation that the upload was successfully completed is

Appendix C-1

displayed in the Rescission Offer On-line Portal, or at such other time as the Company may specify if you are provided written notice that you may submit a Rescission Offer Withdrawal Form through means other than the Rescission Offer On-line Portal.

IF YOU HAVE PREVIOUSLY ACCEPTED THE RESCISSION OFFER AND YOU CHANGE YOUR ELECTION, THE COMPANY MUST RECEIVE YOUR LEGIBLE AND PROPERLY COMPLETED RESCISSION OFFER WITHDRAWAL FORM ON OR BEFORE 5:00 P.M., EASTERN DAYLIGHT TIME, ON THE EXPIRATION DATE, SEPTEMBER 12, 2022. OTHERWISE, YOU WILL BE DEEMED TO HAVE ACCEPTED THE RESCISSION OFFER PURSUANT TO YOUR ELECTION ON THE LAST EFFECTIVE RESCISSION OFFER ACCEPTANCE FORM YOU SUBMITTED. THE COMPANY WILL, IN ITS SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER WITHDRAWAL FORM HAS BEEN PROPERLY COMPLETED AND TIMELY RECEIVED AND WHETHER YOU ARE ELIGIBLE TO WITHDRAW YOUR ACCEPTANCE OF THE RESCISSION OFFER.

All determinations with respect to the Rescission Offer (including issues relating to the timeliness or effectiveness of any election or tender of Subject Securities or evidence of eligibility) or the Rescission Offer Withdrawal Form will be made by the Company, in its sole discretion, which determinations shall be final and binding.

Questions: If you have questions or require additional information about the Rescission Offer acceptance procedures, you may contact the broker, bank or other institution where you purchased your relevant Subject Security. In addition, technical support in relation to the submission of your Rescission Offer withdrawal form and supporting evidence of eligibility will be provided through the Rescission Offer On-line Portal.

Effective as of the Expiration Date, the undersigned hereby revokes acceptance of the Rescission Offer for the following Subject Securities described under “Details of Claim Being Withdrawn” below, which were purchased by the undersigned in a distribution from the Company through an underwriter or other distributor during the Relevant Period. All of the instructions and covenants set forth in the Rescission Offer Acceptance Form that were previously completed by the undersigned are hereby revoked.

For purposes of this document, the term “undersigned” means you, if filing on behalf of yourself, or the Eligible Investor that was the claimant, if filing on behalf of another person or entity.

Appendix C-2

DETAILS OF CLAIM BEING WITHDRAWN

Please complete a separate version of this form for each claim that you previously submitted and now wish to withdraw.

NOTE THAT THE RESCISSION OFFER ON-LINE PORTAL WILL NOT INCLUDE AN ON-LINE VERSION OF THIS TABLE THAT CAN BE COMPLETED ELECTRONICALLY. YOU SHOULD COMPLETE THE BELOW VERSION OF THIS TABLE AS PART OF THE SIGNED PAPER FORM THAT WILL BE UPLOADED THROUGH THE ON-LINE RESCISSION OFFER PORTAL.

Please note that, in order to withdraw your claim, you must provide, on the Rescission Offer On-line Portal (1) the ClaimID that you previously received when submitting your claim; and (2) an uploaded copy of the signed paper form.

IF APPLICABLE, PLEASE UPLOAD TO THE RESCISSION OFFER ON-LINE PORTAL EVIDENCE OF YOUR AUTHORITY TO ACCEPT THIS RESCISSION OFFER ON BEHALF OF ANY PARTY FOR WHOM YOU ARE ACTING (e.g. CORPORATE RESOLUTION, TRUST AGREEMENT, POWER OF ATTORNEY, ETC.), IF SUCH EVIDENCE HAS NOT ALREADY BEEN SUBMITTED.

Claimant’s Identifying Information(1)

Full Name*

Company (If Filing for an Entity)

Phone Number*(2)

Address Line 1*

Address Line 2

City*

State/Province/Region*

ZIP/Postal Code*

Country*

Purchase Information

CUSIP*(3)

Subject Securities*(4)

Quantity Purchased*(5)

Trade Date*(6)

Settlement Date*(7)

Purchase Price*(8)

Transaction Reference Number(9)

Counterparty*(10)

Appendix C-3

Sale, Redemption or Maturity Information(11)

Date of Sale, Redemption or Maturity*(12)

Sale, Redemption or Maturity Price*(13)

Quantity of Sold, Redeemed or Matured*(5)

Transaction Reference Number(9)

Counterparty*(10)

Loss on Sale, Redemption or Maturity of the Subject Securities*(14)

Notes:

*	Fields marked with * are mandatory.
(1)

If you are withdrawing a claim on behalf of yourself, then please provide your details below. If you are withdrawing a claim on behalf of a corporate entity, provide a business address and phone number. If you are withdrawing a claim on behalf of a person you are authorized to represent, provide that person’s details.

(2)

Provide a phone number that we can use to call you regarding the claim that you are withdrawing. This phone number may be different than the phone number provided for receipt of text messages in connection with the account registration process.

(3)

Provide the CUSIP of the relevant series of Subject Securities in respect of which you wish to withdraw your acceptance of the Rescission Offer as indicated in the column titled “CUSIP” under Part I or Part II of Appendix A.

(4)

Provide the name of the relevant series of Subject Securities in respect of which you wish to withdraw your acceptance of the Rescission Offer as indicated in column “A” under Part I or Part II of Appendix A.

(5)

Include the quantity of purchased, sold, redeemed or matured Subject Securities in respect of which your acceptance of the Rescission Offer is withdrawn. As an example, an Eligible Former Investor withdrawing its acceptance of the Rescission Offer in respect of $10,000,000 in Subject Securities with a minimum denomination of $1,000 would disclose a quantity of 10,000.

(6)	Provide the date you agreed to purchase the Subject Securities in respect of which you wish to withdraw your acceptance of the Rescission Offer.
(7)	Provide the date you received the Subject Securities in respect of which you wish to withdraw your acceptance of the Rescission Offer.
(8)

Include the price in U.S. dollars at which you purchased the Subject Securities in a distribution from BBPLC through an underwriter or other distributor for the acquisition of the quantity of Subject Securities described in the line immediately above and in respect of which acceptance of the Rescission Offer is withdrawn. As an example, an Eligible Former Investor accepting the Rescission Offer in respect of 100 Subject Securities purchased at a price of $20 per Subject Security, would disclose a purchase price of $20.

(9)	Include the reference number, if any, assigned to the relevant transaction to help us identify the claim you wish to withdraw.
(10)

Provide the name of the party with whom you transacted with respect to your relevant purchase and/or the sale, redemption or maturity of Subject Securities in respect of which you wish to withdraw your acceptance of the Rescission Offer. If the Subject Securities are ETNs, complete this field by selecting one of the following: (i) “Stock Exchange” for transactions over an exchange where the party with whom you were matched is not known, (ii) “Direct purchase/sale from known counterparty” for transactions where your counterparty is known, and provide the name of your counterparty and (iii) “Unknown” if you cannot identify whether you transacted over an exchange, or cannot identify your counterparty in a transaction that did not occur on an exchange.

(11)

You should complete one version of the table below with respect to each sale, redemption or maturity transaction through which you disposed of relevant Subject Securities and in respect of which you wish to

Appendix C-4

withdraw your acceptance of the Rescission Offer. Only list details regarding the sale, redemption or maturity related to the purchase transaction that is the subject of the claim you wish to withdraw.
(12)	Provide the date of maturity or the date you sold or redeemed the Subject Securities in respect of which you are withdrawing your acceptance of the Rescission Offer.
(13)

Include the price in U.S. dollars that you received for the sale, redemption or maturity of the quantity of Subject Securities described in the line immediately above and in respect of which the Rescission Offer is being withdrawn. As an example, an Eligible Former Investor accepting the Rescission Offer in respect of 100 Subject Securities sold, redeemed or matured at a price of $19 per Subject Security, would disclose a sale, redemption or maturity price of $19.

(14)

Include the amount of loss you claimed that you incurred as a result of the sale, redemption or maturity of relevant Subject Securities and with respect to which you are withdrawing your acceptance of the Rescission Offer. If you are submitting information regarding multiple transactions, separately list the amount of loss on each transaction as you provide information for each transaction.

Appendix C-5

IMPORTANT

CLAIMANT(S): SIGN HERE

Signature(s) of Eligible Investor(s) or Authorized Representative

Dated:                                             , 2022

Name(s) of Eligible Investor(s):

(Please Print)

Name of Company (If Filing for an Entity):

Name of Authorized Representative (If Filing for an Entity or for an individual Eligible Investor)(1):

(Please Print)

Capacity(1):

(Please Provide Full Title, if Relevant)

Address(2):

(Include Zip Code)

Daytime Telephone No.(2):

(Include Area Code)

Email Address(2):

(1)

If this agreement is being completed by an authorized representative on behalf of an entity or an individual Eligible Investor, you must submit evidence of your authority to complete this agreement (e.g., corporate resolution, trust agreement, power of attorney, etc.) or the claim will be rejected. If you have already submitted this evidence in connection with a prior acceptance of the Rescission Offer, then you do not need to provide this information again.

(2)

If this agreement is being completed by an authorized representative on behalf of an entity or an individual Eligible Investor, the authorized representative withdrawing this claim should provide their contact details here.

Appendix C-6

APPENDIX D

CURRENT INVESTOR ACCEPTANCE FORM

Note: This Current Investor Acceptance Form is to be completed only if you are an Eligible Current Investor who is not an Initial Investor in Structured Notes and you wish to accept the Rescission Offer. If you are an Initial Investor in Structured Notes and you wish to accept the Rescission Offer, please refer to the separate instructions for Initial Investors in Structured Notes set out in the Prospectus Supplement.

Please confirm the following: In regard to the Subject Securities in respect of which this Rescission Offer is hereby accepted:

●	I am an Eligible Current Investor:	Yes	No
●	I am not an Initial Investor in Structured Notes:	Yes	No

IF YOU MEET THE ELIGIBILITY REQUIREMENTS, YOU MAY ELECT TO ACCEPT OR REJECT THE RESCISSION OFFER PURSUANT TO THE TERMS AND CONDITIONS OF THE PROSPECTUS SUPPLEMENT DATED AUGUST 1, 2022 (THE “PROSPECTUS SUPPLEMENT”) TO THE PROSPECTUS DATED MAY 23, 2022 OF BARCLAYS BANK PLC (THE “COMPANY”). ALL TERMS USED BUT NOT OTHERWISE DEFINED IN THIS FORM HAVE THE MEANING ATTRIBUTED TO THEM IN THE PROSPECTUS SUPPLEMENT.

IF YOU WISH TO REJECT THE RESCISSION OFFER, DO NOT RETURN THIS FORM. YOU DO NOT NEED TO DO ANYTHING TO REJECT THE RESCISSION OFFER.

IF YOU WISH TO ACCEPT THE RESCISSION OFFER AND YOU MEET THE ELIGIBILITY REQUIREMENTS TO BE AN ELIGIBLE CURRENT INVESTOR (BUT NOT TO BE AN INITIAL INVESTOR IN STRUCTURED NOTES), PLEASE COMPLETE, SIGN AND UPLOAD THIS FORM AND YOUR SUPPORTING EVIDENCE PURSUANT TO THE INSTRUCTIONS BELOW AND ENSURE ITS RECEIPT BY THE COMPANY BY 5:00 P.M., EASTERN DAYLIGHT TIME, ON SEPTEMBER 12, 2022 (THE “EXPIRATION DATE”), WHICH IS 30 BUSINESS DAYS FROM THE DATE OF THE PROSPECTUS SUPPLEMENT (INCLUDING THE DATE OF THE PROSPECTUS SUPPLEMENT AND THE EXPIRATION DATE). IF YOU MEET THE ELIGIBILITY REQUIREMENTS TO BE AN INITIAL INVESTOR IN STRUCTURED NOTES AND YOU WISH TO ACCEPT THE RESCISSION OFFER, PLEASE REFER TO THE SEPARATE INSTRUCTIONS FOR INITIAL INVESTORS IN STRUCTURED NOTES SET OUT IN THE PROSPECTUS SUPPLEMENT.

WE URGE YOU TO REVIEW THE PROSPECTUS SUPPLEMENT, INCLUDING THE ACCOMPANYING PROSPECTUS, CAREFULLY BEFORE DECIDING WHETHER TO ACCEPT OR REJECT THE RESCISSION OFFER. WE ALSO ADVISE YOU TO CONSULT YOUR FINANCIAL, LEGAL, AND TAX ADVISERS, AS YOU DEEM APPROPRIATE, BEFORE MAKING ANY DECISION WITH RESPECT TO THE RESCISSION OFFER.

Accepting the Rescission Offer: In order to accept the Rescission Offer, you must:

1.	Read carefully this Current Investor Acceptance Form and the accompanying acceptance agreement;

2.	Complete, sign and date this Current Investor Acceptance Form; and

3.

Upload the Current Investor Acceptance Form, together with the supporting evidence required herein, to the Rescission Offer On-line Portal at https://claimsportal.barclays.atom-applications.com/, so that it is received by the Company on or before 5:00 p.m., Eastern Daylight Time, on September 12, 2022.

To access the Rescission Offer On-line Portal, you will be required to register for a user account by providing your name, email address, and a phone number for the receipt of SMS text messages for the purposes

Appendix D-1

of two factor authentication when you log into and/or use the Rescission Offer On-line Portal. The Company does not assume and expressly disclaims any liability for any fees or charges you may incur as a result of SMS text messages received as part of the two factor authentication process. The Rescission Offer On-line Portal will be operated by Accenture under the Company’s direction. By completing the registration process for the Rescission Offer On-line Portal, you are authorizing Accenture to communicate with you on behalf of the Company. If you have technical difficulties, you may contact the email address made available through the Rescission Offer On-line Portal.

The Current Investor Acceptance Form and supporting evidence that you submit through the Rescission Offer On-line Portal must be legible. If you choose to accept the Rescission Offer, the Company recommends that you upload the Current Investor Acceptance Form and your supporting evidence sufficiently in advance of the Expiration Date to ensure its receipt by the Company by the deadline specified above. Submission will be deemed made only when a confirmation that the upload was successfully completed is displayed in the Rescission Offer On-line Portal or at such other time as the Company may specify if you were provided with instructions as to how to submit a claim through means other than the Rescission Offer On-line Portal.

Supporting evidence must be uploaded into the Rescission Offer On-line Portal in PDF, Doc, Docx, JPEG, JPG or PNG file formats. You may upload up to ten (10) files with a maximum size of 25MB per file. If you have technical difficulties uploading your Current Investor Acceptance Form or your supporting evidence, you may submit your claim through the Rescission Offer On-line Portal and email any necessary supporting material to the email address made available through the Rescission Offer On-Line Portal within 48 hours of when your claim is submitted for processing. When you email the supporting material for your claim, you must include your claim number in the subject line of your email. If you do not submit your supporting evidence within 48 hours or do not include your claim number in the subject line of your email, your claim may be automatically rejected and you will be required to file a new claim if you wish to accept the Rescission Offer.

THE COMPANY MUST RECEIVE YOUR LEGIBLE AND PROPERLY COMPLETED CURRENT INVESTOR ACCEPTANCE FORM AND SUPPORTING EVIDENCE ON OR BEFORE 5:00 P.M., EASTERN DAYLIGHT TIME, ON THE EXPIRATION DATE, SEPTEMBER 12, 2022. OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. THE COMPANY WILL, IN ITS SOLE DISCRETION, DETERMINE WHETHER YOUR CURRENT INVESTOR ACCEPTANCE FORM AND SUPPORTING EVIDENCE IS VALID, HAS BEEN TIMELY RECEIVED AND WHETHER YOU ARE ELIGIBLE TO ACCEPT THE RESCISSION OFFER.

Your valid acceptance of the Rescission Offer will be conditioned upon the tender of your Subject Security to us. We will instruct you on how to deliver your Subject Security to us and provide you with settlement details after we have confirmed your valid acceptance of the Rescission Offer and validated your claim.

The disposal of the Subject Securities pursuant to the Rescission Offer may be subject to information reporting requirements of the Internal Revenue Service (“IRS”). You may also be subject to backup withholding on payments in respect of your Subject Securities unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. Before the settlement of the Rescission Offer Proceeds, U.S. holders (which includes U.S. citizens and residents) will need to complete and return the IRS Form W-9 and non-U.S. holders will need to complete IRS Form W-8. Please review the section entitled “Tax Considerations—U.S. Federal Income Tax Consequences” of the Prospectus Supplement to determine if you qualify as a U.S. holder or a non-U.S. holder. After the Company confirms your valid acceptance of the Rescission Offer and validates your claim, the Company will provide you with instructions on how to submit your completed IRS withholding form (W-9 or W-8) to the Company. You may participate in the Rescission Offer even if you do not complete your IRS withholding form (W-9 or W-8). However, if your properly completed IRS withholding form (W-9 or W-8) is not received before the settlement of the Rescission Offer Proceeds, the Company may be required to withhold additional amounts from the Rescission Offer Proceeds and the IRS may impose certain penalties.

Appendix D-2

All determinations with respect to the Rescission Offer (including issues relating to the timeliness or effectiveness of any election, withdrawal or tender of Subject Securities or evidence of eligibility) or the Current Investor Acceptance Form and your supporting evidence will be made by the Company, in its sole discretion, which determinations shall be final and binding. We reserve the right to, at any time, request any additional information or evidence that we may deem reasonably appropriate to demonstrate that you meet the eligibility requirements to be considered an Eligible Investor.

Upon receipt and review of the evidence package submitted with your acceptance of the Rescission Offer, we may, in our sole discretion, but are under no obligation to, inform you of any insufficiency or inconsistency identified in the evidence provided and give you the opportunity to supplement the evidence as required, provided such supplemental evidence is received by us on or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date. For the avoidance of doubt, we will not accept any evidence submission after 5:00 p.m., Eastern Daylight Time, on the Expiration Date, and no cure period for insufficient or inconsistent evidence will be provided.

The relevant Rescission Offer Proceeds will be disbursed to Current Investors who are not Initial Investors in Structured Notes and who have validly accepted the Rescission Offer as soon as practicable following the Expiration Date.

Questions: If you have questions or require additional information about the Rescission Offer acceptance procedures, you may contact the broker, bank or other institution where you purchased your relevant Subject Security. In addition, if you are an Eligible Former Investor or an Eligible Current Investor that is not an Initial Investor in Structured Notes, information regarding how to obtain technical support in relation to the submission of your Rescission Offer acceptance form and supporting evidence of eligibility available through the Rescission Offer On-line Portal.

Appendix D-3

CLAIM DETAILS

Please complete a separate version of this form for each purchase of each series of Subject Securities in respect of which the Rescission Offer is to be accepted and you wish to accept a claim for processing. If you sold part of a lot of Subject Securities you purchased and still hold part of that lot and wish to accept the Rescission Offer with respect to the entire lot, please complete the Current and Former Investor Acceptance Form attached as Appendix E to the Prospectus Supplement. Do not complete a Current Investor Acceptance Form and a Former Investor Acceptance Form with respect to the same purchase of a series of Subject Securities.

NOTE THAT THE RESCISSION OFFER ON-LINE PORTAL WILL INCLUDE AN ON-LINE VERSION OF THE TABLE BELOW THAT SHOULD BE COMPLETED ELECTRONICALLY. YOU SHOULD NOT COMPLETE THE TABLE BELOW IN THE SIGNED PAPER FORM THAT WILL BE UPLOADED THROUGH THE ON-LINE RESCISSION OFFER PORTAL.

Pursuant to the Prospectus Supplement, please note that you may accept the Rescission Offer for any number of Subject Securities, as long as such acceptance is for Subject Securities in the minimum denominations, and integral multiples in excess thereof, as set forth in the relevant Issuance Prospectus.

Further, please note that you must complete one version of this table online through the portal and upload one copy of your signed Acceptance Form with respect to each purchase of each series of Subject Securities with respect to which you wish to accept the Rescission Offer. Thus, if you bought 1,000 of Subject Security X on two different days, you must file two claims through the portal, one for each purchase transaction.

PLEASE UPLOAD TO THE RESCISSION OFFER ON-LINE PORTAL (1) EVIDENCE OF PURCHASE OF THE SUBJECT SECURITIES IN A DISTRIBUTION FROM BARCLAYS BANK PLC THROUGH AN UNDERWRITER OR OTHER DISTRIBUTOR DESCRIBED HEREIN; AND (2) IF APPLICABLE, EVIDENCE OF YOUR AUTHORITY TO ACCEPT THIS RESCISSION OFFER ON BEHALF OF ANY PARTY FOR WHOM YOU ARE ACTING (e.g. CORPORATE RESOLUTION, TRUST AGREEMENT, POWER OF ATTORNEY, ETC.).

Claimant’s Identifying Information(1)

Full Name*	Please provide this information through the Rescission Offer On-line Portal

Company (If Filing for an Entity)	Please provide this information through the Rescission Offer On-line Portal

Phone Number*(2)	Please provide this information through the Rescission Offer On-line Portal

Address Line 1*	Please provide this information through the Rescission Offer On-line Portal

Address Line 2	Please provide this information through the Rescission Offer On-line Portal

City*	Please provide this information through the Rescission Offer On-line Portal

State/Province/Region*	Please provide this information through the Rescission Offer On-line Portal

ZIP/Postal Code*	Please provide this information through the Rescission Offer On-line Portal

Country*	Please provide this information through the Rescission Offer On-line Portal

Purchase Information

CUSIP*(3)	Please provide this information through the Rescission Offer On-line Portal

Subject Securities*(4)	Please provide this information through the Rescission Offer On-line Portal

Quantity Purchased*(5)	Please provide this information through the Rescission Offer On-line Portal

Trade Date*(6)	Please provide this information through the Rescission Offer On-line Portal

Settlement Date*(7)	Please provide this information through the Rescission Offer On-line Portal

Appendix D-4

Purchase Price*(8)	Please provide this information through the Rescission Offer On-line Portal

Transaction Reference Number(9)	Please provide this information through the Rescission Offer On-line Portal

Counterparty*(10)	Please provide this information through the Rescission Offer On-line Portal

Tender of Securities(11)

Quantity to be Tendered*(12)	Please provide this information through the Rescission Offer On-line Portal

Notes:

*	Fields marked with * are mandatory.
(1)

If you are filing a claim on behalf of yourself, then please provide your details. If you are filing a claim on behalf of a corporate entity, provide a business address and phone number. If you are filing a claim on behalf of a person you are authorized to represent, provide that person’s details.

(2)

Provide a phone number that we can use to call you regarding the claim that you are filing. This phone number may be different than the phone number provided for receipt of text messages in connection with the account registration process.

(3)

Provide the CUSIP of the relevant series of Subject Securities in respect of which the Rescission Offer is accepted as indicated in the column titled “CUSIP” under Part I or Part II of Appendix A. If you only know the ISIN of the series of Subject Securities you purchased, you can find the CUSIP by cross-referencing the columns titled “CUSIP” and “ISIN” under Part I or Part II of Appendix A, which lists both the CUSIP and ISIN for each series of Subject Securities.

(4)	Provide the name of the relevant series of Subject Securities in respect of which the Rescission Offer is accepted as indicated in column “A” under Part I or Part II of Appendix A.
(5)

Include the quantity of purchased, sold, redeemed or matured Subject Securities in respect of which the Rescission Offer is accepted. As an example, an Eligible Current Investor accepting the Rescission Offer in respect of $10,000,000 in Subject Securities with a minimum denomination of $1,000 would disclose a quantity of 10,000.

(6)	Provide the date you agreed to purchase the Subject Securities in respect of which the Rescission Offer is accepted.
(7)	Provide the date you received the Subject Securities in respect of which the Rescission Offer is accepted.
(8)

Include the price in U.S. dollars at which you purchased the Subject Securities from BBPLC through an underwriter or other distributor for the acquisition of the quantity of Subject Securities described in the line immediately above and in respect of which the Rescission Offer is accepted. As an example, an Eligible Current Investor accepting the Rescission Offer in respect of 100 Subject Securities purchased at a price of $20 per Subject Security, should would disclose a purchase price of $20.

(9)	Include the reference number, if any, assigned to the relevant transaction to help us identify the transaction in the evidence that you submit in support of your claim.
(10)

Provide the name of the party with whom you transacted with respect to your relevant purchase of Subject Securities in respect of which the Rescission Offer is accepted. If the Subject Securities are ETNs, complete this field by selecting one of the three drop-down options listed on the Rescission Offer On-line Portal. Select “Stock Exchange” for purchases over an exchange where the party with whom you were matched is not known. Select “Direct purchase/sale from known counterparty” for purchases where your counterparty is known, and enter the name of your counterparty in the free-text field. Select “Unknown” if you cannot identify whether you transacted over an exchange, or cannot identify your counterparty in a transaction that did not occur on an exchange.

(11)

You may accept the Rescission Offer for any number of Subject Securities, as long as such acceptance is for Subject Securities in the minimum denominations, and integral multiples in excess thereof, as set forth in the relevant Issuance Prospectus. THIS FIELD SHOULD ONLY BE USED TO ACCEPT THE RESCISSION OFFER IN RESPECT OF SUBJECT SECURITIES HELD BY YOU AS AN ELIGIBLE CURRENT INVESTOR THAT IS NOT AN INITIAL INVESTOR IN STRUCTURED NOTES.

(12)	Provide the quantity of Subject Securities for which you are accepting the Rescission Offer and filing a claim.

Appendix D-5

RESCISSION OFFER ACCEPTANCE AGREEMENT

The undersigned acknowledges receipt of the Prospectus Supplement of the Company in respect of the Rescission Offer, pursuant to which the Company offers to rescind the purchase of the Subject Securities listed and described at Appendix A to the Prospectus Supplement that were acquired by the undersigned in a distribution from the Company through an underwriter or other distributor during the Relevant Period.

Effective as of the Expiration Date, the undersigned hereby accepts the Rescission Offer for the Subject Securities indicated in this Current Investor Acceptance Form upon the terms and subject to the conditions set forth in the Prospectus Supplement, and directs the Company to credit all proceeds to which it is entitled pursuant to the Rescission Offer following delivery of the Subject Securities, pursuant to the Rescission Offer to the undersigned’s bank account, details of which will be provided by the undersigned to the Company following the Company’s validation of the undersigned’s claim, in accordance with the terms of the Prospectus Supplement.

1. Representations and Warranties, Acknowledgements and Agreements: By accepting the Rescission Offer, the undersigned hereby acknowledges, represents and warrants to, and agrees with, the Company and each of its affiliates that:

a. the undersigned has received and reviewed the information contained in the Prospectus Supplement and the accompanying prospectus;

b. the undersigned elects to accept the Rescission Offer with respect to the Subject Securities specified in the box entitled “Claim Details” above (based on the information provided by the undersigned through the Rescission Offer On-line Portal), and understands that it will no longer be entitled to any payments on such Subject Securities beyond those received in the Rescission Offer;

c. the undersigned meets the eligibility requirements set out under the Prospectus Supplement to be considered an Eligible Current Investor, including that:

i.

the undersigned purchased the Subject Securities, in respect of which the Rescission Offer is accepted, during the Relevant Period in a distribution from the Company through an underwriter or other distributor;

ii.

the undersigned has continued to hold the Subject Securities in respect of which the Rescission Offer is accepted until the date of the Prospectus Supplement, and will continue to hold such Subject Securities (unless and until tendered by way of a secondary market trade pursuant to the Rescission Offer) until 5:00 p.m., Eastern Daylight Time, on the Expiration Date, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and the Company will acquire good, indefeasible and unencumbered title to such Subject Securities, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when the tender of the same is accepted by the Company;

d. the undersigned is the beneficial owner or is the authorized representative of the beneficial owner of those Subject Securities in respect of which the Rescission Offer is accepted, and has full power and authority to accept the Rescission Offer;

e. the undersigned will not sell, pledge, hypothecate or otherwise encumber or transfer any Subject Securities in respect of which it is accepting the Rescission Offer, from the date of acceptance of the Rescission Offer, and agrees that any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

f. in evaluating the Rescission Offer and in making the decision whether to accept or reject the Rescission Offer, the undersigned has made its own independent appraisal of the matters referred to in the Prospectus Supplement and the accompanying prospectus and in any related communications and is not relying on any statement, representation or warranty, express or implied, made to the undersigned by the Company other

Appendix D-6

than those contained in the Prospectus Supplement or the accompanying prospectus, including, without limitation, the indicative market value of the Subject Securities provided in Appendix A to the Prospectus Supplement;

g. the undersigned will execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions applicable to the Rescission Offer;

h. the undersigned is not a Sanctioned Person and none of its Subsidiaries is a Sanctioned Person;

i. the undersigned will not, directly or indirectly, use the Rescission Offer Proceeds, or lend, contribute, or otherwise make available the Rescission Offer Proceeds to any Subsidiary, agent, joint venture partner, or other Person: (x) to fund or facilitate any activities or business of, with, in, or relating to any Sanctioned Person or Sanctioned Territory, or (y) in any other manner; in each case that would result in a violation of Sanctions or constitute Sanctionable Activity under Sanctions with respect to any person participating in the Rescission Offer, whether as Issuer, Eligible Investor, or otherwise;

j. the undersigned acknowledges and agrees that any violation of items (1.h) or (1.i) above constitutes a material change in the commercial risks and benefits of the transactions contemplated hereby (for the avoidance of doubt, the provisions of items (1.h) and (1.i) above apply only to the transactions contemplated by this Rescission Offer and are not intended to restrict or prohibit an Eligible Current Investor from dealing with any Person using means and resources not implicating this Rescission Offer);

k. (i) any interest, coupon payments, principal or other income due on Subject Securities specified in the box entitled “Claim Details” above (based on the information provided by the undersigned through the Rescission Offer On-line Portal) pursuant to their terms received by you prior to or during the Rescission Offer, or following the Expiration Date, will be deducted from the Rescission Offer Proceeds pursuant to the Prospectus Supplement and (ii) the undersigned will repay to Barclays Bank any such amounts that, for any operational or technical reason or otherwise, were not deducted from the Rescission Offer Proceeds prior to those being paid to the undersigned.

l. the undersigned has read, acknowledged and understood our Online Privacy Notices, as applicable, available at https://www.cib.barclays/disclosures/personal-information-use.html, including with respect to the collection, disclosure and other processing of the undersigned’s personal information as described therein and in the Prospectus Supplement;

m. the undersigned understands that the Company and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and warranties and agrees that if any of the acknowledgements, representations and warranties made herein are at any time prior to the consummation of the Rescission Offer no longer accurate, the undersigned shall promptly notify the Company and that any such acknowledgement, representation or warranty not being true and accurate when given and/or ceasing so to be true and accurate may invalidate any acceptance of the Rescission Offer;

n. if delivering the Subject Securities as a fiduciary or agent for one or more investor accounts, the undersigned has sole investment discretion with respect to each such account and full power to make the foregoing acknowledgements, representations and warranties on behalf of such account;

o. any documentation provided to us evidencing the foregoing acknowledgements, representations and warranties is true, correct and complete; and

p. the undersigned’s participation in the Rescission Offer will not constitute or result in a violation of any provisions of applicable U.S. federal, state, local or foreign law.

The undersigned acknowledges and agrees that the Company and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and warranties for purposes of the Rescission Offer, and the Company and its affiliates reserve the right to take all actions available at law or in equity to recover any losses incurred as a result of such reliance in case any of the foregoing acknowledgements, representations and warranties proves to be inaccurate, incorrect, false or misleading.

Appendix D-7

For purposes of this document, the term: (i) “Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, limited liability partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust, or other organization, whether or not it is a legal entity, and any sovereign government or agency, instrumentality, or political subdivision, territory, or similar entity or organization; (ii) “Sanctionable Activity” means any condition or activity specifically identified under any Sanctions as constituting a basis for the imposition of Sanctions against a person engaged in such activity or described by such condition; (iii) “Sanctioned Territory” means any country or territory with which dealings are broadly and comprehensively prohibited by any country-wide or territory-wide Sanctions (as of the date hereof, Crimea, the Donetsk and Luhansk regions of Ukraine, Cuba, Iran, North Korea, and Syria); (iv) “Sanctioned Person” means any Person with whom dealings are restricted or prohibited under any Sanctions, including as a result of: (a) being named on any list of Persons subject to Sanctions, (b) being located, organized, or resident in, or directly or indirectly owned or controlled by the government of, any Sanctioned Territory, or (c) any direct or indirect relationship of ownership, control, or agency with, or any direct or indirect commercial dealings with, a Person described in (a) or (b); (v) “Sanctions” means all national and supranational laws, regulations, decrees, orders, or other acts with force of law of the United States, the United Kingdom, or the European Union, or United Nations Security Council resolutions, concerning trade and economic sanctions including embargoes; the freezing or blocking of assets of targeted Persons; or other restrictions on exports, imports, investment, payments, or other transactions targeted at particular Persons or countries, including any Laws threatening to impose such trade and economic sanctions on any person for engaging in proscribed or targeted behavior; (vi) “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided that, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding; and (vii) “undersigned” means you, if filing on behalf of yourself, or the Eligible Current Investor that is the claimant, if filing on behalf of another person or entity.

2. Release of Liability. The undersigned, in consideration of the payment of the Rescission Offer Proceeds under the Rescission Offer in respect of the tendered Subject Securities specified herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby, acting on his or her own behalf and, if it is not the beneficial owner of the Subject Securities specified in this Current Investor Acceptance Form, on behalf of such beneficial owner, irrevocably releases, discharges and acquits forever the Company, each of its parent company, subsidiaries and other corporate affiliates, and each of its past and present officers, directors, stockholders, employees, agents, attorneys, successors and assigns from any and all claims, demands, rights, causes of action, liabilities and damages whatsoever, whether in law or equity, that the undersigned and the undersigned’s successors and assigns ever had, or now has, based in any way upon, related in any way to, or arising in any way from, out of or in connection with, the issuance, offer and sale of the Subject Securities in excess of the maximum aggregate amounts registered with the U.S. Securities and Exchange Commission, including but not limited to, any violation of federal, state or territorial securities laws or regulations.

Appendix D-8

IMPORTANT

CLAIMANT(S): SIGN HERE

Signature(s) of Eligible Current Investor(s) or Authorized Representative

Dated:                                             , 2022

Name(s) of Eligible Current Investor:

(Please Print)

Name of Company (If Filing for an Entity):

Name of Authorized Representative (If Filing for an Entity or for an individual Eligible Former Investor)(1):

(Please Print)

Capacity(1):

(Please Provide Full Title)

Address(2):

(Include Zip Code)

Daytime Telephone No.(2):

(Include Area Code)

Email Address(2):

(1)

If this agreement is being completed by an authorized representative on behalf of an entity or an individual Eligible Current Investor, you must submit evidence of your authority to complete this agreement (e.g., corporate resolution, trust agreement, power of attorney, etc.) or the claim will be rejected.

(2)

If this agreement is being completed by an authorized representative on behalf of an entity or an individual Eligible Current Investor, the authorized representative withdrawing this claim should provide their contact details here.

Appendix D-9

INSTRUCTIONS:

1.     Evidence.

To accept the Rescission Offer, an Eligible Current Investor must provide evidence to the following effects:

1.1.

A signed acceptance agreement, a form of which is included in this Appendix D, by which the Eligible Current Investor provides, at a minimum, the representations and warranties, acknowledgements and agreements set forth in the Prospectus Supplement; and

1.2.

Satisfactory evidence that the Eligible Current Investor purchased the Subject Security in a distribution from the Company through an underwriter or other distributor during the Relevant Period, and that such Eligible Current Investor continue to hold such Subject Security as of the date of this prospectus supplement, and will continue to hold it (unless and until tendered by way of a secondary market trade pursuant to the Rescission Offer) until 5:00 p.m., Eastern Daylight Time, on the Expiration Date. For such purposes, the Issuer is prepared to accept the following evidence:

a)

Account statement(s) reflecting the purchase and purchase price information of the relevant Subject Security, and demonstrating the continued holding of such Subject Security until the date of the Prospectus Supplement; and/or

b)

Receipt, transaction or trade confirmation statement reflecting the Company, or an underwriter or other distributor who purchased the Subject Security from the Company, as a principal seller of the Subject Security, and evidencing that such Subject Security was acquired during the Relevant Period.

2.     Signatures.

Exact Signatures. The signature(s) on this Current Investor Acceptance Form must correspond with the name(s) as indicated elsewhere in this Current Investor Acceptance Form.

Joint Holders. If any of the Subject Securities that are the subject of this Current Investor Acceptance Form are owned of record by two or more joint owners, all such owners must sign this Current Investor Acceptance Form.

Signature of Fiduciaries. If this Current Investor Acceptance Form is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and provide proper evidence satisfactory to the Company of such person’s authority so to act.

3.    Backup Withholding and Information Reporting.

The disposal of the Subject Securities pursuant to the Rescission Offer may be subject to information reporting requirements of the Internal Revenue Service (“IRS”). To avoid the imposition of backup withholding, an Eligible Current Investor should complete the applicable IRS withholding form (W-9 or W-8) which can be obtained at the website of the Internal Revenue Service at www.irs.gov. Certain offerees (including, among others, corporations and certain foreign persons) are exempt from these backup withholding and information reporting requirements, but may be required to establish their entitlement to an exception. If the Company is not provided with the correct TIN or an adequate basis for exemption, an Eligible Former Investor may be subject to a backup withholding tax on the gross proceeds received in the Rescission Offer. If backup withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is provided to the IRS.

After the Company confirms your valid acceptance of the Rescission Offer and validates your claim, the Company will provide you with instructions on how to submit your completed IRS withholding form (W-9 or W-8) to the Company.

Appendix D-10

APPENDIX E

FORMER AND CURRENT INVESTOR ACCEPTANCE FORM

Note: This Former and Current Investor Acceptance Form is to be completed only if you are both an Eligible Current Investor that is not an Initial Investor in Structured Notes and an Eligible Former Investor in the same series of Subject Securities and you wish to accept the Rescission Offer in respect of both the Subject Securities held by you as an Eligible Current Investor and those formerly held as an Eligible Former Investor.

Please confirm the following: In regard to the Subject Securities in respect of which this Rescission Offer is hereby accepted:

● I am an Eligible Former Investor:	Yes	No
● I am an Eligible Current Investor:	Yes	No
● I currently hold Redeeming Subject Securities or Maturing Subject Securities:	Yes	No

IF YOU MEET THE ELIGIBILITY REQUIREMENTS, YOU MAY ELECT TO ACCEPT OR REJECT THE RESCISSION OFFER PURSUANT TO THE TERMS AND CONDITIONS OF THE PROSPECTUS SUPPLEMENT DATED AUGUST 1, 2022 (THE “PROSPECTUS SUPPLEMENT”) TO THE PROSPECTUS DATED MAY 23, 2022 OF BARCLAYS BANK PLC (THE “COMPANY”). ALL TERMS USED BUT NOT OTHERWISE DEFINED IN THIS FORM HAVE THE MEANING ATTRIBUTED TO THEM IN THE PROSPECTUS SUPPLEMENT.

IF YOU WISH TO REJECT THE RESCISSION OFFER, DO NOT RETURN THIS FORM. YOU DO NOT NEED TO DO ANYTHING TO REJECT THE RESCISSION OFFER.

IF YOU WISH TO ACCEPT THE RESCISSION OFFER AND YOU MEET THE ELIGIBILITY REQUIREMENTS TO BE AN ELIGIBLE FORMER INVESTOR, PLEASE COMPLETE, SIGN AND UPLOAD THIS FORM PURSUANT TO THE INSTRUCTIONS BELOW AND ENSURE ITS RECEIPT BY THE COMPANY BY 5:00 P.M., EASTERN DAYLIGHT TIME, ON SEPTEMBER 12, 2022 (THE “EXPIRATION DATE”), WHICH IS 30 BUSINESS DAYS FROM THE DATE OF THE PROSPECTUS SUPPLEMENT (INCLUDING THE DATE OF THE PROSPECTUS SUPPLEMENT AND THE EXPIRATION DATE).

WE URGE YOU TO REVIEW THE PROSPECTUS SUPPLEMENT, INCLUDING THE ACCOMPANYING PROSPECTUS, CAREFULLY BEFORE DECIDING WHETHER TO ACCEPT OR REJECT THE RESCISSION OFFER. WE ALSO ADVISE YOU TO CONSULT YOUR FINANCIAL, LEGAL, AND TAX ADVISERS, AS YOU DEEM APPROPRIATE, BEFORE MAKING ANY DECISION WITH RESPECT TO THE RESCISSION OFFER.

Accepting the Rescission Offer: In order to accept the Rescission Offer, you must:

1.	Read carefully this Former and Current Investor Acceptance Form and the accompanying acceptance agreement;

2.	Complete, sign and date this Former and Current Investor Acceptance Form; and

3.

Upload the Former and Current Investor Acceptance Form, together with the supporting evidence required herein, to the Rescission Offer On-line Portal at https://claimsportal.barclays.atom-applications.com/, so that it is received by the Company on or before 5:00 p.m., Eastern Daylight Time, on September 12, 2022.

Appendix E-1

To access the Rescission Offer On-line Portal, you will be required to register for a user account by providing your name, email address, and a phone number for the receipt of SMS text messages for the purposes of two factor authentication when you log into and/or use the Rescission Offer On-line Portal. The Company does not assume and expressly disclaims any liability for any fees or charges you may incur as a result of SMS text messages received as part of the two factor authentication process. The Rescission Offer On-line Portal will be operated by Accenture under the Company’s direction. By completing the registration process for the Rescission Offer On-line Portal, you are authorizing Accenture to communicate with you on behalf of the Company. If you have technical difficulties, you may contact the email address made available through the Rescission Offer On-line Portal.

The Former and Current Investor Acceptance Form and supporting evidence that you submit through the Rescission Offer On-line Portal must be legible. If you choose to accept the Rescission Offer, the Company recommends that you upload the Former and Current Investor Acceptance Form and your supporting evidence sufficiently in advance of the Expiration Date to ensure its receipt by the Company by the deadline specified above. Submission will be deemed made only when a confirmation that the upload was successfully completed is displayed in the Rescission Offer On-line Portal or at such other time as the Company may specify if you were provided with instructions as to how to submit a claim through means other than the Rescission Offer On-line Portal.

Supporting evidence must be uploaded into the Rescission Offer On-line Portal in PDF, Doc, Docx, JPEG, JPG or PNG file formats. You may upload up to ten (10) files with a maximum size of 25MB per file. If you have technical difficulties uploading your Former and Current Investor Acceptance Form or your supporting evidence, you may submit your claim through the Rescission Offer On-line Portal and email any necessary supporting material to the email address made available through the Rescission Offer On-Line Portal within 48 hours of when your claim is submitted for processing. When you email the supporting material for your claim, you must include your claim number in the subject line of your email. If you do not submit your supporting evidence within 48 hours or do not include your claim number in the subject line of your email, your claim may be automatically rejected and you will be required to file a new claim if you wish to accept the Rescission Offer.

THE COMPANY MUST RECEIVE YOUR LEGIBLE AND PROPERLY COMPLETED FORMER AND CURRENT INVESTOR ACCEPTANCE FORM AND SUPPORTING EVIDENCE ON OR BEFORE 5:00 P.M., EASTERN DAYLIGHT TIME, ON THE EXPIRATION DATE, SEPTEMBER 12, 2022. OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER, UNLESS THE PROCESS FOR ACCEPTING THE RESCISSION OFFER IN YOUR CAPACITY AS EITHER AN ELIGIBLE CURRENT INVESTOR OR AN ELIGIBLE FORMER INVESTOR (BUT NOT BOTH) IS FOLLOWED, AS SET FORTH IN THE PROSPECTUS SUPPLEMENT. THE COMPANY WILL, IN ITS SOLE DISCRETION, DETERMINE WHETHER YOUR FORMER AND CURRENT INVESTOR ACCEPTANCE FORM AND SUPPORTING EVIDENCE IS VALID, HAS BEEN TIMELY RECEIVED AND WHETHER YOU ARE ELIGIBLE TO ACCEPT THE RESCISSION OFFER.

The disposal of the Subject Securities pursuant to the Rescission Offer may be subject to information reporting requirements of the Internal Revenue Service (“IRS”). You may also be subject to backup withholding on payments in respect of your Subject Securities unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. Before the settlement of the Rescission Offer Proceeds, U.S. holders (which includes U.S. citizens and residents) will need to complete and return the IRS Form W-9 and non-U.S. holders will need to complete IRS Form W-8. Please review the section entitled “Tax Considerations—U.S. Federal Income Tax Consequences” of the Prospectus Supplement to determine if you qualify as a U.S. holder or a non-U.S. holder. After the Company confirms your valid acceptance of the Rescission Offer and validates your claim, the Company will provide you with instructions on how to submit your completed IRS withholding form (W-9 or W-8) to the Company. You may participate in the Rescission Offer even if you do not complete your IRS withholding form (W-9 or W-8). However, if your properly completed IRS withholding form (W-9 or W-8) is

Appendix E-2

not received before the settlement of the Rescission Offer Proceeds, the Company may be required to withhold additional amounts from the Rescission Offer Proceeds and the IRS may impose certain penalties.

All determinations with respect to the Rescission Offer (including issues relating to the timeliness or effectiveness of any election, withdrawal or tender of Subject Securities or evidence of eligibility) or the Former and Current Investor Acceptance Form and your supporting evidence will be made by the Company, in its sole discretion, which determinations shall be final and binding. We reserve the right to, at any time, request any additional information or evidence that we may deem reasonably appropriate to demonstrate that you meet the eligibility requirements to be considered an Eligible Investor.

Upon receipt and review of the evidence package submitted with your acceptance of the Rescission Offer, we may, in our sole discretion, but are under no obligation to, inform you of any insufficiency or inconsistency identified in the evidence provided and give you the opportunity to supplement the evidence as required, provided such supplemental evidence is received by us on or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date. For the avoidance of doubt, we will not accept any evidence submission after 5:00 p.m., Eastern Daylight Time, on the Expiration Date, and no cure period for insufficient or inconsistent evidence will be provided.

The relevant Rescission Offer Proceeds will be disbursed to Eligible Former Investors who have validly accepted the Rescission Offer as soon as practicable following the Expiration Date. The relevant Rescission Offer Proceeds will be disbursed to Current and Former Investors who are not Initial Investors in Structured Notes and who have validly accepted the Rescission Offer as soon as practicable following the Expiration Date.

Questions: If you have questions or require additional information about the Rescission Offer acceptance procedures, you may contact the broker, bank or other institution where you purchased your relevant Subject Security. In addition, if you are an Eligible Former Investor or an Eligible Current Investor that is not an Initial Investor in Structured Notes, information regarding how to obtain technical support in relation to the submission of your Rescission Offer acceptance form and supporting evidence of eligibility will be available through the Rescission Offer On-line Portal.

Appendix E-3

CLAIM DETAILS

Please complete a separate version of this form for each purchase of each series of Subject Securities in respect of which the Rescission Offer is hereby accepted and you wish to submit a claim for processing.

NOTE THAT THE RESCISSION OFFER ON-LINE PORTAL WILL INCLUDE AN ON-LINE VERSION OF THE TABLE BELOW THAT SHOULD BE COMPLETED ELECTRONICALLY. YOU SHOULD NOT COMPLETE THE TABLE BELOW IN THE SIGNED PAPER FORM THAT WILL BE UPLOADED THROUGH THE ON-LINE RESCISSION OFFER PORTAL.

Pursuant to the Prospectus Supplement, please note you may accept the Rescission Offer for any number of Subject Securities, as long as such acceptance is for Subject Securities in the minimum denominations, and integral multiples in excess thereof, as set forth in the relevant Issuance Prospectus.

Further, please note that you must complete one version of this table online through the portal and upload one copy of your signed Acceptance Form with respect to each purchase of each series of Subject Securities with respect to which you wish to accept the Rescission Offer. Thus, if you bought 1,000 of Subject Security X on two different days, and sold all 2,000 at the same time, you must file two claims through the portal, one for each purchase transaction.

PLEASE UPLOAD TO THE RESCISSION OFFER ON-LINE PORTAL (1) EVIDENCE OF PURCHASE OF THE SUBJECT SECURITIES DESCRIBED HEREIN IN A DISTRIBUTION FROM BARCLAYS BANK PLC THROUGH AN UNDERWRITER OR OTHER DISTRIBUTOR; (2) THE EVIDENCE OF SALE, REDEMPTION OR MATURITY OF SUCH SUBJECT SECURITIES AT A LOSS; AND (3) IF APPLICABLE, EVIDENCE OF YOUR AUTHORITY TO ACCEPT THIS RESCISSION OFFER ON BEHALF OF ANY PARTY FOR WHOM YOU ARE ACTING (e.g. CORPORATE RESOLUTION, TRUST AGREEMENT, POWER OF ATTORNEY, ETC.).

Claimant’s Identifying Information(1)

Full Name*	Please provide this information through the Rescission Offer On-line Portal

Company (If Filing for an Entity)	Please provide this information through the Rescission Offer On-line Portal

Phone Number*(2)	Please provide this information through the Rescission Offer On-line Portal

Address Line 1*	Please provide this information through the Rescission Offer On-line Portal

Address Line 2	Please provide this information through the Rescission Offer On-line Portal

City*	Please provide this information through the Rescission Offer On-line Portal

State/Province/Region*	Please provide this information through the Rescission Offer On-line Portal

ZIP/Postal Code*	Please provide this information through the Rescission Offer On-line Portal

Country*	Please provide this information through the Rescission Offer On-line Portal

Purchase Information

CUSIP*(3)	Please provide this information through the Rescission Offer On-line Portal

Subject Securities*(4)	Please provide this information through the Rescission Offer On-line Portal

Quantity Purchased*(5)	Please provide this information through the Rescission Offer On-line Portal

Trade Date*(6)	Please provide this information through the Rescission Offer On-line Portal

Settlement Date*(7)	Please provide this information through the Rescission Offer On-line Portal

Appendix E-4

Purchase Price*(8)	Please provide this information through the Rescission Offer On-line Portal

Transaction Reference Number(9)	Please provide this information through the Rescission Offer On-line Portal

Counterparty*(10)	Please provide this information through the Rescission Offer On-line Portal

Tender of Securities(11)

Quantity to be Tendered(12)	Please provide this information through the Rescission Offer On-line Portal

Sale, Redemption or Maturity Information(13)

Date of Sale, Redemption or Maturity*(14)	Please provide this information through the Rescission Offer On-line Portal

Sale, Redemption or Maturity Price*(15)	Please provide this information through the Rescission Offer On-line Portal

Quantity of Sold, Redeemed or Matured*(5)	Please provide this information through the Rescission Offer On-line Portal

Transaction Reference Number(9)	Please provide this information through the Rescission Offer On-line Portal

Counterparty*(10)	Please provide this information through the Rescission Offer On-line Portal

Loss on Sale, Redemption or Maturity of the Subject Securities*(16)	Please provide this information through the Rescission Offer On-line Portal

Notes:

*	Fields marked with * are mandatory.
(1)

If you are filing a claim on behalf of yourself, then please provide your details. If you are filing a claim on behalf of a corporate entity, provide a business address and phone number. If you are filing a claim on behalf of a person you are authorized to represent, provide that person’s details.

(2)

Provide a phone number that we can use to call you regarding the claim that you are filing. This phone number may be different than the phone number provided for receipt of text messages in connection with the account registration process.

(3)

Provide the CUSIP of the relevant series of Subject Securities in respect of which the Rescission Offer is accepted as indicated in the column titled “CUSIP” under Part I or Part II of Appendix A. If you only know the ISIN of the series of Subject Securities you purchased, you can find the CUSIP by cross-referencing the columns titled “CUSIP” and “ISIN” under Part I or Part II of Appendix A, which lists both the CUSIP and ISIN for each series of Subject Securities.

(4)	Provide the name of the relevant series of Subject Securities in respect of which the Rescission Offer is accepted as indicated in column “A” under Part I or Part II of Appendix A.
(5)

Include the quantity of purchased, sold, redeemed or matured Subject Securities in respect of which the Rescission Offer is accepted. As an example, an Eligible Former Investor accepting the Rescission Offer in respect of $10,000,000 in Subject Securities with a minimum denomination of $1,000 would disclose a quantity of 10,000.

(6)	Provide the date you agreed to purchase the Subject Securities in respect of which the Rescission Offer is accepted.
(7)	Provide the date you received the Subject Securities in respect of which the Rescission Offer is accepted.
(8)

Include the price in U.S. dollars at which you purchased the Subject Securities from BBPLC through an underwriter or other distributor for the acquisition of the quantity of Subject Securities described in the line immediately above and in respect of which the Rescission Offer is accepted. As an example, an Eligible Former Investor accepting the Rescission Offer in respect of 100 Subject Securities purchased at a price of $20 per Subject Security, would disclose a purchase price of $20.

Appendix E-5

(9)	Include the reference number, if any, assigned to the relevant transaction to help us identify the transaction in the evidence that you submit in support of your claim.
(10)

Provide the name of the party with whom you transacted with respect to your relevant purchase and/or the sale, redemption or maturity of Subject Securities in respect of which the Rescission Offer is accepted. If the Subject Securities are ETNs, complete this field by selecting one of the three drop-down options listed on the Rescission Offer On-line Portal. Select “Stock Exchange” for transactions over an exchange where the party with whom you were matched is not known. Select “Direct purchase/sale from known counterparty” for transactions where your counterparty is known, and enter the name of your counterparty in the free-text field. Select “Unknown” if you cannot identify whether you transacted over an exchange, or cannot identify your counterparty in a transaction that did not occur on an exchange.

(11)

You may accept the Rescission Offer for any number of Subject Securities, as long as such acceptance is for Subject Securities in the minimum denominations, and integral multiples in excess thereof, as set forth in the relevant Issuance Prospectus. THIS FIELD SHOULD ONLY BE USED TO ACCEPT THE RESCISSION OFFER IN RESPECT OF SUBJECT SECURITIES HELD BY YOU AS AN ELIGIBLE CURRENT INVESTOR THAT IS NOT AN INITIAL INVESTOR IN STRUCTURED NOTES.

(12)	Provide the quantity of Subject Securities for which you are accepting the Rescission Offer and filing a claim.
(13)

The Rescission Offer On-line Portal will prompt you to complete one version of the table below with respect to each sale, redemption or maturity transaction through which you disposed of relevant Subject Securities and wish to accept the Rescission Offer. Only list details regarding the sale, redemption or maturity related to the purchase transaction that is the subject of the claim being submitted and with respect to which you wish to accept the Rescission Offer. THIS FIELD SHOULD ONLY BE USED TO ACCEPT THE RESCISSION OFFER IN RESPECT OF SUBJECT SECURITIES IN YOUR CAPACITY OF ELIGIBLE FORMER INVESTOR.

(14)	Provide the date of maturity or the date you sold or redeemed the Subject Securities with respect to which you are accepting the Rescission Offer and filing a claim.
(15)

Include the price in U.S. dollars that you received for the sale, redemption or maturity of the quantity of Subject Securities described in the line immediately above and in respect of which the Rescission Offer is accepted. As an example, an Eligible Former Investor accepting the Rescission Offer in respect of 100 Subject Securities sold, redeemed or matured at a price of $19 per Subject Security, would disclose a sale, redemption or maturity price of $19.

(16)

Include the amount of loss you are claiming that you incurred as a result of the sale, redemption or maturity of relevant Subject Securities in respect of which the Rescission Offer is accepted. If you are submitting information regarding multiple transactions, separately list the amount of loss on each transaction as you provide information for each transaction.

Appendix E-6

RESCISSION OFFER ACCEPTANCE AGREEMENT

The undersigned acknowledges receipt of the Prospectus Supplement of the Company in respect of the Rescission Offer, pursuant to which the Company offers to rescind the purchase of the Subject Securities listed and described in Appendix A to the Prospectus Supplement that were acquired by the undersigned in a distribution from the Company through an underwriter or other distributor during the Relevant Period.

Effective as of the Expiration Date, the undersigned hereby accepts the Rescission Offer for the Subject Securities indicated in this Former and Current Investor Acceptance Form upon the terms and subject to the conditions set forth in the Prospectus Supplement, and directs the Company to credit all proceeds to which it is entitled pursuant to the Rescission Offer to the undersigned’s bank account, details of which will be provided by the undersigned to the Company following the Company’s validation of the undersigned’s claim, in accordance with the terms of the Prospectus Supplement.

1. Representations and Warranties, Acknowledgements and Agreements: By accepting the Rescission Offer, the undersigned hereby acknowledges, represents and warrants to, and agrees with, the Company and each of its affiliates that:

a. the undersigned has received and reviewed the information contained in the Prospectus Supplement and the accompanying prospectus;

b. the undersigned elects to accept the Rescission Offer with respect to the Subject Securities specified in the box entitled “Claim Details” above (based on the information provided by the undersigned through the Rescission Offer On-line Portal), and understands that it will no longer be entitled to any payments on such Subject Securities beyond those received in the Rescission Offer;

c. the undersigned meets the eligibility requirements set out under the Prospectus Supplement to be considered an Eligible Former and Current Investor, including that:

i.

the undersigned purchased the Subject Securities, in respect of which the Rescission Offer is accepted, during the Relevant Period in a distribution from the Company through an underwriter or other distributor; and

ii.

the undersigned (a) either no longer holds the Subject Securities in respect of which the Rescission Offer is accepted as at the date of the Prospectus Supplement, and such Subject Securities were redeemed or matured at a loss, sold at a loss back to Barclays Bank or one of its affiliates, or sold at a loss in the secondary market (provided, in each case, that the undersigned continuously held such relevant Subject Security until the time of redemption, maturity or sale, as applicable) or (b) still holds the Redeeming Subject Securities or Maturing Subject Securities in respect of which the Rescission Offer is accepted as at the date of this prospectus supplement, and will continue to hold them until they are redeemed or reach their maturity, in each case at a loss, before 5:00 p.m., Eastern Daylight Time, on the Expiration Date or (c) has continued to hold the Subject Securities in respect of which the Rescission Offer is accepted until the date of the Prospectus Supplement, and will continue to hold such Subject Securities (unless and until tendered by way of a secondary market trade pursuant to the Rescission Offer) until 5:00 p.m., Eastern Daylight Time, on the Expiration Date, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and the Company will acquire good, indefeasible and unencumbered title to such Subject Securities, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when the tender of the same is accepted by the Company;

d. the undersigned was the beneficial owner or is the authorized representative of the former beneficial owner, when acquired in a distribution from the Company through an underwriter or other distributor during the Relevant Period, of those Subject Securities in respect of which the Rescission Offer is accepted, and has full power and authority to accept the Rescission Offer;

Appendix E-7

e. in evaluating the Rescission Offer and in making the decision whether to accept or reject the Rescission Offer, the undersigned has made its own independent appraisal of the matters referred to in the Prospectus Supplement and the accompanying prospectus and in any related communications and is not relying on any statement, representation or warranty, express or implied, made to the undersigned by the Company other than those contained in the Prospectus Supplement or the accompanying prospectus, including, without limitation, the indicative market value of the Subject Securities provided in Appendix A to the Prospectus Supplement;

f. the undersigned will execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions applicable to the Rescission Offer;

g. the undersigned is not a Sanctioned Person and none of its Subsidiaries is a Sanctioned Person;

h. the undersigned will not, directly or indirectly, use the Rescission Offer Proceeds, or lend, contribute, or otherwise make available the Rescission Offer Proceeds to any Subsidiary, agent, joint venture partner, or other Person: (x) to fund or facilitate any activities or business of, with, in, or relating to any Sanctioned Person or Sanctioned Territory, or (y) in any other manner; in each case that would result in a violation of Sanctions or constitute Sanctionable Activity under Sanctions with respect to any person participating in the Rescission Offer, whether as Issuer, Eligible Investor, or otherwise;

i. the undersigned acknowledges and agrees that any violation of items (1.g) or (1.h) above constitutes a material change in the commercial risks and benefits of the transactions contemplated hereby (for the avoidance of doubt, the provisions of items (1.g) and (1.h) above apply only to the transactions contemplated by this Rescission Offer and are not intended to restrict or prohibit an Eligible Current Investor from dealing with any Person using means and resources not implicating this Rescission Offer);

j. (i) any interest, coupon payments, principal or other income received on the Subject Securities specified in the box entitled “Claim Details” above (based on the information provided by the undersigned through the Rescission Offer On-line Portal) pursuant to their terms prior to or during the Rescission Offer, or following the Expiration Date, will be deducted from the Rescission Offer Proceeds pursuant to the Prospectus Supplement and (ii) the undersigned will repay to Barclays Bank any such amounts that, for any operational or technical reason or otherwise, were not deducted from the Rescission Offer Proceeds prior to those being paid to the undersigned.

k. the undersigned has read, acknowledged and understood our Online Privacy Notices, as applicable, available at https://www.cib.barclays/disclosures/personal-information-use.html, including with respect to the collection, disclosure and other processing of the undersigned’s personal information as described therein and in the Prospectus Supplement;

l. the undersigned understands that the Company and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and warranties and agrees that if any of the acknowledgements, representations and warranties made herein are at any time prior to the consummation of the Rescission Offer no longer accurate, the undersigned shall promptly notify the Company and that any such acknowledgement, representation or warranty not being true and accurate when given and/or ceasing so to be true and accurate may invalidate any acceptance of the Rescission Offer;

m. any documentation provided to us evidencing the foregoing acknowledgements, representations and warranties is true, correct and complete; and

n. the undersigned’s participation in the Rescission Offer will not constitute or result in a violation of any provisions of applicable U.S. federal, state, local or foreign law.

The undersigned acknowledges and agrees that the Company and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and warranties for purposes of the Rescission Offer, and the Company and its affiliates reserve the right to take all actions available at law or in equity to

Appendix E-8

recover any losses incurred as a result of such reliance in case any of the foregoing acknowledgements, representations and warranties proves to be inaccurate, incorrect, false or misleading.

For purposes of this document, the term: (i) “Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, limited liability partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust, or other organization, whether or not it is a legal entity, and any sovereign government or agency, instrumentality, or political subdivision, territory, or similar entity or organization; (ii) “Sanctionable Activity” means any condition or activity specifically identified under any Sanctions as constituting a basis for the imposition of Sanctions against a person engaged in such activity or described by such condition; (iii) “Sanctioned Territory” means any country or territory with which dealings are broadly and comprehensively prohibited by any country-wide or territory-wide Sanctions (as of the date hereof, Crimea, the Donetsk and Luhansk regions of Ukraine, Cuba, Iran, North Korea, and Syria); (iv) “Sanctioned Person” means any Person with whom dealings are restricted or prohibited under any Sanctions, including as a result of: (a) being named on any list of Persons subject to Sanctions, (b) being located, organized, or resident in, or directly or indirectly owned or controlled by the government of, any Sanctioned Territory, or (c) any direct or indirect relationship of ownership, control, or agency with, or any direct or indirect commercial dealings with, a Person described in (a) or (b); (v) “Sanctions” means all national and supranational laws, regulations, decrees, orders, or other acts with force of law of the United States, the United Kingdom, or the European Union, or United Nations Security Council resolutions, concerning trade and economic sanctions including embargoes; the freezing or blocking of assets of targeted Persons; or other restrictions on exports, imports, investment, payments, or other transactions targeted at particular Persons or countries, including any Laws threatening to impose such trade and economic sanctions on any person for engaging in proscribed or targeted behavior; (vi) “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided that, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding; and (vii) “undersigned” means you, if filing on behalf of yourself, or the claimant that is both an Eligible Current Investor and an Eligible Former Investor, if filing on behalf of another person or entity.

2.    Release of Liability. The undersigned, in consideration of the payment of the Rescission Offer Proceeds under the Rescission Offer in respect of losses incurred upon the disposition of the Subject Securities specified in this Former and Current Investor Acceptance Form, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby, acting on his or her own behalf and, if it is not the beneficial owner of the Subject Securities specified in this Former and Current Investor Acceptance Form, on behalf of such beneficial owner, irrevocably releases, discharges and acquits forever the Company, each of its parent company, subsidiaries and other corporate affiliates, and each of its past and present officers, directors, stockholders, employees, agents, attorneys, successors and assigns from any and all claims, demands, rights, causes of action, liabilities and damages whatsoever, whether in law or equity, that the undersigned and the undersigned’s successors and assigns ever had, or now has, based in any way upon, related in any way to, or arising in any way from, out of or in connection with, the issuance, offer and sale of the Subject Securities in excess of the maximum aggregate amounts registered with the U.S. Securities and Exchange Commission, including but not limited to, any violation of federal, state or territorial securities laws or regulations.

Appendix E-9

IMPORTANT

CLAIMANT(S): SIGN HERE

Signature(s) of Eligible Former and Current Investor(s) or Authorized Representative

Dated:                                             , 2022

Name(s) of Eligible Former and Current Investor(s):

(Please Print)

Name of Company (If Filing for an Entity):

Name of Authorized Representative (If Filing for an Entity or for an individual Eligible Former and Current Investor)(1):

(Please Print)

Capacity(1):

(Please Provide Full Title, If Relevant)

Address(2):

(Include Zip Code)

Daytime Telephone No.(2):

(Include Area Code)

E-mail Address(2):

(1)

If this agreement is being completed by an authorized representative on behalf of an entity or an individual Eligible Former and Current Investor, you must submit evidence of your authority to complete this agreement (e.g., corporate resolution, trust agreement, power of attorney, etc.) or the claim will be rejected.

(2)

If this agreement is being completed by an authorized representative on behalf of an entity or an individual Eligible Former and Current Investor, the authorized representative withdrawing this claim should provide their contact details here.

Appendix E-10

INSTRUCTIONS:

1.     Evidence.

To accept the Rescission Offer, an Eligible Former and Current Investor must provide evidence to the following effects:

1.1.

A signed acceptance agreement, a form of which is included in this Appendix E, by which the Eligible Former and Current Investor provides, at a minimum, the representations and warranties, acknowledgements and agreements set forth in the Prospectus Supplement; and

1.2.

Satisfactory evidence of a purchase of Subject Securities in a distribution from the Company through an underwriter or other distributor during the Relevant Period, and that some of those Subject Securities were either (a) subsequently sold, redeemed or matured at a loss in a bona fide transaction, and the Eligible Former and Current Investor continuously held such Subject Securities until the time of redemption, maturity or sale, as applicable, or (b) if such Subject Securities are Redeeming Subject Security or Maturing Subject Security, their redemption or maturity resulted in a loss, and the Eligible Former and Current Investor continuously held such Subject Securities until the time of redemption or maturity, as applicable. For such purposes, the Issuer is prepared to accept the following evidence:

a)

Account statement(s) reflecting the purchase and purchase price information of the relevant Subject Security, and the subsequent sale, redemption or maturity (and sale, redemption or maturity price information) of such Subject Security before the date of this prospectus supplement, and the continued holding of such Subject Security until the time of sale, redemption or maturity, as applicable; and/or

b)

Receipt, transaction or trade confirmation statement reflecting the Company, or an underwriter or other distributor who purchased the Subject Security from the Company, as a principal seller of the Subject Security, and evidencing that such Subject Security was acquired during the Relevant Period; and/or

c)	Receipt, transaction or trade confirmation statement reflecting the Subject Securities being sold, redeemed or matured, and detailing the sale, redemption or maturity price; and/or

d)

Tax documents, such as IRS Form 1099-B, evidencing the losses incurred by the Eligible Former Investor on the subsequent sale, redemption or maturity of the relevant Subject Security prior to the date of this prospectus supplement; and/or

e)	Daily trade logs reflecting the history of the purchase and sale of the relevant Subject Security.

1.3.

Satisfactory evidence that some of the purchased Subject Securities referenced in Section 1.4 above were still held as of the date of this prospectus supplement, and will continue to be held (unless and until tendered by way of a secondary market trade pursuant to the Rescission Offer) until 5:00 p.m., Eastern Daylight Time, on the Expiration Date. For such purposes, the Issuer is prepared to accept the following evidence:

a)

Account statement(s) reflecting the purchase and purchase price information of the relevant Subject Security, and demonstrating the continued holding of such Subject Security until the date of the Prospectus Supplement; and/or

b)

Receipt, transaction or trade confirmation statement reflecting the Company, or an underwriter or other distributor who purchased the Subject Security from the Company, as a principal seller of the Subject Security, and evidencing that such Subject Security was acquired during the Relevant Period.

Appendix E-11

2.     Signatures.

Exact Signatures. The signature(s) on this Former and Current Investor Acceptance Form must correspond with the name(s) as indicated elsewhere in this Former and Current Investor Acceptance Form.

Joint Holders. If any of the Subject Securities that are the subject of this Former and Current Investor Acceptance Form are owned of record by two or more joint owners, all such owners must sign this Former and Current Investor Acceptance Form.

Signature of Fiduciaries. If this Former and Current Investor Acceptance Form is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and provide proper evidence satisfactory to the Company of such person’s authority so to act.

3.    Backup Withholding and Information Reporting.

The disposal of the Subject Securities pursuant to the Rescission Offer may be subject to information reporting requirements of the Internal Revenue Service (“IRS”). To avoid the imposition of backup withholding, an Eligible Former Investor should complete the applicable IRS withholding form (W-9 or W-8) which can be obtained at the website of the Internal Revenue Service at www.irs.gov. Certain offerees (including, among others, corporations and certain foreign persons) are exempt from these backup withholding and information reporting requirements, but may be required to establish their entitlement to an exception. If the Company is not provided with the correct TIN or an adequate basis for exemption, an Eligible Former Investor may be subject to a backup withholding tax on the gross proceeds received in the Rescission Offer. If backup withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is provided to the IRS.

After the Company confirms your valid acceptance of the Rescission Offer and validates your claim, the Company will provide you with instructions on how to submit your completed IRS withholding form (W-9 or W-8) to the Company.

Appendix E-12

PROSPECTUS

BARCLAYS BANK PLC

Debt Securities

Warrants

Preference Shares

American Depositary Shares

This prospectus describes some of the general terms that may apply to the securities described herein (the “securities”) and the general manner in which they may be offered.

We will give you the specific terms of the securities, and the manner in which they are offered, in supplements to this prospectus. You should read this prospectus and the prospectus supplements carefully before you invest. We may offer and sell these securities to or through one or more underwriters, dealers and agents, including Barclays Capital Inc., or directly to purchasers, on a delayed or continuous basis. We will indicate the names of any underwriters in the applicable prospectus supplement.

We may use this prospectus to offer and sell senior and dated subordinated debt securities, warrants or preference shares from time to time. In addition, Barclays Capital Inc. or another of our affiliates may use this prospectus in market-making transactions in any of these securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this prospectus is being used in market-making transactions.

The securities are not deposit liabilities of either Barclays PLC or Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction. Unless otherwise indicated in the applicable prospectus supplement, Barclays PLC, our parent, has not guaranteed or assumed any other obligations in respect of our securities.

Each holder or beneficial owner of senior debt securities, dated subordinated debt securities or warrants will be required to acknowledge and agree that the rights of the holders or beneficial owners of such securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power (as defined herein) by the relevant U.K. resolution authority (as defined herein). For more information, see the sections entitled “Description of Debt Securities—Agreement with Respect to the Exercise of U.K. Bail-in Power” and “Description of Warrants—Agreement with Respect to the Exercise of U.K. Bail-in Power” in this prospectus.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 23, 2022

FORWARD-LOOKING STATEMENTS

This prospectus and certain documents incorporated by reference herein contain certain forward-looking statements within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), with respect to the Group and Barclays Bank (as defined below). We caution readers that no forward-looking statement is a guarantee of future performance and that actual results or other financial condition or performance measures could differ materially from those contained in the forward-looking statements. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements sometimes use words such as “may,” “will,” “seek,” “continue,” “aim,” “anticipate,” “target,” “projected,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” “achieve” or other words of similar meaning. Examples of forward-looking statements include, among others, statements or guidance regarding or relating to the Group’s and Barclays Bank’s future financial position, income growth, assets, impairment charges, provisions, business strategy, capital, leverage and other regulatory ratios, capital distributions (including dividend pay-out ratios and expected payment strategies), projected levels of growth in the banking and financial markets, projected costs or savings, any commitments and targets (including, without limitation, environmental, social and governance (“ESG”) commitments and targets), estimates of capital expenditures, plans and objectives for future operations, projected employee numbers, International Financial Reporting Standards (“IFRS”) impacts and other statements that are not historical fact. By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. The forward-looking statements speak only as at the date on which they are made. Forward-looking statements may be affected by a number of factors, including, without limitation: changes in legislation; the development of standards and interpretations under IFRS including evolving practices with regard to the interpretation and application of accounting and regulatory standards; emerging and developing ESG reporting standards; the outcome of current and future legal proceedings and regulatory investigations; future levels of conduct provisions; the policies and actions of governmental and regulatory authorities; the Group’s and Barclays Bank’s ability along with governments and other stakeholders to measure, manage and mitigate the impacts of climate change effectively; environmental, social and geopolitical risks; and the impact of competition. In addition, factors including (but not limited to) the following may have an effect: capital, leverage and other regulatory rules applicable to past, current and future periods; U.K., United States (“U.S.”), Eurozone and global macroeconomic and business conditions; the effects of any volatility in credit markets; market-related risks such as changes in interest rates and foreign exchange rates; effects of changes in valuation of credit market exposures; changes in valuation of issued securities; volatility in capital markets; changes in credit ratings of any entities within the Group, including Barclays Bank or any securities issued by such entities; the direct and indirect consequences of the Russia-Ukraine War on European and global macroeconomic conditions, political stability and financial markets; direct and indirect impacts of the coronavirus (“COVID-19”) pandemic; instability as a result of the U.K.’s exit from the European Union (“EU”), the effects of the EU-U.K. Trade and Cooperation Agreement and the disruption that may subsequently result in the U.K. and globally; the risk of cyber-attacks, information or security breaches or technology failures on the Group’s and Barclays Bank’s reputation, business or operations; and the success of future acquisitions, disposals and other strategic transactions. A number of these influences and factors are beyond the Group’s and Barclays Bank’s control. As a result, the Group’s and Barclays Bank’s actual financial position, future results, capital distributions, capital, leverage or other regulatory ratios or other financial and non-financial metrics or performance measures or ability to meet commitments and targets may differ materially from the statements or guidance set forth in the Group’s and Barclays Bank’s forward-looking statements. The list above is not exhaustive and there are other factors that may cause our actual results to differ materially from the forward-looking statements contained in this prospectus supplement and the documents incorporated by reference herein. You are also advised to read carefully the risk factors set out in the section entitled “Risk Factors” in our filings with the U.S. Securities Exchange Commission (the “SEC”), including in this prospectus and our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, as amended by Amendment No. 1 on Form 20-F/A filed with the SEC on May 23, 2022 (the “2021 Form 20-F”), which is available on the SEC’s website at http://www.sec.gov.

Subject to our obligations under the applicable laws and regulations of any relevant jurisdiction (including, without limitation, the U.K. and the U.S.), in relation to disclosure and ongoing information, we undertake no obligation to update publicly or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus is an important part of this prospectus. The most recent information that we file with the SEC automatically updates and supersedes earlier information.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and omits some of the information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in, and exhibits to, the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we have filed or will file as an exhibit to the registration statement or that we have otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements. You may review a copy of the registration statement at the SEC’s internet site, as described under “Where You Can Find More Information” in this prospectus.

We filed the 2021 Form 20-F with the SEC, as amended by Amendment No. 1 on Form 20-F/A, on May  23, 2022 (Film No. 22950469). We are incorporating the 2021 Form 20-F by reference into this prospectus.

In addition, we incorporate by reference into this prospectus any future documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until any offering contemplated in this prospectus is completed. Reports on Form 6-K we may furnish to the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the report expressly states that it is (or such portions are) incorporated by reference in this prospectus.

We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents referred to above which we have incorporated in this prospectus by reference. You should direct your requests to Barclays Treasury, Barclays PLC, 1 Churchill Place, London E14 5HP, United Kingdom (telephone: 011-44-20-7116-1000).

For purposes of this prospectus, references to “we,” “us” and “our” refer to Barclays Bank PLC (or any successor entity) and its consolidated subsidiaries, unless the context indicates otherwise; and references to The Depository Trust Company or “DTC” shall include any successor clearing system. The terms “Issuer” and “Barclays Bank” shall refer to Barclays Bank PLC (together with its subsidiary undertakings, the “Barclays Bank Group”). The terms “Group” and “Barclays” shall mean Barclays PLC and its consolidated subsidiaries, unless the context indicates otherwise. The term “PRA” shall mean the Prudential Regulation Authority of the United Kingdom or such other governmental authority in the United Kingdom (or if Barclays Bank PLC becomes domiciled in a jurisdiction other than the United Kingdom, such other jurisdiction) having primary responsibility for the prudential supervision of Barclays Bank PLC. References to “£” and “sterling” shall be to the lawful currency for the time being of the United Kingdom and references to “$” and “U.S. dollars” shall be to the lawful currency for the time being of the United States.

THE BARCLAYS BANK GROUP

Barclays is a British universal bank, supporting individuals and small businesses through its consumer banking services, and larger businesses and institutions through its corporate and investment banking services. Barclays is diversified by business, geography and income type. The Group’s operations include consumer banking and payments services in the UK, U.S. and Europe, as well as a top-tier global corporate and investment bank. The Group operates as two divisions – the Barclays UK (“Barclays UK”) division and the Barclays International (“Barclays International”) division – which are supported by Barclays Execution Services Limited, the Group-wide service company providing technology, operations and functional services to businesses across the Group. Barclays UK consists of UK Personal Banking, UK Business Banking and Barclaycard Consumer UK businesses. These businesses are carried on by its UK ring-fenced bank, Barclays Bank UK PLC, and certain other entities within the Group. Barclays International consists of Corporate and Investment Bank and Consumer, Cards and Payments businesses. These businesses operate within its non-ring-fenced bank, Barclays Bank PLC and its subsidiaries, and by certain other entities within the Group.

USE OF PROCEEDS

Unless otherwise indicated in the accompanying prospectus supplement, the net proceeds from the offering of the securities will be used for general corporate purposes of the Issuer and its subsidiaries and/or the Group.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities. It sets forth possible terms and provisions for each series of debt securities. Each time that we offer debt securities, we will prepare and file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement may contain additional terms and provisions of those securities. If there is any inconsistency between the terms and provisions presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here.

The debt securities of any series will be either our senior obligations (the “Senior Debt Securities”) or our dated subordinated obligations (the “Dated Subordinated Debt Securities” and together with the Senior Debt Securities, the “debt securities”). Neither the Senior Debt Securities nor the Dated Subordinated Debt Securities will be secured by any assets or property of Barclays Bank PLC or any of its subsidiaries or affiliates (including Barclays PLC, its parent).

We will issue Senior Debt Securities and Dated Subordinated Debt Securities under indentures (respectively, the “Senior Debt Securities Indenture” and “Dated Subordinated Debt Securities Indenture”) between us and The Bank of New York Mellon, as trustee. The terms of the debt securities include those stated in the relevant indenture and any supplements thereto, and those terms made part of the relevant indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Senior Debt Securities Indenture and Dated Subordinated Debt Securities Indenture and any indentures supplemental thereto are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures.” We have filed or incorporated by reference a copy of, or the forms of, each indenture as exhibits to the registration statement, of which this prospectus is a part.

Because this section is a summary, it does not describe every aspect of the debt securities in detail. This summary is subject to, and qualified by reference to, all of the definitions and provisions of the relevant indenture, any supplement to the relevant indenture and each series of debt securities. Certain terms, unless otherwise defined here, have the meaning given to them in the relevant indenture.

General

The debt securities are not deposit liabilities of either Barclays PLC or Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction. Unless otherwise indicated in a prospectus supplement, Barclays PLC, our parent, has not guaranteed or assumed any obligations in respect of our debt securities.

Because we are a holding company as well as an operating company, our rights to participate in the assets of any of our subsidiaries upon its liquidation will be subject to the prior claims of the subsidiaries’ creditors, including, in the case of our bank subsidiaries, their respective depositors, except, in our case, to the extent that we may ourselves be a creditor with recognized claims against the relevant subsidiary.

The indentures do not limit the amount of debt securities that we may issue. We may issue the debt securities in one or more series, or as units comprised of two or more related series. The prospectus supplement will indicate for each series or of two or more related series of debt securities:

•	the issue date;

•	the maturity date;

•	the specific designation and aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount of the debt securities that may be authenticated or delivered;

•

the prices at which we will issue the debt securities; if interest is payable, the interest rate or rates, or how to calculate the interest rate or rates, and under what circumstances interest is payable;

•	whether we will issue the Senior Debt Securities or Dated Subordinated Debt Securities as Discount Securities, as explained in this section below, and the amount of the discount;

•	provisions, if any, for the discharge and defeasance of Senior Debt Securities or Dated Subordinated Debt Securities of any series;

•	any condition applicable to payment of any principal, premium or interest on Senior Debt Securities or Dated Subordinated Debt Securities of any series;

•	the dates and places at which any payments are payable;

•	the places where notices, demands to or upon us in respect of the debt securities may be served and notice to holders may be published;

•	the terms of any mandatory or optional redemption;

•	the denominations in which the debt securities will be issued, which may be an integral multiple of either $1,000, $25 or any other specified amount;

•

the amount, or how to calculate the amount, that we will pay to the Senior Debt Security holder or Dated Subordinated Debt Security holder, if the Senior Debt Security or Dated Subordinated Debt Security is redeemed before its stated maturity or accelerated, or for which the trustee shall be entitled to file and prove a claim;

•	whether and how the debt securities may or must be converted into any other type of securities, or their cash value, or a combination of these;

•	the currency or currencies in which the debt securities are denominated, and in which we make any payments;

•	whether we will issue the debt securities wholly or partially as one or more global debt securities;

•	what conditions must be satisfied before we will issue the debt securities in definitive form (“definitive debt securities”);

•	any reference asset we will use to determine the amount of any payments on the debt securities;

•

any other or different Senior Events of Default, in the case of Senior Debt Securities, or any other or different Dated Subordinated Events of Default, in the case of Dated Subordinated Debt Securities, or covenants applicable to any of the debt securities, and the relevant terms if they are different from the terms in the applicable indenture;

•	in the case of Dated Subordinated Debt Securities, the applicable subordination provisions;

•	any restrictions applicable to the offer, sale and delivery of the debt securities;

•	whether we will pay Additional Amounts, as defined below, on the debt securities;

•	whether we will issue the debt securities in registered form (“registered securities”) or in bearer form (“bearer securities”) or both;

•	for registered debt securities, the record date for any payment of principal, interest or premium;

•	any listing of the debt securities on a securities exchange;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, calculation agents, transfer agents or registrars of any series;

•	any applicable additional provisions or provisions related to the U.K. Bail-in Power (as defined below) in connection with applicable regulatory capital or other requirements;

•	any other or different terms of the debt securities; and what we believe are any additional material U.S. federal and U.K. tax considerations.

If we issue debt securities in bearer form, the special restrictions and considerations relating to such bearer debt securities, including applicable offering restrictions and U.S. tax considerations, will be described in the relevant prospectus supplement.

Debt securities may bear interest at a fixed rate or a floating rate or we may sell Senior Debt Securities or Dated Subordinated Debt Securities that bear no interest or that bear interest at a rate below the prevailing market interest rate or at a discount to their stated principal amount (“Discount Securities”). The relevant prospectus supplement will describe special U.S. federal income tax considerations applicable to Discount Securities or to debt securities issued at par that are treated for U.S. federal income tax purposes as having been issued at a discount.

Holders of debt securities have no voting rights except as explained in this section below under “—Modification and Waiver” and “Senior Events of Default; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits.”

References to “you” and “holder” in the sections “—Agreement with Respect to the Exercise of U.K. Bail-in Power,” “—Subsequent Holders’ Agreement,” “—Additional Amounts” and “—Dated Subordinated Enforcement Events and Remedies” below, include beneficial owners of the debt securities.

Market-Making Transactions. If you purchase your debt security and/or any of our other securities we describe in this prospectus in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Barclays Capital Inc. or another of our affiliates resells a security that it has previously acquired from another holder. A market-making transaction in a particular debt security occurs after the original issuance and sale of the debt security.

Agreement with Respect to the Exercise of U.K. Bail-in Power

Each issue of debt securities will provide the following:

Notwithstanding and to the exclusion of any other term of the debt securities or any other agreements, arrangements or understandings between us and any holder or beneficial owner of the debt securities (or the trustee on behalf of the holders of the debt securities), by acquiring the debt securities, each holder or beneficial owner of the debt securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power (as defined below) by the relevant U.K. resolution authority (as defined below) that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the debt securities; (ii) the conversion of all, or a portion of, the principal amount of, or interest on, or any other amounts payable on, the debt securities into shares or other securities or other obligations of the Issuer or another person (and the issue to, or conferral on, the holder or beneficial owner of the debt securities, of such shares, securities or obligations); (iii) the cancellation of the debt securities and/or (iv) the amendment or alteration of the maturity of the debt securities, or the amendment of the amount of interest or any other amounts due on the debt securities, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the debt securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder and beneficial owner of the debt securities further acknowledges and agrees that the rights of the holders or beneficial owners of the debt securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders or beneficial owners of the debt securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For purposes of the debt securities, a “U.K. Bail-in Power” is any write-down, conversion, transfer, modification and/or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Issuer or other members of the Group (as defined herein), including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of any applicable European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms, and/or within the context of a U.K. resolution regime under the U.K. Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013, secondary legislation or otherwise, the “Banking Act”), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. Bail-in Power).

No repayment of the principal amount of the debt securities or payment of interest or any other amounts payable on the debt securities shall become due and payable after the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority unless such repayment or payment would be permitted to be made by the Issuer under the laws and regulations of the United Kingdom and the European Union applicable to the Issuer.

By its acquisition of the debt securities, each holder and beneficial owner of the debt securities, to the extent permitted by the Trust Indenture Act, waives any and all claims against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the debt securities.

Upon the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the debt securities, the Issuer shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. Bail-in Power for purposes of notifying holders of such occurrence. The Issuer shall also deliver a copy of such notice to the trustee for information purposes.

By its acquisition of the debt securities, each holder and beneficial owner of the debt securities acknowledges and agrees that the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the debt securities shall not give rise to a default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

The Issuer’s obligations to indemnify the trustee in accordance with the indentures shall survive the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to any debt securities.

By its acquisition of the debt securities, each holder and beneficial owner of the debt securities acknowledges and agrees that, upon the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the debt securities, (a) the trustee shall not be required to take any further directions from holders of the debt securities under Section 5.12 (Control by Holders) of the Senior Debt Securities Indenture or Section 5.13 (Control by Holders) of the Dated Subordinated Debt Securities Indenture, as applicable, which sections authorize holders of a majority in aggregate principal amount of the outstanding debt securities of the relevant series to direct certain actions relating to the relevant debt securities, and (b) the indentures shall impose no duties upon the trustee whatsoever with respect to the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority in respect of the debt securities, the debt securities remain outstanding (for example, if the exercise of the U.K. Bail-in Power results in only a partial write-down of the principal of such debt securities), then the trustee’s duties under the indentures shall remain applicable with respect to the debt securities following such completion to the extent that the Issuer and the trustee shall agree pursuant to a supplemental indenture or an amendment thereto.

By its acquisition of the debt securities, each holder and beneficial owner of the debt securities shall be deemed to have (a) consented to the exercise of any U.K. Bail-in Power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the debt securities and (b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds the debt securities to take any and all necessary action, if required, to implement the exercise of any U.K. Bail-in Power with respect to the debt securities as it may be imposed, without any further action or direction on the part of such holder, beneficial owner or the trustee.

Under the terms of the Senior Debt Securities, the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Senior Debt Securities will not be a default or an Event of Default (as each term is defined in the Senior Debt Securities Indenture).

Under the terms of the Dated Subordinated Debt Securities, the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Dated Subordinated Debt Securities is not a Winding-up Event or a Non-Payment Event (as defined in the Dated Subordinated Debt Securities Indenture).

If any debt securities provide for the delivery of property, any reference in this prospectus and the relevant prospectus supplement or pricing supplement to payment by Barclays Bank PLC under the debt securities will be deemed to include that delivery of property.

Subsequent Holders’ Agreement

Holders of debt securities that acquire such debt securities in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions described herein and in the relevant prospectus supplement to the same extent as the holders of such debt securities that acquire the debt securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the debt securities, including in relation to the U.K. Bail-in Power and, with respect to the Dated Subordinated Debt Securities, the waiver of set-off provisions described under “—No set-off” and the limitations on remedies specified in “—Dated Subordinated Enforcement Events and Remedies —Limited remedies for breach of obligations (other than non-payment)” below.

Legal Ownership; Form of Debt Securities

Street Name and Other Indirect Holders. Investors who hold debt securities in accounts at banks or brokers will generally not be recognized by us as legal holders of debt securities. This is called holding in “street name.”

Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. An investor who holds debt securities in street name should check with the investor’s own intermediary institution to find out:

•	how it handles debt securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how the investor can instruct it to send the investor’s debt securities registered in the investor’s own name so the investor can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of debt securities. As noted above, we do not have obligations to an investor who holds in street name or other indirect means, either because the investor chooses to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to the investor as a street name customer but does not do so.

Global Securities. A global security is a special type of indirectly held security, as described above under “—Legal Ownership; Form of Debt Securities—Street Name and Other Indirect Holders.” If we issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders.

We require that the global security be registered in the name of a financial institution we select. In addition, we require that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described in the section “Global Securities” occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. Unless the applicable prospectus supplement indicates otherwise, each series of debt securities will be issued only in the form of global securities.

Further details of legal ownership are discussed in the section “Global Securities” in this prospectus.

In the remainder of this section, “holders” means direct holders and not street name or other indirect holders of debt securities. Indirect holders should read the subsection entitled “—Legal Ownership; Form of Debt Securities—Street Name and Other Indirect Holders.”

Payment and Paying Agents. We will pay interest to direct holders listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if the direct holder no longer owns the security on the interest due date. That particular day, usually about one business day in advance of the interest due date, is called the regular record date and is stated in the applicable prospectus supplement.

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in New York City. Holders of debt securities must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify the trustee of changes in the paying agents for any particular series of debt securities.

Payments

The relevant prospectus supplement will specify the date on which we will pay interest, if any, and the date for payments of principal and any premium on any particular series of debt securities. The prospectus supplement will also specify the interest rate or rates, if any, or how the rate or rates will be calculated.

Ranking

Senior Debt Securities. Senior Debt Securities and the coupons (if any) appertaining thereto constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves. In the event of out winding-up or administration, the Senior Debt Securities and the coupons (if any) appertaining thereto will rank pari passu with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Dated Subordinated Debt Securities. Dated Subordinated Debt Securities and the coupons (if any) appertaining thereto constitute our direct, unsecured and subordinated obligations ranking pari passu without any preference among themselves. The relevant prospectus supplement will set forth the nature of the subordination provisions, including subordinated ranking of each series of Dated Subordinated Debt Securities relative to the debt and equity issued by us, including the extent to which the Dated Subordinated Debt Securities may rank junior in right of payment to our other obligations or in any other manner.

Additional Amounts

Unless the relevant prospectus supplement provides otherwise, we will pay any amounts to be paid by us on any series of debt securities without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“taxes”) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or authority thereof or therein that has the power to tax (each, a “taxing jurisdiction”), unless the deduction or withholding is required by law. Unless the relevant prospectus supplement provides otherwise, at any time a taxing jurisdiction requires us to deduct or withhold taxes, we will pay the additional amounts of, or in respect of, the principal of, any premium, and any interest on the debt securities (“Additional Amounts”) that are necessary so that the net amounts paid to the holders, after the deduction or withholding, shall equal the amounts which would have been payable had no such deduction or withholding been required. However, we will not pay Additional Amounts for taxes that are payable because:

•

the holder or the beneficial owner of the debt securities is a domiciliary, national or resident of, or engages in business or maintains a permanent establishment or is physically present in, a taxing jurisdiction requiring that deduction or withholding, or otherwise has some connection with the taxing jurisdiction other than the holding or ownership of the debt security, or the collection of any payment of, or in respect of, principal of, any premium, or any interest on, any debt securities of the relevant series;

•	except in the case of our winding-up in England, the relevant debt security is presented for payment in the United Kingdom;

•

the relevant debt security is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the debt security for payment at the close of such 30-day period;

•

the holder or the beneficial owner of the relevant debt securities or the beneficial owner of any payment of (or in respect of) principal of, premium, if any, or any interest on debt securities failed to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of such holder or beneficial owner, if such claim or compliance is required by statute, treaty, regulation or administrative practice of the taxing jurisdiction as a condition to relief or exemption from such taxes;

•

the relevant debt security is presented for payment by or on behalf of a holder who would have been able to avoid such deduction or withholding by presenting the relevant debt security to another paying agent in a member state of the European Union or elsewhere; or

•

if the taxes would not have been imposed or would have been excluded under one of the preceding points if the beneficial owner of, or person ultimately entitled to obtain an interest in, the debt securities had been the holder of the debt securities.

Whenever we refer in this prospectus and any prospectus supplement to the payment of the principal of, any premium, or any interest on, or in respect of, any debt securities of any series, we mean to include the payment of Additional Amounts to the extent that, in context, Additional Amounts are, were or would be payable.

For the avoidance of doubt, unless the relevant prospectus supplement provides otherwise, any amounts to be paid by us or any paying agent on the debt securities will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (a “FATCA Withholding Tax”), and neither we nor any paying agent will be required to pay Additional Amounts on account of any FATCA Withholding Tax.

With respect to Dated Subordinated Debt Securities, any paying agent shall be entitled to make a deduction or withholding from any payment which it makes under the Dated Subordinated Debt Securities and the Dated Subordinated Debt Securities Indenture for or on account of (i) any present or future taxes, duties or charges if and to the extent so required by any applicable law and (ii) any FATCA Withholding Tax (together, “Applicable Law”). In either case, the paying agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. In all cases, the paying agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the Paying Agent under this paragraph will be treated as paid to the holder of a Dated Subordinated Debt Security, and we will not pay Additional Amounts in respect of such deduction or withholding, except to the extent the provisions in this subsection “—Additional Amounts” explicitly provide otherwise.

Redemption

Redemption of Senior Debt Securities for Tax Reasons. Subject to the provisions set out in “—Notice of Redemption” below and unless the relevant prospectus supplement provides otherwise, we will have the option to redeem the Senior Debt Securities of any series if:

•

we are required to issue definitive debt securities (see “Global Securities—Special Situations When a Global Security Will Be Terminated”) and, as a result, we are or would be required to pay Additional Amounts with respect to the Senior Debt Securities; or

•

we determine that as a result of a change in or amendment to the laws or regulations of a taxing jurisdiction, including any treaty to which the relevant taxing jurisdiction is a party, or a change in an official application of those laws or regulations on or after the issue date of the Senior Debt Securities, including a decision of any court or tribunal, which becomes effective on or after the issue date of the Senior Debt Securities (and, in the case of a successor entity, which becomes effective on or after the date of that entity’s assumption of our obligations), we (or any successor entity):

(i)	will or would be required to pay holders Additional Amounts with respect to the Senior Debt Securities;

(ii)

would not be entitled to claim a deduction in respect of any payment in respect of the Senior Debt Securities in computing our (or its) taxation liabilities (or the value of any such deduction would be materially reduced); or

(iii)

we would not, as a result of the Senior Debt Securities being in issue, be able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which we are or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the date of this prospectus or any similar system or systems having like effect as may from time to time exist), provided that in each case, the consequences cannot be avoided by us taking reasonable measures available to us.

In each case and unless the relevant prospectus supplement provides otherwise, before we give a notice of redemption (which notice shall be irrevocable), we shall be required to deliver to the trustee a written legal opinion of independent counsel of recognized standing, chosen by us, in a form satisfactory to the trustee, confirming that we are entitled to exercise our right of redemption. The redemption must be made in respect of all, but not some, of the Senior Debt Securities of the relevant series. The redemption price will be equal to 100% of the principal amount of debt securities being redeemed together with any accrued but unpaid interest, in respect of such Senior Debt Securities to the date fixed for redemption or, in the case of Senior Debt Securities which are Discount Securities, such portion of the principal amount of such Discount Securities as may be specified by their terms.

Redemption of Dated Subordinated Debt Securities for Tax Reasons. Subject to the provisions set out in “—Condition to Redemption of Dated Subordinated Debt Securities” and “—Notice of Redemption” below, and unless the relevant prospectus supplement provides otherwise, we will have the option to redeem the Dated Subordinated Debt Securities of any series if we determine that as a result of a change in, or amendment to, the laws or regulations of a taxing jurisdiction, including any treaty to which the relevant taxing jurisdiction is a party, or a change in an official application of those laws or regulations on or after the issue date of the Dated Subordinated Debt Securities, including a decision of any court or tribunal which becomes effective on or after the issue date of the relevant Dated Subordinated Debt Securities (and, in the case of a successor entity, which becomes effective on or after the date of that entity’s assumption of our obligations):

•	we will or would be required to pay Additional Amounts with respect to the Dated Subordinated Debt Securities;

•

we would not be entitled to claim a deduction in respect of any payment in respect of the Dated Subordinated Debt Securities in computing our taxation liabilities (or the value of any such deduction would be reduced);

•

we would not, as a result of the Dated Subordinated Debt Securities being in issue, be able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which we are or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the date of this prospectus or any similar system or systems having like effect as may from time to time exist);

•	we would have to treat the Dated Subordinated Debt Securities of such Series or any part thereof as a derivative or an embedded derivative for United Kingdom tax purposes, or

•	we would, in the future, have to bring into account a taxable credit if the principal amount of the notes were written down or converted,

(each such change in tax law or regulation or the official application thereof, a “Tax Event”); provided that in the case of each Tax Event, the consequences of the Tax Event cannot be avoided by us taking reasonable measures available to us.

In each case, and unless the relevant prospectus supplement provides otherwise, before we give a notice of redemption, we shall be required to deliver to the trustee a written legal opinion of independent counsel of recognized standing, chosen by us, in a form satisfactory to the trustee, confirming that we are entitled to exercise our right of redemption. The redemption must be made in respect of all, but not some, of the Dated Subordinated Debt Securities of the relevant series. The redemption price will be equal to 100% of the principal amount of Dated Subordinated Debt Securities being redeemed, together with any accrued but unpaid interest in respect of such Dated Subordinated Debt Securities to (but excluding) the date fixed for redemption or, in the case of Dated Subordinated Debt Securities which are Discount Securities, such portion of the principal amount of such Discount Securities as may be specified by their terms.

Optional Redemption. The relevant prospectus supplement will specify whether we may redeem the debt securities of any series, in whole or in part, at our option, in any other circumstances. The prospectus supplement will also specify the notice we will be required to give, what prices and any premium we will pay, and the dates on which we may redeem the debt securities. Any notice of redemption of debt securities will state:

•	the date fixed for redemption;

•	the amount of debt securities to be redeemed if we are only redeeming a part of the series;

•	the redemption price;

•

that on the date fixed for redemption the redemption price will become due and payable on each debt security to be redeemed and, if applicable, that any interest will cease to accrue on or after the redemption date;

•	the place or places at which each holder may obtain payment of the redemption price; and

•	the CUSIP number or numbers, if any, with respect to the debt securities.

In the case of a partial redemption, the trustee shall select the debt securities that we will redeem in any manner it deems fair and appropriate.

Condition to Redemption of Dated Subordinated Debt Securities. Notwithstanding any other provision, and unless otherwise specified in the applicable prospectus supplement, we may redeem Dated Subordinated Debt Securities (and give notice thereof to the holders of such Dated Subordinated Debt Securities) only if we have obtained the PRA’s prior consent (if such consent is then required by Capital Regulations) for the redemption of the relevant Dated Subordinated Debt Securities.

Condition to Repurchase. Unless the applicable prospectus supplement specifies otherwise, we or any member of the Group may purchase or otherwise acquire any outstanding debt securities of any series at any price in the open market or otherwise, subject to the following sentence and to applicable law. Repurchases of Dated Subordinated Debt Securities must be (i) in accordance with the Capital Regulations applicable to the Group in force at the relevant time, (ii) subject to the prior consent of the PRA (if such consent is then required by the Capital Regulations) and (iii) with all unmatured coupons appertaining thereto.

We will treat as cancelled and no longer issued and outstanding any debt securities of any series that we purchase beneficially for our own account, other than a purchase in the ordinary course of a business dealing in securities. Unless otherwise specified in the applicable prospectus supplement, you have no right to require us to repurchase the debt securities. Such debt securities will stop bearing interest on the repurchase date, even if you do not collect your money.

Description of Certain U.K. CRD Provisions Relating to Redemption and Repurchase of Dated Subordinated Debt Securities. The rules under U.K. CRD prescribe certain conditions for the granting of permission by the competent authority (the PRA in our case) to a request by an issuer to redeem or repurchase securities such as the Dated Subordinated Debt Securities. In this respect, the U.K. CRD Regulation provides that the PRA shall grant permission to a redemption or repurchase of Dated Subordinated Debt Securities provided that either of the following conditions is met, as applicable to the Dated Subordinated Debt Securities:

(1)

before or at the same time as such redemption or repurchase of the Dated Subordinated Debt Securities, we replace the Dated Subordinated Debt Securities with “own funds instruments” (as defined below) of equal or higher quality at terms that are sustainable for our income capacity; or

(2)

we have demonstrated to the satisfaction of the PRA that our “own funds” (as defined below) and “eligible liabilities” (as defined below) would, following such redemption or repurchase, exceed the capital ratios laid down under U.K. CRD and in the U.K. legislation that implemented EU Directive 2014/59/EU by a margin that the PRA may consider necessary.

In addition, the rules under the U.K. CRD Regulation provide that the PRA may only permit us to redeem or repurchase the Dated Subordinated Debt Securities before five years after the date of issuance of the relevant Dated Subordinated Debt Securities if the conditions listed in paragraphs (1) or (2) above are met and either:

(a)

in the case of redemption or repurchase due to the occurrence of a change in the regulatory classification of the relevant Dated Subordinated Debt Securities that would be likely to result in their exclusion from own funds or reclassification as a lower quality form of own funds, (i) the PRA considers such change to be sufficiently certain and (ii) we demonstrate to the satisfaction of the PRA that such change was not reasonably foreseeable at the time of the issuance of the relevant Dated Subordinated Debt Securities; or

(b)

in the case of redemption due to the occurrence of a Tax Event, we demonstrate to the satisfaction of the PRA that such Tax Event is material and was not reasonably foreseeable at the time of issuance of the relevant Dated Subordinated Debt Securities.

(3)

before or at the same time as such redemption or repurchase of the relevant Dated Subordinated Debt Securities, we replace such Dated Subordinated Debt Securities with own funds instruments of equal or higher quality at terms that are sustainable for our income capacity and the PRA has permitted that action on the basis of the determination that it would be beneficial from a prudential point of view and justified by exceptional circumstances; or

(4)	the relevant Dated Subordinated Debt Securities are repurchased for market making purposes.

The rules under U.K. CRD may be modified from time to time after the date of issuance of the relevant Dated Subordinated Debt Securities.

“Capital Regulations” means, at any time, the laws, regulations, requirements, standards, guidelines and policies relating to capital adequacy for credit institutions of either (i) the PRA and/or (ii) any other national or European authority, in each case then in effect in the United Kingdom (or in such other jurisdiction in which the Issuer may be organized or domiciled) and applicable to the Group including U.K. CRD;

“Common Equity Tier 1, Additional Tier 1 or Tier 2 instruments” means Common Equity Tier 1, Additional Tier 1 or Tier 2 instruments, respectively, for purposes of the Capital Regulations.

“eligible liabilities” has the meaning given to such term in the Banking Act;

“EU CRD” means:

(i) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investments firms, as amended before IP completion day; and

(ii) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, as amended before IP completion day;

“IP completion day” has the meaning given in the U.K. European Union (Withdrawal Agreement) Act 2020;

“U.K. CRD” means the legislative package consisting of:

(i) the U.K. CRD Regulation;

(ii) the law of the U.K. or any part of it (as amended or replaced in accordance with domestic law from time to time), which immediately before IP completion day implemented Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC and its implementing measures, such Directive as amended before IP completion day; and

(iii) direct EU legislation (as defined in the Withdrawal Act), which immediately before IP completion day implemented EU CRD as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act and as the same may be amended or replaced in accordance with domestic law from time to time;

“U.K. CRD Regulation” means Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investments firms, as amended before IP completion day, as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act and as the same may be further amended or replaced in accordance with domestic law from time to time;

“own funds” has the meaning given to such term in the U.K. CRD Regulation as interpreted and applied in accordance with the Capital Regulations then applicable to the Issuer. Under the U.K. CRD Regulation, as at the date hereof, “own funds” means the sum of Tier 1 Capital and Tier 2 Capital.

“own funds instruments” has the meaning given to such term in the U.K. CRD Regulation as interpreted and applied in accordance with the Capital Regulations then applicable to the Issuer. Under the U.K. CRD Regulation, as at the date hereof, “own funds instruments” means capital instruments issued by the institution that qualify as Common Equity Tier 1, Additional Tier 1 or Tier 2 instruments.

“Tier 1 Capital” means Tier 1 Capital for the purposes of the Capital Regulations.

“Tier 2 Capital” means Tier 2 Capital for the purposes of the Capital Regulations.

“Withdrawal Act” means the U.K. European Union (Withdrawal) Act 2018, as amended;

Notice of Redemption

Unless the relevant prospectus supplement provides otherwise, any redemption of debt securities shall be subject to our giving not less than 30 days’, nor more than 60 days’, prior notice to the holders of such debt securities via DTC (or, if the debt securities are held in definitive form, to the holders at their addresses shown on the register for the debt securities) (such notice being irrevocable except in the limited circumstances described in the following paragraph) specifying our election to redeem such debt securities and the date fixed for such redemption. Notice by DTC to participating institutions and by these participants to street name holders of beneficial interests in the relevant debt securities will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

If the Issuer has elected to redeem any debt securities but prior to the payment of the redemption amount with respect to such redemption the relevant U.K. resolution authority exercises its U.K. Bail-in Power in respect of the debt securities, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

Convertible or Exchangeable Securities

Unless the applicable prospectus supplement specifies otherwise, optionally convertible or exchangeable securities will entitle the holder, during a period, or at specific times, to convert or exchange optionally convertible or exchangeable securities into or for the underlying security, basket or baskets of securities, index or indices of securities, or a combination of these, at a specified rate of exchange. Optionally convertible or exchangeable securities will be redeemable at our option prior to maturity, if the applicable prospectus supplement so states. If a holder does not elect to convert or exchange the optionally convertible or exchangeable securities before maturity or any applicable redemption date, the holder will receive the principal amount of the optionally convertible or exchangeable securities.

Unless the applicable prospectus supplement specifies otherwise, the holder is not entitled to convert or exchange mandatorily convertible or exchangeable securities before maturity. At maturity, the holder must convert or exchange the mandatorily convertible or exchangeable securities for the underlying security, basket or baskets of securities or index or indices of securities, or a combination of these, at a specified rate of exchange, and, therefore, the holder may receive less than the principal amount of the mandatorily convertible or exchangeable security. If the applicable prospectus supplement so indicates, the specified rate at which a mandatorily convertible or exchangeable security will be converted or exchanged may vary depending on the value of the underlying securities, basket or baskets of securities, index or indices of securities, or a combination of these so that, upon conversion or exchange, the holder participates in a percentage, which may be other than 100%, of the change in value of the underlying securities, basket or baskets, index or indices of securities, or a combination of these.

Unless the applicable prospectus supplement specifies otherwise, upon conversion or exchange, at maturity or otherwise, the holder of a convertible or exchangeable security may receive, at the specified exchange rate, either the underlying security or the securities constituting the relevant basket or baskets, index or indices, or a combination of these, or the cash value thereof.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the indenture applicable to each series of debt securities without the consent of the holders of the debt securities. We may make other modifications and amendments with the consent of the holder(s) of not less than, in the case of the Senior Debt Securities, a majority of or, in the case of the Dated Subordinated Debt Securities, 66 2/3% in aggregate principal amount of the debt securities of the series outstanding under the applicable indenture that are affected by the modification or amendment. However, we may not make any modification or amendment without the consent of the holder of each affected debt security that would:

•	change the terms of any debt security to change the stated maturity date of its principal amount;

•	change the principal amount of, or any premium or rate of interest, with respect to any debt securities;

•	reduce the amount of principal on a Discount Security that would be due and payable upon an acceleration of the maturity date of any series of debt securities;

•	change our obligation, or any successor’s, to pay Additional Amounts, if any;

•	change the places at which payments are payable or the currency of payment;

•	impair the right to sue for the enforcement of any payment due and payable, to the extent that such right exists;

•

reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture and any past Senior Event of Default or Dated Subordinated Event of Default (in each case as defined below);

•	change our obligation to maintain an office or agency in the place and for the purposes specified in the indenture;

•

modify the subordination provisions, if any, or the terms and conditions of our obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities, in either case in a manner adverse to the holders; or

•

modify the foregoing requirements or the provisions of the indenture relating to the waiver of any past Senior Event of Default, Dated Subordinated Event of Default or covenants, except as otherwise specified.

Unless the relevant prospectus supplement provides otherwise, in addition, any variations in the terms and conditions of Dated Subordinated Debt Securities of any series, including modifications relating to the subordination or redemption provisions of such Dated Subordinated Debt Securities, can only be made in accordance with the rules and requirements of the PRA, as and to the extent applicable from time to time.

Senior Events of Default; Dated Subordinated Enforcement Events and Remedies; Limitations on Suits

Senior Events of Default

Unless the relevant prospectus supplement provides otherwise, a “Senior Event of Default” with respect to any series of Senior Debt Securities shall result if:

•

we do not pay any principal or interest on any Senior Debt Securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within a further 14 days following written notice from the trustee or from holders of 25% in principal amount of the Senior Debt Securities of that series to us requiring the payment to be made. It shall not, however, be a Senior Event of Default if during the 14 days after the notice such sums (“Withheld Amounts”) were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction. Where there is doubt as to the validity or applicability of any such law, regulation or order, it shall not be a Senior Event of Default if we act on the advice given to us during the 14-day period by independent legal advisers approved by the trustee; or

•

we breach any covenant or warranty of the Senior Debt Securities Indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 21 days of receipt of a written notice from the trustee certifying that in its opinion the breach is materially prejudicial to the interests of the holders of the Senior Debt Securities of that series and requiring the breach to be remedied or from holders of at least 25% in principal amount of the Senior Debt Securities of that series requiring the breach to be remedied; or

•

either (i) an English court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or (ii) an effective shareholders’ resolution is validly adopted, for our winding-up (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

If a Senior Event of Default occurs and is continuing, the trustee or the holders of at least 25% in outstanding principal amount of the Senior Debt Securities of that series may at their discretion declare the Senior Debt Securities of that series to be due and repayable immediately (and the Senior Debt Securities of that series shall thereby become due and repayable) at their outstanding principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement) together with accrued interest, if any, as provided in the prospectus supplement. The trustee may at its discretion and without further notice institute such proceedings as it may think suitable against us to enforce payment. Subject to the provisions of the Senior Debt Securities Indenture for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding Senior Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the Senior Debt Securities Indenture, and must not be unjustly prejudicial to the holder(s) of any Senior Debt Securities of that series not taking part in the direction, as determined by the trustee. The trustee may also take any other action, consistent with the direction, that it deems proper.

If lawful, Withheld Amounts or a sum equal to Withheld Amounts shall be placed promptly on interest bearing deposit as described in the Senior Debt Securities Indenture. We will give notice if at any time it is lawful to pay any Withheld Amount to holders of Senior Debt Securities or holders of coupons or if such payment is possible as soon as any doubt as to the validity or applicability of the law, regulation or order is resolved. The notice will give the date on which the Withheld Amounts and the interest accrued on it will be paid. This date will be the earliest day after the day on which it is decided Withheld Amounts can be paid on which the interest bearing deposit falls due for repayment or may be repaid without penalty. On such date, we shall be bound to pay the Withheld Amounts together with interest accrued on it. For the purposes of this subsection, this date will be the due date for those sums. Our obligations under this paragraph are in lieu of any other remedy against us in respect of Withheld Amounts. Payment will be subject to applicable laws, regulations or court orders, but in the case of payment of any Withheld Amount, without prejudice to the provisions described under “—Additional Amounts.” Interest accrued on any Withheld Amounts will be paid net of any taxes required by applicable law to be withheld or deducted and we shall not be obliged to pay any Additional Amount in respect of any such withholding or deduction.

The holders of a majority of the aggregate principal amount of the outstanding Senior Debt Securities of any affected series may waive any past Senior Event of Default with respect to the series, except any default in respect of either:

•	the payment of principal of, or any premium or interest, on any Senior Debt Securities; or

•	a covenant or provision of the Senior Debt Securities Indenture which cannot be modified or amended without the consent of each holder of Senior Debt Securities of the series.

Subject to exceptions, the trustee may, without the consent of the holders, waive or authorize a Senior Event of Default if, in the opinion of the trustee, such waiver or authorization would not be materially prejudicial to the interests of the holders.

The trustee will, within 90 days of a default with respect to the Senior Debt Securities of any series, give to each affected holder of the Senior Debt Securities of the affected series notice of any default it knows about, unless the default has been cured or waived. However, except in the case of a default in the payment of the principal of, or premium, if any, or interest, if any, on the Senior Debt Securities, the trustee will be entitled to withhold notice if a trust committee of responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holders.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the Senior Debt Securities Indenture.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Senior Debt Securities.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive a Senior Event of Default.

Dated Subordinated Enforcement Events and Remedies

Winding-up

Unless the relevant prospectus supplement provides otherwise, if a Winding-up Event occurs, subject to the subordination provisions set out in the relevant prospectus supplement, the outstanding principal amount of the Dated Subordinated Debt Securities together with any accrued but unpaid interest thereon will become immediately due and payable. A “Winding-up Event” with respect to the Dated Subordinated Debt Securities shall result if (i) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within 30 days of the making of such order, (ii) our shareholders adopt an effective resolution for our winding-up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency) or (iii) following the appointment of an administrator of Barclays Bank PLC, the administrator gives notice that it intends to declare and distribute a dividend.

Non-payment

If we fail to pay any amount that has become due and payable under the Dated Subordinated Debt Securities and the failure continues for 14 days, the trustee may give us notice of such failure. If within a period of 14 days following the provision of such notice, the failure continues and has not been cured nor waived, the trustee may at its discretion and without further notice to us institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding-up and/or prove in our winding-up and/or claim in our liquidation or administration.

Limited remedies for breach of obligations (other than non-payment)

In addition to the remedies for non-payment provided above, the trustee may, without further notice, institute such proceedings against us as the trustee may think fit to enforce any term, obligation or condition binding on us under the Dated Subordinated Debt Securities or the Dated Subordinated Debt Securities Indenture (other than any payment obligation under or arising from the Dated Subordinated Debt Securities or the Dated Subordinated Debt Securities Indenture, including, without limitation, payment of any principal or interest) (a “Dated Subordinated Performance Obligation”); provided always that the trustee (acting on behalf of the holders of the Dated Subordinated Debt Securities) and the holders of the Dated Subordinated Debt Securities may not enforce, and may not be entitled to enforce or otherwise claim, against us any judgment or other award given in such proceedings that requires the payment of money by us, whether by way of damages or otherwise (a “Dated Subordinated Monetary Judgment”), except by proving such Dated Subordinated Monetary Judgment in our winding-up and/or by claiming such Dated Subordinated Monetary Judgment in our administration.

For the avoidance of doubt, the sole and exclusive manner by which the trustee (acting on behalf of the holders of the Dated Subordinated Debt Securities) and the holders of the Dated Subordinated Debt Securities may seek to enforce or otherwise claim a Dated Subordinated Monetary Judgment against us in connection with our breach of a Dated Subordinated Performance Obligation shall be by proving such Dated Subordinated Monetary Judgment in our winding-up and/or by claiming such Dated Subordinated Monetary Judgment in our administration. By its acquisition of the Dated Subordinated Debt Securities, each holder of the Dated Subordinated Debt Securities acknowledges and agrees that such holder will not seek to enforce or otherwise claim, and will not direct the trustee (acting on behalf of the holders of the Dated Subordinated Debt Securities) to enforce or otherwise claim, a Dated Subordinated Monetary Judgment against us in connection with our breach of a Dated Subordinated Performance Obligation, except by proving such Dated Subordinated Monetary Judgment in our winding-up and/or by claiming such Dated Subordinated Monetary Judgment in our administration.

No other remedies

Other than the limited remedies specified herein under “Dated Subordinated Enforcement Events and Remedies” above and subject to “Trust Indenture Act remedies” below, no remedy against us will be available to the trustee (acting on behalf of the holders of the Dated Subordinated Debt Securities) or the holders of the Dated Subordinated Debt Securities whether for the recovery of amounts owing in respect of such Dated Subordinated Debt Securities or under the Dated Subordinated Debt Securities Indenture or in respect of any breach by us of any of our obligations under or in respect of the terms of such Dated Subordinated Debt Securities or under the Dated Subordinated Debt Securities Indenture in relation thereto; provided, however, that such limitation shall not apply to our obligations to pay the fees and expenses of, and to indemnify, the trustee (including fees and expenses of trustee’s counsel) and the trustee’s rights to apply money collected to first pay its fees and expenses shall not be subject to the subordination provisions set forth in the Dated Subordinated Debt Securities Indenture and any subordination provisions in any supplemental indenture thereto.

Trust Indenture Act remedies

Notwithstanding the limitation on remedies specified herein under “Dated Subordinated Enforcement Events and Remedies” above, (1) the trustee will have such powers as are required to be authorized to it under the

Trust Indenture Act in respect of the rights of the holders of the Dated Subordinated Debt Securities under the provisions of the Dated Subordinated Debt Securities Indenture and (2) nothing shall impair the right of a holder of the Dated Subordinated Debt Securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payment due but unpaid with respect to the Dated Subordinated Debt Securities; provided that, in the case of each of (1) and (2) above, any payments in respect of, or arising from, the Dated Subordinated Debt Securities, including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the Dated Subordinated Debt Securities, are subject to the subordination provisions set forth in the Dated Subordinated Debt Securities Indenture and any subordination provisions in any supplemental indenture thereto.

No set-off

Subject to applicable law and unless the applicable prospectus supplement provides otherwise, claims in respect of any Dated Subordinated Debt Security may not be set-off, or be the subject of a counterclaim, by the trustee or any holder against or in respect of any of its obligations to us, and the trustee and every holder will be deemed to have waived any right of set-off or counterclaim in respect of the Dated Subordinated Debt Securities or the Dated Subordinated Debt Securities Indenture that they might otherwise have against us. No holder of Dated Subordinated Debt Securities shall be entitled to proceed directly against us except as described in “—Limitation on Suits” below.

Trustee’s Duties—Dated Subordinated Debt Securities

In case of a Dated Subordinated Event of Default under any series of the Dated Subordinated Debt Securities, the trustee shall exercise such of the rights and powers vested in it by the Dated Subordinated Debt Securities Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. For these purposes, a “Dated Subordinated Event of Default” shall occur (i) upon a Winding-Up Event that occurs, (ii) if we fail to pay any amount that has become due and payable under any series of the Dated Subordinated Debt Securities and such failure continues for 14 days (as described under “Dated Subordinated Enforcement Events and Remedies—Non-payment”) or (iii) upon a breach by us of a Dated Subordinated Performance Obligation with respect to a series of the Dated Subordinated Debt Securities (as described under “Dated Subordinated Enforcement Events and Remedies—Limited remedies for breach of obligations (other than non-payment)”). Holders of a majority of the aggregate principal amount of the outstanding Dated Subordinated Debt Securities of a series may not waive any past Dated Subordinated Event of Default specified in clauses (i) and (ii) in the preceding sentence.

If a Dated Subordinated Event of Default occurs and is continuing with respect to any series of the Dated Subordinated Debt Securities, the trustee will have no obligation to take any action at the direction of any holders of such series of the Dated Subordinated Debt Securities, unless they have offered the trustee security or indemnity satisfactory to the trustee in its sole discretion. The holders of a majority in aggregate principal amount of the outstanding Dated Subordinated Debt Securities of a series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of the Dated Subordinated Debt Securities. However, this direction (a) must not be in conflict with any rule of law or the Dated Subordinated Debt Securities Indenture and (b) must not be unjustly prejudicial to the holder(s) of such series of the Dated Subordinated Debt Securities not taking part in the direction, as determined by the trustee in its sole discretion. The trustee may also take any other action, not inconsistent with the direction, that it deems proper.

The trustee will, within 90 days of a Dated Subordinated Event of Default with respect to the Dated Subordinated Debt Securities of any series, give to each affected holder of the Dated Subordinated Debt Securities of the affected series notice of any Dated Subordinated Event of Default known to a responsible officer of the trustee, unless the Dated Subordinated Event of Default has been cured or waived. However, the trustee will be entitled to withhold notice if a trust committee of responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holders.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the Dated Subordinated Debt Securities Indenture.

Limitation on Suits

Before a holder may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the debt securities, the following must occur:

•	The holder must give the trustee written notice that a Senior Event of Default or Dated Subordinated Event of Default has occurred and remains uncured.

•

The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and the holder must offer (i) in respect of the Senior Debt Securities, reasonable indemnity to the trustee, or (ii) in respect of the Dated Subordinated Debt Securities, indemnity satisfactory to the trustee in its sole discretion, against the cost and other liabilities of taking that action.

•

The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding debt securities of the relevant series during that period.

•

With respect to Senior Debt Securities, in the case of our winding-up in England, such legal action or proceeding is in the name and on behalf of the trustee to the same extent, but no further, as the trustee would have been entitled to do.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the debt securities.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive any past Senior Event of Default or Dated Subordinated Event of Default.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the debt securities, consolidate or amalgamate with, merge into or transfer or lease our assets substantially as an entirety to, any of the persons specified in the applicable indenture. However, any successor corporation formed by any consolidation, amalgamation or merger, or any transferee or lessee of our assets, must be a bank organized under the laws of the United Kingdom that assumes our obligations on the debt securities and the applicable indenture, and a number of other conditions must be met.

Subject to applicable law and regulation (including, if and to the extent required by the Capital Regulations at such time, the prior consent of the PRA), any of our wholly owned subsidiaries (or, with respect to the Dated Subordinated Debt Securities, Barclays PLC) may assume our obligations under the debt securities of any series without the consent of any holder (the “Substituted Issuer”). We, however, must irrevocably guarantee (on a subordinated basis in substantially the manner described under “—Ranking” above, in the case of Dated Subordinated Debt Securities) the obligations of the Substituted Issuer under the debt securities of that series. If we do, all of our direct obligations under the debt securities of the series and the applicable indenture shall immediately be discharged. Unless the relevant prospectus supplement provides otherwise, any Additional Amounts under the debt securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the successor entity is organized, rather than taxes imposed by a U.K. taxing jurisdiction, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of taxes imposed by a U.K. taxing jurisdiction. However, if we make payment under this guarantee, we shall also be required to pay Additional Amounts related to taxes (subject to the exceptions set forth in “—Additional Amounts” above) imposed by a U.K. taxing jurisdiction due to this guarantee payment. A subsidiary that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described under “—Redemption” above with respect to any change or amendment to, or change in the application or interpretation of the laws or regulations (including any treaty) of the assuming corporation’s jurisdiction of incorporation as long as the change or amendment occurs after the date of the subsidiary’s assumption of our obligations.

The U.S. Internal Revenue Service might deem an assumption of our obligations as described above to be an exchange of the existing debt securities for new debt securities, resulting in a recognition of taxable gain or loss and possibly other adverse tax consequences. Investors should consult their tax advisors regarding the tax consequences of such an assumption.

Governing Law

Unless the applicable prospectus supplement specifies otherwise, the debt securities and indentures will be governed by and construed in accordance with the laws of the State of New York, except that, as specified in the Dated Subordinated Debt Securities Indenture, the subordination provisions and any applicable provisions relating to waiver of set-off of each series of Dated Subordinated Debt Securities and the related provisions in the Dated Subordinated Debt Securities Indenture will be governed by and construed in accordance with the laws of England.

Notices

Notices regarding the debt securities will be valid:

•	with respect to global debt securities in bearer form, if in writing and delivered or mailed to each direct holder;

•	in the case of Dated Subordinated Debt Securities, with respect to global debt securities if given in accordance with the applicable procedures of the depositary for such global debt securities; or

•	if registered debt securities are affected, if given in writing and mailed to each direct holder as provided in the applicable indenture; or

•

with respect to bearer definitive debt securities, if published at least once in an Authorized Newspaper (as defined in the indentures) in the Borough of Manhattan in New York City and as the applicable prospectus supplement may specify otherwise.

Any notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first publication. If publication is not practicable, notice will be valid if given in any other manner, and deemed to have been given on the date, as we shall determine. With respect to a global debt security representing any series of debt securities, a copy of all notices with respect to such series will be delivered to the depositary for such global debt security.

The Trustee

The Bank of New York Mellon will be the trustee under the indentures. The trustee has two principal functions:

•

first, it can enforce a holder’s rights against us if we default on debt securities issued under the indentures. There are some limitations on the extent to which the trustee acts on a holder’s behalf, described under “Senior Events of Default; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits”; and

•	second, the trustee performs administrative duties for us, such as sending the holder’s interest payments, transferring debt securities to a new buyer and sending notices to holders.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee in the ordinary course of our respective businesses.

Consent to Service

Barclays Bank PLC (New York Branch), 745 Seventh Avenue, New York, New York 10019, Attention: General Counsel, has been designated as our authorized agent for service of process in any proceeding arising out of or relating to the Senior Debt Securities Indenture or Senior Debt Securities brought in any federal or state court in New York City, and, pursuant to the Senior Debt Securities Indenture, we have irrevocably submitted to the jurisdiction of these courts.

Barclays Bank PLC (New York Branch), 745 Seventh Avenue, New York, New York 10019, Attention: General Counsel, has been designated as our authorized agent for service of process in any proceeding arising out of or relating to the Dated Subordinated Debt Securities Indenture or Dated Subordinated Debt Securities brought in any federal or state court in the Borough of Manhattan, New York City, and, pursuant to the Dated Subordinated Debt Securities Indenture, we have irrevocably submitted to the jurisdiction of these courts.

DESCRIPTION OF WARRANTS

The following is a summary of the general terms of the warrants. It sets forth possible terms and provisions for each series of warrants. Each time that we offer warrants, we will prepare and file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement may contain additional terms and provisions of those securities. If there is any inconsistency between the terms and provisions presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here.

We will issue each series of warrants under either an indenture between us and The Bank of New York Mellon, as trustee, or a warrant agreement between us and the applicable warrant agent. The terms of the warrants include those stated in the relevant indenture or agreement and any supplements thereto. We have filed each of the form of warrant indenture and warrant agreement as an exhibit to the registration statement, of which this prospectus is a part. If we issue a series of warrants under a warrant agreement, we will file that agreement either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 6-K.

Because this section is a summary, it does not describe every aspect of the warrants in detail. This summary is subject to, and qualified by reference to, all of the definitions and provisions of the relevant indenture or agreement, any supplement to the relevant indenture or agreement and each series of warrants. Certain terms, unless otherwise defined here, have the meaning given to them in the relevant indenture or agreement.

General

We may issue warrants that are debt warrants or universal warrants. We will issue each series of warrants under either a warrant indenture or a warrant agreement. We may offer warrants separately or together with our debt securities. When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable indenture or agreement. We may issue warrants in such amounts or in as many distinct series as we wish.

Debt Warrants

We may issue warrants for the purchase of our debt securities on terms to be determined at the time of sale. We refer to this type of warrant as a “debt warrant.”

Universal Warrants

We may also issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

•

securities of one or more issuers, including our preferred stock or other securities (other than our ordinary shares or ordinary shares of Barclays PLC) described in this prospectus or debt or equity securities of third parties;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

We refer to this type of warrant as a “universal warrant.” When we refer to “warrant property,” we mean such of each property described in the first four bullet points above as may be purchased or sold pursuant to a warrant, or by reference to which the cash value of a warrant is determined or linked.

We may satisfy our obligations, if any, and the holder of a universal warrant may satisfy its obligations, if any, with respect to any universal warrants by delivering:

•	the warrant property;

•	the cash value of the warrant property; or

•	the cash value of the warrants determined by reference to the performance, level or value of the warrant property.

The prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a universal warrant may deliver to satisfy its obligations, if any, with respect to any universal warrants.

Agreement with Respect to the Exercise of U.K. Bail-in Power

Each issue of warrants will provide the following:

Notwithstanding and to the exclusion of any other term of the warrants or any other agreements, arrangements or understandings between us and any holder or beneficial owner of the warrants, by acquiring the warrants, each holder and beneficial owner of the warrants acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power (as defined below) by the relevant U.K. resolution authority (as defined below) that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the warrants; (ii) the conversion of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the warrants into shares or other securities or other obligations of the Issuer or another person (and the issue to, or conferral on, the holder or beneficial owner of the warrants of such shares, securities or obligations); (iii) the cancellation of the warrants and/or (iv) the amendment or alteration of the maturity of the warrants, or amendment of the amount of interest or any other amounts due on the warrants, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the warrants solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder and beneficial owner of the warrants further acknowledges and agrees that the rights of the holders or beneficial owners of the warrants are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders or beneficial owners of the warrants may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For purposes of the warrants, a “U.K. Bail-in Power” is any write-down, conversion, transfer, modification and/or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Issuer or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of any applicable European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms, and/or within the context of a U.K. resolution regime under the Banking Act pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. Bail-in Power).

The relevant prospectus supplement may describe related provisions with respect to the U.K. Bail-in Power, including certain waivers by the holders of warrants of certain claims against the trustee, to the extent permitted by the Trust Indenture Act.

Legal Ownership; Form of Warrants

Street Name and Other Indirect Holders. Investors who hold warrants in accounts at banks or brokers will generally not be recognized by us as legal holders of warrants. This is called holding in “street name.”

Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its warrants. These intermediary banks, brokers and other financial institutions pass along warrant property and other payments on the warrants, either because they agree to do so in their customer agreements or because they are legally required. An investor who holds warrants in street name should check with the investor’s own intermediary institution to find out:

•	how it handles warrant payments or delivers warrant property and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how the investor can instruct it to send the investor’s warrants, registered in the investor’s own name so the investor can be a direct holder as described below; and

•	how it would pursue rights under the warrants if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders. Our obligations, as well as the obligations of the trustee or any warrant agent and those of any third parties employed by us or the trustee or any warrant agent, under the warrants, the warrant indenture and any warrant agreement run only to persons who are registered as holders of warrants. As noted above, we do not have obligations to an investor who holds in street name or other indirect means, either because the investor chooses to hold warrants in that manner or because the warrants are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to the investor as a street name customer but does not do so.

Global Securities. A global security is a special type of indirectly held security, as described above under “—Legal Ownership; Form of Warrants—Street Name and Other Indirect Holders.” If we issue warrants in the form of global securities, the ultimate beneficial owners can only be indirect holders.

We require that the global security be registered in the name of a financial institution we select. In addition, we require that the warrants included in the global security not be transferred to the name of any other direct holder unless the special circumstances described in the section “Global Securities” occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. Unless the applicable prospectus supplement indicates otherwise, each series of warrants will be issued only in the form of global securities.

Further details of legal ownership are discussed in the section “Global Securities” below.

In the remainder of this description “holder” means direct holders and not street name or other indirect holders of warrants. Indirect holders should read the subsection entitled “—Legal Ownership; Form of Warrants—Street Name and Other Indirect Holders.”

General Terms of Warrants

Because we are a holding company, our ability to perform our obligations on the warrants will depend in part on our ability to participate in distributions of assets from our subsidiaries. We discuss these matters above under “Description of Debt Securities—General.”

Neither the indenture nor any warrant agreement limits the number of warrants that we may issue.

The prospectus supplement will indicate, where applicable, for each series or of two or more related series of warrants:

•	the specific designation and aggregate number of, the warrants;

•	the prices at which we will issue the warrants;

•	the currency with which the warrants may be purchased;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•	the minimum number, if any, of warrants that must be exercised at any one time, other than upon automatic exercise, if applicable;

•	the maximum number, if any, of warrants that may be exercised on any exercise date or during any exercise period, as applicable;

•	any provisions for the automatic exercise of the warrants at expiration or otherwise;

•	in the case of universal warrants, if the warrant property is an index or a basket of securities, a description of the index or basket of securities, as the case may be;

•

in the case of universal warrants, if the warrant property is an index, a description of the method of providing for a substitute index or indices or otherwise determining the amount payable if any index changes or ceases to be made available by its publisher;

•

if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem any warrants of the series at our option, in whole or in part and, if other than by a board resolution, the manner in which such election is evidenced;

•	the indenture or agreement under which we will issue the warrants;

•	whether the warrants will be registered securities or bearer securities or both;

•	if applicable, that any warrants shall be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries;

•	the identities of the trustee or warrant agent, any depositaries and any paying, transfer, calculation or other agents for the warrants;

•	any listing of the warrants on a securities exchange; and

•	any other terms of the warrants.

If we issue warrants in bearer form, the special restrictions and considerations relating to such bearer warrants, including applicable offering restrictions and U.S. tax considerations, will be described in the relevant prospectus supplement.

No holder of a warrant will have any rights of a holder of the warrant property purchasable or deliverable under the warrant.

Holders of warrants have no voting rights except as explained below under “—Modification and Waiver” and “—Warrant Events of Default; Limitation of Remedies.”

Our affiliates may resell warrants in market-making transactions after their initial issuance. We discuss these transactions above under “Description of Debt Securities—General—Market-Making Transactions.”

Additional Terms of Warrants

Debt Warrants

The prospectus supplement will further indicate, for each series or two or more related series of debt warrants:

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants;

•	the exercise price and whether the exercise price may be paid in cash, by the exchange of any debt warrants or other securities or both and the method of exercising the debt warrants; and

•

the designation, terms and amount of debt securities, if any, to be issued together with each of the debt warrants and the date, if any, after which the debt warrants and debt securities will be separately transferable.

Universal Warrants

The prospectus supplement will further indicate for each series or two or more related series of universal warrants:

•

whether the universal warrants are call warrants or put warrants, including in either case warrants that may be settled by means of net cash settlement or cashless exercise, or any other type of warrants;

•	the specific warrant property, as well as the amount or the method for determining the amount of the warrant property purchasable or saleable upon the exercise of each warrant;

•

the price at which and the currency with which the warrant property may be purchased or sold by or on behalf of the holder of each universal warrant upon the exercise of that warrant, or the method of determining that price;

•	whether the exercise price may be paid in cash, by the exchange of any universal warrants or other securities or both, and the method of exercising the universal warrants; and

•

whether the exercise of the universal warrants is to be settled in cash or by delivery of the warrant property or both and whether the election of such form of settlement is to be at our option or at the option of the holder of such warrant.

General Provisions of Warrant Indenture

We may issue universal warrants under the warrant indenture. Warrants of this kind will not be secured by any property or assets of Barclays Bank PLC or its subsidiaries. Thus, by owning a warrant issued under the indenture, you hold one of our unsecured obligations.

Ranking

The warrants issued under the indenture will constitute our direct, unconditional, unsecured and unsubordinated obligations and will at all times rank pari passu without any preference among themselves. In the event of a winding-up or administration of the Issuer, the warrants will rank pari passu with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Redemption

Redemption for Tax Reasons. Unless the relevant prospectus supplement provides otherwise, we will have the option to redeem the warrants of any series upon not less than 35 nor more than 60 days’ notice to the holders on any dates as are specified in the applicable prospectus supplement, if we determine that as a result of a change in or amendment to the laws or regulations of a taxing jurisdiction, including any treaty to which the taxing jurisdiction is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date of the applicable prospectus supplement (and, in the case of a successor entity, which becomes effective on or after the date of that entity’s assumption of our obligations), we (or any successor entity) will become subject to any adverse tax consequences.

Before we give a notice of redemption, we shall be required to deliver to the trustee a written legal opinion of independent counsel of recognized standing, chosen by us, in a form satisfactory to the trustee, confirming that we are entitled to exercise our right of redemption. The redemption must be made in respect of all, but not some, of the warrants of the relevant series. The relevant pricing supplement will specify the applicable redemption price for the warrants.

Optional Redemption. The relevant prospectus supplement will specify whether we may redeem the warrants of any series, in whole or in part, at our option, in any other circumstances. The prospectus supplement will also specify the notice we will be required to give, what prices and any premium we will pay, and the dates on which we may redeem the warrants. Any notice of redemption of warrants will state:

•	the date fixed for redemption;

•	the redemption price;

•	the amount of warrants to be redeemed if we are only redeeming a part of the series;

•	that on the date fixed for redemption the redemption price will become due and payable on each warrant to be redeemed;

•	the place or places at which each holder may obtain payment of the redemption price;

•	if applicable, the terms of exercise, the date on which the right to exercise the warrant terminates and the place or places where such warrants may be surrendered for exercise; and

•	the CUSIP number or numbers, if any, with respect to the warrants.

In the case of a partial redemption, the trustee shall select the warrants that we will redeem in any manner it deems fair and appropriate.

We or any of our subsidiaries may at any time purchase warrants of any series in the open market or by tender (available alike to each holder of warrants of the relevant series) or by private agreement, if applicable law allows. We will treat as cancelled and no longer issued and outstanding any warrants of any series that we purchase beneficially for our own account, other than a purchase in the ordinary course of a business dealing in securities.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the indenture applicable to each series of warrants without the consent of the holders of the warrants. We may make other modifications and amendments with the consent of the holder(s) of not less than a majority in number of the warrants of the series outstanding under the indenture that are affected by the modification or amendment. However, we may not make any modification or amendment without the consent of the holder of each affected warrant that would:

•	change the terms of any warrant with respect to the payment or settlement date of the warrant;

•	change the exercise price of the warrant;

•	reduce the amount of money payable or reduce the amount or change the kind of warrant property deliverable upon the exercise of the warrant or any premium payable upon redemption of the warrant;

•	change the places at which payments are payable or the currency of payment;

•	permit redemption of a warrant if not previously permitted;

•

impair a holder’s right to exercise its warrant, or sue for payment or delivery of any money or warrant property payable or deliverable with respect to its warrant on or after the payment or settlement date, or in the case of redemption, the redemption date;

•

reduce the percentage in number of outstanding warrants of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture and any past Warrant Event of Default (as defined below);

•	change our obligation to maintain an office or agency in the place and for the purposes specified in the indenture;

•

modify the terms and conditions of our obligations in respect of the due and punctual payment or delivery of money or warrant property due and payable or deliverable on the warrants, in a manner adverse to the holders; or

•	modify the foregoing requirements or the provisions of the indenture relating to the waiver of any past Warrant Event of Default or covenants, except as otherwise specified.

Warrant Events of Default; Limitation of Remedies

Warrant Events of Default. Unless the relevant prospectus supplement provides otherwise, a “Warrant Event of Default” with respect to any warrant shall result if:

•

we do not pay any money or deliver any warrant property with respect to that warrant on the payment or settlement date in accordance with the terms of that warrant. It shall not, however, be a Warrant Event of Default if we satisfy the trustee that such sums or warrant property (“Withheld Amounts”) were not paid or delivered in order to comply with a law, regulation or order of any court of competent jurisdiction. Where there is doubt as to the validity or applicability of any such law, regulation or order, it shall not be a Warrant Event of Default if we act on the advice given to us during a 14-day period by independent legal advisers approved by the trustee; or

•

we breach any covenant or warranty of the warrant indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 21 days of receipt of a written notice from the trustee requiring the breach to be remedied or from holders of at least 25% in number of the outstanding warrants of the relevant series requiring the breach to be remedied; or

•

either an English court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency).

If a Warrant Event of Default occurs and is continuing, the trustee may at its discretion and without further notice institute such proceedings as it may think suitable, against us to enforce payment. Subject to the indenture provisions for the indemnification of the trustee, the holders of a majority in number of the outstanding warrants of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the warrant indenture, and must not be unjustly prejudicial to the holder(s) of any warrants of that series not taking part in the direction, as determined by the trustee. The trustee may also take any other action, consistent with the direction, that it deems proper.

If lawful, Withheld Amounts or a sum equal to Withheld Amounts shall be placed promptly on interest bearing deposit as described in the warrant indenture. We will give notice if at any time it is lawful to pay any Withheld Amount to holders of warrants or if such payment is possible as soon as any doubt as to the validity or applicability of the law, regulation or order is resolved. The notice will give the date on which the Withheld Amount and the interest accrued on it will be paid. This date will be the earliest day after the day on which it is decided Withheld Amounts can be paid on which the interest bearing deposit falls due for repayment or may be repaid without penalty. On such date, we shall be bound to pay the Withheld Amount together with interest accrued on it. For the purposes of this subsection, this date will be the due date for those sums. Our obligations under this paragraph are in lieu of any other remedy against us in respect of Withheld Amounts. Payment will be subject to applicable laws, regulations or court orders. Interest accrued on any Withheld Amount will be paid net of any taxes required by applicable law to be withheld or deducted.

The holders of a majority in number of the outstanding warrants of any affected series may waive any past Warrant Event of Default with respect to the series, except any default in respect of either:

•	the payment or delivery of money or warrant property in respect of any warrant of the series; or

•	a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding warrant of the series.

Subject to exceptions, the trustee may, without the consent of the holders, waive or authorize a Warrant Event of Default if, in the opinion of the trustee, such waiver or authorization would not be materially prejudicial to the interests of the holders.

In accordance with Section 315(b) (Notice of Defaults) of the Trust Indenture Act, the trustee will, within 90 days of a default with respect to the warrants of any series, give to each affected holder of the warrants of the affected series notice of any default it knows about, unless the default has been cured or waived. However, except in the case of a default in the payment or delivery of any money or warrant property, the trustee will be entitled to withhold notice of any default in the performance, or breach, of any covenant or warranty in the warrant indenture until at least 10 days after the occurrence thereof.

We will furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the warrant indenture.

Limitation on suits. Before a holder may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the warrants, the following must occur:

•	The holder must give the trustee written notice that an event of default has occurred and remains uncured.

•

The holders of 25% in number of the outstanding warrants of the relevant series must make a written request that the trustee take action because of the default, and the holder must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•

The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity, and the trustee must not have received an inconsistent direction from the majority in number of the outstanding warrants of the relevant series during that period.

•	In the case of our winding-up in England, such legal action or proceeding is in the name and on behalf of the trustee to the same extent, but no further, as the trustee would have been entitled to do.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments or delivery of warrant property, as applicable, due but unpaid or not delivered with respect to the warrants.

Street name and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive any Warrant Event of Default.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the warrants, consolidate with, merge into or transfer or lease our assets substantially as an entirety to, any of the persons specified in the indenture. However, any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, must be a bank organized under the laws of the United Kingdom that assumes our obligations on the warrants and the applicable indenture, and a number of other conditions must be met.

Subject to applicable law and regulation, any of our wholly owned subsidiaries may assume our obligations under the warrants of any series without the consent of any holder. We, however, must irrevocably guarantee the obligations of the subsidiary under the warrants of that series. If we do, all of our direct obligations under the warrants of the series and the applicable indenture shall immediately be discharged. A subsidiary that assumes our obligations will also be entitled to redeem the warrants of the relevant series in the circumstances described under “—Redemption” above with respect to any change or amendment to, or change in the application or interpretation of the laws or regulations (including any treaty) of the assuming corporation’s jurisdiction of incorporation as long as the change or amendment occurs after the date of the subsidiary’s assumption of our obligations.

The U.S. Internal Revenue Service might deem an assumption of our obligations as described above to be an exchange of the existing warrants for new warrants, resulting in a recognition of taxable gain or loss and possibly other adverse tax consequences. Investors should consult their tax advisors regarding the tax consequences of such an assumption.

Governing Law and Waiver of Jury Trial

The warrants and warrant indenture will be governed by and construed in accordance with the laws of the State of New York. We and the trustee have agreed to waive the right to trial by jury with respect to any legal proceeding arising out of or relating to the warrant indenture or the warrants.

Notices

Notices regarding the warrants will be valid:

•	with respect to global warrants in bearer form, if in writing and delivered or mailed to each direct holder;

•	if registered warrants are affected, if given in writing and mailed to each direct holder as provided in the indenture; or

•

with respect to bearer definitive warrants, if published at least once in an Authorized Newspaper (as defined in the indenture) in the Borough of Manhattan in New York City and as the applicable prospectus supplement may specify otherwise.

Any notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first publication. If publication is not practicable, notice will be valid if given in any other manner, and deemed to have been given on the date, as we shall determine. With respect to a global warrant representing any series of warrants, a copy of all notices with respect to such series will be delivered to the depositary for such global warrant.

Payment and Paying Agents

We will pay or deliver money or warrant property due on the warrants at the corporate trust office of the trustee in New York City. Holders of warrants must make arrangements to have their payments wired from or warrant property picked up at, as applicable, that office.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments or deliveries of warrant property.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify the trustee of changes in the paying agents for any particular series of warrants.

The Trustee

The Bank of New York Mellon will be the trustee under the indenture. The trustee has two principal functions:

•

first, the trustee can enforce a holder’s rights against us if we default under the indenture. There are some limitations on the extent to which the trustee acts on a holder’s behalf, described under “—Warrant Events of Default; Limitation of Remedies”; and

•	second, the trustee performs administrative duties for us, such as sending the holder’s payments or warrant property, transferring warrants to a new buyer and sending notices to holders.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee in the ordinary course of our respective businesses.

The trustee will not be liable for special, indirect or consequential damages and will not be liable for any failure of its obligations caused by circumstances beyond its reasonable control.

Consent to Service

The indenture provides that we irrevocably designate Barclays Bank PLC, 745 Seventh Avenue, New York, New York 10019, Attention: General Counsel as our authorized agent for service of process in any proceeding arising out of or relating to the indenture or warrants brought in any federal or state court in New York City, and we irrevocably submit to the jurisdiction of these courts.

General Provisions of Warrant Agreements

We may issue debt warrants and some universal warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank or trust company as warrant agent. We may add, replace or terminate warrant agents from time to time. We may also choose to act as our own warrant agent. This section describes certain general provisions of the form of warrant agreement filed as an exhibit to the registration statement of which this prospectus is a part. The specific terms of the warrant agreement under which we issue any warrants will be described in the applicable prospectus supplement, and we will file that agreement with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 6-K. See “Where You Can Find More Information” below for information on how to obtain a copy of a warrant agreement when it is filed.

We may also issue universal warrants under the warrant indenture. For these warrants, the applicable provisions of the warrant indenture described above would apply instead of the provisions described in this section.

Enforcement of Rights

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. No holder of any warrant will be entitled to any rights of a holder of the debt securities or warrant property purchasable or deliverable upon exercise of the warrant, including any right to receive payments on those debt securities or warrant property or to enforce any covenants or rights in the relevant indenture or any other agreement.

Modifications Without Consent of Holders

We and the applicable warrant agent may make certain amendments to any warrant or warrant agreement without the consent of any holder, including:

•	to cure any ambiguity;

•	to cure, correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only warrants to be issued after the changes take effect. We may also make changes that do not adversely affect a particular warrant in any material respect, even if they adversely affect other warrants in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected warrant; we need only obtain any required approvals from the holders of the affected warrants.

Modifications with Consent of Holders

We may not amend any particular warrant or a warrant agreement with respect to any particular warrant unless we obtain the consent of the holder of each affected warrant, if the amendment would:

•	change the amount of the warrant property or other consideration purchasable or saleable upon exercise of the warrant;

•	change the exercise price of the warrant;

•	shorten the period of time during which the holder may exercise the warrant;

•	otherwise impair the holder’s right to exercise the warrant in any material respect; or

•

reduce the number of outstanding, unexpired warrants of any series or class the consent of whose holders is required to amend the series or class, or the applicable warrant agreement with regard to that series or class, as described below.

Any other change to a particular warrant agreement and the warrants issued under that agreement would require the following approval:

•

If the change affects only the warrants of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding, unexpired warrants of that series.

•

If the change affects the warrants of more than one series issued under that agreement, the change must be approved by the holders of a majority of all outstanding, unexpired warrants of all series affected by the change, with the warrants of all the affected series voting together as one class for this purpose.

Warrant Agreement Will Not Be Qualified Under the Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The warrant agreements and any warrants issued under the warrant agreements will not restrict our ability to merge or consolidate with, or sell, lease, transfer or convey our assets to, another corporation or other entity or to engage in any other transactions. Unless otherwise specified in the applicable pricing supplement, if at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the warrants and warrant agreements. We will then be relieved of any further obligation under the warrants and warrant agreements.

The warrant agreements and any warrants issued under the warrant agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The warrant agreements and any warrants issued under the warrant agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Notices

We or the applicable warrant agent will give notice to holders of warrants by mailing written notice by first class mail, postage prepaid, to such holders as their names and addresses appear in the books and records of the applicable warrant agent.

Payments

We will pay or deliver money or warrant property due on the warrants at the applicable warrant agent’s office. The warrant agent will transmit such money or warrant property to or upon the order of the holder of the warrants.

GLOBAL SECURITIES

Special Investor Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.

Investors in securities that are issued only in the form of global securities should be aware that:

•	they cannot get securities registered in their own name;

•	they cannot receive physical certificates for their interests in securities;

•

they will be a street name holder and must look to their own bank or broker for payments on the securities (or delivery of warrant property, if applicable) and protection of their legal rights relating to the securities, as explained earlier under “Description of Debt Securities—Legal Ownership; Form of Debt Securities—Street Name and Other Indirect Holders” and “Description of Warrants—Legal Ownership; Form of Warrants—Street Name and Other Indirect Holders”;

•	they may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•

the depositary’s policies will govern payments, transfers, exchange and other matters relating to their interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing securities. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in a global security transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the securities have been previously described in the sections entitled “Description of Debt Securities—Legal Ownership; Form of Debt Securities—Street Name and Other Indirect Holders; Direct Holders” and “Description of Warrants—Legal Ownership; Form of Warrants—Street Name and Other Indirect Holders; Direct Holders.”

The special situations for termination of a global security are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary; and

•

when a Senior Event of Default, in the case of Senior Debt Securities, a Dated Subordinated Event of Default, in the case of Dated Subordinated Debt Securities, or a Warrant Event of Default in the case of warrants issued under a warrant indenture, has occurred and has not been cured. Defaults are discussed above under “Description of Debt Securities—Senior Events of Default; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits” and “Description of Warrants—General Provisions of Warrant Indenture—Warrant Events of Default; Limitation of Remedies.”

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary (and not us or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders.

CLEARANCE AND SETTLEMENT

The securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by DTC, in the United States, Clearstream Banking, S.A. (“Clearstream, Luxembourg”), in Luxembourg and Euroclear Bank S.A./N.V. (“Euroclear”), in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Global securities will be registered in the name of a nominee for, and accepted for settlement and clearance by, one or more of Euroclear, Clearstream, Luxembourg, DTC and any other clearing system identified in the applicable prospectus supplement or pricing supplement.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

Euroclear and Clearstream, Luxembourg hold interests on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositories, which, in the case of securities for which a global security in registered form is deposited with the DTC, in turn hold such interests in customers’ securities accounts in the depositories’ names on the books of the DTC.

The policies of DTC, Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement or pricing supplement.

Neither we nor the trustee nor any of our or its agents has any responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. Neither we nor the trustee nor any of our or its agents has any responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. Neither we nor the trustee nor any of our or its agents supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement or pricing supplement.

DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC, Clearstream, Luxembourg, Euroclear and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC

DTC has advised us as follows:

•	DTC is:

(1)	a limited purpose trust company organized under the laws of the State of New York;

(2)	a “banking organization” within the meaning of New York Banking Law;

(3)	a member of the Federal Reserve System;

(4)	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

(5)	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of securities.

•

Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers and dealers and trust companies that have custodial relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through DTC direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security (“beneficial owner”) is in turn to be recorded on the DTC direct and DTC indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC direct or DTC indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by DTC direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or any other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or any other DTC nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the DTC direct participants to whose accounts those securities are credited, which may or may not be the beneficial owners. The DTC direct and DTC indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC direct participants, by DTC direct participants to DTC indirect participants, and by DTC direct participants and DTC indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of securities may wish to take steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

With respect to the securities that contain an option to redeem, redemption notices shall be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each DTC direct participant in the issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a DTC direct participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to an issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit DTC direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from issuer or agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by DTC participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of that DTC participant and not of DTC, agent, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or any other nominee as may be requested by an authorized representative of DTC) is the responsibility of issuer or agent, disbursement of those payments to DTC direct participants will be the responsibility of DTC, and disbursement of those payments to the beneficial owners will be the responsibility of DTC direct and DTC indirect participants.

A beneficial owner shall give notice to elect to have its securities purchased or tendered, through its participant, to an agent, and shall effect delivery of those securities by causing the DTC direct participant to transfer the DTC participant’s interest in the securities, on DTC’s records, to an agent. The requirement for physical delivery of securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by DTC direct participants on DTC’s records and followed by a book-entry credit of tendered securities to the agent’s DTC account.

DTC may discontinue providing its services as depositary with respect to the securities at any time by giving reasonable notice to issuer or agent. Under those circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, securities certificates will be printed and delivered to DTC.

Clearstream, Luxembourg

Clearstream, Luxembourg has advised us as follows:

•

Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry transfers between the accounts of its customers. This eliminates the need for physical movement of securities.

•

Clearstream, Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

•

Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•

Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

Euroclear has advised us as follows:

•

Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Financial Services and Markets Authority (L’Autorité des Services et Marchés Financiers) and the National Bank of Belgium (Banque Nationale de Belgique).

•

Euroclear holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants and between Euroclear participants and participants of certain other securities settlement systems through electronic book-entry changes in accounts of such participants or through other securities intermediaries.

•

Euroclear provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations. Certain of the managers or underwriters for an offering of securities, or other financial entities involved in such offering, may be Euroclear participants.

•

Non-participants in the Euroclear system may hold and transfer book-entry interests in the securities through accounts with a participant in the Euroclear system or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

•

Although Euroclear has agreed to the procedures provided below in order to facilitate transfers of securities among participants in the Euroclear system, and between Euroclear participants and participants of other securities settlement systems, it is under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time.

•

Investors electing to acquire any securities through an account with Euroclear or some other securities intermediary must follow the settlement procedures of such an intermediary with respect to the settlement of new issues of securities. Securities to be acquired against payment through an account with Euroclear will be credited to the securities clearance accounts of the respective Euroclear participants in the securities processing cycle for the business day following the settlement date for value as of the settlement date, if against payment. For more information, reference should be made to the New Issues Distribution Guide.

•

Investors electing to acquire, hold or transfer securities through an account with Euroclear or some other securities intermediary must follow the settlement procedures of such an intermediary with respect to the settlement of secondary market transactions in securities. Euroclear will not monitor or enforce any transfer restrictions with respect to the securities offered.

•

Investors who are participants in the Euroclear system may acquire, hold or transfer interests in the securities by book-entry to accounts with Euroclear. Investors who are not participants in the Euroclear system may acquire, hold or transfer interests in the securities by book-entry to accounts with a securities intermediary who holds a book-entry interest in the securities through accounts with Euroclear.

•

Investors that acquire, hold and transfer interests in the securities by book-entry through accounts with Euroclear or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the individual securities.

•

Under Belgian law, investors that are credited with securities on the records of Euroclear have a co-property right in the fungible pool of interests in securities on deposit with Euroclear in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of Euroclear, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with Euroclear. If Euroclear did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all participants credited with such interests in securities on Euroclear’s records, all participants having an amount of interests in securities of such type credited to their accounts with Euroclear would have the right under Belgian law to the return of their pro-rata share of the amount of interests in securities actually on deposit.

•

Under Belgian law, Euroclear is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interests in securities on its records.

Other Clearing Systems

We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement or pricing supplement.

Primary Distribution

Unless the applicable prospectus supplement or pricing supplement states otherwise, we will issue the securities in global form and the distribution of the securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement or pricing supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement or pricing supplement.

Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement or pricing supplement.

Clearance and Settlement Procedures—DTC

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System.

Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream, Luxembourg

We understand that investors that hold their securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for securities.

Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream, Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for securities.

Trading Between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser

A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.

The interests in the securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, any interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one-business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

DESCRIPTION OF PREFERENCE SHARES

The following is a summary of the general terms of the preference shares of any series we may issue under this Registration Statement. Each time we issue preference shares we will prepare a prospectus supplement, which you should read carefully. The prospectus supplement relating to a series of preference shares or to a series of debt securities that are convertible into or exchangeable for the preference shares will summarize the terms of the preference shares of the particular series. Those terms will be set out in the resolutions establishing the series that our Board of Directors or an authorized committee adopt, and may be different from those summarized below. If so, the applicable prospectus supplement will state that, and the description of the preference shares of that series contained in the prospectus supplement will apply.

This summary does not purport to be complete and is subject to, and qualified by, our Articles of Association and the resolutions of the Board of Directors or an authorized committee. You should read our Articles of Association as well as those resolutions, which we have filed or will file with the SEC as an exhibit to the registration statement, of which this prospectus is a part. You should also read the summary of the general terms of the deposit agreement under which American Depositary Receipts (“ADRs”) evidencing American Depositary Shares (“ADSs”) that may represent preference shares may be issued, under the heading “Description of American Depositary Shares.”

General

Under our Articles of Association, our Board of Directors or an authorized committee of the Board is empowered to provide for the issuance of U.S. dollar-denominated preference shares, in one or more series, if a resolution of our shareholders has authorized the allotment of such preference shares.

The resolutions providing for their issue, adopted by the Board of Directors or the authorized committee, will set forth the dividend rights, liquidation value per share, redemption provisions, voting rights, other rights, preferences, privileges, limitations and restrictions of the preference shares.

The preference shares of any series will be U.S. dollar-denominated in terms of nominal value, dividend rights and liquidation value per preference share. They will, when issued, be fully paid and non-assessable. For each preference share issued, an amount equal to its nominal value will be credited to our issued share capital account. The applicable prospectus supplement will specify the nominal value of the preference shares. The preference shares of a series deposited under the deposit agreement referred to in the section “Description of American Depositary Receipts” will be represented by ADSs of a corresponding series, evidenced by ADRs of such series. The preference shares of such series may only be withdrawn from deposit in registered form. See “Description of American Depositary Receipts.”

The preference shares of any series will have the dividend rights, rights upon liquidation, redemption provisions and voting rights described below, unless the relevant prospectus supplement provides otherwise. You should read the prospectus supplement for the specific terms of any series, including:

•	the number of preference shares offered, the number of preference shares offered in the form of ADSs and the number of preference shares represented by each ADS;

•	the public offering price of the series;

•	the liquidation value per preference share of that series;

•	the dividend rate, or the method of calculating it;

•	the place where we will pay dividends;

•	the dates on which dividends (if paid) will be payable;

•	voting rights of that series of preference shares, if any;

•	restrictions applicable to the sale and delivery of the preference shares;

•	whether and under what circumstances we will pay additional amounts on the preference shares in the event of certain developments with respect to withholding tax or information reporting laws;

•	any redemption, conversion or exchange provisions;

•	whether the preference shares shall be issued as units with shares of a related series;

•	any listing on a securities exchange; and

•	any other rights, preferences, privileges, limitations and restrictions relating to the series.

The applicable prospectus supplement will also describe additional material U.S. and U.K. tax considerations that apply to any particular series of preference shares.

Preference shares will be issued in registered form and title to preference shares of a series will pass by transfer and registration on the register that the registrar shall keep at its office in the United Kingdom. For more information on such registration, you should read “—Registrar and Paying Agent.” The registrar will not charge for the registration of transfer, but the person requesting it will be liable for any taxes, stamp duties or other governmental charges.

We may issue preference shares in more than one related series if necessary to ensure that we continue to be treated as part of the Group for U.K. tax purposes. The preference shares of any two or more related series will be issued as preference share units, unless the applicable prospectus supplement specifies otherwise, so that holders of any preference share units will effectively have the same rights, preferences and privileges, and will be subject to the same limitations and restrictions. The following characteristics, however, may differ:

•	the aggregate amount of dividends;

•	the aggregate amounts which may be payable upon redemption;

•	the redemption dates;

•	the rights of holders to deposit the preference shares under the deposit agreement; and

•	the voting rights of holders.

You should read the applicable prospectus supplement for the characteristics relating to any preference shares issuable in two or more related series as a unit.

Unless the applicable prospectus supplement specifies otherwise, the preference shares of each series will rank equally as to participation in our profits and assets with the preference shares of each other series.

Our affiliates may resell preferred shares after their initial issuance in market-making transactions. We describe these transactions above under “Description of Debt Securities—General—Market-Making Transactions.”

Dividend Rights

The holders of the preference shares will be entitled to receive cash dividends on the dates and at the rates as described in the applicable prospectus supplement out of our “distributable profits.” Except as provided in this prospectus and in the applicable prospectus supplement, holders of preference shares will have no right to participate in our profits.

For information concerning the declaration of dividends out of our distributable profits, see “Description of Share Capital—Ordinary Shares—Dividend Rights.”

We will pay the dividends on the preference shares of a series to the record holders as they appear on the register on the record dates. A record date will be fixed by our Board of Directors or an authorized committee. Subject to applicable fiscal or other laws and regulations, each payment will be made by dollar check drawn on a bank in London or in New York City and mailed to the record holder at the holder’s address as it appears on the register for the preference shares. If any date on which dividends are payable on the preference shares is not a “business day,” which is a day on which banks are open for business and on which foreign exchange dealings may be conducted in London and in New York City, then payment of the dividend payable on that date will be made on the next business day. There will be no additional interest or other payment due to this type of delay.

Dividends on the preference shares of any series will be non-cumulative. If a dividend on a series is not paid, or is paid only in part, the holders of preference shares of the relevant series will have no claim in respect of such unpaid amount. We will have no obligation to pay the dividend accrued for the relevant dividend period or to pay any interest on the dividend, whether or not dividends on the preference shares of that series or any other series or class of our shares are paid for any subsequent dividend period.

No full dividends will be paid or set apart for payment on the preference shares of any series on a dividend payment date unless full dividends have been, or at the same time are, paid, or set aside for payment, on any preference shares or other class of shares ranking as to dividends in priority or equally with the preference shares and either (a) payable on that dividend payment date or (b) payable before such dividend payment date, but only if such preference shares or              other class of shares carry cumulative dividend payment rights.

Except as provided in the preceding sentence, unless full dividends on all outstanding preference shares of a series have been paid for the most recently completed dividend period, no dividends will be declared or paid or set apart for payment, or other distribution made, upon our ordinary shares or other shares ranking, as to dividends or upon liquidation, equally with or below the preference shares of the series (other than a final dividend declared by Barclays PLC and paid by it to shareholders prior to the relevant dividend payment date and/or a dividend paid by Barclays Bank PLC to Barclays PLC or to another wholly owned subsidiary). In addition, we will not redeem, repurchase or otherwise acquire for consideration, or pay any money or make any money available for a sinking fund for the redemption of, any of our ordinary shares or other shares ranking equally with or below the preference shares of the series as to dividends or upon liquidation, except by conversion into, or exchange for, shares ranking below the preference shares of the series as to dividends and upon liquidation, until the earlier of (a) our resumption of payment of full dividends for four consecutive quarterly dividend periods on all outstanding preference shares of the series and (b) the date on or by which all outstanding preference shares of that series have either been redeemed in full or been purchased by or for the account of Barclays Bank PLC.

We will compute the amount of dividends payable on the preference shares of any series for each dividend period based upon the liquidation value per share of the preference shares of the series by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year. However, we will compute the amount of dividends payable for any dividend period shorter than a full dividend period (a) in respect of any fixed rate dividend period, on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, on the basis of the actual number of days elapsed, and (b) in respect of any floating rate dividend period, on the basis of the number of days in the period divided by 360.

For the avoidance of doubt, unless the relevant prospectus supplement provides otherwise, any amounts to be paid by us on the preference shares will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any FATCA Withholding Tax, and we will not be required to pay Additional Amounts on account of any FATCA Withholding Tax.

Rights Upon Liquidation

If there is a return of capital in respect of our voluntary or involuntary liquidation, dissolution, winding-up or otherwise, other than in respect of any redemption or repurchase of the preference shares of a series in whole or in part permitted by our Articles of Association and under applicable law, the holders of the outstanding preference shares of a series will be entitled to receive liquidating distributions. Liquidating distributions will:

•

come from the assets we have available for distribution to shareholders, before any distribution of assets is made to holders of our ordinary shares or any other class of shares ranking below the preference shares upon a return of capital; and

•

be in an amount equal to the liquidation value per share of the preference shares, plus an amount equal to accrued and unpaid dividends, whether or not declared or earned, for the then-current dividend period up to and including the date of commencement of our winding-up or the date of any other return of capital, as the case may be.

If, upon a return of capital, the assets available for distribution are insufficient to pay in full the amounts payable on the preference shares and any other of our shares ranking as to any distribution equally with the preference shares, the holders of the preference shares and of the other shares will share pro rata in any distribution of our assets in proportion to the full respective liquidating distributions to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the preference shares of that series will have no claim on any of our remaining assets and will not be entitled to any further participation in the return of capital. If there is a sale of all or substantially all of our assets, the distribution to our shareholders of all or substantially all of the consideration for the sale, unless the consideration, apart from assumption of liabilities, or the net proceeds consists entirely of cash, will not be deemed a return of capital in respect of our liquidation, dissolution or winding-up.

Redemption

Unless the relevant prospectus supplement specifies otherwise, we may redeem the preference shares of each series, at our option, in whole or in part, at any time and from time to time on the dates and at the redemption prices and on all other terms and conditions as set forth in the applicable prospectus supplement. Preference shares comprising preference share units will be redeemed only as units.

If fewer than all of the outstanding preference shares of a series are to be redeemed, we will select by lot, in the presence of our independent auditors, which particular preference shares will be redeemed.

If we redeem preference shares of a series, we will mail a redemption notice to each record holder of preference shares to be redeemed between 30 and 60 days before the redemption date. Each redemption notice will specify:

•	the redemption date;

•	the particular preference shares of the series to be redeemed;

•	the redemption price, specifying the included amount of accrued and unpaid dividends;

•	that any dividends will cease to accrue upon the redemption of the preference shares; and

•	the place or places where holders may surrender documents of title and obtain payment of the redemption price.

No defect in the redemption notice or in the giving of notice will affect the validity of the redemption proceedings.

If we give notice of redemption in respect of the preference shares of a series, then, by 12:00 noon, London time, on the redemption date, we will irrevocably deposit with the paying agent funds sufficient to pay the applicable redemption price, including the amount of accrued and unpaid dividends (if any) for the then-current quarterly dividend period to the date fixed for redemption. We will also give the paying agent irrevocable instructions and authority to pay the redemption price to the holders of those preference shares called for redemption.

If we give notice of redemption, then, when we make the deposit with the paying agent, all rights of holders of the preference shares of the series called for redemption will cease, except the holders’ right to receive the redemption price, but without interest, and these preference shares will no longer be outstanding. Subject to any applicable fiscal or other laws and regulations, payments in respect of the redemption of preference shares of a series will be made by dollar check drawn on a bank in London or in New York City against presentation and surrender of the relevant share certificates at the office of the paying agent located in the United Kingdom.

In the event that any date on which a redemption payment on the preference shares is to be made is not a business day, then payment of the redemption price payable on that date will be made on the next business day. There will be no interest or other payment due to the delay. If payment of the redemption price is improperly withheld or refused, dividends on the preference shares will continue to accrue at the then applicable rate, from the redemption date to the date of payment of the redemption price.

Subject to applicable law, including U.S. securities laws, and the prior notification of the PRA (to the extent then required under the Capital Regulations), we may purchase outstanding preference shares of any series by tender, in the open market or by private agreement. Unless we tell you otherwise in the applicable prospectus supplement, any preference shares of any series that we purchase for our own account, other than in the ordinary course of a business of dealing in securities, will be treated as canceled and will no longer be issued and outstanding.

Voting Rights

The holders of the preference shares of any series will not be entitled to receive notice of, attend or vote at any general meeting of our shareholders except as provided below or in the applicable prospectus supplement.

Variation of Rights

If applicable law permits, the rights, preferences and privileges attached to any series of preference shares may be varied or abrogated only with the written consent of the holders of at least three-quarters of the outstanding preference shares of the series or with the sanction of a special resolution passed at a separate general meeting of the holders of the outstanding preference shares of the series. A special resolution will be adopted if passed by a majority of at least three-quarters of those holders voting in person or by proxy at the meeting. The quorum required for this separate general meeting will be persons holding or representing by proxy at least one-third of the outstanding preference shares of the affected series, except that if at any adjourned meeting where this quorum requirement is not met, any two holders present in person or by proxy will constitute a quorum.

In addition to the voting rights referred to above, if any resolution is proposed for our liquidation, dissolution or winding-up, then the holders of the outstanding preference shares of each series, other than any series of preference shares which do not have voting rights, will be entitled to receive notice of and to attend the general meeting of shareholders called for the purpose of adopting the resolution and will be entitled to vote on that resolution, but no other. When entitled to vote, each holder of preference shares of a series present in person or by proxy has one vote for each preference share held.

Notices of Meetings

A notice of any meeting at which holders of preference shares of a particular series are entitled to vote will be mailed to each record holder of preference shares of that series. Each notice will state:

•	the date of the meeting;

•	a description of any resolution to be proposed for adoption at the meeting on which those holders are entitled to vote; and

•	instructions for the delivery of proxies.

A holder of preference shares of any series in registered form who is not registered with an address in the United Kingdom and who has not supplied an address within the United Kingdom to us for the purpose of notices is not entitled to receive notices of meetings from us. For a description of notices that we will give to the ADR depositary and that the ADR depositary will give to ADR holders, you should read “Description of American Depositary Receipts—Reports and Notices” and “Where You Can Find More Information.”

Registrar and Paying Agent

Our registrar, presently located at One Canada Square, London E14 5AL, United Kingdom, will act as registrar and paying agent for the preference shares of each series.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The following is a summary of the general terms and provisions of the deposit agreement under which the ADR depositary will issue the ADRs evidencing ADSs that may represent preference shares. The deposit agreement is among us, The Bank of New York Mellon, as ADR depositary, and all holders from time to time of ADRs issued under the deposit agreement. This summary does not purport to be complete. We may amend or supersede all or part of this summary to the extent we tell you in the applicable prospectus supplement. You should read the deposit agreement, which is filed with the SEC as an exhibit to the registration statement, of which this prospectus is a part. You may also read the deposit agreement at the corporate trust office of The Bank of New York Mellon in New York City and the office of The Bank of New York Mellon in London.

Depositary

The Bank of New York Mellon will act as the ADR depositary. The office of The Bank of New York Mellon in London will act as custodian. The ADR depositary’s principal office in New York City is presently located at 101 Barclay Street, Floor 21 West, New York, New York 10286, and the custodian’s office is presently located at One Canada Square, London E14 5AL, United Kingdom.

American Depositary Receipts

An ADR is a certificate evidencing a specific number of ADSs of a specific series, each of which will represent preference shares of a corresponding series. Unless the relevant prospectus supplement specifies otherwise, each ADS will represent one preference share, or evidence of rights to receive one preference share, deposited with the London branch of The Bank of New York Mellon, as custodian. An ADR may evidence any number of ADSs in the corresponding series.

Deposit and Issuance of ADRs

When the custodian has received preference shares of a particular series, or evidence of rights to receive preference shares, and applicable fees, charges and taxes, subject to the deposit agreement’s terms, the ADR depositary will execute and deliver at its corporate trust office in New York City to the person(s) specified by us in writing, an ADR or ADRs registered in the name of such person(s) evidencing the number of ADSs of that series corresponding to the preference shares of that series.

When the ADR depositary has received preference shares of a particular series, or evidence of rights to receive preference shares, and applicable fees, charges and taxes, subject to the deposit agreement’s terms, the ADR depositary will execute and deliver at its principal office to the person(s) specified by us in writing, an ADR or ADRs registered in the name of that person(s) evidencing the number of ADSs of that series corresponding to the preference shares of that series. Preference shares may be deposited under the deposit agreement as units comprising a preference share of a series and a preference share of a related series.

Withdrawal of Deposited Securities

Upon surrender of ADRs at the ADR depositary’s corporate trust office in New York City and upon payment of the taxes, charges and fees provided in the deposit agreement and subject to its terms, an ADR holder is entitled to delivery, to or upon its order, at the ADR depositary’s corporate trust office in New York City or the custodian’s office in London, of the amount of preference shares of the relevant series represented by the ADSs evidenced by the surrendered ADRs. The ADR holder will bear the risk and expense for the forwarding of share certificates and other documents of title to the corporate trust office of the ADR depositary.

Holders of preference shares that have been withdrawn from deposit under the deposit agreement will not have the right to redeposit the preference shares.

Dividends and Other Distributions

The ADR depositary will distribute all cash dividends or other cash distributions that it receives in respect of deposited preference shares of a particular series to ADR holders, after payment of any charges and fees provided for in the deposit agreement, in proportion to their holdings of ADSs of the series representing the preference shares. The cash amount distributed will be reduced by any amounts that we or the ADR depositary must withhold on account of taxes.

If we make a non-cash distribution in respect of any deposited preference shares of a particular series, the ADR depositary will distribute the property it receives to ADR holders, after deduction or upon payment of any taxes, charges and fees provided for in the deposit agreement, in proportion to their holdings of ADSs of the series representing the preference shares. If a distribution that we make in respect of deposited preference shares of a particular series consists of a dividend in, or free distribution of, preference shares of that series, the ADR depositary may, if we approve, and will, if we request, distribute to ADR holders, in proportion to their holdings of ADSs of the relevant series, additional ADRs evidencing an aggregate number of ADSs of that series representing the amount of preference shares received as such dividend or free distribution. If the ADR depositary does not distribute additional ADRs, each ADS of that series will from then forward also represent the additional preference shares of the corresponding series distributed in respect of the deposited preference shares before the dividend or free distribution.

If the ADR depositary determines that any distribution of property, other than cash or preference shares of a particular series, cannot be made proportionately among ADR holders or, if for any other reason, including any requirement that we or the ADR depositary withhold an amount on account of taxes or other governmental charges, the ADR depositary deems that such a distribution is not feasible, the ADR depositary may dispose of all or part of the property in any manner, including by public or private sale, that it deems equitable and practicable. The ADR depositary will then distribute the net proceeds of any such sale (net of any fees and expenses of the ADR depositary provided for in the deposit agreement) to ADR holders as in the case of a distribution received in cash.

For the avoidance of doubt, unless the relevant prospectus supplement provides otherwise, any amounts to be paid by us on the ADSs will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any FATCA Withholding Tax, and we will not be required to pay Additional Amounts on account of any FATCA Withholding Tax.

Redemption of ADSs

If we redeem any preference shares of a particular series that are represented by ADSs, the ADR depositary will redeem, from the amounts that it receives from the redemption of deposited preference shares of that series, the relevant number of ADSs of the series representing those preference shares that corresponds to the number of deposited preference shares of that series. The ADS redemption price will correspond to the redemption price per preference share payable with respect to the redeemed preference shares. If we do not redeem all of the outstanding preference shares of a particular series, the ADR depositary will select the ADSs of the corresponding series to be redeemed, either by lot or pro rata to the number of preference shares represented.

We must give notice of redemption in respect of the preference shares of a particular series that are represented by ADSs to the ADR depositary not less than 30 days before the redemption date. The ADR depositary will promptly deliver the notice to all holders of ADRs of the corresponding series.

Record Date

Whenever any dividend or other distribution becomes payable or shall be made in respect of preference shares of a particular series, or any preference shares of a particular series are to be redeemed, or the ADR depositary receives notice of any meeting at which holders of preference shares of a particular series are entitled to vote, the ADR depositary will fix a record date for the determination of the ADR holders who are entitled to receive the dividend, distribution, amount in respect of redemption of ADSs of the corresponding series, or the net proceeds of their sale, or, as applicable, give instructions for the exercise of voting rights at the meeting, subject to the provisions of the deposit agreement. This record date will be as near as practicable to the corresponding record date for the underlying preference share.

Voting of the Underlying Deposited Securities

When the ADR depositary receives notice of any meeting or solicitation of consents or proxies of holders of preference shares of a particular series, it will, at our written request and as soon as practicable thereafter, mail to the record holders of ADRs a notice including:

•	the information contained in the notice of meeting;

•

a statement that the record holders of ADRs at the close of business on a specified record date will be entitled, subject to any applicable provision of English law, to instruct the ADR depositary as to the exercise of any voting rights pertaining to the preference shares of the series represented by their ADSs; and

•

a brief explanation of how they may give instructions, including an express indication that they may instruct the ADR depositary to give a discretionary proxy to designated member or members of our board of directors if no such instruction is received.

The ADR depositary has agreed that it will endeavor, insofar as practical, to vote or cause to be voted the preference shares in accordance with any written non-discretionary instructions of record holders of ADRs that it receives on or before the record date set by the ADR depositary. The ADR depositary will not vote the preference shares except in accordance with such instructions or deemed instructions.

If the ADR depositary does not receive instructions from any ADR holder on or before the date the ADR depositary establishes for this purpose, the ADR depositary will deem such holder to have directed the ADR depositary to give a discretionary proxy to a designated member or members of our board of directors. However, the ADR depositary will not give a discretionary proxy to a designated member or members of our board of directors with respect to any matter as to which we inform the ADR depositary that:

•	we do not wish the proxy to be given;

•	substantial opposition exists; or

•	the rights of holders of the preference shares may be materially affected.

Holders of ADRs evidencing ADSs will not be entitled to vote shares of the corresponding series of preference shares directly.

Inspection of Transfer Books

The ADR depositary will, at its corporate trust office in New York City, keep books for the registration and transfer of ADRs. These books will be open for inspection by ADR holders at all reasonable times. However, this inspection may not be for the purpose of communicating with ADR holders in the interest of a business or object other than our business or a matter related to the deposit agreement or the ADRs.

Reports and Notices

We will furnish the ADR depositary with our annual reports as described under “Where You Can Find More Information” in this prospectus. The ADR depositary will make available at its corporate trust office in New

York City, for any ADR holder to inspect, any reports and communications received from us that are both received by the ADR depositary as holder of preference shares and made generally available by us to the holders of those preference shares. This includes our annual report and accounts. Upon written request, the ADR depositary will mail copies of those reports to ADR holders as provided in the deposit agreement.

On or before the first date on which we give notice, by publication or otherwise, of:

•	any meeting of holders of preference shares of a particular series;

•	any adjourned meeting of holders of preference shares of a particular series; or

•	the taking of any action in respect of any cash or other distributions, or the offering of any rights, in respect of preference shares of a particular series we have agreed to transmit to the ADR depositary and the custodian a copy of the notice in the form given or to be given to holders of the preference shares. If requested in writing by us, the ADR depositary will, at our expense, arrange for the prompt transmittal or mailing of such notices, and any other reports or communications made generally available to holders of the preference shares, to all holders of ADRs evidencing ADSs of the corresponding series.

Amendment and Termination of the Deposit Agreement

The form of the ADRs evidencing ADSs of a particular series and any provisions of the deposit agreement relating to those ADRs may at any time and from time to time be amended by agreement between us and the ADR depositary, without the consent of holders of ADRs, in any respect which we may deem necessary or advisable. Any amendment that imposes or increases any fees or charges, other than taxes and other governmental charges, registration fees, transmission costs, delivery costs or other such expenses, or that otherwise prejudices any substantial existing right of holders of outstanding ADRs evidencing ADSs of a particular series, will not take effect as to any ADRs until 30 days after notice of the amendment has been given to the record holders of those ADRs. Every holder of any ADR at the time an amendment becomes effective, if it has been given notice, will be deemed by continuing to hold the ADR to consent and agree to the amendment and to be bound by the deposit agreement or the ADR as amended. No amendment may impair the right of any holder of ADRs to surrender ADRs and receive in return the preference shares of the corresponding series represented by the ADSs.

Whenever we direct, the ADR depositary has agreed to terminate the deposit agreement as to ADRs evidencing ADSs of a particular series by mailing a termination notice to the record holders of all ADRs then outstanding at least 30 days before the date fixed in the notice of termination. The ADR depositary may likewise terminate the deposit agreement as to ADRs evidencing ADSs of a particular series by mailing a termination notice to us and the record holders of all ADRs then outstanding if at any time 90 days shall have expired since the ADR depositary delivered a written notice to us of its election to resign and a successor ADR depositary shall not have been appointed and accepted its appointment.

If any ADRs evidencing ADSs of a particular series remain outstanding after the date of any termination, the ADR depositary will then:

•	discontinue the registration of transfers of those ADRs;

•	suspend the distribution of dividends to holders of those ADRs; and

•	not give any further notices or perform any further acts under the deposit agreement, except those listed below, with respect to those ADRs.

The ADR depositary will, however, continue to collect dividends and other distributions pertaining to the preference shares of the corresponding series. It will also continue to sell rights and other property as provided in the deposit agreement and deliver preference shares of the corresponding series, together with any dividends or other distributions received with respect to them and the net proceeds of the sale of any rights or other property, in exchange for ADRs surrendered to it.

At any time after the expiration of one year from the date of termination of the deposit agreement as to ADRs evidencing ADSs of a particular series, the ADR depositary may sell the preference shares of the corresponding series then held. The ADR depositary will then hold uninvested the net proceeds of any such sales, together with any other cash then held by it under the deposit agreement in respect of those ADRs, unsegregated and without liability for interest, for the pro rata benefit of the holders of ADRs that have not previously been surrendered.

Charges of ADR Depositary

Unless the applicable prospectus supplement specifies otherwise, the ADR depositary will charge the party to whom it delivers ADRs against deposits, and the party surrendering ADRs for delivery of preference shares of a particular series or other deposited securities, property and cash, $5.00 for each 100, or fraction of 100, ADSs evidenced by the ADRs issued or surrendered. We will pay all other charges of the ADR depositary and those of any registrar, co-transfer agent and co-registrar under the deposit agreement, but unless the applicable prospectus supplement specifies otherwise, we will not pay:

•	taxes, including issue or transfer taxes, U.K. stamp duty or U.K. stamp duty reserve tax other than that payable on the issue of preference shares to the custodian, and other governmental charges;

•	any applicable share transfer or registration fees on deposits or withdrawals of preference shares;

•

cable, telex, facsimile transmission and delivery charges which the deposit agreement provides are at the expense of the holders of ADRs or persons depositing or withdrawing preference shares of any series; or

•	expenses incurred or paid by the ADR depositary in conversion of foreign currency into U.S. dollars.

You will be responsible for any taxes or other governmental charges payable on your ADRs or on the preference shares underlying your ADRs. The ADR depositary may refuse to transfer your ADRs or allow you to withdraw the preference shares underlying your ADRs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited preference shares underlying your ADRs to pay any taxes owed and you will remain liable for any deficiency. If the ADR depositary sells deposited preference shares, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

General

Neither the ADR depositary nor we will be liable to ADR holders if prevented or forbidden or delayed by any present or future law of any country or by any governmental authority, any present or future provision of our articles of association or of the preference shares, or any act of God or war or other circumstances beyond our control in performing our obligations under the deposit agreement. The obligations of us both under the deposit agreement are expressly limited to performing our duties without gross negligence or bad faith.

If any ADSs of a particular series are listed on one or more stock exchanges in the U.S., the ADR depositary will act as registrar or, at our request or with our approval, appoint a registrar or one or more co-registrars for registration of the ADRs evidencing the ADSs in accordance with any exchange requirements. The ADR depositary may remove the registrars or co-registrars and appoint a substitute(s) if we request it or with our approval.

The ADRs evidencing ADSs of any series are transferable on the books of the ADR depositary or its agent. However, the ADR depositary may close the transfer books as to ADRs evidencing ADSs of a particular series at any time when it deems it expedient to do so in connection with the performance of its duties or at our request. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADR or withdrawal of any preference shares of the corresponding series, the ADR depositary or the custodian may require the person presenting the ADR or depositing the preference shares to pay a sum sufficient to reimburse it for any related tax or other governmental charge and any share transfer or registration fee and any applicable fees payable as provided in the deposit agreement. The ADR depositary may withhold any dividends or other distributions, or may sell for the account of the holder any part or all of the preference shares evidenced by the ADR, and may apply those dividends or other distributions or the proceeds of any sale in payment of the tax or other governmental charge. The ADR holder will remain liable for any deficiency.

Any ADR holder may be required from time to time to furnish the ADR depositary or the custodian with proof satisfactory to the ADR depositary of citizenship or residence, exchange control approval, information relating to the registration on our books or those that the registrar maintains for us for the preference shares in registered form of that series, or other information, to execute certificates and to make representations and warranties that the ADR depositary deems necessary or proper. Until those requirements have been satisfied, the ADR depositary may withhold the delivery or registration of transfer of any ADR or the distribution or sale of any dividend or other distribution or proceeds of any sale or distribution or the delivery of any deposited preference shares or other property related to the ADR. The delivery, transfer and surrender of ADRs of any series may be suspended during any period when the transfer books of the ADR depositary are closed or if we or the ADR depositary deem it necessary or advisable.

The deposit agreement and the ADRs are governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF SHARE CAPITAL

The following is a summary of general information about our share capital and some provisions of our Articles of Association. This summary does not purport to be complete. It is subject to, and qualified by reference to, our Articles of Association, which you should read. We have included a copy of our Articles of Association with the SEC as an exhibit to the registration statement of which this prospectus forms a part.

General

As of December 31, 2021, 2,342,558,515 ordinary shares of £1 each were in issue (all of which were beneficially held by Barclays PLC); 58,133 U.S. dollar-denominated preference shares of $100 each; 31,856 euro-denominated preference shares of €100 each; and 1,000 sterling-denominated preference shares of £1 each (all of which were beneficially held by Barclays PLC).

Ordinary Shares

Dividend Rights

Holders of ordinary shares are entitled to receive, according to the amounts paid up on the shares and apportioned and paid proportionately to the amount paid up on the shares, any dividends that we may declare at a general meeting of shareholders, but no dividends are payable in excess of the amount that our Board of Directors recommends. The Board of Directors may declare and pay to the holders of ordinary shares interim dividends if, in the opinion of our Board, our distributable reserves justify such payment.

Dividends on ordinary shares, as well as on dollar-denominated preference shares of any series, may only be declared and paid out of our “distributable profits.” Rules prescribed by the U.K. Companies Act 2006 (the “Companies Act”) determine how much of our funds represent distributable profits. In broad outline, dividend distributions may only be made out of accumulated realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made.

So long as dollar-denominated preference shares of any series are outstanding and full dividends on them have not been paid (or a sum has not been set aside in full) for any dividend period, no interim dividends may be declared or paid, or other distribution made, upon our ordinary shares. We may, however, pay dividends on our ordinary shares or other shares ranking below the dollar-denominated preference shares of those series as to dividends upon liquidation. In addition, we may not redeem, repurchase or otherwise acquire for any consideration, or pay or make any moneys available for a sinking fund for the redemption of these shares, except by conversion into or exchange for our shares ranking below the dollar-denominated preference shares as to dividends and upon liquidation, until we have resumed the payment of full dividends (or a sum set aside in full) on all outstanding dollar-denominated preference shares or redeem the relevant preference shares in full.

Rights upon Liquidation

If there is a return of capital on our winding-up or otherwise, after payment of all liabilities, and after paying or setting apart for payment the full preferential amounts to which the holders of all outstanding dollar-denominated preference shares of any series and any other of our shares ranking senior to the ordinary shares upon liquidation are entitled, our remaining assets will be divided among the holders of ordinary shares pro rata according to the number of ordinary shares held by them.

Voting Rights

Every holder present (not being present by proxy) and entitled to vote on the resolution has one vote on a show of hands. Every proxy present who has been appointed by just one holder entitled to vote on the resolution has one vote on a show of hands, while every proxy who has been appointed by more than one holder entitled to vote on the resolution has one vote for each way directed by the holders, that is one vote affirming the resolution (if one or more holders direct or have granted the proxy discretion in how to vote) and one vote opposing the resolution (if one or more holders direct or have granted the proxy discretion in how to vote). On a poll, every holder present in person or by proxy and entitled to vote has one vote in respect of each £1 nominal capital held by the relevant holder. Voting at any general meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of the meeting or by any shareholder present in person or by proxy and entitled to vote.

Miscellaneous

Holders of ordinary shares and dollar-denominated preference shares have no pre-emptive rights under our Articles of Association. However, except in some cases, English law restricts the ability of our Board of Directors, without appropriate authorization from the holders of our ordinary shares at a general meeting, to:

•	allot any shares or rights to subscribe for, or to convert any security into, any of our shares; or

•	issue for cash ordinary shares or rights to subscribe for, or to convert any security into, ordinary shares other than through rights to existing holders of ordinary shares.

TAX CONSIDERATIONS

U.S. Taxation

This section describes the material U.S. federal income tax consequences of owning preference shares, ADSs or debt securities. It applies to you only if you acquire your preference shares, ADSs or debt securities in an offering and you hold your preference shares, ADSs or debt securities as capital assets for U.S. federal income tax purposes. The U.S. federal income tax consequences of owning warrants will be described in the applicable pricing supplement.

This section does not apply to you if you are a member of a class of holders subject to special rules, including:

•	a dealer in securities;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a tax-exempt organization;

•	an insurance company;

•

a person that holds preference shares, ADSs or debt securities as part of a straddle or a hedging or conversion transaction for tax purposes or as part of a “synthetic security” or other integrated financial transaction;

•	a person that purchases or sells preference shares, ADSs or debt securities as part of a wash sale for tax purposes;

•	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar;

•	a bank;

•	entities taxed as partnerships or the partners therein;

•	regulated investment companies;

•	nonresident alien individuals present in the United States for more than 182 days in a taxable year;

•	U.S. expatriates;

•	a person liable for alternative minimum tax; or

•	a person that actually or constructively owns 10% or more of the combined voting power of our voting stock or of the total value of our stock.

This summary does not address state, local or foreign taxes, the U.S. federal estate and gift taxes, the Medicare contribution tax applicable to net investment income of certain non-corporate U.S. Holders or special timing rules prescribed under Section 451(b) of the Code.

This section is based on the Code, its legislative history, existing and proposed regulations, published rulings and court decisions, as well as on the income tax convention between the United States of America and the United Kingdom (the “Treaty”). These laws are subject to change, possibly on a retroactive basis. If you hold ADRs evidencing ADSs, you will in general be treated as the beneficial owner of the preference shares represented by those ADSs.

You should consult your own tax advisor regarding the U.S. federal, state and local and other tax consequences of owning and disposing of preference shares, ADSs or debt securities in your particular circumstances.

U.S. Holders

This subsection describes the U.S. federal income tax consequences to a U.S. holder of owning preference shares, ADSs or debt securities. You are a U.S. holder if you are a beneficial owner of preference shares, ADSs or debt securities and you are, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a domestic corporation; or

•	otherwise subject to U.S. federal income taxation on a net income basis in respect of the preference shares, ADSs or debt securities.

If you are not a U.S. holder, this subsection does not apply to you, and you should refer to “—Taxation of Non-U.S. Holders” below.

Taxation of Debt Securities

This subsection deals only with debt securities denominated in U.S. dollars that are due to mature 30 years or less from the date on which they are issued. The U.S. federal income tax consequences of owning debt securities that are denominated in a currency other than the U.S. dollar (or that make payments that are determined by reference to a currency other than the U.S. dollar) as well as the U.S. federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue will be discussed in an applicable prospectus supplement. In addition, this subsection does not address the U.S. federal income tax consequences of owning convertible or exchangeable debt securities; the U.S. federal income tax consequences of owning convertible or exchangeable debt securities will be addressed in the applicable prospectus supplement. This subsection also does not address the U.S. federal income tax consequences of owning bearer debt securities. U.S. holders of certain bearer debt securities may be subject to additional, adverse U.S. federal income tax rules. Dated Subordinated Debt Securities may be subject to additional U.S. federal income tax rules which will be discussed in the relevant pricing supplement.

Payments of Interest

Except as described below in the case of interest on a “discount debt security” that is not “qualified stated interest”, each as defined below under “—Original Issue Discount—General,” you will be taxed on any interest on your debt securities, excluding any pre-issuance accrued interest, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Interest paid by us on the debt securities and original issue discount, or OID, if any, accrued with respect to the debt securities (as described below under “Original Issue Discount”) and any additional amounts paid with respect to withholding tax on the debt securities, including withholding tax on payments of such additional amounts (“additional amounts”), is income from sources outside the United States and will generally be “passive” income for purposes of computing the foreign tax credit.

Original Issue Discount

General. If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued with OID if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is equal to or greater than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “—Variable Rate Debt Securities.”

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than 1/4 of 1% of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis OID if the amount of the excess is less than this amount. If your debt security has de minimis OID, you must include the de minimis OID in income as stated principal payments are made on the debt security, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount.” You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis OID by a fraction equal to:

•	the amount of the principal payment made divided by:

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you must include OID in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity, and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period; and then

•	subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “—General,” the excess is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount,” then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security;

divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Variable Rate Debt Securities. A floating rate debt security generally will be treated as a “variable rate debt instrument” under applicable Treasury regulations. Accordingly, the stated interest on a floating rate debt security generally will be treated as “qualified stated interest” and such debt security will not have OID solely as a result of the fact that it provides for interest at a variable rate. If a floating rate debt security qualifying as a “variable rate debt instrument” is a discount debt security, for purposes of determining the amount of OID allocable to each accrual period under the rules above, the debt security’s “yield to maturity” and “qualified stated interest” will generally be determined as though the debt security bore interest in all periods at a fixed rate determined at the time of issuance of the debt security. Additional rules may apply if interest on a floating rate debt security is based on more than one interest index. If a floating rate debt security does not qualify as a “variable rate debt instrument,” the debt security will be subject to special rules that govern the tax treatment of contingent payment obligations.

Debt Securities Subject to Contingencies, Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, and the debt security is not subject to other rules for debt securities with contingent payments, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. If applicable, these rules will be discussed in the prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•

in the case of an option or options that we may exercise, we will be deemed to exercise or not to exercise an option or a combination of options in the manner that minimizes the yield on your debt security; and,

•

in the case of an option or options that you may exercise, you will be deemed to exercise or not to exercise an option or a combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “—General,” with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “—Debt Securities Purchased at a Premium,” or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost;

•	the issue date of your debt security will be the date you acquired it; and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “—Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the Internal Revenue Service.

Short-Term Debt Securities. In general, if you are an individual or other cash basis U.S. holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for U.S. federal income tax purposes unless you elect to do so (generally you will be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Alternatively, a U.S. holder of a short-term debt security can elect to accrue the “acquisition discount,” if any, with respect to the short-term debt security on a current basis. If such an election is made, the OID rules will not apply to the short-term debt security. Acquisition discount is the excess of the short-term debt security’s stated redemption price at maturity over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the U.S. holder, under a constant-yield method based on daily compounding.

Market Discount

You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined above under “Original Issue Discount—General”; and

•

the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s adjusted issue price, and the price you paid for your debt security is equal to or greater than 1/4 of 1% of your debt security’s stated redemption price at maturity or adjusted issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the adjusted issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its adjusted issue price, exceeds the price you paid for the debt security by less than 1/4 of 1% multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it. You would, however, not include accrued market discount in income unless you elect to do so as described above.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount (or, in the case of a discount debt security, in excess of the sum of all amounts payable on the debt security after the acquisition date (other than payments of qualified stated interest)), you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each accrual period with respect to interest on your debt security by the amount of amortizable bond premium allocable to that accrual period, based on your debt security’s yield to maturity.

If the amortizable bond premium allocable to an accrual period exceeds your interest income from your debt security for such accrual period, this excess is first allowed as a deduction to the extent of interest included in your income in respect of the debt security in previous accrual periods and is then carried forward to your next accrual period. If the amortizable bond premium allocable and carried forward to the accrual period in which your debt security is sold, retired or otherwise disposed of exceeds your interest income for such accrual period, you would be allowed an ordinary deduction equal to this excess.

If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also “Original Issue Discount—Election to Treat All Interest as Original Issue Discount.”

With respect to a U.S. holder that does not elect to amortize bond premium, the amount of bond premium will be included in the U.S. holder’s tax basis when the debt security matures or is disposed of by the U.S. holder. Therefore, a U.S. holder that does not elect to amortize such premium and holds the debt security to maturity will generally be required to treat the premium as a capital loss at maturity.

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be your cost of your debt security adjusted by:

•	adding any OID, de minimis OID, market discount or de minimis market discount previously included in income with respect to your debt security; and then

•

subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium to the extent that such premium either reduced interest income on your debt security or gave rise to a deduction on your debt security.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax basis in your debt security.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent described above under “Original Issue Discount—Short-Term Debt Securities” or “Market Discount.”

Capital gain of a non-corporate U.S. holder is generally taxed at preferential rates where the holder has a holding period of greater than one year. Such gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Other Debt Securities

The applicable prospectus supplement will discuss any special U.S. federal income tax rules with respect to debt securities the payments on which are determined by reference to any reference asset, debt securities that are denominated in a currency other than the U.S. dollar and other debt securities that are subject to the rules governing contingent payment obligations.

Taxation of Preference Shares and ADSs

Dividends

Under the U.S. federal income tax laws, if you are a U.S. holder, the gross amount of any dividend paid by us out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) is subject to U.S. federal income taxation. Subject to the discussion below under the heading “Passive Foreign Investment Company Considerations,” if you are a non-corporate U.S. holder, dividends paid to you that constitute qualified dividend income will be taxable to you at the preferential rates applicable to long-term capital gains provided that you meet certain holding period requirements. Dividends we pay with respect to the preference shares or ADSs generally will be qualified dividend income. The dividend must be included in income when you, in the case of preference shares, or the ADR depositary, in the case of ADSs, receive the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. Distributions in excess of current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the preference shares or ADSs and thereafter as capital gain. However, we do not expect to calculate earnings and profits in accordance with U.S. federal income tax principles. Accordingly, you should expect to generally treat distributions we make as dividends. For foreign tax credit purposes, dividends will generally be income from sources outside the United States and will generally be “passive” income for purposes of computing the foreign tax credit allowable to you.

If you are a U.S. holder, dividends paid in a currency other than U.S. dollars generally will be includible in your income in a U.S. dollar amount calculated by reference to the exchange rate in effect on the day you receive the dividends, in the case of the preference shares, or the date the depositary receives the dividends, in the case of ADSs. U.S. holders should consult their own tax advisers regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received that is converted into U.S. dollars after it is received.

Capital Gains

Subject to the discussion below under the heading “Passive Foreign Investment Company Considerations,” if you are a U.S. holder and you sell or otherwise dispose of your preference shares or ADSs, you will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the amount that you realize and your tax basis in your preference shares or ADSs. Capital gain of a non-corporate U.S. holder is generally taxed at preferential rates where the holder has a holding period of greater than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Passive Foreign Investment Company Considerations

A non-United States corporation will be a passive foreign investment company (a “PFIC”) for any taxable year if either (1) 75% or more of its gross income in the taxable year is passive income or (2) 50% or more of the average value of its assets in the taxable year produces, or is held for the production of, passive income. Based on our audited financial statements and relevant market and shareholder data, we believe that we were not treated as a PFIC for U.S. federal income tax purposes with respect to our 2020 or 2021 taxable years. In addition, based on our audited financial statements and current expectations regarding the value and nature of our assets, the sources and nature of our income, and relevant market and shareholder data, we do not anticipate becoming a PFIC for our current taxable year or in the foreseeable future. However, since our status as a PFIC for any taxable year depends on the composition of our income and assets (and the market value of such assets) from time to time, there can be no assurance that we will not be considered a PFIC for any taxable year. If we were considered a PFIC for any taxable year during which you hold preference shares or ADSs, you could be subject to unfavorable tax consequences, including significantly more tax upon a disposition of such preference shares or ADSs or upon receipt of certain dividends from us. In addition, U.S. persons who own PFIC stock generally must annually file IRS form 8621, and may be required to file other IRS forms. A failure to file one or more of these forms as required may toll the running of the statute of limitations in respect of each of the taxable years for which such form is required to be filed. As a result, the taxable years with respect to which the U.S. person fails to file the form may remain open to assessment by the IRS indefinitely, until the form is filed.

Non-U.S. Holders

This subsection describes the tax consequences to a non-U.S. holder of owning and disposing of preference shares, ADSs or debt securities. You are a U.S. alien holder if you are a beneficial owner of a preference share, ADS or debt security and you are, for U.S. federal income tax purposes:

•	an individual;

•	a corporation; or

•	an estate or trust, that in each case is not a U.S. holder.

Interest on Debt Securities and Dividends on Preference Shares or ADSs. If you are a non-U.S. holder, subject to the discussions below under “—Information Reporting and Backup Withholding” and “—FATCA,” interest paid to you with respect to debt securities and dividends paid to you in respect of your preference shares or ADSs will not be subject to U.S. federal income tax, including withholding tax. However, to receive this exemption a non-U.S. holder may be required to satisfy certification requirements, described below under “—Information Reporting and Backup Withholding,” to establish that it is not a U.S. holder.

Disposition of the Preference Shares, ADSs or Debt Securities. If you are a non-U.S. holder, subject to the discussions below under “—Information Reporting and Backup Withholding,” you generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or retirement of your preference share, ADS or debt security.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year are generally required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. U.S. holders who fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. The preference shares, ADSs and debt securities may be subject to these rules. Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the preference shares, ADSs and debt securities.

Foreign Account Tax Compliance Withholding

Certain non-U.S. financial institutions must comply with information reporting requirements or certification requirements in respect of their direct and indirect United States shareholders and/or United States accountholders to avoid becoming subject to withholding on certain payments. We and other non-U.S. financial institutions may accordingly be required to report information to the Internal Revenue Service regarding the holders of preference shares, ADSs and debt securities and to withhold at a 30% rate on a portion of payments under the preference shares, ADSs and debt securities to certain holders that fail to comply with the relevant information reporting requirements (or hold the preference shares, ADSs and/or debt securities directly or indirectly through certain non-compliant intermediaries), if those payments are treated as “foreign passthru payments.” Under current regulations, the term “foreign passthru payments” is not defined, and it is not clear whether or to what extent payments on under the preference shares, ADSs and debt securities may be subject to this withholding tax. However, the IRS has indicated that it will not apply withholding tax to any foreign passthru payments made prior to two years after the date on which final regulations on this issue are published. Moreover, in the case of debt securities, such withholding would only apply to securities issued or materially modified at least six months after the date on which final regulations implementing such rule are enacted.

If such withholding is required, we will not be required to pay any additional amounts with respect to any such amounts withheld. Holders are urged to consult their tax advisers regarding the application of such withholding tax to their ownership of the preference shares, ADSs or debt securities.

Information Reporting and Backup Withholding

In general, if you are a non-corporate U.S. holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to payments of principal, any premium and interest, and the accrual of OID on a debt security and dividends or other taxable distributions with respect to a preference share or an ADS within the United States, and the payment of proceeds to you from the sale of preference shares, ADSs or debt securities effected at a U.S. office of a broker.

Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or (in the case of interest or dividend payments) are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

If you are a non-U.S. holder, you are generally exempt from backup withholding and information reporting requirements with respect to payments made to you outside the United States by us or another non-U.S. payor. You are also generally exempt from backup withholding and information reporting requirements in respect of payments made within the United States and the payment of the proceeds from the sale of preference shares, ADSs or debt securities effected at a U.S. office of a broker, as long as either (i) the payor or broker does not have actual knowledge or reason to know that you are a U.S. person and you have furnished a valid Internal Revenue Service Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-U.S. person, or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale of preference shares, ADSs or debt securities effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the U.S. Internal Revenue Service.

United Kingdom Taxation of Debt Securities

Introduction

The following is a summary of the United Kingdom withholding and other tax considerations at the date hereof with respect to the acquisition, ownership and disposition of the Debt Securities by persons who are the absolute beneficial owners of their Debt Securities and who are neither (a) resident in the United Kingdom for United Kingdom tax purposes nor (b) hold the Securities in connection with any trade or business carried on in the United Kingdom through any branch, agency or permanent establishment in the United Kingdom. It is based upon the opinion of Clifford Chance LLP, our United Kingdom solicitors. This summary relates only to the position of persons who are absolute beneficial owners of the Debt Securities and may not apply to certain classes of persons, such as dealers in securities.

The summary is based on current law and the practice of Her Majesty’s Revenue and Customs (“HMRC”), which may not be binding on HMRC, and in each case may be subject to change, sometimes with retrospective effect.

The following is a general guide for information purposes and should be treated with appropriate caution. It is not intended as tax advice and it does not purport to describe all of the tax considerations that may be relevant to a prospective purchaser. If you are in any doubt as to your tax position you should consult professional advisers. You should consult your own tax advisors concerning the consequences of acquiring, owning and disposing of the Debt Securities in your particular circumstances, including the applicability and effect of the Treaty. You should be aware that the particular terms of any particular series of Debt Securities as specified in the applicable prospectus supplement may affect the tax treatment of those Debt Securities.

This summary assumes that the Debt Securities will not be issued or transferred to any depositary receipt system.

The following summary of the United Kingdom withholding tax position assumes that the Debt Securities are not hybrid capital instruments and does not consider the tax consequences of payments in connection with the hybrid capital instruments. If any Debt Securities issued are expected to constitute hybrid capital instruments, the tax treatments will be disclosed in the relevant supplemental prospectus.

Payments of Interest

Where interest on the Debt Securities has a United Kingdom source for United Kingdom tax purposes, Debt Securities that carry a right to interest will constitute “quoted Eurobonds” within the meaning of Section 987 of the Income Tax Act 2007 (the “ITA”) provided they are and continue to be listed on a “recognized stock exchange” within the meaning of Section 1005 of the ITA for the purposes of Section 987 of the ITA or admitted to trading on a “multilateral trading facility” operated by a regulated recognized stock exchange (within the meaning of sections 987 and 1005 of the ITA). Whilst the Debt Securities are and continue to be quoted Eurobonds, payments of interest by the Issuer on the Debt Securities may be made without withholding or deduction for or on account of United Kingdom income tax.

The NYSE is a “recognized stock exchange” for these purposes and accordingly the Debt Securities will constitute quoted Eurobonds provided that they are and continue to be listed officially in the United States and are admitted to trading on the main market of the NYSE.

In addition to the exemption described above, interest on the Debt Securities may be paid without withholding or deduction for or on account of United Kingdom income tax so long as:

(i)

the issuer of the Debt Securities is authorized for the purposes of the United Kingdom Financial Services and Markets Act 2000 (“FSMA”) and its business consists wholly or mainly of dealing in financial instruments (as defined by section 984 of the ITA) as principal and so long as such payments are made by the issuer of the Debt Securities in the ordinary course of that business. Barclays Bank PLC is currently authorized for the purposes of FSMA.

(ii)

the interest on the Debt Securities is paid by a “bank” (as defined in section 991 of the ITA) in the ordinary course of its business. Barclays Bank PLC is currently a “bank” for the purposes of Section 991 of the ITA.

In all cases falling outside the above, interest on the Debt Securities may fall to be paid under deduction of United Kingdom income tax at the basic rate (currently 20%). However, such withholding or deduction will not apply if the relevant interest is paid on Debt Securities with a maturity of less than one year from the date of issuance and which are not issued under a scheme of arrangements the effect or intention of which is, to render such Debt Securities part of a borrowing with a total term of a year or more.

Where interest has been paid under deduction of United Kingdom income tax, holders who are not resident in the United Kingdom may be able to recover all or part of the tax deducted if there is an appropriate provision in any applicable double taxation treaty.

Payments made in respect of the Debt Securities may be subject to United Kingdom tax by direct assessment even where such payments are paid without withholding or deduction. However, as regards a holder of Debt Securities who is not resident in the United Kingdom for United Kingdom tax purposes, payments made in respect of the Debt Securities without withholding or deduction will generally not be subject to United Kingdom tax provided that the relevant holder does not carry on a trade, profession or vocation in the United Kingdom through a branch or agency or (in the case of a company) carry on a trade or business in the United Kingdom through any permanent establishment in the United Kingdom in each case in connection with which the interest is received or to which the Debt Securities are attributable, in which case (subject to exemptions for interest received by certain categories of agent) United Kingdom tax may be levied on the United Kingdom branch or agency, or permanent establishment.

The references to “interest” above mean “interest” as understood in United Kingdom tax law. The statements above do not take any account of any different definitions of “interest” or “principal” which may prevail under any other law or which may be created by the terms and conditions of the Debt Securities or any related documentation. Holders should seek their own professional advice as regards the withholding tax treatment of any payment on the Debt Securities which does not constitute “interest” or “principal” as those terms are understood in United Kingdom tax law. Where a payment on a security does not constitute (or is not treated as) interest for United Kingdom tax purposes, and the payment has a United Kingdom source, it would potentially be subject to United Kingdom withholding tax if, for example, it constitutes (or is treated as) an annual payment or a manufactured payment for United Kingdom tax purposes (which will be determined by, amongst other things, the terms and conditions specified by the particular terms of a particular series of Debt Securities). In such a case, the payment may fall to be made under deduction of United Kingdom tax (the rate of withholding depending on the nature of the payment), subject to such relief as may be available.

Where Debt Securities are issued at an issue price of less than 100 per cent of their principal amount, any discount element on any such Debt Securities will not generally be subject to any United Kingdom withholding tax pursuant to the provisions mentioned above.

The above description of the United Kingdom withholding tax position assumes that there will be no substitution of an issuer and does not consider the tax consequences of any such substitution.

Disposal (Including Redemption)

A holder of Debt Securities who is not resident in the United Kingdom will not be liable to United Kingdom taxation in respect of a disposal (including redemption) of the Debt Securities, any gain accrued in respect of the Debt Securities or any change in the value of the Debt Securities unless the holder carries on a trade, profession or vocation in the United Kingdom through a branch or agency or, in the case of a company, through a permanent establishment and the Debt Securities were used in or for the purposes of this trade, profession or vocation or acquired for the use by or for the purposes of the branch or agency or permanent establishment.

Where Debt Securities are to be, or may fall to be, redeemed at a premium, as opposed to being issued at a discount, then any such element of premium may constitute a payment of interest. Payments of interest are subject to United Kingdom withholding tax as outlined above.

Inheritance tax

Where the Debt Securities are not situate in the United Kingdom, beneficial owners of such Debt Securities who are individuals not domiciled in the United Kingdom will not be subject to United Kingdom inheritance tax in respect of the Debt Securities. “Domicile” usually has an extended meaning in respect of United Kingdom inheritance tax, so that a person who has been resident for tax purposes in the United Kingdom for a certain period of time will be regarded as domiciled in the United Kingdom.

Where the Debt Securities are situate in the United Kingdom, beneficial owners of such Debt Securities who are individuals may be subject to United Kingdom inheritance tax in respect of such Debt Securities on the death of the individual or, in some circumstances, if the Debt Securities are the subject of a gift, including a transfer at less than full market value, by that individual. United Kingdom inheritance tax is not generally chargeable on gifts to individuals made more than seven years before the death of the donor. Subject to limited exclusions, gifts to settlements (which would include, very broadly, private trust arrangements) or to companies may give rise to an immediate United Kingdom inheritance tax charge. Debt Securities held in settlements may also be subject to United Kingdom inheritance tax charges periodically during the continuance of the settlement, on transfers out of the settlement or on certain other events. Investors should take their own professional advice as to whether any particular arrangements constitute a settlement for United Kingdom inheritance tax purposes.

Exemption from or reduction in any United Kingdom inheritance tax liability may be available for U.S. holders under the double tax convention between the United Kingdom and the U.S. on taxes on estates, gifts and inheritance (the “Estate Tax Treaty”) made between the United Kingdom and the United States.

Generally under United Kingdom domestic law a registered security is situate where it is registered and a bearer security is situate where the bearer security is located. However, this is subject to provisions of any applicable double tax treaty. You should consult professional advisers if you are in any doubt as to your liability to United Kingdom inheritance tax.

Stamp Duty

Issue of securities

No United Kingdom stamp duty will generally be payable on the issue of Debt Securities provided that, in the case of bearer Debt Securities, a statutory exemption applies, such as the exemption for the Debt Securities which constitute “loan capital” for the purposes of section 78(7) of the Finance Act 1986 (see below) or which are denominated in a currency other than sterling.

Transfers of securities

No liability for United Kingdom stamp duty will arise on a transfer of, or an agreement to transfer, full legal and beneficial ownership of the Debt Securities, provided that the Debt Securities constitute “exempt loan capital.” Broadly, “exempt loan capital” is “loan capital” for the purposes of section 78(7) of the Finance Act 1986 which does not carry or (in the case of (ii), (iii) and (iv) below) has not at any time prior to the relevant transfer or agreement carried any of the following rights:

(i) a right of conversion into shares or other securities, or to the acquisition of shares or other securities, including loan capital of the same description;

(ii) a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the capital;

(iii) a right to interest the amount of which falls or has fallen to be determined to any extent by reference to the results of, or of any part of, a business or to the value of any property; or

(iv) a right on repayment to an amount which exceeds the nominal amount of the capital and is not reasonably comparable with what is generally repayable (in respect of a similar nominal amount of capital) under the terms of issue of loan capital listed in the Official List of the FCA.

Even if a security does not constitute exempt loan capital (a “Non-Exempt Security”), no United Kingdom stamp duty will arise on transfer of the security if the security is held within a clearing system and the transfer is effected by electronic means, without executing any written transfer of, or written agreement to transfer, the security.

Where a Non-Exempt Security is transferred by means of a written instrument, or a written agreement is entered into to transfer an interest in the security where such interest falls short of full legal and beneficial ownership of the security, the relevant instrument or agreement may be liable to United Kingdom stamp duty (at the rate of 0.5% of the consideration, rounded up if necessary to the nearest multiple of £5). If the relevant instrument or agreement is executed and retained outside the United Kingdom at all times, no United Kingdom stamp duty should, in practice, need to be paid on such document.

However, in the event that the relevant document is executed in or brought into the United Kingdom for any purpose, then United Kingdom stamp duty may be payable. Interest may also be payable on the amount of such stamp duty, unless the document is duly stamped within 30 days after the day on which it was executed. Penalties for late stamping may also be payable on the stamping of such document (in addition to interest) unless the document is duly stamped within 30 days after the day on which it was executed or, if the instrument was executed outside the United Kingdom, within 30 days of it first being brought into the United Kingdom.

However, no United Kingdom stamp duty will be payable on any such written transfer, or written agreement to transfer, if the amount or value of the consideration for the transfer is £1,000 or under, and the document contains a statement that the transfer does not form part of a larger transaction or series of transactions in respect of which the amount or value, or aggregate amount or value, of the consideration exceeds £1,000.

In addition to the above, if a Non-Exempt Security is in registered form, and the security is transferred, or agreed to be transferred, to a clearance service provider or its nominee, United Kingdom stamp duty may be chargeable (at the rate of 1.5% of the consideration for the transfer or, if none, of the value of the relevant security, rounded up if necessary to the nearest multiple of £5) on any document effecting, or containing an agreement to effect, such a transfer (although see below, under “—Court of Justice of the European Union Decision”).

If a document is subject to stamp duty, it may not be produced in civil proceedings in the United Kingdom, and may not be available for any other purpose in the United Kingdom, until the United Kingdom stamp duty (and any interest and penalties for late stamping) have been paid.

Redemption of securities

No United Kingdom stamp duty will generally be payable on the redemption of the Debt Securities, provided no issue or transfer of shares or other securities is effected upon or in connection with such redemption.

Stamp Duty Reserve Tax

Issue of securities

No United Kingdom stamp duty reserve tax will be payable on the issue of the Debt Securities unless the Debt Securities are issued directly to the provider of a clearance service or its nominee. In that case, United

Kingdom stamp duty reserve tax may be chargeable at the rate of 1.5% of the issue price of the Debt Securities (although see below, under “—Court of Justice of the European Union Decision”). This charge may arise unless either (a) a statutory exemption is available or (b) the clearance service has made an election under section 97A of Finance Act 1986 which applies to the Debt Securities. A statutory exemption from the charge will be available:

(i) if the securities constitute “exempt loan capital”; or

(ii) for certain bearer securities provided certain conditions are satisfied.

If this charge arises, the clearance service operator or its nominee will strictly be accountable for the stamp duty reserve tax, but in practice it will generally be reimbursed by participants in the clearance service.

Transfers of securities

No United Kingdom stamp duty reserve tax will be chargeable on the transfer of, or on an agreement to transfer, full legal and beneficial ownership of a security which constitutes “exempt loan capital.”

If a Debt Security is a “Non-Exempt Security,” United Kingdom stamp duty reserve tax (at the rate of 0.5% of the consideration) may be chargeable on an unconditional agreement to transfer the Debt Security. An exemption from the charge is available for certain securities in bearer form, provided certain conditions are satisfied. In addition, an exemption from the charge will be available if the Debt Securities are held within a clearance service, provided the clearance service has not made an election pursuant to section 97A of the Finance Act 1986 which applies to the relevant Debt Securities.

Any liability to United Kingdom stamp duty reserve tax which arises on such an agreement may be removed if a transfer is executed pursuant to the agreement and either no United Kingdom stamp duty is chargeable on that transfer or the transfer is duly stamped within the prescribed time limits. Where United Kingdom stamp duty reserve tax arises, subject to certain exceptions, it is normally the liability of the purchaser or transferee of the Debt Securities. In addition to the above, stamp duty reserve tax may be chargeable (at the rate of 1.5% of the consideration for the transfer or, if none, of the value of the relevant security) on the transfer of a Non-Exempt Security to the provider of a clearance service or its nominee (although see below, under “—Court of Justice of the European Union Decision”). This charge will arise unless either (a) a statutory exemption is available or (b) the clearance service has made an election under section 97A of Finance Act 1986 which applies to the relevant Debt Securities. If this charge arises, the clearance service operator or its nominee will strictly be accountable for the stamp duty reserve tax, but in practice it will generally be reimbursed by participants in the clearance service.

Redemption of securities

No United Kingdom stamp duty reserve tax will generally be payable on the redemption of the Debt Securities, provided no issuance or transfer of shares or other securities is effected upon or in connection with such redemption.

Court of Justice of the European Union Decision

The Court of Justice of the European Union (“CJEU”) gave its decision in the case of HSBC Holdings plc, Vidacos Nominees Ltd v. The Commissioners of Her Majesty’s Revenue & Customs (Case C – 596/07) on October 1, 2009. In summary, it stated that the 1.5% charge to United Kingdom stamp duty reserve tax on the issuance of shares to a clearance service is incompatible with the Council Directive 69/335/EEC (the “EC Capital Duty Directive”).

On April 27, 2012, following the decision of the First Tier Tribunal (Tax Chamber) in HSBC Holdings PLC and The Bank of New York Mellon Corporation v. The Commissioners for Her Majesty’s Revenue & Customs [2012] UKFTT 163 (TC), HMRC announced that the 1.5% stamp duty reserve tax charge is no longer applicable to the issuance of United Kingdom shares and securities to clearance services or depositary receipt systems anywhere in the world.

The CJEU made no express comment with respect to the compatibility with EC law of the 1.5% United Kingdom stamp duty reserve tax charge on the transfer of existing securities to (as opposed to issuance of new securities into) a clearance system. The position, in this regard, is therefore unclear, although HMRC’s view is that both the 1.5% United Kingdom stamp duty and depositary receipt systems charges continue to apply to the transfer of shares and securities to clearance services that are not an integral part of an issuance of share capital.

The U.K. has passed legislation, the European Union (Withdrawal) Act 2018, to preserve the effect of the decisions mentioned above following the U.K.’s exit from the European Union and the U.K. Government has previously stated that it does not propose to reintroduce the 1.5% charge.

Specific professional advice should be sought before paying the 1.5% United Kingdom stamp duty reserve tax charge in any circumstances.

United Kingdom Taxation of Preference Shares and ADSs

Certain United Kingdom tax considerations with respect to the preference shares and ADSs will be described in the applicable prospectus supplement.

United Kingdom Taxation of Warrants

Certain United Kingdom tax considerations with respect to the warrants will be described in the applicable prospectus supplement.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

Each fiduciary of a pension, profit-sharing or other employee benefit plan (a “Plan”) subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and any other plans subject to Section 4975 of the Code (also “Plans”) from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons and the Plan fiduciary, unless relief is available under an applicable statutory or administrative exemption. Employee benefit plans and arrangements that are governmental plans (as defined in section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other regulations, rules or laws (“Similar Laws”).

Barclays Bank PLC, Barclays Capital Inc. and certain of their affiliates, among others, may each be considered a party in interest or a disqualified person with respect to many Plans. The acquisition or holding of the securities by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which Barclays Bank PLC, Barclays Capital Inc. or certain of their affiliates is or becomes a party in interest or disqualified person may constitute or result in prohibited transaction under ERISA or Section 4975 of the Code, unless those securities are acquired and held pursuant to an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the securities. These exemptions are:

(1)	PTCE 84-14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

(2)	PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

(3)	PTCE 91-38, an exemption for certain transactions involving bank collective investment funds;

(4)	PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; and

(5)	PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the acquisition and disposition of the securities, provided that neither Barclays Bank PLC, Barclays Capital Inc. nor any of their affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any of the above exemptions (or any other exemption) will be satisfied.

Because of the foregoing, the securities should not be acquired or held by any person investing “plan assets” of any Plan, Plan Asset Entity or Non-ERISA Arrangement, unless the acquisition, holding and disposition of the securities (including through redemption) will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Any purchaser or holder of the securities or any interest in the securities (as well as any person directing such purchaser or holder) will be deemed to have represented by such purchase and holding of the securities that such purchase or holder either (i) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing those securities on behalf of or with “plan assets” of any Plan, Plan Asset Entity or Non-ERISA Arrangement or (ii) any purchase, holding or disposition (including through redemption) will not result in a non-exempt prohibited transaction under the rules described above or a violation of any applicable Similar Laws. Further, any person acquiring or holding the securities on behalf of any Plan or with any plan assets of a Plan shall be deemed to represent on behalf of itself and such Plan that (x) the Plan is paying no more than, and is receiving no less than, adequate consideration within the meaning of Section 408(b)(17) of ERISA in connection with the transaction or any redemption of the securities, (y) neither Barclays Bank PLC, Barclays Capital Inc., or any placement agent, nor any of their affiliates directly or indirectly exercises any discretionary authority or control or renders investment advice or otherwise acts in a fiduciary capacity with respect to the “plan assets” of the Plan involved in the transaction or redemption and (z) in making the foregoing representations and warranties, such person has applied sound business principles in determining whether fair market value will be paid, and has made such determination acting in good faith.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan, Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption, or any other applicable exemption, or the potential consequences of any purchase or holding under applicable Similar Laws.

Purchasers of the securities have exclusive responsibility for ensuring that their acquisition, holding and disposition (including through redemption) of the securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any security to a Plan or a Non-ERISA Arrangement is in no respect a representation by Barclays Bank PLC, Barclays Capital Inc. or any of their affiliates that the investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that the investment is appropriate for a Plan or a Non-ERISA Arrangement generally or any particular Plan or Non-ERISA Arrangement.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the securities, you should consult your legal counsel.

The applicable prospectus supplement and pricing supplement may contain a further discussion of ERISA and Similar Laws.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Initial Offering and Issue of Securities

We may issue all or part of the securities from time to time, on terms determined at that time, through underwriters, dealers and/or agents, directly to purchasers or through a combination of any of these methods. We will set forth in the applicable prospectus supplement:

•	the terms of the offering of the securities;

•	the names of any underwriters, dealers or agents involved in the sale of the securities;

•	the principal amounts of securities any underwriters will subscribe for; and

•	our net proceeds.

If we use underwriters in the issue, they will acquire the securities for their own account and they may effect distribution of the securities from time to time in one or more transactions. These transactions may be at a fixed price or prices, which they may change, or at prevailing market prices, or related to prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or underwriters without a syndicate. Unless the applicable prospectus supplement specifies otherwise, the underwriters’ obligations to subscribe for the securities will depend on certain conditions being satisfied. If the conditions are satisfied, the underwriters will be obligated to subscribe for all of the securities of the series, if they subscribe for any of them. The initial public offering price of any securities and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

If we use dealers in the issue, unless the applicable prospectus supplement specifies otherwise, we will issue the securities to the dealers as principals. The dealers may then sell the securities to the public at varying prices that the dealers will determine at the time of sale.

We may also issue securities through agents we designate from time to time, or we may issue securities directly. The applicable prospectus supplement will name any agent involved in the offering and issue of the securities, and will also set forth any commissions that we will pay. Unless the applicable prospectus supplement indicates otherwise, any agent will be acting on a best efforts basis for the period of its appointment. Agents through whom we issue securities may enter into arrangements with other institutions with respect to the distribution of the securities, and those institutions may share in the commissions, discounts or other compensation received by our agents, may be compensated separately and may also receive commissions from the purchasers for whom they may act as agents.

In connection with the issue of securities, underwriters may receive compensation from us or from subscribers of securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters. Dealers may also receive commissions from the subscribers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the sale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will identify any underwriter or agent, and describe any compensation that we provide.

If the applicable prospectus supplement so indicates, we will authorize underwriters, dealers or agents to solicit offers to subscribe the securities from institutional investors. In this case, the prospectus supplement will also indicate on what date payment and delivery will be made. There may be a minimum amount which an institutional investor may subscribe, or a minimum portion of the aggregate principal amount of the securities which may be issued by this type of arrangement. Institutional investors may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and any other institutions we may approve. The subscribers’ obligations under delayed delivery and payment arrangements will not be subject to any conditions; however, the institutional investors’ subscription of particular securities must not at the time of delivery be prohibited under the laws of any relevant jurisdiction in respect, either of the validity of the arrangements, or the performance by us or the institutional investors under the arrangements.

We may enter into agreements with the underwriters, dealers and agents who participate in the distribution of the securities that may fully or partially indemnify them against some civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, or be affiliates of Barclays PLC and the Barclays Bank Group in the ordinary course of business.

We and our designated agents or dealers, if any, may also use this prospectus in connection with a rescission offer with respect to any securities registered under this registration statement. The accompanying prospectus supplement will describe the terms and conditions of any rescission offer.

Conflicts of Interest

Barclays Capital Inc., an affiliate of Barclays PLC, may participate in one or more offerings of our securities and, as such, may be deemed to have a “conflict of interest” in any such offerings within the meaning of Rule 5121 of the consolidated rulebook of the Financial Industry Regulatory Authority (“FINRA”) (or any successor rule thereto) (“Rule 5121”). Rule 5121 imposes certain requirements when a FINRA member, such as Barclays Capital Inc., distributes an affiliated company’s securities, such as our securities. Barclays Capital Inc. has advised us that each particular offering of securities in which it participates will be conducted in compliance with the provisions of Rule 5121. Barclays Capital Inc. is not permitted to sell securities in any such offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Selling Restrictions

Prohibition of Sales to EEA Retail Investors

Unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents, any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities, including ADSs and ADRs, of any series will represent, warrant and agree that it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available any securities to any retail investor in the European Economic Area. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

•	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

•	a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

•	not a qualified investor as defined in Regulation (EU) 2017/1129 (the “EU Prospectus Regulation”); and

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities or investments to be offered so as to enable an investor to decide to purchase or subscribe for the securities or investments.

EEA Public Offer Selling Restriction Under The EU Prospectus Regulation

If the relevant agreement between us and the underwriters, dealers and/or agents in connection with an offering of securities or any investments representing securities, including ADSs and ADRs, of any series specifies that the restriction set out under “Prohibition of Sales to EEA Retail Investors” above does not apply, and unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents in relation to the distribution of the securities or any investments representing securities, including ADSs or ADRs, of any series and subject to the terms specified in the agreement, in relation to each member state of the European Economic Area (each, a “Member State”), any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities, including ADSs or ADRs, of any series will represent, warrant and agree that it has not made and will not make an offer of any securities or any investments representing securities which are the subject of the offering contemplated by the prospectus as completed by the prospectus supplement in relation thereto to the public in that Member State except that it may, with effect from and including the relevant implementation date, make an offer of the securities to the public in that Member State:

•	at any time to any legal entity which is a qualified investor as defined in the EU Prospectus Regulation;

•

at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Regulation), subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by Barclays Bank PLC for any such offer; or

•	at any time in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation,

provided that no such offer of securities referred to in the bullet points above shall require us or any underwriter, dealer and/or agent to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation.

The expression “an offer of any securities or any investments representing securities to the public” in relation to such securities or investments in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities or investments to be offered so as to enable an investor to decide to purchase or subscribe the securities or investments.

Selling Restrictions Addressing United Kingdom Securities Laws

Unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents in relation to the distribution of the securities or any investments representing securities, including ADSs or ADRs, of any series and subject to the terms specified in the agreement, any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities, including ADSs or ADRs, of any series will confirm and agree that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”) received by it in connection with the issue or sale of any securities or any investments representing securities, including ADSs or ADRs, in circumstances in which Section 21(1) of the FSMA would not, if we were not an “authorized person” under the FSMA, apply to us; and

•

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities, or any investments representing securities, including ADSs and ADRs in, from or otherwise involving the United Kingdom.

Prohibition of sales to U.K. Retail Investors

Unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents, any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities of any series will represent, warrant and agree that it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available any securities to any retail investor in the United Kingdom. For the purposes of this provision:

(a) the expression retail investor means a person who is one (or more) of the following:

(i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law of the U.K. by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or

(ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law of the U.K. by virtue of the EUWA; or

(iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law of the U.K. by virtue of the EUWA (the “U.K. Prospectus Regulation”); and

(b) the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

Public Offer Selling Restriction under the U.K. Prospectus Regulation

If the relevant agreement between us and the underwriters, dealers and/or agents in connection with an offering of securities or any investments representing securities of any series specifies that the restriction set out under “Prohibition of Sales to U.K. Retail Investors” above does not apply, and unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents in relation to the distribution of the securities or any investments representing securities, including ADSs or ADRs, of any series and subject to the terms specified in the agreement in relation to the U.K., any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities, including ADSs or ADRs, of any series will represent, warrant and agree that it has not made and will not make an offer of any securities or any investments representing securities which are the subject of the offering contemplated by the prospectus as completed by the prospectus supplement in relation thereto to the public in the United Kingdom, except that it may make an offer of such securities to the public in the United Kingdom:

(A) at any time to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

(B) at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation) in the United Kingdom subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the Issuer for any such offer; or

(C) at any time in any other circumstances falling within section 86 of the FSMA,

provided that no such offer of securities referred to in (A) to (C) above shall require us or any underwriter, dealer and/or agent to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression “an offer of any securities or any investments representing securities to the public” in relation to such securities or investments in the U.K. means the communication in any form and by any means of sufficient information on the terms of the offer and the securities or investments to be offered so as to enable an investor to decide to purchase or subscribe for the securities or investments.

Market-Making Resales

This prospectus may be used by an affiliate of Barclays Bank PLC in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, such affiliate may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, such affiliate may act as principal, or agent, including as agent for the counterparty in a transaction in which such affiliate acts as principal, or as agent for both counterparties in a transaction in which such affiliate does not act as principal. Such affiliate may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

The indeterminate aggregate initial offering price relates to the initial offering of the securities described in the prospectus supplement. This amount does not include securities sold in market-making transactions. The latter include securities to be issued after the date of this prospectus, as well as securities previously issued.

Barclays Bank PLC may receive, directly or indirectly, all or a portion of the proceeds of any market-making transactions by its affiliates.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may choose not to list a particular series of securities on a securities exchange or quotation system. We have been advised by Barclays Capital Inc. that it intends to make a market in the securities, and any underwriters to whom we sell securities for public offering or broker-dealers may also make a market in those securities. However, neither Barclays Capital Inc. nor any underwriter or broker-dealer that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the securities.

Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus or any accompanying prospectus supplement, the terms “this offering” means the initial offering of securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

SERVICE OF PROCESS AND

ENFORCEMENT OF LIABILITIES

We are an English public limited company. A majority of our directors and executive officers and a number of the experts named in this document are non-residents of the United States. All or a substantial portion of the assets of those persons are located outside the United States. Most of our assets are located outside of the United States. As a result, it may not be possible for you to effect service of process within the United States upon those persons or to enforce against them judgments of U.S. courts based upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Clifford Chance LLP, that there is doubt as to the enforceability in the United Kingdom, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely upon the federal securities laws of the United States.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act. Accordingly, we file reports and other information with the SEC.

The SEC maintains an internet site at http://www.sec.gov that contains reports and other information we file electronically with the SEC. These reports and other information may also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which some of our securities are listed.

We will furnish to the debt trustee and warrant trustee referred to under “Description of Debt Securities” and “Description of Warrants” annual reports, which will include a description of operations and annual audited consolidated financial statements prepared in accordance with IFRS. We will also furnish to the debt trustee and warrant trustee interim reports that will include unaudited interim summary consolidated financial information prepared in accordance with IFRS. We will furnish to the debt trustee and warrant trustee all notices of meetings at which holders of securities are entitled to vote, and all other reports and communications that are made generally available to those holders.

FURTHER INFORMATION

We have filed with the SEC a registration statement on Form F-3 with respect to the securities offered with this prospectus. This prospectus is a part of that registration statement and it omits some information that is contained in the registration statement. You can access the registration statement together with exhibits on the internet site maintained by the SEC at http://www.sec.gov in order to obtain that additional information about us and about the securities offered with this prospectus.

VALIDITY OF SECURITIES

If stated in the prospectus supplement applicable to a specific issuance of debt securities or warrants, the validity of such securities under New York law may be passed upon for us by our U.S. counsel, Cleary Gottlieb Steen & Hamilton LLP. If stated in the prospectus supplement applicable to a specific issuance of debt securities or warrants, the validity of such securities under English law may be passed upon by our English solicitors, Clifford Chance LLP. Cleary Gottlieb Steen & Hamilton LLP may rely on the opinion of Clifford Chance LLP as to all matters of English law and Clifford Chance LLP may rely on the opinion of Cleary Gottlieb Steen & Hamilton LLP as to all matters of New York law. If stated in the prospectus supplement applicable to a specific issuance of certain senior debt securities, the validity of such senior debt securities under New York law may be passed upon for us by our special U.S. products counsel, Davis Polk & Wardwell LLP. If stated in the prospectus supplement applicable to a specific issuance of certain senior debt securities, the validity of such senior debt securities under English law may be passed upon by our English counsel, Davis Polk & Wardwell London LLP. Davis Polk & Wardwell LLP may rely on the opinion of Davis Polk & Wardwell London LLP as to all matters of English law. If this prospectus is delivered in connection with an underwritten offering, the validity of the debt securities or warrants may be passed upon for the underwriters by United States and English counsel for the underwriters specified in the related prospectus supplement.

EXPERTS

The consolidated financial statements of Barclays Bank PLC as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, have been incorporated in this prospectus in reliance on the report of KPMG LLP (“KPMG”), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commission and expenses reimbursed by us, to be incurred in connection with a distribution of an assumed amount of $1,000,000,000 of securities registered under this Registration Statement:

Securities and Exchange Commission registration fee	92,700	(1)(2)
Printing expenses	25,000
Legal fees and expenses	140,000
Accountants’ fees and expenses	50,000
Trustee fees and expenses	15,000
Miscellaneous	15,000

Total	$337,700

(1)	Deferred in accordance with Rule 456(b) and 457(r) under the Securities Act. See Exhibit 107 (Filing Fee Table).
(2)	Assuming a maximum aggregate offering price of 100.00% and based on the current fee rate of $92.70 per $1,000,000.

Barclays Bank PLC

Rescission Offer

Prospectus Supplement

August 1, 2022

(to Prospectus dated May 23, 2022)

INDEX TO EXHIBITS

Number		Description

107	—	Filing Fee Table